As filed with the Securities and Exchange Commission on July 30, 2010
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Jacksonville Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Florida	6022	59-3472981
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Price W. Schwenck, Chief Executive Officer
Jacksonville Bancorp, Inc.
100 North Laura Street
Suite 1000
Jacksonville, Florida 32202
(904) 421-3040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Halcyon E. Skinner McGuireWoods LLP 50 North Laura Street Suite 3300 Jacksonville, Florida 32202 Telephone: (904) 798-2626	A. George Igler Richard Pearlman Igler & Dougherty, P.A. 2457 Care Drive Tallahassee, Florida 32308 Telephone: (850) 878-2411

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price per Share	Proposed Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	260,000	Not Applicable	$2,303,000	$168.35

(1)  Represents the estimated maximum number of shares of common stock of Jacksonville Bancorp, Inc. (“JBI”) to be issued in connection with the Merger.

(2)  Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and computed pursuant to Rule 457(f) and 457(c) of the Securities Act. The proposed maximum aggregate offering price of JBI’s common stock was calculated based upon the market value of shares of Atlantic BancGroup, Inc. (“ABI”) common stock (the securities to be canceled in the merger) in accordance with Rule 457(c) under the Securities Act as follows: (i) the product of (A) $2.31, the average of the high and low prices per share of ABI common stock as reported on NASDAQ on July 26, 2010 and (B) 1,300,000, the estimated maximum number of shares of ABI common stock which may be canceled in the merger, less (ii) the amount of cash to be paid by JBI in exchange for shares of ABI common stock (which equals $700,000).

(3)  Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $71.30 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Registration No. 333-_________

The information in this proxy statement/prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2010

PROXY STATEMENT OF ATLANTIC BANCGROUP, INC.	PROSPECTUS OF JACKSONVILLE BANCORP, INC.
PROPOSED MERGER- YOUR VOTE IS VERY IMPORTANT

The boards of directors of Atlantic BancGroup, Inc. (“ABI”) and Jacksonville Bancorp, Inc. (“JBI”) have each unanimously approved a transaction that will result in the merger of ABI with and into JBI (the “Merger”), with JBI remaining as the surviving entity, according to the terms of an Agreement and Plan of Merger dated May 10, 2010, which we refer to as the “Merger Agreement.”  Before we complete the Merger, the shareholders of ABI must approve the Merger Agreement and the Merger.  ABI shareholders will vote to approve the Merger Agreement and the transactions contemplated thereby at a Special Meeting of Shareholders to be held on                              , 2010 (the “ABI Special Meeting”).  JBI shareholders are not required to approve the Merger Agreement or the Merger.

The Merger is contingent upon, among other things, (i) the satisfaction of the closing conditions to the sale by JBI of 3 million shares of its common stock for $30.0 million (the “Stock Purchase”) to accredited investors (the “Investors”) pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) dated May 10, 2010 by and among JBI and the Investors, and (ii) approval by JBI shareholders of the Stock Purchase and the amendment and restatement of JBI’s articles of incorporation.

If the Merger is completed, ABI shareholders will have the right to receive 0.2 shares of JBI common stock and approximately $0.56112 in cash for each share of ABI common stock held.  The exact total number of shares of JBI common stock to be issued in the Merger will depend on the total number of shares of ABI common stock outstanding immediately prior to the effective time of the Merger.  The exact amount of cash consideration to be issued in the Merger to each ABI shareholder will be the pro rata portion of $700,000, which represents the net proceeds of the sale by Oceanside Bank on June 30, 2010 of certain assets, calculated based on the number of shares of ABI common stock outstanding immediately prior to the effective time of the Merger, as contemplated in the Merger Agreement.  If the Merger and the Stock Purchase are completed, the shareholders of ABI, the current shareholders of JBI and the Investors will own approximately 5%, 35% and 60%, respectively, of JBI’s outstanding common stock following the transactions, assuming that 249,503 shares of JBI common stock are issued to ABI shareholders in the Merger.   The common stock of JBI trades on The NASDAQ Stock Market under the ticker symbol “JAXB.”

Approval of the Merger requires bank regulatory approvals and the affirmative vote of the holders of 70% of the shares of ABI common stock issued and outstanding on                              , 2010, which is the record date for the ABI Special Meeting.  The directors of ABI, through a stockholders agreement, have agreed to vote their shares of ABI common stock in favor of the Merger, subject to certain exceptions.  The directors of ABI collectively beneficially own approximately 14.5% of the issued and outstanding shares of ABI common stock.

The ABI board of directors unanimously recommends the Merger and believes that the combination of the two companies is advisable and in the best interests of its shareholders based upon the analysis, investigation and deliberation conducted by ABI.

You should read this entire proxy statement/prospectus, including the annexes hereto and the documents incorporated by reference herein, carefully because they contain important information about the Merger and the related transactions.  In particular, you should read carefully the information under the section entitled “Risk Factors” beginning on page 23.

The shares of JBI common stock to be issued to ABI’s shareholders in the Merger are not deposits or savings accounts or other obligations of any bank or savings association, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger described in this proxy statement/prospectus or the JBI common stock to be issued in connection with the Merger, or passed upon the adequacy or accuracy of this proxy statement/prospectus.  Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated                                  , 2010 and is first being mailed to the shareholders of ABI on or about                                  , 2010.

ATLANTIC BANCGROUP, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be Held on                        , 2010

DEAR ATLANTIC BANCGROUP, INC. SHAREHOLDER:

You are cordially invited to attend the Special Meeting of Shareholders of Atlantic BancGroup, Inc. (“ABI”), which will be held at                   located at                  , on                  , 2010, beginning at                   a.m./p.m., local time (the “ABI Special Meeting”).

At the ABI Special Meeting, you will be asked to consider and vote upon the following matters:

•
To approve the Agreement and Plan of Merger dated May 10, 2010 (the “Merger Agreement”) and the transactions contemplated thereby including, among other things, the merger of ABI with and into Jacksonville Bancorp, Inc. with Jacksonville Bancorp, Inc. remaining as the surviving entity.

•
To approve a proposal to grant discretionary authority to the persons named as proxies to adjourn the ABI Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the ABI Special Meeting to approve the Merger Agreement and the Merger.

These proposals are described more fully in the attached proxy statement/prospectus. You should carefully review all of the information set forth in the attached proxy statement/prospectus, including without limitation, the matters discussed under “Risk Factors.” Only ABI shareholders of record at the close of business on                  , 2010, are entitled to notice of, and to vote at, the ABI Special Meeting or any adjournment of the ABI Special Meeting. At the close of business on                  , 2010, there were                   shares of ABI common stock outstanding and entitled to vote.

Whether you expect to attend the ABI Special Meeting in person or not, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the ABI Special Meeting by signing and dating the proxy card and mailing it promptly in the enclosed envelope, which requires no postage if mailed in the United States. Returning a signed proxy card will not prevent you from attending the ABI Special Meeting and voting in person if you wish to do so.

A holder of ABI common stock who complies with the provisions of Florida law relating to appraisal rights applicable to the Merger is entitled to assert appraisal rights under the Florida appraisal rights law, a copy of which is attached as Annex B to this document.

Whether you attend the ABI Special Meeting or not, you may revoke a previously granted proxy at any time before it is voted by submitting to ABI’s Corporate Secretary a duly executed revocation of proxy bearing a later date or a new, later-dated proxy card for the same shares, or by appearing and voting in person at the ABI Special Meeting. You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy. Attendance at the ABI Special Meeting without voting will not itself revoke a proxy.

The affirmative vote of the holders of at least 70% of the shares of ABI common stock outstanding on  , 2010 is required for the approval of Proposal No. 1 regarding approval of the Merger Agreement and the transactions contemplated in the Merger Agreement, including the Merger. The affirmative vote of the holders of a majority of the shares of ABI common stock entitled to vote at the ABI Special Meeting that are present in person or represented by proxy and actually cast on the proposal at the ABI Special Meeting is required to approve Proposal No. 2.

The board of directors of ABI unanimously recommends that you vote “FOR” each of the proposals described in the attached materials.

By Order of the Board of Directors

Very truly yours,

David L. Young
Corporate Secretary
, 2010

WHERE YOU CAN FIND MORE INFORMATION

This document, which is sometimes referred to as this “proxy statement/prospectus” constitutes a proxy statement of ABI with respect to the solicitation of proxies for the ABI Special Meeting and a prospectus of JBI for the shares of common stock that JBI will issue to ABI’s shareholders in the Merger.

JBI filed a registration statement on Form S-4 to register with the Securities and Exchange Commission (or the “SEC”) the shares that JBI will issue to ABI’s shareholders in the Merger. This proxy statement/prospectus constitutes a part of that registration statement on Form S-4.  For further information about JBI, you should review the registration statement filed with the SEC.

JBI and ABI file annual, quarterly and current reports, proxy statements and other information with the SEC required to be filed by them as reporting companies under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  You may read and copy any materials that JBI and ABI file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. You should call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  In addition, the SEC maintains an Internet site at www.sec.gov that contains the reports, proxy and information statements, and other information that JBI and ABI file with the SEC.  You may also obtain free copies of the documents that (i) JBI files with the SEC by going to the Investor Relations section of JBI’s website, www.jaxbank.com or by contacting Valerie A. Kendall, Chief Financial Officer, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202, Telephone: (904) 421-3040, and (ii) ABI files with the SEC by going to the Stockholder Relations section of ABI’s website, www.oceansidebank.com or by contacting David L. Young, Chief Financial Officer, Atlantic BancGroup, Inc., 1315 South Third Street, Jacksonville Beach, Florida 32250, Telephone: (904) 247-9494.  In order to receive timely delivery of the documents in advance of the ABI Special Meeting, your request should be received no later than                              , 2010.  Information contained on JBI’s and ABI’s website is not incorporated into this proxy statement/prospectus and you should not consider information contained on either website to be part of this proxy statement/prospectus or any supplement thereto.

IMPORTANT NOTICE FOR ABI’S SHAREHOLDERS

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction in which or to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer, or proxy solicitation.

You should rely only on the information contained in this proxy statement/prospectus in voting your shares at the ABI Special Meeting. Neither ABI nor JBI has authorized anyone to provide you with information that is different from, or in addition to, what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated                             , 2010. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in the affairs of ABI or JBI since the date of this proxy statement/prospectus.

Except where the context indicates otherwise, references to “ABI” refer to Atlantic BancGroup, Inc. and its consolidated subsidiaries and references to “JBI” refer to Jacksonville Bancorp, Inc. and its consolidated subsidiaries. Likewise, references to “Oceanside Bank” refer to Oceanside Bank, a wholly-owned subsidiary of ABI, and its subsidiaries, and references to “Jacksonville Bank” refer to The Jacksonville Bank, a wholly-owned subsidiary of JBI, and its subsidiaries. References to “we,” “us,” or “our” refer to both ABI and JBI.

i

ii

iii

QUESTIONS AND ANSWERS

The following questions and answers are intended to address some commonly asked questions regarding the Merger and the ABI Special Meeting. These questions and answers may not address all questions that may be important to you as a shareholder of ABI. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents referred to and incorporated by reference in this proxy statement/prospectus.

General Questions and Answers about the Merger

Q:	What are ABI shareholders being asked to approve at the ABI Special Meeting?

A:
You are being asked to approve the Merger Agreement and the transactions contemplated by the Merger Agreement including, among other things, the merger of ABI with and into JBI with JBI remaining as the surviving entity.  You are also being asked to approve a proposal to grant discretionary authority to those persons named as proxies to adjourn the ABI Special Meeting to a later date, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the ABI Special Meeting to approve the Merger Agreement and the transactions contemplated thereby.

Q:	Why is ABI merging with JBI?

A:	The boards of directors of ABI and JBI believe that the combination of the two companies by merger is advisable and in the best interests of their respective companies and shareholders.

ABI’s board of directors believes that the Merger will enable ABI shareholders to hold stock in a larger and more diversified company. ABI’s board of directors also believes the Merger will enable ABI to serve better its customers with more products and services. Based upon these and other factors, ABI’s board of directors believes that the Merger is in the best interests of the ABI shareholders.

JBI’s board of directors believes that the Merger will enable JBI to expand in its target market areas.  JBI’s board of directors also believes that the pricing, market and culture fit indicate the acquisition of ABI will be advantageous to JBI’s growth and expansion plans.  Based upon these and other factors, JBI’s board of directors believes that the Merger is in the best interests of the JBI shareholders.  More detailed reasons for the Merger are provided starting on page 41.

Q:	What will ABI shareholders receive as consideration in the Merger?

A:	ABI shareholders will receive, for each share of common stock owned immediately prior to the effective time of the Merger, 0.2 shares of JBI common stock and approximately $0.56112 in cash.

Q:	When will I receive consideration for the Merger (in the form of JBI common stock and cash) in exchange for my shares of ABI common stock?

A:
After the Merger is completed, you will receive written instructions, including a letter of transmittal, which will explain how to exchange your shares of ABI common stock for shares of JBI common stock.

ABI shareholders will receive the consideration for the Merger promptly after the effective time of the Merger and after proper completion and delivery of their certificates and letters of transmittal.

Q:	When do you expect the Merger to be completed?

A:
The parties are working toward completing the Merger as quickly as possible, but cannot predict the exact timing. It is expected that the Merger will be completed in the fourth quarter of 2010, assuming that all closing conditions contained in the Merger Agreement have been satisfied or waived at that time. See “The Merger – Conditions Precedent to Completion of the Merger.”

Q:	Should I send in my stock certificate(s) now?

A:
No.  After the Merger is completed, you will receive written instructions for the exchange of your shares of ABI common stock for shares of ABI common stock.  Do not return your stock certificate with your proxy card.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger consideration for my shares of ABI common stock?

A:
Yes.  Under Florida law, shareholders of ABI have appraisal rights and if you follow the procedures prescribed by Florida law, you may dissent from the Merger and receive the fair value of your ABI shares. To perfect your appraisal rights, you must follow precisely the required statutory procedures. To the extent you are successful in pursuing your appraisal rights, the fair value of your ABI shares, determined in the manner prescribed by Florida law, which may be more or less than the value you would receive in the Merger if you do not dissent, will be paid to you in cash. This cash payment will be fully taxable to you.

Questions and Answers about the ABI Special Meeting

Q:	Where and when is the ABI Special Meeting?

A:	The ABI Special Meeting will be held at located at , on , 2010 at a.m./p.m., local time.

Q:	Who is soliciting my proxy?

A:	This proxy is being solicited by the board of directors of ABI.

Q:	How does ABI’s board of directors recommend that I vote?

A:	ABI’s board of directors unanimously recommends that you vote:

•	“FOR” the proposal to approve the Merger Agreement and the transactions contemplated thereby; and

•
“FOR” the proposal to grant discretionary authority to those persons named as proxies to adjourn the ABI Special Meeting to a later date, if necessary, if there are not sufficient votes at the time of the ABI Special Meeting to approve the Merger Agreement and the transactions contemplated thereby.

Q:	What vote of ABI shareholders is required to approve the proposals?

A:	The vote requirements for the ABI shareholders to approve the proposals are as follows:

•
the proposal to approve the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least 70% of the shares of ABI common stock outstanding on the record date for the ABI Special Meeting; and

•
the proposal to grant discretionary authority to those persons named as proxies to adjourn the ABI Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of ABI common stock entitled to vote at the ABI Special Meeting that are present in person or represented by proxy and actually cast on the proposal at the ABI Special Meeting.

As of the record date, ABI’s directors and executive officers, and their respective affiliates, beneficially own approximately 15.5% of the outstanding shares of ABI common stock.  The directors of ABI, through a stockholders agreement, have agreed to vote their shares of ABI common stock in favor of the Merger, subject to certain exceptions.

Q:	Who is entitled to vote at the ABI Special Meeting?

A:
Only holders of record of ABI common stock as of the close of business on                  , 2010, the record date for the ABI Special Meeting, are entitled to receive notice of and to vote at the ABI Special Meeting. You will have one vote on each matter considered at the ABI Special Meeting for each share of ABI common stock you owned at the close of business on the record date. On the record date,                   shares of ABI common stock, held by approximately                   holders of record, were outstanding and entitled to be voted at the ABI Special Meeting.

Q:	How many shares must be present or represented at the ABI Special Meeting in order to conduct business?

A:
A quorum of shareholders is necessary to hold a valid special meeting. A quorum will be present at the ABI Special Meeting if a majority of the outstanding shares of ABI’s common stock entitled to vote on the record date are present in person or represented by proxy. Abstentions and broker non-votes will be considered present for purposes of constituting a quorum under Florida law.

Q:	What do I need to do now? How do I vote?

A:
You are urged to read this proxy statement/prospectus, including its annexes, carefully and in its entirety. You are encouraged to consider how the Merger affects you. You may vote by completing, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided.

If your shares of ABI’s common stock are held in “street name” by your broker, be sure to give your broker instructions on how you want to vote your shares because your broker will not be able to vote your shares on the proposals at the ABI Special Meeting without instructions from you. See the question below “If my broker holds my shares in ‘street name,’ will my broker vote my shares for me?”

Q:	When should I send in my proxy card?

A:	You should complete, sign, date and mail your proxy card or voting instruction card in the envelope provided as soon as possible so that your shares will be voted at the ABI Special Meeting.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:
Yes, but only if you provide specific instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without these instructions, your shares will not be voted.

Q:	May I vote in person?

A: Yes. You may attend the ABI Special Meeting and vote your shares in person. If your shares are held in “street name,” you must get a proxy card from your broker or bank in order to attend the ABI Special Meeting and vote in person.

You are urged to sign, date and return the enclosed proxy card as soon as possible, even if you plan to attend the ABI Special Meeting, as it is important that your shares be represented and voted at the ABI Special Meeting. If you attend the ABI Special Meeting, you may vote in person as you wish, even though you have previously returned your proxy card. See the question below “May I change my vote after I have mailed my signed proxy card?”

Q:	May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before the shares of ABI common stock reflected on your proxy card are voted at the ABI Special Meeting. If your shares are registered in your name, you can do this in one of three ways:

•	first, you can deliver to ABI’s Corporate Secretary a written notice stating that you would like to revoke your proxy; the written notice must bear a date later than the proxy card;

•
second, you can complete, execute and deliver to ABI’s Corporate Secretary a new, later-dated proxy card for the same shares, provided the new proxy card is received before the polls close at the ABI Special Meeting; or

•	third, you can attend the ABI Special Meeting and vote in person.

Any written notice of revocation should be delivered to ABI’s Corporate Secretary at or before the taking of the vote at the ABI Special Meeting. Your attendance at the ABI Special Meeting alone will not revoke your proxy.

If you have instructed your broker to vote your shares you must follow directions received from your broker to change your vote. You cannot vote shares held in “street name” by returning a proxy card directly to ABI or by voting in person at the ABI Special Meeting, unless you obtain a proxy card from your bank or broker.

Q:	Who will bear the cost of the solicitation?

A:
The expense of soliciting proxies of ABI shareholders will be borne by ABI.  Regan & Associates, Inc., a proxy solicitation firm, will assist ABI in soliciting proxies with respect to the ABI Special meeting.  ABI will pay to Regan & Associates, Inc. a fee of $10,000 for such services.  Proxies may also be solicited by certain of ABI’s directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for these services, but ABI will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.  ABI will also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their reasonable expenses in forwarding soliciting materials to beneficial owners.

Q:	What happens if I sell my shares of ABI common stock before the ABI Special Meeting?

The record date of the ABI Special Meeting is earlier than the date of the ABI Special Meeting and the date that the Merger is expected to be completed. If you transfer your shares of ABI common stock after the record date but before the ABI Special Meeting, you will retain your right to vote at the ABI Special Meeting but will have transferred the right to the applicable Merger consideration to be received by ABI shareholders in the Merger.

Q:	Who can help answer my other questions?

A:
If you have additional questions about the ABI Special Meeting or the Merger, including the procedures for voting your shares, or if you would like additional copies, without charge, of this proxy statement/prospectus, you should contact Atlantic BancGroup, Inc., 1315 South Third Street, Jacksonville Beach, Florida 32250, Attention: David L. Young, Chief Financial Officer or ABI’s proxy solicitor, Regan & Associates, Inc., at (800) 737-3426. If your broker holds your shares, you may also call your broker for additional information.

SUMMARY

This summary, together with the section of this proxy statement/prospectus entitled “QUESTIONS AND ANSWERS,” highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the Merger fully, and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement/prospectus, the annexes attached to this proxy statement/prospectus and the documents which are referred to in this proxy statement/prospectus. The Agreement and Plan of Merger dated as of May 10, 2010 (the “Merger Agreement”), between Jacksonville Bancorp, Inc. (“JBI”) and Atlantic BancGroup, Inc. (“ABI”) is attached as Annex A to this proxy statement/prospectus. We have included page references in parentheses to direct you to the appropriate place in this proxy statement/prospectus for a more complete description of the topics presented in this summary. The terms “we,” “us” and “our” refer to both JBI and ABI. This summary and the rest of this document contain forward-looking statements about events that are not certain to occur, and you should not place undue reliance on those statements. Please carefully read “Cautionary Statement Regarding Forward-Looking Information” on page 21 of this document.

The Merger and the Merger Agreement (see pages 38 and 56)

Under the terms of the Merger Agreement, JBI will acquire ABI through the merger of ABI with and into JBI.  The Merger Agreement is attached to this document as Annex A and is incorporated into this proxy statement/prospectus by reference. You are encouraged to read the entire Merger Agreement carefully, as it is the legal document that governs the Merger.

Parties to the Merger (see pages 68 and 98)

Atlantic BancGroup, Inc.
1315 South Third Street
Jacksonville Beach, Florida 32250
Telephone: (904) 247-9494

ABI is a bank holding company headquartered in Jacksonville Beach, Florida providing a wide range of business and consumer financial services. ABI was incorporated under the laws of the State of Florida in October 1998.  In April 1999, shareholders of Oceanside Bank approved an agreement and plan of reorganization whereby Oceanside Bank became a wholly-owned subsidiary of ABI.  The reorganization was completed in May 1999.  Oceanside Bank opened in July 1997 and operates as a Florida state-chartered community bank, and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  Oceanside Bank operates from four full-service banking offices located in Jacksonville Beach, Neptune Beach and Jacksonville, Florida.  For more information about ABI, go to www.oceansidebank.com. By making reference to this website, the information contained on the website is not incorporated into this proxy statement/prospectus. The website should not be considered a part of this proxy statement/prospectus. As of March 31, 2010, ABI had total consolidated assets of approximately $285.9 million, consolidated total loans (net of allowance for loan losses) of approximately $189.6 million, consolidated total deposits of approximately $258.5 million, and consolidated stockholders’ equity of approximately $9.3 million.

Jacksonville Bancorp, Inc.
100 North Laura Street
Jacksonville, Florida 32202
Telephone: (904) 421-3040

JBI is a bank holding company headquartered in Jacksonville, Florida providing a variety of competitive commercial and retail banking services including consumer lending, commercial lending, deposit services, cash management services and residential lending.  JBI was incorporated under the laws of the State of Florida on October 24, 1997 for the purpose of organizing Jacksonville Bank. JBI’s only business is the ownership and operation of Jacksonville Bank. Jacksonville Bank is a Florida state-chartered commercial bank, and its deposits are insured by the FDIC. Jacksonville Bank opened for business on May 28, 1999 and currently provides a variety of community banking services to businesses and individuals through its five full-service banking offices in Jacksonville, Florida.  For more information about JBI, go to www.jaxbank.com. By making reference to this website, the information contained on the website is not incorporated into this proxy statement/prospectus. The website should not be considered a part of this proxy statement/prospectus. As of March 31, 2010, JBI had total consolidated assets of approximately $452.4 million, consolidated total loans (net of allowance for loan losses) of approximately $383.0 million, consolidated total deposits of approximately $385.9 million, and consolidated shareholders’ equity of approximately $26.2 million.

What Shareholders of ABI Will Receive in the Merger (see page 56)

If the Merger is completed, each outstanding share of ABI common stock will be automatically cancelled and converted into the right to receive the Merger consideration (JBI common stock and cash).  There are no outstanding options to purchase ABI common stock.

ABI shareholders will have the right to receive, for each share of ABI common stock that they own, 0.2 shares of JBI common stock.  Also, because Oceanside Bank sold certain assets on June 30, 2010, ABI shareholders will also receive approximately $0.56112 in cash for each share of ABI common stock held immediately prior to the Merger.  The exact amount of cash consideration that an ABI shareholder will have the right to receive in the Merger will equal the pro rata portion of $700,000, which represents the net proceeds of the asset sale by Oceanside Bank, calculated based on the number of shares of ABI common stock outstanding immediately prior to the effective time of the Merger, as contemplated in the Merger Agreement.

Risk Factors (see page 23)

   The “RISK FACTORS” section beginning on page 23 of this proxy statement/prospectus should be considered carefully by ABI shareholders in evaluating whether to approve the proposals. These risk factors should be considered along with any additional risk factors in the reports of ABI and JBI filed with the SEC and any other information included in this proxy statement/prospectus.

Recommendation of the ABI Board of Directors (see page 35)

After careful consideration, the ABI board of directors unanimously adopted the Merger Agreement and determined that the Merger would be fair to, and in the best interests of, ABI and its shareholders, and declared the Merger to be advisable. The ABI board of directors unanimously recommends that ABI shareholders vote “FOR” the proposal to approve the Merger Agreement and the transactions contemplated thereby, and “FOR” the proposal to grant discretionary authority to adjourn the ABI Special Meeting, if necessary, to permit further solicitation of proxies.

ABI’s Reasons for the Merger (see page 41)

ABI’s board of directors evaluated the financial, market and other considerations bearing on the decision to adopt and recommend the Merger Agreement. In reaching its conclusion that the Merger Agreement is in the best interests of ABI and its shareholders, the ABI board of directors carefully considered several material factors, which are discussed under “The Merger –  ABI’s Reasons for the Merger and Recommendation of ABI’s Board of Directors.”

Opinion of ABI’s Financial Advisor (see page 42)

In deciding to approve the Merger Agreement and the Merger, the board of directors of ABI considered, among other things, the opinion of its financial advisor, Allen C. Ewing & Co. (“Ewing”), an independent investment bank specializing in advising financial institutions, that, based upon and subject to various matters set forth in its opinion, the terms of the Merger were fair, from a financial point of view, to ABI’s shareholders. The opinion is based on and subject to procedures, matters, and limitations described in the opinion and other matters that Ewing deemed relevant. The fairness opinion is attached to this proxy statement/prospectus as Annex C. We urge all ABI shareholders to read the entire opinion, which describes the procedures followed, matters considered, and limitations on the review undertaken by Ewing in providing its opinion.

ABI’s Directors and Executive Officers and ABI’s Affiliates Have Interests in the Merger (see page 49)

When ABI shareholders consider ABI’s board of directors’ recommendation that they vote in favor of the proposal to approve the Merger Agreement and the Merger, they should be aware that the executive officers of ABI, the members of ABI’s board of directors, and ABI’s affiliates have interests in the Merger that may be different from, or in addition to, the interests of ABI shareholders generally. ABI’s board of directors was aware of these interests when it adopted the Merger Agreement. Such material interests are as follows:

•	appointment of Donald F. Glisson, Jr. to JBI’s board of directors;

•	employment or severance payments offered by JBI to the employees of Oceanside Bank;

•	payments offered by JBI to certain ABI directors and executive officers in connection with the termination of their salary continuation agreements; and

•	provisions in the Merger Agreement relating to director and officer liability insurance and the indemnification of ABI’s officers and directors for certain liabilities.

JBI’s Reasons for the Merger (see page 42)

JBI’s board of directors, with the assistance of legal advisors, evaluated the financial, legal and market considerations bearing on the decision to adopt and recommend the Merger Agreement. In reaching its conclusion that the Merger Agreement is in the best interests of JBI and its shareholders, JBI’s board of directors carefully considered several material factors, which are discussed under “The Merger – JBI’s Reasons for the Merger.”

ABI is Prohibited from Soliciting Other Offers (see page 61)

The Merger Agreement contains detailed provisions that prohibit ABI and its respective officers, directors, and agents, from taking any action, directly or indirectly, to encourage, to solicit, initiate or knowingly encourage any inquiries regarding, or the making of, any proposal which constitutes an acquisition proposal, entering into any letter of intent or agreement relating to any acquisition proposal other than a confidentiality agreement, or participating in any discussions or negotiations regarding, or taking any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any acquisition proposal. The Merger Agreement does not, however, prohibit ABI from engaging in negotiations and providing non-public information (subject to obtaining confidentiality agreements) in response to any unsolicited proposal from any unrelated party if ABI’s board of directors determines, in good faith, that the acquisition proposal is, or is reasonably likely to lead to the delivery of, a superior financial proposal to ABI shareholders.

What Is Needed to Complete the Merger (see page 56)

We cannot complete the Merger until we receive the approval of certain regulatory agencies. Applications were filed with the Federal Reserve Board and the Florida Office of Financial Regulation (the “OFR”) seeking approval of the Merger in May and June 2010.  The final approvals from the Federal Reserve Board or the OFR may impose conditions or restrictions that, in the opinion of JBI and/or ABI, would have a material adverse effect on the economic or business benefits of the Merger. In that event, JBI and ABI may terminate the Merger Agreement.

The Merger is also contingent upon the Stock Purchase and the approval by the JBI shareholders of the Stock Purchase and the amendment and restatement of JBI’s articles of incorporation and bylaws.  In addition to the conditions described above, there are a number of other conditions that must be met before the Merger can be completed. We have described these conditions in detail later in the proxy statement/prospectus.

Termination and Termination Fees (see page 62)

ABI and JBI can agree by mutual consent to terminate the Merger Agreement, if the board of directors of each determines to do so. Further, under circumstances specified in the Merger Agreement, either ABI or JBI may terminate the Merger Agreement. Those circumstances are described in detail later in this proxy statement/prospectus. In addition, under certain circumstances, which are also described in detail later in this proxy statement/prospectus, if the Merger Agreement is terminated, ABI may be required to pay to JBI a termination fee, or JBI may be required to pay to ABI a termination fee.

Differences in Rights of JBI’s Shareholders After the Merger (see page 157)

When the Merger is consummated, ABI shareholders will become JBI shareholders, and their rights as JBI shareholders will be governed by JBI’s newly amended and restated articles of incorporation (the “Post Merger Articles”) and bylaws (the “Post Merger Bylaws”), and by the Florida Business Corporation Act (the “FBCA”). The rights of JBI shareholders after the Merger (including the former ABI shareholders) differ from the rights of ABI’s current shareholders in certain important respects, which are detailed in the section entitled “Comparison of Rights of Holders of ABI Common Stock and JBI Common Stock.”

Material United States Federal Income Tax Consequences of the Merger (see page 50)

The Merger has been structured to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Merger qualifies as a reorganization, ABI shareholders will not recognize any gain or loss solely from the exchange of ABI common stock for JBI common stock.   Because the Merger consideration also involves a cash payment, ABI shareholders may recognize gain (but not loss) from the exchange, but not in excess of the cash received.  To the extent an ABI shareholder is paid cash in lieu of any fractional share of JBI common stock, such shareholder will recognize gain or loss with respect to such fractional share.

We urge you to read the discussion in the section entitled “The Merger – Material United States Federal Income Tax Consequences of the Merger” for a more complete discussion of the material United States federal income tax consequences of the Merger.  Tax matters can be complicated and the tax consequences to you of the Merger will depend on your particular circumstances.  We urge you to consult your own tax advisor to fully understand the particular tax consequences of the Merger to you.

Accounting Treatment of the Merger (see page 52)

The Merger will be accounted for as a “purchase,” as that term is used under accounting principles generally accepted in the United States, known as GAAP, for accounting and financial reporting purposes. Under purchase accounting, the assets and liabilities of ABI as of the effective time of the Merger will be recorded at their respective fair values and added to those of JBI. Any excess of the Merger consideration over the fair value of the assets acquired and liabilities assumed is allocated to goodwill. Financial statements of JBI issued after the completion of the Merger would reflect such fair values and would not be restated retroactively to reflect the historical financial position or results of operations of ABI.

Appraisal Rights (see page 64)

Each holder of ABI common stock as of the record date who perfects such holder’s rights is entitled to the dissenters’ rights of appraisal under the FBCA, subject to compliance with the procedures set forth in those dissenters’ rights of appraisal provisions. Pursuant to Section 607.1302 of the FBCA, an ABI shareholder who does not wish to accept the Merger consideration (shares of JBI common stock and cash) to be received pursuant to the terms of the Merger Agreement may dissent from the Merger and elect to receive the fair value of his or her ABI shares immediately prior to the completion of the Merger.  A more thorough discussion of the appraisal rights of ABI shareholders is provided in the section entitled “The Merger – Appraisal Rights.”  JBI has the right to terminate the Merger Agreement if holders in excess of 5% of the outstanding shares of ABI common stock properly assert their dissenters’ rights of appraisal in connection with the Merger.

JBI common stock on NASDAQ (see page 61)

JBI’s common stock is currently listed on the Nasdaq Global Market.  After filing the registration statement on Form S-4 containing this proxy statement/prospectus with the SEC, JBI will take commercially reasonable steps to ensure that all JBI common stock issued in the Merger is approved for listing on the Nasdaq Global Market.

SELECTED CONSOLIDATED FINANCIAL DATA OF JBI

The following table presents selected consolidated financial data for JBI.  The balance sheet and income statement data for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 have been derived from JBI’s consolidated financial statements.  The ratios and other data are unaudited and have been derived from JBI’s records.  The information presented below should be read in conjunction with JBI’s consolidated financial statements and related notes, “About JBI – Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other information included with respect to JBI in this proxy statement/prospectus.

	At or for the Year Ended December 31,
	(Dollars in thousands, except per share figures)
	2009	2008	2007	2006	2005
Financial Condition Data:
Cash and cash equivalents	$5,647	$10,148	$6,035	$4,478	$4,767
Securities, available for sale and held to maturity	22,171	29,734	29,777	26,109	24,261
Loans, net	384,133	374,993	339,265	281,006	232,031
All other assets	26,860	19,124	16,885	13,982	11,985

Total assets	$438,811	$433,999	$391,962	$325,575	$273,044

Deposit accounts	370,635	345,544	288,893	282,626	234,211
Other borrowings	39,777	60,550	74,830	18,832	17,650
All other liabilities	1,131	1,060	1,610	979	1,337
Shareholders’ equity	27,268	26,845	26,629	23,138	19,846

Total liabilities and shareholders’ equity	$438,811	$433,999	$391,962	$325,575	$273,044

	2009	2008	2007	2006	2005
Operations Data:
Total interest income	$23,204	$25,563	$26,808	$22,017	$15,748
Total interest expense	9,729	13,560	14,419	10,945	6,529

Net interest income	13,475	12,003	12,389	11,072	9,219
Provision for loan losses	4,361	3,570	542	546	481

Net interest income after provision for loan losses	9,114	8,433	11,847	10,526	8,738

Noninterest income	841	1,178	1,184	1,047	964
Noninterest expenses	9,983	9,805	8,485	7,573	6,287

Income before income taxes	(28)	(194)	4,546	4,000	3,415
Income taxes	(104)	(229)	1,588	1,477	1,242

Net income	$76	$35	$2,958	$2,523	$2,173

Per Share Data:
Basic earnings per share	$.04	$.02	$1.70	$1.46	$1.27
Diluted earnings per share	.04	.02	1.63	1.39	1.21
Dividends declared per share	—	—	—	—	—
Total shares outstanding at end of year	1,749,243	1,748,599	1,746,331	1,741,688	1,714,716

Ratios and Other Data:
Book value per share at end of year	$15.59	$15.35	$15.25	$13.28	$11.57
Return on average assets	0.02%	0.01%	0.82%	0.83%	0.88%
Return on average equity	0.28%	0.13%	12.08%	11.92%	11.69%
Average equity to average assets	6.22%	6.40%	6.76%	6.95%	7.49%
Interest rate spread during the period	2.89%	2.46%	2.90%	3.15%	3.27%
Net yield on average interest-earning assets	3.23%	2.97%	3.56%	3.81%	3.88%
Noninterest expenses to average assets	2.30%	2.33%	2.34%	2.49%	2.53%
Average interest-earning assets to average interest-bearing liabilities	1.15%	1.15%	1.16%	1.17%	1.22%
Nonperforming loans and foreclosed assets as a percentage of total assets at end of year	2.91%	2.89%	0.18%	0.26%	0.28%
Allowance for loan losses as a percentage of total loans at end of year	1.75%	1.24%	0.91%	0.92%	0.94%
Total number of banking offices[1]	5	5	5	5	3

(1) Amount represents banking offices operating at December 31 of each year.  Jacksonville Bank currently has five operating offices.

SELECTED CONSOLIDATED FINANCIAL DATA OF ABI

The following table presents selected consolidated financial data for ABI.  The balance sheet and income statement data for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 have been derived from ABI’s consolidated financial statements.  The ratios and other data are unaudited and have been derived from ABI’s records.  The information presented below should be read in conjunction with ABI’s consolidated financial statements and related notes, “About ABI – Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other information included with respect to ABI in this proxy statement/prospectus.

	At or for the Year Ended December 31,
	(Dollars in thousands, except per share figures)
	2009	2008	2007	2006	2005
Financial Condition Data:
Cash and cash equivalents	$31,083	$17,177	$4,656	$17,699	$14,987
Securities	57,531	30,406	41,300	39,837	38,290
Loans, net	194,187	203,030	201,891	176,109	151,251
All other assets	14,565	17,360	13,559	9,852	9,352

Total assets	$297,366	$267,973	$261,406	$243,497	$213,880

Deposit accounts	269,984	239,844	217,491	192,704	168,480
Other borrowings	15,393	9,393	23,581	32,314	29,138
All other liabilities	2,309	1,804	1,478	1,228	1,030
Shareholders’ equity	9,680	16,932	18,856	17,251	15,232

Total liabilities and shareholders’ equity	$297,366	$267,973	$261,406	$243,497	$213,880

	2009	2008	2007	2006	2005
Operations Data:
Total interest income	$13,895	$15,335	$17,368	$15,502	$11,259
Total interest expense	6,800	8,390	9,591	7,584	4,358

Net interest income	7,095	6,945	7,777	7,918	6,901
Provision for loan losses	6,268	4,424	629	194	334

Net interest income after provision for loan losses	827	2,521	7,148	7,724	6,567

Noninterest income	751	1,509	1,119	1,078	839
Noninterest expenses	8,491	7,649	6,413	5,981	5,283

Income (loss) before income taxes	(6,913)	(3,619)	1,854	2,821	2,123
Income taxes (benefit)	327	(1,692)	448	903	645

Net income (loss)	$(7,240)	$(1,927)	$1,406	$1,918	$1,478

Per Share Data:
Earnings (loss) per share	$(5.80)	$(1.54)	$1.13	$1.54	$1.18
Total shares outstanding at end of year	1,247,516	1,247,516	1,247,516	1,247,516	1,247,516

Ratios and Other Data:
Book value per share at end of year	$7.76	$13.57	$15.11	$13.83	$12.21
Return on average assets	(2.43)%	(0.74)%	0.57%	0.85%	0.76%
Return on average equity	(45.70)%	(10.37)%	7.77%	11.96%	10.13%
Average equity to average assets	5.31%	7.14%	7.30%	7.11%	7.55%
Interest rate spread during the period	2.92%	2.55%	2.78%	3.10%	3.40%
Net yield on average interest-earning assets	2.98%	3.03%	3.49%	3.84%	3.95%
Noninterest expenses to average assets	2.85%	2.94%	2.59%	2.65%	2.73%
Average interest-earning assets to average interest-bearing liabilities	1.02%	1.14%	1.17%	1.21%	1.22%
Nonperforming loans and foreclosed assets as a percentage of total assets at end of year	2.84%	3.96%	2.45%	0.03%	0.09%
Allowance for loan losses as a percentage of total loans at end of year	3.25%	1.93%	1.06%	0.90%	1.02%
Total number of banking offices[1]	4	4	4	4	4

(1) Amount represents banking offices operating at December 31 of each year.  Oceanside Bank currently has four operating offices.

UNAUDITED COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION

The following unaudited combined company pro forma information is based on the historical financial statements of JBI and ABI and has been prepared to illustrate the effects of the Merger.  The unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 and the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2009 and the quarter ended March 31, 2010 give effect to the Merger, accounted for under the purchase method of accounting.  Under the purchase method of accounting, the assets and liabilities of ABI, as of the effective date of the Merger, will be recorded at their respective fair values and the excess of the Merger consideration over the fair value of ABI’s net assets will be allocated to goodwill.  The final allocation of the Merger consideration will be determined after the Merger is completed and after the fair values of ABI’s tangible and identifiable intangible assets and liabilities as of the effective date of the Merger are determined.  As a result, the final adjustments may be materially different from the unaudited combined company pro forma financial information presented in this proxy statement/prospectus.

The unaudited pro forma condensed consolidated statement of income for the quarter ended March 31, 2010 and the unaudited pro forma condensed balance sheet for the quarter ended March 31, 2010 are based upon the unaudited financial statements of JBI and ABI as of and for the quarter ended March 31, 2010 included in this proxy statement/prospectus.  The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2009 is based on the audited financial statements of ABI and JBI included in this proxy statement/prospectus.  These unaudited pro forma condensed consolidated financial statements give effect to the transaction as if consummated at the beginning of the period presented and do not give effect to any anticipated cost savings or revenue enhancements in connection with the transaction.

The unaudited pro forma condensed consolidated financial statements should be considered together with the historical financial statements of ABI and JBI, including the respective notes to those statements, included in this proxy statement/prospectus.  The pro forma information is based on certain assumptions described in the accompanying notes and does not necessarily indicate the consolidated financial position or the results of operations in the future or the consolidated financial position or the results of operations that would have been realized had the Merger been consummated at the beginning of the periods presented or as of the date for which the pro forma information was presented.

Combined Company Pro Forma Financial Information (Unaudited)
Condensed Consolidated Balance Sheet
as of March 31, 2010
(Dollars in thousands, except per share data)

	Historical			Pro Forma Adjustments
	Jacksonville Bancorp, Inc.	Atlantic BancGroup, Inc.	Pro Forma before Adjustments	Debit		Credit		Pro Forma after Adjustments
ASSETS
Cash and due from banks	$6,335	$33,963	$40,298	$29,782	(a)	$400	(d)	$68,980
						700	(e)
Federal funds sold	12,882	-	12,882	-		-		12,882
Total cash and cash equivalents	19,217	33,963	53,180	29,782		1,100		81,862
Securities available for sale	23,313	31,936	55,249	-				55,249
Securities held to maturity	—	14,988	14,988					14,988
Loans, net of allowance for loan losses	382,983	189,593	572,576			15,530	(f)	557,046
Premises and equipment, net	3,444	3,315	6,759					6,759
Bank-owned life insurance (BOLI)	8,934	5,152	14,086					14,086
Foreclosed real estate	3,676	2,305	5,981					5,981
Goodwill	-	-	-	4,710	(e)			4,710
Core deposit intangible				4,702	(b)			4,702
Deferred income taxes	2,330	624	2,954		(g)	-		2,954
Other assets	8,478	4,004	12,482					12,482
Total assets	$452,375	$285,880	$738,255	$39,194		$16,630		$760,819

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$44,165	$35,009	$79,174	$-				$79,174
Money market, NOW and savings deposits	115,109	85,008	200,117	-				200,117
Time deposits	226,670	138,446	365,116			1,013	(f)	$366,129
Total deposits	385,944	258,463	644,407			1,013		645,420
Federal funds purchased	-	-	-	-				-
Securities sold under Agmt. to Repurchase	-	-	-	-				-
FHLB and other borrowings	25,000	12,500	37,500	-		166	(f)	37,666
Subordinated debt	14,550	3,093	17,643	1,619	(f)			16,024
Other liabilities	670	2,551	3,221			-		3,221
Total liabilities	$426,164	$276,607	$702,771	$1,619		$1,179		$702,331

SHAREHOLDERS' EQUITY
Common Stock	17	12	29	12	(c)	32	(a,e)	49
Additional paid-in capital	18,654	11,788	30,442	11,788	(c)	29,752	(a)	50,899
						2,493	(e)
Retained earnings	7,299	(2,654)	4,645	-		2,654	(c)	7,299
Treasury Stock, shares	(9)	-	(9)	-				(9)
Accumulated other comprehensive income (loss)	250	127	377	127	(c)			250
Total stockholders' equity	26,211	9,273	35,484	11,927		34,931		58,488
Total liabilities and stockholders' equity	$452,375	$285,880	$738,255	$13,546		$36,110		$760,819

Number of common shares outstanding	1,750,437	1,247,516				3,249,503		4,999,940

Total book value per common share	$14.97	$7.43						$11.70

Tangible book value per common share	$14.97	$7.43						$9.82

NOTES TO THE COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
Condensed Consolidated Balance Sheet
as of March 31, 2010

a.	The Investors will provide $30 million in new capital through the sale of newly issued shares of JBI common stock.

Pro forma net cash expected as a result of the capital raise:
New capital		$30,000
Professional fees	350
Estimated tax benefit	132
Net cost		218
Net cash		$29,782

b.
Estimated core deposit intangible asset of approximately 3.92% of Oceanside Bank’s total deposits, excluding time deposits.  Core deposit intangible will be amortized over eight years using the double declining balance method as follows (dollars in thousands):

Year 1	$1,176
Year 2	882
Year 3	661
Year 4	397
Year 5	397
Year 6	397
Year 7	396
Year 8	396
4,702

c.	Elimination of Oceanside Bank’s stockholders’ equity.

d.	The following are the pro forma costs expected as a result of the Merger (dollars in thousands):

Severance agreements	$250
Other merger costs	150
400

e.	The following represents the total Merger consideration and the amount of goodwill resulting from the Merger.

Total consideration to ABI shareholders (dollars in thousands, except per share data):
Cash consideration to ABI shareholders:
Number of shares of common stock issued	1,247,516
Cash per share	.56112
Total cash consideration		$700

Stock consideration to ABI common shareholders:
Number of shares of ABI common stock issued and outstanding as of the record date	1,247,516
Exchange ratio for JBI common shares	. 20

Number of JBI shares of common stock to be issued	249,503
Assumed fair value of JBI common stock
pursuant to the Merger Agreement	$10.00

Total stock consideration		$2,495
Total merger consideration		$3,195

Total purchase price		$3,195

Net equity of ABI per historical financial statements adjusted for:	9,273
ABI transaction costs	(400)
Adjusted net equity of ABI	8,873
Core deposit intangible	4,702
Net fair value adjustments	(15,090)

Pro forma net equity acquired		(1,515)

Total Goodwill		$4,710

f.	The estimated fair value of the assets acquired and the liabilities assumed as of the balance sheet date are as follows:

Cash and cash equivalents	$33,563
Securities and fed funds sold	46,924
Loans, net	174,063
Premises and equipment	3,315
Other assets	16,787

Total assets acquired	274,652

Deposits	259,476
FHLB	12,666
Subordinated debt	1,474
Other liabilities	2,551

Total liabilities assumed	276,167

Net liabilities acquired	$(1,515)

g.
ABI currently has a valuation allowance against the majority of its deferred tax assets.  The Merger does result in an ownership change for tax purposes, which could further limit the ability to realize some of its deferred tax assets.  As a result, the pro forma adjustments include a valuation allowance against any net deferred tax asset arising from the purchase and fair value adjustments on the assets and liabilities of ABI.  Reversal of the valuation allowance will occur at such time it is determined that it is more likely than not that these deferred tax assets could be realized.

Combined Company Pro Forma Financial Information (Unaudited)
Condensed Consolidated Statement of Income
for the Year Ended December 31, 2009
(Dollars in thousands, except per share data)

	Historical		Pro Forma before	Pro Forma Adjustments				Pro Forma after
	JBI	ABI	Adjustments	Debit		Credit		Adjustments
Interest and dividend income:
Loans, including fees	$22,190	$12,354	$34,544	$—		$3,458	(a)	$38,002
Taxable securities	648	875	1,523					1,523
Tax-exempt securities	414	665	1,079					1,079
Federal funds sold and other	(48)	1	(47)					(47)
Total interest income	23,204	13,895	37,099	—		3,458		40,557

Interest expense:
Deposits	7,844	6,268	14,112	—		809	(a)	13,303
Federal Reserve borrowing	116	-	116					116
FHLB and other borrowings	1,034	347	1,381	—		150	(a)	1,231
Subordinated debt	734	185	919	65	(a)			984
Federal funds purchased and repurchase agreements	1	—	1	—		—		1
Total interest expense	9,729	6,800	16,529	65		959		15,635

Net interest income	13,475	7,095	20,570	65		4,417		24,922
Provision for loan losses	4,361	6,268	10,629	—		—		10,629
Net interest income after provision for loan losses	9,114	827	9,941	65		4,417		14,293

Noninterest income:
Service charges on deposit accounts	597	611	1,208	—		—		1,208
Write-off of non-marketable equity security	(132)	(179)	(311)					(311)
Net loss on disposal of premises and equipment	—	—	—	—		—		—
Other	376	319	695	—		—		695
Total noninterest income	841	751	1,592	—		—		1,592

Noninterest expenses:
Salaries and employee benefits	4,441	2,846	7,287	—		—		7,287
Occupancy and equipment	1,674	1,029	2,703					2,703
Regulatory assessment	1,020	1,014	2,034					2,034
Data processing	909	836	1,745					1,745
Professional fees	551	766	1,317					1,317
Advertising and business development	603	95	698					698
Amortization Expense	—	—	—	1,176		(b)		1,176
Other	785	1,905	2,690	—		—		2,690
Total noninterest expenses	9,983	8,491	18,474	1,176		—		19,650

Income before income taxes	(28)	(6,913)	(6,941)	1,241		4,417		3,765
Income tax expense	(104)	327	223	-				223
Net income	$76	$(7,240)	$(7,164)	$1,241		4,417		(3,988)
Other comprehensive income (loss)	287	(12)	275	-		-		275
Comprehensive loss	$363	$(7,252)	$(6,889)	$1,241		$4,417		$(3,713)

Earnings per share:
Basic
Weighted average common shares outstanding	1,749	1,248						5,000
Basic earnings per common share	$0.04	$(5.80)						$(0.80)

Diluted
Weighted average common shares outstanding for basic earnings per common shares	1,749	1,248						5,000
Add: Dilutive effects of assumed exercises of stock options and warrants	—	—						—
Average shares and dilutive potential common shares	1,749	1,248						5,000
Diluted earnings per common share	$0.04	$(5.80)						$(0.80)

NOTES TO THE COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2009

a.	Accretion and amortization of estimate fair value adjustments to loans, deposits and other funding on a level yield basis.

b.	Represents the adjustment to record the amortization of the fair value adjustment on acquired core deposits using the double declining balance method amortized over eight years.

Combined Company Pro Forma Financial Information (Unaudited)
Condensed Consolidated Statement of Income
for the Quarter Ended March 31, 2010
(Dollars in thousands, except per share data)

	Historical		Pro Forma before	Pro Forma Adjustments				Pro Forma after
	JBI	ABI	Adjustments	Debit		Credit		Adjustments
Interest and dividend income:
Loans, including fees	$5,584	$2,825	$8,409	$-		$865	(a)	$9,274
Taxable securities	115	331	446					446
Tax-exempt securities	103	160	263					263
Federal funds sold and other	(7)	-	(7)					(7)
Total interest income	5,795	3,316	9,111	-		865		9,976

Interest expense:
Deposits	1,774	1,134	2,908	—		202	(a)	2,706
Federal Reserve borrowing	1	-	1					1
FHLB and other borrowings	255	80	335	—		38	(a)	297
Subordinated debt	190	47	237	16	(a)	-		253
Federal funds purchased and repurchase agreements	-	-	-	-		-		-
Total interest expense	2,220	1,261	3,481	16		240		3,257

Net interest income	3,575	2,055	5,630	16		1,105		6,719
Provision for loan losses	2,375	872	3,247	-		-		3,247
Net interest income after provision for loan losses	1,200	1,183	2,383	16		1,105		3,471

Noninterest income:
Service charges on deposit accounts	139	125	264	-		-		264
Write-off of non-marketable equity security	-	-	-					-
Net loss on disposal of premises and equipment	-	-	-	-		-		-
Other	109	76	185	-		-		185
Total noninterest income	248	201	449	-		-		449

Noninterest expenses:
Salaries and employee benefits	1,237	705	1,942	-		-		1,942
Occupancy and equipment	406	239	645					645
Regulatory assessment	260	296	556					556
Data processing	245	201	446					446
Professional fees	161	202	363					363
Advertising and business development	86	8	94					94
Amortization Expense	-	-	-	294	(b)			294
Other	691	280	971	-		-		971
Total noninterest expenses	3,086	1,931	5,017	294		-		5,311
Income before income taxes	(1,638)	(547)	(2,185)	310		1,105		(1,390)
Income tax expense	(650)	-	(650)	-		-		(650)
Net income	$(988)	$(547)	$(1,535)	$310		1,105		(740)
Other comprehensive income (loss)	(86)	140	54	-		-		54
Comprehensive loss	$(1,074)	$(407)	$(1,481)	$310		$1,105		$(686)

Earnings per share:
Basic
Weighted average common shares outstanding	1,749	1,248						5,000
Basic earnings per common share	$(0.56)	$(0.44)						$(0.15)

Diluted
Weighted average common shares outstanding for basic earnings per common shares	1,749	1,248						5,000
Add: Dilutive effects of assumed exercises of stock options and warrants	-	-						-
Average shares and dilutive potential common shares	1,749	1,248						5,000
Diluted earnings per common share	$(0.56)	$(0.44)						$(0.15)

NOTES TO THE COMBINED COMPANY PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
CONDENSED CONSOLIDATED STATEMENT OF INCOME
for the Quarter Ended March 31, 2010

a.	Accretion and amortization of estimated fair value adjustments to loans, deposits and other funding on a level yield basis.

b.	Represents the adjustment to record the amortization of the fair value adjustment on acquired core deposits using the straight-line method amortized over eight years.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Historical Market Prices of JBI and ABI

JBI’s common stock is traded on NASDAQ under the symbol “JAXB.”   ABI’s common stock is traded on NASDAQ under the symbol “ATBC.”    The following table sets forth the high and low trading prices per share of ABI common stock and JBI common stock on NASDAQ, for the periods shown. You are urged to obtain current market quotations before making any decision with respect to the Merger.

	JBI(1)		ABI(1)
	High	Low	High	Low

2010

First Quarter	$11.00	$9.07	$3.84	$3.02

2009

First Quarter	$11.99	$6.99	$6.26	$4.00

Second Quarter	11.17	7.51	6.14	3.71

Third Quarter	11.00	10.41	6.10	4.05

Fourth Quarter	10.93	7.92	6.90	3.14

2008

First Quarter	$27.54	$18.50	$17.80	$14.29

Second Quarter	24.50	15.75	16.44	12.57

Third Quarter	16.07	11.60	13.75	5.09

Fourth Quarter	13.00	10.92	10.00	5.75

(1) No dividends were paid during the periods shown.

The following table sets forth the closing sale prices of ABI common stock and JBI common stock as reported on NASDAQ on (i) May 7, 2010, the last full trading day before the public announcement of the proposed Merger, and (ii)                   , 2010, the last practicable trading day prior to mailing this proxy statement/prospectus.

The table also includes the equivalent value of the Merger consideration per share of ABI common stock on May 7, 2010 and            , 2010. The cash equivalent prices per share for each date were calculated by multiplying the closing price of JBI’s common stock on those dates by 0.2, which is the total JBI common stock consideration that would be issued pursuant to the Merger Agreement per share of ABI common stock. To this, $0.56112 per share was added, which is the total cash consideration currently expected to be paid pursuant to the Merger Agreement per share of ABI common stock.

	JBI Closing Price	ABI Closing Price	Equiv. per share value

May 7, 2010	$9.49	$4.41	$2.46
, 2010

JBI

As of July 22, 2010, the closing price of JBI’s common stock was $9.00 and JBI had 1,750,437 outstanding shares of common stock, par value $.01 per share, held by approximately 161 registered shareholders of record.

It is the policy of JBI’s board of directors to reinvest earnings for such period of time as is necessary to ensure its successful operations.  There are no current plans to initiate payment of cash dividends, and future dividend policy will depend on JBI’s earnings, capital and regulatory requirements, financial condition, and other factors considered relevant by JBI’s board of directors.  For more information regarding JBI’s ability to pay dividends and restrictions thereon, please refer to the section entitled “Business- Regulation and Supervision,” which information is hereby incorporated by reference.

ABI

Prior to October 28, 1999, the shares of ABI’s common stock were not actively traded, and such trading activity, as it occurred, took place in privately negotiated transactions.  On October 28, 1999, ABI’s common stock was approved for quotation on the Over-the-Counter Bulletin Board, and on August 29, 2003, ABI’s common stock commenced its listing on the NASDAQ Capital Market.  As of July 23, 2010, the closing price of ABI’s common stock was $2.31.

At July 23, 2010 there were 522 shareholders of record of ABI with shares held by individuals and in nominee names.

ABI has never paid a cash dividend on its common stock.  ABI anticipates that for the foreseeable future, any earnings will be retained for capital.  Accordingly, ABI does not anticipate paying cash dividends on its common stock in the foreseeable future.  The payment of future dividends will be at the sole discretion of the ABI’s board of directors and will depend on, among other things, future earnings, capital requirements, and ABI’s general financial and business condition.

Furthermore, the ability to pay dividends to ABI’s shareholders depends primarily on dividends received from Oceanside Bank and is further restricted by the Written Agreement with the Reserve Bank.  Oceanside Bank’s ability to pay dividends is limited by federal and state banking regulations based upon Oceanside Bank’s profitability and other factors and the Consent Order (as defined herein).  At July 23, 2010, no retained earnings were available to pay dividends to ABI.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This proxy statement/prospectus contains “forward-looking statements.” These forward-looking statements include, among others, statements about our beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Those statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements.

Forward-looking statements include, among others, statements about:

•	information concerning the potential tax consequences of the Merger;

•	ABI’s board of directors’ reasons for the Merger;

•	the opinion of ABI’s financial advisor;

•	certain litigation involving JBI or ABI;

•	unaudited pro forma financial information; and

•	the period following completion of the Merger.

JBI’s ability to achieve our financial objectives could be adversely affected by the factors discussed in detail in the section entitled “Risk Factors” as well as the following factors:

•	the costs of integrating JBI’s and ABI’s operations, which may be greater than JBI expects;

•	the loss of JBI’s key personnel;

•	potential customer loss, deposit attrition and business disruption as a result of the Merger;

•	the failure to achieve expected gains, revenue growth, and/or expense savings from the Merger or future transactions;

•	JBI’s ability to integrate the business and operations of companies and banks that it has acquired, and those it may acquire in the future;

•	unexpected consequences resulting from the Merger;

•	JBI’s need and its ability to incur additional debt or equity financing;

•	the strength of the United States economy in general and the strength of the local economies in which JBI conducts operations;

•	the accuracy of JBI’s financial statement estimates and assumptions;

•	the effects of harsh weather conditions, including hurricanes;

•	inflation, interest rate, market and monetary fluctuations;

•	the frequency and magnitude of foreclosure of JBI’s loans;

•	effect of changes in the stock market and other capital markets;

•	legislative or regulatory changes;

•	JBI’s ability to comply with the extensive laws and regulations to which it is subject;

•	the willingness of customers to accept third party products and services rather than JBI’s products and services and vice versa;

•	changes in the securities and real estate markets;

•	increased competition and its effect on pricing;

•	technological changes;

•	changes in monetary and fiscal policies of the U.S. Government;

•	the effects of security breaches and computer viruses that may affect JBI’s computer systems;

•	changes in consumer spending and saving habits;

•	growth and profitability of JBI’s noninterest income;

•	changes in accounting principles, policies, practices or guidelines; and

•	JBI’s ability to manage the risks involved in the foregoing.

However, other factors besides those listed above and in “Risk Factors” or discussed elsewhere in this proxy statement/prospectus also could adversely affect JBI’s results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. These forward-looking statements are not guarantees of future performance, but reflect the present expectations of future events by JBI’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Any forward-looking statements made by us speak only as of the date they are made. Neither ABI nor JBI undertake to update any forward-looking statement, except as required by applicable law.

RISK FACTORS

You should carefully consider each of the following risk factors in evaluating whether to vote for the approval of the Merger Agreement and the Merger.  If the Merger is consummated, ABI and JBI will operate as a combined company in a market environment that cannot be predicted and that involves significant risks, many of which will be beyond the combined company’s control. An investment in the combined company’s common stock contains a high degree of risk. In addition to the other information contained in, or incorporated by reference into, this proxy statement/prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Information,” you should carefully consider the risks described below before deciding how to vote your shares. We have described below the risks and uncertainties that we believe to be material to a decision on how to vote your shares. If any of the following risks and uncertainties develops into actual events, the combined company, its results of operation or financial condition could be adversely impacted.

If any of the following risks actually occur, the business, financial condition or results of operations could be harmed. In such an event, the trading price of the common stock of JBI could decline, and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Information.”

Risks Related to the Merger

Because the number of shares of JBI common stock you will receive for each share of ABI common stock you hold is fixed and will not be adjusted in the event of changes in the price of either JBI’s or ABI’s common stock, the market value of the shares of JBI common stock you will receive in connection with the Merger is subject to change prior to the completion of the Merger.

The number of shares of JBI common stock you will receive for each share of ABI common stock you hold is fixed such that each share of ABI common stock will be converted into the right to receive 0.2 shares of JBI common stock (as well as approximately $0.56112 in cash) per share in connection with the merger. No adjustments to this exchange ratio will be made based on changes in the price of either the JBI common stock or ABI common stock prior to the completion of the Merger. Changes in stock price may result from a variety of factors, including, among others, general market and economic conditions, changes in JBI’s or ABI’s respective businesses, operations and prospects, market assessment of the likelihood that the Merger will be completed as anticipated or at all and regulatory considerations. Many of these factors are beyond our control.

As a result of any such changes in stock price, the market value of the shares of JBI common stock that you will receive at the time that the Merger is completed could vary significantly from the value of such shares immediately prior to the public announcement of the Merger, on the date of this proxy statement/prospectus, on the date of the ABI Special Meeting, or on the date on which you actually receive you shares of JBI common stock. Accordingly, at the time of the ABI Special Meeting, you will not know or be able to calculate the exact market value of the consideration that you will receive upon completion of the Merger.

JBI may have difficulties integrating ABI’s operations into JBI’s operations or may fail to realize the anticipated benefits of the Merger.

The Merger involves the integration of two companies that have previously operated independently of each other. Successful integration of ABI’s operations will depend primarily on JBI’s ability to consolidate ABI’s operations, systems and procedures into those of JBI and to eliminate redundancies and costs. JBI may not be able to integrate the operations without encountering difficulties including, without limitation:

•	the loss of key employees and customers;

•	possible inconsistencies in standards, control procedures and policies; and

•	unexpected problems with costs, operations, personnel, technology or credit.

In determining that the Merger is in the best interests of JBI and ABI, as the case may be, the board of directors of each of JBI and ABI considered that enhanced earnings may result from the consummation of the Merger, including from the reduction of duplicate costs, improved efficiency and cross-marketing opportunities. However, any enhanced earnings or cost savings may not be fully realized or may take longer to be realized than expected.

JBI and ABI will incur significant transaction and Merger-related integration costs in connection with the Merger.

JBI and ABI expect to incur significant costs associated with completing the Merger and integrating the operations of the two companies. JBI and ABI are continuing to assess the impact of these costs. Although JBI and ABI believe that the elimination of duplicate costs, as well as the realization of other efficiencies related to the integration of the businesses, will offset incremental transaction and Merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

The loss of key personnel may adversely affect JBI.

JBI’s success is, and is expected to remain, highly dependent on its senior management team. JBI relies heavily on its senior management because, as a community bank, it is its management’s extensive knowledge of, and relationships in, the community that generate business for JBI. Successful execution of JBI’s growth strategy will continue to place significant demands on its management and the loss of any such person’s services may adversely affect its growth and profitability.  JBI and Jacksonville Bank are primarily dependent upon the services of Price W. Schwenck, Chief Executive Officer; Gilbert J. Pomar, III, President; Valerie A. Kendall, Executive Vice President and Chief Financial Officer; and Scott M. Hall, Executive Vice President and Chief Lending Officer.  If the services of these individuals were to become unavailable for any reason, or if JBI was unable to hire highly qualified and experienced personnel to replace them, JBI’s operating results could be adversely affected.

After the closing of the Merger, JBI expects to integrate ABI’s business into its own. The integration process and JBI’s ability to successfully conduct ABI’s business after the Merger will require the experience and expertise of key employees of Oceanside Bank. Therefore, the ability to successfully integrate ABI’s operations with those of JBI, as well as the future success of the combined company’s operations, will depend, in part, on JBI’s ability to retain key employees of Oceanside Bank following the Merger. JBI may not be able to retain key employees for the time period necessary to complete the integration process or beyond. Although JBI does not have any reason to believe any of these employees will cease to be employed by JBI, the loss of such employees could adversely affect JBI’s ability to successfully conduct its business in the markets in which ABI now operates, which could have an adverse effect on JBI’s financial results and the value of its common stock.

The Merger cannot be completed unless regulatory approvals are received and conditions of those approvals are met.

We cannot complete the Merger unless JBI receives the necessary regulatory approvals and we may not receive all regulatory approvals. We have filed applications with the Federal Reserve Board and the Florida Office of Financial Regulation (the “OFR”) seeking approval of the Merger.  In addition, the Federal Reserve Board or the OFR may impose conditions on the completion of the Merger or require changes in the terms of the Merger. These conditions or changes could result in termination of the Merger Agreement, or could have the effect of delaying completion of the Merger or imposing additional costs or limiting the possible revenues of the combined company.

Also, in connection with the Stock Purchase and as a condition precedent to the Stock Purchase and the Merger, the lead Investor must become a bank holding company by application to, and approval by, the Federal Reserve Board.   The lead Investor may be unable to obtain approval by the Federal Reserve Board to be a bank holding company, which could ultimately result in termination of the Merger Agreement.

The Merger Agreement limits ABI’s ability to pursue alternatives to the Merger.

The Merger Agreement contains provisions that limit ABI’s ability to discuss, facilitate or commit to competing third party proposals to acquire all or a significant part of ABI. In addition, ABI has agreed to pay JBI a fee of $300,000 if the transaction is terminated because ABI decides to pursue another acquisition transaction. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of ABI from considering or proposing that acquisition even if it were prepared to pay a higher per share price than that proposed in the Merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire ABI than it might otherwise have proposed to pay.

Certain directors and executive officers of ABI have economic interests in the Merger that are different from, or in addition, to their interests as shareholders.

Executive officers and directors of ABI and JBI negotiated the terms of the Merger Agreement, and the ABI and JBI boards of directors approved the Merger Agreement and the Merger and the ABI board of directors recommended that their shareholders vote to approve the Merger Agreement and the Merger. In considering these facts and the other information in this proxy statement/prospectus, you should be aware that certain directors and executive officers of ABI have economic interests in the Merger other than their interests as shareholders. For example, ABI’s directors will receive indemnification from JBI after the Merger closes, and certain directors and executive officers of ABI will receive cash payments from JBI in connection with the termination of their salary continuation agreements. The board of directors of ABI was aware of these interests at the time it approved the Merger. These interests may cause ABI’s directors and executive officers to view the Merger proposal differently and more favorably than you may view it.

If the Merger does not constitute a reorganization under Section 368(a) of the Code, then ABI shareholders may be responsible for payment of U.S. federal income taxes.

The United States Internal Revenue Service, or “IRS,” may determine that the Merger does not qualify as a tax-free reorganization under Section 368(a) of the Code. In that case, each ABI shareholder would recognize a gain or loss equal to the difference between (i) the fair market value of the JBI common stock and cash received by the shareholder in the Merger and (ii) the shareholder’s adjusted tax basis in the shares of ABI common stock exchanged therefor.

If the Merger is not completed, the trading price of ABI common stock could decline.

If the Merger is not completed, ABI may be subject to a number of material risks, including that the price of ABI’s common stock may decline to the extent that the current market price of ABI’s common stock reflects an assumption that the Merger will be completed.

The unaudited pro forma financial information included in this proxy statement/prospectus is preliminary, and JBI’s actual financial position and results of operations after the Merger may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

The unaudited pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Merger been completed on the dates indicated.

The Merger will not be completed unless important conditions are satisfied.

Specified conditions set forth in the Merger Agreement must be satisfied or waived to complete the Merger. If the conditions are not satisfied or waived, to the extent permitted by law or stock exchange rules, the Merger will not occur or will be delayed and each of JBI and ABI may lose some or all of the intended benefits of the Merger. The following conditions, in addition to other customary closing conditions, must be satisfied or waived, if permissible, before JBI and ABI are obligated to complete the Merger:

•	the Merger Agreement and Merger must be approved by the holders of at least 70% of the outstanding shares of ABI common stock as of the record date of the ABI Special Meeting;

•	all required regulatory consents must be obtained;

•	the Stock Purchase and the amendment and restatement of JBI’s articles of incorporation and bylaws are approved by JBI shareholders;

•
the satisfaction of the conditions to closing in the Stock Purchase Agreement and the receipt of notification from the Investors they have received all funds necessary to complete the Stock Purchase; and

•	the absence of any law or order by a court or regulatory authority that prohibits, restricts or makes illegal the Merger.

Sales of substantial amounts of JBI common stock in the open market by former ABI shareholders could depress JBI’s stock price.

Other than shares held by persons who will be affiliates of JBI after the Merger, shares of JBI common stock that are issued to shareholders of ABI will be freely tradable without restrictions or further registration under the Securities Act.

As of the record date, JBI had approximately                       million shares of common stock outstanding and approximately                      million shares of common stock subject to outstanding options and other rights to purchase or acquire its shares. JBI currently expects that it will issue approximately 3.25 million shares of JBI common stock in connection with the Merger and the Stock Purchase.

If the Merger is completed and if ABI’s shareholders sell substantial amounts of JBI common stock in the public market following completion of the Merger, the market price of JBI common stock may decrease. These sales might also make it more difficult for JBI to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate.

Risks Related to the JBI Business

Since JBI commenced operations in 1999, it has had a relatively short history of experiencing profits.

JBI relies on the profitability of Jacksonville Bank to provide funding for its operations.  JBI cannot assure you that it will consistently operate profitably in the future.  While JBI projects that Jacksonville Bank will be profitable in the foreseeable future periods, it is unable to assure you that it will earn profits as projected, that it will be able to maintain profitability, or that Jacksonville Bank will be able to consistently fund its ongoing operations.

JBI’s capital may not be adequate to continue to support the current rate of growth.

Future capital requirements depend on many factors, including the ability to successfully attract new customers and provide additional services, the timing of opening new branch locations, the decision to acquire or merger with other banks or bank holding companies, changes in regulatory requirements for capital and Jacksonville Bank’s profitability levels. If adequate capital is not available, JBI will be subject to an increased level of regulatory supervision, it may not be able to expand its operations, and its business operating results and financial condition could be adversely affected.

JBI may require additional capital in the future, which could result in dilution of its shareholders’ ownership interest.

Any capital that is likely to be generated by JBI’s operations over the next several years is expected to be needed to continue expanding its operations.  Additionally, JBI’s board of directors may determine from time to time that, in order to support its strategic objectives, there is a need to obtain additional capital through the issuance of additional shares of its common stock or other securities.  These issuances would dilute the ownership interest of then-current JBI shareholders, may dilute the per share book value of JBI’s common stock and would only require shareholder approval under certain circumstances.  The terms of security issuances by JBI in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.  Furthermore, any additional debt or equity financing that JBI may need may not be available on terms favorable to JBI, or at all.

JBI may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. JBI may also be required to recognize non-cash expenses in connection with certain securities its issues, such as convertible notes and warrants, which may adversely impact JBI’s financial condition.

JBI may face risks with respect to future expansion.

JBI may acquire other financial institutions in the future and may engage in additional de novo branch expansion. Acquisitions and mergers involve a number of risks, including:

•	the time and costs associated with identifying and evaluating potential acquisitions and merger partners, and negotiation and consummation of any such transaction;

•	the estimates and judgments used to evaluate credit, operations, management and market risks with respect to the target institution may not be accurate;

•
the time and costs of evaluating new markets, hiring experienced local management and opening new offices, and the time lags between these activities and the generation of sufficient assets and deposits to support the costs of the expansion;

•	the ability to finance an acquisition and possible ownership and economic dilution to existing shareholders;

•	the diversion of management’s attention to the negotiation of a transaction, and the integration of the operations and personnel of the combining businesses;

•	entry into new markets where JBI lacks experience;

•	the introduction of new products and services into JBI’s business;

•	the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse effects on results of operations; and

•	the risk of loss of key employees and customers.

JBI may incur substantial costs to expand and can give no assurance such expansion will result in the levels of profits JBI would expect.  JBI may issue equity securities, including common stock, in connection with future acquisitions, which could cause ownership and economic dilution to JBI’s shareholders.  There is no assurance that, following any future mergers or acquisitions, JBI’s integration efforts will be successful or, after giving effect to the acquisition, that JBI will achieve profits comparable to, or better than, its historical experience.

Customers may not repay their loans, which could have a material adverse effect on JBI’s profitability.

The risk that customers may fail to repay their loans is inherent in any bank lending relationship.  If JBI’s loans are not repaid in accordance with the loan terms, it could have a material adverse effect on JBI’s earnings and overall financial condition as well as the value of its common stock. JBI focuses its lending activity in commercial, commercial real estate, residential, home equity and consumer loans.  These loans bear a high risk of becoming past due and nonaccrual, which may negatively impact JBI’s financial condition or results of operations.

JBI’s management attempts to minimize credit exposure by carefully monitoring the concentration of loans within specific industries and through loan application and approval procedures. However, JBI is unable to assure you that such monitoring and procedures will reduce lending risks.  Credit losses can cause insolvency and failure of a financial institution and, in such event, JBI shareholders could lose their entire investment.

JBI’s business focus in the Jacksonville area of Florida could make it vulnerable to adverse economic conditions in the area.

JBI’s operations are materially affected by and sensitive to the economy of its market areas in northeastern Florida, and are particularly impacted by the economic conditions in Duval County and the Jacksonville metropolitan area. Because JBI’s business is focused in the Jacksonville area, it could be more affected by a weakening of the Jacksonville area economy than banking institutions with operations in diverse geographic areas.

JBI’s location on the east coast of Florida makes it susceptible to weather-related problems.

JBI relies on ongoing operations to sustain profitability. Jacksonville Bank branches and corporate headquarters are located in the Jacksonville area of Florida and can be impacted by severe weather.  The State of Florida has been vulnerable to physical effects on JBI’s business such as tropical storms, hurricanes or tornadoes. Although JBI has a disaster recovery plan in place, it cannot ensure that severe weather conditions will not have a material adverse effect on its financial condition, results of operations, or cash flows.

JBI’s concentration in loans secured by real estate may increase its credit losses, which would negatively affect its financial results.

Due to the nature of JBI’s market, a significant portion of its portfolio has historically been secured with real estate.  As of December 31, 2009, approximately 68.1% of JBI’s $391.4 million loan portfolio was secured by commercial real estate (including construction and land).

The current downturn in the real estate market, the deterioration in the value of collateral, and the local and national economic recessions have adversely affected JBI’s clients’ ability to repay their loans.  If these conditions persist, or worsen, JBI’s clients’ ability to repay their loans will be further eroded.  In the event JBI is required to foreclose on a property securing one of its mortgage loans or otherwise pursue its remedies in order to protect its investment, JBI may be unable to recover funds in an amount equal to its projected return on its investment or in an amount sufficient to prevent a loss to JBI due to prevailing economic conditions, real estate values and other factors associated with the ownership of real property.  As a result, the market value of the real estate or other collateral underlying JBI’s loans may not, at any given time, be sufficient to satisfy the outstanding principal amount of the loans, and consequently, JBI would sustain loan losses.

Current economic conditions and industry developments may adversely affect JBI’s business and financial results.

If the current U.S. recession continues for a long period of time or the economy and industry experience further deterioration, there can be no assurance that JBI’s business, its industry or results of operations will not be significantly adversely impacted.  JBI may have further increases in loan losses, deterioration of capital or limitations on its access to funding or capital.  A prolonged recession could also cause further deterioration in real estate values that could drive foreclosures and higher losses than JBI has historically experienced.

Current levels of market volatility have been significant, and negative conditions and new developments in the financial services industry and the credit markets have and may continue to adversely affect JBI’s operations, financial performance and stock price.

The capital and credit markets have been experiencing volatility and disruption for more than a year. The markets have placed downward pressure on stock prices and the availability of capital, credit and liquidity has been adversely affected for many issuers, in some cases, without regard to those issuers’ underlying financial condition or performance. If current levels of market disruption and volatility continue or worsen, JBI may experience adverse effects, which may be material, on its ability to maintain or access capital and credit, and on its business, financial condition (including liquidity) and results of operations.

Uncertainty about the economy and its direction with the expectation for little or no economic growth as well as high unemployment during the next 12-18 months has adversely affected the financial markets. Loan portfolio performances have deteriorated at many financial institutions, including JBI’s, resulting from, among other factors, a weak economy and a decline in the value of the collateral supporting loans. The competition for deposits has increased significantly due to liquidity concerns. Stock prices of bank holding companies, like JBI, have been negatively affected by the recent and current conditions in the financial markets, as has JBI’s ability, if needed, to raise capital, compared to prior years.

Recent legislation and government actions in response to market and economic conditions may significantly affect JBI’s operations, financial condition, and earnings.

In response to this financial crisis affecting the banking system and financial markets, the United States Congress enacted the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009. Under these and other laws and government actions:

•
the U.S. Department of the Treasury, or “Treasury,” has provided capital to financial institutions and adopted programs to facilitate and finance the purchase of problem assets and finance asset-backed securities via the Troubled Assets Relief Program, or “TARP”;

•
the FDIC has temporarily increased the limits on federal deposit insurance and has also provided temporary liquidity guarantee, or “TLG”, of all FDIC-insured institutions and their affiliates’ debt, as well as deposits in noninterest-bearing transaction deposit accounts; and

•	the federal government has undertaken various forms of economic stimulus, including assistance to homeowners in restructuring mortgage payments on qualifying loans.

TARP and the TLG are winding down, and the effects of this wind-down cannot be predicted. In addition, the federal government is considering various proposals for a comprehensive overhauling reform of the financial services industry and markets and coordinating reforms with other countries. There can be no assurance that these various initiatives or any other future legislative or regulatory initiatives will be successful at improving economic conditions globally, nationally or in JBI’s markets, or that the measures adopted will not have adverse consequences.

Changes in business and economic conditions, in particular in the Florida market in which JBI operates, could continue to lead to lower revenue, lower asset quality and lower earnings.

Unlike larger national or regional banks that are more geographically diversified, JBI’s business and earnings are closely tied to economic conditions in Northeast Florida. The local economy is heavily affected by population inflows, real estate, tourism and other service-based industries. Factors that could affect these local economies include declines in local population growth and tourism, higher energy costs, higher unemployment rates, reduced consumer or corporate spending, natural disasters or adverse weather, and the recent significant deterioration in general economic conditions. The current economic recession has been exacerbated by the declines in valuations of commercial and residential real estate in JBI’s markets after years of growth. Unemployment has also been significant and a sustained economic downturn could further adversely affect the quality of JBI’s assets, credit losses, and the demand for its products and services, which could lead to lower revenue and lower earnings.

JBI regularly monitors changes in the economy, including population growth, levels of visitor arrivals and spending, changes in housing prices, and unemployment rates. These trends have contributed to an increase in JBI’s nonperforming loans and reduced asset quality. If market conditions remain at current levels or deteriorate, they may lead to additional valuation adjustments on JBI’s loan portfolios and real estate owned as it continues to reassess the market value of its collateral supporting loans, the losses associated with loans, and the net realizable value of other real estate owned.

The costs of regulatory assessments and the TLG guarantees have increased and are expected to continue to adversely affect JBI’s results of operations.

Regulatory assessments increased substantially, from $417,000 in 2008 to $1.0 million in 2009, which includes a special assessment. JBI expects to pay higher FDIC premiums in the future. Bank failures have significantly depleted the FDIC’s Deposit Insurance Fund and reduced its ratio of reserves to insured deposits. The FDIC has adopted a revised risk-based deposit insurance assessment schedule which raised deposit insurance premiums, and the FDIC has also implemented a special assessment on all depository institutions. Additional special assessments may be imposed by the FDIC for future periods. JBI participates in the FDIC’s Temporary Liquidity Guarantee Program, or TLG, for noninterest-bearing transaction deposit accounts guarantee program and debt guarantee program. Banks that participate in the TLG’s noninterest-bearing transaction account guarantee pay the FDIC a fee for such guarantee. These actions have significantly increased JBI’s noninterest expense in 2009 and are expected to increase its costs for the foreseeable future.

JBI’s cost of funds may increase as a result of general economic conditions, interest rates and competitive pressures.

Because JBI depends on deposits as a source of liquidity, a decrease in deposits would adversely affect its ability to continue as a going concern. JBI has traditionally obtained funds principally through local deposits and it has a base of lower cost transaction deposits. Generally, JBI believes local deposits are a more stable source of funds than brokered deposits or other borrowings because local accounts typically reflect a mix of transaction and time deposits, whereas brokered deposits typically are higher cost time deposits. JBI’s costs of funds and its profitability and liquidity are likely to be adversely affected, if and to the extent JBI has to rely upon higher cost borrowings from other institutional lenders or brokers to fund loan demand or liquidity needs, and changes in its deposit mix and growth could adversely affect its profitability and the ability to expand its loan portfolio. As of March 31, 2010, brokered deposits accounted for approximately $20.4 million, or approximately 5.25%, of JBI’s total consolidated deposits.

An inadequate allowance for loan losses would reduce JBI’s earnings.

The success of JBI depends to a significant extent upon the quality of its assets, particularly loans. In originating loans, there is a substantial likelihood that credit losses will be experienced. The risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan. Management maintains an allowance for loan losses based on, among other things, anticipated experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectibility of the loan portfolio and provides an allowance for probable loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate collectibility is considered questionable.

As of March 31, 2010, JBI’s allowance for loan losses was approximately $7.6 million, which represented 1.95% of its total amount of loans.  JBI had approximately $7.4 million in nonperforming loans as of March 31, 2010.  JBI manages any nonperforming loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate loan loss allowance. The allowance may not prove sufficient to cover future loan losses. Further, although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or adverse developments arise with respect to JBI’s nonperforming or performing loans. Accordingly, the allowance for loan losses may not be adequate to cover loan losses or significant increases to the allowance may be required in the future if economic conditions should worsen. Material additions to JBI’s allowance for loan losses would result in a decrease of JBI’s net income and, its capital, among other adverse consequences.

Nonperforming assets take significant time to resolve and adversely affect JBI’s results of operations and financial condition.

At March 31, 2010, JBI’s nonperforming loans were $7.4 million, or 1.9% of its gross loan portfolio, and its nonperforming assets (which include nonperforming loans) were $11.1 million, or 2.45% of total assets. In addition, JBI had approximately $4.4 million in accruing loans that were 30 to 89 days delinquent at March 31, 2010.

JBI’s nonperforming assets adversely affect its net income in various ways. Until economic and market conditions improve, JBI may continue to incur additional losses relating to an increase in nonperforming loans. JBI does not record interest income on non-accrual loans or other real estate owned, thereby adversely affecting its income, and increasing its loan administration costs. JBI does incur the costs of funding problem assets and other real estate owned, however. When JBI takes collateral in foreclosures and similar proceedings, it is required to mark the collateral to its then fair value less expected selling costs, which, when compared to the principal amount of the loan, may result in a loss. In addition, given the increased levels of mortgage foreclosures in JBI’s market areas, the foreclosure process is now taking longer than it has in the recent past; this has served to increase the cost of foreclosures and the time needed to take title to the underlying property. Once JBI takes possession to foreclosed real estate, the costs of maintenance, taxes, security and potential environmental liability can be significant and serve to decrease the amount of recovery JBI may realize upon a sale of the property.

Unexpected losses in future reporting periods may require JBI to adjust the valuation allowance against its deferred tax assets.

JBI evaluates the deferred tax assets for recoverability based on all available evidence.  This process involves significant management judgment about assumptions that are subject to change from period to period based on changes in tax laws or variances between the future projected operating performance and the actual results.  JBI is required to establish a valuation allowance for deferred tax assets if it determines, based on available evidence at the time the determination is made, that it is more likely than not that some portion or all of the deferred tax assets will not be realized.  In determining the more-likely-than-not criterion, JBI evaluates all positive and negative evidence as of the end of each reporting period.  Future adjustments, either increases or decreases, to the deferred tax asset valuation allowance will be determined based upon changes in the expected realization of the net deferred tax assets.  The realization of the deferred tax assets ultimately depends on the existence of sufficient taxable income in either the carry-back or carry-forward periods under the tax law.  Due to significant estimates utilized in establishing the valuation allowance and the potential for changes in facts and circumstances, it is reasonably possible that JBI will be required to record adjustments to the valuation allowance in future reporting periods.  Such a change could have a material adverse effect on JBI’s results of operations, financial condition and capital position.

JBI may incur losses if it is unable to successfully manage interest rate risk.

JBI’s profitability depends to a large extent on Jacksonville Bank’s net interest income, which is the difference between income on interest-earning assets such as loans and investment securities, and expense on interest-bearing liabilities such as deposits and its borrowings. JBI is unable to predict changes in market interest rates, which are affected by many factors beyond JBI’s control, including inflation, recession, unemployment, money supply, domestic and international events and changes in the United States and other financial markets. JBI’s net interest income may be reduced if: (i) more interest-earning assets than interest-bearing liabilities reprice or mature during a time when interest rates are declining or (ii) more interest-bearing liabilities than interest-earning assets reprice or mature during a time when interest rates are rising.

Changes in the difference between short-term and long-term interest rates may also harm JBI’s business. For example, short-term deposits may be used to fund longer-term loans. When differences between short-term and long-term interest rates shrink or disappear, the spread between rates paid on deposits and received on loans could narrow significantly, decreasing JBI’s net interest income.

If market interest rates rise rapidly, interest rate adjustment caps may limit increases in the interest rates on adjustable rate loans, thus reducing JBI’s net interest income because JBI may need to pay the higher rates on its deposits and borrowings while being limited on the repricing of these loans due to the interest rate caps.

Liquidity risks could affect operations and jeopardize JBI’s financial condition.

Liquidity is essential to JBI’s business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on JBI’s liquidity. JBI’s funding sources include federal funds purchased, brokered and other non-core deposits, and short- and long-term debt. If JBI becomes less than adequately-capitalized at any time, it will not be able to accept, renew or rollover brokered deposits (including deposits through the CDARs program). JBI would also become limited by the FDIC in the rates it could pay on any deposits.

Since late 2007, and particularly during the second half of 2008 and through 2009, the financial services industry and the credit markets generally have been materially and adversely affected by reduced availability of liquidity. The liquidity issues have been particularly acute for regional and community banks, as many larger correspondent lenders have significantly curtailed their lending to regional and community banks due to the increased levels of losses that they have suffered on such loans. In addition, many of the larger correspondent lenders have reduced or even eliminated Federal Funds lines for their correspondent customers. Furthermore, regional and community banks generally have less access to the capital markets than do the national and super-regional banks because of their smaller size and limited analyst coverage.

JBI and Jacksonville Bank are subject to extensive governmental regulation.

JBI and Jacksonville Bank are subject to extensive governmental regulation. Bank regulators have imposed various conditions, including, among other things, that JBI and Jacksonville Bank will: (1) not assume additional debt without prior approval by the Federal Reserve Board; (2) remain well-capitalized at all times (maintain a total Risk-Based Capital ratio of 10% and a Tier 1 leverage ratio of 8%); (3) make appropriate filings with the regulatory agencies; and (4) meet all regulatory requirements. The regulatory capital requirements imposed on Jacksonville Bank could have the effect of constraining growth.

JBI and Jacksonville Bank are subject to extensive state and federal government supervision and regulations that impose substantial limitations with respect to loans, purchase of securities, payment of dividends, and many other aspects of the banking business. Regulators include the Board of Governors of the Federal Reserve System, the FDIC, and the OFR. Applicable laws, regulations, interpretations, assessments and enforcement policies have been subject to significant and sometimes retroactively applied changes and may be subject to significant future changes. Regulatory agencies are funded, in part, by assessments imposed upon banks. The FDIC Board of Directors approved a new system for risk-based assessments effective January 1, 2007, which resulted in additional cost to Jacksonville Bank in support of a designated reserve ratio. Additional assessments could occur in the future which could impact JBI’s financial condition. Many of these regulations are intended to protect depositors, the public, and the FDIC, not shareholders. Future legislation or government policy could adversely affect the banking industry, JBI’s operations, or shareholders. The burden imposed by federal and state regulations may place banks, in general, and JBI, specifically, at a competitive disadvantage compared to less regulated competitors. Federal economic and monetary policy may affect JBI’s ability to attract deposits, make loans, and achieve satisfactory operating results.

Recently enacted regulatory reform may have a material impact on JBI’s operations.

On July 21, 2010, President Obama signed into law The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act restructures the regulation of depository institutions and contains various provisions designed to enhance the regulation of depository institutions and prevent the recurrence of a financial crisis such as that which occurred in 2008-2009. Included is the creation of a new federal agency to administer and enforce consumer and fair lending laws, a function that is now performed by the depository institution regulators. The federal preemption of state laws currently accorded federally chartered depository institutions will be reduced as well. The full impact of the Dodd-Frank Act on JBI’s business and operations will not be known for years until regulations implementing the statute are written and adopted. The Dodd-Frank Act may have a material impact on JBI’s operations, particularly through increased compliance costs resulting from possible future consumer and fair lending regulations.

JBI could be negatively impacted by changes in interest rates and economic conditions.

JBI’s results of operations may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate market values, rapid changes in interest rates, and the monetary and fiscal policies of the federal government.  JBI’s profitability is partly a function of the spread between the interest rates earned on investments and loans and those paid on deposits and other liabilities.  As with most banking institutions, JBI’s net interest spread is affected by general economic conditions and other factors that influence market interest rates.  Changes in interest rates may negatively affect JBI’s earnings and the value of its assets.  Changes in interest rates may affect JBI’s level of interest income, the primary component of its gross revenue, as well as the level of JBI’s interest expense, its largest recurring expenditure.  In a period of rising interest rates, JBI’s interest expense could increase in different amounts and at different rates while the interest that JBI earns on its assets may not change in the same amounts or at the same rates.  Accordingly, increases in interest rates could decrease JBI’s net interest income.  At any given time, JBI’s assets and liabilities may be affected differently by a given change in interest rates.  As a result, an increase or decrease in rates could have a material adverse effect on JBI’s net income, capital and liquidity.  While JBI takes measures to reduce interest-rate risk, these measures may not adequately minimize exposure to interest-rate risk.

JBI is dependent on the operating performance of Jacksonville Bank to provide JBI with operating funds.

JBI is a bank holding company and is dependent upon dividends from Jacksonville Bank for funds to pay expenses and, if declared, cash dividends to shareholders. Jacksonville Bank is subject to regulatory limitations regarding the payment of dividends. Therefore, Jacksonville Bank may not be able to provide JBI with adequate funds to conduct its ongoing operations.

JBI faces competition from a variety of competitors.

Jacksonville Bank faces competition for deposits, loans and other financial services from other community banks, regional banks, out-of-state and in-state national banks, savings banks, thrifts, credit unions and other financial institutions as well as other entities that provide financial services, including consumer finance companies, securities brokerage firms, mortgage brokers, insurance companies, mutual funds, and other lending sources and alternative investment providers. Some of these financial institutions and financial services organizations are not subject to the same degree of regulation as JBI and Jacksonville Bank.  Jacksonville Bank faces increased competition due to the Gramm-Leach-Bliley Act (the “GLB Act”) that allows insurance firms, securities firms, and other non-traditional financial companies to provide traditional banking services. It can be expected that significant competition will continue from existing financial services providers, as well as new entrants to the market. Many of these competitors have been in business for many years, have established customers, are larger, have substantially higher lending limits than Jacksonville Bank does, and are able to offer certain services that Jacksonville Bank does not provide, such as certain loan products and international banking services. In addition, many of these entities have greater capital resources than JBI has, which among other things may allow them to price their services at levels more favorable to the customer or to provide larger credit facilities. If Jacksonville Bank is unable to attract and retain customers with personal services, attractive product offerings and competitive rates, its business, results of operations, future growth and operational results will be adversely affected.

Jacksonville Bank’s lending limit restricts its ability to compete with larger financial institutions.

Jacksonville Bank’s per customer lending limit is approximately $9.6 million, subject to further reduction based on regulatory criteria relevant to any particular loan. Accordingly, the size of loans which Jacksonville Bank can offer to potential customers is less than the size that many of its competitors with larger lending limits are able to offer. This limit has affected and will continue to affect Jacksonville Bank’s ability to seek relationships with larger businesses in the market. Jacksonville Bank accommodates loans in excess of its lending limit through the sale of portions of such loans to other banks. However, Jacksonville Bank may not be successful in attracting or maintaining customers seeking larger loans or in selling portions of such larger loans on terms that are favorable to Jacksonville Bank.

JBI may need to spend significant money on technology in order to remain competitive.

The banking industry continues to undergo rapid technological changes with frequent introduction of new technology-driven products and services. In addition to providing better service to customers, the effective use of technology increases efficiency and enables JBI to reduce costs. JBI’s future success depends in part upon its ability to address the needs of Jacksonville Bank’s customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional operating efficiencies. Many of JBI’s competitors have substantially greater resources to invest in technological improvements. Such technology may permit competitors to perform certain functions at a lower cost than JBI can. JBI may not be able to effectively implement new technology-driven products and services or be successful in marketing these to Jacksonville Bank’s customers.

Jacksonville Bank must comply with the Bank Secrecy Act and other anti-money laundering statutes and regulations.

Since September 11, 2001, banking regulators have intensified their focus on anti-money laundering and Bank Secrecy Act compliance requirements, particularly the anti-money laundering provisions of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”). There is also increased scrutiny of compliance with the rules enforced by the Office of Foreign Assets Control. In order to comply with regulations, guidelines and examination procedures in this area, Jacksonville Bank has been required to adopt new policies and procedures and to install new systems. Jacksonville Bank cannot be certain that the policies, procedures and systems it has in place will permit it to fully comply with these laws. Furthermore, financial institutions that Jacksonville Bank has already acquired or may acquire in the future may or may not have had adequate policies, procedures and systems to fully comply with these laws. Whether Jacksonville Bank’s policies, procedures and systems are deficient or the policies, procedures and systems of the financial institutions that it has already acquired or may acquire in the future are deficient, Jacksonville Bank would be subject to liability, including fines and regulatory actions such as restrictions on its ability to pay dividends and to obtain regulatory approvals necessary to proceed with certain aspects of its business plan, including its acquisition plans.

Confidential customer information transmitted through Jacksonville Bank’s online banking service is vulnerable to security breaches and computer viruses, which could expose Jacksonville Bank to litigation and adversely affect Jacksonville Bank’s reputation and its ability to generate deposits.

Jacksonville Bank provides its clients the ability to bank online. The secure transmission of confidential information over the Internet is a critical element of banking online. Jacksonville Bank’s network could be vulnerable to unauthorized access, computer viruses, phishing schemes and other security problems. Jacksonville Bank may be required to spend significant capital and other resources to protect against the threat of security breaches and computer viruses, or to alleviate problems caused by security breaches or viruses. To the extent that Jacksonville Bank’s activities or the activities of its clients involve the storage and transmission of confidential information, security breaches and viruses could expose Jacksonville Bank to claims, litigation and other possible liabilities. Any inability to prevent security breaches or computer viruses could also cause existing clients to lose confidence in Jacksonville Bank’s systems and could adversely affect its reputation and its ability to generate deposits.

Risks Related to an Investment in JBI’s Common Stock

JBI’s common stock is thinly traded and, therefore, shareholders and investors may have difficulty selling shares.

JBI’s common stock is traded on the NASDAQ Global Market; however, JBI is unable to provide assurance that an active market will exist in the future or that shares can be liquidated without delay. The average daily trading volume in JBI common stock was 225 shares during the first quarter of 2010 and 1,205 in 2009.

JBI does not anticipate paying dividends for the foreseeable future.

JBI does not anticipate that dividends will be paid on its common stock for the foreseeable future. It is the policy of JBI’s board of directors to reinvest earnings for such period of time as is necessary to ensure JBI’s successful operations.  There are no current plans to initiate payment of cash dividends, and future dividend policy will depend on JBI’s earnings, capital and regulatory requirements, financial conditions and other factors considered relevant by JBI’s board of directors.  JBI is largely dependent upon dividends paid by Jacksonville Bank to provide funds to pay cash dividends if and when JBI’s board of directors may declare such dividends. No assurance can be given that future earnings will be sufficient to satisfy regulatory requirements and permit the legal payment of dividends to shareholders at any time in the future. Even if JBI could legally declare dividends, the amount and timing of such dividends would be at the discretion of its board of directors.

The market price of JBI’s common stock may be volatile.

The market price of JBI’s common stock is subject to fluctuations as a result of a variety of factors, including the following:

•	quarterly variations in JBI’s operating results or those of other banking institutions;

•	changes in national and regional economic conditions, financial markets or the banking industry; and

•	other developments affecting JBI or other financial institutions.

The trading volume of JBI’s common stock is limited, which may increase the volatility of the market price for its stock. In addition, the stock market has experienced significant price and volume fluctuations in recent years. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons not necessarily related to the operating performance of these companies.

Your shares of common stock will not be an insured deposit.

Shares of JBI common stock are not a bank deposit and are not insured or guaranteed by the FDIC or any other government agency. Your investment will be subject to investment risk, and you must be capable of affording the loss of your entire investment.

GENERAL INFORMATION

This document constitutes a proxy statement and is being furnished to the record holders of ABI common stock as of           , 2010 in connection with the solicitation of proxies by the board of directors of ABI to be used at the ABI Special Meeting to be held on          , 2010, and any adjournment or postponement of the ABI Special Meeting. The purposes of the ABI Special Meeting are to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, and a proposal to adjourn the ABI Special Meeting to the extent necessary to solicit additional votes to approve the Merger Agreement and the transactions contemplated thereby.

This document also constitutes a prospectus of JBI relating to the JBI common stock to be issued to holders of ABI common stock upon completion of the Merger. The actual total number of shares of JBI common stock to be issued in the Merger will depend on the number of shares of ABI common stock outstanding at the time of the Merger.

JBI has supplied all information contained herein relating to JBI and ABI has supplied all such information relating to ABI.

ABI SPECIAL MEETING OF SHAREHOLDERS

This proxy statement/prospectus is furnished in connection with the solicitation of proxies in connection with the ABI Special Meeting.

Place, Date and Time

The ABI Special Meeting will be held at             , Florida on           , 2010 at  a.m./p.m., local time.

Purpose of the ABI Special Meeting

At the ABI Special Meeting, ABI shareholders will be asked to consider and vote upon the proposals to (i) approve the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) grant discretionary authority to the persons named as proxies to adjourn the meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement and the Merger.

Recommendation of ABI’s Board of Directors

The board of directors of ABI approved the Merger Agreement and the Merger and determined that the Merger is advisable and in the best interests of ABI and its shareholders.  Accordingly, ABI’s board of directors unanimously recommends that ABI shareholders vote “FOR” all of the proposals.

In considering the recommendation of ABI’s board of directors, ABI shareholders should be aware that ABI’s directors and executive officers may have interests in the Merger that are different from, or in addition to, those of ABI shareholders. See “Interests of ABI’s Directors and Executive Officers and ABI’s Affiliates in the Merger” on (page 49).

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of ABI common stock at the close of business on           , 2010, the record date for the ABI Special Meeting, will be entitled to vote at the ABI Special Meeting. At the close of business on the record date, ABI had approximately                shares of common stock outstanding and entitled to vote. Holders of record of shares of ABI common stock on the record date are entitled to one vote per share on each matter considered at the ABI Special Meeting.

A quorum of shareholders is necessary to hold a valid special meeting. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum to transact business at the meeting.

Voting of Proxies

Proxies are being solicited on behalf of ABI’s board of directors for use at the ABI Special Meeting. If you are an ABI shareholder of record, you may submit a proxy for the ABI Special Meeting by completing, signing, dating and returning the proxy card in the pre-addressed envelope provided. All signed, returned proxy cards that are not revoked will be voted in accordance with the instructions on the proxy card. Returned signed proxy cards that give no instructions as to how they should be voted on a particular proposal will be counted as votes “FOR” that proposal.

If you are an ABI shareholder of record, you may also vote in person at the ABI Special Meeting. If you hold shares of ABI in street name, you may not vote in person at the ABI Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Revoking of Proxies

An ABI shareholder may revoke a proxy at any time before it is voted. A proxy may be revoked by completing, signing, dating and returning a proxy with a later date, which is received by ABI before the vote is taken, by delivering a written, dated notice of revocation to the Corporate Secretary of ABI, which is received by ABI before the vote is taken, stating that the proxy is revoked or by attending the meeting and voting in person. If a shareholder has instructed a broker, bank or nominee to vote the shareholder’s shares of ABI common stock by executing a voting instruction card, such shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions.

Effect of Abstentions

If an ABI shareholder indicates on his or her proxy card or voting instruction card that the ABI shareholder wishes to abstain from voting, these shares are considered present and entitled to vote at the meeting and will count toward determining whether or not a quorum is present. If an ABI shareholder does not sign and send in the proxy card or vote in person at the ABI Special Meeting, or if the shareholder marks the “abstain” box on the proxy card or voting instruction card:

•	it will have the same effect as a vote against the proposal to approve the Merger and the Merger Agreement; but

•	it will have no effect on the proposal to grant discretionary authority to adjourn the ABI Special Meeting.

Effect of Broker Non-Votes

Broker non-votes occur where a broker holding stock in “street name” is entitled to vote the shares on some matters but not others. If shares are in street name (or held by a broker) and the shareholder does not give his broker voting instructions on those matters for which the broker has no discretion, the missing votes are broker non-votes. Broker non-votes will be deemed present for quorum purposes for all proposals to be voted on at the ABI Special Meeting. Broker non-votes:

•	will have the same effect as a vote against the proposal to approve the Merger and approve the Merger Agreement; but

•	will have no effect on the proposal to grant discretionary authority to adjourn the ABI Special Meeting.

Required Vote

Approval of the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least 70% of the shares of ABI common stock outstanding on the record date of the ABI Special Meeting. Directors of ABI beneficially owning 14.5% of the outstanding shares of ABI common stock have agreed, subject to certain exceptions, to vote to approve the Merger Agreement and the Merger.

Approval of the proposal to grant discretionary authority to the persons named as proxies to adjourn the ABI Special Meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy and actually cast at the ABI Special Meeting.

The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal.

Solicitation of Proxies

ABI has retained Regan & Associates, Inc. to serve as its proxy solicitor for the ABI Special Meeting.  For this service, ABI will pay to Regan a $10,000 fee.  ABI is also soliciting the proxies of its shareholders. In addition to the solicitation of proxies by use of the mail, certain directors, officers and other employees of Oceanside Bank may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. ABI will not pay additional compensation to its directors, officers and employees for their solicitation efforts, but ABI will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. ABI will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names. ABI and JBI will share the costs of preparing this proxy statement/prospectus.  ABI will bear all costs of assembling, printing and mailing the ABI Notice of Special Meeting of Shareholders, this proxy statement/prospectus, the enclosed proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

Expenses of Soliciting Proxies

The solicitation of proxies from ABI shareholders is made on behalf of the ABI board of directors. The expense of soliciting proxies of ABI shareholders will be borne by ABI. After the original mailing of the proxies and other soliciting materials, ABI, its agents and/or Regan & Associates, Inc. may also solicit proxies by mail, telephone, facsimile, email or in person.

ABI Stock Certificates

ABI shareholders should not send in any ABI stock certificates with their proxy cards. ABI stock certificates should be sent to ABI after the consummation of the Merger.  ABI shareholders will receive further instructions regarding the surrender of their ABI stock certificate(s).

Assistance

ABI’s proxy solicitor, Regan & Associates, Inc., will solicit proxies for the ABI Special Meeting. Representatives of Regan & Associates, Inc. will be available to assist ABI shareholders with respect to how to vote their shares. Shareholders requiring the assistance of Regan & Associates, Inc. should call (800) 737-3426.

ABI shareholders who have questions regarding the materials, need assistance voting their shares or require additional copies of the proxy statement/prospectus or proxy card should contact:

Atlantic BancGroup, Inc.
1315 South Third Street
Jacksonville Beach, Florida 32250
Attention: David L. Young, Chief Financial Officer
Telephone: (904) 247-9494

No Other Business

Under the Florida Business Corporation Act, business transacted at a special meeting is limited to matters specifically designated in the notice of the special meeting, which is provided at the beginning of this proxy statement/prospectus.  Accordingly, no business other than the matters discussed in this proxy statement/prospectus will be conducted at the ABI Special Meeting.

The grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the ABI Special Meeting. Any adjournment or postponement may be made without notice by an announcement made at the ABI Special Meeting. If the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, these persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Merger Agreement and the Merger, they will only have the authority to vote on such matter as instructed by you or your proxy or, if no instructions are provided, in favor of that adjournment or postponement. Any adjournment or postponement of the ABI Special Meeting for the purpose of soliciting additional proxies will allow ABI’s shareholders who have already granted their proxies to revoke them at any time before their use.

THE MERGER

The following is a description of the material aspects of the Merger and the Merger Agreement. While ABI and JBI believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you.  ABI and JBI encourage you to read carefully this entire proxy statement/prospectus, including the Merger Agreement attached to this proxy statement/prospectus as Annex A, for a more complete understanding of the Merger.

Summary of the Merger

The Merger is a proposed business combination between ABI and JBI where ABI will merge with and into JBI, with JBI surviving the Merger.  As soon as practicable after the Merger, JBI, as the surviving bank holding company, will merge Oceanside Bank with and into Jacksonville Bank, with Jacksonville Bank remaining as the surviving bank.

Background of the Merger

In late 2008, ABI’s board of directors concluded that ABI and Oceanside Bank would need to raise additional capital or engage in a strategic transaction (most likely a transaction resulting in Oceanside Bank being acquired) in order to survive the then-current economic recession and the anticipated levels of loan defaults caused by severe devaluation of real estate, including real estate securing loans made by Oceanside Bank. The ABI board’s conclusion was bolstered by Oceanside Bank’s loan losses in 2009 and 2010, and ultimately by the entry of a consent order against Oceanside Bank on January 7, 2010.

On January 26, 2009, the investment banking firm of Kendrick Pierce & Company Securities, Inc. (“Kendrick Pierce”) presented a capital financial analysis to ABI’s board of directors describing ABI’s condition and opportunities relative to other similarly situated financial institutions. Following this board meeting, ABI management participated in discussions with Kendrick Pierce regarding the merits of a potential private placement of ABI securities.

On February 11, 2009, the investment banking firm of Sun Trust Robinson Humphrey addressed ABI’s board of directors concerning its views on the viability of a rights offering and the possibility of finding a “right fit” strategic partner with which to merge.

On March 12, 2009, Mr. Chandler and ABI Chairman Donald Glisson met to discuss a possible merger with representatives of a local bank that believed it had substantial capital it was unable to effectively leverage. After a series of meetings, this institution determined that it was not interested in pursuing an acquisition of ABI or Oceanside Bank.

On March 13, 2009, representatives of ABI’s board of directors met with another local financial institution regarding a possible merger. A series of discussions followed, but on June 16, 2009, this institution advised ABI that it could not obtain the capital necessary to consummate the discussed merger.

On March 16, 2009, Mr. Chandler met with a representative of the investment banking firm of Baxter Fentriss and Company Co. (“Baxter”) regarding alternative sources of capital. Baxter expressed pessimism about the amount of capital available to an institution like ABI.

On March 18, 2009, Mr. Chandler spoke with a representative of the investment banking firm of Raymond James & Associates, Inc. (“RJA”). After RJA evaluated ABI’s size, RJA informed Mr. Chandler that ABI was too small for RJA to serve as ABI’s investment banking firm.

On June 11, 2009, ABI engaged Kendrick Pierce to serve as ABI’s financial advisor and exclusive placement agent in connection with a proposed offering of $7.5 million to $15.0 million of securities.

During summer 2009, ABI continued to meet with various investment bankers to discuss various capital raising alternatives and merger opportunities. At the same time, ABI and Kendrick Pierce began to prepare materials for a private or public offering of ABI securities. Although ABI never commenced an offering, the final terms considered by the ABI board involved selling $15 million of units of preferred stock and warrants in a private placement. The preferred stock would have paid a 9% cumulative dividend and been convertible based on a $4.00 per common share conversion price. Each warrant would have permitted the holder to purchase one share of common stock at $5.00 per share during a five-year exercise period. If the entire proposed offering was sold to only new ABI shareholders, those new shareholders would have acquired approximately 79% of ABI’s outstanding voting securities.

On August 26, 2009, ABI representatives met with representatives of JBI and CapGen Capital Group IV, LP (“CapGen”). At this meeting, the participants discussed a proposal in which ABI and JBI, and Oceanside Bank and Jacksonville Bank, would combine, CapGen would inject $25 million in capital into the combined entity, and JBI President Price Schwenck would become the CEO of the combined entity.

ABI’s board of directors approved proceeding with discussions and mutual due diligence with CapGen and JBI. As part of this process, and in order to encourage an investment by CapGen, ABI and JBI each agreed to CapGen’s request to permit KPMG to perform a valuation of the loan portfolio for both institutions. Based on KPMG’s initial analysis, CapGen agreed to invest $27.5 million in a combined ABI/JBI at a price of $10.00 per JBI share.

On September 1, 2009, ABI’s board of directors again met with representatives from Kendrick Pierce concerning the status of the potential private offering.

On October 9, 2009, ABI’s board of directors again met with representatives from Kendrick Pierce. At this time, Mr. Chandler estimated ABI’s capital needs at $12 million to $15 million. At this meeting, ABI’s board of directors also discussed the status of the proposed transaction with JBI and CapGen.

On October 15, 2009, representatives of ABI, JBI and CapGen met to discuss the proposed merger and investment. Based on due diligence to date, the participants discussed a proposal in which:

•	ABI would merge into JBI, and ABI shareholders would receive shares of JBI common stock based on a value of $3.50 per share of ABI common stock and $10.00 per share of JBI common stock;
•	Oceanside Bank would merge into Jacksonville Bank;
•	CapGen would inject $27.5 million in additional capital into JBI; and
•	Price Schwenck would be appointed the CEO of JBI.

ABI’s board of directors determined to continue to consider this proposal and to select a firm to prepare a fairness opinion.

On October 29, 2009, ABI’s board of directors met to review the terms and pricing of the proposal. Mr. Glisson reported that he had a discussion with representatives of CapGen and JBI concerning an alternative valuation scheme of $5.00 per ABI share and $7.50 per JBI share. Such a structure was not acceptable to JBI and CapGen. Mr. Glisson was instructed to make a counteroffer based on a $5.00 per share valuation for ABI and an $8.50 per share valuation for JBI. ABI’s board of directors also approved engaging Allen C. Ewing & Co. (“Ewing”) to provide financial advice and to render a fairness opinion to ABI.

In early November 2009, ABI’s board of directors determined to not proceed with a public or private offering of securities and to rather focus solely on consummating the merger/investment transaction with JBI and CapGen. The basis of this determination was ABI’s board of directors’ evaluation of other unsuccessful offerings among Florida banks, the uncertain environment for capital raising and bank operations and the uncertainty as to how long an offering would take to complete.

On November 19, 2009, a representative of Ewing met with ABI’s board of directors to discuss the proposed merger/investment transaction with JBI and CapGen. On December 4, 2009, Ewing presented a report to ABI’s board of directors regarding ABI’s capital raising options and the proposed merger/investment transaction with JBI and CapGen. In connection with its report, Ewing’s affiliate, Ewing Loan Advisors (“ELA”), reviewed the KPMG methodology and its application of tests and procedures to ensure that it had been applied in an even-handed manner to both banks. ELA reviewed the KPMG due-diligence report and determined that the valuation of the loan portfolio performed by KPMG for both banks had been conducted on a reasonable and fair basis. ELA also projected that the additional capital contribution by CapGen of $27.5 million to the combined banks should be sufficient to qualify for a “well-capitalized” capital status for the surviving bank and that without the infusion of this amount of capital, the regulatory approval of the merger was unlikely.

In connection with its review of the Ewing report, the ABI board discussed and considered various strategic options for ABI, as follows:

Maintain Existing Operations (Status Quo). In view of the significant capital requirements of ABI’s regulators resulting from their examinations of ABI, and as reflected in the Consent Order entered into by ABI with the FDIC and the OFR (effective as of January 7, 2010), the ABI board agreed that a “status quo” strategy was not a viable option to consider.

Raise $15,000,000 in Equity Capital. While Kendrick Pierce indicated they believed that a significant percentage of an offering could successfully be sold, Ewing questioned the likelihood of a successful offering in view of the current adverse market for the shares of small community banks and the increasing amount of ABI’s nonperforming assets and the relatively small equity of ABI. While public offerings of large bank holding companies have been accepted by the markets, the illiquidity of the markets for the share of smaller community banks is a major deterrent to their success. Ewing pointed out to ABI’s board of directors that the certainty of a successful stock offering was very low, that it would take several months, and that an extension of time from the current regulatory orders would be required.  ABI’s board of directors had no assurance that the regulators would grant any extensions and, if so, under what conditions.  After discussion, ABI’s board of directors elected not to pursue this option.

Merge With Another Bank. Ewing believed that it would be very difficult and unlikely that ABI, in a merger, could merge with a bank other than JBI that would meet regulatory requirements and that would offer terms more favorable to ABI shareholders than those of the proposed JBI/CapGen transaction. The ABI board noted that two other banks had initially expressed an interest in an acquisition of Oceanside Bank, but ultimately determined not to make a formal offer.

Merge with JBI with an Infusion of $27,500,000 in Equity by CapGen. Ewing observed that a merger of the two companies would create a $750 million bank with nine offices in metro-Jacksonville, and the bank would be the second largest community bank based in Northeast Florida.  The operations of the two companies complemented each other as Oceanside Bank featured retail banking and Jacksonville Bank, commercial banking.  Significant reductions of noninterest expense would be created by the merger, more products and services would be available for their combined customers, the resulting bank would have the ability to make larger loans, and the combined banks would have greater access to capital in future years.

Negotiations continued with JBI through the first four months of 2010, during which period the asset quality of both Oceanside Bank and Jacksonville Bank deteriorated further.  The parties determined that JBI should increase the amount of capital raised by $2.5 million to a total of $30 million and CapGen agreed to provide an investment of approximately $20 million, with other accredited investors agreeing to invest an aggregate of approximately $10 million. As a result of these continued negotiations, a pro forma ownership of the combined entities after the investment by CapGen and the other accredited investors developed to be as follows:

Shareholders	Pro Forma Shares	Percent of Pro Forma Total

ABI	249,503	5%
JBI	1,750,437	35%
CapGen	1,960,144	39%
Other Institutions	1,039,856	21%

Total	4,999,940	100%

Effective January 7, 2010, Oceanside Bank became subject to a Consent Order which, among other things, required it to significantly increase its capital levels.

On January 22, 2010, at a meeting of the ABI board of directors, Mr. Glisson advised that Ewing was prepared to orally report on the status of its fairness opinion; such presentation was ultimately made on January 27, 2010. Mr. Chandler advised that JBI would shortly circulate a draft merger agreement.

Through January and February 2010, JBI’s and CapGen’s due diligence review of ABI and Oceanside Bank continued.  During this time, JBI and CapGen reviewed ABI’s estimated financial results for the fourth quarter and expressed concern regarding ABI’s financial condition.  On February 8, 2010, JBI engaged a valuation firm to conduct a fair value analysis at ABI’s offices.  In early March, KPMG conducted a second loan review at ABI’s offices.

Also in January and February 2010 and through the spring, attorneys for ABI, JBI and CapGen began preparing, circulating and negotiating the terms of the Merger Agreement and Stock Purchase Agreement.

At a March 12, 2010 ABI board meeting, Mr. Chandler discussed his preliminary investigation of alternative sources of capital potentially available to ABI if the merger with JBI was not consummated. (Through early April, Mr. Chandler continued to have meetings with investment bankers concerning possible capital alternatives in the event negotiations with JBI and CapGen failed.) Also at that meeting, Mr. Glisson reported to the ABI board that JBI and CapGen now proposed valuing ABI stock at $2.00 per share. ABI’s board of directors instructed Mr. Glisson to contact JBI management to negotiate a higher valuation.

On March 19, 2010, ABI Chief Financial Officer David L. Young concluded his investigation into the evaluation of the United States Department of the Treasury’s Community Development Capital Initiative Program. In consultation with consultants T. Stephen Johnson and Associates, Inc., Mr. Young concluded that Oceanside Bank’s market area and branch locations would preclude Oceanside Bank from qualification for this program.

On April 2, 2010, ABI’s board of directors met to discuss a revised proposal from JBI and CapGen. Under this proposal, ABI stock would be valued at $2.00 per share and JBI’s stock would be valued at $10.00 per share. If Oceanside Bank was able to sell certain assets related to the “Via Mare” loan prior to closing, the cash proceeds would be distributed to ABI’s shareholders. At that time, ABI’s board of directors estimated that such payment could be as high as $0.65 per share. (These assets were ultimately sold on June 30, 2010, and the cash to be distributed is now estimated at $0.56112 per common share.) At this time, and again on April 23, 2010, the ABI board of directors unanimously approved accepting the proposal, pending negotiation of definitive transaction documents.

At a meeting of the ABI board of directors on May 5, 2010, the board again reviewed the factors in favor and against the proposed merger and investment with JBI and CapGen, and Ewing delivered an oral opinion, confirmed by delivery of a written opinion dated the same date, that the terms of the proposed Merger with JBI were fair, from a financial point of view, to the shareholders of ABI. Following the discussion and delivery of the fairness opinion, the ABI board approved the terms of a Merger Agreement, whereby the shareholders of ABI would receive 0.2 shares of JBI for each ABI share plus a contingent cash payment in the event of a sale by Oceanside Bank of certain of its assets.

On May 10, 2010, the parties executed and delivered the Merger Agreement.

ABI’s Reasons for the Merger and Recommendation of ABI’s Board of Directors

ABI’s board of directors evaluated the financial, market and other considerations bearing on the decision to adopt and recommend to its shareholders to approve the Merger Agreement and the Merger. The terms of the Merger are a result of arms-length negotiations between the representatives of ABI and JBI. In reaching its conclusion that the Merger Agreement is in the best interests of ABI and its shareholders, the ABI board of directors carefully considered the following material factors:

•
the consideration to be received in the proposed Merger, including the likelihood that ABI shareholders will not recognize any gain or loss for federal income tax purposes on the receipt of JBI common stock in the Merger;

•	a comparison of the terms of the proposed Merger with comparable transactions;

•	information concerning the business, financial condition, results of operations and prospects of ABI and JBI;

•	competitive factors and trends towards consolidation in the banking industry;

•	the review by the ABI board of directors with its legal and financial advisors of the provisions of the Merger Agreement;

•
the opinion rendered by Allen C. Ewing & Co. to the ABI board of directors that, based upon and subject to various matters set forth in its opinion, the terms of the Merger Agreement were fair, from a financial point of view, to ABI’s shareholders;

•	alternatives to the Merger, including continuing to operate ABI as an independent banking organization; and

•	the value to be received by the ABI shareholders in the Merger in relation to the historical book value, earnings and dividends per share of ABI common stock.

The ABI board of directors believes that by becoming part of a larger organization with greater resources, ABI shareholders will enjoy greater long-term appreciation of their investment and that ABI will be able to operate with greater efficiency, serve its customers and communities better and provide a broad array of services that will be more competitive in North Florida.

While each member of the ABI board of directors individually considered the foregoing and other factors, the board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The ABI board of directors collectively made its determination with respect to the Merger Agreement based on the conclusions reached by its members, in light of the factors that each of them considered appropriate, that the Merger Agreement is in the best interests of ABI’s shareholders.

ABI’s board unanimously recommends that ABI shareholders vote “FOR” the proposal to approve the Merger Agreement and the transactions contemplated thereby.

JBI’s Reasons for the Merger

JBI’s board of directors concluded that the Merger is in the best interests of JBI and its shareholders. In deciding to adopt and approve the Merger Agreement and to approve the Merger, JBI’s board of directors considered a number of factors, including, without limitation, the following:

•	management’s view that the Merger with ABI provides an attractive opportunity to expand JBI’s current operations in the greater Jacksonville area;

•	management’s view that the employees of Oceanside Bank add significant skills to the combined organization;

•	ABI’s community banking orientation and its compatibility with JBI and Jacksonville Bank;

•	the effectiveness of the Merger as a method of implementing and accelerating JBI’s growth strategy and objectives;

•
the complementary fit of the businesses of JBI and ABI, which JBI’s management believes will enable the combined company to deliver improved services to customers to achieve stronger financial performance and enhance shareholder value;

•	management’s review of the business, operations, earnings, and financial condition of ABI, including capital levels and asset quality;

•	management’s belief that the combined company will be positioned to benefit from increased credit portfolio diversity and increased lending capacity; and

•	management’s view that the combined organization will have greater access to capital and growth opportunities through mergers and acquisitions.

While each member of the JBI’s board of directors individually considered the foregoing and other factors, the board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. JBI’s board of directors collectively made its determination with respect to the Merger Agreement based on the conclusions reached by its members, in light of the factors that each of them considered appropriate, that the Merger Agreement is in the best interests of JBI’s shareholders.

Opinion of Allen C. Ewing & Co.

In November 2009, Ewing was engaged by ABI to provide financial advisory services to ABI with regard to strategic options available to ABI. Upon reaching agreement with JBI concerning the terms of a merger, the ABI’s Board of Directors requested that Ewing determine if the terms of the proposed Merger were fair, from a financial point of view, to the shareholders of ABI.  Ewing is an independent investment bank serving the Southeastern United States that provides specialized corporate finance services to community financial institutions. In the ordinary course of its investment banking business, Ewing is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. ABI selected Ewing as its financial advisor based upon Ewing’s qualifications, expertise and reputation in these types of matters.

General

A shareholder should consider the following when reading the discussion of Ewing’s opinion and the methodology used in its analysis:

•
The summary of the opinion of Ewing set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion that is attached to this document. You should read the opinion in its entirety for a full discussion of the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by Ewing in connection with its opinion and its provisions pertaining to market conditions prior to the closing date of the Merger.

•
Ewing’s opinion does not address the merits of the Merger relative to other business strategies, whether or not considered by ABI’s board of directors, nor does it address the decision by ABI’s board of directors to proceed with the Merger.

•
Ewing’s opinion to ABI’s board of directors rendered in connection with the Merger does not constitute a recommendation to any ABI shareholder as to how he or she should vote at the ABI Special Meeting.

The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is therefore not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Ewing performed a variety of financial analyses. Ewing believes that its analyses must be considered together as a whole and that selecting portions of its analyses and the facts considered in its analyses, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of Ewing’s opinion.

In performing its analyses, Ewing made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of ABI and may not be realized. Any estimates contained in Ewing’s analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Ewing was assigned a greater significance by Ewing than any other. The relative importance or weight given to these analyses by Ewing is not necessarily reflected by the order of presentation of the analyses herein (and the corresponding results). The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

Ewing has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Ewing did not undertake any independent evaluation or appraisal of the assets and liabilities of ABI or JBI nor was it furnished with any appraisals.

Ewing’s opinion is necessarily based on economic, market and other conditions existing on the date of its opinion and on information as of various earlier dates made available to it which is not necessarily indicative of current market conditions.

In rendering its opinion, Ewing made the following assumptions:

•	that the merger will be accounted for as a purchase in accordance with generally accepted accounting principles and as a reorganization under §368(a) of the Code;

•
that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse requirements of either ABI or JBI, or any adverse effects on the anticipated benefits of the Merger;

•	that ABI had provided it with all information that might be material to Ewing in its analysis; and

•
that the financial projections it reviewed were prepared on a basis reflecting the best available estimates and judgment of the management and directors of ABI as to the current and future operating and financial performance of ABI.

In arriving at its opinion, Ewing reviewed:

•	the Merger Agreement;

•	Oceanside Bank’s Consent Order and ABI’s written agreement with the Federal Reserve;

•	the audited financial statements of JBI for the years ended December 31, 2007, 2008 and 2009;

•	the audited financial statements of ABI for the years ended December 31, 2007, 2008 and 2009;

•	the unaudited financial statements of JBI for the quarter ended March 31, 2010;

•	the unaudited financial statements of ABI for the quarter ended March 31, 2010; and

•	the trading market for the common stock of JBI as to its volatility and price multiples.

In addition, Ewing conducted other analyses, inquiries and discussions as Ewing deemed appropriate.

Ewing also held discussions with members of management of JBI and ABI regarding the historical and current business operations, financial condition and future prospects of their respective companies.

Summary of Financial Analysis Performed by Ewing

The following paragraphs summarize portions of the financial analysis prepared by Ewing in arriving at its opinion.  They do not purport to be a complete description of the analysis performed or the matters considered by Ewing in arriving at its opinion.

Background

In performing its analysis, Ewing made certain assumptions with respect to industry performance, business and economic conditions, and market values.  Ewing’s opinion is based upon the economic and market conditions that existed as of the date of the opinion as well as financial information as of earlier dates that was pertinent to its analysis.  Ewing has relied upon the accuracy and completeness of the information provided by ABI in rendering its opinion, and Ewing did not perform independent valuations or appraisals of the assets and/or liabilities of ABI.

The Banking Market in 2009 – 2010

The national banking industry in 2009-2010 continued to experience the adverse trends that began in 2007 as a result of the collapse of the unsustainable hyper-growth rates of the economy from 2001 through 2006, which were created by low interest rates, deteriorating loan underwriting standards, and the market’s rejection of sub-prime loans.  As a result, the U.S. economy experienced a systemic devaluation of asset values that devastated the net worth of individuals and the capital of U.S. banks.  While economists have indicated that the recession technically ended in the third quarter of 2009, business activity continued to remain at very low levels in most industries through the first quarter of 2010.

The FDIC indicated that the 7,500 FDIC insured banking institutions incurred an aggregate loss in the second quarter of 2009 which has occurred only twice in the past 18 years.  Charge-offs and nonperforming assets rose to record levels, and loan loss provisions increased from a typical 10% of operating revenues to over 40%.  The FDIC “Problem Bank List” increased from 50 institutions at the beginning of 2007 to 416 as of June 30, 2009.

Bank stocks, along with the equity markets, reached their lows in the first quarter of 2009, although the prices of the shares of large banks have increased subsequently enabling them to raise the substantial amounts of new equity capital required by the regulators.  This has not been the case for most community banks, whose shares lack the liquidity necessary to attract institutional and individual investor buying interest in new capital offerings.  The FDIC “closed” 140 financial institutions in the United States in 2009, most of which were community banks located in high growth markets.  The NASDAQ index of community bank stock prices located throughout the country, which had out performed the Dow Jones Industrial Average and NASDAQ industrial averages for the 14 years, from 1992-2006, plunged sharply beginning in 2007.  Bank stocks which had traded at 50% to 150% premiums over tangible book value prior to 2007 were trading at large discounts from tangible book value at December 31, 2009.  M&A activity declined sharply in 2007 because of the sharp decline in asset values, equity, and stock prices of most community banks and the large operating losses of both acquirers and target banks.

Florida Banking

The State of Florida was one of the fastest growing markets in the country in the past decade, and like other growth markets such as Southern California, Arizona, Atlanta, and Las Vegas, it is overbuilt in every classification of real estate.  In the 1970’s, real estate loans represented only 40% of the loan portfolios of Florida banks, but this percentage is currently over 80%, reflecting the high levels of real estate activity that has taken place.

The major economic indicators reflect the deterioration of Florida’s economy and banking ratios since 2007.  On average for the State’s banks, non-current loans/loans increased from 0.88% in 2007 to 5.80% as of December 31, 2009, tier one capital declined from 10.07% to 8.90%, net interest margin declined from 3.83% to 3.23%, and loss provisions grew 400%, from 0.26% to 1.17% of average assets.

In 2009, the FDIC closed 14 Florida-based banking institutions and there have been six closures in Florida through March 31, 2010.  Florida bank regulators indicate that 38% of Florida’s 261 community banks are on their “watch list,” and M&A activity in Florida in 2010 will continue to be dominated by FDIC-assisted takeovers.

Prospective Changes In and The Outlook For Community Banking

Many changes have taken place in the community banking industry as a result of the recession and the asset quality crisis that are adversely affecting banks. They are: (i) higher regulatory requirements for capital, (ii) higher FDIC insurance premiums and compliance costs, and (iii) increasing economic pressure to increase the size of banks to achieve higher operating efficiencies and profitability.  Capital adequacy and survival have become the operating priorities for most banks replacing the growth strategies of prior years.

Analysis of ABI

ABI’s deposits grew from $168 million as of December 31, 2005, to $258 million as of March 31, 2010, for a compound growth rate of 15% per year.

As of March 31, 2010, ABI had 1,247,516 shares of common stock outstanding with 594 shareholders, and equity capital of $9,273,000 having declined from $14,732,000 months earlier, a decline of 37%.  ABI does not pay any dividends, does not have any goodwill or TARP preferred equity or any outstanding options or warrants.  The stock of ABI was trading at $3.50 per share as of March 31, 2010, for a market cap of $4.4 million.  The high for the stock for the past twelve months was $8.00 and the low was $3.02.  ABI’s directors own approximately 14.5% of the shares and the stock has an average trading volume of 2,000 shares per day.

ABI’s continuing operations are subject to achieving compliance with the Consent Order entered into by ABI, which requirements should be satisfied upon consummation of the proposed Merger.  Highlights of ABI’s financial statements as of March 31, 2010 were as follows.

Balance Sheet Summary
Atlantic BancGroup, Inc.
As of March 31, 2010 (dollars in thousands)

Gross Loans	$196,244
OREO	$2,305
Deferred income taxes	$624

Total Assets	$285,880

Total Deposits	$258,463
Total Debt	$12,500
Trust Preferred	$3,093
Equity	$9,273

Total Liabilities & Equity	$285,880

Asset Quality
Atlantic BancGroup, Inc.
As of March 31, 2010 (dollars in thousands)

Nonperforming Loans	$6,401
Restructured Loans	$16,122
Nonperforming and Restructured Loans	$22,523
OREO	$2,305
NPAs and Restructured Loans	$24,828

Loan Loss Reserves	$6,651

NPAs and Restructured Loans/Assets	8.68%
Loan Loss Reserves/NPAs and Restructured Loans	26.79%

Capital Ratios
Atlantic BancGroup, Inc.
As of March 31, 2010

Actual
Tangible Equity /Assets	3.24%
Tier One	6.46%
Risk-Based Capital	7.74%

Per Share Calculations
Atlantic BancGroup, Inc.
As of March 31, 2010

Market Price/Share	$3.50
Tangible Book Value/Share	$7.43
Market Price/Book	47%

Table A
History of ABI Loss Provisions and PreTax Income
(dollars in thousands)

Year	Income (Before Loan Loss Provision/NPA Expenses & Income Tax)	Loan Loss Provision	NPA Expense	Pre-Tax Income

2005	$2,457	$334	-0-		$2,123
2006	$3,015	$194	-0-		$2,821
2007	$2,483	$629	-0-		$1,854
2008	$1,660	$4,424	$855		$(3,619)
2009	$603	$6,268	$1,248		$(6,913)
2010 (3 Mos.)	$528	$872	$203	$	(547)

As indicated by Table A, the large increase in loan loss provisions and foreclosure expenses reflect the sharp decline of real estate collateral values that resulted in a severe adverse effect on bank earnings beginning in 2008.  ABI incurred cumulative pretax losses of over $11 million in 2008, 2009, and the first quarter of 2010, which reduced its equity capital to $9,273,000, as of March 31, 2010.  As a result, ABI does not comply with the minimum capital ratios required by the regulators.  Nonperforming assets increased to 8.68% of assets or $24,828,000, of which only $6,651,000 were covered by loan loss reserves (27%).  The market for ABI shares reflected the concerns of ABI investors created by the losses and capital deficiencies of ABI as the stock, like the shares of many other community banks, traded at 53% discount from tangible book value.

Analysis of JBI

JBI’s deposits grew from $234 million as of December 31, 2005 to $386 million as of March 31, 2010 for a compound growth rate of 12% per year.

As of March 31, 2010, JBI had 1,748,683 shares of common stock outstanding with 150 shareholders, and equity capital of $26,211,000, or $14.97/shareJBI does not pay any dividends, does not have any goodwill, and does not have TARP preferred equity.  There are 158,942 options outstanding to purchase JBI common stock with an average exercise price of $14.62/share.  JBI common stock has an average trading volume of 1,500 shares per day.  JBI shares were trading at $10.00 per share as of March 31, 2010, for a market cap of $17.5 million.  The high for the stock for the past twelve months was $11.99 and the low was $6.99.  The directors own approximately 26.35% of the shares.

Jacksonville Bank’s operations are subject to achieving compliance with a regulatory Memorandum of Understanding (“MOU”), and JBI believed that it is in full compliance with the requirements of the MOU as of March 31, 2010.

Highlights of JBI’s financial statements were:

Balance Sheet Summary
Jacksonville Bancorp, Inc.
As of March 31, 2010 (dollars in thousands)

Gross Loans	$390,601
REO	$3,676
Intangibles	$-0-

Total Assets	$452,375

Total Deposits	$385,944
Total Debt	$39,550
Trust Preferred	$14,550
Equity	$26,211

Total Liabilities & Equity	$452,375

Asset Quality
Jacksonville Bancorp, Inc.
As of March 31, 2010 (dollars in thousands)

Non-Accrual Loans	$7,430
Renegotiated Loans	$17,026
Nonperforming Loans	$24,429
REO	$3,676
NPAs	$28,105

Loan Loss Reserves	$7,618

NPAs/Assets	6.21%
Loan Loss Reserves/NPAs	27.11%

Capital Ratios
Jacksonville Bancorp, Inc.
As of March 31, 2010

Tang Equity/Assts	5.79%
Tier One Ratio	8.87%
Risk-Based Capital Ratio	11.63%

Per Share Calculations
Jacksonville Bancorp, Inc.
As of March 31, 2010

Market Price/Share	$10.00
Tangible Book Value/Share	$14.98
Market Price/Book	67%

Table B
History of JBI Loss Provisions and PreTax Income
(dollars in thousands)

Year	Income (Before Loss Provisions, NPA Expenses & Income Tax)	Loan Loss Provision	NPA Expense	Pre-Tax Income
2005	$3,896	$481	-0-		$3,415
2006	$4,546	$546	-0-		$4,000
2007	$5,088	$542	-0-		$4,546
2008	$3,376	$3,570	-0-	$	(194)
2009	$4,379	$4,361	$46		$(28)
2010 (3 Mos.)	$1,201	$2,375	$464		$(1,638)

As indicated by Table B, the large increase in loan loss provisions that began in 2008 reflected the sharp decline of real estate collateral values that resulted in a severe adverse effect on bank earnings beginning in 2008.  While JBI has incurred cumulative losses of $2.2 million in 2008, 2009, and the first quarter of 2010, it has been able to essentially comply with regulatory capital requirements.  However, JBI’s ability to grow is restricted by its capital, and the $30 million infusion by the Investors will allow JBI, post Merger, to expand its deposits and loans.  Nonperforming assets increased to 6.21% of assets or $28,105,000 of which only $7,618,000 were covered by loan loss reserves (31%).

The market for JBI shares also reflected the concerns of JBI investors created by JBI’s losses and high level of nonperforming assets.

Other

The opinion expressed by Ewing was based upon market, economic and other relevant considerations as they existed as of the date of the opinion.  Events occurring after the issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations, or material changes in the assets or liabilities of JBI could materially affect the assumptions utilized in preparing the opinion.

Ewing received a total fee of $50,000 for its services in connection with the Merger and the rendering of the opinion.  In addition, ABI has agreed to indemnify Ewing and its directors, officers, and employees from liability in connection with the transaction, and to hold Ewing harmless from any losses, actions, claims, damages, expenses or liabilities related to any of Ewing’s acts or decisions made in good faith and in the best interests of ABI.

Interests of ABI’s Directors and Executive Officers and ABI’s Affiliates in the Merger

Some of ABI’s executive officers and directors participated in negotiations of the Merger Agreement with JBI, and the ABI board of directors adopted the Merger Agreement and is recommending that ABI shareholders vote to approve the Merger Agreement and the Merger. In considering these facts and the other information contained in this proxy statement/prospectus, you should be aware that ABI executive officers and directors have financial interests in the Merger besides being ABI shareholders. These interests include:

•	the appointment of one of ABI’s directors, currently anticipated to be Donald F. Glisson, Jr., to JBI’s board of directors;

•
employment by JBI Bank of the following executive officers of ABI following the Merger: Barry W. Chandler (Chief Executive Officer and President of ABI), David L. Young (Chief Financial Officer of ABI) and Grady R. Kearsey (Senior Loan Officer of ABI), effective upon the Merger;

•	payments offered by JBI to ABI directors and executive officers in connection with the termination of their salary continuation agreements;

•	employment or severance payments offered by JBI to the employees of Oceanside Bank; and

•	provisions in the Merger Agreement relating to director and officer liability insurance and the indemnification of ABI’s officers and directors for certain liabilities.

Board Positions

Upon completion of the Merger, JBI has agreed that one director of ABI, currently anticipated to be Donald F. Glisson, Jr., will be appointed to JBI’s board of directors.

ABI Employees

At the effective time of the Merger, JBI will offer employment or severance payments to all ABI and Oceanside Bank employees.

Payments in Connection with Termination of Salary Continuation Agreements

Under the Merger Agreement, ABI is required to terminate, among other agreements, its salary continuation agreements within 30 days prior to the closing of the Merger.  Within 30 days following written notice to JBI of the termination of such agreements by ABI, JBI is required to make distributions to the executive officers and directors of ABI relating to the termination of their salary continuation agreements.  Such payments by JBI to ABI’s current executive officers and directors will be approximately $1.4 million in the aggregate.

Indemnification and D & O Insurance

JBI has agreed to indemnify the directors and executive officers of ABI against all liabilities arising out of actions or omissions occurring upon or prior to the effective time of the Merger to the maximum extent permitted under the Florida law for a period concurrent with the applicable statute of limitations.

JBI has also agreed to provide directors’ and officers’ liability insurance for the directors and officers of ABI for a period of four years after the effective time of the Merger with limits comparable to those contained in the policy maintained by ABI prior to the Merger, with respect to acts or omissions occurring prior to the effective time of the Merger.

Material United States Federal Income Tax Consequences of the Merger

This section summarizes the material anticipated federal income tax consequences of the Merger for ABI shareholders. This summary is based on the federal income tax laws now in effect. It does not take into account possible changes in these laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial decisions or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the Merger and is not intended as tax advice to any person. This summary does not address the federal income tax consequences of the Merger to ABI shareholders in light of their particular circumstances or status (for example, as foreign persons, financial institutions or insurance companies,  mutual funds, tax-exempt entities, dealers in securities, individuals who will acquire JBI common shares pursuant to the exercise or termination of employee stock options or otherwise as compensation, among others), nor does this summary address any consequences of the Merger under any state, local, estate, gift, foreign, or other tax laws. This summary assumes that ABI shareholders hold their shares of ABI common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”  You are urged to consult your own tax advisers as to the specific tax consequences of the Merger to you, including tax return reporting requirements, the application and effect of federal, foreign, state, local, and other tax laws, and the implications of any proposed changes in the tax laws.

The parties to the Merger have not required, and will not request, a federal income tax ruling from the IRS as to the tax consequences of the Merger. Instead, at the effective time of the Merger, McGuireWoods LLP, legal counsel to JBI, will render an opinion to JBI and ABI concerning the material federal income tax consequences of the proposed Merger under federal income tax law. The law firm will opine, based upon certain assumptions, including the assumptions that (i) the Merger is consummated in accordance with the Merger Agreement, (ii) the factual statements and representations set forth in such opinion and the certificates obtained from the officers of JBI and ABI will be true, correct and complete through the effective time of the Merger, and (iii) JBI stock will constitute at least 40% of the total Merger consideration as of  May 7, 2010 (the last business day preceding the execution of the Merger Agreement), the Merger will constitute a reorganization within the meaning of Code Section 368(a), each of JBI and ABI will be party to such reorganization within the meaning of Code Section 368(b), and neither JBI nor ABI will recognize gain or loss by reason of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain or loss recognized pursuant to Treasury regulations issued under Code Section 1502).  This opinion is not binding on the IRS or the courts.  Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below.  In addition, if a representation or assumption upon which such opinion is based is inconsistent with the actual facts, the United States federal income tax consequences of the Merger could be adversely affected.

Assuming the Merger qualifies as a reorganization pursuant to Code Section 368(a), the shareholders of ABI will have the following federal income tax consequences:

•
the exchange in the Merger of ABI common stock for JBI common stock will not give rise to gain or loss to the shareholders of ABI with respect to such exchange (except to the extent of any cash received as discussed below);

•
the basis of the JBI common stock received by ABI shareholders in the Merger (including fractional shares deemed received and redeemed) will, in each instance, be the same as the basis of the ABI common stock surrendered in exchange therefor, (i) decreased by the cash received (other than cash received in lieu of a fractional share of JBI common stock) and (ii) increased by the gain recognized in the exchange (discussed below);

•
the holding period of the JBI common stock received by the ABI shareholders will, in each instance, include the period during which the ABI common stock surrendered in exchange therefor was held, provided that the ABI common stock was held as a capital asset on the date of the exchange;

•	the payment of cash to ABI shareholders as part of the Merger consideration may cause a shareholder to recognize gain (but not loss), but not in excess of the cash received;

•
the payment of cash to ABI shareholders in lieu of fractional shares of JBI common stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by JBI (discussed below); it is anticipated that any gain or loss recognized upon such exchange will be capital gain or loss (rather than a dividend), provided the fractional share constitutes a capital asset in the hands of the exchanging shareholder;

•
subject to the conditions and limitations of the Code Section 302, a holder of ABI common stock who exercises statutory dissenters’ rights of appraisal in connection with the Merger generally will recognize gain or loss equal to the difference, if any, between such shareholder’s tax basis in the ABI common stock exchanged and the amount of cash received in exchange therefor; and

•
unless the exchange is deemed to have the effect of the distribution of a dividend, any gain or loss recognized by a holder of ABI common stock as a result of the Merger will be capital gain or loss and will be long-term capital gain or loss if such shareholder’s stock (i) constitutes a capital asset in the hands of the exchanging shareholder and (ii) has been held for more than one year at the effective time of the Merger.

Tax Consequences to ABI Shareholders for the Cash (Other than Cash in Lieu of Fractional Shares) and JBI Common Stock Received as Merger consideration.  Assuming an ABI shareholder exchanges all of the shares of ABI common stock actually owned by the shareholder for both JBI common stock and cash, the shareholder will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the JBI common stock received pursuant to the Merger over the shareholder’s adjusted tax basis in the shareholder’s shares of ABI common stock surrendered), and (ii) the amount of cash received pursuant to the Merger.  For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares.  Any recognized gain will generally be long-term capital gain if the ABI shareholder’s holding period with respect to the ABI common stock surrendered is more than one year at the effective time of the Merger.  If, however, the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the shareholder’s ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes.  See “Possible Treatment of Cash as a Dividend” below.

The aggregate tax basis of JBI common stock received (including fractional shares deemed received and redeemed as described below) by an ABI shareholder that exchanges the shareholder’s shares of ABI common stock for both JBI common stock and cash pursuant to the Merger will be equal to the aggregate adjusted tax basis of the shares of ABI common stock surrendered for JBI common stock and cash, reduced by the amount of cash received by the shareholder pursuant to the Merger (excluding any cash received instead of a fractional share of JBI common stock), and increased by the amount of gain including any portion of the gain that is treated as a dividend as described below (but excluding any gain or loss resulting from the deemed receipt and redemption of fractional shares described below), if any, recognized by the shareholder in the exchange.  The holding period of the JBI common stock (including fractional shares deemed received and redeemed as described below) will include the holding period of the shares of ABI common stock surrendered.

Cash Received in Lieu of a Fractional Share of JBI Common Stock.  An ABI shareholder who receives cash instead of a fractional share of JBI common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share.  Gain or loss generally will be recognized based on the difference between the amount of cash received instead of the fractional share and the portion of the shareholder’s aggregate adjusted tax basis of the shares of ABI common stock surrendered that is allocable to the fractional share.  Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of ABI common stock is more than one year at the effective time of the Merger.

ABI Shareholders who Exercise Dissenter’s Rights of Appraisal. An ABI shareholder who exercises and perfects dissenter’s rights of appraisal generally will recognize gain or loss equal to the difference between the amount of cash received and the shareholder’s adjusted basis in the shares of ABI common stock surrendered, which gain or loss generally will be long-term capital gain or loss if the shareholder’s holding period with respect to the ABI common stock surrendered is more than one year at the effective time of the Merger.  The deductibility of capital losses is subject to limitations.  If, however, the shareholder constructively owns shares of ABI common stock that are exchanged for shares of JBI common stock in the Merger or owns shares of JBI common stock actually or constructively after the Merger, the consequences to that shareholder may be similar to the consequences described above under the heading “Tax Consequences to ABI Shareholders for the Cash (Other than Cash in Lieu of Fractional Shares) and JBI Common Stock Received as Merger consideration,” except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of that shareholder’s gain.

Possible Treatment of Cash as a Dividend.  In general, except for cash received in lieu of fractional shares, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the shareholder’s deemed percentage stock ownership of JBI.  For purposes of this determination, the shareholder is treated as if the shareholder first exchanged all of the shareholder’s shares of ABI common stock solely for JBI common stock and then JBI immediately redeemed (the “deemed redemption”) a portion of the JBI common stock in exchange for the cash the shareholder actually received.  The gain recognized in the deemed redemption will be treated as a capital gain if the deemed redemption is (i) “substantially disproportionate” with respect to the shareholder or (ii) “not essentially equivalent to a dividend.”

The deemed redemption will generally be “substantially disproportionate” with respect to a shareholder if the percentage described in (ii) below is less than 80% of the percentage described in (i) below.  Whether the deemed redemption is “not essentially equivalent to a dividend” with respect to a shareholder will depend upon the shareholder’s particular circumstances.  At a minimum, however, for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in the shareholder’s deemed percentage stock ownership of JBI.  In general, the determination requires a comparison of (i) the percentage of the outstanding stock of JBI that the shareholder is deemed actually and constructively to have owned immediately before the deemed redemption and (ii) the percentage of the outstanding stock of JBI that is actually and constructively owned by the shareholder immediately after the deemed redemption.  In applying the above tests, a shareholder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a shareholder’s option to purchase in addition to the stock actually owned by the shareholder.  As these rules are complex, each shareholder that may be subject to these rules should consult such shareholder’s tax advisor.  The IRS has ruled that a relatively minor reduction in the stock ownership percentage of a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is generally considered to have a “meaningful reduction” under the above analysis, thus resulting in capital gain (as opposed to dividend) treatment.

Separate Blocks of Stock.  In the case of an ABI shareholder that holds shares of ABI common stock with different tax bases and/or holding periods, the preceding rules must be applied to each identifiable block of ABI common stock.

Consequences if the Merger is a Taxable Transaction.  In the event that contrary to the tax opinion, the Merger did not qualify as a reorganization pursuant to Code Section 368(a) (i.e., a taxable transaction for federal income tax purposes), a shareholder of ABI common stock generally would recognize  gain or loss equal to the difference between (i) the value of the JBI common stock plus any cash received in the Merger and (ii) the shareholder’s adjusted basis in the shares of ABI common stock surrendered, which gain or loss generally would be long-term capital gain or loss if the shareholder’s holding period with respect to the ABI common stock surrendered is more than one year at the effective time of the Merger.  Such a shareholder’s initial tax basis in the JBI common stock received in the Merger would be equal to the fair market value of that stock at the effective time, and the holding period in such JBI common stock would begin on the day after the date of that exchange.

Further, if the Merger did not qualify as a reorganization pursuant to Code Section 368(a), ABI would be subject to tax on the deemed sale of its assets to JBI, with gain or loss for this purpose measured by the difference between ABI’s tax basis in its assets and the fair market value of the consideration deemed received therefor, or, in other words, the cash and shares of JBI common stock plus liabilities assumed in the Merger.

Backup Withholding and Information Reporting.  The payment of cash in lieu of a fractional share of JBI common stock to a shareholder surrendering shares of ABI common stock will be subject to information reporting and may be subject to backup withholding.  Each ABI significant shareholder who receives JBI common stock in the Merger will be required to attach to such shareholder’s federal income tax return for the year of the Merger a complete statement of all facts pertinent to the non-recognition of gain, including the shareholder’s basis in the ABI common stock exchanged, and the number of shares of JBI common stock and cash received in exchange for ABI common stock. Each shareholder should also keep as part of such shareholder’s permanent records information necessary to establish such shareholder’s basis in, and holding period for, the JBI common stock received in the Merger.

Backup withholding applies at the rate of 28% of the cash payable to the shareholder, unless the shareholder furnishes such shareholder’s taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding, and meets certain other conditions.  Any amounts withheld from payments to a shareholder under the backup withholding rules will be allowed as a refund or credit against the shareholder’s United States federal income tax liability, provided the required information is furnished to the IRS.

Accounting Treatment of the Merger

JBI is required to account for the Merger as a purchase transaction under GAAP. Under the purchase method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of ABI will be recorded, as of completion of the Merger, at their respective fair values and added to those of JBI. Any excess of purchase price over the net fair value of ABI’s assets and liabilities is recorded as goodwill (excess purchase price). Financial statements and reported results of operations of JBI issued after completion of the Merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of ABI. The results of operations of ABI will be included in the results of operations of JBI following the effective time of the Merger.

Appraisal Rights of ABI Shareholders

Holders of ABI common stock as of the record date of the ABI Special Meeting are entitled to dissenters’ rights of appraisal under the Florida Business Corporation Act (the “FBCA”). Pursuant to Section 607.1302 of the FBCA, an ABI shareholder who does not wish to accept the Merger consideration (0.2 shares of JBI common stock and $0.56122 in cash per share of ABI common stock) to be received pursuant to the terms of the Merger Agreement may dissent from the Merger and elect to receive the fair value of the shareholder’s shares immediately prior to the completion of the Merger. Such fair value is exclusive of any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable to ABI and its remaining shareholders. If more than 5% of the outstanding shares of ABI common stock properly assert their dissenters’ rights of appraisal, then JBI will have the right to terminate the Merger Agreement.

In order to exercise appraisal rights, a dissenting shareholder of ABI must strictly comply with the statutory procedures of Sections 607.1301 through 607.1333 of the FBCA, which are summarized below. A copy of the full text of those sections is included as Annex B to this proxy statement/prospectus. Shareholders of ABI are urged to read Annex B in its entirety and to consult with their legal advisers. Each shareholder of ABI who desires to assert such shareholder’s appraisal rights is cautioned that failure on the shareholder’s part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.

Procedures for Exercising Dissenters’ Rights of Appraisal. The following summary of Florida law is qualified in its entirety by reference to the full text of the applicable provisions of the FBCA included as Annex B to this proxy statement/prospectus.

A dissenting shareholder, who desires to exercise such shareholder’s appraisal rights must deliver to ABI, prior to the taking of the vote on the Merger, a written notice of intent to demand payment for such shareholder’s shares if the Merger is effectuated. A vote against the Merger will not alone be deemed to be the written notice of intent to demand payment and will not be deemed to satisfy the notice requirements under the FBCA.  A dissenting shareholder need not vote against the Merger, but cannot vote, or allow any nominee who holds such shares for the dissenting shareholder to vote, any of such shareholder’s ABI shares in favor of the Merger. A vote in favor of the Merger will constitute a waiver of the shareholder’s appraisal rights. The written notice of intent to demand payment should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to:

Atlantic BancGroup, Inc.
1315 South Third Street
Jacksonville Beach, Florida 32250
Attention: David L. Young, Chief Financial Officer
Telephone: (904) 247-9494

All such notices must be signed in the same manner as the shares are registered on the books of ABI. If a shareholder has not provided written notice of intent to demand payment before the vote is taken at the ABI Special Meeting, the shareholder will be deemed to have waived the shareholder’s appraisal rights.

Within 10 days after the completion of the Merger, JBI must supply to each ABI shareholder who filed a notice of intent to demand payment for the shareholder’s shares a written appraisal notice and an appraisal election form that specifies, among other things:

•	the date of the completion of the Merger;

•	JBI’s estimate of the fair value of the ABI shares;

•
where to return the completed appraisal election form and the shareholder’s stock certificates, and the date by which they must be received by JBI or its agent, which date may not be fewer than 40 days nor more than 60 days after the date JBI sent the appraisal notice and appraisal election form to the shareholder; and

•
the date by which a notice from the shareholder of the shareholder’s desire to withdraw the shareholder’s appraisal election must be received by JBI, which date must be within 20 days after the date set for receipt by JBI of the appraisal election form from the shareholder.

•	The form must also contain JBI’s offer to pay to the shareholder the amount that JBI has estimated as the fair value of the ABI shares, and request certain information from the shareholder, including:

▪	the shareholder’s name and address;

▪	the number of shares as to which the shareholder is asserting appraisal rights;

▪	that the shareholder did not vote for the Merger;

▪	whether the shareholder accepts the offer of JBI to pay its estimate of the fair value of the ABI shares to the shareholder; and

▪	if the shareholder does not accept the offer of JBI, the shareholder’s estimated fair value of the ABI shares and a demand for payment of the shareholder’s estimated value plus interest.

A dissenting shareholder must send the certificate(s) representing the shareholder’s shares with the appraisal election form. Any dissenting shareholder failing to return a properly completed appraisal election form and the shareholder’s stock certificates within the period stated in the form will lose such shareholder’s appraisal rights and be bound by the terms of the Merger Agreement.

Upon returning the appraisal election form, a dissenting shareholder shall be entitled only to payment pursuant to the procedure set forth in the applicable sections of the FBCA and shall not be entitled to vote or to exercise any other rights of a shareholder unless the dissenting shareholder withdraws such shareholder’s demand for appraisal within the time period specified in the appraisal election form.

A dissenting shareholder who has delivered the appraisal election form and such shareholder’s stock certificates may decline to exercise appraisal rights and withdraw from the appraisal process by giving written notice to JBI within the time period specified in the appraisal election form. Thereafter, a dissenting shareholder may not withdraw from the appraisal process without the written consent of JBI. Upon a withdrawal, the right of the dissenting shareholder to be paid the fair value of such shareholder’s shares will cease, and the shareholder will be reinstated as a shareholder of JBI.

If the dissenting shareholder accepts the offer of JBI in the appraisal election form to pay JBI’s estimate of the fair value of the ABI shares, payment for the shares of the dissenting shareholder is to be made within 90 days after the receipt of the appraisal election form by JBI or its agent. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares.

A shareholder must assert appraisal rights with respect to all of the shares registered in such shareholder’s name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but which are owned by a beneficial shareholder, if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify ABI in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the shareholder only if the shareholder submits to ABI the record shareholder’s written consent to the assertion of such rights before the date specified in the appraisal notice, and does so with respect to all shares that are beneficially owned by the beneficial shareholder.

Section 607.1330 of the FBCA addresses what should occur if a dissenting shareholder fails to accept the offer of JBI to pay the value of the shares as estimated by JBI and JBI fails to comply with the demand of the dissenting shareholder to pay the value of the shares as estimated by the dissenting shareholder, plus interest.

If a dissenting shareholder refuses to accept the offer of JBI to pay the value of the shares as estimated by JBI and JBI fails to comply with the demand of the dissenting shareholder to pay the value of the shares as estimated by the dissenting shareholder, plus interest, then within 60 days after receipt of a written demand from any dissenting shareholder given within 60 days after the date on which the Merger was effected, JBI shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in Duval County, Florida requesting that the fair value of such shares be determined by the court.

If JBI fails to institute a proceeding within the above-prescribed period, any dissenting shareholder that has made a demand under Section 607.1326 of the FBCA may do so in the name of JBI. A copy of the initial pleading will be served on each dissenting shareholder who has made such a demand. JBI is required to pay each dissenting shareholder the amount found to be due within 10 days after final determination of the proceedings, which amount may, in the discretion of the court, include a fair rate of interest, which will also be determined by the court. Upon payment of the judgment, the dissenting shareholder ceases to have any interest in such shares.

Section 607.1331 of the Florida Statutes provides that the costs of a court appraisal proceeding, including reasonable compensation for, and expenses of, appraisers appointed by the court, shall be determined by the court and assessed against JBI, except that the court may assess costs against all or some of the dissenting shareholders demanding appraisal, in amounts the court finds equitable, to the extent that the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against (i) JBI and in favor of any or all dissenting shareholders if the court finds JBI did not substantially comply with the notification provisions set forth in Sections 607.1320 and 607.1322, or (ii) either JBI or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. If the court in an appraisal proceeding finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders, and that the fees for those services should not be assessed against JBI, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited. To the extent that JBI fails to make a required payment when a dissenting shareholder accepts JBI’s offer to pay the value of the shares as estimated by JBI, the dissenting shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from JBI all costs and expenses of the suit, including counsel fees.

Any dissenting shareholder who perfects such shareholder’s right to be paid the fair value of the shareholder’s shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for such shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Code. See “The Merger – Material United States Federal Income Tax Consequences of the Merger.”

BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF THE FLORIDA LAW RELATING TO DISSENTERS’ APPRAISAL RIGHTS, ABI SHAREHOLDERS WHO ARE CONSIDERING EXERCISING APPRAISAL RIGHTS ARE URGED TO CONSULT THEIR OWN LEGAL ADVISERS.

THE BOARD OF DIRECTORS OF ABI UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “ FOR ” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The provisions of the Merger Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Merger Agreement that is important to you. This discussion is qualified in its entirety by reference to the Merger Agreement and the opinion of Allen C. Ewing & Co., ABI’s financial advisor, which are attached as Annex A  and C, respectively, to this proxy statement/prospectus and are incorporated by reference into this proxy statement/prospectus. We urge you to read these documents carefully in their entirety for a more complete understanding of the Merger Agreement. The Merger Agreement is not intended to provide any factual information about either JBI or ABI. Such information can be found elsewhere in this proxy statement/prospectus.

Summary of the Merger

The Merger Agreement provides for the merger of ABI with and into JBI, with JBI remaining as the surviving bank holding company.  ABI and JBI will complete the Merger when all of the conditions to completion of the Merger contained in the Merger Agreement described in the section entitled “Conditions Precedent to Completion of the Merger” are satisfied or waived, including approval of the Merger Agreement and the Merger by the shareholders of ABI, and the approval of the Stock Purchase and the amendment and restatement of JBI’s articles of incorporation and bylaws by the shareholders of JBI. The Merger between ABI and JBI will become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida. Immediately following the Merger, it is anticipated that JBI, as the surviving bank holding company, will merge Oceanside Bank with and into Jacksonville Bank, with Jacksonville Bank remaining as the surviving bank.

What You Will Receive in the Merger

If the Merger is completed, each share of ABI common stock held will be automatically cancelled and converted into the right to receive the Merger consideration to be issued by JBI consisting of JBI common stock and cash.  For each share of ABI common stock held immediately prior to the effective time of the Merger, ABI shareholders will receive 0.2 shares of JBI common stock and approximately $0.56112 in cash, representing a pro rata share of the cash received in connection with the sale by Oceanside Bank of certain of its assets on June 30, 2010.

JBI shareholders will receive nothing in the Merger.  JBI shareholders will continue to hold the same number of shares of JBI common stock that they owned prior to the Merger.

No Fractional Shares

No fractional shares of JBI common stock will be issued in connection with the Merger. Instead, JBI will make a cash payment without interest to each shareholder of ABI who would otherwise receive a fractional share. The amount of that cash payment will be determined by multiplying the fraction of a share of JBI common stock otherwise issuable to that shareholder by $10.00.

Dissenting Shares

Shares of common stock held by ABI shareholders who have properly exercised and preserved appraisal rights pursuant to Sections 607.1301 to 607.1333 of the FBCA, will not be converted or represent a right to receive the Merger consideration. Instead, these shares will be entitled to appraisal rights. See the description in the section entitled “The Merger – Appraisal Rights.”

Closing and Conditions to Closing of the Merger

The Merger will be completed only if all of the following are satisfied or waived, among other conditions:

•	the Merger Agreement and the Merger are approved by the holders of at least 70% of the outstanding shares of ABI common stock as of the record date of the ABI Special Meeting;

•	the Stock Purchase and the amendment and restatement of JBI’s articles of incorporation and bylaws are approved by JBI shareholders;

•	the satisfaction of the conditions to closing in the Stock Purchase Agreement and the receipt of notification from the Investors they have received all funds necessary to complete the Stock Purchase;

•	certain minimum net worth, deposit and loan portfolio requirements of ABI, and certain net worth requirements of the JBI are met;

•	all required regulatory consents are obtained;

•	each party to the Merger Agreement shall have obtained any and all consents required for consummation of the Merger or for the prevention of any default under any contract or permit;

•
no court or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by the Merger Agreement;

•
no stop orders suspending the effectiveness of this registration statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated or threatened, and all necessary approvals under state securities laws relating to the issuance of the shares of JBI common stock issuable pursuant to the Merger shall have been received;

•
continued accuracy as of the effective time of the representations and warranties set forth in the Merger Agreement and fulfillment in all material respects of the parties’ agreements and covenants set forth in the Merger Agreement;

•	delivery of certain certificates and certified copies of resolutions of the boards of directors of the parties;

•	the JBI common stock to be issued in the Merger shall have been approved for listing on the Nasdaq Global Market;

•
Allen C. Ewing & Co., ABI’s financial advisor, shall have issued a written fairness opinion to the effect that the Merger consideration to be received by ABI shareholders in the Merger is fair to the ABI shareholders from a financial point of view;

•	there shall be no change in control agreements, salary continuation agreements, severance agreements or similar compensation agreements between ABI or its subsidiaries and any individual;

•
since the date of the Merger Agreement no event shall have occurred which has had a material adverse effect, or is foreseen to have a material adverse effect on the parties or consummation of the transactions contemplated by the Merger Agreement; and

•	all other conditions to the Merger discussed in this proxy statement/prospectus are either satisfied or waived.

The closing of the Merger will occur on the first business day of the month immediately after the month in which all of these conditions (and the other conditions set forth in the Merger Agreement) are satisfied or waived in accordance with the Merger Agreement.

Representations and Warranties

The Merger Agreement contains customary representations and warranties that ABI and JBI made to, and solely for the benefit of, each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that ABI and JBI have exchanged in connection with signing the Merger Agreement. While ABI and JBI do not believe that these disclosure schedules contain information that securities laws require the parties to publicly disclose other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and certain representations and warranties may have been modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in the companies’ general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures.

ABI, in Article V of the Merger Agreement, has made representations and warranties to JBI customary for transactions of this nature that relate to, among other things:

•	organization and good standing;

•	authority to enter into the Merger Agreement;

•	capitalization, subsidiaries and financial statements;

•	undisclosed liabilities;

•
certain changes or events or failures since the balance sheet date which could have a material adverse effect on ABI or its subsidiaries, or cause a material breach or violation of any covenants and agreements;

•	tax matters, including but not limited to filing of tax returns, payment of taxes and tax liability;

•	assets, including but not limited to title and leases;

•	environmental matters, including but not limited to compliance with environmental laws and hazardous materials;

•	intellectual property, including but not limited to ownership, right to convey and pending or threatened litigation;

•	compliance with laws applicable to the business;

•	labor relations;

•	employee benefit plans;

•	pending and threatened litigation;

•	intellectual property;

•	data processing systems; and

•	reports filed with regulatory authorities.

JBI, in Article VI of the Merger Agreement, made representations and warranties to ABI customary for transactions of this nature that relate to, among other things:

•	organization and good standing;

•	authority to enter into the Merger Agreement;

•	capitalization, reports filed with regulatory authorities and financial statements;

•	undisclosed liabilities;

•
certain changes or events or failures since the balance sheet date which could have a material adverse effect on JBI or its subsidiaries, or cause a material breach or violation of any covenants and agreements;

•	compliance with laws applicable to the business or employees conducting the business;

•	pending and threatened litigation; and

•	tax and regulatory matters.

Generally, neither the representations and warranties of ABI nor JBI will survive the effective time of the Merger.

Stockholders Agreement

As required by the Merger Agreement, each member of the board of directors of ABI entered into a stockholders agreement (the “Stockholders Agreement”) with JBI in his capacity as a shareholder of ABI.  The Stockholders Agreement provides, among other things that each such shareholder:

•	will vote his shares of ABI common stock in favor of the Merger Agreement and Merger;

•
shall not and shall cause his affiliates not to directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any person relating to or otherwise facilitate, any acquisition proposal other than the Merger Agreement;

•	shall not grant any proxy or power-of-attorney with respect to his shares of ABI common stock or transfer or agree to transfer any of his shares other than with JBI’s prior written consent; and

•	agrees not to exercise dissenters’ rights of appraisal as to any shares of his ABI common stock.

The Stockholders Agreement provides that each ABI director has the right to furnish information with respect to ABI to any person in connection with an acquisition proposal, or participate in negotiations with any person regarding an acquisition proposal, but only as permitted by Section 7.6 of the Merger Agreement.  In addition, no ABI shareholder is prevented from presenting to the other shareholders of ABI an acquisition proposal presented by any person.

Waiver and Amendment

All of the conditions to completing the Merger may be waived at any time by the party for whose benefit they were created; provided, however, that the parties may not waive any condition that would result in the violation of any law or regulation. Also, the parties may amend or supplement the Merger Agreement at any time by written agreement upon the approval of the boards of directors of each of ABI and JBI; provided, however, that after the approval of the Merger Agreement and the Merger by the shareholders of ABI, there shall be no amendment that requires further approval by the ABI shareholders without the further approval of the ABI shareholders.

Conduct of Business Before Completion of the Merger

Under the Merger Agreement, ABI and JBI have agreed that, until the earlier of the effective date of the Merger or the termination of the Merger Agreement, unless the prior written consent of the other party has been obtained, they shall and shall cause each of their subsidiaries to conduct their businesses in the usual, regular and ordinary course consistent with past practice and prudent banking principles, preserve intact their business organization, goodwill, relationships and assets and maintain their rights and franchises and take no action that would adversely affect the ability of any party  to obtain consents required for the transactions provided in the Merger Agreement or adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement.

Under the Merger Agreement, ABI has agreed that, until the earlier of the effective time of the Merger or the termination of the Merger Agreement, without the prior written consent of a designated representative of JBI, it will not, or will not permit any of its subsidiaries to, among other things:

•	amend the articles of incorporation, bylaws or other governing instruments of ABI or Oceanside Bank;

•	incur any additional debt or other obligations for borrowed money except in the ordinary course of business consistent with past practices;

•
repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into shares, of the common stock of ABI or Oceanside Bank, or declare or pay any dividend or make any other distribution in respect of ABI’s common stock;

•
issue, sell, pledge, encumber or enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of ABI common stock or any other capital stock of ABI, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any shares of such stock;

•
adjust, split, combine or reclassify any capital stock of ABI or Oceanside Bank or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of any ABI subsidiary or any asset other than in the ordinary course of business for reasonable and adequate consideration;

•
acquire any direct or indirect equity interest in any person other than in connection with foreclosures in the ordinary course of business, and acquisition of control by a depository institution in its fiduciary capacity;

•
grant any increase in compensation or benefits to the directors, officers or employees of ABI or Oceanside Bank, except in accordance with past practices, or enter into or amend any employment contract with any person that ABI or Oceanside Bank does not have the unconditional right to terminate without liability at any time on or after the effective time of the Merger;

•	adopt any new employee benefit plan or make any material change in or to any existing employee benefit plan;

•	make any material change in any accounting method or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP;

•
commence any litigation other than in accordance with past practice, settle any litigation involving any liability for material money damages or restrictions upon the operations of ABI or Oceanside Bank, or modify, amend or terminate any material contract, or waive, release, compromise or assign any material rights or claims except in the ordinary course of business;

•	enter into any material transaction or course of conduct not in the ordinary course of business, or not consistent with safe and sound banking practices or applicable laws;

•	fail to timely file any report required to be filed by any regulatory authority, including the SEC;

•
make any loan or advance to, enter into any contract for services with, or cancel without payment in full or modify in any material respect any contract relating to any loan or obligation receivable from, any director, officer or 5% shareholder of ABI, with certain exceptions;

•
modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business and for fair consideration, except as expressly provided in the Merger Agreement;

•	file any application to relocate or terminate operations at any banking office;

•	except in accordance with applicable law, change its or any of its subsidiaries’ lending, investment, liability management, and other material banking policies in any material respects;

•	intentionally take any action that would reasonably be expected to jeopardize or delay the receipt of regulatory approval of the Merger;

•	take any actions that would cause the Merger to be subject to requirements imposed by any takeover laws;

•
make or renew any loan to any person or entity who or that owes, or would as a result of such loan or renewal owe, ABI or Oceanside Bank more than an aggregate of $3.0 million of secured indebtedness or more than $300,000 of unsecured indebtedness;

•	change the rate of interest on time deposits or certificates of deposits, except in a manner and pursuant to policies consistent with ABI and Oceanside Bank’s past policies;

•	purchase or acquire certain investment securities;

•
sell, transfer, convey or dispose of any real property (except for certain residential real property) or interests therein owned by it having a book value in excess of or in exchange for consideration in excess of $50,000; or

•	make or commit any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $100,000.

Under the Merger Agreement, JBI has agreed that, until the earlier of the effective time of the Merger or the termination of the Merger Agreement, without the prior written consent of a designated representative of ABI, it will not, or will not permit any of its subsidiaries to, among other things:

•
adjust, split, combine or reclassify any capital stock of JBI or Jacksonville Bank or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of any JBI subsidiary or any asset other than in the ordinary course of business for reasonable and adequate consideration;

•
acquire any direct or indirect equity interest in any person other than in connection with foreclosures in the ordinary course of business, and acquisition of control by a depository institution subsidiary in its fiduciary capacity;

•	make any material change in accounting methods or systems of internal accounting controls;

•	intentionally take any action that would reasonably be expected to jeopardize or delay the receipt of regulatory approval of the Merger;

•	take any actions that would cause the Merger to be subject to requirements imposed by any takeover laws;

•	fail to file or timely file any report required by a regulatory authority, including the SEC; or

•
take any action that would cause the common stock of JBI to cease to be traded on NASDAQ or another national securities exchange; provided, however, that any action or transaction in which the JBI common stock is converted into cash or another marketable security that is traded on a national securities exchange shall not be deemed a non-permitted action.

NASDAQ Qualification

Under the Merger Agreement, JBI shall take commercially reasonable steps prior to the effective time of the Merger to ensure that all JBI common stock to be issued in the Merger is approved for listing on the Nasdaq Global Market.

ABI Prohibited from Soliciting Other Offers

ABI, Oceanside Bank and their representatives were required to immediately cease and cause to be terminated any activities, discussions and negotiations with any person regarding any alternative acquisition proposal existing at the time the Merger Agreement was executed.  In addition, ABI and Oceanside Bank and its representatives may not directly or indirectly:

•
solicit, initiate, or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal which constitutes, any alternative acquisition proposal;

•	enter into any letter of intent or agreement related to any alternative acquisition proposal other than a confidentiality agreement; or

•
participate in any discussions or negotiations regarding, furnish information or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or that would reasonably expected to lead to, any alternative acquisition proposal.

To the extent that, at any time before the ABI Special Meeting has occurred, ABI receives an acquisition proposal from any person that in the good faith judgment of the ABI board of directors is, or is reasonably likely to lead to the delivery of, a superior acquisition proposal to ABI shareholders, ABI may furnish information (including non-public information) with respect to itself pursuant to a confidentiality agreement and participate in negotiations with such person regarding such acquisition proposal, if ABI’s board of directors determines in good faith, after consultation with counsel, that failure to do so would likely result in a violation of its fiduciary duties.

Termination and Termination Fees

The Merger Agreement specifies the circumstances under which the parties may terminate the Merger Agreement and abandon the Merger. Those circumstances are:

•	by mutual written consent of JBI’s board of directors and ABI’s board of directors;

•
by either JBI’s or ABI’s board of directors if any of the other party’s representations or warranties in the Merger Agreement are inaccurate and cannot be or have not been cured within 30 days after the giving of notice to the breaching party of the inaccuracy, and such inaccuracy is reasonably likely to have a material adverse effect on the breaching party;

•
by either JBI’s or ABI’s board of directors in the event of a material breach by the other party of any covenant, agreement or other obligation in the Merger Agreement which cannot be cured within 30 days after the giving of written notice of the breach to the breaching party;

•
by either JBI’s or ABI’s board of directors if (i) any consent of any regulatory authority required for consummation of the Merger and other transactions provided for in the Merger Agreement has been denied by final nonappealable action or if any action taken by such regulatory authority is not appealed within the time limit for appeal, (ii)  the ABI shareholders fail to approve the Merger Agreement or the Merger, or (iii) the JBI shareholders fail to approve the Stock Purchase or the amendment and restatement of the JBI’s articles of incorporation;

•
by either JBI’s or ABI’s board of directors if there shall have occurred any material adverse effect with respect to the other party, or any facts or circumstances develop or arise after the date of the Merger Agreement which are reasonably likely to cause or result in any material adverse effect with respect to the other party and such material adverse effect shall not have been remedied within 15 days of receipt of notice specifying the nature of such material adverse effect and requesting that it be remedied;

•
by either JBI’s or ABI’s board of directors in the event that the Merger shall not have been consummated by December 31, 2010, if the failure to consummate the transactions provided for in the Merger Agreement is not caused by the breach of the party electing to terminate the Merger Agreement;

•
by either JBI’s or ABI’s board of directors in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by December 31, 2010, and such failure was not the fault of the terminating party;

•	by JBI’s board of directors if holders of more than 5% of the outstanding shares of ABI common stock properly assert their dissenters’ rights of appraisal;

•
by JBI’s board of directors if (i) ABI’s board of director withdraws or adversely modifies or fails to reconfirm its recommendation of the Merger or the Merger Agreement, (ii) ABI’s board of directors approves and recommends to the shareholders of ABI that they approve an acquisition proposal other than the Merger, (iii) ABI fails to call the ABI Special Meeting, or (iv) any person becomes the beneficial owner of 25% or more of the outstanding shares of ABI’s common stock;

•
by ABI’s board of directors if  (i) JBI’s board of director withdraws or adversely modifies or fails to reconfirm its recommendation of the Merger or the Merger Agreement, (ii) JBI fails to call a meeting of its shareholders for the purpose of voting on the Stock Purchase and the amendment and restatement of its articles of incorporation, or (iii) any person becomes the beneficial owner of 25% or more of the outstanding shares of JBI’s common stock; or

•
by ABI’s board of directors if (i) ABI’s board of directors authorizes (subject to complying with the terms of the Merger Agreement) the entry into a definitive agreement concerning a superior proposal and ABI notifies JBI in writing that it intends to enter into such an agreement, (ii) JBI does not make, within seven days of the receipt of ABI’s written notification, an offer that ABI’s board of directors determines in good faith is at least as favorable, in the aggregate to the ABI shareholders as the superior proposal, and (iii) ABI pays a termination fee of $300,000.

ABI must pay JBI a termination fee of $300,000 if any of the following circumstances occur:

•
JBI terminates the Merger Agreement if (i) ABI’s board of directors withdraws, adversely modifies, or fails upon JBI’s request to reconfirm its recommendation for the Merger or the Merger Agreement, (ii) ABI’s board of directors approves or recommends to the shareholders of ABI that they approve an acquisition proposal other than as contemplated by the Merger Agreement, (iii) ABI fails to call the ABI Special Meeting or (iv) any person or group becomes the beneficial owner of 25% or more of the outstanding shares of ABI common stock.

•
ABI terminates the Merger Agreement if (i) ABI’s board of directors authorizes ABI, subject to complying with the terms of the Merger Agreement, to enter into a definitive agreement concerning a transaction that constitutes a superior proposal and ABI notifies JBI in writing that it intends to enter into such an agreement, and (ii) JBI does not make, within seven days of the receipt of ABI’s written notification, a proposal that is at least as favorable in the aggregate to the ABI shareholders as the superior proposal.

•
An acquisition proposal is publicly disclosed or any person has publicly disclosed that, subject to the Merger being disapproved by ABI’s shareholders or otherwise rejected, it will make an acquisition proposal with respect to ABI and thereafter the Merger Agreement is terminated by JBI or ABI for failure of ABI’s shareholders to approve the Merger Agreement, and within nine months of such termination, ABI enters into a definitive agreement with respect to an acquisition proposal or consummates an acquisition proposal.

JBI must pay ABI a termination fee of $300,000 if any of the following circumstances occur:

•	JBI terminates the Merger Agreement other than as provided in Section 10.1 of the Merger Agreement (as described earlier in this section).

•
ABI terminates the Merger Agreement if (i) JBI’s board of directors withdraws, adversely modifies, or fails upon JBI’s request to reconfirm its recommendation for the Merger or the Merger Agreement, (ii) JBI fails to call a meeting of its shareholders for the purpose of voting on the Stock Purchase and the amendment and restatement of its articles of incorporation, or (iii) any person or group becomes the beneficial owner of 25% or more of the outstanding shares of JBI common stock.

Payment of Expenses Relating to the Merger

The parties will pay all of their own expenses related to negotiating and completing the Merger.

Exchange Procedures

At the effective time of the Merger, ABI’s shareholders who receive JBI common stock in the Merger will automatically become entitled to all the rights and privileges afforded to JBI’s shareholders. However, the actual physical exchange of ABI common stock certificates for JBI common stock certificates will occur after the Merger.

Promptly after completion of the Merger, JBI will cause Computershare, the exchange agent for the Merger, to mail to each record holder of ABI common stock (except those shares held by shareholders who have properly exercised and preserved dissenter’s appraisal rights pursuant to the Florida Business Corporation Act (the “FBCA”) and shares cancelled or extinguished) a letter of transmittal containing instructions for surrendering the record holder’s stock certificates. Those holders of ABI common stock who properly surrender their ABI stock certificates in accordance with Computershare’s instructions will receive (i) a certificate representing the number of shares of JBI common stock that the holder is entitled to receive pursuant to the Merger Agreement, and (ii) a check or checks representing the amount of cash which such holder has the right to receive. The surrendered certificates representing ABI common stock will be cancelled. Immediately prior to the completion of the Merger, each certificate representing shares of ABI common stock that has not been surrendered will represent only the right to receive the Merger consideration and no transfers of ABI common stock will be made in ABI’s stock transfer books thereafter.

Holders of ABI common stock should not send in their ABI stock certificates until they receive a letter of transmittal from Computershare, the exchange agent for the Merger, with instructions for the surrender of their ABI stock certificates.

Distributions with Respect to Unexchanged Shares

Holders of ABI common stock are not entitled to receive any dividends or other distributions on JBI common stock until the Merger is completed. Holders of ABI common stock will be entitled to dividends and other distributions declared or made, if any, after completion of the Merger with respect to the number of shares of JBI common stock which they are entitled to receive upon exchange of their ABI stock certificates, but they will not be paid any dividends or other distributions on the JBI common stock until they surrender their ABI stock certificates to Computershare in accordance with Computershare’s instructions.

Transfers of Ownership and Lost Stock Certificates

JBI will issue shares of JBI common stock that may be payable in a name other than the name in which a surrendered ABI stock certificate is registered only if the person requesting such exchange presents to Computershare all documents required to show and effect the unrecorded transfer of ownership and to show that such person paid any applicable stock transfer taxes. If an ABI stock certificate is lost, stolen or destroyed, the holder of such certificate may need to deliver an affidavit or bond prior to receiving the Merger consideration payable with respect to the shares represented by such certificate.

Appraisal Rights

Shares of common stock held by ABI shareholders who have properly exercised and preserved appraisal rights pursuant to the FBCA will not be converted or represent a right to receive the Merger consideration. Instead, these shares will be entitled to appraisal rights. See the description in the section entitled “The Merger – Appraisal Rights.”

Regulatory and Other Required Approvals

Federal Reserve Board and Florida Office of Financial Regulation

The Federal Reserve Board must approve the Merger before it can be completed. JBI and ABI must then wait at least 15 days after the date of Federal Reserve Board approval before they may complete the Merger. During this waiting period, the United States Department of Justice may object to the Merger on antitrust grounds. The application for approval of the Merger with the Federal Reserve Board was filed on May 27, 2010. In reviewing that application, the Federal Reserve Board must consider the following:

•
competitive factors, such as whether the Merger will result in a monopoly or whether the benefits of the Merger to the public in meeting the needs and convenience of the community clearly outweigh the Merger’s anticompetitive effects or restraints on trade; and

•	banking and community factors, which include an evaluation of:

▪	the financial and managerial resources of JBI, and of ABI, and the effect of the proposed transaction on these resources;

▪	management expertise;

▪	internal control and risk management systems;

▪	the capital of JBI;

▪	the convenience and needs of the communities to be served; and

▪	the effectiveness of JBI and ABI in combating money laundering activities.

The application process requires publication of a notice in a local newspaper and opportunity for comment by the public. The Federal Reserve Board may receive, and must consider, properly filed comments and protests from community groups and others regarding (among other issues) each institution’s performance under the Community Reinvestment Act of 1977, as amended.

The Florida Office of Financial Regulation (the “OFR”) must also approve the Merger. An application for approval with the OFR was filed on June 16, 2010. The OFR procedures are compatible with the requirements of the Federal Reserve Board.

The FDIC must approve the merger of Oceanside Bank with and into Jacksonville Bank, which is anticipated to occur immediately following the Merger.  An application for approval with the FDIC was filed on June 30, 2010.

In connection with or as a result of the Merger, JBI or ABI may be required, pursuant to other laws and regulations, either to notify or obtain the consent of other regulatory authorities and organizations to which such companies or subsidiaries of either or both of them may be subject. The JBI common stock to be issued in exchange for ABI common stock in the Merger will be registered with the SEC. The transaction also will be registered with such state securities regulators as may be required.

Also, in connection with the Stock Purchase and as a condition precedent to the Stock Purchase and the Merger, the lead Investor must become a bank holding company by application to, and approval by, the Federal Reserve Board.

Status and Effect of Approvals

To date, all regulatory applications and notices required to be filed prior to the Merger have been filed.  JBI and ABI contemplate that they will complete the Merger in the fourth quarter of 2010, assuming all required approvals are received.

JBI and ABI believe that the proposed Merger is compatible with the regulatory requirements described in the preceding paragraphs; however, we cannot assure you that we will receive all required approvals, nor can we assure that we will be able to comply with any required conditions in respect of an approval or that compliance or noncompliance with any such conditions would not have adverse consequences for the combined company after the Merger.

While JBI and ABI believe that the requisite regulatory approvals for the Merger will be obtained, we can give you no assurance regarding the timing of the approvals, our ability to obtain the approvals on satisfactory terms or the absence of litigation challenging those approvals or otherwise. Similarly, we cannot assure you that the United States Department of Justice, any state attorney general or other regulatory authority will not attempt to challenge the Merger on antitrust grounds or for other reasons, or, if such a challenge is made, project the result thereof. The Merger is conditioned upon the receipt of all consents, approvals and actions of governmental authorities and the filing of all other notices with such authorities in respect of the Merger.

We are not aware of any regulatory approvals that would be required for completion of the transactions contemplated by the Merger Agreement other than as described above. Should any other approvals be required, those approvals would be sought, but we cannot assure you that they will be obtained or that we would be able to comply with any conditions that might be imposed in respect of such approvals.

STOCK PURCHASE AND REGISTRATION RIGHTS

In connection with the proposed Merger, JBI entered into a Stock Purchase Agreement dated as of May 10, 2010 (the “Stock Purchase Agreement”) with four accredited investors (the “Investors”) for the purchase by the Investors of an aggregate of 3 million shares of JBI’s common stock at a cash purchase price of $10.00 per share (the “Stock Purchase”), subject to the terms and conditions contained therein.  Under the Stock Purchase Agreement, CapGen Capital Group IV LP (“CapGen”) has committed to purchase approximately $19.6 million in shares of JBI common stock and JBI has agreed to nominate and appoint a designee of CapGen to JBI’s board of directors, currently anticipated to be John Sullivan.   The Stock Purchase is conditioned upon, among other things, the JBI’s shareholders’ approval of the Stock Purchase, JBI’s amendment and restatement of its articles of incorporation and bylaws, the completion of the Merger and the merger of Oceanside Bank with and into Jacksonville Bank, and the Investors receiving all required regulatory consents.  The Stock Purchase Agreement may be terminated by JBI or an Investor under certain circumstances, including that an Investor may terminate with respect to its investment if the closing of the Stock Purchase has not occurred by December 31, 2010.  If the Stock Purchase Agreement is terminated, CapGen may be entitled to a termination fee of $500,000.

Under the Stock Purchase Agreement, the Investors have preemptive rights with respect to public or private offerings of JBI’s common stock (or rights to purchase, or securities convertible into or exercisable for, common stock) during a 24-month period after the completion of the Stock Purchase to enable the Investors to maintain their percentage interests of JBI’s common stock beneficially owned.  Also under the Stock Purchase Agreement, JBI has agreed to conduct its business in the usual and ordinary course and is prohibited from taking certain actions without the prior written consent of CapGen, including, among others, (i) issuing additional shares of capital stock (with certain exceptions), (ii) making any material change in accounting methods or systems of internal controls, (iii) participating in certain related party transactions, (iv) changing its lending or other material banking policies, and (v) making or committing to make any capital expenditures in excess of $100,000 without prior approval from JBI’s board of directors.

The Merger is contingent upon the satisfaction of the conditions to complete the Stock Purchase.

Also on May 10, 2010, JBI entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which JBI is obligated to use its reasonable best efforts to file a registration statement covering the resale of the JBI common shares to be issued to the Investors in the Stock Purchase by the earlier of (i) 30 days following the closing of the Stock Purchase, and (ii) two business days following JBI’s filing of audited or pro forma financial statements with the SEC to reflect the Merger, if required.   The Registration Rights Agreement also provides Investors with demand registration rights and piggyback registration rights under certain circumstances.

Under the Registration Rights Agreement, the registration statement must generally be declared effective by the earlier of (i) 60 days following the filing date (or 120 days in the event the registration statement is reviewed by the SEC or additional financial statements reflecting the acquisition of ABI are required or requested by the SEC), and (ii) five business days after JBI is notified that the registration statement will not be reviewed or will not be subject to further review.   In the event the registration statement is not filed by the filing deadline provided in the Registration Rights Agreement, or declared effective by the effectiveness deadline, subject to certain other conditions, JBI will be liable to the Investors for liquidated damages in the amount of 1% of the purchase price paid for any JBI common stock held on such day, as more specifically provided in the Registration Rights Agreement.

The foregoing descriptions of the Stock Purchase Agreement and the Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to such agreements, which have been filed by JBI with the SEC.

ABOUT JBI

Business

General

Jacksonville Bancorp, Inc. (“JBI”) was incorporated under the laws of the State of Florida on October 24, 1997 for the purpose of organizing The Jacksonville Bank (“Jacksonville Bank”).  JBI is a one-bank holding company owning 100% of the outstanding shares of Jacksonville Bank. JBI’s only business is the ownership and operation of Jacksonville Bank.  Jacksonville Bank is a Florida state-chartered commercial bank, and its deposits are insured by the FDIC.  Jacksonville Bank opened for business on May 28, 1999 and currently provides a variety of community banking services to businesses and individuals through its five offices in Jacksonville, Duval County, Florida.

JBI offers a variety of competitive commercial and retail banking services. In order to compete with the financial institutions in the market, JBI uses its independent status to the fullest extent.  This includes an emphasis on specialized services for small business owners with a particular focus on the medical and legal sectors.  Additionally, JBI relies on the professional and personal relationships of its officers, directors and employees.  Loan participations are arranged for customers whose loan demands exceed legal lending limits. JBI’s product lines include personal and business online banking and sweep accounts tied to Goldman Sachs proprietary funds, in addition to its traditional banking products.  Furthermore, through Jacksonville Bank’s subsidiary, Fountain Financial, Inc., and JBI’s marketing agreement with New England Financial (an affiliate of MetLife), JBI is able to meet the investment and insurance needs of its customers.

Substantial consolidation of the Florida banking market has occurred since the early 1980’s.  JBI believes that the number of depository institutions headquartered and operating in Florida will continue to decline.  JBI’s marketing programs focus on the advantages of local ownership and management, personal service and customer relationships.  Particular emphasis is placed on building personal face-to-face relationships.  JBI’s management and business development teams have extensive experience with individuals and companies within JBI’s targeted market segments in the Jacksonville area.  Based on JBI’s experience, JBI believes that it has been and will continue to be effective in gaining market share.  Jacksonville Bank has five full-service branches in Jacksonville, currently employing 64 bankers.  JBI is focused on small business, professionals and commercial real estate.  Over the past four years, JBI’s board of directors has granted every employee (excluding executive officers) of Jacksonville Bank restricted stock.

Market Area and Competition

JBI’s primary market area is all of Duval County (primarily in the Southside, Westside, Arlington, Mandarin, Beaches and Downtown areas of Jacksonville).  Jacksonville is the largest city in the United States covering 841 square miles and is a leading financial and insurance center.  Jacksonville is home to the Jacksonville Jaguars and is the corporate headquarters to a number of regional and national companies.  Duval County has a strong commercial and industrial base, which has been steadily expanding in recent years.

Financial institutions primarily compete with one another for deposits.  In turn, a bank’s deposit base directly affects such bank’s loan activities and general growth.  Primary competitive factors include interest rates on deposits and loans, service charges on deposit accounts, the availability of unique financial services products, a high level of personal service, and personal relationships between JBI’s officers and customers.  JBI competes with financial institutions that have greater resources, and that may be able to offer more services, unique services, or possibly better terms to their customers.  JBI believes, however, that it will be able to continue to attract sufficient loans and deposits to effectively compete with other area financial institutions.

JBI is in competition with existing area financial institutions, including commercial banks and savings institutions, insurance companies, consumer finance companies, brokerage houses, mortgage banking companies, credit unions, and other business entities which target traditional banking markets.  JBI faces increased competition due to the Gramm-Leach-Bliley Act (the “GLB Act”), discussed under Regulation and Supervision, which allows insurance firms, securities firms, and other non-traditional financial companies to provide traditional banking services.  JBI anticipates that significant competition will continue from existing financial services providers, as well as new entrants to the market.  There are 27 separate financial institutions located in Duval County, of which eight are considered community banks with their headquarters located in Duval County.

Funding Sources

Deposits.  JBI offers a wide range of deposit accounts, including commercial and retail checking, money market, individual retirement and statement savings accounts, and certificates of deposit with fixed rates and a range of maturity options.  JBI’s sources of deposits are primarily residents, businesses, and employees of businesses within its market areas, obtained through personal solicitation by its officers and directors, direct mail solicitation, and advertisements published in the local media.  JBI also has the ability to obtain deposits from the “national and brokered CD markets” as an additional source of funding.  JBI pays competitive interest rates on interest-bearing deposits. In addition, JBI’s service charge schedule is competitive with other area financial institutions, covering such matters as maintenance and per item processing fees on deposit accounts and special handling charges. JBI is also part of the Star, Cirrus, Presto and Plus ATM networks, and a member of VISA.

Borrowings.  Additional sources of funds are available to Jacksonville Bank by borrowing from the Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank. JBI’s lending capacity with these institutions provides credit availability based on qualifying collateral from the investment and loan portfolios.  See “Note 5-Deposits” and “Note 6-Short-term borrowings and Federal Home Loan Bank Advances” of the Notes to JBI’s consolidated financial statements for the year ended December 31, 2009 for further information on JBI’s funding sources.

Lending Activities

JBI’s board of directors has adopted certain policies and procedures to guide individual loan officers in carrying out lending functions. JBI’s board of directors has formed a Directors’ Loan Committee and appointed six directors to provide the following oversight:

•	ensure compliance with loan policies, procedures and guidelines as well as appropriate regulatory requirements;

•	approve secured loans above an aggregate amount of $500,000 and unsecured loans above an aggregate amount of $100,000 to any entity and/or related interests;

•	monitor overall loan quality through review of information relative to all new loans;

•	approve lending authority for individual officers;

•	monitor JBI’s loan review systems;

•	oversee strategies for workout of problem loan relationships;

•	review the adequacy of the loan loss reserve; and

•	approve any additional advances to any borrower whose loan or line of credit has been adversely classified substandard.

JBI’s board of directors realizes that occasionally loans need to be made which fall outside the typical policy guidelines.  Consequently, the Chief Executive Officer and Chief Credit Officer have the authority to make certain policy exceptions on secured loans up to $500,000 and unsecured loans up to $100,000.  Policy exceptions on secured and unsecured loans greater than $500,000 and $100,000, respectively, must be approved by the Directors’ Loan Committee, and the full board of directors of JBI reviews reports of all loans and policy exceptions at its regular meetings.  Additionally, Jacksonville Bank has an independent company that also evaluates the quality of loans and determines if loans are originated in accordance with the guidelines established by JBI’s board of directors.

JBI recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral, as well as general economic conditions.  JBI intends to maintain an adequate allowance for loan losses based on, among other things, industry standards, management’s experience, historical loan loss experience, evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality.  JBI follows a conservative lending policy, but one which permits prudent risks to assist businesses and consumers primarily in its principal market areas.  Interest rates vary depending on JBI’s cost of funds, the loan maturity, the degree of risk and other loan terms.  As appropriate, some interest rates are adjustable with fluctuations in the “prime” rate.

Loan Portfolio Composition

The composition of Jacksonville Bank’s loan portfolio at December 31, 2009 and 2008 is indicated below, along with the growth from December 31, 2008.

					% Increase
	Total Loans		Total Loans		(Decrease) from
	December 31,	% of Total	December 31,	% of Total	December 31,
(dollars in thousands)	2009	Loans	2008	Loans	2008 to 2009
Real estate mortgage loans:
Commercial	$233,570	59.7%	$224,677	59.1%	4.0%
Residential	97,147	24.8%	81,152	21.4%	19.7%
Construction and land	32,987	8.4%	41,759	11.0%	(21.0)%
Commercial loans	23,838	6.1%	28,445	7.4%	(16.2)%
Consumer loans	3,899	1.0%	4,070	1.1%	(4.2)%
TOTAL	$391,441	100.0%	$380,103	100.0%	3.0%

Jacksonville Bank’s nonperforming loans as a percentage of gross loans decreased from 3.27% at December 31, 2008 to 2.24% at December 31, 2009.

Commercial Real Estate.  Commercial real estate loans are typically segmented into three categories:  owner occupied commercial properties, properties used by non-profit organizations (i.e., churches and schools) and commercial properties leased to third parties for investment purposes.  Commercial real estate loans are secured by the subject property and are underwritten based upon standards set forth in the policies approved by JBI’s board of directors.  Such standards include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors.

Residential Real Estate.  Residential real estate loans include loans secured by first or second mortgages and home equity loans on one-to-four family residential properties.  Loans in the residential real estate portfolio are underwritten in accordance with policies set forth and approved by JBI’s board of directors, including repayment capacity and source, value of the underlying property, credit history and stability.

Construction and Land Loans.  Jacksonville Bank provides construction permanent loans to borrowers to finance the construction of owner occupied and lease properties.  These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and are also based on an acceptable percentage of the appraised value of the property securing the loan.  Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed.  Jacksonville Bank carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced.  Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained.  Further, to assure that reliance is not placed solely on the value of the underlying property, Jacksonville Bank considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower’s equity in the project, independent appraisals, costs estimates and pre-construction sale information.  Jacksonville Bank also makes loans on occasion for the purchase of land for future development by the borrower.  Land loans are extended for the future development for either commercial or residential use by the borrower.  Jacksonville Bank carefully analyzes the intended use of the property and the viability thereof.

Commercial Loans.  Commercial loans are primarily underwritten on the basis of the borrowers’ ability to service such debt from income.  As a general practice, JBI takes as collateral a security interest in any available real estate, equipment, or other chattel, although loans may also be made on an unsecured basis.  Collateralized working capital loans typically are secured by short-term assets whereas long-term loans are primarily secured by long-term assets.

Other.  Consumer loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats.  JBI also offers home improvement loans, lines of credit, personal loans, and deposit account collateralized loans.  Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates and may be made on terms of up to ten years.

Investments

The primary objective of the investment portfolio is to develop a mixture of investments with maturities and compositions so as to earn an acceptable rate of return while meeting liquidity requirements.  JBI invests primarily in obligations guaranteed by the U.S. government and government-sponsored agencies.  JBI also enters into federal funds transactions through its principal correspondent banks. Investments with maturities in excess of one year are generally readily salable on the open market.

Data Processing

JBI currently has an agreement with FIS, formerly known as Metavante Corporation, to provide its core processing and to support certain customer products and delivery systems.  JBI believes that FIS will continue to be able to provide state of the art data processing and customer service related processing at a competitive price to support its future growth.

Regulation and Supervision

JBI operates in a highly regulated environment, where statutes, regulations, and administrative policies govern its business activities.  JBI is supervised by, examined by, and submit reports to, a number of regulatory agencies, including the Federal Reserve Board, the FDIC, and the Florida Department of Financial Services.

JBI is regulated by the Federal Reserve Board under the Federal Bank Holding Company Act (“BHC Act”), which requires every bank holding company to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of the voting shares of any bank or all or substantially all of the assets of a bank, and before merging or consolidating with another bank holding company. The Federal Reserve Board, under its regulations and published policy statements, has maintained that a bank holding company must serve as a source of financial strength to its subsidiary bank(s).  In adhering to the Federal Reserve Board policy, JBI may be required to provide financial support for Jacksonville Bank at a time when, absent such policy, JBI may not otherwise deem it advisable to provide such assistance.

At one time, a bank holding company was generally prohibited from acquiring control of any company which was not a bank and from engaging in any business other than the business of banking or managing and controlling banks. In April 1997, the Federal Reserve Board revised and expanded the list of permissible non-banking activities in which a bank holding company could engage; however, limitations continue to exist under certain laws and regulations.  The GLB Act repeals certain regulations pertaining to bank holding companies and eliminates many of the previous prohibitions. Specifically, Title I of the GLB Act repeals Sections 20 and 32 of the Glass-Steagall Act and is intended to facilitate affiliations among banks, securities firms, insurance firms, and other financial companies.  To further this goal, the GLB Act amends Section 4 of the BHC Act to authorize bank holding companies that qualify as “financial holding companies” to engage in securities, insurance and other activities that are financial in nature or incidental to a financial activity.  The activities of bank holding companies that are not financial holding companies continue to be limited to activities authorized under the BHC Act, such as activities that the Federal Reserve Board previously has determined to be closely related to banking and permissible for bank holding companies.

With respect to expansion, Jacksonville Bank may establish branch offices anywhere within the State of Florida with regulatory approval.  Jacksonville Bank is also subject to the Florida banking and usury laws limiting the amount of interest that can be charged when making loans or other extensions of credit.  In addition, Jacksonville Bank, as a subsidiary of JBI, is subject to restrictions under federal law in dealing with JBI and other affiliates.  These restrictions apply to extensions of credit to an affiliate, investments in the securities of an affiliate, and the purchase of assets from an affiliate.

The primary source of JBI’s income is expected to be dividends from Jacksonville Bank.  A Florida state-chartered commercial bank may not pay cash dividends that would cause the bank’s capital to fall below the minimum amount required by federal or state law.  Accordingly, commercial banks may only pay dividends out of the total of current net profits plus retained net profits of the preceding two years to the extent it deems expedient, except as follows.  No bank may pay a dividend at any time that the total of net income for the current year when combined with retained net income from the preceding two years produces a loss.  The future ability of Jacksonville Bank to pay dividends to JBI will also depend in part on the FDIC capital requirements in effect at such time and JBI’s ability to comply with such requirements.

Loans and extensions of credit by all banks are subject to legal lending limitations.  Under state law, a state bank may generally grant unsecured loans and extensions of credit in an amount up to 15% of its unimpaired capital and surplus to any person.  In addition, a state bank may grant additional loans and extensions of credit to the same person of up to 10% of its unimpaired capital and surplus, provided that the transactions are fully secured.  This 10% limitation is separate from, and in addition to, the 15% limitation for unsecured loans.  Loans and extensions of credit may exceed these general lending limits only if they qualify under one of several exceptions.

JBI and Jacksonville Bank are subject to regulatory capital requirements imposed by the Federal Reserve Board and the FDIC. Both the Federal Reserve Board and the FDIC have established risk-based capital guidelines for bank holding companies and banks which make regulatory capital requirements more sensitive to differences in risk profiles of various banking organizations.  The capital adequacy guidelines issued by the Federal Reserve Board are applied to bank holding companies on a consolidated basis with the banks owned by the holding company.  The FDIC’s risk-based capital guidelines apply directly to state banks regardless of whether they are a subsidiary of a bank holding company.  Both agencies’ requirements (which are substantially similar) provide that banking organizations must have minimum capital equivalent to 8% of risk-weighted assets to be considered adequately capitalized.  The risk weights assigned to assets are based primarily on the perceived levels of risk to capital.  For example, securities with an unconditional guarantee by the United States government are assigned the lowest risk weighting.  A risk weight of 50% is assigned to loans secured by owner-occupied one-to-four family residential properties.  The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk weighted assets.

The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) created and defined five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized), which are used to determine the nature of any corrective action the appropriate regulator may take in the event an institution reaches a given level of undercapitalization.  For example, an institution which becomes undercapitalized must submit a capital restoration plan to the appropriate regulator outlining the steps it will take to become adequately capitalized.  Upon approving the plan, the regulator will monitor the institution’s compliance. Before a capital restoration plan will be approved, an entity controlling a bank (i.e., the holding company) must guarantee compliance with the plan until the institution has been adequately capitalized for four consecutive calendar quarters.  The liability of the holding company is limited to the lesser of 5% of the institution’s total assets at the time it became undercapitalized or the amount necessary to bring the institution into compliance with all capital standards.  Further, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent’s general unsecured creditors.  Undercapitalized institutions also will be restricted from paying management fees, dividends, and other capital distributions, will be subject to certain asset growth restrictions, and will be required to obtain prior approval from the appropriate regulator to open new branches or expand into new lines of business.  As an institution drops to lower capital levels, the extent of action to be taken by the appropriate regulator increases, restricting the types of transactions in which the institution may engage and ultimately providing for the appointment of a receiver for certain institutions deemed to be critically undercapitalized.

The FDICIA also requires each federal banking agency to prescribe, and the Federal Reserve Board and the FDIC have adopted, for all insured depository institutions and their holding companies, safety and soundness standards relating to such items as:  internal controls, information and audit systems, asset quality, loan documentation, classified assets,  credit underwriting, interest-rate risk exposure, asset growth, earnings,  compensation, fees and benefits, valuation of publicly traded shares, and such other operational and managerial standards as the agency deems appropriate. Finally, each federal banking agency was required to prescribe standards for employment contracts and other compensation arrangements with executive officers, employees, directors, and principal shareholders of insured depository institutions that would prohibit compensation and benefits and other arrangements that are excessive or that could lead to a material financial loss.  If an insured depository institution or its holding company fails to meet any of the standards described above, it will be required to submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency.  If an institution fails to submit an acceptable plan or fails to implement a plan, the appropriate federal banking agency will require the institution or holding company to correct the deficiency and, until corrected, may impose further restrictions on the institution or holding company, including any of the restrictions applicable under the prompt corrective action provisions of the FDICIA.  Both the capital standards and the safety and soundness standards that the FDICIA implements were designed to bolster and protect the deposit insurance fund.

In response to the directives issued under the FDICIA, the regulators have adopted regulations that, among other things, prescribe the capital thresholds for each of five established capital categories.  The following table reflects these capital thresholds:

	Total Risk-Based Capital Ratio	Tier 1 Risk-Based Capital Ratio	Tier 1 Leverage Ratio
Well capitalized (1)	10%	6%	5%
Adequately capitalized (1)	8%	4%	4%
Undercapitalized (3)	Less than 8%	Less than 4%	Less than 4%
Significantly undercapitalized	Less than 6%	Less than 3%	Less than 3%
Critically undercapitalized	—	—	Less than 2%

(1)  An institution must meet all three minimums.
(2)  3% for CAMELS composite 1 rated institutions, subject to appropriate federal banking agency guidelines.
(3)  An institution falls into this category if it is below the adequately capitalized level for any of the three capital measures.

Under these capital categories, Jacksonville Bank is classified as well capitalized.  At December 31, 2009, Jacksonville Bank’s total risk-based capital and Tier 1 risk-based capital ratios were 11.08% and 9.83%, respectively.  The Tier 1 leverage ratio was 8.75% as of the same date.  In addition to maintaining all capital levels at or above well-capitalized levels, Jacksonville Bank is committed to maintaining total risk-based capital at 10% and a Tier 1 leverage ratio above 8% at all times.

Under federal law and regulations and subject to certain exceptions, the addition or replacement of any director, or the employment, dismissal, or reassignment of a senior executive officer at any time that Jacksonville Bank is not in compliance with applicable minimum capital requirements, or otherwise in a troubled condition, or when the FDIC has determined that such prior notice is appropriate, is subject to prior notice to, and potential disapproval by, the FDIC.

Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and by the various bank regulatory agencies.  Accordingly, the scope of regulation and permissible activities of JBI and Jacksonville Bank are subject to change by future federal and state legislation or regulation.

Substantially all of JBI’s revenues from external customers, long-lived assets, long-term customer relationships, mortgage and other servicing rights, deferred policy acquisition costs, and deferred tax assets are attributed to the United States.

Employees

As of July 22, 2010, Jacksonville Bank had 64 employees.  Except for certain officers of Jacksonville Bank who also serve as officers of JBI, JBI does not have any employees.  Management believes relations with its employees have been good.

Properties

Below is a summary of JBI’s properties.

Property Location in Jacksonville	Year Location Established	Approximate Square Footage	Owned / Leased
Headquarters (1)
100 North Laura Street	2004	14,815	Leased

Branch Office
10325 San Jose Boulevard	1998	3,567	Owned

Branch Office
12740-200 Atlantic Boulevard	2000	3,080	Owned

Branch Office (2)
4343 Roosevelt Boulevard	2005	3,127	Leased

Branch Office (3)
7880 Gate Parkway	2006	9,372	Leased

(1)
Jacksonville Bank has a 10-year lease that expires September 30, 2014 for JBI’s headquarters location which specifies rent of $20.00 per square foot and is subject to annual increases of $0.50 per square foot on October 1st of each year through September 30, 2014.  Jacksonville Bank has five renewal options, each to extend the term of the lease for five years, the first option term commencing on October 1, 2014, and the last option term ending on September 30, 2039.

(2)
Jacksonville Bank took occupancy of this branch on November 1, 2005 and opened for business on February 6, 2006.  Jacksonville Bank has a 10-year lease that expires November 1, 2015 for this branch, which specifies rent of $90,000 per annum and is subject to annual increases of 3% on November 1 of each year through November 1, 2015.  Jacksonville Bank has four renewal options, each to extend the term of the lease for five years, the first option term commencing on November 1, 2015, and the last option term ending on November 1, 2035.

(3)
Jacksonville Bank took occupancy of this branch on January 13, 2006 and opened for business on June 9, 2006.  Jacksonville Bank has a 10-year lease that expires January 13, 2016 for this branch, which specifies rent of $210,870 per annum and is subject to annual increases on the anniversary date to the extent of any percentage change that occurs in the consumer price index for all urban consumers.  Jacksonville Bank has two renewal options, each to extend the term of the lease for five years, the first option term commencing on January 13, 2016, and the last option term ending on January 13, 2026.

Legal Proceedings

From time to time, as a normal incident of the nature and kind of business in which JBI is engaged, various claims or charges are asserted against JBI, Jacksonville Bank and/or their directors, officers or affiliates.  In the ordinary course of business, JBI and Jacksonville Bank are also subject to regulatory examinations, information gathering requests, inquiries and investigations.  Other than ordinary routine litigation incidental to JBI’s business, management believes after consultation with legal counsel that there are no pending legal proceedings against JBI or Jacksonville Bank that will, individually or in the aggregate, have a material adverse effect on the consolidated results of operations or financial condition of JBI.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

Jacksonville Bancorp, Inc. (“JBI”) was incorporated on October 24, 1997 and was organized to conduct the operations of The Jacksonville Bank (“Jacksonville Bank”).  Jacksonville Bank is a Florida state-chartered commercial bank that opened for business on May 28, 1999, and its deposits are insured by the FDIC.  Jacksonville Bank provides a variety of community banking services to businesses and individuals in the greater Jacksonville area of Northeast Florida.  During 2000, Jacksonville Bank formed Fountain Financial, Inc., a wholly owned subsidiary.  The primary business activities of Fountain Financial, Inc. consist of the referral of Jacksonville Bank’s customers to third parties for the sale of insurance products.

Business Strategy

JBI’s primary business segment is community banking and consists of attracting deposits from the general public and using such deposits and other sources of funds to originate commercial business loans, commercial real estate loans, residential mortgage loans and a variety of consumer loans.  JBI also invests in mortgage-backed securities and securities backed by the United States Government, and agencies thereof, as well as municipal tax-exempt bonds.

JBI’s goal is to sustain profitable, controlled growth by focusing on increasing its loan and deposit market share in the Northeast Florida market by developing new financial products, services and delivery channels; closely managing yields on earning assets and rates on interest-bearing liabilities; focusing on noninterest income opportunities; controlling the growth of noninterest expenses; and maintaining strong asset quality.  JBI has initiated programs to expand its scope of services and achieve these goals.  Jacksonville Bank has adopted a philosophy of seeking out and retaining the best available personnel for positions of responsibility which JBI believes will provide it with a competitive edge in the local banking industry.

JBI’s operations are influenced by the local economic conditions and by policies of financial institution regulatory authorities.  Fluctuations in interest rates, due to factors such as competing financial institutions as well as the Federal Reserve’s decisions on changes in interest rates, impact interest-earning assets and JBI’s cost of funds and, thus, its net interest margin.  In addition, the local economy and real estate market of Northeast Florida and the demand for JBI’s products and loans impacts its margin.  The local economy and viability of local businesses can also impact the ability of JBI’s customers to make payments on loans, thus impacting its loan portfolio.  JBI evaluates these factors when valuing its allowance for loan losses.  JBI also believes its underwriting procedures are relatively conservative and, as a result, JBI is not being any more affected than the overall market in the current economic downturn.

As more fully discussed herein, on May 10, 2010, JBI and ABI entered into the Merger Agreement providing for the Merger of ABI with and into JBI.  The Merger Agreement also contemplates the consolidation of Oceanside Bank into Jacksonville Bank.  Additionally, JBI announced the signing of the Stock Purchase Agreement with four accredited investors led by CapGen Capital Group IV LP (“CapGen”) providing for $30 million in new capital through the sale of newly issued shares of JBI common stock subject to completion of the mergers.  The transactions have been approved by the boards of directors of each of JBI and ABI.

Under the terms of the Merger Agreement, ABI shareholders will receive 0.2 shares of JBI common stock for each share of ABI common stock.  Additionally, ABI shareholders may receive cash on a pro rata basis, subject to the qualifying sale of certain ABI assets.  A total of approximately 250,000 shares of JBI common stock are expected to be issued to ABI shareholders.

Under the terms of the Stock Purchase Agreement, JBI will issue approximately 3 million shares of its common stock at a price of $10.00 per share.  The largest investment is coming from CapGen, which has agreed to purchase approximately $20 million.  John Sullivan of CapGen is expected to become a new director of the combined company pending the closing of the transactions, joining CapGen principal John Rose, who is a current JBI director.

The Merger is conditioned upon approval by the Federal Reserve Board, the OFR, ABI’s shareholders and other customary closing conditions.  The sale of the JBI common stock and other aspects of the transaction are subject to approval by JBI shareholders and to regulatory approvals.

Executive Overview

Total assets increased $13.6 million, or 3.1%, from $438.8 million at December 31, 2009 to $452.4 million at March 31, 2010.  During the three months ended March 31, 2010, JBI experienced a net loan decrease of $1.2 million, or 0.3%.  Increases in construction real estate loans of $1.2 million, or 3.7%, and commercial loans of $1.1 million, or 4.6%, were offset by a decrease in commercial real estate loans of $2.9 million, or 1.2%.  In addition, the allowance for loan loss increased by $764,000.

The following were significant factors related to 2009 results as compared to 2008.  The 2009 performance is reflective of the successful execution of JBI’s strategy to focus on organic growth within the Northeast Florida market. During 2009, JBI’s total gross loans increased by $11.3 million, or 3.0%.  JBI recorded growth in residential and commercial real estate loans offset by decreases in construction, land and commercial loans.  During the year, residential real estate loans increased by $16.0 million, or 19.7%, and commercial real estate loans increased by $8.9 million, or 4.0%.  Construction real estate loans decreased by $8.8 million, or 21.0%, and commercial loans decreased by $4.6 million, or 16.2%.

Total deposits increased $15.3 million, or 4.1%, from $370.6 million at December 31, 2009 to $385.9 million at March 31, 2010.  During the three months ended March 31, 2010, money market, NOW and savings deposits increased $10.3 million to $115.1 million, time deposits increased $4.6 million to $226.7 million and noninterest bearing deposits increased $461,000 to $44.1 million.

During 2009, total deposits increased by $25.1 million, or 7.3%, as compared to 2008.  The following are changes in the deposit categories:

•	Noninterest-bearing deposits increased $2.9 million, or 7.0%.

•	Money market, savings and NOW deposits increased by $17.1 million, or 19.5%.

•
The certificate of deposit portfolio increased by $5.2 million, or 2.4%.  JBI’s management pursued local deposits more aggressively by offering competitive deposit products in an effort to attract core deposits and utilized the National and Brokered CD markets as an additional source of funding the asset growth.

•
Borrowed funds, consisting of FHLB advances¸ Federal Reserve borrowings, and subordinated debentures, totaled $60.6 million at year end 2008 compared to $39.8 million at the end of 2009.  During 2009, JBI decreased its Federal Reserve borrowing by $26.0 million and increased its FHLB advances by $5.0 million.

Total shareholders’ equity decreased by $1.1 million from $27.3 million at December 31, 2009 to $26.2 million at March 31, 2010.  The decrease is mainly attributable to a net loss of $988,800 and a $76,000 net unrealized loss on cash flow hedge derivative. Total shareholders’ equity increased $423,000, or 1.6%, during 2009.   Management remains committed to retaining sufficient equity to protect shareholders and depositors, provide for reasonable growth and fully comply with regulatory requirements.

At March 31, 2010, JBI had 8 million authorized shares of $.01 par value common stock, of which 1,749,526 shares were issued and 1,748,683 shares were outstanding.  In addition, JBI had 2 million authorized shares of $.01 par value preferred stock, none of which were issued or outstanding at March 31, 2010.

Basic average shares outstanding was 1,748,832 at March 31, 2010 and 1,748,683 and 1,748,295 in 2009 and 2008, respectively.   The diluted weighted average shares outstanding was 1,748,832 at March 31, 2010 and had decreased to 1,791,164 in 2009 from 1,791,342 in 2008.

Total cash and cash equivalents increased $13.6 million from $5.6 million at December 31, 2009 to $19.2 million at March 31, 2010 due to an increase in federal funds sold of $12.9 million.  Investment securities available-for-sale increased $1.1 million to $23.3 million at March 31, 2010.  During the three months ended March 31, 2010, JBI purchased $2.0 million of U.S. government agency securities.  In addition, JBI received $833,000 in proceeds from maturities, calls and principal repayments.

The allowance for loan losses grew by $764,000 during the first three months of 2010, amounting to $7.6 million at March 31, 2010, as compared to $6.9 million at December 31, 2009.  The allowance represented approximately 1.95% of total loans at March 31, 2010 and 1.75% at December 31, 2009.   During the first three months of 2010, JBI had charge-offs of $1.6 million, recoveries of $19,000 and recorded a $2.4 million provision for loan losses compared to charge-offs of $702,000, recoveries of $1,000 and a provision for loan losses of $938,000 for the first three months of 2009.  The larger provision for loan losses in 2010 was driven primarily by the charge off of one large substandard graded loan and two substandard loans that were charged down to the net realizable value of the collateral based on an updated appraisal.  Additionally, the worsening economic conditions, coupled with the continued softness in the residential real estate market and the growing softness in the commercial real estate market, along with Jacksonville Bank’s concentration in collateral dependent real estate loans, were considered when determining the appropriate level of loan loss reserves in the first three months of 2010.  The allowance for loan loss as a percentage of total loans outstanding was 1.24% at December 31, 2008.  During 2009, JBI had charge-offs of $2.2 million, recoveries of $23,000 and recorded a provision for loan loss of $4.4 million, compared to charge-offs of $2.1 million, recoveries of $114,000 and provision for loan losses of $3.6 million in 2008.

JBI’s net loss and basic loss per share for the quarter ended March 31, 2010 was $988,000 and $(0.56), respectively.  JBI’s net income was $76,000 in 2009 as compared to $35,000 in 2008.  JBI’s diluted earnings per share was $0.04 in 2009 as compared to $0.02 in 2008.  Return on average assets and return on equity for the three months ended March 31, 2010 was (0.89)% and (14.64)%, respectively.  Return on average assets and return on average equity was 0.02% and 0.28%, respectively, in 2009 compared to 0.01% and 0.13%, respectively, in 2008.

Interest income for the three month period ended March 31, 2010 was $5.80 million while interest expense was $2.22 million, resulting in net interest income of $3.58 million for the period.  The net interest margin was 3.40% for the three month period which is a decline from the 3.47% margin reported for the three month period ended December 31, 2010.  The decline was driven primarily by the restructuring of the balance sheet to create additional liquid assets as part of JBI’s strategy to reduce its dependence on wholesale funding sources.  Interest income was $23.2 million in 2009 compared to $25.6 million in 2008, a decrease of $2.4 million, or 9.2%, as a result of the repricing of JBI’s assets in this low interest rate environment along with the impact of nonperforming assets.  Interest expense was $9.7 million in 2009 compared to $13.6 million in 2008, a decrease of $3.9 million, or 28.3%, as a result of the low interest rate environment; this was offset somewhat by a transition from low-cost wholesale funding into a more expensive time deposit.

Noninterest income for the three months ended March 31, 2010 was $248,000.  Noninterest income was $841,000 for 2009 compared to $1.2 million in 2008.  Included in noninterest income was a $132,000 loss on a nonmarketable equity security in 2009.

FHLB advances were $25.0 million at December 31, 2009 and at March 31, 2010.

Summary Financial Information as of and for March 31, 2010 and June 30, 2010

        The following financial information and other data should be read together with JBI’s consolidated financial statements and the related notes included herein for the year ended December 31, 2009. The data at and for the three month periods ended March 31 and June 30, 2010 is unaudited; however, in the opinion of management, all adjustments, consisting of normal recurring adjustments, that are necessary for a fair presentation of these periods have been reflected. The results of operations for the three month periods are not necessarily indicative of the results of operations that may be expected for any other period.

JBI 2010 Financial Review
(in thousands)

	For the Quarter Ended
Summary of Financial Condition:	June 30, 2010	March 31, 2010
Assets	$452,228	$452,375
Trading and available for sale securities	25,448	23,313
Loans, net of allowance for loan losses	373,885	382,983
Deposits	391,698	385,944
Borrowings	20,000	25,000
Stockholders' Equity	25,031	26,211

	For the Quarter Ended
Summary of Earnings:	June 30, 2010	March 31, 2010
Net interest income	$3,527	$3,575
Provision for loan losses	1,920	2,375
Noninterest income	286	248
Noninterest expense	3,443	3,086
Income before income taxes	(1,550)	(1,638)
Income tax expense	(558)	(650)
Net Income/(loss)	(992)	(988)

	For the Quarter Ended
Profitability and Productivity:	June 30, 2010	March 31, 2010
Return on average assets	-0.88%	-0.89%
Return on average equity	-15.20%	-14.64%
Net interest margin	3.27%	3.40%
Efficiency ratio	90.30%	80.72%

	For the Quarter Ended
Asset Quality Ratios:	June 30, 2010	March 31, 2010
Net Charge offs	1,290	1,611
Non-performing assets	12,524	11,079
90 Days or more delinquent loans	1,527	5,435
Ratio of net charge offs as a percentage of average loans (annualized)	1.33%	1.67%
Non-performing assets to total assets	2.77%	2.45%
Non-performing loans as a percent of gross loans	1.68%	1.90%
Allowance for loan losses to total loans	2.16%	1.95%

	For the Quarter Ended
Capital Ratios for The Jacksonville Bank:	June 30, 2010	March 31, 2010
Tier 1 leverage capital	8.27%	8.52%
Tier 1 risk-based capital	9.78%	9.80%
Total risk-based capital	11.04%	11.06%

	For the Quarter Ended
Capital Ratios for Jacksonville Bancorp, Inc. :	June 30, 2010	March 31, 2010
Tier 1 leverage capital	7.31%	7.72%
Tier 1 risk-based capital	8.63%	8.87%
Total risk-based capital	11.51%	11.63%

Critical Accounting Policies

A critical accounting policy is one that is both very important to the portrayal of JBI’s financial condition and requires management’s most difficult, subjective or complex judgments.  The circumstances that make these judgments difficult, subjective or complex have to do with the need to make estimates about the effect of matters that are inherently uncertain.  Based on this definition, JBI’s primary critical accounting policy is the establishment and maintenance of an allowance for loan loss.

The allowance for loan loss is established through a provision for loan loss charged to expense.  Loans are charged against the allowance for loan loss when management believes that the collectability of the principal is unlikely.  The allowance is an amount that management believes will be adequate to absorb probable incurred losses on existing loans that may become uncollectible based on evaluations of the collectability of the loans.  The evaluations take into consideration such objective factors as changes in the nature and volume of the loan portfolio and historical loss experience.  The evaluation also considers certain subjective factors such as overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrowers’ ability to pay.  The level of the allowance for loan loss is also impacted by increases and decreases in loans outstanding, because either more or less allowance is required as the amount of JBI’s credit exposure changes.  To the extent actual loan losses differ materially from management’s estimate of these subjective factors, loan growth/run-off accelerates, or the mix of loan types changes, the level of the provision for loan loss, and related allowance can, and will, fluctuate.

Other real estate owned includes real estate acquired through foreclosure or deed taken in lieu of foreclosure. These amounts are recorded at estimated fair value, less costs to sell the property, with any difference between the fair value of the property and the carrying value of the loan being charged to the allowance for loan losses. Subsequent changes in fair value are reported as adjustments to the carrying amount, not to exceed the initial carrying value of the assets at the time of transfer. Those subsequent changes, as well as any gains or losses recognized on the sale of these properties, are included in noninterest expense.

Recent Accounting Pronouncements

Please refer to “Adoption of New Accounting Standards” contained in Note 1 to JBI’s consolidated financial statements for the year ended December 31, 2009 contained herein for information related to the adoption of new accounting standards and the effect of newly issued but not yet effective accounting standards.

FDIC Insurance Assessments

The FDIC is an independent federal agency established originally to insure the deposits, up to prescribed statutory limits, of federally insured banks and to preserve the safety and soundness of the banking industry.  The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities.

Jacksonville Bank’s deposit accounts are insured by the FDIC to the maximum extent permitted by law.  Jacksonville Bank pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all insured institutions.  Institutions considered well-capitalized and financially sound pay the lowest premiums, while those institutions that are less than adequately capitalized and of substantial supervisory concern pay the highest premiums.  During 2008, assessment rates for all insured institutions ranged from 5 cents per $100 of assessable deposits for well-capitalized institutions with minor supervisory concerns to 43 cents per $100 of assessable deposits for undercapitalized institutions with substantial supervisory concerns.  In 2009, assessment rates are expected to range between 12 and 50 cents per $100 of assessable deposits for the first quarter and 8 and 77.5 cents per $100 of assessable deposits for the remainder of the year.  The large premium increase is due to the Emergency Economic Stabilization Act of 2008 (the “EESA”) and the Temporary Liquidity Guarantee Program, both of which increased the deposit insurance coverage available to Jacksonville Bank’s depositors.

In February 2006, the Federal Deposit Insurance Reform Act of 2005 and the Federal Deposit Insurance Reform Conforming Amendments Act of 2005 (collectively, the “Reform Act”) were signed into law.  The Reform Act revised the laws concerning federal deposit insurance by making the following changes: (i) merging the Bank Insurance Fund and the Savings Association Insurance Fund into a new fund, the Deposit Insurance Fund (the “DIF”), effective March 31, 2006; (ii) increasing the deposit insurance coverage for certain retirement accounts to $250,000 effective April 1, 2006; (iii) beginning in 2010, deposit insurance coverage on individual accounts may be indexed for inflation; (iv) the FDIC will have more discretion in managing deposit insurance assessments; and (v) eligible institutions will receive a one-time initial assessment credit.

The Reform Act authorized the FDIC to revise the risk-based assessment system.  Accordingly, insurance premiums are based on a number of factors, including the risk of loss that insured institutions pose to the DIF.  The Reform Act replaced the minimum reserve ratio of 1.25% with a range of between 1.15% and 1.50% for the DIF, depending on projected losses, economic changes and assessment rates at the end of each calendar year.  In addition, the FDIC is no longer prohibited from charging banks in the lowest risk category when the reserve ratio premium is greater than 1.25%.

In November 2006, the FDIC adopted changes to its risk-based assessment system.  Under the new system, the FDIC will evaluate an institution’s risk based on supervisory ratings for all insured institutions, financial ratios for most institutions and long-term debt issuer ratings for certain large institutions.

In October 2008, the EESA was signed into law.  The EESA temporarily revises the federal deposit insurance laws by increasing the basic deposit insurance coverage from $100,000 to $250,000 per depositor.  In May 2009, the FDIC extended the basic deposit insurance through December 31, 2013.

On September 29, 2009, the FDIC adopted an Amended Restoration Plan to allow the DIF to return to a reserve ratio of 1.15% within eight years. The FDIC amended its prior ruling on deposit assessments to require insured institutions to prepay their estimated quarterly risk-based assessments for the fourth quarter 2009, and for all of 2010, 2011 and 2012. This prepaid assessment was collected in December 2009, along with each institution’s regular quarterly risk-based deposit insurance assessment for the third quarter 2009. The FDIC also increased annual assessment rates uniformly by three basis points effective January 1, 2011.  Additional special assessments may be imposed by the FDIC for future periods.

In order to promote financial stability in the economy, the FDIC adopted the Temporary Liquidity Guarantee Program (TLGP) on October 13, 2008.  Participation in the program is voluntary; however, once participation is elected, it cannot be revoked.  Jacksonville Bank elected to participate in the Transaction Account Guarantee Program component of the TLGP.  Under the Transaction Account Guarantee Program, the FDIC will fully insure funds held in noninterest-bearing transaction accounts.  Noninterest-bearing transaction accounts are ones that do not accrue or pay interest and for which the institution does not require an advance notice of withdrawal.  Also covered are interest on lawyers’ trust accounts (IOLTA) and negotiable order of withdrawal (NOW) accounts with interest rates lower than 50 basis points.  These revisions are effective until June 30, 2010.

Securities

Securities within the securities portfolio are categorized as “held to maturity,” “available for sale,” or “trading.”  Securities held to maturity represent those securities which Jacksonville Bank has the intent and ability to hold to maturity.  Securities available for sale represent those investments which may be sold for various reasons, including changes in interest rates and liquidity considerations.  These securities are reported at fair market value and unrealized gains and losses are excluded from earnings and reported in accumulated other comprehensive income (loss).  Trading securities are held primarily for resale and are recorded at their fair values.  Gains or losses on trading securities are included immediately in earnings.  During 2009, 2008 and 2007, Jacksonville Bank had no trading securities.

The following table sets forth the amortized costs and fair value of JBI’s securities portfolio (dollars in thousands):

	At December 31, 2009		At December 31, 2008		At December 31, 2007
	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value
Securities available for sale:
U.S. Government agency securities	$2,485	$2,504	$8,204	$8,284	$7,981	$8,000
Mortgage-backed securities	8,386	8,704	10,483	10,622	10,796	10,768
State and municipal securities	10,777	10,963	10,918	10,778	10,939	10,959
Total	$21,648	$22,171	$29,605	$29,684	$29,716	$29,727
Security held to maturity:
State of Israel bond	$-	$-	$50	$50	$50	$50

The following table sets forth, by maturity distribution, certain information pertaining to the fair value of securities (dollars in thousands):
			After 1 Year		After 5 Years
	Within 1 Year		Within 5 Years		Within 10 Years		After 10 Years
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
At December 31, 2009:
Securities available for sale:
U.S. Government agency securities	$2,504	3.56%	$-	0.00%	$-	0.00%	$0.00%
Mortgage-backed securities	531	3.78%	7,891	4.48%	282	4.17%	-	0.00%
State and municipal securities	1,680	3.86%	5,310	3.75%	3,973	3.82%	-	0.00%
Total	$4,715	3.77%	$13,201	4.19%	$4,255	3.88%	0.00%
Security held to maturity:
State of Israel bond	$-	0.00%
Total	$-	0.00%

	Totals
	Amount	Yield
At December 31, 2009:
Securities available for sale:
U.S. Government agency securities	$2,504	3.56%
Mortgage-backed securities	8,704	4.36%
State and municipal securities	10,963	3.80%
Total	$22,171	4.04%
Security held to maturity:
State of Israel bond	$-	0.00%
Total	$-	0.00%

Loan Portfolio Composition

Commercial real estate loans comprise the largest group of loans in JBI’s portfolio amounting to $266.6 million, or 68.1% of the total loan portfolio, at December 31, 2009, compared to $266.4 million, or 70.1%, at December 31, 2008.  Residential real estate loans comprise the second largest group of loans in the portfolio, amounting to $97.1 million, or 24.8% of the total loan portfolio, at December 31, 2009, as compared to $81.2 million, or 21.4%, at December 31, 2008.  As of December 31, 2009, commercial loans amounted to $23.8 million, or 6.1% of total loans, which were $28.4 million, or 7.5%, at December 31, 2008.  The following table sets forth the composition of JBI’s loan portfolio (dollars in thousands) over the last five fiscal years:

	At December 31,
	2009		2008		2007		2006		2005
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total

Commercial real estate (1)	$266,557	68.1%	$266,436	70.1%	$242,676	70.8%	$198,041	69.7%	$156,260	66.7%
Commercial	23,838	6.1	28,445	7.5	20,291	5.9	18,903	6.7	16,681	7.1
Residential real estate	97,147	24.8	81,152	21.3	75,141	21.9	62,270	21.9	57,985	24.7
Consumer and other	3,899	1.0	4,070	1.1	4,631	1.4	4,693	1.7	3,461	1.5
	$391,441	100.0%	$380,103	100.0%	$342,739	100.0%	$283,907	100.0%	$234,387	100.0%
Add (deduct):
Allowance for loan losses	(6,854)		(4,705)		(3,116)		(2,621)		(2,207)
Net deferred (fees) costs	(454)		(405)		(358)		(280)		(149)

Loans, net	$384,133		$374,993		$339,265		$281,006		$232,031

The following table reflects the contractual principal repayments by period of JBI’s loan portfolio at December 31, 2009 (in thousands):

		Commercial
		Real	Residential
	Commercial	Estate	Mortgage	Consumer
	Loans	Loans (1)	Loans	Loans	Total
Less than 1 year	$18,076	$56,650	$30,317	$2,000	$107,043
1-5 years	5,583	152,461	39,674	1,773	199,491
Greater than 5 years	179	57,446	27,156	126	84,907
Total	$23,838	$266,557	$97,147	$3,899	$391,441

(1) For presentation purposes, construction and land loans have been classified as commercial real estate loans.

	Loans Maturing
(in thousands)	Within 1 Year	1-5 Years	After 5 Years	Total
Loans with:
Fixed interest rates	$58,200	$170,679	$64,337	$293,216
Variable interest rates	48,843	28,812	20,570	98,225
Total Loans	$107,043	$199,491	$84,907	$391,441

Scheduled contractual principal repayments of loans do not reflect the actual life of such assets.  The average life of loans is substantially less than their average contractual terms due to prepayments.  In addition, due-on-sale clauses on loans generally give JBI the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells real property subject to a mortgage and the loan is not repaid.  The average life of mortgage loans tends to increase, however, when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage loan rates.

Credit Risk

JBI’s primary business is making commercial, real estate, business and consumer loans.  That activity entails potential loan losses, the magnitude of which depends on a variety of economic factors affecting borrowers which are beyond JBI’s control.  While JBI has instituted underwriting guidelines and credit review procedures to protect it from avoidable credit losses, some losses will inevitably occur.  At December 31, 2009, JBI had nonperforming loans of $8.7 million that were not accruing interest.  In addition, JBI had net loan charge-offs totaling $2.2 million in 2009.

Loans are placed on nonaccrual status when management has concerns relating to the ability to collect the loan principal and interest and generally when such loans are 90 days or more past due.  A loan is considered impaired when it is probable that not all principal and interest amounts will be collected according to the loan contract.  The following table sets forth certain information regarding nonaccrual loans, including the ratio of such loans to total assets as of the dates indicated (dollars in thousands):
	At December 31,
	2009	2008	2007	2006	2005
Nonperforming loans:
Commercial real estate	$5,163	$9,011	$—	$432	$529
Residential real estate loans	3,563	3,013	—	—	—
Commercial loans	19	412	680	407	224
Consumer loans and other	—	—	10	12	13
Total nonperforming loans	$8,745	$12,436	$690	$851	$766
Foreclosed assets, net	4,011	89	—	—	—
Total nonperforming assets	$12,756	$12,525	$69	$851	$766
Total loans classified as troubled debt restructure	$16,175	—	—	—	—
Total nonperforming loans as a percentage to total loans	2.24%	3.28%	0.20%	0.30%	0.33%
Total nonperforming loans and foreclosed assets as a percentage of total assets	2.91%	2.89%	0.18%	0.26%	0.28%

From time to time Jacksonville Bank may utilize an interest reserve for a borrower’s future interest payments to ensure the payments remain current through maturity.  At December 31, 2009, JBI had $23,685 in loans where such reserves existed.  Of this total, $17,106 was considered substandard.  On all but $1,335 of total loans, the interest reserve was either funded fully by the borrower out of their own funds or was funded through a separate loan facility underwritten by separate collateral and cash flows.

Allowance and Provision for Loan Losses

The allowance for loan losses is a valuation allowance for credit losses in the loan portfolio.  Management has adopted a methodology to properly analyze and determine an adequate loan loss allowance.  The analysis is based on sound, reliable and well documented information and is designed to support an allowance that is adequate to absorb all estimated losses in JBI’s loan and lease portfolio.

Due to their similarities, JBI has grouped the loan portfolio into four components.  The components are commercial real estate loans, residential real estate loans, commercial loans and consumer loans.  JBI has created a loan classification system to properly calculate the allowance for loan losses.  Loans are evaluated for impairment.  If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the sale of the collateral.  Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment and, accordingly, they are not separately identified for impairment disclosures.

In estimating the overall exposure to loss on impaired loans, JBI has considered a number of factors, including the borrower’s character, overall financial condition, resources and payment record, the prospects for support from any financially responsible guarantors and the realizable value of any collateral.

JBI also considers other internal and external factors when determining the allowance for loan losses.  These factors include, but are not limited to, changes in national and local economic conditions, commercial lending staff limitations, impact from lengthy commercial loan workout and charge-off period, loan portfolio concentrations and trends in the loan portfolio.

Bank regulators have issued “Joint Guidance on Concentrations in Commercial Real Estate Lending.”  This document outlines regulators’ concerns regarding the high level of growth in commercial real estate loans on banks’ balance sheets.  Many banks, especially those in Florida, have seen a substantial increase in exposure to commercial real estate loans.  The concentration in this category is considered when analyzing the adequacy of the loan loss allowance based on sound, reliable and well documented information.

Senior management reviews this calculation and the underlying assumptions on a routine basis not less frequently than quarterly.  Based on the results of the analysis performed by management at March 31, 2010, the allowance for loan loss is considered to be appropriate to absorb estimated loan losses in the portfolio as of that date.  As more fully discussed in the “Critical Accounting Policies” section of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, the process for estimating credit losses and determining the allowance for loan losses as of any balance sheet date is subjective in nature and requires material estimates.  Actual results could differ significantly from these estimates.

The amount of future charge-offs and provisions for loan losses could be affected by, among other things, economic conditions in Jacksonville, Florida, and the surrounding communities.  Such conditions could affect the financial strength of JBI’s borrowers and the value of real estate collateral securing the JBI’s mortgage loans.  Loans secured by real estate represent approximately 93% of JBI’s total loans outstanding at March 31, 2010.  Economic conditions in Jacksonville have deteriorated over the last several quarters, resulting in a softening of real estate values.  Conditions and values could deteriorate further in the future, and such deterioration could be substantial.  If this were to occur, some of JBI’s borrowers may be unable to make the required contractual payments on their loans, and JBI may be unable to realize the full carrying value of such loans through foreclosure.  JBI is unable to determine at this time the effect of such an occurrence on the JBI’s financial condition and results of operations; however, management believes that JBI should not be any more affected than the overall market.

Future provisions and charge-offs could also be affected by environmental impairment of properties securing JBI’s mortgage loans.  Under JBI’s current policy, an environmental audit is required on the majority of all commercial-type properties that are considered for a mortgage loan.  At the present time, JBI is not aware of any existing loans in the portfolio where there is environmental pollution existing on the mortgaged properties that would materially affect the value of the portfolio.

The allowance for loan losses grew by $764,000 during the first three months of 2010, amounting to $7.6 million at March 31, 2010, as compared to $6.9 million at December 31, 2009.  The allowance represented approximately 1.95% of total loans at March 31, 2010 and 1.75% at December 31, 2009.   The allowance for loan losses amounted to $4.7 million at December 31, 2008.  Jacksonville Bank’s increased identification efforts of potential losses in the portfolio are based on a variety of specific factors, including JBI’s own experience as well as industry and economic trends.  Based on an analysis performed by management at December 31, 2009, the allowance for loan losses is considered to be appropriate to absorb estimated loan losses in the portfolio as of that date.  However, management’s judgment is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid.  Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that significant additional increases in the allowance for loan losses will not be required.  Impaired loans were $21.7 million as of March 31, 2010; of this amount, $1.0 million was specifically allocated to the allowance for loan losses which is deemed appropriate to absorb probable losses.

Jacksonville Bank has experienced an increase in adversely classified loans from $28.9 million at December 31, 2008 to $44.8 million at December 31, 2009.  Of this amount, $22.5 million is listed as impaired.  Nonperforming loans as a percentage of total loans were 2.24% at December 31, 2009, compared to 3.28% at December 31, 2008.  All adversely classified loans are monitored closely and the majority of these loans are collateralized by real estate.  Management has analyzed its collateral position and is comfortable that the loan loss reserve at December 31, 2009 is appropriate.

Loans past due 30-89 days still accruing interest was $5,308 at December 31, 2009, compared to $1,797 at December 31, 2008.  The increase in loans past due 30-89 days still accruing interest was driven primarily by one loan in the amount of $2.9 million.

The following table sets forth information with respect to activity in the allowance for loan losses for the periods indicated (dollars in thousands):

	Year Ended December 31,
	2009	2008	2007	2006	2005
Allowance at beginning of year	$4,705	$3,116	$2,621	$2,207	$1,843
Charge-offs:
Consumer and other loans	22	46	59	16	15
Commercial real estate	1,271	33	-	-	-
Commercial loans	425	1,137	12	124	102
Residential real estate	517	879	-	-	-

Total Charge-offs	2,235	2,095	71	140	117

Recoveries:
Consumer loans	4	3	20	3	-
Commercial real estate	1	-	-	-	-
Commercial loans	10	111	4	5	-
Residential real estate	8	-	-	-	-

Total Recoveries	23	114	24	8	-
Net charge-offs	2,212	1,981	47	132	117

Provision for loan losses charged to operating expenses	4,361	3,570	542	546	481

Allowance at end of year	$6,854	$4,705	$3,116	$2,621	$2,207

Ratio of net charge-offs to average loans outstanding	0.57%	0.57%	0.01%	0.05%	0.06%

Allowance as a percent of total loans	1.75%	1.24%	0.91%	0.92%	0.94%

            The following table presents information regarding the total allowance for loan losses as well as the allocation of such amounts to the various categories of loans (dollars in thousands):

	At December 31,
	2009		2008		2007		2006		2005
		% of		% of		% of		% of		% of
		Loans		Loans		Loans		Loans		Loans
		to Total		to Total		to Total		to Total		to Total
	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans
Commercial real estate (1)	$4,323	68.1%	$2,885	70.1%	$2,171	70.8%	$1,689	69.7%	$1,286	66.7%
Commercial	661	6.1	879	7.5	232	5.9	225	6.7	268	7.1
Residential real estate	1,822	24.8	896	21.3	672	21.9	667	21.9	621	24.7
Consumer and other	48	1.0	45	1.1	41	1.4	40	1.7	32	1.5
Total allowance for loan losses	$6,854	100.0%	$4,705	100.0%	$3,116	100.0%	$2,621	100.0%	$2,207	100.0%

Allowance for loan losses as a percentage of total loans outstanding		1.75%		1.24%		0.91%		0.92%		0.94%

(1)	Construction and land loans have been classified as commercial real estate loans. The amount of the allowance reserved at December 31, 2009 for construction and land loans was $684.

Deposits and Other Sources of Funds

General.  In addition to deposits, the sources of funds available for lending and other business purposes include loan repayments, loan sales, FHLB advances, Federal Reserve borrowings, federal funds purchased lines of credit, and securities sold under agreements to repurchase.  Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are influenced significantly by general interest rates and market conditions. Borrowings may be used to compensate for reductions in other sources, such as deposits, or due to favorable differentials in rates and other costs.

Deposits.  Deposits are attracted principally from JBI’s primary geographic market areas in Duval County, Florida.  Jacksonville Bank also enhanced its geographical diversity by offering certificates of deposits through brokered markets and nationally to other financial institutions.  In August 2009, JBI launched its “Virtual Branch” to attract deposits from other geographic market areas.  Jacksonville Bank offers a broad selection of deposit products, including demand deposit accounts, NOW accounts, money market accounts, regular savings accounts, term certificates of deposit and retirement savings plans (such as IRAs).  Certificate of deposit rates are set to encourage maturities based on current market conditions.  Deposit account terms vary, with the primary differences being the minimum balance required, the time period the funds must remain on deposit, and the associated interest rates.  JBI holds quarterly Asset Liability Committee (ALCO) meetings, comprised of members of its board of directors and management.  In addition, pricing meetings are held by members of management on a monthly basis or more frequently if economic conditions dictate.  Jacksonville Bank emphasizes commercial banking and small business relationships in an effort to increase demand deposits as a percentage of total deposits.

The following table shows the distribution of, and certain other information relating to, JBI’s deposit accounts by type (dollars in thousands):

	At December 31,
	2009		2008		2007
	Average	Average	Average	Average	Average	Average
	Balance	Rate Paid	Balance	Rate Paid	Balance	Rate Paid

Demand deposits	$41,908	0.00%	$41,580	0.00%	$35,433	0.00%
NOW deposits	7,662	0.23	6,513	0.18	6,919	0.17
Money market deposits	71,670	1.52	81,517	2.51	118,689	4.45
Savings deposits	12,578	1.61	14,588	2.91	10,336	3.11
Time deposits	201,117	3.25	194,568	4.55	122,077	5.26

Total deposits	$334,935	2.34%	$338,766	3.35%	$293,454	4.10%

            The following table presents maturity of JBI’s time deposits at December 31, 2009:

	Deposits	Deposits
	$100,000	Less Than
	and Greater	$100,000	Total
Due three months or less	$10,560	$36,750	$47,310
Due more than three months to six months	8,819	9,119	17,938
Due more than six months to one year	66,994	49,918	116,912
Due one to five years	13,868	26,065	39,933
Due more than five years	-	-	-
	$100,241	$121,852	$222,093

Liquidity and Capital Resources
JBI’s primary sources of cash are deposit growth, maturities and amortization of investment securities, FHLB advances, Federal Reserve Bank borrowings and federal funds purchased.  JBI uses cash from these and other sources to fund loan growth.  Any remaining cash is used primarily to reduce borrowings and to purchase investment securities.  During the first three months of 2010, JBI’s cash and cash equivalent position increased by $13.6 million.  The increase in cash mainly resulted from an increase in deposit accounts of approximately $15.3 million from $370.1 million at December 31, 2009 to $385.9 million at March 31, 2010, offset by net loan originations of $1.2 million.

Jacksonville Bank’s liquidity is its ability to maintain a steady flow of funds to support its ongoing operating, investing and financing activities. Jacksonville Bank’s board of directors establishes policies and analyzes and manages liquidity to ensure that adequate funds are available to meet normal operating requirements in addition to unexpected customer demands for funds, such as high levels of deposit withdrawals or loan demand, in a timely and cost-effective manner.  The most important factor in the preservation of liquidity is maintaining public confidence that facilitates the retention and growth of a large, stable supply of core deposits and wholesale funds. Ultimately, public confidence is generated through profitable operations, sound credit quality and a strong capital position. Liquidity management is viewed from a long-term and a short-term perspective as well as from an asset and liability management perspective.  JBI monitors liquidity through a regular review of loan and deposit maturities and loan and deposit forecasts to minimize funding risk.

JBI has both internal and external sources of near-term liquidity that can be used to fund loan growth and accommodate deposit outflows.  The primary internal sources of liquidity are principal and interest payments on loans; proceeds from maturities and monthly payments on the balance of the investment securities portfolio; and its overnight position with federal funds sold.  At March 31, 2010, JBI had $23.3 million in available-for-sale securities, $7.3 million of which was pledged to the Federal Reserve Bank for the Borrower in Custody Program.

JBI’s primary external sources of liquidity are customer deposits and borrowings from other commercial banks.  JBI’s deposit base consists of both deposits from businesses and consumers in its local market as well as national market and brokered certificates of deposit.  JBI can also borrow overnight federal funds and fixed-rate term products under credit facilities established with the FHLB, Federal Reserve Discount Window and other commercial banks.  These lines, in the aggregate amount of approximately $108.1 million at March 31, 2010, do not represent legal commitments to extend credit.

Jacksonville Bank has an unsecured federal funds purchased accommodation with its main correspondent bank totaling $5.3 million at December 31, 2009; $5.1 million was available as of that date.  In addition, Jacksonville Bank has invested in FHLB stock for the purpose of establishing credit lines with FHLB.  This line is collateralized by a lien arrangement on Jacksonville Bank’s first mortgage loans, second mortgage loans and commercial real estate loans.  Based on this collateral and Jacksonville Bank’s holdings of FHLB stock, Jacksonville Bank had a line of credit availability of $68.3 million from this credit line, of which it had borrowed $25.0 million at December 31, 2009.  Additionally, Jacksonville Bank has a “Borrower in Custody” line of credit with the Federal Reserve Bank utilizing excess collateral and pledging $5.7 million in municipal securities.  The amount of this line at December 31, 2009 was $29.8 million, all of which was available at that date.  In addition, Jacksonville Bank had available credit lines with other correspondent banks totaling $9.7 million.

Additionally, Jacksonville Bank has access to the national and brokered deposit markets to supplement liquidity needs.  At December 31, 2009, Jacksonville Bank had $65.9 million in national and $35.7 million in brokered CD’s.

Scheduled maturities and paydowns of the JBI’s investment securities are an additional source of liquidity.  During 2009, JBI had received approximately $12.1 million from maturities, paydowns and calls of investment securities.  Jacksonville Bank also has the ability to convert marketable securities into cash or access new or existing sources of incremental funds if the need should arise.

At December 31, 2009, Jacksonville Bank had outstanding commitments to borrowers for available lines of credit and standby letters of credit totaling $25.5 million and $560,000, respectively.  Based on the sources of liquidity discussed above, JBI believes that it has access to sufficient funds to cover such commitments, should the need arise.

Regulatory Capital Requirements

Jacksonville Bank is required to meet certain minimum regulatory capital requirements.  Quantitative measures established by regulation to ensure capital adequacy require Jacksonville Bank to maintain minimum amounts and percentages of total and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).

JBI’s capital management policy is designed to build and maintain capital levels that meet regulatory standards.  Under current regulatory capital standards, banks are classified as well-capitalized, adequately-capitalized or undercapitalized.  Under such standards, a well-capitalized bank is one that has a total risk-based capital ratio equal to or greater than 10%, a Tier 1 risk-based capital ratio equal to or greater than 6%, and a Tier 1 leverage capital ratio equal to or greater than 5%.  JBI’s management and its board of directors have committed to maintain total risk-based capital at 10% and Tier 1 capital to average assets at 8% at Jacksonville Bank and JBI.   If the capital ratios of JBI and Jacksonville Bank were to fall below levels required under regulatory standards, it is their policy to increase capital in an amount sufficient to meet regulatory requirements within 30 days.  Jacksonville Bank’s total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage capital ratios were 11.05%, 9.80% and 8.52%, respectively, at March 31, 2010.   As of December 31, 2009, Jacksonville Bank and JBI met all capital adequacy requirements to which they were subject.  The regulatory capital minimums and JBI and Jacksonville Bank’s actual data for the indicated periods are set forth in the table below (dollars in thousands).

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2009
Total Capital to risk weighted assets
Consolidated	$46,393	11.87%	$31,273	8.00%	N/A	N/A
Bank	43,307	11.08	31,255	8.00	$39,068	10.00%
Tier 1 (Core) Capital to risk weighted assets
Consolidated	35,909	9.19	15,637	4.00	N/A	N/A
Bank	38,399	9.83	15,627	4.00	23,441	6.00
Tier 1 (Core) Capital to average assets
Consolidated	35,909	8.18	17,570	4.00	N/A	N/A
Bank	38,399	8.75	17,556	4.00	21,945	5.00
2008
Total Capital to risk weighted assets
Consolidated	$46,051	11.93%	$30,874	8.00%	N/A	N/A
Bank	40,719	10.58	30,795	8.00	$38,494	10.00%

Tier 1 (Core) Capital to risk weighted assets
Consolidated	35,638	9.23	15,437	4.00	N/A	N/A
Bank	36,014	9.36	15,397	4.00	23,096	6.00
Tier 1 (Core) Capital to average assets
Consolidated	35,638	8.26	17,264	4.00	N/A	N/A
Bank	36,014	8.36	17,228	4.00	21,535	5.00

JBI has included in Tier 1 Capital and Total Capital a portion of the trust preferred securities that were issued in June 2004, December 2006 and June 2008.

Under Federal Reserve policy, JBI is expected to act as a source of financial strength to, and to commit resources to support, Jacksonville Bank.  Management actively manages capital levels in conjunction with asset growth plans, creating a positive impact on shareholder value.

Off-Balance-Sheet Arrangements

JBI is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments are commitments to extend credit, unused lines of credit, and standby letters of credit, and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheet.  The contract amounts of these instruments reflect the extent of involvement the JBI has.

JBI’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments.  JBI uses the same credit policies in making commitments as for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  JBI evaluates each customer’s credit worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by JBI upon extension of credit, is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by JBI to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Contractual Obligations

The following is a summary of JBI’s contractual obligations, including certain on-balance-sheet obligations, at December 31, 2009 (in thousands):

	Payments Due by Period
		Less than	1-3	3-5	More than
Contractual Obligations	Total	1 Year	Years	Years	5 Years

Certificates of deposit	$222,093	$182,160	$38,823	$1,110	$-
FHLB advances	25,000	15,000	10,000	-	-
Discount window	-	-	-	-	-
Subordinated debt	14,550	-	-	-	14,550
Operating leases	3,908	708	1,449	1,396	355
Standby letters of credit	560	560	-	-	-
Unused line of credit loans	25,502	25,502	-	-	-

Total	$291,613	$223,930	$50,272	$2,506	$14,905

Asset - Liability Structure

As part of its asset and liability management, Jacksonville Bank has emphasized establishing and implementing internal asset-liability decision processes as well as communications and control procedures to aid in enhancing its earnings.  It is believed that these processes and procedures provide Jacksonville Bank with better capital planning, asset mix and volume controls, loan pricing guidelines, and deposit interest rate guidelines, which should result in tighter controls and less exposure to interest-rate risk.

The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are interest-rate sensitive and by monitoring an institution’s interest-rate sensitivity gap.  An asset or liability is said to be interest-rate sensitive within a specific time period if it will mature or reprice within that time period.  The interest-rate sensitivity gap is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period.  The gap ratio is computed as rate-sensitive assets less rate-sensitive liabilities as a percentage of total assets.  A gap is considered positive when the total of rate-sensitive assets exceeds rate-sensitive liabilities.  A gap is considered negative when the amount of rate-sensitive liabilities exceeds rate-sensitive assets.  During a period of rising interest rates, a negative gap would be expected to adversely affect net interest income, while a positive gap should result in an increase in net interest income.  During a period of falling interest rates, a negative gap would be expected to result in an increase in net interest income, while a positive gap should adversely affect net interest income.

In order to minimize the potential for adverse effects of material and prolonged changes in interest rates on the results of operations, Jacksonville Bank continues to monitor asset and liability management policies to appropriately match the maturities and repricing terms of interest-earning assets and interest-bearing liabilities.  Such policies have consisted primarily of: (1) emphasizing the origination of variable-rate loans; (2) maintaining a stable core deposit base; and (3) maintaining a sound level of liquid assets (cash and securities).

The following table sets forth certain information relating to JBI’s interest-earning assets and interest-bearing liabilities at December 31, 2009 that are estimated to mature or are scheduled to reprice within the period shown (dollars in thousands):

		Over 3
		Months	Over 6	Over 1
	3 Months	to 6	Months	Year to	Over 5
	or Less	Months	to 1 Year	5 Years	Years	Total
Loans (1)	$168,929	$16,351	$31,290	$152,399	$15,164	$384,133
Securities	1,369	1,672	3,101	9,898	6,130	22,170
Overnight investments	36	-	-	-	-	36
FHLB & correspondent bank stock	3,047	-	-	-	153	3,200
Other	8,908	-	-	-	-	8,908
Total rate-sensitive assets	$182,289	$18,023	$34,392	$162,297	$21,447	$418,447

Deposit accounts:
NOW deposits	-	-	-	-	11,796	11,796
Money market accounts	87,046	-	-	-	-	87,046
Savings deposits	-	-	-	-	11,001	11,001
Time deposits	47,311	17,938	116,913	39,932	-	222,093
Total deposit accounts (2)	134,357	17,938	116,913	39,932	22,796	331,935
FHLB advances	-	5.000	10,000	10,000	-	25,000
Other borrowings	227	-	-	-	-	227
Subordinated debt	-	-	-	-	14,550	14,550
Total rate-sensitive liabilities	$134,584	$22,938	$126,913	$49,932	$37,346	$371,712

Gap repricing difference	$47,705	$(4,914)	$(92,521)	$112,366	$(15,900)	$46,735

Cumulative gap	$47,705	$(42,790)	$(49,731)	$62,635	$46,735

Cumulative gap to total rate-sensitive assets	11.4%	10.2%	(11.9)%	15.0%	11.2%

(1)
Variable rate loans are included in the period in which the interest rates are next scheduled to adjust rather than in the period in which the loans mature.  Fixed rate loans are scheduled, including repayments, according to their contractual maturities.

(2)
Certain liabilities such as NOW accounts, while technically are subject to immediate repricing in response to changing market rates, historically have shown little volatility.  Conversely, many of the money market and savings accounts float with the prime lending rate and, therefore, are assumed to reprice within a three-month horizon.  Management subjectively sets rates on all accounts.

Comparison of Financial Condition at March 31, 2010 and December 31, 2009

Total assets increased $13.6 million, or 3.1%, from $438.8 million at December 31, 2009 to $452.4 million at March 31, 2010.  During the three months ended March 31, 2010, JBI experienced a net loan decrease of $1.2 million, or 0.3%.  Increases in construction real estate loans of $1.2 million, or 3.7%, and commercial loans of $1.1 million, or 4.6%, were offset by a decrease in commercial real estate loans of $2.9 million, or 1.2%.  In addition, the allowance for loan loss increased by $764,000.

Total cash and cash equivalents increased $13.6 million from $5.6 million at December 31, 2009 to $19.2 million at March 31, 2010 due to an increase in federal funds sold of $12.9 million.  Investment securities available-for-sale increased $1.1 million to $23.3 million at March 31, 2010.  During the three months ended March 31, 2010, JBI purchased $2.0 million of U.S. government agency securities.  In addition, JBI received $833,000 in proceeds from maturities, calls and principal repayments.

Total deposits increased $15.3 million, or 4.1%, from $370.6 million at December 31, 2009 to $385.9 million at March 31, 2010.  During the three months ended March 31, 2010, money market, NOW and savings deposits increased $10.3 million to $115.1 million, time deposits increased $4.6 million to $226.7 million and noninterest bearing deposits increased $461,000 to $44.1 million.

FHLB advances were $25.0 million at December 31, 2009 and at March 31, 2010.

Total shareholders’ equity decreased by $1.1 million from $27.3 million at December 31, 2009 to $26.2 million at March 31, 2010.  The decrease is mainly attributable to a net loss of $988,800 and a $76,000 net unrealized loss on cash flow hedge derivative.  At March 31, 2010, JBI had 8 million authorized shares of $.01 par value common stock, of which 1,749,526 shares were issued and 1,748,683 shares were outstanding.  In addition, JBI had 2 million authorized shares of $.01 par value preferred stock, none of which were issued or outstanding at March 31, 2010.

Asset Quality

JBI has identified certain assets as risk elements.  These assets include nonaccruing loans, loans that are contractually past due 90 days or more as to principal or interest payments and still accruing, troubled debt restructurings, and foreclosed real estate.  Loans are placed on nonaccrual status when management has concerns regarding JBI’s ability to collect the outstanding loan principal and interest amounts and typically when such loans are more than 90 days past due.  These loans present more than the normal risk that JBI will be unable to eventually collect or realize their full carrying value.  JBI’s risk elements at March 31, 2010 and December 31, 2009 were as follows:

	March 31,	December 31,
	2010	2009
	(Dollars in thousands)

Nonaccruing loans	$7,403	$8,745

Loans past due over 90 days still on accrual	—	—
Total nonperforming loans	7,403	8,745
Foreclosed assets, net	3,676	4,011
Total nonperforming assets	11,079	12,756
Troubled debt restructuring	17,026	14,840
Total nonperforming assets and troubled debt restructuring	$28,105	$27,596

Allowance for loan losses	$7,618	$6,854

Nonperforming loans and foreclosed assets as a percent of total assets	2.45%	2.91%
Nonperforming loans as a percent of gross loans	1.90%	2.24%
Allowance for loan losses as a percent of nonperforming loans	102.90%	78.38%

Loans past due 30-89 days, still accruing	$4,396	$5,308
Assets classified as substandard and doubtful	$42,918	$44,815

Loans are impaired when it is considered probable that JBI will not collect the outstanding loan principal and interest amounts according to the loan’s contractual terms.  At March 31, 2010, JBI had impaired loans of $21.7 million, compared to $22.6 million at December 31, 2009.  Of the $21.7 million impaired loans, $7.4 million are nonperforming loans as reflected above.

JBI has loan balances of $17.0 million for customers whose loans are classified as troubled debt restructuring and such loans are included in the impaired loan balances of $21.7 million at March 31, 2010.  There are no additional funds committed to customers whose loans are classified as troubled debt restructuring.  Each of the loans classified as troubled debt restructuring currently carries a market rate of interest, floating tied to the Prime rate.  Most of these loans were modified to suspend principal payments for a period of time less than or equal to one year, and the interest rate was modified from a fixed rate to a floating rate tied to the Prime rate.  Of the $1.0 million allowance for loan losses reserved for impaired loans, JBI has allocated $612,000 to customers whose loan terms have been modified in troubled debt restructuring.

While JBI experienced improvement in nonperforming assets during the first quarter, it considers all risk elements, including early indicators of potential problem loans, when determining the appropriateness of the allowance for loan losses.  JBI had an improvement in loans past due 30-89 days from $5.3 million at December 31, 2009 to $4.4 million at March 31, 2010.

During the first three months of 2010, Jacksonville Bank recorded $464,000 for OREO expenses, which included a $335,000 write down for property value declines, and $129,000 for other related expenses on foreclosed property.

JBI critically evaluates all requests for additional funding on classified loans to determine whether the borrower has the capacity and willingness to repay.  Any requests of this nature require concurrence by the Loan Committee of Jacksonville Bank’s board of directors.

Results of Operations

JBI’s operating results depend primarily on its net interest income, which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities, consisting primarily of deposits.  Net interest income is determined by the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities (“interest rate spread”) and the relative amounts of interest-earning assets and interest-bearing liabilities.  JBI’s interest rate spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows.  In addition, JBI’s net earnings are also affected by the level of nonperforming loans and foreclosed assets, as well as the level of noninterest income and noninterest expense, such as salaries and employee benefits, occupancy and equipment costs, and income taxes.

The following table sets forth, for the periods indicated, information regarding: (1) the total dollar amount of interest and dividend income from interest-earning assets and the resultant average yield; (2) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average costs; (3) net interest/dividend income; (4) interest rate spread; and (5) net interest margin.  Average balances are based on average daily balances (dollars in thousands).

	Year Ended December 31,
	2009			2008			2007
		Interest	Average		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate	Balance	Dividends	Rate	Balance	Dividends	Rate
Interest-earning assets:
Loans (1)	$389,208	$22,190	5.70%	$370,320	$24,109	6.51%	$317,409	$25,349	7.99%
Securities (2)	27,180	1,062	3.91	31,891	1,435	4.50	30,183	1,399	4.64
Other interest-earning assets (3)	712	(48)	(6.74)	1,607	19	1.18	841	60	7.13
Total interest-earning assets	$417,100	$23,204	5.56	$403,818	$25,563	6.33	$348,433	$26,808	7.69

Noninterest-earning assets (4)	17,170			16,606			13,808
Total assets	$434,270			$420,424			$362,241
Interest-bearing liabilities:
Savings deposits	12,578	202	1.61	14,588	425	2.91	10,336	321	3.11
NOW deposits	7,662	18	0.23	6,513	12	0.18	6,919	12	0.17
Money market deposits	71,670	1,090	1.52	81,517	2,049	2.51	118,689	5,276	4.45
Time deposits	201,117	6,534	3.25	194,568	8,851	4.55	122,077	6,421	5.26
FHLB advances	32,874	1,034	3.15	40,285	1,519	3.77	35,712	1,816	5.09
Federal Reserve borrowing	23,235	116.50		2,063	23	1.11	—	—	—
Subordinated debentures	14,550	734	5.04	11,023	675	6.12	7,000	559	7.99
Other interest-bearing liabilities (5)	123	1.81		243	6	2.47	270	14	5.19
Total interest-bearing liabilities	363,809	9,729	2.67	350,800	13,560	3.87	301,003	14,419	4.79

Noninterest-bearing liabilities	43,451			42,720			36,749
Shareholders’ equity	27,010			26,904			24,489
Total liabilities and shareholders’ equity	$434,270			$420,424			$362,241

Net interest/dividend income		$13,475			$12,003			$12,389

Interest rate spread (6)			2.89%			2.46%			2.90%

Net interest margin (7)			3.23%			2.97%			3.56%

Ratio of average interest-earning assets to average interest-bearing liabilities	1.15			1.15			1.16

(1)	Average loans include nonperforming loans. Interest on loans includes loan fees of $313 in 2009, $408 in 2008 and $436 in 2007.
(2)
Interest income and rates include the effects of a tax equivalent adjustment using a federal tax rate of 34% in adjusting tax-exempt interest on tax-exempt investment securities to a fully taxable basis.

(3)	Includes federal funds sold.
(4)	For presentation purposes, the BOLI acquired by Jacksonville Bank has been included in noninterest-earning assets.
(5)	Includes federal funds purchased.
(6)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(7)	Net interest margin is net interest income divided by average interest-earning assets.

Rate/Volume Analysis

The following table sets forth certain information regarding changes in interest income and interest expense for the periods indicated.  For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate (change in rate multiplied by prior volume); (2) changes in volume (change in volume multiplied by prior rate); and (3) changes in rate-volume (change in rate multiplied by change in volume).  Dollars are in thousands.

Years Ended December 31, 2009 vs. 2008:

	Increase (Decrease) Due to (1)
	Rate	Volume	Total
Interest-earning assets:
Loans	$(3,104)	$1,185	$(1,919)
Securities	(176)	(197)	(373)
Other interest-earning assets	(62)	(5)	(67)
Total	(3,342)	983	(2,359)

Interest-bearing liabilities:
Savings deposits	(171)	(52)	(223)
NOW deposits	4	2	6
Money market deposits	(734)	(225)	(959)
Time deposits	(2,606)	289	(2,317)
FHLB advances	(230)	(255)	(485)
Federal Reserve borrowing	(19)	112	93
Subordinated debentures	(132)	191	59
Other interest-bearing liabilities	(3)	(2)	(5)
Total	(3,891)	60	(3,831)

Net change in net interest income	$549	$923	$1,472

Years Ended December 31, 2008 vs. 2007:

	Increase (Decrease) Due to (1)
	Rate	Volume	Total
Interest-earning assets:
Loans	$(5,095)	$3,855	$(1,240)
Securities	(42)	78	36
Other interest-earning assets	(72)	31	(41)
Total	(5,209)	3,964	(1,245)

Interest-bearing liabilities:
Savings deposits	(21)	125	104
NOW deposits	1	(1)	—
Money market deposits	(1,875)	(1,352)	(3,227)
Time deposits	(963)	3,393	2,430
FHLB advances	(510)	213	(297)
Federal Reserve borrowing	—	23	23
Subordinated debentures	(152)	268	116
Other interest-bearing liabilities	(7)	(1)	(8)
Total	(3,527)	2,668	(859)

Net change in net interest income	$(1,682)	$1,296	$(386)

(1)  The change in interest due to both rate and volume has been allocated to the volume and rate components in proportion to the relationship of the dollar amounts of the absolute change in each.

Three Months Ended March 31, 2010 and Compared to Three Months Ended March 31, 2009

Net Income

There was a net loss for the first three months of 2010 of $988,000, compared to a $109,000 net loss in the first three months of 2009.  On a diluted per share basis, the net loss was $0.56 for the three months ended March 31, 2010, compared to net loss of $0.06 per diluted share in 2009.  The net loss for the first three months of 2010 was driven primarily by additional provisions for loan losses, an increase in the FDIC regulatory assessment, write-down of OREO values, and other related expenses on foreclosed properties.

 Net Interest Income

Net interest income, the difference between interest earned on interest-earning assets and interest paid on interest-bearing liabilities, was $3.6 million for the three months ended March 31, 2010, compared to $2.9 million for the same period in 2009.  Interest income increased $114,000 when compared to the first three months of the prior year.  This was a result of the average earning asset growth of $13.3 million, offset by a 7 basis point interest rate decrease on the average earning assets.

The average loan balances increased $9.0 million for the three months ended March 31, 2010 compared to the same period in the prior year.  The average yield on interest-earning assets for the first three months of 2010 was 5.51%, which was a decrease of 7 basis points, compared to the 5.58% yield earned during the first three months of 2009.

The average cost of interest-bearing liabilities decreased 72 basis points from 3.11% in the first three months of 2009 to 2.39% in the comparable period in 2010.  The average cost of interest-bearing deposits and all interest-bearing liabilities reflect, in part, the change in the funding mix for the first three months of 2010 as compared to the same period in 2009.

The net interest margin increased by 53 basis points from 2.87% to 3.40% when comparing the first three months of 2010 to the same period last year.  This increase is mainly the result of JBI taking advantage of the lowest funding sources and focusing on core deposit gathering initiatives.  JBI closely monitors its liquidity needs in conjunction with the cost of its funding sources and has taken action to reduce costs through core deposit gathering initiatives focused on generating lower cost demand, money market and savings accounts.

Average Balance Sheet; Interest Rates and Interest Differential. The following table sets forth the average daily balances for each major category of assets, liabilities and shareholders’ equity as well as the amounts and average rates earned or paid on each major category of interest-earning assets and interest-bearing liabilities.

	Three Months Ended March 31,
	2010			2009
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$391,073	$5,584	5.79%	$382,071	$5,359	5.69%
Securities (2)	25,340	218	3.49	30,344	333	4.45
Other interest-earning assets (3)	10,037	(7)	(.28)	696	(11)	(6.41)
Total interest-earning assets	426,450	5,795	5.51	413,111	5,681	5.58
Noninterest-earning assets (4)	21,416			16,824
Total assets	$447,866			$429,935

Interest-bearing liabilities:
Savings deposits	$11,058	$36	1.32	$13,052	$65	2.02
NOW deposits	5,878	3	.21	9,900	7	.29
Money market deposits	94,308	368	1.58	65,727	275	1.70
Time deposits	225,751	1,367	2.46	209,212	1,964	3.81
FHLB advances	25,000	255	4.14	21,800	231	4.30
Federal Reserve borrowing	800	1	.51	25,461	31	.49
Subordinated debt	14,550	190	5.30	14,550	183	5.10
Other interest-bearing liabilities (5)	50	—	—	144	—	—
Total interest-bearing liabilities	377,395	2,220	2.39	359,846	2,756	3.11
Noninterest-bearing liabilities	43,105			42,986
Shareholders’ equity	27,366			27,103
Total liabilities and shareholders’ equity	$447,866			$429,935

Net interest income		$3,575			$2,925

Interest rate spread (6)			3.12%			2.47%

Net interest margin (7)			3.40%			2.87%

(1)  Includes nonaccrual loans and deferred loan fees of $124
(2)  Due to immateriality, the interest income and yields related to certain tax exempt assets have not been adjusted to reflect a fully taxable equivalent yield.
(3)  Includes federal funds sold.  The negative income is a result of the amortized expense on the subordinated debt.
(4)  For presentation purposes, the BOLI acquired by Jacksonville Bank has been included in noninterest-earning assets.
(5)  Includes federal funds purchased.
(6)  Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(7)  Net interest margin is net interest income divided by average interest-earning assets.

Rate/Volume Analysis. The following table sets forth the effect of changes in volumes, changes in rates, and changes in rate/volume on tax-equivalent interest income, interest expense and net interest income.

	Three Months Ended March 31,
	2010 Versus 2009 (1)
	Increase (decrease) due to changes in:
			Net
	Volume	Rate	Change
	(Dollars in thousands)
Interest income:
Loans	$128	$97	$225
Securities	(50)	(65)	(115)
Other interest-earning assets	(16)	20	4
Total interest income	62	52	114

Interest expense:
Savings deposits	(9)	(20)	(29)
NOW deposits	(2)	(2)	(4)
Money market deposits	113	(20)	93
Time deposits	145	(742)	(597)
FHLB advances	33	(9)	24
Federal Reserve borrowing	(31)	1	(30)
Subordinated debt	—	7	7
Other interest-bearing liabilities	—	—	—
Total interest expense	249	(785)	(536)

Decrease in net interest income	$(187)	$837	$650

(1)	The change in interest due to both rate and volume has been allocated to the volume and rate components in proportion to the relationship of the dollar amounts of the absolute change in each.

Noninterest Income, Noninterest Expense and Income Taxes

Noninterest income was $248,000 for the three months ended March 31, 2010, compared to $146,000 for the comparable 2009 period.  In 2009, JBI experienced a $132,000 write-off in the stock of Silverton Bank, N.A. due to its May 2009 failure which was offset by a loan referral fee in the amount of $52,000.

Noninterest expense was $3.1 million for the three months ended March 31, 2010, compared to $2.3 million in the same period in 2009.  The increase in noninterest expense was primarily a result of recording an additional $146,000 of regulatory assessments in 2010, recording a $335,000 write-down of OREO property values, and recording $129,000 for other related expenses on bank owned property.

The income tax benefit for the three months ended March 31, 2010 was $650,000, compared to an income tax benefit of $44,000 for the three months ended March 31, 2009.  The tax benefit is the result of the benefits derived from tax-free municipal bonds and tax-free income earned on the bank-owned life insurance policies, resulting in a greater percentage of loss being recorded as a benefit.
Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

General.  Net earnings for the year ended December 31, 2009 were $76,000, or $0.04 per basic share and $0.04 per diluted share, compared to net earnings of $35,000, or $0.02 per basic and $0.02 per diluted share in 2008.

Interest Income and Expense.  Interest income decreased $2.4 million from $25.6 million for the year ended December 31, 2008, compared to $23.2 million in 2009.  Interest earned on loans was $22.2 million in 2009, compared to $24.1 million in 2008.  This decrease resulted from a decrease in the average yield on loans from 6.51% in 2008 to 5.70% in 2009, offset by an increase in the average loan portfolio balance from $370.3 million for the year ended December 31, 2008 to $389.2 million for the year ended December 31, 2009.

The average security balance was $27.2 million in 2009, compared to $31.9 million in 2008.  The interest on securities decreased to $1.1 million in 2009 from $1.4 million in 2008.  The average yield on securities decreased 59 basis points from 4.50% in 2008 to 3.91% in 2009.

Interest expense on deposit accounts amounted to $7.8 million for the year ended December 31, 2009, compared to $11.3 million in 2008.  The decrease resulted from a decrease in the weighted average cost of interest-bearing deposits from 3.81% in 2008 to 2.68% in 2009, and a decrease in the average balance of interest-bearing deposits from $297.2 million in 2008 to $293.0 million in 2009.  Interest on FHLB advances, subordinated debt, Federal Reserve borrowing and other borrowings amounted to $1.9 million for the year ended December 31, 2009, with a weighted average cost of 2.66%.  In July 2008, JBI issued an additional $7.6 million of trust preferred securities priced at three-month LIBOR plus 375 basis points.  On July 7, 2009, JBI entered into an interest rate swap transaction with SunTrust Bank to mitigate interest rate risk exposure.  Under the terms of the agreement, which relates to the subordinated debt issued to Jacksonville Bancorp, Inc. Statutory Trust III in the amount of $7,550, JBI has agreed to pay a fixed rate of 7.53% for a period of ten years in exchange for the original floating rate contract (90-day LIBOR plus 375 basis points).

Provision for Loan Losses.  The provision for loan losses is charged to earnings to bring the total allowance to a level deemed appropriate by management and is based upon the volume and type of lending conducted by JBI, the amount of nonperforming loans, and general economic conditions, particularly as they relate to JBI’s market areas, and other factors related to the collectability of JBI’s loan portfolio.  The provision for the year ended December 31, 2009 was $4.4 million, compared to $3.6 million in 2008.  The provision expense was necessitated primarily by an increase in net charge-offs and the ongoing softening in real estate values in JBI’s market.  JBI had net loan charge-offs of $2.2 million in 2009 compared to $2.0 million during 2008.  Management believes that the allowance for loan losses of $6.9 million at December 31, 2009 is appropriate to absorb estimated losses in the portfolio as of that date.

Noninterest Income.  Noninterest income was $841,000 for 2009 compared to $1.2 million in 2008.  The decline was principally the result of recognizing a $132,000 write-off in the stock of Silverton Bank, N.A. due to its May 2009 failure and a $127,000 reduction in the earnings on the BOLI policy.  This was offset by a loan referral fee of $52,000.

Noninterest Expense.  Noninterest expense totaled $10.0 million for the year ended December 31, 2009, compared to $9.8 million in 2008.  Increases in regulatory assessments and data processing were offset by a reduction in compensation expense, directors’ fees and professional fees during 2009.  In 2008, JBI recorded a $468,000 charge as a result of the termination of the agreement to acquire Heritage Bancshares, Inc.

Income Taxes (Benefit).  The income tax benefit for the year ended December 31, 2009 was $104,000 compared to an income tax benefit of $229,000 in 2008.  The tax benefit is the result of the benefits derived from tax-free municipal bonds and tax-free income earned on the bank-owned life insurance policies, resulting in a greater percentage of loss being taxed at the statutory rates.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

General.  Net earnings for the year ended December 31, 2008 were $35,000, or $0.02 per basic share and $0.02 per diluted share, compared to a net earnings of $3.0 million, or $1.70 per basic and $1.63 per diluted share in 2007.

Interest Income and Expense.  Interest income decreased $1.2 million from $26.8 million for the year ended December 31, 2007, compared to $25.6 million in 2008.  Interest earned on loans was $24.1 million in 2008, compared to $25.3 million in 2007.  This decrease resulted from a decrease in the average yield on loans from 7.99% in 2007 to 6.51% in 2008, offset by an increase in the average loan portfolio balance from $317.4 million for the year ended December 31, 2007 to $370.3 million for the year ended December 31, 2008.

The average security balance was $31.9 million in 2008, compared to $30.2 million in 2007.  The interest on securities remained relatively flat at $1.4 million for 2008 and 2007.  The average yield on securities decreased 14 basis points from 4.64% in 2007 to 4.50% in 2008.

Interest expense on deposit accounts amounted to $11.3 million for the year ended December 31, 2008, compared to $12.0 million in 2007.  The decrease resulted from a decrease in the weighted average cost of interest-bearing deposits from 4.66% in 2007 to 3.81% in 2008, offset by an increase in the average balance of interest-bearing deposits from $258.0 million in 2007 to $297.2 million in 2008.  Interest on FHLB advances, subordinated debt, Federal Reserve borrowing and other borrowings amounted to $2.2 million for the year ended December 31, 2008, with a weighted average cost of 4.15%.  In July 2008, JBI issued an additional $7.6 million of trust preferred securities priced at three-month LIBOR plus 375 basis points.

Provision for Loan Losses.  The provision for loan losses is charged to earnings to bring the total allowance to a level deemed appropriate by management and is based upon the volume and type of lending conducted by JBI, the amount of nonperforming loans, and general economic conditions, particularly as they relate to JBI’s market areas, and other factors related to the collectability of JBI’s loan portfolio.  The provision for the year ended December 31, 2008 was $3.6 million, compared to $542,000 in 2007.  The increase in provision expense was necessitated primarily by an increase in net charge-offs and Jacksonville Bank’s aggressive efforts to identify any potential losses in the portfolio.  Jacksonville Bank had net loan charge-offs of $2.0 million in 2008 compared to $47,000 during 2007.  Management believes that the allowance for loan losses of $4.7 million at December 31, 2008 was appropriate.

Noninterest Income.  Noninterest income remained relatively flat at $1.2 million for the years ended December 31, 2008 and 2007.

Noninterest Expense.  Noninterest expense totaled $9.8 million for the year ended December 31, 2008, compared to $8.5 million in 2007.  Compensation expenses, professional fees, data processing fees, FDIC assessments, a one-time charge of $38,000 for the disposal of fixed assets no longer in use and a $468,000 charge for expenses related to the termination of the merger agreement with Heritage Bancshares, Inc. accounted for the majority of noninterest expense increasing $1.3 million.

Income Taxes (Benefit).  The income tax benefit for the year ended December 31, 2008 was $229,000 compared to an income tax expense of $1,588,000 in 2007.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

ABOUT ABI

Business

General

On October 23, 1998, Atlantic BancGroup, Inc. (hereinafter referred to as “ABI”) was incorporated in the State of Florida.  On April 3, 1999, the shareholders of Oceanside Bank (“Oceanside Bank”) approved an Agreement and Plan of Reorganization (“Reorganization”) whereby Oceanside Bank became a wholly-owned subsidiary of ABI.  The Reorganization was completed on May 5, 1999.  ABI is a registered one-bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and now owns all of the voting shares of Oceanside Bank.  ABI’s corporate offices are located at 1315 South Third Street, Jacksonville Beach, Florida.  ABI presently has no significant operations other than the operations of Oceanside Bank.

Oceanside Bank opened July 21, 1997, and operates as a Florida state-chartered community bank within its assessment area.  Oceanside Bank provides general commercial banking services to businesses and individuals.  The principal business of Oceanside Bank is to receive demand and time deposits from the public and to make loans and other investments.  Oceanside Bank operates from a main office located at 1315 South Third Street, Jacksonville Beach, Florida, and three branch offices that are located at 560 Atlantic Boulevard, Neptune Beach, Florida; 13799 Beach Boulevard, Jacksonville, Florida; and 1790 Kernan Boulevard South, Jacksonville, Florida.  In 2008, Oceanside Bank formed and began operating a subsidiary, S. Pt. Properties, Inc., for the sole purpose of managing a single real estate property acquired through foreclosure.  In 2009, Oceanside Bank formed and began operating two subsidiaries, Parman Place, Inc. and East Arlington, Inc., for the sole purpose of each managing a single real estate property acquired through foreclosure.

The accompanying consolidated financial statements of ABI included in this proxy statement/prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future, and do not include any adjustments to reflect the possible future effects on the recoverability or classification of assets, and the amounts or classification of liabilities that may result from the outcome of any regulatory action, which would affect ABI’s ability to continue as a going concern.

In its report dated April 15, 2010, ABI’s independent registered public accounting firm stated that ABI’s net losses raise substantial doubts about its ability to continue as a going concern.  In that firm’s opinion, ABI’s ability to continue as a going concern is in doubt as a result of the continued deterioration of its loan portfolio and is subject to ABI’s ability to service its existing loans in a manner that will return ABI to profitability or to identify and consummate a strategic transaction, including the potential sale of ABI.  If ABI is not able to successfully accomplish such actions, it is possible that its subsidiary bank may fail and be placed into receivership with the FDIC.

As is the case with banking institutions generally, ABI’s operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the Federal Reserve, the FDIC, and the Florida Department of Financial Services.  Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest.  Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand, the availability of funds, and ABI’s ability to collect outstanding loans.  ABI faces strong competition in attracting deposits (its primary source for funding loans) and significant challenges with realizing the full value of its loan portfolio.

Oceanside Bank has defined its assessment (or trade) area based on various factors, including its size, banking offices, geographic boundaries, lending expertise, management, and competition.  Oceanside Bank draws most of its customer deposits and conducts a significant portion of its lending transactions from and within its assessment area.  The assessment area is bounded to the West by SR 9A and East of the southern portion of US 1 in Duval County; to the South by the Duval County Line and North of Palm Valley Road in St. Johns County; to the North by the St. Johns River in Duval County; and to the East by the Atlantic Ocean.  Duval County and St. Johns County enjoy an abundant and educated work force, an attractive business environment, favorable cost-of-living comparisons to other metropolitan areas in the United States, and a good relationship between the private and public sectors.

In general, commercial real estate in ABI’s assessment area consists of small shopping centers and office buildings.  The type of residential real estate within its assessment area varies, with a number of condominiums, townhouses, and single-family housing developments dispersed throughout the area.  New residential growth consists primarily of working professionals with families.

ABI believes that its assessment area has been a desirable market in which to operate an independent, locally-owned bank.  Furthermore, since ABI has a large base of local shareholders and communicates frequently with its shareholders, additional opportunities exist for marketing that might not be found with other financial institutions in its assessment area.  ABI’s broad base of shareholders from the Beaches and surrounding areas of Jacksonville, and the historically favorable economic environment of its assessment area, should provide ABI with the opportunity to gain market share.

As a locally-owned and operated institution, ABI emphasizes providing prompt, efficient, and personalized service to individuals, small and medium-sized businesses, professionals and other local organizations.  Generally, customers have one account officer to serve all of their banking needs and have ready access to senior management when necessary.  In addition, ABI’s board of directors is responsible for maintaining a visible profile for, and providing business to, Oceanside Bank within its local community.

ABI’s principal strategy is to:

•	expand its commercial and small business customer base within its assessment area;

•	make commercial and consumer loans within its assessment area, as well as throughout Duval County and the surrounding counties; and

•	expand its consumer loan base within its assessment area.

ABI’s belief is that the most profitable deposit relationships are characterized by high deposit balances, low frequency of transactions, and low distribution requirements.  Being a community bank with local management, ABI is well-positioned to establish these relationships with smaller commercial customers and households.

ABI’s sources of funds for loans and other investments include demand, time, savings, and other deposits, amortization and repayment of loans, sales to other lenders or institutions of loans or participations in loans, and other borrowings.  ABI’s principal sources of income are interest and fees collected on loans, and to a lesser extent, interest and dividends collected on other investments. ABI’s principal expenses are interest paid on savings and other deposits, interest paid on other borrowings, employee compensation, office expenses, and other overhead and operational expenses.  ABI offers several deposit accounts, including demand deposit accounts, negotiable order of withdrawal accounts (“NOW” accounts), money market accounts, savings accounts, certificates of deposit, and various retirement accounts.  During 2007 and 2008, ABI also obtained funds from customer repurchase agreements that have been classified as other borrowings and brokered deposits that have been classified as other time deposits.  After the implementation of regulatory programs in 2008, ABI discontinued offering customer repurchase agreements in 2009.

ABI has ATMs located at each of its offices, and it is a member of an electronic banking network so that ABI’s customers may use the ATMs of other financial institutions.  ABI also operates drive-in tellers and 24-hour depositories at each of its offices.  As part of the strategy to offer innovative services to its customers, ABI provides on-line banking (“Internet Banking”), Dial-a-Bank (Telephone Banking), remote deposit capture, ACH origination, and lock-box cash management.

ABI’s efforts are focused on filling the void created by the increasing number of locally-owned community banks that have been acquired by large regional holding companies, negatively impacting the personal nature of the delivery, quality, and availability of banking services in its assessment area and surrounding areas.

Competition

The banking industry, in general, and ABI’s market, in particular, is characterized by significant competition for both deposits and lending opportunities.  In ABI’s market area, it competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, and various other nonbank competitors.  Competition for deposits may have the effect of increasing the rates of interest ABI will pay on deposits, which would increase its cost of money and possibly reduce its net earnings.  Competition for loans may have the effect of lowering the rate of interest ABI will receive on its loans, which would lower its return on invested assets and possibly reduce its net earnings.  Many of ABI’s competitors have been in existence for a significantly longer period of time than ABI, are larger and have greater financial and other resources and lending limits than ABI, and may offer certain services that ABI does not provide at this time.  However, ABI feels the market is rich with opportunity to provide tailor-made custom banking products and services that cannot be provided by the large institutions that offer many banking products and services on an impersonal basis.  As larger financial institutions have in recent years acquired community banks, ABI is able to cater to those customers looking for more personalized service.

ABI’s profitability depends upon its ability to compete in this market area.  At the present time, ABI is unable to predict to what degree competition may adversely affect its financial condition and operating results.

ABI’s response to this highly competitive environment dictates that it:

•	reviews and acts upon loan requests quickly with a locally-based loan committee;

•	maintains flexible, but prudent lending policies;

•	personalizes service with emphasis on establishing long-term banking relationships with its customers; and

•	maintains a strong ratio of employees to customers to enhance the level of service.

Lending Activities

Overview.  ABI offers a wide range of loans to individuals, small businesses and other organizations that are located, or conduct a substantial portion of their business, in its assessment area.  At December 31, 2009, ABI’s consolidated total loans were $194.2 million, or 65.3%, of its total consolidated assets.  The interest rates charged on loans vary with the degree of risk, maturity, and amount of the loan, and are further subject to competitive pressures, money market rates, availability of funds, and government regulations.  ABI has no foreign loans or loans for highly-leveraged transactions.

ABI’s loan portfolio is concentrated in three major areas: real estate loans, commercial loans, and consumer and other loans.  A majority of ABI’s loans are made on a secured basis.  As of December 31, 2009, approximately 93% of ABI’s total loan portfolio consisted of loans secured by mortgages on real estate.  Of the total loans secured by mortgages on real estate, approximately 50% are secured by nonfarm nonresidential properties (commercial real estate) and 17% are construction, land development, and other land loans, secured by real estate.  The remaining 33% are secured by one-to four-family and multifamily residential properties.  Commercial loans not secured by real estate amounted to approximately 5% of ABI’s total loan portfolio as of December 31, 2009.  Consumer and other loans represent approximately 2% of ABI’s total loan portfolio at December 31, 2009.

During 2008 and 2007, ABI brokered loans totaling $11.6 million and $7.6 million, respectively, which were closed by the correspondent mortgage lenders.  ABI recorded brokering fees of $17,000 and $69,000 in 2008 and 2007, respectively.  During 2009, ABI did not broker any mortgage loans or record any brokering fees for such activities.  ABI’s ability to solicit, process, and broker residential mortgage loans is highly dependent on the general economy and interest rate environment, the health of the residential real estate market, and competition from other local and national mortgage bankers and brokers.

General.  ABI originates loans primarily for investment purposes.  Significant segments of ABI’s loan portfolio are one-to four- family residential real estate loans, commercial real estate loans, including nonresidential real estate, construction and development loans, and commercial and industrial loans.

The following summarizes ABI’s general policies and procedures; however, each loan is underwritten separately following lending standards consistent with community banking practices.  In cases where ABI makes exceptions to its policies and procedures (or regulatory guidance), ABI notates such exceptions in its underwriting documentation for consideration in the approval process or, if required by regulations, ABI monitors and reports to its directors.  Also, when making references to rates, terms, and other ratios, some loans may differ; however, ABI believes those differences are immaterial.

One- to Four-Family Residential Real Estate Loans.  ABI offers mortgage loans to enable borrowers to purchase or refinance existing homes, most of which serve as the primary residence of the borrower.  ABI offers fixed-rate and adjustable-rate loans with terms up to 30 years.  Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans.  The relative amount of fixed-rate mortgage loans and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment.  The loan fees, interest rates, and other provisions of mortgage loans are determined by ABI on the basis of its own pricing criteria, competitive market conditions, and regulatory constraints.  Most of ABI’s loan originations result from relationships with existing or past customers, members of its local community and referrals from realtors, attorneys, and builders.

While one- to four-family residential real estate loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan.  Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates, and the interest rates payable on outstanding loans.  Additionally, ABI’s current practice is to hold in its portfolio fixed-rate home equity lines of credit and home equity loans with 10-year terms or less and adjustable-rate loans.

Interest rates and payments on ABI’s adjustable-rate mortgage loans generally adjust annually after an initial fixed period that ranges from 3 to 5 years.  Interest rates and payments on these adjustable-rate loans are based on published indices such as the one-year constant maturity Treasury index as published by the Federal Reserve in Statistical Release H.15.  The maximum amount by which the interest rate may be increased is two percentage points per adjustment period and the lifetime interest rate cap is six percentage points over the initial interest rate of the loan.  ABI’s adjustable-rate residential mortgage loans provide for a decrease in the rate paid below the initial contract rate.

ABI’s policy is to not originate conventional loans with loan-to-value ratios exceeding 90%.  All purchase money loans secured by one-to-four family residential property require a formal appraisal by a board of directors-approved licensed appraiser.  ABI obtains title insurance on all first mortgage loans.  Borrowers must obtain hazard insurance, windstorm insurance, and flood insurance for loans on properties located in a flood zone, before closing the loan.

Nonresidential Real Estate and Land Loans.  ABI offers adjustable-rate mortgage loans secured by nonresidential real estate such as commercial buildings.  These loans are typically repaid or the term is extended before maturity, in which case a new rate is negotiated to meet market conditions and an extension of the loan is executed for a new term with a new amortization schedule.  ABI originates adjustable-rate nonresidential real estate loans with terms up to 25 years.  Interest rates and payments on most of these loans typically adjust annually after an initial fixed term of three to seven years.  Interest rates and payments on these loans are based on published indices such as the prime interest rate.  Loans are secured by first mortgages that do not exceed 80% of the property’s appraised value (65% for vacant land loans and 75% for horizontally-developed land loans), the maximum amount of which is limited by its in-house loans to one borrower limit.  When the borrower is a corporation, partnership or other entity, ABI’s policy is that significant equity holders serve as co-borrowers or as personal guarantors of the loan.

ABI also originates loans secured by unimproved property, including lots for single family homes and for mobile homes, raw land, and vacant commercial property.  The terms and rates of ABI’s land loans are the same as its nonresidential and multi-family real estate loans.  Loans secured by undeveloped land or improved lots typically involve greater risks than residential mortgage lending because land loans are more difficult to evaluate.  If the estimate of value proves to be inaccurate, in the event of default and foreclosure, ABI may be confronted with a property the value of which is insufficient to assure full repayment.  Loan amounts generally do not exceed 65% of the lesser of the appraised value or purchase price for raw land and 75% for land development and vacant horizontally developed land.

Construction Loans.  ABI originates fixed-rate and adjustable-rate loans to individuals and, to a lesser extent, builders to finance the construction of residential dwellings.  ABI also makes construction loans for commercial development projects, including apartment buildings, restaurants, shopping centers, and owner-occupied properties used for businesses.  ABI’s construction loans provide for the payment of interest only during the construction phase, which is usually 9-12 months for residential properties and 12-18 months for commercial properties.  At the end of the construction phase, the loan converts to a permanent mortgage loan.  Loans can be made with a maximum as built loan to value ratio of 85% on residential construction and 80% on commercial construction at the time the loan is originated.  Before making a commitment to fund a construction loan, ABI requires an as built appraisal of the property by an independent licensed appraiser.   ABI also will require an independent inspection of the property before disbursement of funds during the term of the construction loan.

Commercial Loans.  ABI occasionally makes commercial business loans to professionals, sole proprietorships, and small businesses in its market area.  ABI extends commercial business loans on an unsecured basis and secured basis, the maximum amount of which is limited by its in-house loans to one borrower limit.

ABI originates secured and unsecured commercial lines of credit to finance the working capital needs of businesses to be repaid by seasonal cash flows.  Commercial lines of credit secured by nonresidential real estate are adjustable-rate loans whose rates are based on the prime interest rate and adjust daily.  Commercial lines of credit secured by nonresidential real estate have terms no greater than 1-2 years and a maximum loan-to-value ratio of 85% of the pledged collateral when the collateral is commercial real estate.  ABI also originates commercial lines of credit secured by marketable securities and business assets and unsecured lines of credit.  These lines of credit, as well as certain commercial lines of credit secured by nonresidential real estate, require that only interest be paid on a monthly or quarterly basis and have a maximum term of no greater than one-to two years.

ABI also originates secured and unsecured commercial loans.  Secured commercial loans are collateralized by nonresidential real estate, marketable securities, accounts receivable, inventory, industrial/commercial machinery and equipment and furniture and fixtures.  ABI originates both fixed-rate and adjustable-rate commercial loans with terms up to 25 years for secured loans and up to three years for unsecured loans.  Adjustable-rate loans are based on prime and adjust annually.  Where the borrower is a corporation, partnership or other entity, ABI’s policy is to require significant equity holders to be co-borrowers, and in cases where they are not co-borrowers, ABI requires personal guarantees.

When making commercial business loans, ABI considers the financial statements and/or tax returns of the borrower, the borrower’s payment history of both corporate and personal debt, the debt service capabilities of the borrower, the projected cash flows of the business, the viability of the industry in which the customer operates, and the value of the collateral.

Higher Risk Loans. Certain types of loans, such as option ARM products, junior lien mortgages, high loan-to-value ratio mortgages, interest only loans (which are associated with construction and development loans), subprime loans, and loans with initial teaser rates, can have a greater risk of non-collection than other loans.  ABI has not engaged in the practice of lending in the subprime market or offering loans with initial teaser rates and option ARM products.

Loan Underwriting Risks

Oceanside Bank’s lending policies reflect the level of risk acceptable to its board of directors and management, and provide clear and measurable underwriting standards that enable its lending staff to evaluate all relevant credit factors.  To ensure that policies and standards remain safe and sound, ABI considers both internal and external factors, such as its market position, historical experience, present and prospective trade area, probable future loan and funding trends, staff capabilities, and technological resources.  Consistent with bank regulatory real estate lending guidelines, ABI’s commercial real estate (“CRE”) lending policies address the following underwriting standards:

•	Maximum loan amount by type of property

•	Loan terms

•	Pricing structures

•	Collateral valuation

•	Loan-to-value (LTV) limits by property types

•	Requirements for sensitivity analysis or stress testing

•	Minimum requirements for initial investment and maintenance of hard equity by the borrower

•	Minimum standards for borrower net worth, property cash flow and debt service coverage for the property

Residential Single-Family Adjustable-Rate Loans.  While ABI anticipates that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults.  The marketability of the underlying property also may be adversely affected in a high interest rate environment.  In addition, although adjustable-rate mortgage loans help make ABI’s loan portfolio more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.  ABI underwrites adjustable-rate mortgages at fully indexed rates.

Multi-Family and Nonresidential Real Estate (including Land Loans).  Loans secured by multi-family and nonresidential real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans.  Of primary concern in multi-family and nonresidential real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project.  Payments on loans secured by income properties often depend on successful operation and management of the properties.  As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy.  To monitor cash flows on income properties securing loans over $500,000, ABI requires borrowers and significant loan guarantors of loan relationships to provide annual financial statements and/or tax returns.  In reaching a decision on whether to make a multi-family and nonresidential real estate loan, ABI considers the net operating income of the property, the borrower’s expertise, credit history, and profitability and the value of the underlying property.  ABI’s underwriting guidelines state that the properties securing these real estate loans should have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.20x.  Environmental surveys and inspections are obtained when circumstances suggest the possibility of the presence of hazardous materials, and are required for loans of $750,000 or more.

To monitor cash flows on loan participations, ABI requires the lead lender to provide ABI with annual financial statements from the borrower.  ABI also conducts an annual internal loan review for loan participations.

Construction Loans. Construction financing is considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate.  Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost (including interest) of construction.  During the construction phase, a number of factors could result in delays and cost overruns.  If the estimate of construction costs proves to be inaccurate, ABI may be required to advance funds beyond the amount originally committed to permit completion of the building.  If the estimate of value proves to be inaccurate, ABI may be confronted, at or before the maturity of the loan, with a building having a value which is insufficient to assure full repayment.  If ABI is forced to foreclose on a building before or at completion due to a default, there can be no assurance that ABI will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

Commercial Loans.  Unlike residential mortgage loans, which typically are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property the value of which tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business.  As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself.  Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Loan Originations, Purchases, and Sales.  Loan originations come from a number of sources.  The primary sources of loan originations can be attributed to direct solicitation from ABI’s lending officers, existing customers, walk-in traffic, advertising, and referrals from customers and brokers.  ABI occasionally purchases participation interests in loans to supplement its origination efforts.

Loan Approval Procedures and Authority.  ABI’s lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by its board of directors and management.  In addition to establishing lending limits and loan authorities, ABI’s policies establish loan-to-value limits.  For example, real estate mortgage loans are subject to regulatory loan-to-value limits as follows:

REGULATORY LOAN-TO-VALUE LIMITS
LOAN CATEGORIES	LTV LIMIT
Raw Land
Land development and vacant horizontally developed land
Construction:
Commercial, multifamily, and other nonresidential
One-to-four family residential
Improved property
Owner-occupied one-to-four family and home equity
65% 75% 80% 85% 85% 89.9%

ABI may approve a loan that exceeds the stated loan to value limits.  Any such loan will be treated on a case-by-case basis.  The aggregate amount of all loans in excess of the loan to value ratios will not exceed 100 percent of total capital.  Additionally, within the aggregate limit, the total loans for all commercial, multifamily, and other properties that are not one-to-four family residential properties should not exceed 30 percent of total capital.

Underwriting Documentation. ABI’s policies provide specific guidance covering the various types of loans and include documenting the borrower’s (and/or guarantor’s) experience, character, liquidity, competition, local market/economic trends, past performance, and projected cash flow to repay the debt.  ABI’s validation requirements for documenting a borrower’s income and assets include obtaining tax returns, personal or business financial statements, and credit bureau reports.  If appropriate, ABI verifies employment status and employment income.  ABI also makes inquiries and performs cash flow analyses in its underwriting.

When prudent, ABI physically inspects the borrower’s business or property.  In addition, ABI obtains third party appraisals, internal valuations, environmental assessments, project economics, analysis of leases, and annual financial data.

Appraisal Policy.  ABI has a detailed policy covering the real estate appraisal process, including the selection of qualified appraisers, review of appraisal reports upon receipt, and complying with the federal regulatory standards that govern the minimum requirements for obtaining appraisals or evaluations.  When ABI renews a loan secured by real estate that is covered by the federal regulatory appraisal guidelines, it obtains a current evaluation or, if market conditions warrant, or if ABI advances new monies in excess of reasonable closing costs, an updated appraisal.

When ABI evaluates a collateral-dependent loan for impairment, it obtains updated appraisals or evaluations depending on the age of the last appraisal, volatility of the local market, and other factors.  If ABI can support the existing appraisal with a current comparable sales evaluation and tax assessment value, then ABI may continue to use the existing appraisal.  In developing an evaluation, ABI uses discounts derived from its observation of market trends including declines in real estate values and increases in marketing time as well as conversations with local appraisers and real estate brokers.

Unless ABI is permitted by regulatory guidance to substitute an acceptable evaluation (with appropriate discounts considered) for a new or updated appraisal, its practice is to not use outdated appraisals in either the loan origination, loan renewal, or determination of the level of its allowance for loan losses.

Loan maturities. As previously mentioned, ABI must consider both the risk of early repayment of loans and the timing of contractual loan maturities, which is the risk that it would be unable to reinvest the proceeds from loan repayment at favorable rates (or net interest margin).

A significant portion of ABI’s loans mature within one year.  Many of the commercial, construction, and real estate development loans ABI originates are for 1-year to 3-year terms (and are historically renewed).  Since a substantial portion of loans are typically renewed at maturity, ABI expects the historical trend to continue.  In the event of an unusually high pay-off rate, ABI believes it has the ability to adjust its deposit rates to shrink its balance sheet if prudent.  Furthermore, as ABI seeks to increase its risk-based capital ratios, one strategy that it intends to implement calls for reducing the total assets of Oceanside Bank.  To the extent certain loans maturing within the next 12 months do not renew, this will assist in achieving ABI’s goal of improving its risk-based capital ratios.

Junior liens and home equity lines of credit of $16.1 million were included in the total of $30.6 million of one-to four- family residential loans maturing in one year or less.  These loans are typically written for shorter terms (or renew annually).  Also, ABI has shown $19.6 million of one-to four- family residential loans that reprice during 2010 and may refinance in the current rate environment and $3.1 million of nonaccrual loans.

ABI has $18.7 million in construction, land development, and other land loans that mature during 2010.  Despite the current market conditions, ABI believes that it has the ability to renew these loans in accordance with regulatory guidelines.

For those loans that ABI expects construction will be completed during 2010, it either has a take-out commitment to permanently finance from another lender, or it has approved the loan to hold in its portfolio.  For development loans where the project has stalled or is expected to continue past the current maturity date of the loan, ABI plans to renew the loan and whenever possible begin amortizing the loan.  This approach is generally permitted by regulatory guidelines and considered by ABI’s board of directors as a prudent strategy to recover ABI’s investment without forcing the borrower (or ABI) to liquidate the collateral in this unfavorable real estate environment.

Deposit Activities

Deposits are ABI’s major source of funds for loans and other investment activities.  At December 31, 2009, ABI’s regular savings, demand, NOW, and money market deposit accounts comprised approximately 52% of its consolidated total deposits.  Approximately 31% of its consolidated deposits at December 31, 2009, were certificates of deposit (or time deposits) of less than $100,000.  Time deposits of $100,000 and over made up approximately 17% of ABI’s consolidated total deposits at December 31, 2009.  Generally, ABI’s goal is to maintain the rates paid on its deposits at a competitive level.  Brokered deposits of $19.1 million, or approximately 7%, of consolidated total deposits at December 31, 2009, are included in time deposits of $100,000 or less.

Oceanside Bank, following the filing of its December 31, 2009 call report, is not able to accept, renew, or roll over brokered deposits, or pay interest rates more than 75 basis points above prevailing market rates in its local markets or national rates released by the FDIC.  Oceanside Bank no longer accepts new brokered deposits.  As a result of the rate restrictions, it is possible that ABI could experience a decrease in new deposits, and its existing customers may transfer their deposits to other institutions that are able to offer a higher interest rate, which could have a material adverse effect on ABI’s ability to continue as a going concern.  For a detail discussion of restrictions on rates and types of deposits placed on Oceanside Bank in gathering and retaining deposits, see the following section, entitled “Business- Supervision and Regulation.”

Investment Activities

ABI is permitted to invest a portion of its assets in U.S. Government agency, state, county, and municipal obligations, certificates of deposit, collateralized mortgage obligations (“CMOs”), and federal funds sold.  ABI’s investments are managed in relation to loan demand and deposit growth, and are generally used to provide for the investment of excess funds at minimal risks while providing liquidity to fund increases in loan demand or to offset fluctuations in deposits.

ABI’s total investment portfolio may be invested in U.S. Treasury and general obligations of its agencies and state, county, and municipal obligations because such securities generally represent a minimal investment risk.  Occasionally, ABI purchases certificates of deposits of national and state banks.  Under ABI’s policy, investments in certificates of deposits may not exceed $250,000 in any one institution (the current limit of FDIC insurance for deposit accounts).  CMOs are secured with Federal National Mortgage Association (“FNMA”) and General National Mortgage Association (“GNMA”) Residential mortgage pass-through securities and generally have a shorter life than the stated maturity.  ABI invests excess cash in an interest-bearing account at the Federal Reserve Bank of Atlanta.  Federal funds sold through approved correspondent banks are used as an alternative source for overnight investment of excess cash.

ABI monitors changes in financial markets that may affect its portfolio investments.  ABI also monitors its daily cash position to ensure that all available funds earn interest at the earliest possible date.

A portion of ABI’s investment account is designated as primary reserves and invested in liquid securities that can be readily converted to cash with minimum risk of market loss.  These investments usually consist of U.S. Treasury obligations, U.S. government agencies, and federal funds.  The remainder of ABI’s investment account (or secondary reserves) may be placed in investment securities of different types and longer maturities.  The maturities of ABI’s securities are staggered whenever possible so as to produce a steady cash flow in the event ABI needs cash, or economic conditions change to a more favorable rate environment.

Correspondent Banking

Correspondent banking involves one bank providing services to another bank that cannot provide those services for itself from an economic, regulatory, or practical standpoint.  ABI purchases correspondent services offered by larger banks, including check collections, purchase of federal funds, security safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations, and sales of loans to, or participation with, correspondent banks.  ABI has ongoing banking relationships with several correspondent banks.  ABI also sells loan participations to correspondent banks with respect to loans that would exceed its lending limit.

Interest and Usury

Like other commercial banks, ABI is subject to state and federal statutes that affect the interest rates that may be charged on loans.  These laws do not, under present market conditions, deter ABI from continuing the process of originating loans.

Supervision and Regulation

Both ABI and Oceanside Bank are subject to comprehensive regulation, examination, and supervision by the Federal Reserve, the Florida Department of Financial Services and the FDIC and are subject to other laws and regulations applicable to bank holding companies and banks.  Such regulation is described in “About JBI- Regulation and Supervision.”

At December 31, 2009, Oceanside Bank’s Tier 1 and total risk-based capital ratios were 6.40% and 7.68%, respectively.  ABI’s total risk-based capital ratio of 7.68% was 3.32% below the minimum required under the Consent Order (defined below) and 0.32% under the threshold for adequately capitalized institutions.  Under current regulations, bank holding companies with consolidated assets under $500 million are not required to calculate and report risk-based capital ratios.  The Consent Order requires a minimum leverage ratio of 8%.  At December 31, 2009, ABI’s leverage ratio was 4.06%, which was 3.94% less than its required 8.0% under the Consent Order.

Effective January 7, 2010, Oceanside Bank entered into a Stipulation to the Issuance of a Consent Order (the “Stipulation”) with FDIC and the Florida Office of Financial Regulation (the “OFR”).  Pursuant to the Stipulation, Oceanside Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation, to the issuance of a Consent Order by the FDIC and the OFR, also effective as of January 7, 2010 (the “Consent Order”).

The Consent Order represents an agreement among Oceanside Bank, the FDIC, and the OFR as to areas of Oceanside Bank’s operations that warrant improvement and presents a plan for making those improvements.  The Consent Order imposes no fines or penalties on Oceanside Bank.

Pursuant to the Consent Order, Oceanside Bank’s board of directors is required to increase its participation in the affairs of Oceanside Bank.  This participation shall include comprehensive, documented meetings to be held no less frequently than monthly.  Oceanside Bank must also develop, submit for comment to the FDIC and the OFR, and approve a management plan for the purpose of providing qualified management for Oceanside Bank.  Prior to the entry of the Consent Order, Oceanside Bank’s board of directors conducted such meetings, but will now require more detailed management reports.  Oceanside Bank’s board of directors has developed a management plan and evaluated the structure and composition of Oceanside Bank’s current management.  Oceanside Bank’s board of directors has also developed an education plan for itself.

During the life of the Consent Order, Oceanside Bank shall not add any individual to its board of directors or employ as a senior executive officer without the prior non-objection of the FDIC and the OFR.  Oceanside Bank has been subject to this requirement since 2008; therefore, this requirement will have no effect on Oceanside Bank’s operations.

Within 90 days of the effective date of the Consent Order and, thereafter, during the life of the Consent Order, Oceanside Bank must achieve and maintain a Tier 1 leverage capital ratio of not less than 8% and a total risk based capital ratio of not less than 11%.  In the event such ratios fall below such levels, Oceanside Bank is required to notify the FDIC and the OFR and to increase capital in an amount sufficient to reach the required ratios within 90 days of such notice.  At March 31, 2010, Oceanside Bank’s Tier 1 leverage capital ratio was 4.32% and its total risk based capital ratio was 7.74%.  ABI did not meet the April 7, 2010, deadline to raise additional capital as required by the Consent Order.  However, ABI’s contemplated merger with JBI is expected to result in Oceanside Bank being part of a larger bank, with significantly higher capital ratios.

Oceanside Bank is also required to maintain a fully funded Allowance for Loan and Lease Losses (“ALLL”), the adequacy of which shall be satisfactory to the FDIC and the OFR.  Oceanside Bank’s board of directors must review the adequacy of the ALLL and establish a comprehensive policy for determining the adequacy of the ALLL consistent with regulatory policies.  A deficiency in the ALLL must be remedied in the calendar quarter it is discovered.  Oceanside Bank’s policy for determining the adequacy of Oceanside Bank’s ALLL and its implementation shall be satisfactory to the FDIC and the OFR as determined at subsequent examinations and/or visitations.  Oceanside Bank has always endeavored to maintain a fully funded, ALLL.  Regulatory review of the ALLL has not always been consistent from examination/visitation to examination/visitation and has not always seemed to be in accordance with generally accepted accounting principles or written regulatory guidance or regulations, so Oceanside Bank anticipates possibly being requested to make further adjustments to the ALLL depending on the affiliation (FDIC or OFR), identity, or attitudes of future examination or visitation staff.  As of the date of the Consent Order, Oceanside Bank believes its ALLL was compliant with regulatory guidance and consistent with generally accepted accounting principles.

Pursuant to the Consent Order, Oceanside Bank must review, revise, and adopt its written liquidity, contingency funding, and funds management policy to provide effective guidance and control over Oceanside Bank’s funds management activities.  Oceanside Bank must also implement effective models for managing liquidity; and, calculate monthly the liquidity and dependency ratios.  Oceanside Bank has revised such policies and is refining its practices and procedures in these areas.  Oceanside Bank expects that these actions will improve its liquidity, contingency funding, and funds management practices.

Throughout the life of the Consent Order, Oceanside Bank shall not accept, renew, or rollover any brokered deposit, and comply with the restrictions on the effective yields on deposits exceeding national averages.  Oceanside Bank has not accepted, renewed, or rolled over any brokered deposits since July 2009; therefore, that restriction is not expected to alter Oceanside Bank’s current deposit gathering activities.  With respect to the yield limitations, it is possible that Oceanside Bank could experience a decrease in deposit inflows, or the migration of current deposits to competitor institutions, if other institutions offer higher interest rates than those permitted to be offered by Oceanside Bank.

While the Consent Order is in effect, Oceanside Bank shall notify the FDIC and the OFR, at least, 60 days prior to undertaking asset growth in excess of 10% or more per annum or initiating material changes in asset or liability composition.  Oceanside Bank anticipates no such changes.

While the Consent Order is in effect, Oceanside Bank shall not declare or pay dividends, interest payments on subordinated debentures or any other form of payment representing a reduction in capital without the prior written approval of the FDIC and the OFR.  Oceanside Bank has not paid a dividend to ABI since April 2009, and ABI has not made any payments on its subordinated debt since June 2009.  Therefore, this restriction is not expected to affect Oceanside Bank’s operations.

While the Consent Order remains in effect, Oceanside Bank shall, within 30 days of the receipt of any official Report of Examination, eliminate from its books any remaining balance of any assets classified “Loss” and 50% percent of those classified “Doubtful”, unless otherwise approved in writing by the FDIC and the OFR.  Within 60 days from the effective date of the Consent Order, Oceanside Bank shall formulate a plan, subject to approval by the FDIC and the OFR, to its risk exposure in each asset, or relationship in excess of $500,000 classified “Substandard” by the FDIC in November 2008.  Oceanside Bank had made such adjustments prior to entry of the Consent Order and has been attempting to reduce its risk exposure in all “Substandard” assets.  Therefore, these requirements are not expected to affect Oceanside Bank’s operations.

Oceanside Bank is also required to reduce the aggregate balance of assets classified “Substandard” by the FDIC in November 2008, in accordance with the following schedule: (i) within 90 days to not more than 100% of Tier 1 capital plus the ALLL; (ii) within 180 days to not more than 85% of Tier 1 capital plus the ALLL; (iii) within 270 days to not more than 60% of Tier 1 capital plus the ALLL; and (iv) within 360 days to not more than 50% of Tier 1 capital plus the ALLL.  Oceanside Bank met the first target goal (April 7, 2010) as the classified assets cited by the FDIC were $16.2 million at March 31, 2010, or 85.15% of Tier 1 capital plus the ALLL ($19.1 million).  With the ratio of 85.15% as of March 31, 2010, Oceanside Bank should meet the second targeted goal of 85% within 180 days.  Oceanside Bank anticipates needing to increase its Tier 1 capital or successfully work out an appropriate amount of “Substandard” assets to meet the third and fourth targeted ratios.  Oceanside Bank’s management is actively trying to reduce the amount of “Substandard” assets and ABI is exploring strategic alternatives intended to result in increasing Oceanside Bank’s Tier 1 capital.

Beginning with the effective date of the Consent Order, Oceanside Bank may not extend any credit to, or for the benefit of, any borrower who has a loan that has been charged off or classified “Loss” or “Doubtful” and is uncollected.  Additionally, during the life of the Consent Order, Oceanside Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from Oceanside Bank that has been classified “Substandard”, and is uncollected, unless Oceanside Bank documents that such extension of credit is in Oceanside Bank’s best interest.  Prior to, and following, the entry of the Consent Order, Oceanside Bank had not extended, and has no intention of extending, credit to such borrowers in violation of these requirement.  Accordingly, such requirement will not affect Oceanside Bank’s operations.

Within 30 days from the effective date of the Consent Order, Oceanside Bank was required to engage a loan review analyst who shall review all loans exceeding $500,000.  Oceanside Bank has engaged an outside loan review analyst that is expected to begin work in 2010.  In addition, Oceanside Bank has received input as to the quality of individual loans and its loan portfolio in connection with the due diligence process for the proposed merger of ABI with and into JBI.  The results of the due diligence review and the planned outside loan review are expected to assist Oceanside Bank in working out classified assets and may result in positive or negative changes to certain loan classifications.

Within 60 days from the effective date of the Consent Order, Oceanside Bank was required to revise, adopt, and implement a written lending, underwriting, and collection policy to provide effective guidance and control over Oceanside Bank’s lending function.  In addition, Oceanside Bank must obtain complete and current documentation for all loans in Oceanside Bank’s loan portfolio.  Within 30 days from the effective date of the Consent Order, ABI’s board of directors was required to adopt and implement a policy limiting the use of loan interest reserves to certain types of loans.  Oceanside Bank has consistently obtained complete and current documentation for its loans.  Oceanside Bank has developed the required policies, which are expected to assist management in improving the management of the relevant aspects of Oceanside Bank’s operations.

Within 60 days from the effective date of the Consent Order, Oceanside Bank was required to perform a risk segmentation analysis with respect to any other concentration deemed important by Oceanside Bank.  The plan shall establish appropriate commercial real estate (“CRE”) lending risk limits and monitor concentrations of risk in relation to capital.  In February 2009, ABI’s board of directors approved a revised CRE policy that called for a quarterly analysis of CRE and other concentrations.  The first report was completed as of March 31, 2010, and presented to ABI’s board of directors at its April 2010 meeting.  In addition to enhanced CRE tracking, this report measured concentrations of credit by zip code, risk ratings by zip code, loans by NAICS codes for industry concentrations, payment methods (amortizing, interest only, and other), and home equity lines of credit and home equity loans.  This analysis and the cessation of CRE lending in January 2009 did not have any impact on Oceanside Bank’s operations.

Within 30 days from the effective date of the Consent Order, Oceanside Bank is required to formulate and fully implement a written plan and a comprehensive budget.  Within 60 days from the effective date of the Consent Order, Oceanside Bank was required to prepare and submit to the FDIC and the OFR for comment a business strategic plan covering the overall operation of Oceanside Bank.  Oceanside Bank has prepared a strategic plan and budget and submitted them as required.  Since Oceanside Bank has prepared a strategic plan and budget each year since opening, this requirement is not expected to change the nature of Oceanside Bank’s operations.

Within 30 days of the end of each calendar quarter following the effective date of the Consent Order, Oceanside Bank was required to furnish written progress reports to the FDIC and the OFR detailing the form, manner, and results of any actions taken to secure compliance.  Oceanside Bank has and will continue to prepare and submit such reports.  This is expected to have minimal impact on Oceanside Bank’s operations and financial results.

On March 26, 2010, ABI entered into a mutual agreement (“Written Agreement”) with the Federal Reserve Bank of Atlanta (the “Reserve Bank”) to maintain the financial soundness of ABI so that ABI may serve as a source of strength to Oceanside Bank.  ABI and the Reserve Bank agreed as follows:

•
ABI shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation (the “Director”) of the Board of Governors of the Federal Reserve System (the “Board of Governors”).

•	ABI shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from Oceanside Bank without the prior written approval of the Reserve Bank.

•
ABI and its nonbank subsidiary shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director.

•
ABI and any nonbank subsidiary shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

•	ABI shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

•
In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, ABI shall comply with the notice provisions of Section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.).

•	ABI shall comply with the restrictions on indemnification and severance payments of Section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the FDIC’s regulations (12 C.F.R. Part 359).

•
Within 30 days after the end of each calendar quarter following the date of the Written Agreement, ABI’s board of directors is required to submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of the Written Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders’ equity.

Employees

At December 31, 2009, ABI and Oceanside Bank had approximately 44 full-time employees and three part-time employees for a full-time employee equivalent of 45.  The employees are not represented by a collective bargaining unit. ABI and Oceanside Bank consider relations with their employees to be good.

Properties

On October 29, 1996, ABI purchased from an unaffiliated entity the two-story, 3,100 square-foot building at 1315 South Third Street, Jacksonville Beach, Florida, as its main office (“Main Office”).  The Main Office includes three inside teller stations, four drive-up teller windows, an automated teller machine, and on-site parking.  The Main Office is a former Barnett Bank branch office.  ABI purchased the real property for $850,000 and used a portion of the proceeds of the initial offering of ABI’s common stock to add 2,200 square feet to the facility.  ABI originally acquired the Main Office with funds drawn on a line of credit with Columbus Bank and Trust Company, which was repaid out of the proceeds of ABI’s initial offering.  Improvements totaling approximately $483,000, net of disposals, have been made to date.

On June 3, 1998, ABI purchased from SouthTrust Bank, N.A., a 1,968 square-foot building and real estate located at 560 Atlantic Boulevard, Neptune Beach, Florida.  This facility was formerly a branch office of SouthTrust Bank, N.A.  ABI purchased this building for $427,000 and, subsequently spent $105,000 on renovations and upgrades, net of disposals.  This facility includes two offices, three inside teller windows, general lobby space, three drive-up teller windows, an ATM, and on-site parking.  There is no outstanding mortgage loan on this property.

On September 27, 2000, ABI executed a lease for its third banking location, which opened in the third quarter of 2001. This branch is located at 13799 Beach Boulevard, Jacksonville, Florida.  The lease, which commenced upon execution, covers approximately 9,000 square feet. In addition to the branch, other operations of ABI and Oceanside Bank were relocated to this facility.  Rent commenced in May 2002, which was one year from the date of completion of the landlord’s work, and expires ten years thereafter, with two five-year renewal options.  No rent was paid in the first year after completion of the landlord’s work.  ABI acquired an additional 2,200 square feet of rental space during 2004 adjacent to the operations area for its loan operations department.  Scheduled annual rent payments for 2010 through 2011 for the branch and loan operations are:  2010 - $248,000; and 2011 - $84,000.  Building improvements, net of disposals, totaled $952,000.

On August 22, 2002, ABI executed a lease for its newest branch location, which opened December 15, 2003. This branch is located at the intersection of Kernan and Atlantic Boulevards, at 1790 Kernan Boulevard South, Jacksonville, Florida.  The land lease covers approximately 42,000 square feet.  Oceanside Bank constructed the branch building totaling approximately 3,200 square feet at a cost of approximately $1,388,000.  Rent commenced in September 2003.  The lease is for twenty years with two ten-year renewal options.  Scheduled annual rent payments are:  2010-2012 - $84,000; 2013 - $88,000; 2014-2017 - $94,000; 2018 - $100,000; 2019-2022 - $103,000; and 2023 - $68,000.

ABI believes all of its facilities are in good condition and well-maintained.

Legal Proceedings

ABI is periodically a party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to its business and operations. ABI’s management does not believe that there is any pending or threatened proceeding against ABI which, if determined adversely, would have a material adverse effect on ABI’s financial position, or results of operations.  The information regarding Oceanside Bank’s Consent Order and ABI’s written agreement with the Federal Reserve in the section hereof captioned “About ABI – Supervision and Regulation” is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

Management’s discussion and analysis is included to provide the shareholders with an expanded narrative of Atlantic BancGroup, Inc.’s (“ABI”) results of operations, changes in financial condition, liquidity, and capital adequacy.  This narrative should be reviewed in conjunction with the audited consolidated financial statements and notes of ABI included in this proxy statement/prospectus.  Since ABI’s primary asset is its wholly-owned subsidiary, Oceanside Bank (“Oceanside Bank”), most of the discussion and analysis relates to Oceanside Bank.

How ABI Earns Income.  As stated elsewhere herein, ABI’s results of operations are primarily dependent upon the results of operations of Oceanside Bank.  Oceanside Bank conducts commercial banking business consisting of attracting deposits from the general public and applying those funds to the origination of commercial, consumer, and real estate loans (including commercial loans collateralized by real estate).  Profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds).  Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and is dependent upon Oceanside Bank’s interest-rate spread, which is the difference between the average yield earned on ABI’s interest-earning assets and the average rate paid on its interest-bearing liabilities.  When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income.  The factors that influence net interest income include changes in interest rates and changes in the volume and mix of assets and liability balances.  The interest rate spread is impacted by interest rates, deposit flows, and loan demand.  Additionally, and to a lesser extent, Oceanside Bank’s profitability is affected by such factors as the level of noninterest income and expenses, the provision for loan losses, and the effective tax rate.  Noninterest income consists primarily of service fees on deposit accounts, other fee income for banking services, and income from bank-owned life insurance.  Noninterest expense consists of compensation and employee benefits, occupancy and equipment expenses, regulatory assessments, data processing costs, and other operating expenses.

Impact of Inflation.  The consolidated financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurements of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.  Unlike most industrial companies, substantially all of ABI’s assets and liabilities are monetary in nature.  As a result, interest rates have a more significant impact on its performance than the effects of general levels of inflation.  Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.  As discussed previously, ABI seeks to manage the relationships between interest-sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

Critical Accounting Policies and Use of Significant Estimates.  ABI’s consolidated financial statements include the accounts of ABI, Oceanside Bank, and Oceanside Bank’s wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.  The accounting and reporting policies conform with accounting principles generally accepted in the United States of America and to general practices within the banking industry.  ABI’s significant accounting policies are described in Note 1 of the Notes to ABI’s consolidated financial statements for the year ended December 31, 2009 included herein. The majority of these accounting policies do not require ABI’s management to make difficult, subjective, or complex judgments.  However, ABI believes the allowance for loan losses, the valuation of foreclosed assets, the realization of deferred tax assets, other-than-temporary impairments of securities, and the fair value of financial instruments are critical estimates.

Allowance for Loan Losses.  The allowance for loan losses is a valuation allowance for probable or incurred credit losses.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed (that is, a confirmed loss exists).  Subsequent recoveries, if any, are credited to the allowance.

Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components.  The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful (impaired).  The general component covers non-classified loans and is based on historical loss experience adjusted for current trends.

Loans are individually evaluated for impairment, if significant.  A loan is impaired when full payment under the loan terms is not expected.  If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral and accrual of interest is discontinued.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. There is no precise method of predicting specific loan losses or amounts that ultimately may be charged-off.  Also, this evaluation is inherently subjective as it requires estimates hat are susceptible to significant revision as more information becomes available.  The determination that a loan may be uncollectible, in whole or in part, is a matter of judgment.  Similarly, the adequacy of the allowance for loan losses can be determined only on a judgmental basis, after full review, including, consideration of economic conditions and their effect on particular industries and specific borrowers; a review of borrowers’ financial data, together with industry data, their competitive situation, the borrowers’ management capabilities and other factors; a continuing evaluation of the loan portfolio, including monitoring any loans that are identified as being of less than acceptable quality; a detailed analysis, on a quarterly basis, of all impaired loans; and an evaluation of the underlying collateral for secured lending.

ABI maintains a formalized loan review process supported by a credit analysis and control system. ABI intends to maintain the allowance for loan losses at a level sufficient to absorb estimated uncollectible loans and, expects to make periodic additions to the allowance for loan losses, when warranted.

Use of Estimates.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed assets, the realization of deferred tax assets, other-than-temporary impairments of securities, and the fair value of financial instruments.

The determination of the adequacy of the allowance for loan losses is based on estimates that may be affected by significant changes in the economic environment and market conditions.  In connection with the determination of the estimated losses on loans and to support the carrying value of foreclosed assets, ABI obtains independent appraisals for significant collateral.

ABI’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.  Although ABI has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local, state, and national economic conditions that may affect the value of the underlying collateral or the income of the debtor.

While ABI uses available information to recognize losses on loans, further reductions in the carrying amounts of loans or foreclosed assets may be necessary based on changes in economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and the carrying value of foreclosed assets.  Such agencies may require ABI to recognize additional losses based on their judgments about information available to them at the time of their examination.

Management’s determination of the realization of deferred tax assets is based upon management’s judgment of various future events and uncertainties, including the timing, nature, and amount of future income earned by certain subsidiaries and the implementation of various plans to maximize realization of deferred tax assets.

ABI has recorded a deferred tax asset (net of valuation allowances) to recognize the future income tax benefit of operating losses incurred for tax years 2009 and 2008.  Management believes that the tax benefits on the net operating loss carry forwards will be utilized when ABI returns to profitability.  Generally, the net operating losses can be carried forward for up to 20 years.

On November 6, 2009, the “Worker, Homeownership, and Business Assistance Act of 2009” was signed into law, which relaxed the net operating loss carryback rules.  As a result of this law, ABI was able to carryback net operating losses to obtain an estimated tax refund of $1.035 million.

In estimating the carrying value of deferred tax assets, management considered the cumulative loss position, projected taxable income, and available tax strategies in developing the analysis of any required deferred income tax asset valuation as of December 31, 2009 and 2008.

Summary Financial Information as of and for March 31, 2010 and June 30, 2010

        The following financial information and other data should be read together with ABI’s consolidated financial statements and the related notes included herein for the year ended December 31, 2009. The data at and for the three month periods ended March 31, and June 30, 2010 is unaudited; however, in the opinion of management, all adjustments, consisting of normal recurring adjustments, that are necessary for a fair presentation of these periods have been reflected. The results of operations for the three month periods are not necessarily indicative of the results of operations that may be expected for any other period.

ABI 2010 Financial Review (in thousands)

	For the Quarter Ended
Summary of Financial Condition:	June 30, 2010	March 31, 2010
Assets	$274,151	$285,880
Available for sale securities	31,001	31,936
Held to maturity securities	14,986	14,988
Loans, net of allowance for loan losses	185,888	189,593
Deposits	246,069	258,463
Borrowings	15,393	15,593
Stockholders' Equity	9,974	9,273

	For the Quarter Ended
Summary of Earnings:	June 30, 2010	March 31, 2010
Net interest income	$2,143	$2,055
Provision for loan losses	90	872
Noninterest income before security gains	205	180
Security gains	-	21
Noninterest expense	2,094	1,931
Income (loss) before income taxes	164	(547)
Income tax expense (benefit)	(118)	-
Net Income (loss)	282	(547)

	For the Quarter Ended
Profitability and Productivity:	June 30, 2010	March 31, 2010
Return on average assets	0.41%	-0.78%
Return on average equity	11.88%	-23.38%
Net interest margin	3.25%	3.18%
Efficiency ratio	89.18%	86.40%

	For the Quarter Ended
Asset Quality Ratios:	June 30, 2010	March 31, 2010
Net Charge offs	1,745	752
Non-performing assets	8,340	8,706
90 days or more delinquent loans	5,843	6,401
Ratio of net charge offs as a percentage of average loans (annualized)	3.59%	1.51%
Non-performing assets to total assets	3.04%	3.05%
Non-performing loans as a percent of gross loans	3.06%	3.26%
Allowance for loan losses to total loans	2.62%	3.39%

	For the Quarter Ended
Capital Ratios for Oceanside Bank:	June 30, 2010	March 31, 2010
Tier 1 leverage capital	4.64%	4.32%
Tier 1 risk-based capital	6.93%	6.46%
Total risk-based capital	8.20%	7.74%

	For the Quarter Ended
Capital Ratios for Atlantic Bancgroup, Inc. :	June 30, 2010	March 31, 2010
Tier 1 leverage capital	3.42%	3.14%
Tier 1 risk-based capital	5.12%	4.74%
Total risk-based capital	6.39%	6.02%

For the year ended December 31, 2008

Management considered the cumulative losses in 2008 and the anticipated net operating loss for 2009 when determining whether or not to provide a valuation allowance on the deferred tax asset.  The economic conditions and ABI’s level of nonperforming assets were taken into consideration as well, which at December 31, 2009, had stabilized.

At December 31, 2008, management believed that the negative evidence was outweighed by certain positive evidence.  ABI had a prior history of earnings outside of the recent losses and believed that changes have been made to allow ABI to return to an earnings position, including reductions in payroll and other operating costs.  At that time, management believed it was more likely than not that ABI would realize the deferred tax asset through future operating income.  Accordingly, no deferred tax valuation allowance was recorded at December 31, 2008.

For the year ended December 31, 2009

Cumulative losses in recent quarters suggested the need for a valuation allowance.  However, management believed that this negative evidence was partially offset by the following positive evidence, which mitigated the need for reducing the carrying value (net of valuation allowances) to zero:

•
ABI has a prior history of taxable earnings prior to losses that began in 2008. Since inception in 1997, ABI has reported taxable income in 10 of 12 years through 2008, with cumulative taxable income of nearly $9.0 million through 2008.

•
ABI has reported and believes that changes have been made to allow ABI to return to a taxable earnings position, including reductions in payroll and other operating costs.  Within the next 2-5 years, internal projections indicate that book and taxable income are more likely than not to return to levels approaching those prior to 2008.

•
Management has received and considered offers to purchase two of its branch locations and relocate to leased space (or lease-back its existing facilities).  While the sale-leaseback would not likely generate significant book income immediately, the taxable income was projected to exceed $1.3 million.

•
Management and ABI’s board of directors have discussed a tax strategy that would generate taxable income of approximately $1.2 million from the liquidation of bank-owned life insurance policies.  Subsequent to March 31, 2010, Oceanside Bank submitted its request to cash in the life insurance policies.  The proceeds from the cash surrender value, less any charges or fees, will be received in the second and third quarters of 2010.

•	Converting tax-exempt investment income to taxable investment income, which could increase taxable income by almost $1.0 million and book income by $0.4 million.

•	Repurchase of junior subordinated debentures at a discount.

•	Termination of all or a portion of Oceanside Bank’s deferred compensation plan, which would generate up to $1.6 million in book taxable income and reduce the deferred tax asset by $0.6 million.

Based on the above analysis, management believes it is more likely than not that ABI will realize the deferred tax asset of $0.7 million at December 31, 2009 (net of a valuation allowance of $2.8 million) through future operating income and implementation of certain tax strategies.

Interest Rate Risk.  ABI’s asset base is exposed to risk including the risk resulting from changes in interest rates and changes in the timing of cash flows.  Management monitors the effect of such risks by considering the mismatch of the maturities of ABI’s assets and liabilities in the current interest rate environment and the sensitivity of assets and liabilities to changes in interest rates.  ABI has considered the effect of significant increases and decreases in interest rates and believe such changes, if they occurred, would be manageable and would not affect ABI’s ability to hold assets as planned.  However, ABI is exposed to significant market risk in the event of significant and prolonged interest rate changes.

Regulatory Environment.  ABI is subject to regulations of certain federal and state agencies and, accordingly, are periodically examined by those regulatory authorities.  As a consequence of the extensive regulation of commercial banking activities, ABI’s business is particularly susceptible to being affected by federal and state legislation and regulations.

Results of Operations

ABI reported consolidated net losses of $547,000 for the three months ended March 31, 2010.  During the first quarter of 2010, ABI recorded a provision for loan losses of $872,000 versus $234,000 for the three months ended March 31, 2009, based on management’s evaluation of probable loan losses and the overall quality of its loan portfolio.  ABI also expensed deposit insurance assessments of $296,000 in the quarter ended March 31, 2010, as compared with $89,000 in the same period of 2009.  Without these costs, ABI would have likely posted net income for the quarter reflecting its increased net interest income and lower noninterest expenses, excluding deposit insurance assessments.

ABI’s net loss for the three months ended March 31, 2010, was $547,000, as compared with a net loss of $68,000 in the same period of 2009.  In addition to the items discussed above for the first quarter of 2010, ABI continued to improve its liquidity with total cash and cash equivalents, which include interest-bearing deposits, reaching $34.0 million at March 31, 2010, as compared with $31.1 million at December 31, 2009.

Other significant items affecting 2010 results of operations include:

•	A decrease in total loan exposure from $200.7 million to $196.3 million, a decrease of 2.2%.

•	Noninterest expenses, excluding deposit insurance assessments, decreased from $1,714,000 to $1,635,000 for the three months ended March 31, 2009 and 2010, respectively.

•
Net interest income before provision for loan losses increased from $1,764,000 in 2009 to $2,055,000 in 2010, an increase of $291,000, or 16.5%, as a result of an increase in net interest-earning assets of $4.3 million and an increase in ABI’s net interest margin from 3.11% in 2009 to 3.18% in 2010.

•
Higher provisions for loan losses, which totaled $872,000 for the three months ended March 31, 2010, as compared with $234,000 for the same period of 2009, that contributed to an increase in ABI’s allowance for loan and lease losses from 3.25% to 3.39% of total loans outstanding.

•
During the first quarter of 2009, Oceanside Bank reported a write-down of $179,000 on its investment in a correspondent bank, Silverton Bank, National Association.  Silverton Bank was closed by federal regulators on May 1, 2009.  There was no such loss in 2010.

Financial Condition

The following table shows selected ratios for the periods ended or at the dates indicated (annualized for the three months ended March 31, 2010):

	Three Months	Year Ended
	Ended	December 31,
	March 31, 2010	2009

Return on average assets	-0.78%	-2.43%
Return on average equity	-23.38%	-45.70%
Interest-rate spread	2.94%	2.92%
Net interest margin	3.18%	2.98%
Noninterest expenses to average assets	2.74%	2.85%

Average Balances, Income and Expenses, and Rates

The following table depicts, for the periods indicated, certain information related to ABI’s average statements of financial condition and its average yields on assets and average costs of liabilities.  Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities.  Average balances have generally been derived from daily averages (dollars in thousands):

	For the Three Months Ended March 31,
	2010			2009
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate	Balance	Dividends	Rate
Interest-earning assets:
Loans	$199,761	$2,825	5.74%	$207,280	$3,154	6.17%
Investment securities and interest-bearing deposits (1)	74,637	491	3.19%	33,796	343	5.33%
Other interest-earning assets	-	-	0.00%	2,228	1	0.18%

Total interest-earning assets (1)	274,398	3,316	5.04%	243,304	3,498	6.00%

Noninterest-earning assets	11,834			26,124

Total assets	$286,232			$269,428

Interest-bearing liabilities:
Demand, money market and NOW deposits	$90,118	275	1.24%	$53,894	210	1.58%
Savings	2,876	5	0.71%	2,942	7	0.96%
Certificates of deposit	134,632	854	2.57%	142,480	1,399	3.98%
Other borrowings	15,393	127	3.35%	16,860	118	2.84%

Total interest-bearing liabilities	243,019	1,261	2.10%	216,176	1,734	3.25%

Noninterest-bearing liabilities	33,724			36,354
Stockholders’ equity	9,489			16,898
Total liabilities and stockholders’ equity	$286,232			$269,428

Net interest income before provision for loan losses		$2,055			$1,764

Interest-rate spread			2.94%			2.75%
Net interest margin (1)			3.18%			3.11%
Ratio of average interest-earning assets to average interest-bearing liabilities	112.91%			112.55%

(1)	Tax-exempt income has been adjusted to a tax-equivalent basis using an incremental rate of 37.6% for purposes of computing the average yield/rate.

Comparison of Three Months Ended March 31, 2010 and 2009

Interest Income and Expense

Interest Income.  Interest income was $3,316,000 and $3,498,000 for the three months ended March 31, 2010 and 2009, respectively, a decline of $182,000, or 5.2%.  A decrease in yields on average interest-earning assets of 96 basis points more than offset the increase in average earning assets of $31.1 million, or 12.8%.  Substantially all of the increase was due to higher levels of interest-bearing deposits that contributed to the steep decline in yields for investment securities and interest-bearing deposits of 214 basis points.  Average loans decreased $7.5 million over 2009, or 3.6%.  The declining interest rate environment and the effect of increased nonaccrual loans, restructured loans, and other real estate owned contributed to lower yields on average loans of 5.74% versus 6.17%, a decline of 43 basis points.  Average loans, as a percentage of average interest-earning assets, decreased to 72.8% in the first quarter of 2010 as compared with 85.2% in 2009.  The percentage of lower yielding average investment securities and interest-bearing deposits to total interest-earning assets rose to 27.2% in 2010 from 13.9% in 2009.

Interest Expense.  Interest expense was $1,261,000 and $1,734,000 for the three months ended March 31, 2010 and 2009, respectively.  ABI’s average cost of funds for interest-bearing liabilities decreased to 2.10% in 2010 compared with 3.25% over the same period in 2009, an overall decline of 115 basis points.  A shift in the mix of ABI’s interest-bearing deposits, along with decreases in the overall interest rates in ABI’s market area, contributed to the decrease in ABI’s cost of funds.  Certificates of deposit, with an average cost of funds of 2.57% in 2010 and 3.98% in 2009, represented 55.4% of ABI’s total interest-bearing liabilities in 2010 as compared with 65.9% in 2009.  The decline in average certificates of deposit and other interest-bearing liabilities was offset by increases in ABI’s interest-bearing demand deposits, with an average cost of funds of 1.24% in 2010 and 1.58% in 2009, representing 37.1% of ABI’s total interest-bearing liabilities in 2010 as compared with 24.9% in 2009.

Net Interest Income before Provision for Loan Losses.  Net interest income before provision for loan losses was $2,055,000 and $1,764,000 for the three months ended March 31, 2010 and 2009, respectively.  The net interest margin for the first quarter of 2010 was 3.18% versus 3.11% in 2009, which reflected a more effective management of ABI’s interest-bearing assets and liabilities while maintaining an acceptable liquidity position.

The following table sets forth, on a taxable equivalent basis, the effect which varying levels of interest-earning assets and interest-bearing liabilities and the applicable interest rates had on changes in net interest income for the three months period ended March 31, 2010, compared to the same period in 2009.  For purposes of this table, changes which are not solely attributable to volume or rate are allocated to volume and rate on a pro rata basis (dollars in thousands):

	Three Months Ended March 31,
	2010 vs. 2009
	Increase (Decrease) Due to
			Rate/
	Rate	Volume	Volume	Total
Interest-earning assets:
Loans	$(230)	$(115)	$16	$(329)
Investment securities and interest-bearing deposits	(179)	538	(211)	148
Other interest-earning assets	(1)	(1)	1	(1)
Total interest-earning assets	(410)	422	(194)	(182)

Interest-bearing liabilities:
Demand, money market and NOW deposits	(45)	141	(31)	65
Savings	(2)	-	-	(2)
Certificates of deposit	(499)	(77)	31	(545)
Other borrowings	21	(10)	(2)	9
Total interest-bearing liabilities	(525)	54	(2)	(473)

Net interest income	$115	$368	$(192)	$291

Provision for Loan Losses

ABI recorded provisions for loan losses totaling $872,000 and $234,000 for the three months ended March 31, 2010 and 2009, respectively, which management considered appropriate after its assessment of the overall quality of the loan portfolio.  During the first quarter of 2010, ABI replenished its reserves to 3.39% of outstanding loans after recognizing net charge-offs of $0.8 million.  Two loans accounted for 87% of the charge-offs in the quarter.  One loan was transferred to other real estate owned during the quarter, and the other is expected to be transferred during the second quarter of 2010.

Noninterest Income and Expenses

Noninterest Income.  Total noninterest income increased by $146,000, or 265.5% for the three months ended March 31, 2010, to $201,000 compared with $55,000 for the same period in 2009.  The first quarter of 2010 versus 2009 included a reduction in fees and service charges on deposit accounts and other fee income for banking services of $17,000, or 9.5%, and lower realized gain on the sale of securities of $24,000.  These decreases were offset by lower losses on the sale of other real estate owned of $11,000.  In addition, for the three months ended March 31, 2009, ABI recorded a $179,000 loss on restricted stock versus a comparable loss of $-0- in 2010.

Noninterest Expenses.  Management has taken steps to reduce noninterest expenses in areas in which it can without significantly affecting the safety and soundness of ABI’s banking operations.  Salaries and employee benefits decreased $30,000, or 4.1%, in the first quarter of 2010 over 2009.  Expenses of bank premises and fixed assets decreased $17,000, or 6.6%.  Advertising and business development and pension expenses have been reduced, resulting in a decrease in noninterest expenses of $109,000.  Other components of noninterest expenses increased $295,000.  The more significant increases were:

•	Higher professional, legal, and audit expenses of $58,000;

•	Increases in the write-down of other real estate owned of $30,000; and

•	Increases in deposit insurance assessments of $207,000.

Benefit for Income Taxes.  The effective tax rates differ from the federal and state statutory rates of 37.6% principally due to nontaxable investment income for 2010 and 2009 and a deferred tax valuation allowance in 2010 to reduce the expected tax benefit of the net loss to zero.  Tax-exempt income was $160,000 for the first quarter of 2010 as compared with $168,000 in 2009.

An income tax summary follows (dollars in thousands):

	Three Months Ended March 31,
	2010	2009

Book loss before income tax benefit	$(547)	$(218)
Nontaxable interest income, net	(160)	(168)
Deferred tax valuation allowance and other, net	707	(14)
Taxable loss	-	(400)
Tax rate	37.6%	37.6%
Benefit for income taxes	$-	$(150)
Effective rate	0.0%	68.8%

Comparison of Years Ended December 31, 2009 and 2008

Highlights.  As of December 31, 2009, ABI had approximately $297.4 million in total assets, with $200.7 million in total loans, $270.0 million in deposits, and $9.7 million in stockholders’ equity.

The net loss in 2009 was $7,240,000 versus a net loss of $1,927,000 in 2008.  The primary reasons for the change of $5,313,000 in 2009 over 2008 were as follows:

•	ABI’s income from average interest-earning assets decreased 9.4%.

•	ABI’s provision for loan losses increased $1,844,000, or 41.7%, over 2008.

•	Noninterest income declined $758,000, or 50.2% in 2009 over 2008.

•	Noninterest expenses grew $842,000, or 11.0%.

•	The establishment of a deferred tax valuation allowance of $2,768,000 in 2009 caused the income tax provision to increase by $2,019,000.

Interest Income.  Interest income was $13,895,000 and $15,335,000 in 2009 and 2008, respectively.  The decrease of $1.4 million resulted from a decrease in the yield on interest-earning assets in 2009, which was partially offset by growth in ABI’s most significant interest-earning asset, loans, which grew 1.2% from average levels in 2008 to 2009.  Average loans accounted for 81.9% of ABI’s average interest-earning assets in 2009 versus 83.9% in 2008.  ABI’s overall yield on interest-earning assets of 5.68% was down from the 2008 level of 6.49% due to a lower interest rate environment throughout 2009.  ABI’s overall yield on interest-earning assets in 2009 would have been 21 basis points higher, or 5.89%, if not for approximately $533,000 in income earned but not collected on nonaccrual loans.

Interest Expense.  Interest expense was $6.8 million and $8.39 million in 2009 and 2008, respectively.  As a result of the lower interest rate environment during 2009 which was partially offset by ABI’s growth in average interest-bearing liabilities of $33.5 million, or 15.7%, during this period, interest expense decreased 19.0%.  ABI’s cost of funds dropped to 2.76% in 2009 compared with 3.94% in 2008.  Substantially all of the decrease in interest expense was attributable to a decrease in rates, which was partially offset by an increase in average demand deposits of $46.6 million, or 110.8%.  A decrease in average certificates of deposit of $7.8 million, or 5.3%, and in average other borrowings of $5.2 million, or 24.8%, also contributed to the decrease in interest expense.

Net Interest Income.  Net interest income (before provision for loan losses) was $7,095,000 and $6,945,000 for 2009 and 2008, respectively, an increase of 2.2% from 2008 to 2009.  The average balances, interest income and expense, and the average rates earned and paid for assets and liabilities are found in the tables that follow.

ABI’s net interest margin was lower (2.98% in 2009 compared with 3.03% in 2008), which reflects its growth in deposits, net of a decrease in other borrowings, of $33.5 million, or 15.7%, versus a slower rate of growth for interest-earning assets of $9.1 million, or 3.8%.  The increase in net interest income of $150,000 was impacted by the significant increase in lower earning demand deposits and decreased by the declining rates.

Provision for Loan Losses.  A provision for loan losses of $6,268,000 was recorded in 2009, reflecting ABI’s assessment of the needed level of the allowance for loan losses.  This assessment is based on management’s evaluation of probable loan losses and considers the overall quality of the loan portfolio. The increase in the provision for loan losses in 2009 versus the 2008 level of $4,424,000 was due to unfavorable trends in most measures of loan portfolio quality, including the growth in impaired, nonaccrual, and other restructured loans.  Net charge-offs in 2009 were $3,736,000 as compared with $2,594,000 in 2008, an increase of $1,142,000.

Noninterest Income.  Noninterest income decreased $758,000, or 50.2%, to $751,000 in 2009 from $1,509,000 in 2008 primarily as a result of:

•	A decrease in gains on the sale of securities from $346,000 to $56,000;

•	Losses on the sale of foreclosed assets of $142,000 in 2009 versus a gain of $4,000 in 2008; and

•	A loss of $179,000 on restricted stock issued by a correspondent bank that was taken over by the FDIC in 2009.

Noninterest Expenses.  Total noninterest expenses increased to $8,491,000 in 2009 compared to $7,649,000 for 2008, an increase of $842,000, or 11.0%.  The more significant increases during 2009 over 2008 follow:

•	The cost of deposit insurance assessments soared from $229,000 in 2008 to $1,014,000 in 2009, an increase of $785,000, or 342.8%, as a result of increased assessments from the FDIC.

•
Processing and settlement fees increased from $773,000 in 2008 to $836,000 in 2009, an increase of $63,000, or 8.2%.  Through 2008, statements were rendered in-house and the expense was recorded as postage, stationery, and supplies.  At the beginning of 2009, the statement rendering process was outsourced and all related costs were recorded as processing and settlement fees.  As a result, there was a reduction in postage, stationery, and supplies in 2009.

•	ABI expensed $177,000 in 2009 for costs to raise capital to meet regulatory requirements versus $-0- in 2008.

•	The write-down of other real estate owned totaled $586,000 in 2009 versus $315,000 in 2008, as a result of the continued decline in real estate values in 2009.

•
Professional, legal, and accounting fees were $589,000 in 2009 versus $459,000 in 2008, an increase of $130,000, or 28.3%, as a result of increased costs of corporate governance, regulatory compliance, and addressing regulatory enforcement actions.

As a result of cost-cutting measures to improve profitability, the following costs decreased during 2009:

•	Salaries and employee benefits decreased by $282,000, or 9.0%.

•	Expenses of bank premises and fixed assets decreased by $63,000, or 5.8%.

•	Directors fees were eliminated, decreasing costs by $78,000.

•	Advertising and business development decreased by $50,000, or 34.5%. Stationery, printing, and supplies decreased by $36,000, or 33.6%.

Provision for Income Taxes.  The income tax provision was $327,000 for 2009, an effective rate of (4.7)%.  This compares with an effective rate of 46.8% for 2008.  The effective tax rate for 2009 differs from the federal and state statutory rates principally due to the establishment of a valuation allowance for the deferred tax asset of $2,768,000.  The effective tax rate in 2008 differs from the federal and state statutory rates principally due to nontaxable investment income.

Comparison of Years Ended December 31, 2008 and 2007

Highlights.  As of December 31, 2008, ABI had grown to approximately $268.0 million in total assets, with $207.1 million in total loans, $239.8 million in deposits, and $16.9 million in stockholders’ equity.

The net loss in 2008 was $1,927,000 versus net income of $1,406,000 in 2007.  The primary reasons for the change of $3,333,000 in 2008 over 2007 were as follows:

•	Interest and fees on loans totaled $13,637,000 in 2008 compared with $15,255,000 in 2007, a decrease of $1,618,000, or 10.6%. Other interest income also declined $415,000 in 2008 over 2007, or 19.6%.

•	ABI’s income from average interest-earning assets decreased 11.7%.

•	ABI’s total interest expense decreased $1,201,000, or 12.5%.

•	Net interest income declined by $832,000 in 2008 from 2007.

•	Noninterest income grew $390,000, or 34.9% in 2008 over 2007.

•	Noninterest expenses grew $1,236,000, or 19.3%.

Interest Income.  Interest income was $15,335,000 and $17,368,000 in 2008 and 2007, respectively.  The decrease of $2.0 million resulted from a decrease in the yield on interest-earning assets in 2008, which was partially offset by growth in ABI’s most significant interest-earning asset, loans, which grew 8.6% from average levels in 2007 to 2008.  Average loans accounted for 83.9% of ABI’s average interest-earning assets in 2008 versus 80.4% in 2007.  ABI’s overall yield on interest-earning assets of 6.49% was down from the 2007 level of 7.60% due to a lower interest rate environment throughout 2008.  ABI’s overall yield on interest-earning assets in 2008 would have been 7 basis points higher, or 6.56%, if not for approximately $176,000 in income earned but not collected on nonaccrual loans.

Interest Expense.  Interest expense was $8,390,000 and $9,591,000 in 2008 and 2007, respectively.  As a result of the lower interest rate environment during 2008 which was partially offset by ABI’s growth in average interest-bearing liabilities of $13.9 million, or 7.0%, during this period, interest expense decreased 12.5%.  ABI’s cost of funds dropped to 3.94% in 2008 compared with 4.82% in 2007.  Substantially all of the decrease in interest expense was attributable to a decrease in rates, which was partially offset by an increase in average certificates of deposit of $17.3 million, or 13.4%.

Net Interest Income.  Net interest income (before provision for loan losses) was $6,945,000 and $7,777,000 for 2008 and 2007, respectively, a decrease of 10.7% from 2007 to 2008.  The average balances, interest income and expense, and the average rates earned and paid for assets and liabilities are found in the tables that follow.

ABI’s net interest margin was lower (3.03% in 2008 compared with 3.49% in 2007), which reflects the smaller decrease in its cost of funds (88 basis points) versus the decrease in its yield on interest-earning assets (111 basis points).  The decrease in net interest income of $832,000 was impacted by the declining rate environment, while the net interest margin was most impacted by the increase in certificates of deposit of 13.4%.  Certificates of deposit account for 76.5% of all interest-bearing deposits in 2008 as compared with 73.5% in 2007.

Provision for Loan Losses.  A provision for loan losses of $4,424,000 was recorded in 2008, reflecting ABI’s assessment of the needed level of the allowance for loan losses.  This assessment is based on management’s evaluation of probable loan losses and considers the overall quality of the loan portfolio.  The increase in the provision for loan losses in 2008 versus the 2007 level of $629,000 was due to unfavorable trends in most measures of loan portfolio quality, including the growth in impaired and nonaccrual loans and other nonperforming assets, which increased $4.2 million in 2008, or 65.9%.  Other real estate owned of $3.4 million at December 31, 2008, accounted for 81.1% of the increase.  Included in other real estate owned is a condominium development at Jacksonville Beach with nine units remaining at December 31, 2008.  Of the original 14 units acquired in foreclosure in the first quarter of 2008, five units sold in the remainder of 2008, leaving a carrying value of $2.0 million at December 31, 2008.  In the first quarter of 2009, two additional units have sold for net proceeds in excess of the individual carrying value of the units sold.  Net charge-offs in 2008 were $2,594,000 as compared with $59,000 in 2007, an increase of $2,535,000.

Noninterest Income.  Noninterest income increased $390,000, or 34.9%, to $1,509,000 in 2008 from $1,119,000 in 2007 primarily as a result of gains on the sale of securities of $346,000 in the fourth quarter of 2008.

Noninterest Expenses.  Total noninterest expenses increased to $7,649,000 in 2008 compared to $6,413,000 for 2007, an increase of $1,236,000, or 19.3%.  The more significant increases during 2008 over 2007 follow:

•	Expenses related to other real estate owned totaled $807,000 in 2008 versus $-0- in 2007, as a result of losses and ongoing expenses on properties that Oceanside Bank obtained title in 2008.

•
Professional, legal, and audit fees were $459,000 in 2008 versus $264,000 in 2007, an increase of $195,000, or 73.9%, as a result of increased costs of corporate governance and regulatory compliance matters.

•
Pension expense totaled $294,000 in 2008, an increase of 63.3% from 2007.  This increase of $114,000 was more than offset by the net increase in the cash surrender value of the life insurance policies, which totaled $206,000.

•	Regulatory assessments increased by $60,000, or 35.5%, from 2007 to 2008 due to increased cost of maintaining the FDIC insurance fund.

Provision for Income Taxes.  The income tax benefit was $1,692,000 for 2008, an effective rate of 46.8%.  This compares with an effective rate of 24.2% for 2007.  The effective tax rates in 2008 and 2007 differ from the federal and state statutory rates principally due to nontaxable investment income.  The growth of tax-exempt income in 2008 over 2007 of 13.1%, compared with the overall decline in taxable interest, which contributed to the swing in the effective tax rate.

Average Balances/Yield Analysis (dollars in thousands):

	Years Ended December 31,
	2009			2008			2007
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans (1)	$206,188	$12,354	5.99%	$203,675	$13,637	6.70%	$187,544	$15,255	8.13%
Securities and deposits (2)	45,015	1,540	4.31	36,995	1,663	5.59	41,696	1,886	5.38
Other interest-earning assets (3)	549	1	0.18	1,978	35	1.77	4,099	227	5.54
Total interest-earning assets (2)	251,752	13,895	5.68%	242,648	15,335	6.49%	233,339	17,368	7.60%

Noninterest-earning assets	46,326			17,381			14,335

Total assets	$298,078			$260,029			$247,674

Interest-bearing liabilities:
Demand deposits	$88,744	1,530	1.72%	$42,108	996	2.37%	$42,858	1,683	3.93%
Savings	2,858	28	0.99	2,988	33	1.10	3,751	56	1.49
Certificates of deposit	138,791	4,710	3.39	146,595	6,741	4.60	129,313	6,726	5.20
Other borrowings	15,833	532	3.36	21,046	620	2.95	22,888	1,126	4.92

Total interest-bearing liabilities	246,226	6,800	2.76%	212,737	8,390	3.94%	198,810	9,591	4.82%

Noninterest-bearing liabilities	36,011			28,718			30,778
Stockholders’ equity	15,841			18,574			18,086

Total liabilities and stockholders’ equity	$298,078			$260,029			$247,674

Net interest income (before provision for loan losses)		$7,095			$6,945			$7,777

Interest-rate spread (4)			2.92%			2.55%			2.78%

Net interest margin (2) (5)			2.98%			3.03%			3.49%

Ratio of average interest-earning assets to average interest-bearing liabilities	102.24%			114.06%			117.37%

(1)
Average loan balances include nonaccrual loans, which averaged (in thousands) $7,031, $5,130, and $5,853 in 2009, 2008, and 2007, respectively.  Average loans are net of deferred fees.  Loan fees (in thousands) were $206, $416, and $536 in 2009, 2008, and 2007, respectively.  Loan yields have been reported in total since a substantial portion of loans are secured by real estate.

(2)	Tax-exempt income has been adjusted to a tax-equivalent basis using an incremental rate of 37.6%. Includes interest-earning deposits.
(3)	Includes federal funds sold.
(4)	Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin is net interest income divided by average interest-earning assets.

Rate/Volume Analysis (dollars in thousands):

	Year Ended December 31,
	2009 vs. 2008
	Increase (Decrease) Due to
			Rate/
	Rate	Volume	Volume	Total
Interest-earning assets:
Loans (1)	$(1,433)	$168	$(18)	$(1,283)
Securities and other deposits	(398)	360	(85)	(123)
Other interest-earning assets (2)	(31)	(25)	22	(34)
Total interest-earning assets	(1,862)	503	(81)	(1,440)

Interest-bearing liabilities:
Demand deposits	(270)	1,103	(300)	533
Savings	(3)	(1)	-	(4)
Certificates of deposit	(1,766)	(359)	94	(2,031)
Other borrowings	87	(154)	(21)	(88)
Total interest-bearing liabilities	(1,952)	589	(227)	(1,590)

Net interest income	$90	$(86)	$146	$150

	Year Ended December 31,
	2008 vs. 2007
	Increase (Decrease) Due to
			Rate/
	Rate	Volume	Volume	Total
Interest-earning assets:
Loans (1)	$(2,698)	$1,312	$(232)	$(1,618)
Securities and other deposits	(12)	(213)	2	(223)
Other interest-earning assets (2)	(154)	(117)	79	(192)
Total interest-earning assets	(2,864)	982	(151)	(2,033)

Interest-bearing liabilities:
Demand deposits	(669)	(29)	11	(687)
Savings	(15)	(11)	3	(23)
Certificates of deposit	(780)	899	(104)	15
Other borrowings	(452)	(91)	37	(506)
Total interest-bearing liabilities	(1,916)	768	(53)	(1,201)

Net interest income	$(948)	$214	$(98)	$(832)

(1)	Average loan balances include nonaccrual loans.
(2)	Includes federal funds sold.

Weighted Average Yield or Rate:

	For the Years Ended December 31,
	2009	2008	2007
Interest-earning assets:
Loans, net	5.99%	6.70%	8.13%
Investment securities	4.31	5.59	5.38
Other interest-earning assets	0.18	1.77	5.54
All interest-earning assets	5.68	6.49	7.60
Interest-bearing liabilities:
NOW deposits	0.27	0.70	1.31
Money market deposits	2.23	2.77	4.22
Savings	0.99	1.10	1.49
Certificates of deposit	3.39	4.60	5.20
Other borrowings	3.36	2.95	4.92
All interest-bearing liabilities	2.76	3.94	4.82
Interest-rate spread	2.92	2.55	2.78
Net interest margin	2.98	3.03	3.49

Change in Mix of Interest-Earning Assets and Interest-Bearing Deposits and Other Borrowings (dollars in thousands):

	At December 31,
	2009		2008		2007
		Percent		Percent		Percent
	Average	to	Average	to	Average	to
	Balance	Total	Balance	Total	Balance	Total
Interest-earning assets:
Loans, net	$206,188	81.9%	$203,675	83.9%	$187,544	80.4%
Investment securities	45,015	17.9%	36,995	15.3%	41,696	17.9%
Other	549	0.2%	1,978	0.8%	4,099	1.7%

Total interest-earning assets	$251,752	100.0%	$242,648	100.0%	$233,339	100.0%

Interest-bearing deposits:
Demand deposits	$88,744	31.6%	$42,108	17.5%	$42,858	18.8%
Savings	2,858	1.0%	2,988	1.2%	3,751	1.7%
Certificates of deposit	138,791	49.5%	146,595	61.0%	129,313	56.7%

Total interest-bearing deposits	230,393	82.1%	191,691	79.7%	175,922	77.2%

Noninterest-bearing deposits	34,438	12.3%	27,504	11.5%	29,335	12.9%

Total deposits	264,831	94.4%	219,195	91.2%	205,257	90.1%

Other borrowings	15,833	5.6%	21,046	8.8%	22,888	9.9%

Total deposits and other borrowings	$280,664	100.0%	$240,241	100.0%	$228,145	100.0%
Loan Portfolio

Average loans receivable were $206,188,000 for the year 2009 as compared to $203,675,000 for 2008, an increase of 1.2%.  The year-to-year average increase in 2008 over 2007 was 8.6%.  Management believes the growth in loans was directly attributable to the growth in ABI’s branch network, community acceptance, and the reputations of ABI’s lending team despite a significant downturn in economic conditions in ABI’s market area during 2009 and 2008.  The following provides an analysis of ABI’s loan distribution at the end of 2005 - 2009.  Loans that are secured by real estate include residential and nonresidential mortgages and home equity loans to individuals.

Loan Portfolio (dollars in thousands):

	At December 31,
	2009	%	2008	%	2007	%	2006	%	2005	%
Real estate
Construction, land development, and other land	$32,455	16%	$39,135	19%	$53,197	25%	$51,598	29%	$37,905	25%
1-4 family residential	56,900	28%	57,814	28%	45,708	23%	38,018	22%	31,997	21%
Multifamily residential	2,902	1%	4,481	2%	1,784	1%	2,489	1%	3,051	2%
Commercial	93,455	47%	88,762	43%	86,785	42%	68,588	39%	62,612	41%
Total real estate	185,712	92%	190,192	92%	187,474	91%	160,693	91%	135,565	89%
Commercial	11,703	6%	13,314	6%	11,485	6%	11,214	6%	11,901	8%
Consumer and other loans	3,315	2%	3,548	2%	5,138	3%	5,828	3%	5,400	3%
Total loans	200,730	100%	207,054	100%	204,097	100%	177,735	100%	152,866	100%
Less:
Less, deferred fees	(12)		(25)		(37)		(27)		(63)
Less, allowance for loan losses	(6,531)		(3,999)		(2,169)		(1,599)		(1,552)

	$194,187		$203,030		$201,891		$176,109		$151,251

The following tables show the maturity data for loans receivable.

Contractual Loan Maturities at December 31, 2009 (dollars in thousands):

	1 Year	1 Through	After
	or Less	5 Years	5 Years	Total
Real estate
Construction, land development, and other land	$18,734	$12,256	$1,465	$32,455
1-4 family residential	30,616	14,523	11,761	56,900
Multifamily residential	1,349	360	1,193	2,902
Commercial	21,231	42,801	29,423	93,455
Total real estate	71,930	69,940	43,842	185,712
Commercial	4,486	6,021	1,196	11,703
Consumer and other loans	695	2,380	240	3,315

Total loan portfolio	$77,111	$78,341	$45,278	$200,730

Loans with maturities over one year:
Fixed rate				$78,478
Variable rate				45,141

Total maturities greater than one year				$123,619

Loan Maturities or Next Repricing Date at December 31, 2009, excluding nonaccrual loans (dollars in thousands):

Three months or less	$57,519
Over three months through twelve months	23,128
Over one year through three years	68,955
Over three years through five years	28,418
Over five years	15,995

$194,015

Loans Originated and Repaid (dollars in thousands):

	Years Ended December 31,
	2009	2008	2007	2006	2005
Originations:
Real estate loans
Construction, land development, and other land	$743	$8,052	$19,007	$39,551	$33,561
1-4 family residential	1,537	14,563	13,262	15,744	12,518
Multifamily residential	-	-	-	-	-
Commercial	4,763	2,946	18,632	17,548	13,180
	7,043	25,561	50,901	72,843	59,259
Commercial	1,846	2,971	2,678	4,452	4,364
Consumer and other loans	1,160	835	2,047	2,807	2,263
Total	10,049	29,367	55,626	80,102	65,886
Principal reductions, net (1)	(16,373)	(26,410)	(29,264)	(55,233)	(42,895)

Increase (decrease) in total loans	$(6,324)	$2,957	$26,362	$24,869	$22,991

(1)	Includes charge-offs, loans transferred to other real estate owned, and advances and repayments on revolving lines of credit.

Asset Quality

Generally, interest on loans accrues and is credited to income based upon the principal balance outstanding.  Management’s policy is to discontinue the accrual of interest income and classify a loan as nonaccrual when principal or interest is past due 90 days or more and the loan is not adequately collateralized, or when in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the obligation.  Interest accrued and unpaid at the time a loan is placed on nonaccrual status is charged against interest income. Subsequent payments received are applied to the outstanding principal balance.  Consumer installment loans are generally charged-off after 90 days of delinquency unless adequately collateralized and in the process of collection.  Loans are not returned to accrual status until principal and interest payments are brought current and future payments appear reasonably certain.

Real estate acquired as a result of foreclosure, or by deed in lieu of foreclosure, is classified as other real estate owned.  Other real estate owned is recorded at the lower of cost or fair value less estimated selling costs, and the estimated loss, if any, is charged to the allowance for loan losses at the time the loan is transferred to other real estate owned.  Further allowances for losses in other real estate owned are recorded at the time management believes additional deterioration in value has occurred.  Gains or losses on the sale of other real estate owned are recognized in the period closed.  However, gains on the sale of units in a real estate development project may be deferred until management is reasonably certain that its investment in the remaining units will not result in losses.  For example, regulatory guidelines require that ABI value real estate development projects of five or more units at its appraised bulk sale value.  Since the units may not be identical in size, location, or amenities, any allocation of the total bulk sale value to individual units is arbitrary.  Furthermore, if ABI has taken over a real estate development, it may have ongoing expenditures that benefit sold and remaining units.  Accordingly, ABI may view the real estate development as one project and only record gains when it is assured that no significant losses are inherent in the remaining units.

During the first quarter of 2008, ABI foreclosed on a 17-unit condominium project in Jacksonville Beach, Florida.  At the time of foreclosure, 14 units remained unsold.  Subsequent to ABI’s acquisition of this OREO, it sold two units in the first quarter of 2008 ($69,000 estimated gain), one unit in the second quarter of 2008 ($18,000 estimated gain), and two units in the fourth quarter of 2008 ($3,000 estimated gain).  The estimated potential gains of approximately $90,000 were based on an arbitrary allocation of total carrying value divided by square footage.  However, because ABI was not reasonably certain that its remaining investment would be recovered from sales of the remaining nine units, no gain was recorded on the sale of the five units during 2008.  Furthermore, in the fourth quarter of 2008, due to ongoing expenditures in the project and continued deterioration in the local real estate market, ABI recorded a charge to earnings of $315,000, leaving a carrying value of $2,022,000 at December 31, 2008.  This carrying value was based on management’s estimate of the fair value less costs to sell the remaining 9 units.  Accordingly, no deferred gain existed at December 31, 2008.  ABI did not believe it prudent to record gains on the sale of the five units while posting a write-down on the remaining nine units within the same calendar year given the uncertainty over the carrying value of this OREO in this economic environment.

In the first half of 2009, two additional units were sold ($97,000 estimated gain), leaving seven remaining units at December 31, 2009, with a current carrying value of $1,273,000 (net of write-downs totaling $300,000 in December 2009).

Accounting Standards Codification 310-10-35, Receivables, considers a loan to be impaired if it is probable that all amounts due under the contractual terms of the loan agreement will not be collected.  If a loan is considered impaired, its value generally should be measured based on the present value of expected cash flows discounted at the loan’s effective interest rate.  As a practical expedient, however, the loan’s value may be based on:

•	the loan’s market price; or

•	the discounted fair value of the loan’s collateral, less estimated costs to sell, if the collateral is expected to be the sole source of repayment.

If the value of the loan is less than the recorded investment in the loan, a loss should be recognized by recording a valuation allowance and a corresponding increase to the provision for loan losses.

Situations may occur where:

•	ABI receives physical possession of a debtor’s assets regardless of whether formal foreclosure proceedings have been initiated or completed; or

•	the debtor has effectively surrendered control of the underlying collateral in contemplation of foreclosure.

These situations are referred to as “in-substance foreclosures.”  GAAP recognizes the practical problems of accounting for the operation of an asset the creditor does not possess, and states that a loan for which foreclosure is probable should continue to be accounted for as a loan.

ABI has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem loans.  ABI’s judgment as to the adequacy of the allowance is based upon a number of assumptions about future events that ABI believes to be reasonable, but which may or may not be valid.  Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required.

Asset Classification.  Commercial banks are required to review and, when appropriate, classify their assets on a regular basis.  The State of Florida and the FDIC have the authority to identify problem assets and, if appropriate, require them to be classified or require a harsher classification than management has assessed.  There are three classifications for problem (or classified) assets: substandard, doubtful, and loss.  Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected.  Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values questionable, and there is a high possibility of loss.  An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted.  If an asset or portion thereof is classified as loss, the insured institution establishes a specific reserve for the full amount of the portion of the asset classified as loss.  All or a portion of general loss allowances established to cover possible losses related to assets classified as substandard or doubtful may be included in determining an institution’s regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital.

Assets that do not warrant classification in the aforementioned categories, but possess weaknesses, are classified by ABI as special mention and monitored.  ABI also monitors other loans based on a variety of factors and internally designate these loans with risk grades reflective of its estimated level of risk.

Management monitors ABI’s loan portfolio throughout the month for classification changes.  Each quarter, ABI performs a detailed internal review to determine an appropriate level of reserves to set aside for probable losses in its loan portfolio.  ABI supplements its internal reviews with semiannual external loan review performed by an independent public accounting firm.  The regulatory agencies also have the authority to require additional levels of reserves if they deem necessary despite management’s best efforts to establish an appropriate level of reserves consistent with generally accepted accounting principles.  Sometimes ABI’s collective assessments from internal and loan reviews may differ from the regulatory assessment.

For regulatory and internal reporting purposes including its ALLL methodology, ABI tracks the following loan pools or loan types: commercial real estate, residential real estate, commercial, and consumer and other loans.  For regulatory and ALLL purposes, the following summarizes ABI’s classified loans at December 31, 2009 and March 31, 2010 (dollars in thousands)

December 31, 2009	Classified Loans
	Substandard	Doubtful	Loss	Total
Commercial real estate	$24,552	$1,350	$-	$25,902
Residential real estate	4,369	-	-	4,369
Total real estate	28,921	1,350	-	30,271
Commercial	494	-	-	494
Consumer and other loans	83	-	-	83
Total	$29,498	$1,350	$-	$30,848

March 31, 2010	Classified Loans
	Substandard	Doubtful	Loss	Total
Commercial real estate	$25,663	$1,350	$-	$27,013
Residential real estate	4,631	-	-	4,631
Total real estate	30,294	1,350	-	31,644
Commercial	469	-	-	469
Consumer and other loans	78	-	-	78
Total	$30,841	$1,350	$-	$32,191

Other classified assets include other real estate owned and foreclosed assets are considered classified assets, which totaled $1,727,000 and $2,305,000 at December 31, 2009 and March 31, 2010, respectively.

Allowance for Loan Losses.  The allowance for loan losses is established through a provision for loan losses charged against income.  Loans are charged against the allowance when ABI believes that the collectibility of principal is unlikely.  The provision is an estimated amount that ABI believes will be adequate to absorb probable losses inherent in the loan portfolio based on evaluations of its collectibility.  The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, specific problem loans and commitments, and current anticipated economic conditions that may affect the borrower’s ability to pay.  While ABI uses the best information available to recognize losses on loans, future additions to the provision may be necessary based on changes in economic conditions.  A summary of balances in the allowance for loan losses and key ratios follows (dollars in thousands):

	Months Ended	Months Ended
	March 31, 2010	December 31, 2009

End of period loans (net of deferred fees)	$196,244	$200,718
End of period allowance for loan losses	$6,651	$6,531
% of allowance for loan losses to total loans	3.39%	3.25%
Average loans for the period	$199,761	$206,188
Net charge-offs as a percentage of average loans for the period (annualized for 2010)	1.51%	1.81%
Nonperforming assets:
Nonaccrual loans	$6,282	$6,715
Loans past due 90 days or more and still accruing	119	8
Nonperforming loans	6,401	6,723
Foreclosed real estate	2,305	1,727
	$8,706	$8,450

Nonperforming loans to period end net loans	3.26%	3.35%
Nonperforming assets to period end total assets	3.05%	2.84%

The following summarizes ABI’s classified loans by loan pools and the amounts reserved as of December 31, 2009 and March 31, 2010 (dollars in thousands):

	Classified Loans
	Substandard	Doubtful	Loss	Total
December 31, 2009
Loan Balances by Loan Pools
Commercial real estate	$24,552	$1,350	$-	$25,902
Residential real estate	4,369	-	-	4,369
Total real estate	28,921	1,350	-	30,271
Commercial	494	-	-	494
Consumer and other loans	83	-	-	83
Total loan balances	$29,498	$1,350	$-	$30,848

ALLL - Reserves by Loan Pools
Commercial real estate	$3,621	$430	$-	$4,051
Residential real estate	2,223	-	-	2,223
Total real estate	5,844	430	-	6,274
Commercial	194	-	-	194
Consumer and other loans	63	-	-	63
Total reserves by loan pools	$6,101	$430	$-	6,531
Unallocated				-
Total ALLL				$6,531
March 31, 2010
Loan Balances by Loan Pools
Commercial real estate	$25,663	$1,350	$-	$27,013
Residential real estate	4,631	-	-	4,631
Total real estate	30,294	1,350	-	31,644
Commercial	469	-	-	469
Consumer and other loans	78	-	-	78
Total loan balances	$30,841	$1,350	$-	$32,191

ALLL - Reserves by Loan Pools
Commercial real estate	$3,330	$430	$-	$3,760
Residential real estate	2,637	-	-	2,637
Total real estate	5,967	430	-	6,397
Commercial	123	-	-	123
Consumer and other loans	55	-	-	55
Total reserves by loan pools	$6,145	$430	$-	6,575
Unallocated				76
Total ALLL				$6,651

ABI’s management maintains a list of monitored loans risk-rated substandard or lower (referred to as “classified loans”).  At March 31, 2010, ABI had 63 loans totaling approximately $32.2 million classified as substandard, doubtful, or loss.  At March 31, 2010, management had provided specific reserves totaling $4.3 million for loans risk-rated substandard or worse.   ABI’s internally-classified loans increased 4.4% from December 31, 2009, levels of $30.8 million.  ABI’s nonperforming assets also increased 3.0%, which included an increase in other real estate owned and foreclosed assets of $0.6 million, or 33.5%, due to one loan transferred to other real estate owned.

Included in ABI’s total classified loans of $32.2 million at March 31, 2010, ABI internally monitors classified loans that ABI believes continue to meet the regulatory definition of performing loans.  While ABI may experience losses, many of these loans are believed to be well-secured and making payments.  On October 30, 2009, the federal regulatory agencies issued a policy statement on prudent CRE loan workouts that may result in a removal of certain CRE loans currently classified as substandard with potential collateral shortfalls but with documented capacity of the borrower to service the current principal and interest payments.

At December 31, 2009, management had 57 classified loans totaling approximately $30.8 million, as compared with 50 classified loans totaling $28,5 million at December 31, 2008, 28 classified loans totaling $8.0 million at December 31, 2007, and 15 classified loans totaling $4.5 million at December 31, 2006.

Many of the loans risk-rated substandard are currently performing with no expectation that ABI will suffer any loss; however, ABI monitors these loans because some of them are collateral-dependent and the current status of the borrower’s liquidity and cash flow have not been confirmed.  Because some of these loans exhibit well-defined credit weaknesses, ABI may incur losses if the underlying collateral declines in value beyond its expectations or the borrower’s financial condition deteriorates and payments are not made as agreed.

Consent Order.  The following summarizes the classified loans and assets identified by the FDIC in November 2008 and the timing of the anticipated reductions as required under the Consent Order executed January 7, 2010 (dollars in thousands):

	Asset Classifications
	Substandard	Doubtful	Loss	Total
Loans identified by FDIC in November 2008 Exam	$23,547	$-	$1,217	$24,764
Classified OREO and other assets identified by FDIC in November 2008 Exam	3,042	-	781	3,823
Total classified assets identified by FDIC in November 2008 Exam	$26,589	$-	$1,998	$28,587

Classified assets to be eliminated from books within 30 days from receipt of report	$-	$-	$1,998	$1,998

	Number of Days from Date of Consent Order
	(January 7, 2010)
	90 Days	180 Days	270 Days	360 Days
Allowable % of classified assets from November 2008 Exam to Tier 1 Capital plus ALLL	100%	85%	60%	50%
Tier 1 capital plus ALLL at March 31, 2010	$19,050	N/A	N/A	N/A
Target for remaining balance of classified assets under Consent Order based on March 31, 2010 (1)	$19,050	$16,193	$11,430	$9,525
Remaining balance of classified assets at March 31, 2010	$16,221	N/A	N/A	N/A
Percentage	85.1%	N/A	N/A	N/A
Target has been met	Yes	N/A	N/A	N/A

(1)   Tier 1 capital plus ALLL calculated at end of period

The following shows the composition of the assets classified by the FDIC in its November 2008 Exam (dollars in thousands):

	Asset Classifications
Assets Classified by FDIC in November 2008 Exam	Substandard	Doubtful	Loss	Total
Commercial real estate	$19,422	$-	$1,110	$20,532
Residential real estate	1,472	-	-	1,472
Total real estate	20,894	-	1,110	22,004
Commercial	2,584	-	93	2,677
Consumer and other loans	69	-	14	83
Total	23,547	-	1,217	24,764
Other real estate owned	2,967	-	781	3,748
Other foreclosed assets	75	-	-	75
	$26,589	$-	$1,998	$28,587

Twelve loan relationships accounted for 95% of the classified loans and 2 foreclosed real estate properties accounted for 85% of the other classified assets.  The composition of these loan relationships and other real estate owned (each in excess of $500,000) follows (dollars in thousands):

	Classified Loans		OREO
Commercial real estate	$19,989	85%	$2,444	76%
Residential real estate	880	4%	790	24%
Commercial	2,557	11%	-	0%
Consumer and other loans	-	0%	-	0%
	$23,426	100%	$3,234	100%

Twelve of the classified loans were on nonaccrual status, which amounted to 30% of the classified loans, and six other loans were past due, or 11% of the classified loans.  The issues identified by the FDIC that gave rise to the loan classifications included:

•	Weakening economic conditions in Oceanside’s real estate market,
•	Inappropriate concentrations of commercial real estate, which was slightly over the regulatory guidelines at the time of the FDIC November 2008 Exam,
•	The likelihood of continued asset deterioration,
•	Loans with little or no principal reductions (including interest-only loans),
•	Loans originated to renovate or develop real estate where the project had stalled because of the significant downturn in Oceanside’s trade area,
•	Slow or stalled sales of real estate collateral,
•	Marginal or insufficient collateral coverage, and
•	Strained borrower and/or guarantor cash flow and liquidity due to the recent downturn in the economy, the falling stock market, and rising unemployment.

Since the identification of classified assets by the FDIC in its November 2008 Exam, ABI has disposed of approximately 50% of the original balances (see below).  Of this net reduction, approximately 51% was related to improved performance and risk-rating of the formerly classified loan and approximately 39% was attributable to charge-offs or write-downs taken on the classified assets.  Of the $4.8 million of charge-offs and write-downs, 2 loans accounted for $3.5 million and 1 foreclosed real estate project totaled $1.1 million.  The largest OREO classified asset, which started out at $2.4 million, is expected to have all but 1 unit sold by the end of the second quarter of 2010 with no additional losses anticipated.

Based on ABI’s ongoing monitoring of the classified assets identified by the FDIC, ABI does not anticipate significant additional losses in excess of the specific reserves at March 31, 2010 (dollars in thousands):

	Amount	% of Write- downs/Reserves to Total Remaining Balances
Remaining balances of loans identified by FDIC in November 2008 Exam	$16,551
Direct write-downs	(3,007)	18%
Subtotal	13,544
Specific reserves	(1,275)	8%
Net	$12,269

ABI is also ahead of the FDIC target of reducing these classified assets to below 100% of Tier 1 capital plus ALLL by reaching 85.1% in less than 90 days from the date of the Consent Order.  While ABI cannot predict whether it will continue to meet these targets, the further reduction in ABI’s largest classified OREO project in the second quarter of 2010 should help meet the next target of 85% within 180 days of the Consent Order.

In developing the level of ALLL at each quarter end, ABI evaluated the substandard loans classified by the FDIC for impairment in the same manner as discussed elsewhere in this filing.  Specifically, ABI obtains updated appraisals or evaluations periodically and assess each quarter any needed reserves as required under ASC 310-10-35 (formerly SFAS No. 114, Accounting by Creditors for Impairment of a Loan).  Throughout the quarter, ABI’s special assets officer monitors and updates values as needed.  Since 7 loan relationships comprise 96% of the remaining classified loan balances of $13.5 million at March 31, 2010, ABI is able to give substantial attention and consideration of these specific loans in developing its ALLL calculation.  Also, because, the balance in these loans classified by the FDIC declined more rapidly than scheduled in the Consent Order, at March 31, 2010, these classified loans represent approximately 42% of the loans evaluated for impairment and the level of specific reserves allocated to these loans of $1.275 million at March 31, 2010, was approximately 19% of the total ALLL.

The following summarizes the net reductions in assets identified through March 31, 2010 (dollars in thousands):

Disposition of classified assets identified by FDIC in November 2008 Exam (through March 31, 2010)	Amount	% Composition of Reductions	% of Remaining to Original Loan Balances
Loans upgraded to non-classified status based on payment performance or other reduction(s) in credit weaknesses giving rise to initial classification by FDIC	$6,296	51%	26%
Charged-off or write-downs	4,807	39%	19%
Sales of other real estate owned and other foreclosed assets, net of write-downs	1,766	14%	7%
Advances, net of repayments	(503)	-4%	-2%
Net reductions	$12,366	100%	50%

Additional Disclosures - Higher Risk Loans.  Certain types of loans, such as option ARM products, junior lien mortgages, high loan-to-value ratio mortgages, interest only loans (which are generally associated with construction and development loans), subprime loans, and loans with initial teaser rates, can have a greater risk of non-collection than other loans.  ABI has not engaged in the practice of lending in the subprime market or offering loans with initial teaser rates and option ARM products.  A summary of ABI’s loan portfolio by loan type follows:

	As of March 31, 2010		As of December 31, 2009
	Amount	% of Total	Amount	% of Total
Real estate loans:
Construction, land development, and other land	$30,447	16%	$32,455	16%
1-4 family residential:
Secured by first liens	33,689	17%	33,281	16%
Home equity lines of credit and junior liens	23,055	12%	23,619	12%
Multifamily residential	2,926	1%	2,902	1%
Commercial	91,798	47%	93,455	47%
	181,915	93%	185,712	92%
Commercial loans	11,084	6%	11,703	6%
Consumer and other loans	3,256	1%	3,315	2%
Total loan portfolio	196,255	100%	200,730	100%
Less, deferred fees	(11)		(12)
Less, allowance for loan losses	(6,651)		(6,531)
Loans, net	$189,593		$194,187

Substantially all ABI’s loans are in its trade area and have been affected by economic and real estate trends in North Florida.  ABI’s increases in past due loans, nonperforming assets, charge-offs, and allowance for loan losses over historical levels are directly related to declines in real estate activity, collateral values, and other negative economic trends such as rising unemployment.  ABI monitors a number of key ratios to identify risks and focus management efforts to mitigate its exposure.  ABI monitors loans in excess of federal supervisory loan-to-value limits.  Such loans totaled $7.7 million, $9.2 million and $12.9 million at March 31, 2010, December 31, 2009 and December 31, 2008, respectively.  Delinquency amounts and delinquency amounts expressed as a percentage of total loans for each loan classification are as follows:

As of March 31, 2010	Past Due 30-89 Days and Still Accruing	% of Total Loans	Past Due 90 or More Days and Still Accruing	% of Total Loans	Non-accrual Loans	% of Total Loans	Total Past Due Loans	% of Total Loans
Real estate:
Construction, land development and other land	$610	2.00%	$8	0.03%	$547	1.80%	$1,165	3.83%
1-4 family residential:
Secured by first liens	544	1.61%	-	0.00%	2,940	8.73%	3,484	10.34%
Home equity lines of credit and junior liens	1,179	5.11%	-	0.00%	450	1.95%	1.629	7.06%
Multifamily residential	-	0.00%	-	0.00%	1,350	46.14%	1,350	46.14%
Commercial	260	0.28%	77	0.08%	874	0.95%	1,211	1.31%
Total real estate	2,593	1.43%	85	0.05%	6,161	3.39%	8,839	4.87%
Commercial	13	0.12%	22	0.20%	-	0.00%	35	0.32%
Consumer and other loans	7	0.21%	12	0.37%	121	3.72%	140	4.30%
Total loans	$2,613	1.33%	$119	0.06%	$6,282	3.20%	$9,014	4.59%

As of December 31, 2009	Past Due 30-89 Days and Still Accruing	% of Total Loans	Past Due 90 or More Days and Still Accruing	% of Total Loans	Non-accrual Loans	% of Total Loans	Total Past Due Loans	% of Total Loans
Real estate:
Construction, land development and other land	$89	0.27%	$7	0.02%	$2,019	6.22%	$2,115	6.51%
1-4 family residential:
Secured by first liens	154	0.46%	-	0.00%	2,603	7.82%	2,757	8.28%
Home equity lines of credit and junior liens	570	2.41%	-	0.00%	530	2.24%	1,100	4.65%
Multifamily residential	-	0.00%	-	0.00%	1,350	46.52%	1,350	46.52%
Commercial	543	0.58%	-	0.00%	213	0.23%	756	0.81%
Total real estate	1,356	0.73%	7	0.00%	6,715	3.62%	8,078	4.35%
Commercial	140	1.20%	-	0.00%	-	0.00%	140	1.20%
Consumer and other loans	58	1.75%	1	0.00%	-	0.00%	59	1.75%
Total loans	$1,554	0.77%	$8	0.00%	$6,715	3.35%	$8,277	4.12%

The following shows the increases (decreases) in delinquent loans at March 31, 2010, as compared with December 31, 2009.

Increase (Decreases)	Past Due 30-89 Days and Still Accruing	Past Due 90 or More Days and Still Accruing	Nonaccrual Loans	Total Past Due Loans
Real estate:
Construction, land development and other land	$521	$1	$(1,472)	$(950)
1-4 family residential:
Secured by first liens	390	-	337	727
Home equity lines of credit and junior liens	609	-	(80)	529
Multifamily residential	-	-	-	-
Commercial	(283)	77	661	455
Total real estate	1,237	78	(554)	761
Commercial	(127)	22	-	(105)
Consumer and other loans	(51)	11	121	81
Total loans	$1,059	$111	$(433)	$737

The following shows the increases (decreases) in delinquent loans at December 31, 2009, as compared with December 31, 2008.  While ABI cannot predict future trends in delinquencies, ABI has noted improvements in commercial real estate loans and the overall reduction in loans past due 30-89 days will likely improve charge-offs over time.

Increase (Decreases)	Past Due 30-89 Days and Still Accruing	Past Due 90 or More Days and Still Accruing	Non- accrual Loans	Total Past Due Loans
Real estate:
Construction, land development and other land	$(1,014)	$(1,444)	$(1,774)	$(4,232)
1-4 family residential	494	-	1,495	1,989
Multifamily residential	-	-	1,350	1,350
Commercial	(1,197)	(205)	213	(1,189)
Total real estate	(1,717)	(1,649)	1,284	(2,082)
Commercial	(102)	-	-	(102)
Consumer and other loans	33	1	(28)	6
Total loans	$(1,786)	$(1,648)	$1,256	$(2,178)

ABI has been consistent in its practice of determining its allowance for loan losses with only minor refinements in establishing reserves for its performing loans.  ABI considers the following in establishing reserves on loans other than impaired loans, which are assigned a specific reserve and/or charged-down to estimated fair value less costs to liquidate:

•	Recent historical loss data over the past five quarters is used as a starting point for estimating current losses;

•	ABI considers various economic and other qualitative factors affecting loan quality including changes in:

o	the volume (and trends) of delinquent and monitored loans,
o	lending policies,
o	underlying collateral values,
o	concentrations in risk and levels of concentration risks,
o	quality of internal and external loan reviews, which includes risk-rating ABI’s loans according to federal regulatory guidelines,
o	competition and regulatory factors,
o	lending staff experience,
o	business and economic conditions, and
o	other factors.

•
In developing loss factors, ABI considers both internal historical data and external data such as changes in leading economic indicators, consumer price indices, delinquencies, employment data, cap rates, occupancy levels, rental rates, and single-family homes and condominium sales prices and sales activity.

ABI maintains formal policies that it believes are consistent with federal regulatory guidance for identifying and quantifying risks related to loan quality and other related matters including but not limited to:

•	the frequency of internal and external loan reviews;

•	obtaining appraisals or evaluations for monitored loans;

•	classifying loans from accrual to nonaccrual status (which is typically done when a loan reaches 90 days past due unless well-secured and in process of collection);

•	recognizing loan charge-offs on impaired loans; and

•	exercising judgment in determining the allowance for loan losses consistent with generally accepted accounting principles.

ABI’s methodology for determining the ASC Topic 310, Subtopic 10 and ASC Topic 450, Subtopic 10 components of the ALLL tracks its four major loan pools.  ABI’s board of directors has approved this methodology and ABI has undergone recent regulatory examinations that have agreed with the use of the four loan pools shown in the accompanying tables.  Accordingly, ABI believes to further refine its methodology (and obtain historical data) would not meaningfully enhance its disclosures and would increase its costs to monitor its ALLL without any significant benefits.

Highly leveraged transactions generally include loans and commitments made in connection with recapitalizations, acquisitions, and leveraged buyouts, and result in the borrower’s debt-to-total assets ratio exceeding 75%.  At December 31, 2005-2009, there were no loans qualified as highly leveraged transactions.

Loans restructured and in compliance with modified terms are commonly referred to as “debt restructurings.”  A restructuring of debt constitutes a troubled debt restructuring (“TDR”) if a creditor for economic or legal reasons related to the debtor’s financial difficulties grants a concession to the debtor it would not otherwise consider. A summary of nonperforming assets and restructured loans follows.

Analysis of Nonperforming Assets (dollars in thousands):

	March 31,	December 31,
	2010	2009
Nonaccrual loans
Construction, land development, and other land	$547	$2,019
1-4 family residential:
Secured by first liens	2,940	2,603
Home equity lines of credit and junior liens	450	530
Multifamily residential	1,350	1,350
Commercial	874	213
Total real estate	6,161	6,715
Commercial	-	-
Consumer and other loans	121	-
Total	$6,282	$6,715

Loans 90 days or more past due and still on accrual status
Construction, land development, and other land	$8	$7
1-4 family residential:
Secured by first liens	-	-
Home equity lines of credit and junior liens	-	-
Multifamily residential	-	-
Commercial	77	-
Total real estate	85	7
Commercial	22	-
Consumer and other loans	12	1
Total	$119	$8

Total nonperforming loans	$6,401	$6,723
Foreclosed real estate	2,305	1,727
Total nonperforming assets	$8,706	$8,450

Restructured loans
1 to 4 family	$4,728	$5,968
All other	11,394	11,404
Total restructured loans	$16,122	$17,372

Total nonperforming assets and restructured loans	$24,828	$25,822

Restructured loans included in nonaccrual loans above that are considered troubled debt restructurings	$2,179	$1,842

Ratios
Total loans	$196,244	$200,718
Total assets	$285,880	$297,366
Total nonperforming loans to total loans	3.26%	3.35%
Total nonperforming assets to total assets	3.05%	2.84%
Total nonperforming assets and restructured loans to total assets	8.68%	8.68%

Analysis of Nonperforming Assets (dollars in thousands):

	December 31,
	2009	2008	2007		2006		2005
Nonaccrual loans
Construction, land development, and other land	$2,019	$3,793		$4,008		$-		$-
1-4 family residential	3,133	1,638		1,919		-		-
Multifamily residential	1,350	-		-		-		-
Commercial	213	-		-		-		-
Total real estate	6,715	5,431		5,927		-		-
Commercial	-	-		295		53		202
Consumer and other loans	-	28		-		-		-
Total	$6,715	$5,459		$6,222		$53		$202

Loans 90 days or more past due and still on accrual status
Construction, land development, and other land	$-	$1,451		$-		$-		$-
1-4 family residential	7	-		-		-		-
Multifamily residential	-	-		-		-		-
Commercial	-	205		164		-		-
Total real estate	7	1,656		164		-		-
Commercial	-	-		-		-		-
Consumer and other loans	1	-		-		-		-
Total	$8	$1,656		$164		$-		$-

Total nonperforming loans	$6,723	$7,115		$6,386		$53		$202
Foreclosed real estate	1,727	3,421		-		-		-
Repossessed assets	-	75		9		13		-
Total nonperforming assets	$8,450	$10,611		$6,395		$66		$202

Restructured loans
1 to 4 family	$5,968	$692	$	*	$	*	$	*
All other	11,404	2,874		4,491		*		*
Total restructured loans	$17,372	$3,566	$	*	$	*	$	*

Total nonperforming assets and restructured loans	$25,822	$14,177		$10,886		$66		$202

Restructured loans included in nonaccrual loans above that are considered troubled debt restructurings	$1,842	$4,386		$782		$-		$-

Ratios
Total loans	$200,718	$207,029		$204,060		$177,708		$152,803
Total assets	$297,366	$267,973		$261,406		$243,497		$213,880
Total nonperforming loans to total loans	3.35%	3.44%		3.13%		0.04%		0.13%
Total nonperforming assets to total assets	2.84%	3.96%		2.45%		0.03%		0.09%
Total nonperforming assets and restructured loans to total assets	8.68%	5.29%		4.16%		0.03%		0.09%

*    Data not reported in 2006-2007 - not material

Allowance for Loan Losses

The amount charged to operations and the related balance in the allowance for loan losses is based upon periodic evaluations of the loan portfolio by management.  These evaluations consider several factors including but not limited to, current economic conditions, loan portfolio composition, prior credit loss experience, trends in portfolio volume, and management’s estimation of future potential losses.  Management believes that the allowance for loan losses is adequate.

The following is a summary of the activity in the ALLL for the periods presented below (dollars in thousands):

	For the Three	For the Twelve
	Months Ended	Months Ended
	March 31, 2010	December 31, 2009

Allowance for loan losses at beginning of year	$6,531	$3,999

Charge-offs for the period
Construction, land development, and other land	(561)	(135)
1-4 family residential:
Secured by first liens	(154)	(1,207)
Home equity lines of credit and junior liens	-	(110)
Multifamily residential	-	(2,040)
Commercial	-	(156)
Total real estate	(715)	(3,648)
Commercial	-	(39)
Consumer and other loans	(39)	(74)
Total charge-offs	(754)	(3,761)

Recoveries for the period
Construction, land development, and other land	-	-
1-4 family residential:
Secured by first liens	-	1
Home equity lines of credit and junior liens	-	-
Multifamily residential	-	-
Commercial	-	-
Total real estate	-	1
Commercial	-	11
Consumer and other loans	2	13
Total recoveries	2	25
Net charge-offs for the period	(752)	(3,736)
Provision for loan losses for the period	872	6,268
Allowance for loan losses at end of period	$6,651	$6,531

The following is an analysis of the allowance for loan losses for 2005 - 2009 (dollars in thousands).

	December 31,
	2009	2008	2007	2006	2005

Allowance for loan losses at beginning of year	$3,999	$2,169	$1,599	$1,552	$1,296

Charge-offs for the year-to-date
Construction, land development, and other land	(135)	(190)	-	-	-
1-4 family residential	(1,317)	(679)	-	-	(36)
Multifamily residential	(2,040)	(1,110)	-	-	-
Commercial	(156)	-	-	-	-
Total real estate	(3,648)	(1,979)	-	-	(36)
Commercial	(39)	(501)	(49)	(169)	-
Consumer and other loans	(74)	(135)	(26)	(12)	(50)
Total charge-offs	(3,761)	(2,615)	(75)	(181)	(86)

Recoveries for the year-to-date
Construction, land development, and other land	-	-	-	-	-
1-4 family residential	1	-	-	-	1
Multifamily residential	-	-	-	-	-
Commercial	-	-	-	-	-
Total real estate	1	-	-	-	1
Commercial	11	19	11	31	-
Consumer and other loans	13	2	5	3	7
Total recoveries	25	21	16	34	8
Net charge-offs for the year-to-date	(3,736)	(2,594)	(59)	(147)	(78)
Provision for loan losses for the year-to-date	6,268	4,424	629	194	334
Allowance for loan losses at end of year	$6,531	$3,999	$2,169	$1,599	$1,552

Ratios
Total loans	$200,718	$207,029	$204,060	$177,708	$152,803
Average loans	$206,188	$203,675	$187,544	$167,883	$141,587
Nonperforming loans	$6,723	$7,155	$6,386	$53	$201
Total assets	$297,366	$267,973	$261,406	$243,497	$213,880
Ratio of net charge-offs to average loans outstanding	1.81%	1.27%	0.03%	0.09%	0.06%
Ratio of allowance for loan losses to period end loans	3.25%	1.93%	1.06%	0.90%	1.02%
Ratio of allowance for loan losses to nonperforming loans	97.14%	55.89%	33.96%	NM	NM

NM          Not meaningful

The specific allocations of the allowance for loan losses are based on management’s evaluation of the risks inherent in the specific portfolios for the dates indicated.  Amounts in a particular category may be used to absorb losses if another category allocation proves to be inadequate.

Allocation of Allowance for Loan Losses (dollars in thousands):

	March 31, 2010			December 31, 2009
	Reserves for Impaired Loans	Reserves for Loss Contingencies	Total	Reserves for Impaired Loans	Reserves for Loss Contingencies	Total
Commercial real estate	$3,073	$687	$3,760	$3,547	$504	$4,051
Residential real estate	1,270	1,367	2,637	831	1,392	2,223
Total real estate	4,343	2,054	6,397	4,378	1,896	6,274
Commercial	-	123	123	-	194	194
Consumer and other loans	4	51	55	2	61	63
Unallocated	-	76	76	-	-	-
Totals	$4,347	$2,304	$6,651	$4,380	$2,151	$6,531

FAS 114	At December 31,
	2009		2008		2007		2006		2005
		% of		% of		% of		% of		% of
		Loans to		Loans to		Loans to		Loans to		Loans to
		Total		Total		Total		Total		Total
	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans
Commercial real estate	$3,547	63%	$1,114	62%	$124	68%	$8	68%	$22	66%
Residential real estate	831	29	140	30	366	23	8	23	112	23
Total real estate	4,378	92	1,254	92	490	91	16	91	134	89
Commercial	-	6	435	6	226	6	119	6	219	8
Consumer and other loans	2	2	28	2	12	3	23	3	37	3
Unallocated	-	-	-	-	-	-	-	-	-	-
Totals	$4,380	100%	$1,717	100%	$728	100%	$158	100%	$390	100%

FAS 5	At December 31,
	2009		2008		2007		2006		2005
		% of		% of		% of		% of		% of
		Loans to		Loans to		Loans to		Loans to		Loans to
		Total		Total		Total		Total		Total
	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans
Commercial real estate	$504	63%	$993	62%	$1,078	67%	$971	68%	$767	66%
Residential real estate	1,392	29	819	30	60	24	49	23	267	23
Total real estate	1,896	92	1,812	92	1,138	91	1,020	91	1,034	89
Commercial	194	6	383	6	193	6	242	6	93	8
Consumer and other loans	61	2	87	2	88	3	44	3	35	3
Unallocated	-	-	-	-	22	-	135	-	-	-
Totals	$2,151	100%	$2,282	100%	$1,441	100%	$1,441	100%	$1,162	100%

Total ALLL	At December 31,
	2009		2008		2007		2006		2005
		% of		% of		% of		% of		% of
		Loans to		Loans to		Loans to		Loans to		Loans to
		Total		Total		Total		Total		Total
	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans	Amount	Loans
Commercial real estate	$4,051	63%	$2,107	62%	$1,202	67%	$979	68%	$789	66%
Residential real estate	2,223	29	959	30	426	24	57	23	379	23
Total real estate	6,274	92	3,066	92	1,628	91	1,036	91	1,168	89
Commercial	194	6	818	6	419	6	361	6	312	8
Consumer and other loans	63	2	115	2	100	3	67	3	72	3
Unallocated	-	-	-	-	22	-	135	-	-	-
Totals	$6,531	100%	$3,999	100%	$2,169	100%	$1,599	100%	$1,552	100%

Securities

Financial institutions classify their investment securities as either “held-to-maturity” or “available-for-sale.” Securities classified as held-to-maturity are carried at amortized or accreted cost and include those securities that a bank has the intent and ability to hold to maturity.  Securities classified as available-for-sale, which are those securities that a bank intends to hold for an indefinite amount of time, but not necessarily to maturity, are carried at fair value with the unrealized holding gains or losses, net of taxes, reported as a component of the stockholders’ equity on a bank’s balance sheet.  ABI’s investment securities consist of residential real estate mortgage investment conduits (“REMICs”) and residential mortgage pass-through securities (“MBS”) all of which are issued or guaranteed by U.S. Capital Government agencies such as FNMA, FHLMC, and GNMA.  The following tables set forth the carrying amount of securities at the dates indicated.

Carrying Value of Investment Securities (dollars in thousands):

	At December 31,
	2009	2008	2007
Securities available-for-sale:
REMICs	$137	$2,699	$3,019
MBS	42,405	12,171	22,519
	42,542	14,870	25,538
Securities held-to-maturity:
Tax-exempt state, county, and municipal bonds	14,989	15,536	15,762
Balance, end of year	$57,531	$30,406	$41,300

Investment Securities at Amortized Cost (dollars in thousands):

	At December 31,
	2009	2008	2007
Securities available-for-sale:
REMICs	$134	$2,700	$2,983
MBS	42,428	12,171	22,691
	42,562	14,871	25,674
Securities held-to-maturity:
Tax-exempt state, county, and municipal bonds	14,989	15,536	15,762
Balance, end of year	$57,551	$30,407	$41,436

The following tables set forth the maturities (excluding principal paydowns on MBS) and the weighted average yields of securities by contractual maturities at December 31, 2009, 2008, and 2007.

Analysis of Investment Securities Available-for-Sale (dollars in thousands and average yield on a tax-equivalent basis):

	Due in one		Due in One		Due in Five		Due in Ten
	year or less		to Five Years		to Ten Years		Years or More		Total
		Average		Average		Average		Average		Average
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
At December 31, 2009:
REMICs	$-	-%	$137	3.67%	$-	-%	$-	-%	$137	3.67%
MBS	3,104	2.94%	4,949	4.36%	20,595	3.83%	13,757	3.92%	42,405	3.85%
	$3,104	2.94%	$5,086	4.34%	$20,595	3.83%	$13,757	3.92%	$42,542	3.85%
At December 31, 2008:
REMICs	$-	-%	$-	-%	$2,123	4.01%	$576	4.26%	$2,699	4.06%
MBS	639	3.77%	1,075	3.79%	973	4.93%	9,484	4.37%	12,171	4.33%
	$639	3.77%	$1,075	3.79%	$3,096	4.93%	$10,060	4.37%	$14,870	4.42%
At December 31, 2007:
REMICs	$-	-%	$-	-%	$-	-%	$3,019	5.64%	$3,019	5.64%
MBS	2,803	4.08%	2,356	3.85%	10,594	4.53%	6,766	4.90%	22,519	4.52%
	$2,803	4.08%	$2,356	3.85%	$10,594	4.53%	$9,785	4.90%	$25,538	4.56%

Analysis of Investment Securities Held-to-Maturity (dollars in thousands and average yield on a tax-equivalent basis):

	Due in one		Due in One		Due in Five		Due in Ten
	year or less		to Five Years		to Ten Years		Years or More		Total
		Average		Average		Average		Average		Average
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
At December 31, 2009:
Tax-exempt state, county,and municipal bonds	$-	-%	$271	4.70%	$1,163	4.84%	$13,555	4.22%	$14,989	4.28%

At December 31, 2008:
Tax-exempt state, county,and municipal bonds	$-	-%	$-	-%	$1,010	4.86%	$14,526	4.27%	$15,536	4.31%

At December 31, 2007:
Tax-exempt state, county,and municipal bonds	$-	-%	$-	-%	$1,057	4.77%	$14,705	3.97%	$15,762	4.02%

At December 31, the weighted average life in years was as follows:

	2009	2008	2007
Securities available-for-sale:
REMICs	1.7	2.6	14.0
MBS	9.6	21.0	9.5
Total	9.6	17.7	14.1
Securities held-to-maturity:
Tax-exempt state, county, and municipal bonds	17.0	18.4	17.6

Deposits

Deposits are the major source of ABI’s funds for lending and other investment purposes. Deposits are attracted principally from within ABI’s assessment area through the offering of a broad variety of deposit instruments including checking accounts, money market accounts, regular savings accounts, term certificate accounts (including “jumbo” certificates in denominations of $100,000 or more), and retirement savings plans.

Maturity terms, service charges, and withdrawal penalties are established by management on a periodic basis. The determination of rates and terms is predicated on loan funding and liquidity requirements, rates paid by competitors, growth goals, and federal regulations.

The FDIC regulations limit the ability of certain insured depository institutions to accept, renew, or rollover deposits by offering rates of interest that are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions having the same type of charter in such depository institutions’ normal market area.  Under these regulations, “well-capitalized” depository institutions may accept, renew, or rollover deposits at such rates without restriction, “adequately capitalized” depository institutions may accept, renew or rollover deposits at such rates with a waiver from the FDIC (subject to certain restrictions on payments and rates), and “undercapitalized” depository institutions may not accept, renew or rollover deposits at such rates. The regulations contemplate that the definitions of “well-capitalized,” “adequately capitalized” and “undercapitalized” will be the same as the definitions adopted by the agencies to implement the prompt corrective action provisions of applicable law.  See “Description of Business/Supervision and Regulation.”  As of December 31, 2008, Oceanside Bank met the definition of a “well-capitalized” depository institution.  However, as of December 31, 2009, Oceanside Bank no longer met the “well-capitalized” classification, and under the Consent Order is restricted on rates and types of deposits ABI can accept, renew, or rollover.  For this reason, ABI has increased its liquid assets to repay certain deposits as they mature.

ABI’s primary source of funds is deposit accounts that include both interest- and noninterest-bearing demand, savings, and time deposits under $100,000 (referred to as “core deposits”).  At December 31, 2009, 2008, and 2007, these core deposits accounted for approximately 83%, 78%, and 73%, respectively, of all deposits.  At December 31, 2009, time deposits under $100,000 accounted for approximately 37% of these core deposits as compared with money market deposits at 41% and noninterest-bearing demand deposits at 16%.  This compares with 2008 levels of 50%, 15%, and 23%, respectively, and with 2007 levels of 55%, 23%, and 17%, respectively.  At December 31, 2009, 2008, and 2007, jumbo certificates of deposit (time deposits $100,000 and greater) represented approximately 17%, 22%, and 27%, respectively, of total deposits.  At December 31, 2009, 2008, and 2007, time deposits outstanding in an individual amount of $100,000 or more totaled $46,665,000, $51,771,000, and $57,785,000, respectively.

Interest-bearing demand accounts, consisting of NOW and money market accounts, averaged $88,744,000 for the year ended 2009, $42,108,000 for the year ended 2008, and $42,858,000 for the year ended 2007, or approximately 34%, 19%, and 21% of average total deposits in 2009, 2008, and 2007, respectively.

Distribution of Deposit Accounts by Type (dollars in thousands):

	At December 31,
	2009		2008		2007
		% of		% of		% of
	Amount	Deposits	Amount	Deposits	Amount	Deposits

Demand deposits	$35,409	13.1%	$43,017	17.9%	$27,278	12.5%
NOW deposits	11,455	4.2	20,208	8.4	4,440	2.1
Money market deposits	90,573	33.6	27,981	11.7	36,835	16.9
Savings deposits	2,702	1.0	2,892	1.2	2,800	1.3
Subtotal	140,139	51.9	94,098	39.2	71,353	32.8

Certificates of deposit:
0.00% - 0.99%	236	0.1	-	0.0	-	0.0
1.00% - 1.99%	27,485	10.2	-	0.0	-	0.0
2.00% - 2.99%	60,956	22.6	6,250	2.6	-	0.0
3.00% - 3.99%	21,895	8.1	69,932	29.2	950	0.4
4.00% - 4.99%	8,887	3.3	42,947	17.9	40,953	18.8
5.00% - 5.99%	10,428	3.8	26,669	11.1	104,275	48.0
Less fees on brokered deposits	(42)	0.0	(52)	0.0	(40)	0.0
Total certificates of deposit (1)	129,845	48.1	145,746	60.8	146,138	67.2

Total deposits	$269,984	100.0%	$239,844	100.0%	$217,491	100.0%

(1)	Includes retirement accounts (in thousands) totaling $4,924, $4,047, and $5,281, in 2009, 2008, and 2007, respectively, all of which were in the form of certificates of deposit.

Average Deposits and Average Rates (dollars in thousands):

	At December 31,
	2009		2008		2007
	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate
Demand, money market and NOW deposits	$123,182	1.24%	$69,612	1.43%	$72,193	2.33%
Savings deposits	2,858	0.99	2,988	1.10	3,751	1.49
Certificates of deposit	138,791	3.39	146,595	4.60	129,313	5.20
Total deposits	$264,831	2.37%	$219,195	3.54%	$205,257	4.12%

Time Deposits of $100,000 or more with remaining maturities of (dollars in thousands):

	December 31,
	2009	2008	2007

Due in three months or less	$12,167	$21,648	$20,720
Over three through twelve months	27,274	21,122	22,686
Over twelve months through three years	5,871	8,501	11,561
Over three years	1,353	500	2,818
	$46,665	$51,771	$57,785

Certificates of Deposits by Rate and Maturity Date (dollars in thousands):

	Year Ending December 31,
	2010	2011	2012	2013	2014+	Total
At December 31, 2009:
0.00% - 0.99%	$236	$-	$-	$-	$-	$236
1.00% - 1.99%	26,860	625	-	-	-	27,485
2.00% - 2.99%	43,385	11,425	5,068	-	1,078	60,956
3.00% - 3.99%	20,934	629	5	230	97	21,895
4.00% - 4.99%	7,770	768	60	289	-	8,887
5.00% - 5.99%	6,229	3,796	403	-	-	10,428
Less fees on brokered deposits	(42)	-	-	-	-	(42)
Total certificates of deposit	$105,372	$17,243	$5,536	$519	$1,175	$129,845

	Year Ending December 31,
	2009	2010	2011	2012	2013+	Total
At December 31, 2008:
1.00% - 1.99%	$-	$-	$-	$-	$-	$-
2.00% - 2.99%	6,036	213	1	-	-	6,250
3.00% - 3.99%	51,461	17,772	476	-	223	69,932
4.00% - 4.99%	34,078	7,765	761	57	286	42,947
5.00% - 5.99%	16,316	6,192	3,749	412	-	26,669
Less fees on brokered deposits	(52)	-	-	-	-	(52)
Total certificates of deposit	$107,839	$31,942	$4,987	$469	$509	$145,746

	Year Ending December 31,
	2008	2009	2010	2011	2012+	Total
At December 31, 2007:
1.00% - 1.99%	$-	$-	$-	$-	$-	$-
2.00% - 2.99%	-	-	-	-	-	-
3.00% - 3.99%	446	504	-	-	-	950
4.00% - 4.99%	30,952	8,762	1,172	11	56	40,953
5.00% - 5.99%	77,138	15,690	6,662	4,377	408	104,275
Less fees on brokered deposits	(23)	(17)	-	-	-	(40)
Total certificates of deposit	$108,513	$24,939	$7,834	$4,388	$464	$146,138

Short-Term and Long-Term Debt

Other Borrowings (dollars in thousands):

	December 31,
	2009	2008	2007

Customer repurchase agreements	$-	$-	$13,816
Federal funds purchased	-	-	4,372
FHLB of Atlanta advances	12,300	6,300	2,300
Junior subordinated debentures	3,093	3,093	3,093

	$15,393	$9,393	$23,581

Customer Repurchase Agreements.  Oceanside Bank has sold securities under an agreement to repurchase, which effectively collateralizes overnight borrowings.  At December 31, 2009, no borrowings were outstanding and no securities were sold under agreements to repurchase.

FHLB of Atlanta Advances.  Oceanside Bank has obtained advances from FHLB totaling $12.3 million collateralized by Oceanside Bank’s FHLB capital stock in the amount of $1,126,000 and a blanket lien on eligible qualifying government securities with original par values of $19.0 million and current market values of $13.8 million at March 31, 2010.  Prior to February 4, 2010, Oceanside Bank had pledged qualifying mortgages.  $4.3 million of the advances mature in 2010, and $8.0 million mature in 2012.  The advances have fixed interest rates ranging from 1.91% to 4.45%.

Junior Subordinated Debentures.  On September 15, 2005, ABI issued $3,093,000 of fixed-rate junior subordinated debentures (the “debt securities”) to Atlantic BancGroup Statutory Trust I, a statutory trust created under the laws of the State of Delaware.  These debt securities are subordinated to effectively all borrowings of ABI and are due and payable in thirty years.

Other Short-term Borrowings.  Oceanside Bank purchases federal funds for liquidity needs during the year.  At December 31, 2009, 2008, and 2007, federal fund purchases were $-0-, $-0-, and $4,372,000, respectively.

Selected Data for Other Borrowings (dollars in thousands):
	2009	2008	2007
Interest rate at end of period
Customer repurchase agreements (federal funds rate less 25 basis points)	-%	-%	4.000%
FHLB of Atlanta advances (fixed rate convertible debt)	4.450%	4.450%	4.450%
FHLB of Atlanta advances (fixed rate fixed debt)	1.910%	1.990%	-%
FHLB of Atlanta advances (fixed rate fixed debt)	2.300%	-%	-%
Junior subordinated debentures (fixed rate for five years)	5.886%	5.886%	5.886%
Other short-term borrowings (federal funds purchased)	-%	-%	4.600%

Average balances during the period
Customer repurchase agreements	$-	$10,960	$15,054
FHLB of Atlanta advances	$12,738	$4,545	$2,300
Junior subordinated debentures	$3,093	$3,093	$3,093
Other short-term borrowings (federal funds purchased)	$2	$2,445	$2,441

Weighted average interest rate
Customer repurchase agreements	-%	1.88%	4.81%
FHLB of Atlanta advances	2.74%	3.30%	4.45%
Junior subordinated debentures	5.89%	5.89%	5.89%
Other short-term borrowings (federal funds purchased)	-%	3.27%	4.64%

Short-term borrowings (customer repurchase agreements and federal funds purchased)
Balance at end of period	$-	$-	$18,188
Weighted average interest rate at end of period	-%	-%	4.00%
Maximum amount outstanding at month end during the period	$200	$22,159	$26,184
Average amount outstanding during the period	$2	$13,405	$17,495
Weighted average interest rate during the period	-%	2.13%	4.78%

Interest Expense for Other Borrowings (dollars in thousands):

	December 31,
	2009	2008	2007
Customer repurchase agreements	$-	$206	$724
FHLB of Atlanta advances	349	149	104
Junior subordinated debentures	183	185	185
Other short-term borrowings (federal funds purchased)	-	80	113

	$532	$620	$1,126

Liquidity

Liquidity management involves monitoring the sources and uses of funds in order to meet ABI’s day-to-day cash flow requirements while maximizing profits.  Liquidity represents the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities.  Liquidity management is made more complicated because different statements of financial condition components are subject to varying degrees of management control.  For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made.  However, net deposit inflows and outflows are far less predictable and are not subject to the same degree of control. Asset liquidity is provided by cash and assets that are readily marketable, which can be pledged, or which will mature in the near future.  Liability liquidity is provided by access to core funding sources, principally the ability to generate customer deposits in ABI’s market area.  In addition, liability liquidity is provided through the ability to borrow against approved lines of credit (federal funds purchased) from correspondent banks and to borrow on a secured basis through securities sold under agreements to repurchase.

ABI’s principal source of funds comes from Oceanside Bank’s operations, including net increases in deposits, principal and interest payments on loans, and proceeds from sales and maturities of investment securities.  ABI uses its capital resources principally to fund existing and continuing loan commitments, purchase investment securities, and meet other contractual obligations.

Liquidity management involves meeting the funds flow requirements of customers who may either be depositors wanting to withdraw funds, or borrowers needing assurance that sufficient funds will be available to meet their credit needs.  Liquid assets consist of vault cash, securities, and principal paydowns of other interest-earning assets.  ABI’s principal sources of asset liquidity are federal funds sold and the securities portfolio, including principal paydowns from Residential mortgage pass-through securities.  In 2009, 2008, and 2007, principal paydowns from Residential mortgage pass-through securities totaled $6,778,000, $7,163,000, and $6,601,000, respectively.

Other sources of funds are principal paydowns and maturities in the loan portfolio.  The contractual loan maturity table herein illustrates the maturities of loans receivable at December 31, 2009.

ABI also has sources of liability liquidity that include core deposits as previously discussed and access to borrowed funds including overnight federal funds and customer repurchase agreements.  At December 31, 2009, ABI had approximately $10.0 million available from these sources.  As mentioned elsewhere, increased competition for all funding sources has reduced ABI’s liquidity.

At December 31, 2009, 2008, and 2007, ABI’s liquidity ratio of liquid assets to transaction deposit accounts was 25.2%, 20.5%, and 10.9%, respectively.  Management believes that ABI’s liquidity is sufficient to meet its anticipated needs.  At December 31, 2009, brokered deposits totaled $19,098,000, which represented 7.1% of total deposits.

ABI expects to meet its liquidity needs with:

•	Available cash, including both interest and noninterest-bearing balances, and federal funds sold, which totaled $34.0 million at March 31, 2010;

•	The repayment of loans, which include loans with a remaining maturity or repricing of one year or less (excluding those in nonaccrual status) totaling $68.0 million;

•	Proceeds of unpledged securities available-for-sale and principal repayments from mortgage-backed securities;

•	Retention of and growth in deposits; and

•	If necessary, borrowing against approved lines of credit and other alternative funding strategies.

Short-Term Investments.  Short-term investments (which consist of federal funds sold, interest-bearing deposits, and investment securities maturing in three months or less) were $28.8 million at March 31, 2010, as compared to $31.7 at December 31, 2009.  ABI regularly reviews its liquidity position and has implemented internal policies that establish guidelines for sources of asset-based liquidity and limit the total amount of purchased funds used to support the statement of financial condition and funding from non-core sources.  To further enhance ABI’s liquidity, ABI has developed alternative funding strategies that have been approved by ABI’s board of directors.  At March 31, 2010, alternate funding strategies included (dollars in thousands):

Lines of credit to purchase federal funds:
Secured (1)	$2,800
Unsecured	1,000
Federal Reserve discount window (2)	3,131
$6,931

(1)  On April 22, 2010, this amount was raised to $3.2 million and on May 12, 2010, lowered to $3.0 million
(2)  Subject to prior approval

Emergency Economic Stabilization Act of 2008.  In October 2008, the Emergency Economic Stabilization Act of 2008 (“EESA”) was signed into law.  The EESA temporarily revises the federal deposit insurance laws by increasing the basic deposit insurance coverage from $100,000 to $250,000 per depositor.  This revision is currently effective through December 31, 2013.  The EESA also authorized the United States Department of the Treasury to implement programs to provide financial assistance and/or support to financial institutions.  ABI has not participated in any such programs.

Deposits and Other Sources of Funds.  In addition to deposits, the sources of funds available for lending and other business purposes include loan repayments, loan sales, securities sold under agreements to repurchase, and advances under lines of credit to purchase federal funds.  Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are influenced significantly by general interest rates and money market conditions.  Borrowings may be used on a short-term basis to compensate for reductions in other sources, such as deposits at less than projected levels.

Core Deposits.  Core deposits, which exclude certificates of deposit of $100,000 or more, provide a relatively stable funding source for ABI’s loan portfolio and other earning assets.  ABI had core deposits totaling $191.5 million at March 31, 2010, and $223.3 million at December 31, 2009, a decrease of 14.2%.  This decrease in core deposits was partially offset by a net increase in certificates of deposit of $8.6 million, as depositors sought higher yields.  ABI anticipates that a stable base of deposits will be its primary source of funding to meet both short-term and long-term liquidity needs in the future.

Customers with large certificates of deposit tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits.  Some financial institutions acquire funds in part through large certificates of deposit obtained through brokers.  These brokered deposits have been historically expensive and unreliable as long-term funding sources.  Pursuant to the Consent Order, ABI is prohibited, throughout the life of the Consent Order, from accepting, renewing, or rolling over any brokered deposits, and must comply with the restrictions on the effective yields on deposits exceeding national averages.  Brokered certificates of deposit issued by ABI totaled $13.2 million at March 31, 2010, and $19.1 million at December 31, 2009, a decrease of 30.9%.  This decline in brokered deposits was more than offset by ABI’s net increase of $14.5 million from certificates of deposits from its customers.

ABI uses its resources principally to fund existing and continuing loan commitments and to purchase investment securities.  At March 31, 2010, ABI had commitments to extend credit totaling $9.4 million, and had issued, but unused, standby letters of credit of $1.2 million for the same period.  In addition, scheduled maturities of certificates of deposit during the twelve months following March 31, 2010, total $114.1 million.  ABI believes that resources exist to fund all its anticipated commitments.

Capital.  ABI is subject to various regulatory capital requirements administered by the federal and state banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on ABI’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective actions, ABI must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.  The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.  FDIC’s Prompt Corrective Action regulations are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require ABI to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets (as defined in the regulations).  At March 31, 2010, Oceanside Bank’s actual capital amounts and percentages are presented in the following table (dollars in thousands):
	Actual		Required by Consent Order
	Amount	%	Amount	%

Total capital to risk-weighted assets	$14,850	7.74%	$21,107	11.00%
Tier 1 capital to risk-weighted assets	$12,399	6.46%	-	-
Tier 1 capital to average assets	$12,399	4.32%	$22,987	8.00%

At March 31, 2010, Oceanside Bank did not meet the required ratios under the Consent Order.  Notes 1 and 9 to ABI’s consolidated financial statements included in this proxy statement/prospectus discuss events that may affect Oceanside Bank’s required level of capital to maintain in the future.

Off-Balance Sheet Arrangements and Contractual Obligations

Contractual Commitments (dollars in thousands)
	December 31,
	2009	2008	2007
Commitments to originate loans
Residential real estate	$3,630	$4,983	$8,796
Commercial real estate, construction, and land development secured by real estate	1,186	2,186	12,099
Other unused commitments	4,548	3,311	7,462
Total commitments to originate loans	9,364	10,480	28,357
Financial standby letters of credit	1,174	1,701	2,084

Total contractual commitments	$10,538	$12,181	$30,441

Contractual Obligations (dollars in thousands)

	1 Year	Years 2	Years 4	After
	or Less	and 3	and 5	5 Years	Total

Deposits without a stated maturity	$140,139	$-	$-	$-	$140,139
Certificates of deposit and other time deposits	105,372	22,779	1,694	-	129,845
Federal Home Loan Bank advances	4,300	8,000	-	-	12,300
Junior subordinated debentures	-	-	-	3,093	3,093
Operating leases	332	252	182	862	1,628

Total contractual obligations	$250,143	$31,031	$1,876	$3,955	$287,005

Management believes that ABI has adequate resources to fund all its commitments and contractual obligations. If so desired, ABI can adjust the rates and terms on certificates of deposit and other deposit accounts to attract deposits and fund additional commitments (subject to Consent Order restrictions).  Other alternative funding sources include additional overnight purchases of federal funds and customer repurchase agreements, if necessary.  ABI also maintain investments that could be liquidated if needed.

Capital Resources

Historically, ABI has placed a significant emphasis on maintaining a strong capital base.  The capital resources consist of two major components of regulatory capital, stockholders’ equity and the allowance for loan losses.  Current capital guidelines issued by federal regulatory authorities require a company to meet minimum risk-based capital ratios in an effort to make regulatory capital more responsive to the risk exposure related to a company’s on- and off-balance sheet items.

Risk-based capital guidelines re-define the components of capital, categorize assets into risk classes, and include certain off-balance sheet items in the calculation of capital requirements.  The components of risk-based capital are segregated as Tier 1 and total risk-based capital.  Tier 1 capital is composed of total stockholders’ equity reduced by goodwill, other intangible assets, and certain limitations on the levels of ALLL and deferred tax assets.  Total risk-based capital includes Tier 1 capital plus the allowable portion of the allowance for loan losses and any qualifying debt obligations.  Regulators also have adopted minimum requirements of 4% of Tier 1 capital and 8% of risk-adjusted assets in total capital.  However, under the Consent Order ABI must maintain a ratio of 11% of risk-adjusted assets to total capital.

ABI is also subject to leverage capital requirements.  This requirement compares capital (using the definition of Tier 1 capital) to balance sheet assets and is intended to supplement the risk-based capital ratio in measuring capital adequacy.  The guidelines set a minimum leverage ratio of 3% for depository institutions that are highly rated in terms of safety and soundness, and which are not experiencing or anticipating any significant growth.  Other depository institutions are expected to maintain capital levels of at least 1% or 2% above the minimum.  However, under the Consent Order, ABI must maintain an 8% Tier 1 leverage ratio.  ABI’s actual capital amounts, capital ratios, and leverage ratios at December 31, 2009, 2008, and 2007 (Oceanside Bank Only), are reflected in the table below.

Capital Ratios (dollars in thousands):
	Oceanside Bank Only
	At December 31,
	2009	2008	2007
Tier 1 capital
Stockholder’s equity	$12,797	$19,899	$21,831
Plus, qualifying trust preferred securities	-	-	-
Plus, unrealized losses on AFS securities	13	1	84
Less disallowed deferred taxes for risk-based capital only	-	(845)	-
Less intangible assets	-	-	-
	12,810	19,055	21,915
Tier 2 capital
Allowable portion of allowance for loan losses and off-balance sheet commitments	2,551	2,665	2,200

Total risk-based capital	$15,361	$21,720	$24,115

Total risk-weighted assets	$200,062	$211,883	$234,940

Tier 1 risk-based capital ratio	6.40%	8.99%	9.33%

Total risk-based capital ratio	7.68%	10.25%	10.26%

Average total assets for leverage capital purposes	$315,347	$262,982	$257,067

Tier 1 leverage ratio	4.06%	7.25%	8.53%

Accordingly, at December 31, 2009, ABI did not meet the capital ratios required in the Consent Order of total risk-based capital of 11% and Tier 1 leverage ratio of 8%.

Trust Preferred Securities.  On September 15, 2005, ABI entered into a transaction commonly referred to as trust preferred securities.  Subject to percentage limitations, the proceeds from the issuance of trust preferred securities are considered Tier 1 capital for regulatory purposes, which totaled $3.0 million (net of ABI’s investment in the unconsolidated subsidiary).  However, as a result of the issuance of FIN 46 and FIN 46R, the trust subsidiary is not consolidated in these financial statements, and therefore the proceeds received by ABI from the trust subsidiary are reported as junior subordinated debentures.  In 2005, the Federal Reserve Board ruled that, notwithstanding the deconsolidation of such trusts, junior subordinated debentures, such as those issued by ABI, may continue to constitute up to 25% of a bank holding company’s Tier 1 capital.  During the second quarter of 2009, ABI discontinued paying the interest on the junior subordinated debentures and owed $109,000 at December 31, 2009.

Capital Analysis:
	For the Year Ended December 31,
	2009	2008	2007
Average equity as a percentage of average assets	5.31%	7.14%	7.30%
Equity to total assets at end of year	3.26	6.32	7.21
Return on average equity	-45.70	-10.37	7.77
Return on average assets	-2.43	-0.74	0.57
Noninterest expenses to average assets	2.85	2.94	2.59

Stockholders’ equity is adjusted for the effect of unrealized appreciation or depreciation, net of tax, on securities classified as available-for-sale.  Stockholders’ equity decreased $7,252,000 and $1,924,000 in 2009 and 2008, respectively, and increased $1,605,000 in 2007, as follows (dollars in thousands):

	2009	2008	2007
Net income (loss)	$(7,240)	$(1,927)	$1,406
Change in unrealized gains (losses) on available-for-sale securities	(12)	83	199
Implementation of EITF 06-4 for indexed retirement plan	-	(80)	-
	$(7,252)	$(1,924)	$1,605

Return on average equity	-45.70%	-10.37%	7.77%

The decrease in return on average equity in 2009 and 2008 is the result of lower earnings for each year due to a decrease in net interest income resulting from increased competition for deposits and lower yields on interest-earning assets and the increased allowances for loan losses to reflect higher nonperforming loans and lower collateral values particularly in the real estate market in which ABI operates.  For 2009, earnings were further depressed by the establishment of a deferred tax asset valuation allowance totaling $2.8 million

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

REGULATORY CONSIDERATIONS

JBI must comply with state and federal banking laws and regulations that control virtually all aspects of its operations. These laws and regulations generally aim to protect its depositors, not its shareholders or its creditors. Any changes in applicable laws or regulations may materially affect its business and prospects. Such legislative or regulatory changes may also affect its operations. The following description summarizes some of the laws and regulations to which JBI is subject. References to applicable statutes and regulations are brief summaries, do not purport to be complete, and are qualified in their entirety by reference to such statutes and regulations.

JBI

JBI is registered with the Board of Governors of the Federal Reserve System as a financial holding company under Gramm-Leach-Bliley Act (the “GLB Act”) and is registered with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956 (the “BHCA”). As a result, JBI is subject to supervisory regulation and examination by the Federal Reserve. The GLB Act, or the BHCA, and other federal laws subject financial holding companies to particular restrictions on the types of activities in which they may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations.

Permitted Activities

The GLB Act, enacted on November 12, 1999, amended the BHCA by: (i) allowing bank holding companies that qualify as “financial holding companies” to engage in a broad range of financial and related activities; (ii) allowing insurers and other financial service companies to acquire banks; (iii) removing restrictions that applied to bank holding company ownership of securities firms and mutual fund advisory companies; and (iv) establishing the overall regulatory scheme applicable to bank holding companies that also engage in insurance and securities operations. The general effect of the law was to establish a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms, and other financial service providers. Activities that are financial in nature are broadly defined to include not only banking, insurance, and securities activities, but also merchant banking and additional activities that the Federal Reserve, in consultation with the Secretary of the Treasury, determines to be financial in nature, incidental to such financial activities, or complementary activities that do not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.

In contrast to financial holding companies, bank holding companies are limited to managing or controlling banks, furnishing services to or performing services for its subsidiaries, and engaging in other activities that the Federal Reserve determines by regulation or order to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Except for the activities relating to financial holding companies permissible under the GLB Act, these restrictions apply to JBI. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public that outweigh possible adverse effects. Possible benefits include greater convenience, increased competition, and gains in efficiency. Possible adverse effects include undue concentration of resources, decreased or unfair competition, conflicts of interest, and unsound banking practices. Despite prior approval, the Federal Reserve may order a bank holding company or its subsidiaries to terminate any activity or to terminate ownership or control of any subsidiary when the Federal Reserve has reasonable cause to believe that a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company may result from such an activity.

Changes in Control

Subject to certain exceptions, the BHCA and the Change in Bank Control Act, together with the applicable regulations, require Federal Reserve approval (or, depending on the circumstances, no notice of disapproval) prior to any person or company acquiring “control” of a bank or bank holding company. A conclusive presumption of control exists if an individual or company acquires the power, directly or indirectly, to direct the management or policies of an insured depository institution or to vote 25% or more of any class of voting securities of any insured depository institution. A rebuttable presumption of control exists if a person or company acquires 10% or more but less than 25% of any class of voting securities of an insured depository institution and either the institution has registered securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or no other person will own a greater percentage of that class of voting securities immediately after the acquisition.

As a bank holding company, JBI is required to obtain prior approval from the Federal Reserve before (i) acquiring all or substantially all of the assets of a bank or bank holding company, (ii) acquiring direct or indirect ownership or control of more than 5% of the outstanding voting stock of any bank or bank holding company (unless JBI owns a majority of such bank’s voting shares), or (iii) merging or consolidating with any other bank or bank holding company. In determining whether to approve a proposed bank acquisition, federal bank regulators will consider, among other factors, the effect of the acquisition on competition, the public benefits expected to be received from the acquisition, the projected capital ratios and levels on a post-acquisition basis, and the acquiring institution’s record of addressing the credit needs of the communities it serves, including the needs of low and moderate income neighborhoods, consistent with the safe and sound operation of the bank, under the Community Reinvestment Act of 1977.

Under Florida law, a person or entity proposing to directly or indirectly acquire control of a Florida bank must first obtain permission from the Florida Office of Financial Regulation (the “OFR”). Florida statutes define “control” as either (i) indirectly or directly owning, controlling or having power to vote 25% or more of the voting securities of a bank; (ii) controlling the election of a majority of directors of a bank; (iii) owning, controlling, or having power to vote 10% or more of the voting securities as well as directly or indirectly exercising a controlling influence over management or policies of a bank; or (iv) as determined by the OFR. These requirements affect JBI because Jacksonville Bank is chartered under Florida law and changes in control of JBI are indirect changes in control of Jacksonville Bank.

Tying

Bank holding companies and their affiliates are prohibited from tying the provision of certain services, such as extending credit, to other services or products offered by the holding company or its affiliates, such as deposit products.

Capital; Dividends; Source of Strength

The Federal Reserve imposes certain capital requirements on bank holding companies under the BHCA, including a minimum leverage ratio and a minimum ratio of “qualifying” capital to risk-weighted assets. These requirements are described below under “Capital Regulations.” Subject to its capital requirements and certain other restrictions, JBI is able to borrow money to make a capital contribution to Jacksonville Bank, and such loans may be repaid from dividends paid from Jacksonville Bank to JBI.

The ability of Jacksonville Bank to pay dividends, however, is subject to regulatory restrictions that are described below under “Dividends.” JBI is also able to raise capital for contributions to Jacksonville Bank by issuing securities without having to receive regulatory approval, subject to compliance with federal and state securities laws.

In accordance with Federal Reserve policy, JBI is expected to act as a source of financial strength to Jacksonville Bank and to commit resources to support Jacksonville Bank in circumstances in which JBI might not otherwise do so. In furtherance of this policy, the Federal Reserve may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve’s determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the financial holding company. Further, federal bank regulatory authorities have additional discretion to require a financial holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution’s financial condition.

The Jacksonville Bank

Jacksonville Bank is a banking institution that is chartered by and headquartered in the State of Florida, and it is subject to supervision and regulation by OFR. The OFR supervises and regulates all areas of Jacksonville Bank’s operations including, without limitation, the making of loans, the issuance of securities, the conduct of Jacksonville Bank’s corporate affairs, the satisfaction of capital adequacy requirements, the payment of dividends, and the establishment or closing of branches. Jacksonville Bank is also a member bank of the Federal Reserve System, which makes Jacksonville Bank’s operations subject to broad federal regulation and oversight by the Federal Reserve. In addition, Jacksonville Bank’s deposit accounts are insured by the FDIC to the maximum extent permitted by law, and the FDIC has certain enforcement powers over Jacksonville Bank.

As a state chartered banking institution in the State of Florida, Jacksonville Bank is empowered by statute, subject to the limitations contained in those statutes, to take and pay interest on savings and time deposits, to accept demand deposits, to make loans on residential and other real estate, to make consumer and commercial loans, to invest, with certain limitations, in equity securities and in debt obligations of banks and corporations and to provide various other banking services on behalf of Jacksonville Bank’s clients. Various consumer laws and regulations also affect the operations of Jacksonville Bank, including state usury laws, laws relating to fiduciaries, consumer credit and equal credit opportunity laws, and fair credit reporting. In addition, the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) prohibits insured state chartered institutions from conducting activities as principal that are not permitted for national banks. A bank, however, may engage in an otherwise prohibited activity if it meets its minimum capital requirements and the FDIC determines that the activity does not present a significant risk to the deposit insurance fund.

Reserves

The Federal Reserve requires all depository institutions to maintain reserves against some transaction accounts (primarily NOW and Super NOW checking accounts). The balances maintained to meet the reserve requirements imposed by the Federal Reserve may be used to satisfy liquidity requirements. An institution may borrow from the Federal Reserve Bank “discount window” as a secondary source of funds, provided that the institution meets the Federal Reserve Bank’s credit standards.

 Dividends

Jacksonville Bank is subject to legal limitations on the frequency and amount of dividends that can be paid to JBI. The Federal Reserve may restrict the ability of a bank to pay dividends if such payments would constitute an unsafe or unsound banking practice. These regulations and restrictions may limit JBI’s ability to obtain funds from Jacksonville Bank for JBI’s cash needs, including funds for acquisitions and the payment of dividends, interest, and operating expenses.

In addition, Florida law also places certain restrictions on the declaration of dividends from state chartered banks to their holding companies. Pursuant to the Florida Banking Code, the board of directors of state chartered banks, after charging off bad debts, depreciation and other worthless assets, if any, and making provisions for reasonably anticipated future losses on loans and other assets, may quarterly, semi-annually or annually declare a dividend of up to the aggregate net profits of that period combined with Jacksonville Bank’s retained net profits for the preceding two years and, with the approval of the OFR, declare a dividend from retained net profits which accrued prior to the preceding two years. Before declaring such dividends, 20% of the net profits for the preceding period as is covered by the dividend must be transferred to the surplus fund of Jacksonville Bank until this fund becomes equal to the amount of Jacksonville Bank’s common stock then issued and outstanding. A state chartered bank may not declare any dividend if (i) its net income from the current year combined with the retained net income for the preceding two years is a loss or (ii) the payment of such dividend would cause the capital account of Jacksonville Bank to fall below the minimum amount required by law, regulation, order or any written agreement with the OFR or a federal regulatory agency.

 Insurance of Accounts and Other Assessments

The FDIC merged the Bank Insurance Fund and the Savings Association Insurance Fund to form the Deposit Insurance Fund (the “DIF”) on March 31, 2006. The deposit accounts of Jacksonville Bank are currently insured by the DIF generally up to a maximum of $250,000 per separately insured depositor.  Jacksonville Bank pays its deposit insurance assessments to the DIF.

Effective January 1, 2007, the FDIC established a risk-based assessment system for determining the deposit insurance assessments to be paid by insured depository institutions. Under the assessment system, the FDIC assigns an institution to one of four risk categories, with the first category having two sub-categories based on the institution’s most recent supervisory and capital evaluations, designed to measure risk. Assessment rates currently range from 0.05% of deposits for an institution in the highest sub-category of the highest category to 0.43% of deposits for an institution in the lowest category. The FDIC is authorized to raise the assessment rates as necessary to maintain the minimum required 1.25% reserve ratio of premiums held to deposits insured. The FDIC allows the use of credits for assessments previously paid.

In addition, all FDIC insured institutions are required to pay assessments to the FDIC at an annual rate of approximately 0.0122% of insured deposits to fund interest payments on bonds issued by the Financing Corporation, an agency of the federal government established to recapitalize the predecessor to the Savings Association Insurance Fund. These assessments will continue until the Financing Corporation bonds mature in 2017 through 2019.

Transactions With Affiliates

Pursuant to Sections 23A and 23B of the Federal Reserve Act and Regulation W, the authority of Jacksonville Bank to engage in transactions with related parties or “affiliates” or to make loans to insiders is limited. Loan transactions with an “affiliate” generally must be collateralized and certain transactions between Jacksonville Bank and its “affiliates,” including the sale of assets, the payment of money or the provision of services, must be on terms and conditions that are substantially the same, or at least as favorable to Jacksonville Bank, as those prevailing for comparable nonaffiliated transactions. In addition, Jacksonville Bank generally may not purchase securities issued or underwritten by affiliates.

Loans to executive officers, directors or to any person who directly or indirectly, or acting through or in concert with one or more persons, owns, controls or has the power to vote more than 10% of any class of voting securities of a bank, which JBI refers to as “10% Shareholders,” or to any political or campaign committee the funds or services of which will benefit such executive officers, directors, or 10% Shareholders or which is controlled by such executive officers, directors or 10% Shareholders, are subject to Sections 22(g) and 22(h) of the Federal Reserve Act and its corresponding regulations (Regulation O) and Section 13(k) of the Exchange Act relating to the prohibition on personal loans to executives which exempts financial institutions in compliance with the insider lending restrictions of Section 22(h) of the Federal Reserve Act. Among other things, these loans must be made on terms substantially the same as those prevailing on transactions made to unaffiliated individuals and certain extensions of credit to such persons must first be approved in advance by a disinterested majority of the entire board of directors. Section 22(h) of the Federal Reserve Act prohibits loans to any such individuals where the aggregate amount exceeds an amount equal to 15% of an institution’s unimpaired capital and surplus plus an additional 10% of unimpaired capital and surplus in the case of loans that are fully secured by readily marketable collateral, or when the aggregate amount on all such extensions of credit outstanding to all such persons would exceed Jacksonville Bank’s unimpaired capital and unimpaired surplus. Section 22(g) identifies limited circumstances in which Jacksonville Bank is permitted to extend credit to executive officers.

Community Reinvestment Act

The Community Reinvestment Act and its corresponding regulations are intended to encourage banks to help meet the credit needs of their service area, including low and moderate income neighborhoods, consistent with the safe and sound operations of the banks. These regulations provide for regulatory assessment of a bank’s record in meeting the needs of its service area. Federal banking agencies are required to make public a rating of a bank’s performance under the Community Reinvestment Act. The Federal Reserve considers a bank’s Community Reinvestment Act when the bank submits an application to establish branches, merge, or acquire the assets and assume the liabilities of another bank. In the case of a financial holding company, the Community Reinvestment Act performance record of all banks involved in the Merger or acquisition are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other financial holding company. An unsatisfactory record can substantially delay or block the transaction.

Capital Regulations

The Federal Reserve has adopted risk-based, capital adequacy guidelines for financial holding companies and their subsidiary state chartered banks that are members of the Federal Reserve System. The risk-based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and financial holding companies, to account for off-balance sheet exposure, to minimize disincentives for holding liquid assets and to achieve greater consistency in evaluating the capital adequacy of major banks throughout the world. Under these guidelines, assets and off-balance sheet items are assigned to broad risk categories each with designated weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

The current guidelines require all financial holding companies and federally regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier I Capital. Tier I Capital, which includes common shareholders’ equity, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock and trust preferred securities, less certain goodwill items and other intangible assets, is required to equal at least 4% of risk-weighted assets. The remainder (“Tier II Capital”) may consist of (i) an allowance for loan losses of up to 1.25% of risk-weighted assets, (ii) excess of qualifying perpetual preferred stock, (iii) hybrid capital instruments, (iv) perpetual debt, (v) mandatory convertible securities, and (vi) subordinated debt and intermediate-term preferred stock up to 50% of Tier I Capital. Total capital is the sum of Tier I and Tier II Capital less reciprocal holdings of other banking organizations’ capital instruments, investments in unconsolidated subsidiaries and any other deductions as determined by the appropriate regulator (determined on a case by case basis or as a matter of policy after formal rule making).

In computing total risk-weighted assets, bank and financial holding company assets are given risk-weights of 0%, 20%, 50% and 100%. In addition, certain off-balance sheet items are given similar credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight will apply. Most loans will be assigned to the 100% risk category, except for performing first mortgage loans fully secured by 1- to 4-family and certain multi-family residential property, which carry a 50% risk rating. Most investment securities (including, primarily, general obligation claims on states or other political subdivisions of the United States) will be assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% risk-weight, and direct obligations of the U.S. Treasury or obligations backed by the full faith and credit of the U.S. Government, which have a 0% risk-weight. In covering off-balance sheet items, direct credit substitutes, including general guarantees and standby letters of credit backing financial obligations, are given a 100% conversion factor. Transaction-related contingencies such as bid bonds, standby letters of credit backing non-financial obligations, and undrawn commitments (including commercial credit lines with an initial maturity of more than one year) have a 50% conversion factor. Short-term commercial letters of credit are converted at 20% and certain short-term unconditionally cancelable commitments have a 0% factor.

The federal bank regulatory authorities have also adopted regulations that supplement the risk-based guideline. These regulations generally require banks and financial holding companies to maintain a minimum level of Tier I Capital to total assets less goodwill of 4% (the “leverage ratio”). The Federal Reserve permits a bank to maintain a minimum 3% leverage ratio if the bank achieves a 1 rating under the CAMELS rating system in its most recent examination, as long as the bank is not experiencing or anticipating significant growth. The CAMELS rating is a non-public system used by bank regulators to rate the strength and weaknesses of financial institutions. The CAMELS rating is comprised of six categories: capital adequacy, asset quality, management, earnings, liquidity, and sensitivity to market risk.

Banking organizations experiencing or anticipating significant growth, as well as those organizations which do not satisfy the criteria described above, will be required to maintain a minimum leverage ratio ranging generally from 4% to 5%. The bank regulators also continue to consider a “tangible Tier I leverage ratio” in evaluating proposals for expansion or new activities. The tangible Tier I leverage ratio is the ratio of a banking organization’s Tier I Capital, less deductions for intangibles otherwise includable in Tier I Capital, to total tangible assets.

Federal law and regulations establish a capital-based regulatory scheme designed to promote early intervention for troubled banks and require the FDIC to choose the least expensive resolution of bank failures. The capital-based regulatory framework contains five categories of compliance with regulatory capital requirements, including “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” and “critically undercapitalized.” To qualify as a “well-capitalized” institution, a bank must have a leverage ratio of no less than 5%, a Tier I risk-based ratio of no less than 6%, and a total risk-based capital ratio of no less than 10%, and the bank must not be under any order or directive from the appropriate regulatory agency to meet and maintain a specific capital level. Generally, a financial institution must be “well capitalized” before the Federal Reserve will approve an application by a financial holding company to acquire or merge with a bank or bank holding company.

Under the regulations, the applicable agency can treat an institution as if it were in the next lower category if the agency determines (after notice and an opportunity for hearing) that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice. The degree of regulatory scrutiny of a financial institution will increase, and the permissible activities of the institution will decrease, as it moves downward through the capital categories. Institutions that fall into one of the three undercapitalized categories may be required to (i) submit a capital restoration plan; (ii) raise additional capital; (iii) restrict their growth, deposit interest rates, and other activities; (iv) improve their management; (v) eliminate management fees; or (vi) divest themselves of all or a part of their operations. Financial holding companies controlling financial institutions can be called upon to boost the institutions’ capital and to partially guarantee the institutions’ performance under their capital restoration plans.

It should be noted that the minimum ratios referred to above are merely guidelines and the bank regulators possess the discretionary authority to require higher ratios.

Interstate Banking and Branching

The BHCA was amended by the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the “Interstate Banking Act”). The Interstate Banking Act provides that adequately capitalized and managed financial and bank holding companies are permitted to acquire banks in any state.

State laws prohibiting interstate banking or discriminating against out-of-state banks are preempted. States are not permitted to enact laws opting out of this provision; however, states are allowed to adopt a minimum age restriction requiring that target banks located within the state be in existence for a period of years, up to a maximum of five years, before such bank may be subject to the Interstate Banking Act. The Interstate Banking Act establishes deposit caps which prohibit acquisitions that result in the acquiring company controlling 30% or more of the deposits of insured banks and thrift institutions held in the state in which the target maintains a branch or 10% or more of the deposits nationwide. States have the authority to waive the 30% deposit cap. State-level deposit caps are not preempted as long as they do not discriminate against out-of-state companies, and the federal deposit caps apply only to initial entry acquisitions.

The Interstate Banking Act also provides that adequately capitalized and managed banks are able to engage in interstate branching by merging with banks in different states. Unlike the interstate banking provision discussed above, states were permitted to opt out of the application of the interstate merger provision by enacting specific legislation.

Florida responded to the enactment of the Interstate Banking Act by enacting the Florida Interstate Branching Act (the “Florida Branching Act”). The purpose of the Florida Branching Act was to permit interstate branching through merger transactions under the Interstate Banking Act. Under the Florida Branching Act, with the prior approval of the OFR, a Florida bank may establish, maintain and operate one or more branches in a state other than the State of Florida pursuant to a merger transaction in which the Florida bank is the resulting bank. In addition, the Florida Branching Act provides that one or more Florida banks may enter into a merger transaction with one or more out-of-state banks, and an out-of-state bank resulting from such transaction may maintain and operate the branches of the Florida bank that participated in such merger. An out-of-state bank, however, is not permitted to acquire a Florida bank in a merger transaction unless the Florida bank has been in existence and continuously operated for more than three years.

 Anti-money Laundering

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”) was enacted in response to the terrorist attacks occurring on September 11, 2001. The USA PATRIOT ACT is intended to strengthen the U.S. law enforcement and intelligence communities’ ability to work together to combat terrorism. Title III of the USA PATRIOT ACT, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, amended the Bank Secrecy Act and adopted additional provisions that increased the obligations of financial institutions, including Jacksonville Bank, to identify their clients, watch for and report upon suspicious transactions, respond to requests for information by federal banking and law enforcement agencies, and share information with other financial institutions. In addition, the collected customer identification information must be verified within a reasonable time after a new account is opened through documentary or non-documentary methods. All new clients must be screened against any government lists of known or suspected terrorists within a reasonable time after opening an account.

On July 19, 2007, the Federal Reserve and the other federal financial regulatory agencies issued an interagency policy on the application of Section 8(s) of the Federal Deposit Insurance Act. This provision generally requires each federal banking agency to issue an order to cease and desist when a bank is in violation of the requirement to establish and maintain a Bank Secrecy Act/anti-money laundering (“BSA/AML”) compliance program. The policy statement provides that, in addition to the circumstances where the agencies will issue a cease and desist order in compliance with Section 8(s), they may take other actions as appropriate for other types of BSA/AML program concerns or for violations of other BSA requirements. The policy statement also does not address the independent authority of the U.S. Department of the Treasury’s Financial Crimes Enforcement Network to take enforcement action for violations of the BSA.

Securities Activities

On September 19, 2007, the SEC adopted Regulation R, which implements the bank broker-dealer exceptions enacted in the GLB Act. Regulation R impacts the way Jacksonville Bank’s employees who are not registered with the SEC may be compensated for referrals to a third party broker-dealer for which Jacksonville Bank has entered into a networking arrangement. In addition, Regulation R broadens the ability of Jacksonville Bank to effect securities transactions in a trustee or fiduciary capacity without registering as a broker, to effect certain sweep account transactions, and to accept orders for securities transactions from employee plan accounts, individual retirement plan accounts, and other similar accounts. Banks are expected to comply on the first day of their fiscal year beginning on or after September 1, 2010.

Privacy

Under the GLB Act, federal banking regulators adopted rules limiting the ability of banks and other financial institutions to disclose nonpublic information about consumers to nonaffiliated third parties. The rules require disclosure of privacy policies to consumers and, in some circumstances, allow consumers to prevent disclosure of certain personal information to nonaffiliated third parties.

Fair and Accurate Credit Transaction Act of 2003

The Fair and Accurate Credit Transaction Act of 2003, which amended the Fair Credit Reporting Act, enhances consumers’ ability to combat identity theft, increases the accuracy of consumer reports, allows consumers to exercise greater control over the type and amount of marketing solicitations they receive, restricts the use and disclosure of sensitive medical information, and establishes uniform national standards in the regulation of consumer reporting.

On October 31, 2007, the Federal Reserve and the other federal financial regulatory agencies together with the U.S. Department of the Treasury and the Federal Trade Commission issued final regulations (the “Red Flag Regulations”) enacting Sections 114 and 315 of the Fair and Accurate Credit Transaction Act of 2003. The Red Flag Regulations require the surviving bank subsidiary to have identity theft policies and programs in place by no later than November 1, 2010. The Red Flag Regulations require the surviving bank subsidiary to develop and implement an identity theft protection program for combating identity theft in connection with new and existing consumer accounts and other accounts for which there is a reasonably foreseeable risk of identity theft.

Consumer Laws and Regulations

Jacksonville Bank is also subject to other federal and state consumer laws and regulations that are designed to protect consumers in transactions with banks. While the list set forth below is not exhaustive, these laws and regulations include the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Check Clearing for the 21st Century Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, and the Real Estate Settlement Procedures Act, among others. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with clients when taking deposits or making loans to such clients. Jacksonville Bank must comply with the applicable provisions of these consumer protection laws and regulations as part of its ongoing customer relations.

Future Legislative Developments

Various legislative acts are from time to time introduced in Congress and the Florida legislature. Such legislation may change banking statutes and the environment in which JBI and Jacksonville Bank operate in substantial and unpredictable ways. JBI cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations with respect thereto, would have upon JBI’s financial condition or results of operations or that of Jacksonville Bank.

Effect of Governmental Monetary Policies

The commercial banking business in which Jacksonville Bank engages is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve. Changes in the discount rate on member bank borrowing, availability of borrowing at the “discount window,” open market operations, the imposition of changes in reserve requirements against member banks’ deposits and assets of foreign branches and the imposition of and changes in reserve requirements against certain borrowings by banks and their affiliates are some of the instruments of monetary policy available to the Federal Reserve. These monetary policies are used in varying combinations to influence overall growth and distributions of bank loans, investments and deposits, and this use may affect interest rates charged on loans or paid on deposits. The monetary policies of the Federal Reserve have had a significant effect on the operating results of commercial banks and are expected to do so in the future. The monetary policies of the Federal Reserve are influenced by various factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and in the fiscal policies of the U.S. Government. Future monetary policies and the effect of such policies on the future business and earnings of Jacksonville Bank cannot be predicted.

Income Taxes

JBI is subject to income taxes at the federal level and subject to state taxation in Florida. JBI files a consolidated federal tax return with a fiscal year ending on December 31.

TRANSFER RESTRICTIONS

All shares of JBI common stock to be issued in the Merger will be freely transferable under the Securities Act of 1933, as amended (the “Securities Act”), except shares received by “affiliates” of ABI at the time of the Merger. These affiliates may only sell their shares in transactions permitted by Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. “Affiliates” would typically include directors, executive officers, and those who control, are controlled by, or are under common control with ABI.

This proxy statement/prospectus does not cover resales of JBI common stock to be received by any person who may be deemed to be an affiliate of ABI. Each ABI affiliate who will become an affiliate of JBI after the Merger has executed and delivered to JBI an agreement. Under this agreement, such affiliate of ABI has agreed not to offer to sell, transfer or otherwise dispose of any of the shares of JBI common stock issued to him pursuant to the Merger except in compliance with Rule 144, or in a transaction that is otherwise exempt from the registration requirements of, or in an offering which is registered under, the Securities Act. JBI may place restrictive legends on certificates representing JBI common stock issued to all persons who are deemed to be “affiliates” of ABI under Rule 144.

INDEMNIFICATION OF JBI DIRECTORS, OFFICERS, AND EMPLOYEES

The Florida Business Corporation Act (the “FBCA”) authorizes a company to indemnify its directors and officers in certain instances against certain liabilities that they may incur by virtue of their relationship with the company. A company may indemnify any director, officer, employee or agent against judgments, fines, penalties, amounts paid in settlement, and expenses incurred in any pending, threatened or completed civil, criminal, administrative, or investigative proceeding (except an action by the company) against him in his capacity as a director, officer, employee, or agent of the company, or another company if serving in such capacity at the company’s request if he (i) acted in good faith; (ii) acted in a manner which he reasonably believed to be in, or not opposed to, the best interests of the company; and (iii) with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Furthermore, a company may indemnify any director, officer, agent or employee against expenses incurred in defense or settlement of any proceeding brought by the company against him in his capacity as a director, officer, employee or agent of the company, or another company if serving in such capacity at the company’s request, if he: (i) acted in good faith; (ii) acted in a manner which he reasonably believed to be in, or not opposed to, the best interests of the company; and (iii) is not adjudged to be liable to the company (unless the court finds that he is nevertheless reasonably entitled to indemnity for expenses which the court deems proper). A company must repay the expenses of any director, officer, employee or agent who is successful on the merits of an action against him in his capacity as such.

A Florida company is authorized to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, except for acts or omissions which constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful); (ii) a transaction in which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which certain liability provisions of the FBCA are applicable (related to payment of dividends or other distributions or repurchases of shares in violation of such Act); or (iv) willful misconduct or a conscious disregard for the best interests of the company in a proceeding by the company, or a company shareholder. A Florida company also is authorized to purchase and maintain liability insurance for those who are or were directors, officers, employees and agents.

Under JBI’s Post Merger Bylaws, JBI shall indemnify any director or any officer elected by its board of directors (and may indemnify any other officer or any employee or agent of JBI upon certain authorization procedures) who was or is a party to any proceeding (except an action by the company) by reason of the fact that such person is or was a director, officer, employee or agent of JBI, or is or was serving at JBI’s request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person (i) acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the company’s best interests, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of JBI, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Under JBI’s Post Merger Bylaws, JBI shall indemnify any director or any officer elected by its board of directors (and may indemnify any other officer or any employee or agent of JBI upon certain authorization procedures) who was or is a party to any proceeding by or in the right of JBI to procure a judgment in its favor by reason of the fact such person is or was a director, officer, employee or agent of JBI, or is or was serving at the request of JBI as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of investigating, litigating or otherwise bringing the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of JBI, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.  JBI shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the company would have the power to indemnify such person against such liability.  Expenses incurred by a director of the company or any officer elected by the board of directors in defending a civil or criminal proceeding shall be paid by the company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is not ultimately entitled to be authorized and indemnified by the company.  Such expenses incurred by other officers, employees or agents of the company may, at the discretion of the board of directors, be paid in advance upon such terms or conditions, including receipt of the undertaking to repay as described above, as the board of directors deems appropriate.

The indemnification and advancement of expenses provided by the Post Merger Bylaws of JBI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and JBI may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action by such a director, officer, employee or agent in such person’s official capacity and as to action in another capacity while holding such office or position;  provided, however, that indemnification shall not be made to or on behalf of, and any advancement of expenses shall be repaid by, any director, officer, employee or agent for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency, if the proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to JBI; and provided further that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the unlawful distribution liability provisions of FBCA Section 607.0834 (or any successor provision) are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the company in a proceeding by or in the right of the company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Federal banking law, which is applicable to JBI as a financial holding company and to Jacksonville Bank as an insured depository institution, limits the ability of JBI and Jacksonville Bank to indemnify their directors and officers. Neither JBI nor Jacksonville Bank may make, or agree to make, indemnification payments to an institution-affiliated party such as an officer or director in connection with any administrative or civil action instituted by a federal banking agency if as a result of the banking agency action the indemnitee is assessed a civil money penalty, is removed from office or prohibited from participating in the conduct of JBI’s or Jacksonville Bank’s affairs, or is subject to a cease and desist order. Prior to the resolution of any action instituted by the applicable banking agency, JBI or Jacksonville Bank, as applicable, may indemnify officers and directors only if their respective board of directors, as the case may be, (i) determines that the indemnified person acted in good faith, (ii) determines after investigation that making indemnification payments would not affect JBI’s safety and soundness or the safety and soundness of Jacksonville Bank, as the case may be, and (iii) if the indemnified party agrees in writing to reimburse JBI or Jacksonville Bank, as the case may be, for any indemnity payments which turn out to be impermissible.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to JBI’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, JBI has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF JBI COMMON STOCK

JBI currently has authorized capital stock of 10 million shares consisting of 2 million shares of preferred stock, par value $0.01 per share, and 8 million shares of common stock, par value, $0.01 per share, of which 1,750,437 shares of common stock, and no shares of preferred stock are presently issued and outstanding.   Immediately prior to the Merger, under the Post Merger Articles, JBI will have 50 million shares of authorized capital consisting of 10 million shares of preferred stock and 40 million shares of common stock.  After the Merger and the Stock Purchase, an estimated 4,999,940 shares will be issued and outstanding.

The holders of JBI’s common stock are entitled to elect the members of JBI’s board of directors and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of JBI.  No holder of any class of stock of JBI has preemptive rights with respect to the issuance of shares of that or any other class of stock and the holders of common stock are not entitled to cumulative voting rights with respect to the election of directors.

The holders of JBI’s common stock are entitled to dividends and other distributions if, as, and when declared by JBI’s board of directors out of assets legally available therefore. Upon the liquidation, dissolution or winding up of JBI, the holder of each share of JBI common stock will be entitled to share equally in the distribution of JBI’s assets.  The holders of JBI’s common stock are not entitled to the benefit of any sinking fund provision.  The shares of common stock of JBI are not subject to any redemption provisions, nor are they convertible into any other security or property of JBI.  All shares of JBI’s common stock outstanding upon completion of the Merger and Stock Purchase will be fully paid and nonassessable.

COMPARISON OF RIGHTS OF HOLDERS OF ABI COMMON STOCK
AND JBI COMMON STOCK

JBI and ABI are both organized under the laws of the State of Florida. Any differences, therefore, in the rights of holders of JBI common stock and ABI common stock arise primarily from differences in their respective articles of incorporation and bylaws. Upon completion of the Merger, the Post Merger Articles and Post Merger Bylaws for JBI will be in effect, and will be the articles of incorporation and bylaws of the surviving corporation in the Merger. Consequently, after the effective time of the Merger, the rights of the shareholders of ABI who become shareholders of JBI will be determined by reference to the Post Merger Articles and Post Merger Bylaws.

 Set forth below is a summary comparison of the rights of a JBI shareholder under the Post Merger Articles and Post Merger Bylaws of JBI as of the effective time of the Merger (left column) and the rights of an ABI shareholder under ABI’s articles of incorporation and bylaws (right column). The summary set forth below is not intended to provide a comprehensive summary of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of the Post Merger Articles and Post Merger Bylaws of JBI that will be in effect as of the effective time of the Merger and the text of ABI’s articles of incorporation and bylaws.

JBI	ABI

Authorized Capital

JBI has authority to issue 50 million shares of capital stock consisting of 40 million shares of common stock, par value $0.01 per share, and 10 million shares of preferred stock, par value $0.01 per share.

Before issuing a series of preferred stock, JBI’s board of directors is permitted to establish the number of shares to be included in each such series and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions relating to the shares of the series.

ABI has authority to issue 12 million shares of capital stock consisting of 10 million shares of common stock, par value $0.01 per share, and 2 million shares of preferred stock, no par value.

Before issuing a series of preferred stock, ABI’s board of directors is permitted to establish the number of shares to be included in each such series and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions relating to the shares of the series.

Preemptive Rights

JBI’s Post Merger Articles do not provide for preemptive rights.	ABI’s articles of incorporation do not provide for preemptive rights.

Shareholder Voting

Each outstanding share of common stock is entitled to one vote per share.

In general, a majority of the outstanding shares represented in person or by proxy at a shareholder meeting will constitute a quorum.

Holders of JBI common stock do not have cumulative voting rights.

Each outstanding share of common stock is entitled to one vote per share.

In general, a majority of the outstanding shares entitled to be cast on a matter shall constitute a quorum of the voting group for action on that matter.

Holders of ABI common stock do not have cumulative voting rights.

Action by Written Consent
JBI’s Post Merger Bylaws permit shareholder actions taken by written consent.	Subject to the rights of holders of the company’s preferred stock, ABI’s bylaws do not permit shareholder actions taken by written consent.

Notice of Shareholders’ Meeting
JBI’s Post Merger Bylaws provide that written notice of the place, day, time, and the purpose or purposes of the meeting shall be mailed not less than ten nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Any notice to shareholders may also be given by a form of electronic transmission consented to by the shareholder in the manner and extent permitted by Florida law and applicable Federal law.

ABI’s bylaws provide that written notice of the place, day and time, and if a special meeting, the purpose of the meeting, shall be delivered not less than ten nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

Special Meeting of Shareholders
JBI’s Post Merger Bylaws provide that a special meeting of the shareholders may be called for any purpose or purposes unless otherwise prescribed by statute by the Chairman of the board of directors, the Chief Executive Officer or President of JBI, by JBI’s board of directors or at the request of shareholders holding at least 10% of all votes entitled to vote on the proposed issue or issues.

ABI’s bylaws provide that a special meeting of the shareholders may be called by the board of directors, the Chairman of the Board, the Chief Executive Officer, or by written demand of shareholders holding at least 20% of the votes entitled to be cast on any proposal to be considered at the proposed special meeting.

Number of Directors
JBI’s Post Merger Articles and Post Merger Bylaws fix the required number of directors at not less than three nor more than 15 directors with the actual number of directors to be fixed from time to time by resolution of a majority of JBI’s directors.

ABI’s articles of incorporation and bylaws fix the required number of directors at not less than three nor more than 15 directors with the actual number of directors to be fixed from time to time by resolution of a majority of ABI’s directors.  The board of directors is authorized to increase the number of directors by no more than two until the next annual meeting of shareholders.

Classes of Directors
JBI’s Post Merger Articles provide for a staggered board of directors, consisting of three classes with the number of directors in each class being as nearly equal as possible and with the term of office of one class expiring each year.

JBI’s Post Merger Bylaws provide that directors are to serve in the class in which they are elected until their term expires or until their successors are elected and qualified.

ABI’s articles of incorporation provide for a staggered board of directors consisting of three classes with the number of directors in each class being as nearly equal as possible with the term of office of one class expiring each year.

ABI’s articles of incorporation and bylaws provide that directors are to serve until their successors are elected or appointed and qualified, except in the event of resignation, removal or disqualification.

Special Meeting of the Board of Directors
JBI’s Post Merger Bylaws provide that special meetings of the board of directors may be called by the Chairman, the President, or any two directors, upon at least two days notice.	ABI’s bylaws provide that special meetings of the board of directors may be called by the Chairman of the Board, or the executive committee upon at least two days notice.

Vacancies and Newly Created Directorships
JBI’s Post Merger Articles generally provide that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors may be filled only by a majority vote of the directors then in office, though less than a quorum, or, if no directors remain, by the affirmative vote of not less than a majority of the shares entitled to vote in the election of directors generally. Directors so chosen shall hold office for until the next election of the classes of directors they have replaced and until their successors have been elected and qualified.

JBI’s Post Merger Bylaws provide that if there is any vacancy on the board of directors, then the board of directors may, but is not required to, fill such vacancy by the affirmative vote of a majority of the remaining directors or, if no directors remain, by the affirmative vote of not less than a majority of the shares entitled to vote in the election of directors generally.

ABI’s bylaws provide that vacancies on the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum.  Directors chosen by the board of directors to fill vacancies shall serve until the next annual meeting of shareholders at which the term of office of the class of director to which they have been elected expires and such director’s successor shall have been duly elected and qualified.

Removal of Directors
JBI’s Post Merger Articles and Post Merger Bylaws provide that directors may be removed with or without cause upon the affirmative vote of the shareholders owning a majority of the shares then entitled to vote at an election of directors.

Subject to any rights of holders of preferred shares, ABI’s articles of incorporation and bylaws provide that any director may be removed by the shareholders at any time upon the affirmative vote of the shareholders owning a majority of the shares then entitled to vote at an election of directors.

Control Share Acquisitions
JBI expressly elects in its Post Merger Articles to not have the Florida Control Share Acquisitions statute apply to “control share acquisitions” of shares of the company before the “control share acquisition.”

The Florida Control Share Acquisitions statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director.

A corporation in its articles of incorporation or bylaws can elect not to be subject to this statute.

ABI’s articles of incorporation provide that the company  shall  not be  merged or  consolidated  with  another corporation or entity and the company shall not sell or otherwise dispose of all or substantially all of its properties or assets unless such  merger,  consolidation,  sale or  disposition  is approved by a vote of at least 70% of the outstanding shares of common stock of the company.

ABI is subject to the Florida Control Share Acquisitions statute.  The Florida Control Share Acquisitions statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director.

A corporation in its articles of incorporation or bylaws can elect not to be subject to this statute.  ABI’s articles of incorporation and bylaws do not address the Florida Control Share Acquisitions statute.

Acquisition Offers
Neither JBI’s Post Merger Articles nor Post Merger Bylaws contain similar provisions.
ABI’s articles of incorporation provide that ABI shall not be merged or  consolidated  with  another corporation or entity and ABI shall not sell or otherwise dispose of all or substantially  all of its properties or assets unless such  merger,  consolidation,  sale or  disposition  is approved by a vote of at least 70% of the outstanding shares of ABI’s common stock.

ABI’s articles of incorporation provide that the board of directors, when evaluating any offer of another “Person” (as defined in the Articles) to: (i) make a tender or exchange offer for any equity security of ABI, (ii) merge or consolidate ABI with another corporation or entity, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of ABI, shall, in connection with the exercise of its judgment in determining what is in the best interest of the company and its shareholders, give due consideration to all relevant factors including, without limitation, (a) the social and economic effect of acceptance of such offer on the company’s present and future customers and employees and those of its subsidiaries; (b) on the communities in which ABI and its subsidiaries operate or are located; and (c) on the ability of ABI to fulfill its corporate objectives as a financial institution holding company and on the ability of its subsidiary financial institutions to fulfill the objectives of such institutions under applicable statutes and regulations.

Affiliated Transactions and Business Combinations
JBI expressly elects in its Post Merger Articles to not be governed by Florida Business Corporations Act Section 607.0901 or any successor statute.

Section 607.0901 of the Florida Business Corporations Act requires approval by two-thirds of a company’s shareholders to effect certain “affiliated transactions” with an “interested shareholder” that do not meet one of several criteria, including not receiving approval by a majority of the company’s disinterested directors.  “Interested shareholders” are those that own more than 10% of the company’s outstanding voting securities.  “Affiliated transactions” include, but are not limited to, (i) any merger or consolidation with, or a disposition of the company’s assets to, an interested shareholder, (ii) the issuance or transfer by the company of any shares of the company which have an aggregate fair market value equal to 5% or more of the aggregate fair market value of all of the outstanding shares of the company to an interested shareholder, or (iii) the adoption of any plan or proposals of liquidation or dissolution with an interested shareholder.
A corporation in its articles of incorporation or bylaws may elect not to be subject to this statute.
Neither ABI’s articles of incorporation nor bylaws contain similar provisions.

Indemnification
In general, JBI’s Post Merger Bylaws provide for the various standards of indemnification of directors, officers, employees and agents, as authorized by the board of directors and for the advancement of expenses incurred in connection with the defense of any action, suit, or proceeding that the director, officer, employee, agent, or other was a party to by reason of the fact that he or she is or was a serving in such capacity on behalf of JBI upon the receipt of an undertaking to repay such amount, if it is ultimately determined that such person is not entitled to indemnification.  A more thorough discussion of the indemnification provisions in JBI’s Post Merger Bylaws can be found in the section of this proxy statement/prospectus entitled, “Indemnification of JBI Directors, Officers, and Employees.”

JBI’s Post Merger Bylaws permit JBI to purchase insurance on behalf of any person who is or was a director, officer, employee or agent of the company.

In general, ABI’s bylaws provide for the indemnification of its directors or officers to the fullest extent permitted by Florida law against reasonable expenses, settlements and judgments incurred in connection with any claim, suit or proceeding in which he or she may be involved by reason of he or she having been an officer or director.

Amendments to Governing Instruments

JBI’s Post Merger Articles permit JBI to amend, alter, change or repeal any provision contained in the Post Merger Articles, in the manner now or hereafter prescribed by statute or the articles, and all rights conferred upon shareholders by the Post Merger Articles are granted subject to this reservation. The Post Merger Articles may be amended as provided by law.
JBI’s board of directors is authorized, upon the affirmative vote of a majority of the directors at any regular meeting, or at any special meeting when the proposed amendment has been set out in the notice of such special meeting, to amend, alter, change or repeal any and all of JBI’s bylaws and to adopt new amended and restated bylaws. The shareholders of JBI may also amend JBI’s bylaws by the affirmative vote of a majority of the votes entitled to vote on such amendment.

ABI reserves the right to amend or repeal any provision contained in its articles of incorporation, including any right conferred upon its shareholders.

ABI’s articles of incorporation require an affirmative vote of at least 70% of the outstanding common stock of ABI to amend the sections of the articles concerning removal of directors by shareholders and acquisition offers.

ABI’s bylaws may be amended at any time by a majority vote of the full board of directors or by a majority vote of the votes cast by the shareholders of the company at any legal meeting.

Director Nominations and Advance Notice for New Business

Nominations for election to the board of directors and for business may be made (i) pursuant to JBI’s notice of meeting; (ii) by the board of directors or (iii) by any shareholder entitled to vote that complies with all of the notice provisions found in the Post Merger Articles.

Nominations of persons for election to JBI’s board of directors may be made by any shareholder entitled to vote in the election of directors if such shareholder provides advance notice of the proposed nomination and complies with the provision of Section 6.03 of the Post Merger Articles.  The notice must provide (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee during the past five years; (iii) the number of shares that are “beneficially owned” (as defined in Section 13(d)(3) of the Exchange and Rule 13d-3 thereunder) by each such nominee; (iv) the particular experience, qualifications, attributes or skills that qualify each such nominee to serve as a director of the company; (v) whether each such nominee has ever been at any time a director, officer or beneficial owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any person and if so a description thereof; (vi) any directorships or similar positions held by such nominee in the last five years in any person with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (vii) whether, in the last 10 years, each such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental, regulatory or self-regulatory entity, concerning any violation of federal, state or other law, or any administrative proceeding or proceeding in bankruptcy, in order to evaluate the ability or integrity of the nominee; (viii) the name and address of the nominator and the number of shares held by the nominator, and a written confirmation that the nominator is and will remain a shareholder of the company through the meeting; (ix) a representation that the nominator intends to appear in person or by proxy at the meeting to make such nomination; (x) full disclosure of the existence and terms of all agreements and understandings between the nominator or any other person and the nominee with respect to the nominee’s nomination, or possible election and service to the board of directors, or a confirmation that there are no such arrangements or understandings; (xi) the written consent of each such nominee to serve as a director if elected; and (xii) any other information reasonably requested by the company.

For business to be properly brought before a shareholder meeting, a shareholder must give timely written notice to the Secretary.  To be timely, the shareholder’s notice with respect to an annual meeting must be delivered to or received at JBI’s principal executive offices not less than 60 days nor more than 90 days before the anniversary date of the immediately preceding annual meeting. If the annual meeting is called on a date that is not within 20 days of the preceding annual meeting anniversary date, then notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or publicly disclosed.  To be timely, the shareholder’s notice with respect to a special meeting must be received by the Secretary not later than the close of the tenth day following the date on which notice of the meeting was first mailed to shareholders.

To be in proper written form, a shareholder’s notice must set forth: (i) the names and business addresses of the proponent and all persons acting in concert with the proponent, (ii) the name and address of the proponent and persons identified in clause (i), as they appear on the company’s books (if they so appear); (iii) the class and number of shares entitled to be voted on the proposal that are beneficially owned by the proponent and the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto; and (v) such other information as the board of directors reasonably determines is necessary or appropriate to enable the board of directors and shareholders of the company to consider the proposal.

Nominations of persons for election to the board of directors of ABI may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the board of directors or (ii) by any shareholder of ABI entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the bylaws.  Such nominations, other than those made by or at the direction of the board of directors, shall be made by timely notice in writing to the Secretary of the company.  To be timely, a shareholder’s notice shall be delivered or mailed to and received at the principal executive offices of ABI not more than 60 days or less than 10 days prior to the date of the meeting; provided, however, that in the event that less than 40 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or publicly disclosed.  Such shareholder’s notice shall set forth (i) as to each person whom such shareholder proposes to nominate for election or re-election as a director,  all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including  such person’s  written consent to being named in the proxy statement as a nominee  and to serving as a director if elected); and (ii) as to the shareholder giving the notice (x) the name and address, as they appear on ABI’s books, of such shareholder and (y) the class and number of shares of  ABI’s capital stock that are beneficially owned  by such shareholder.  At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the Secretary of the company that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of ABI unless nominated in accordance with the provisions of the ABI’s bylaws.  The officer of ABI or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to ABI’s Secretary.  To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of ABI not less than 60 days prior to the date of the annual meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or publicly disclosed. A shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the  annual meeting, (ii) the name and address, as they appear on ABI’s books, of the shareholder proposing such business, (iii) the class and number of shares of ABI’s capital stock that are beneficially owned by such shareholder and (iv) any material interest of such shareholder in such  business.

MANAGEMENT FOLLOWING THE MERGER

The following persons are expected to serve as directors and executive officers of JBI after the Merger.  Donald F. Glisson, Jr., currently a director of ABI, and John Sullivan, a principal of CapGen Financial Advisors, are expected to be named as directors of JBI in connection with the Merger and the Stock Purchase.

Name	Age	Position(s)

Price W. Schwenck	67	Chief Executive Officer
		Director

Gilbert J. Pomar, III	50	President
		Director

Scott M. Hall	46	Executive Vice President
		Chief Credit Officer

Valerie A. Kendall	58	Executive Vice President
		Chief Financial Officer

Donald E. Roller	73	Chairman of the Board of Directors

Donald F. Glisson, Jr.	50	Director

James M. Healey	53	Director

John C. Kowkabany	68	Director

R. C. Mills	72	Director

John W. Rose	61	Director

John R. Schultz	46	Director

Charles F. Spencer	68	Director

John Sullivan	54	Director

Gary L. Winfield, MD	53	Director

Price W. Schwenck.  Mr. Schwenck has served as director of JBI and Jacksonville Bank since 1999 and has served as Chief Executive Officer of JBI since May 2010.  He has been Chairman of the board of directors for Jacksonville Bank since 1999 and was formerly the Chief Executive Officer of JBI from 1999 until April 26, 2000.  From May 2000 to February 2003, Mr. Schwenck was President and Chief Executive Officer of P.C.B. Bancorp, Inc., a multi-bank holding company located in Clearwater, Florida.  Mr. Schwenck served as Regional President for First Union National Bank in Ft. Lauderdale, Florida, from 1988 to 1994 and in Jacksonville, Florida, from 1994 until he retired in 1999.  Mr. Schwenck is currently a director of Freedom Bank of America in St. Petersburg, Florida.  Mr. Schwenck received his Bachelors degree and M.B.A. from the University of South Florida and his M.S. from the University of Miami in 1996 after four years of extended study and application in the field of quality management and leadership.

As a result of these professional and other experiences, Mr. Schwenck possesses particular knowledge in a variety of areas—including corporate structure and board experience; mergers and acquisitions; private and public sector experience; banking and financial services industry experience; strategic planning and management—qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

Gilbert J. Pomar, III.  Mr. Pomar has served as director of JBI and Jacksonville Bank since 1999.  He has served as JBI's President since March 1999 and also served as JBI’s Chief Executive Officer from 2000 until May 2010. Prior to joining JBI, Mr. Pomar was employed by First Union National Bank in Jacksonville.  During his tenure with First Union, Mr. Pomar was Senior Portfolio Manager and Senior Vice President/Commercial Banking Manager.  Mr. Pomar has more than 25 years of banking experience, including holding various positions with Southeast Bank, First National Bank of Chicago, Barnett Bank and Florida Coast Bank. Mr. Pomar is active in various community efforts, including directorships at the American Cancer Society, Junior Achievement of North Florida, Downtown Vision, Timuquana Country Club, University of North Florida College of Business, and the Florida Bankers Association.  Mr. Pomar is a graduate of the University of Florida, where he earned his Bachelor of Science degree in Finance.

As a result of these professional and other experiences, Mr. Pomar possesses particular knowledge in a variety of areas—including corporate structure; public company board experience; mergers and acquisitions; strategic planning; accounting and financial acumen; and a high level of integrity and personal character— qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

Scott M. Hall.  Mr. Hall has served as Executive Vice President of JBI and Jacksonville Bank since February 2008 and was named Chief Credit Officer of JBI in April 2010. Mr. Hall previously served as Chief Lending Officer of JBI and Jacksonville Bank from 2008 to April 2010 and as Executive Vice President and Senior Loan Officer of Jacksonville Bank from 2000 to 2008.  Mr. Hall has over 20 years of experience in the financial services industry.  Before joining Jacksonville Bank in 1999 as Senior Vice President, he was employed with First Union National Bank in Jacksonville for eight years as Vice President/Commercial Banking Relationship Manager.  His community activities include serving on the board of The National Association of Industrial and Office Properties (NAIOP) and as a committee member of the Gator Bowl Association.  Mr. Hall is a graduate of the University of North Florida, where he received his Bachelor of Business Administration degree in Finance.

Valerie A. Kendall.  Ms. Kendall has served as Executive Vice President and Chief Financial Officer of JBI and Jacksonville Bank since 2004.  Ms. Kendall’s banking career spans more than 20 years.  Prior to joining Jacksonville Bank in 2004, she served from 2000 as Executive Vice President and Chief Financial Officer of P.C.B. Bancorp, Inc., a $650 million multi-bank holding company based in Clearwater, Florida.  She also held senior finance positions with AmSouth Bank, Barnett Bank (Bank of America) and SunTrust.  Ms. Kendall received her Bachelor of Science degree in Accounting from Florida Southern College and is a Certified Public Accountant.

Donald E. Roller.  Mr. Roller has served as director of JBI and Jacksonville Bank since 1999 and currently serves as the Chairman of the Board.  Mr. Roller served as President and Chief Executive Officer of U.S. Gypsum Company from 1993 through 1996, when he retired.  He was also previously the Executive Vice President of USG Corporation. Mr. Roller has had extensive experience in directorship positions; he serves as Chairman of the Board of Life Care Pastoral Services, Inc. and Glenmoor at St. Johns, both not-for-profit Continuing Care Retirement Communities, located in St. Augustine, Florida, and has served as acting Chief Executive Officer and Chairman of the Audit Committee for Payless Cashways, Inc.

As a result of these professional and other experiences, Mr. Roller possesses particular knowledge in a variety of areas—including corporate structure; mergers and acquisitions; public company board experience (specifically audit, compensation and governance); and strategic planning— qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

Donald F. Glisson, Jr.   It is anticipated that Mr. Glisson will serve as a director of JBI after the Merger.  He has served as Chairman of the board of directors of ABI since 1998 and has been a director of Oceanside Bank since 1996.  Mr. Glisson serves as Chairman and Chief Executive Officer of Triad Financial Services, Inc., the second largest consumer finance company in the United States.  Headquartered in Jacksonville, Florida, Triad Financial has 125-plus employees with five offices across the country, including branch offices in Chicago, Illinois and Houston, Texas. Mr. Glisson graduated from Florida State University with a Bachelor’s degree in finance.

As a result of these professional and other experiences, Mr. Glisson possesses particular knowledge in a variety of areas—including executive and board experience at a public bank holding company and professional lending experience as an officer of an established finance company— qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

James M. Healey.  Mr. Healey has served as director of JBI and Jacksonville Bank since 1999.  Director and Partner of Mint Magazine, Inc. since 1992.  Before his association with Mint Magazine in 1985, Mr. Healey worked with Carnation Food Products, Inc. and International Harvester.  Mr. Healey attended Purdue University where he received a Bachelor of Arts degree from Purdue’s Business School with special studies in Marketing and Personnel.  Mr. Healey has been a resident and active member of the Jacksonville community since 1984.

As a result of these professional and other experiences, Mr. Healey possesses particular knowledge in a variety of areas—including corporate structure; marketing, manufacturing and the retail environment— qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

John C. Kowkabany.  Mr. Kowkabany has served as director of JBI and Jacksonville Bank since 1999.  He is a Jacksonville-based real estate investor and consultant and has significant private and public sector experience.  A resident of the city of Neptune Beach, he has been active in local government, serving as the city’s Mayor from 1989 to 1997, and Councilman from 1985 to 1989. The Honorable John C. Kowkabany’s public sector experience has provided him with experience and knowledge regarding the local business and civic communities.  For many years, Mr. Kowkabany has served with various civic and charitable organizations as an officer or director.  Mr. Kowkabany graduated with a Bachelor of Arts degree from Jacksonville University.

As a result of these professional and other experiences, Mr. Kowkabany possesses particular knowledge in a variety of areas—including real estate; private and public sector experience; civic and charitable organizations; corporate board experience; social responsibility and reputational issues— qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

R. C. Mills.  Mr. Mills has served as director of JBI and Jacksonville Bank since 1999.  He retired in April 2008 after serving as President of Heritage Propane Partners, L.P., a national distributor of propane gas, since 2005.  Mr. Mills is a graduate of the University of Sarasota and resides in the Jacksonville area.  Mr. Mills has an extensive business background and is experienced in business mergers and acquisitions, corporate finance and personnel management, having served in several executive management positions with a vertically integrated oil and gas company for over 25 years.

As a result of these professional and other experiences, Mr. Mills possesses particular attributes—including a high level of integrity and personal character; business and corporate financial sophistication in sales and distribution; public company board and committee experience (specifically compensation and governance); and mergers and acquisitions— qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

John W. Rose.  Mr. Rose has served as director of JBI and Jacksonville Bank since 1999.  Mr. Rose has been a financial services executive, advisor and investor for over 30 years.  Mr. Rose is a principal of CapGen Financial Advisors, a New York City-based private equity fund established in 2007, which specializes in bank and thrift investments, and which is an affiliate of CapGen Capital Group IV, LP.  Prior to that, from 1991 to 2007, he was President of McAllen Capital Partners, a financial advisory firm.  Mr. Rose earned his undergraduate degree from Case Western Reserve University and his M.B.A. from Columbia University.

As a result of these professional and other experiences, Mr. Rose possesses particular knowledge in a variety of areas—including accounting and financial acumen; public company board and committee experience (specifically audit, compensation and governance); and mergers and acquisitions— qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

John R. Schultz.  Mr. Schultz has served as director of JBI and Jacksonville Bank since 1999.  He has served as Vice President of Schultz Investments, Inc., an investment management company primarily involved in real estate investments, since 1992.  A fourth generation native of Jacksonville, Florida, Mr. Schultz attended The Bolles School (Jacksonville, Florida) and the University of Florida.  Mr. Schultz is a director of numerous companies and community organizations, including Metro YMCA, Daniel Properties, Inc. (Chairman), Trust for Public Land North Florida Advisory Council and The Schultz Foundation, Inc.

As a result of these professional and other experiences, Mr. Schultz possesses particular knowledge in a variety of areas—including private sector experience; civic and charitable organizations; social responsibility and reputational issues; strategic planning; consumer dynamics and the real estate environment— qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

Charles F. Spencer.  Mr. Spencer has served as director of JBI and Jacksonville Bank since 1999.  He has served as President of INOC LLC, a real estate management development company, since 2001, and Joshua Development LLC, a real estate holding company, since 2006.  Mr. Spencer is a member of the International Longshoremen’s Association’s AFL-CIO Executive Council where he has served as an International Vice President representing members from Maine to Texas since 2002.  In addition, Mr. Spencer is Executive Vice President of the South Atlantic and Gulf Coast District of I.L.A. and Vice President of the Florida AFL-CIO.  He serves on the Board of Trustees of Edward Waters College, the Jacksonville Housing and Community Development Board; and Westside Ministries, Inc.  Mr. Spencer is the former Chairman of the Board of the Jacksonville Sports Authority and former board member of the I.M. Sulzbacher Center for the Homeless, United Way of Northeast Florida, and the foundation board of Florida Community College at Jacksonville.

As a result of these professional and other experiences, Mr. Spencer possesses particular knowledge in a variety of areas—including corporate structure; mergers and acquisitions; private and public sector experience; civic and charitable organizations— qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

John Sullivan. It is anticipated that Mr. Sullivan will serve as a director of JBI after the Merger.  Mr. Sullivan has served as the Managing Director of CapGen Financial Advisors since its inception in July 2007.  Prior to founding CapGen, Mr. Sullivan served as a Senior Advisor at Deloitte, LLP for nine years.   He has extensive experience and a diverse background in all facets of bank and financial management. Mr. Sullivan has served as Chairman, President, Chief Executive, and Chief Operating Officer of various financial institutions in the New York metropolitan area, including Hamilton Bancorp, River Bank America (East River Savings Bank), Continental Bank, and Olympian New York Corp.  Mr. Sullivan is a senior advisor and member of the advisory board for New York State’s largest de novo banking effort, Signature Bank.  Prior to joining CapGen, he served as a senior advisor to the global financial services practice of a “big four” accounting firm. Mr. Sullivan was also a founding partner, board member, and executive officer of We Media, Inc., an award-winning company providing high quality media offerings to America’s 60 million people with disabilities.  Mr. Sullivan is a magna cum laude graduate of Niagara University and a CPA.

As a result of these professional and other experiences, Mr. Sullivan possesses particular attributes—including 30 years of experience in bank and financial management (specializing in business turnarounds, leading numerous under-performing institutions in successful mergers and working closely with state and federal bank regulators); financial sophistication; and business, professional and personal contacts— qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

Gary L. Winfield, MD.   Dr. Winfield has served as director of JBI and Jacksonville Bank since 1999.  He has been a medical director since November 2005 and a consultant since June 2000 at Memorial Hospital.  From 1991 through 2007, Dr. Winfield had an active family practice in Jacksonville Beach, Florida, operating as Sandcastle Family Practice, P.A.  Dr. Winfield has served as Vice President of Medical Affairs for Anthem Health Plans of Florida, a provider of health insurance.  Dr. Winfield received his undergraduate degree from the University of Oklahoma and is a graduate of the College of Medicine at the University of Oklahoma.

As a result of these professional and other experiences, Dr. Winfield possesses particular attributes—including a high level of integrity and personal character; business and financial sophistication; business, professional and personal contacts; and an ability to apply sound and independent business judgment— qualities that strengthen the collective knowledge and capabilities of JBI’s board of directors and which may be effective in serving JBI’s long-term best interests.

EXECUTIVE COMPENSATION

JBI

Summary Compensation Table

The following table sets forth for the fiscal years ended December 31, 2009 and December 31, 2008 the cash compensation paid or accrued for services in all capacities to JBI’s Chief Executive Officer, President, Chief Credit Officer and Chief Financial Officer (the “named executive officers”).

Name and Principal Position	Year	Salary (1)	Bonus (2)	Option Awards(3)	All Other Compensation		Total Compensation
Price W. Schwenck(10)	2009	$—-	$—	$—	$—		$—
Chief Executive Officer	2008	$—	$—	$—	$—		$—

Gilbert J. Pomar, III(10)	2009	$210,000	$40,000	$81,000	$29,836	(4)	$350,105
President	2008	$204,167	—	—	$33,484	(5)	$237,651

Scott M. Hall	2009	$160,000	$25,000	$40,500	$25,481	(6)	$250,981
Executive Vice President and Chief Credit Officer	2008	$156,673	—	—	$28,813	(7)	$185,486

Valerie A. Kendall	2009	$145,000	$25,000	$40,500	$17,217	(8)	$227,717
Executive Vice President and	2008	$144,173	—	—	$21,888	(9)	$166,061
Chief Financial Officer

(1)
Effective March 1, 2008, Mr. Pomar’s salary changed from $175,000 to $210,000; Mr. Hall’s salary changed from $140,000 to $160,000; and Ms. Kendall’s salary changed from $140,000 to $145,000.  Their salaries remained unchanged in 2009.

(2)	No performance bonuses were granted for 2008. The amounts shown for fiscal 2009 were earned for 2009 performance and were paid in January 2010.

(3)	For further information, refer to Note 11—Share-Based Compensation—in JBI’s consolidated financial statements for the year ended December 31, 2009 included herein.

(4)	Represents JBI matches for 401(k) deferrals of $9,848, $9,750 for use of JBI- owned automobile, $6,281 in club dues and $3,957 in insurance premiums in 2009.

(5)	Represents JBI matches for 401(k) deferrals of $12,256, $9,750 for use of JBI-owned automobile, $6,124 in club dues and $5,354 in insurance premiums in 2008.

(6)	Represents JBI matches for 401(k) deferrals of $7,504, $9,250 for use of JBI- owned automobile, $4,770 in club dues and $3,957 in insurance premiums in 2009.

(7)	Represents JBI matches for 401(k) deferrals of $9,406, $9,250 for use of JBI- owned automobile, $4,803 in club dues and $5,354 in insurance premiums in 2008.

(8)	Represents JBI matches for 401(k) deferrals of $6,801, $9,250 for use of JBI- owned automobile and $1,166 in club dues in 2009.

(9)	Represents JBI matches for 401(k) deferrals of $11,536, $9,250 for use of JBI- owned automobile and $1,102 in club dues in 2008.

(10)
Mr. Pomar served as JBI’s President and Chief Executive Officer through May 4, 2010. Effective May 5, 2010, Mr. Schwenck serves as JBI’s Chief Executive Officer. Mr. Pomar continues to serve as JBI’s President.

For 2009, based on individual and JBI performance, JBI’s Organization and Compensation Committee approved a $40,000 annual bonus for Mr. Pomar and a $25,000 bonus for each of Mr. Hall and Ms. Kendall.  During 2008, none of the named executive officers were granted stock options or restricted stock; however, in 2009, Mr. Pomar, Mr. Hall and Ms. Kendall were granted stock options to purchase shares in the amounts of 30,000, 15,000 and 15,000, respectively.  Between 1999 and 2004, Mr. Pomar, Mr. Hall and Ms. Kendall were granted stock options to purchase shares of JBI common stock in the amounts of 55,000, 25,000 and 15,000, respectively, based on attraction and retention objectives.  For more information regarding employment arrangements, see the section below entitled “Employment Agreements.”

Outstanding Equity Awards at Year End

The following table details all outstanding equity grants for the named executive officers as of December 31, 2009:

	Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Price W. Schwenck			-0-	-0-

Gilbert J. Pomar, III	03/05/2003	(1)	15,000	—	12.55	03/05/2013
	04/07/2004	(1)	10,000	—	23.25	04/07/2014
	12/21/2009	(2)	—	30,000	10.00	12/21/2014

Scott M. Hall	03/05/2003	(1)	5,000	—	12.55	03/05/2013
	04/07/2004	(1)	7,500	—	23.25	04/07/2014
	12/21/2009	(2)	—	15,000	10.00	12/21/2014

Valerie A. Kendall	04/07/2004	(1)	15,000	—	23.25	04/07/2014
	12/21/2009	(2)	—	15,000	10.00	12/21/2014

(1)	Options become exercisable in equal annual increments of 20% over a five-year period.
(2)	Options become exercisable in equal annual increments of 25% over a four-year period.

Option Exercises and Stock Vesting

There were no option exercises by executive officers of JBI in the last fiscal year, and no executive officers of JBI have been granted or hold restricted stock.

Retirement and Pension Benefits

JBI does not offer a retirement plan for executive officers or other employees, but does offer participation in the Jacksonville Bancorp, Inc. 401(k) Plan (the “Plan”) to all employees, including executive officers.  The Plan is a qualified retirement plan that was adopted to provide employees with the opportunity to save for retirement on a tax-advantage basis.  Employees of JBI or Jacksonville Bank may elect to contribute a portion of their compensation to the Plan after six months of full-time employment, and JBI may make a discretionary matching contribution to the Plan on their behalf equal to a uniform percentage of their salary deferrals.  JBI will determine the amount of the discretionary percentage each year.  The participants under the Plan may elect to reduce their compensation by a specific percentage or dollar amount and have that amount contributed to the Plan as either a Pre-Tax 401(k) deferral or a Roth 401(k) deferral.  The vesting schedule for profit sharing contributions covers a five-year period as follows:

1 Year of Service	0%

2 Years of Service	25%

3 Years of Service	50%

4 Years of Service	75%

5 Years of Service	100%

Employment Agreements

The following information relates to the written employment agreements between Jacksonville Bank and each of Mr. Pomar, Mr. Hall and Ms. Kendall, and the employment arrangement with Mr. Schwenck.  Other than as described below, there are no potential payments to a named executive officer upon termination or a change in control.

Price W. Schwenck.  Mr. Schwenck earns a base salary of $270,000 per year.  Mr. Schwenck is also entitled to receive incentive compensation and bonuses as may be determined from time to time by Jacksonville Bank’s board of directors, and to participate in and receive the benefits of any stock option plans, stock ownership plans, profit sharing plans, 401(k) plans, or other plans, benefits and privileges given to Jacksonville Bank’s employees and executives.  Mr. Schwenck’s employment arrangement with Jacksonville Bank has not yet been memorialized by a written agreement.

Gilbert J. Pomar, III.  Under Jacksonville Bank’s employment agreement with Gilbert J. Pomar, III (the “Pomar Agreement”), Mr. Pomar earns a base salary of $210,000, which will be reviewed by Jacksonville Bank in good faith on an annual basis.  Under the Pomar Agreement, Mr. Pomar is also entitled to receive incentive compensation and bonuses as may be determined from time to time by Jacksonville Bank’s board of directors, and to participate in and receive the benefits of any stock option plans, stock ownership plans, profit sharing plans, 401(k) plans, or other plans, benefits and privileges given to Jacksonville Bank’s employees and executives.   A performance bonus of $40,000 was awarded under the Pomar Agreement for 2009. Additionally, Jacksonville Bank pays Mr. Pomar’s medical and dental insurance plan premiums.

The Pomar Agreement has a rolling one-year term, ending no later than Mr. Pomar’s 65th birthday.  The Pomar Agreement contains a six-month noncompetition provision against employment in the financial services industry with any business enterprise or business entity, or person whose intent is to organize a financial institution in Duval County or Clay County; however, such provision is limited to a three-month period if Mr. Pomar is terminated due to a “change in control” (as defined in the Pomar Agreement).

If Jacksonville Bank terminates Mr. Pomar’s employment for a reason other than for “just cause” (as defined in the Pomar Agreement), or if Mr. Pomar terminates his employment for “good reason” (as defined in the Pomar Agreement), then Jacksonville Bank must pay Mr. Pomar an amount equal to his annual base salary and any incentive compensation or bonus to which he would have been entitled under the Pomar Agreement.  If Mr. Pomar’s employment is terminated as a result of a change in control or a change in control occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Pomar is entitled to a severance payment equal to 2.99 times the highest annual salary and bonus Mr. Pomar was paid or entitled to in the two years preceding termination.  These payments will be made in substantially equal semi-monthly installments until paid in full.  Furthermore, unless Mr. Pomar is terminated for just cause, or Mr. Pomar terminates his employment for other than good reason, Jacksonville Bank is also required to maintain in full force and effect all employee benefit plans and programs in which Mr. Pomar was participating before termination for the remainder of the Pomar Agreement, or 12 months, whichever is longer.  The Pomar Agreement also contains provisions required under certain banking regulations that suspend or terminate the Pomar Agreement upon certain banking regulatory findings or actions.

Scott M. Hall.  Under Jacksonville Bank’s employment agreement with Scott M. Hall (the “Hall Agreement”), Mr. Hall earns a base salary of $160,000, which will be reviewed by Jacksonville Bank in good faith on an annual basis.  Under the Hall Agreement, Mr. Hall is also entitled to receive incentive compensation and bonuses as may be determined from time to time by Jacksonville Bank’s board of directors, and to participate in and receive the benefits of any stock option plans, stock ownership plans, profit sharing plans, 401(k) plans, or other plans, benefits and privileges given to Jacksonville Bank’s employees and executives.   A performance bonus of $25,000 was awarded under the Hall Agreement for 2009.

The Hall Agreement has a rolling one-year term, ending no later than Mr. Hall’s 65th birthday.  The Hall Agreement contains a 12-month noncompetition provision against employment in the financial services industry with any business enterprise or business entity, or person whose intent is to organize a financial institution in Duval County or Clay County; however, such provision is limited to a three-month period if Mr. Hall is terminated due to a “change in control” (as defined in the Hall Agreement).

 If Jacksonville Bank terminates Mr. Hall’s employment for a reason other than for “just cause” (as defined in the Hall Agreement) or Mr. Hall terminates his employment for “good reason” (as defined in the Hall Agreement), then Jacksonville Bank must pay an amount equal to his annual base salary and any incentive compensation or bonus to which he would have been entitled under the Hall Agreement.  These payments will be made in substantially equal semi-monthly installments until paid in full.   If Mr. Hall’s employment is terminated as a result of a change in control or a change in control occurs within 12 months of his involuntary termination or termination for good reason, then Mr. Hall is entitled to a severance payment equal to 2.99 times the highest annual salary and bonus Mr. Hall was paid or entitled to in the two years preceding termination, which amount shall be paid within 10 days following the separation of service.  Furthermore, unless Mr. Hall is terminated for just cause, or Mr. Hall terminates his employment for other than good reason, Jacksonville Bank is also required to maintain in full force and effect all employee benefit plans and programs in which Mr. Hall was participating before termination for the remainder of the Hall Agreement, or 12 months, whichever is longer.

Valerie A. Kendall.  Under Jacksonville Bank’s employment agreement with Valerie A. Kendall (the “Kendall Agreement”), Ms. Kendall earns a base salary of $145,000, which will be reviewed by Jacksonville Bank in good faith on an annual basis.   Under the Kendall Agreement, Ms. Kendall is also entitled to receive incentive compensation and bonuses as may be determined from time to time by Jacksonville Bank’s board of directors, and to participate in and receive the benefits of any stock option plans, stock ownership plans, profit sharing plans, 401(k) plans, or other plans, benefits and privileges given to Jacksonville Bank’s employees and executives.   A performance bonus of $25,000 was awarded under the Kendall Agreement for 2009.

The Kendall Agreement has a rolling one-year term ending no later than Ms. Kendall’s 65th birthday.  The Kendall Agreement contains a 12-month noncompetition provision against employment in the financial services industry with any business enterprise or business entity, or person whose intent is to organize a financial institution in Duval County or Clay County; however, such provision is limited to a three-month period if Ms. Kendall is terminated due to a “change in control” (as defined in the Kendall Agreement).

 If Jacksonville Bank terminates Ms. Kendall’s employment for a reason other than for “just cause” (as defined in the Kendall Agreement), or if Ms. Kendall terminates her employment for “good reason” (as defined in the Kendall Agreement), then Jacksonville Bank must pay an amount equal to her annual base salary, plus any incentive compensation or bonus to which she would have been entitled to under the Kendall Agreement.  These payments will be made in substantially equal semi-monthly installments until paid in full.  If Ms. Kendall’s employment is terminated as a result of a change in control or a change in control occurs within 12 months of her involuntary termination or termination for good reason, then Ms. Kendall is entitled to a severance payment equal to 2.99 times the highest annual salary and bonus she was paid or entitled to in the two years preceding termination, which amount shall be paid within 10 days following the separation of service.   Furthermore, unless Ms. Kendall is terminated for just cause, or Ms. Kendall terminates her employment for other than good reason Jacksonville Bank is also required to maintain in full force and effect all employee benefit plans and programs in which Ms. Kendall was participating before termination for the remainder of the Kendall Agreement, or 12 months, whichever is longer.

Directors Compensation

Non-employee directors of JBI currently participate in JBI’s Directors’ Stock Purchase Plan under which a director may designate all, or any part, of his compensation for investment in JBI’s common stock.   Director fees consist of an annual retainer of 600 shares of JBI’s stock (or the cash equivalent, at the director’s election), which is paid quarterly for the preceding quarter.   Fees paid in stock are purchased at market during the quarter in which they are applicable and paid on the 15th of the month following the end of the quarter.  Fees paid in cash are calculated at the same value as the stock payments.  In the aggregate, the directors who were not employees of JBI received a total of $53,498 in 2009 for their services to JBI.

The following table summarizes director compensation in 2009:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
James M. Healey	2,490	3,263	5,753
John C. Kowkabany	1,200	4,553	5,753
R. C. Mills	1,200	4,553	5,753
Donald E. Roller	1,200	4,553	5,753
John W. Rose	1,200	4,586	5,786
John R. Schultz	1,200	4,553	5,753
Price W. Schwenck	5,753	-0-	5,753
Charles F. Spencer	1,200	4,553	5,753
Gary L. Winfield	1,200	4,553	5,753

ABI

Due to the economic conditions during 2009, the directors of ABI voluntarily waived their fees paid in cash for the year.  Donald F. Glisson, Jr. earned $5,749 in non-qualified deferred compensation in 2009 in connection with his services as a director of ABI.

CORPORATE GOVERNANCE

Independence of JBI’s Current Board of Directors.  JBI’s board of directors has determined that except for Gilbert J. Pomar, III and Price W. Schwenck, each of its directors is an “independent director” within the meaning of the NASDAQ Marketplace Rules.  The determination that Messrs. Pomar and Schwenck are not independent was based upon the fact that they serve as executive officers of JBI.

Independence of ABI’s Current Board of Directors.  ABI’s board of directors has determined that except for Barry W. Chandler, each of its directors is an “independent director” within the meaning of the NASDAQ Marketplace Rules.  The determination that Mr. Chandler is not independent was based upon the fact that he serves as an executive officer of ABI.

Independence of JBI’s Board of Directors After the Merger.  Following the Merger, 10 of JBI’s 12 directors are expected to be independent as defined under the NASDAQ Marketplace Rules.   Messrs. Pomar, Schwenck are expected to be the only directors that are not independent based upon the fact that they serve as executive officers of JBI.

PRINCIPAL SHAREHOLDERS OR SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND
CERTAIN BENEFICIAL OWNERS

Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. The rules also treat as outstanding all shares of common stock that a person would receive upon exercise of stock options or warrants held by that person, which are immediately exercisable or exercisable within 60 days of the beneficial ownership determination date. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

ABI

The following table indicates the common stock beneficially by ABI’s executive officers and directors, by each person known by ABI to own beneficially more than 5% of the common stock of ABI, and all of ABI’s executive officers and directors as a group.  Unless otherwise noted, all shares are held directly by the director or executive officer and the director or executive officer has sole voting and investment power with respect such shares.  The address for each director and officer is c/o Atlantic BancGroup, Inc., 1315 South Third Street, Jacksonville Beach, Florida 32250.  All amounts are determined as of July 23, 2010 when there were 1,247,516 shares of ABI common stock issued outstanding.

	Amount and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
Director or Executive Officer
Dr. Frank J. Cervone	14,740	1.18%
Barry W. Chandler	16,000	1.28%
Donald F. Glisson, Jr. (1)	51,451	4.12%
Grady R. Kearsey(2)	4,070	* %
Gordon K. Watson	80,000	6.41%
Dr. Conrad L. Williams(3)	6,120	* %
Dennis M. Wolfson(4)	13,000	1.04%
David L. Young	7,520	* %
All executive officers and directors as a group (8 persons)	192,901	15.46%

Other Beneficial Owners
Apex Investment Management, Inc.(5)	123,576	9.91%

* Less than 1%.

(1)  Includes (a) 34,020 shares held by Triad Financial Services, Inc., and (b) 2,400 shares held by Mr. Glisson’s spouse.

(2)  Includes 70 shares held by Mr. Kearsey’s spouse.

(3)  Mr. Williams shares beneficial ownership and voting and investment power with his spouse with respect to all shares listed.

(4) Includes 6,100 shares held by Mr. Wolfson’s spouse.

(5) The address for Apex Investment Management, Inc. is 200 Westpark Drive, Suite 270, Peachtree City, Georgia 30269.

The following table indicates the expected beneficial ownership of JBI common stock immediately following the Merger and the Stock Purchase by ABI’s current executive officers and directors, by each person known by ABI to currently own beneficially more than 5% of the common stock of ABI, and all of ABI’s current executive officers and directors as a group, assuming that 249,503 shares of JBI common stock are issued to ABI shareholders in the Merger and 4,999,940 shares of JBI common stock are outstanding after the Merger and Stock Purchase.

Post-Merger and Stock Purchase

	Amount and Nature of Beneficial Ownership	Percent of Shares of JBI Common Stock Outstanding
Director or Executive Officer
Dr. Frank J. Cervone	2,948	*	%
Barry W. Chandler	3,200	*	%
Donald F. Glisson, Jr.	10,290	*	%
Grady R. Kearsey	814	*	%
Gordon K. Watson	16,000	*	%
Dr. Conrad L. Williams	1,224	*	%
Dennis M. Wolfson	2,600	*	%
David L. Young	1,504	*	%
All executive officers and directors as a group (8 persons)	38,580	*	%

Other Beneficial Owners
Apex Investment Management, Inc.	24,715	*	%

* Less than 1%.

JBI

The following table indicates the common stock beneficially by JBI’s executive officers and directors, by each person known by JBI to own beneficially more than 5% of the common stock of JBI, and all of JBI’s executive officers and directors as a group as of July 22, 2010 and immediately following the Merger and Stock Purchase.  Unless otherwise noted, all shares are held directly by the director or executive officer and the director or executive officer has sole voting and investment power with respect such shares.  The address for each director and officer is c/o Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202.

	Pre-Merger and Stock Purchase		Post-Merger and Stock Purchase
	Amount and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding	Amount and Nature of Beneficial Ownership(10)	Percent of Shares of Common Stock Outstanding

Director or Executive Officer
Scott M. Hall(2)	12,800	* %	12,800	*	%
James M. Healey	5,520	* %	5,520	*	%
Valerie A. Kendall(3)	16,000	* %	16,000	*	%
John C. Kowkabany	41,443	2.37%	41,443	*	%
R.C. Mills(4)	111,293	6.36%	111,293	2.23%
Gilbert J. Pomar, III(5)	30,000	1.69%	30,000	*	%
Donald E. Roller	47,950	2.74%	47,950	*	%
John W. Rose(6)	98,550	5.63%	2,058,694	41.17%
John R. Schultz(7)	55,787	3.19%	55,787	1.12%
Price W. Schwenck	29,050	1.66%	29,050	*	%
Charles F. Spencer	19,500	1.11%	19,500	*	%
Gary L. Winfield	29,800	1.70%	29,800	*	%
All executive officers and directors as a group (12 persons) (8)	497,693	27.60%	497,693	9.85%

Other Beneficial Owners
The Banc Funds Company, LLC(9)	95,047	5.43%	95,047	1.90%

* Less than 1%.

(1)  Amounts are determined as of July 22, 2010 when there were 1,750,437 shares of JBI common stock issued outstanding. Does not report beneficial ownership of any shares to be acquired in the Stock Purchase.

(2)  Includes options to purchase 12,500 shares.

(3)  Includes options to purchase 15,000 shares.

(4)  Includes 15,500 shares solely held by Mr. Mills’ spouse.

(5)  Includes options to purchase 25,000 shares.

(6)  Includes (a) 80,400 shares as to which Mr. Rose shares beneficial ownership with his spouse, (b) 8,050 shares solely held by Mr. Rose’s spouse, (c) 4,900 shares held by each of Mr. Rose’s two daughters as to which he has sole voting power, and (d) with respect to the Post-Merger calculation only, 1,960,144 shares held by CapGen as to which Mr. Rose shares voting and investment power.  Mr Rose disclaims beneficial ownership of the shares held by CapGen except to the extent of his pecuniary interest therein.

(7)  Includes (a) 5,000 shares held by the Schultz Family Foundation as to which Mr. Schultz exercises voting control and (b) 162 shares held in Mr. Schultz’s IRA account.

(8)  Includes options to purchase 52,500 shares for all executive officers as a group.

(9)  The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the SEC on February 16, 2010 jointly on behalf of Banc Fund VI L.P. (“BF VI”), Banc Fund VII L.P. (“BF VII”) and Banc Fund VIII L.P. (“BF VIII”), each of which is an Illinois limited partnership. The amount shown consists of 22,470 shares held by BF VI, 69,349 shares held by BF VII and 3,228 shares held by BF VIII. The general partner of BF VI is MidBanc VI L.P. (“MidBanc VI”), the general partner of BF VII is MidBanc VII L.P. (“MidBanc VII”) and the general partner of BF VIII is MidBanc VIII L.P. (“MidBanc VIII”). MidBanc VI, MidBanc VII and MidBanc VIII are Illinois limited partnerships. The general partner of MidBanc VI, MidBanc VII and MidBanc VIII is The Banc Funds Company, L.L.C. (“TBFC”), an Illinois company whose principal equity holder is Charles J. Moore. Mr. Moore has been the manager of BF VI, BF VII and BF VIII since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of JBI held by each of those entities. Mr. Moore is also the controlling member of TBFC and, therefore, controls each of the partnership entities directly and indirectly controlled by TBFC. The address of TBFC is 20 North Wacker Drive, Suite 3300, Chicago, IL 60606.

(10)  Assumes that 249,503 shares of JBI common stock will be issued to ABI shareholders in the Merger and 4,999,940 shares of JBI common stock will be outstanding after the Merger and Stock Purchase.

TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES

JBI

JBI has granted loans to and accepted deposits from its executive officers, directors and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and which did not involve more than the normal risk of collectibility or present other unfavorable features.

Insiders’ transactions with Jacksonville Bank will be promptly and fully disclosed to JBI’s board of directors. Fees and payments to insiders will be appropriate based on the type, level, quality and value of goods or services Jacksonville Bank is receiving. Fees and other payments will directly relate to, and be based solely upon, the fair value of goods or services received, compensation for goods or services that meet legitimate needs of Jacksonville Bank, and be made only to service providers who have the necessary expertise to provide the services.

ABI

ABI’s and Oceanside Bank’s boards of directors review any transactions with related persons in detail on a case-by-case basis, but have not adopted a specific written policy on the issue. Management of Oceanside Bank determines whether a transaction meets the requirements of a related person transaction requiring review by the board of directors.  Transactions that fall within this definition are referred to ABI’s board of directors for approval or other action.  The boards of directors of ABI and Oceanside Bank ensure that all such transactions comport with Florida law, and ABI’s Ethics Policy and Regulation O Policy.  Based on its consideration of all of the relevant facts and circumstances, ABI’s board of directors decides whether or not to approve such a transaction and will approve only those transactions that are in the best interests of Oceanside Bank.  If Oceanside Bank becomes aware of an existing transaction with a related person which has not been approved, the matter will be referred to ABI’s board of directors who will evaluate all options available, including ratification, revision or termination of such transaction.  For purposes of this review, the term “related person” has the meaning ascribed to it in SEC Regulation S-K 404(a) “Transactions with related persons, promoters and certain control persons.”

Mr. Glisson, among certain other directors, executive officers, and principal shareholders (defined as individuals owning 5% or more of ABI common stock) of ABI are customers of, and have banking relations with, Oceanside Bank. Loans made to these individuals are governed under the provisions of Section 22(h) of the Federal Reserve Act. Section 22(h) requires that any loans made by Oceanside Bank to such individuals, or to any related interest of such individuals, must:  (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated parties and; (ii) not involve more than the normal risk of repayment or present other unfavorable features. These restrictions do not affect preferential loans to full-time employees who are not directors or executive officers of ABI or Oceanside Bank. Atlantic has no loans outstanding to its directors or officers that are not performing according to the terms of such loans.   There were no loans made to individuals that would be considered principal shareholders.

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETINGS

If ABI does not receive a sufficient number of votes to approve the Merger Agreement and the Merger, it may propose to adjourn or postpone the ABI Special Meeting if a quorum is present, for the purpose of soliciting additional proxies to approve the Merger Agreement and the Merger. ABI does not currently intend to propose adjournment or postponement at the ABI Special Meetings if there are sufficient votes to approve the Merger Agreement and the Merger. If approval of the proposal to adjourn or postpone the ABI Special Meeting for the purpose of soliciting additional proxies is submitted to the ABI shareholders for approval, the approval requires the affirmative vote of the holders of a majority of the votes cast at the ABI Special Meeting in person or by proxy and entitled to vote thereon. The boards of directors of ABI unanimously recommends that the ABI shareholders vote “FOR” the proposal to adjourn or postpone the ABI Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the ABI Special Meeting to approve the Merger Agreement and the Merger.

SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in the JBI proxy statement and form of proxy relating to the JBI 2011 Annual Meeting should deliver a written copy of their proposal to JBI’s principal executive offices no later than December 1, 2010.  Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in JBI’s proxy materials.  Except for shareholder proposals to be included in JBI’s proxy statement and form of proxy, the deadline for nominations for director and other proposals made by a shareholder is February 14, 2011.  JBI may solicit proxies in connection with next year’s Annual Meeting that confer discretionary authority to vote on any shareholder proposals of which JBI does not receive notice by February 14, 2011.  JBI may solicit proxies in connection with next year’s Annual Meeting of Shareholders that confer discretionary authority to vote on any shareholder proposals of which JBI does not receive notice by February 14, 2011.   Proposals should be directed to Price W. Schwenck, Corporate Secretary, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202.

LEGAL MATTERS

McGuireWoods LLP, Jacksonville, Florida, will pass upon the validity of the shares of JBI common stock offered by this proxy statement/prospectus. McGuireWoods LLP will also opine as to certain federal income tax consequences of the Merger.

EXPERTS

The financial statements of JBI as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007, been included herein and in the registration statement in reliance upon the report of Crowe Horwath LLP, an independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of ABI as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008, have been included herein and in the registration statement in reliance upon the report of Mauldin & Jenkins, LLC, an independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

FINANCIAL STATEMENTS

Index to Financial Statements of JBI

Index to Financial Statements of ABI

JACKSONVILLE BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Cash and due from banks	$6,335	$5,647
Federal funds sold	12,882	—
Total cash and cash equivalents	19,217	5,647
Securities available-for-sale	23,313	22,171
Loans, net of allowance for loan losses of $7,618 at 2010 and $6,854 at 2009	382,983	384,133
Premises and equipment, net	3,444	3,533
Bank-owned life insurance (BOLI)	8,934	8,908
Federal Home Loan Bank (FHLB) stock	3,047	3,047
Real estate owned, net	3,676	4,011
Deferred income taxes	2,330	2,015
Prepaid regulatory assessments	2,393	2,599
Accrued interest receivable	1,896	1,864
Other assets	1,142	883

Total assets	$452,375	$438,811

LIABILITIES
Deposits
Noninterest bearing	$44,165	$43,704
Money market, NOW and savings deposits	115,109	104,838
Time deposits	226,670	222,093
Total deposits	385,944	370,635
Federal funds purchased	—	227
FHLB advances	25,000	25,000
Subordinated debt	14,550	14,550
Accrued expenses and other liabilities	670	1,131
Total liabilities	426,164	411,543

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value, 8,000,000 shares authorized, 1,749,526 and 1,749,526 shares issued	17	17
Additional paid–in capital	18,654	18,631
Retained earnings	7,299	8,287
Treasury stock, 843 and 283 shares	(9)	(3)
Accumulated other comprehensive income	250	336
Total shareholders’ equity	26,211	27,268

Total liabilities and shareholders’ equity	$452,375	$438,811

See accompanying notes to unaudited consolidated financial statements.

JACKSONVILLE BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
Interest and dividend income
Loans, including fees	$5,584	$5,359
Taxable securities	115	230
Tax-exempt securities	103	103
Federal funds sold and other	(7)	(11)
Total interest income	5,795	5,681

Interest expense
Deposits	$1,774	$2,311
Federal Reserve borrowing	1	31
FHLB advances	255	231
Subordinated debt	190	183
Total interest expense	2,220	2,756

Net interest income	3,575	2,925
Provision for loan losses	2,375	938

Net interest income after provision for loan losses	1,200	1,987

Noninterest income
Service charges on deposit accounts	139	160
Non-marketable equity security	—	(132)
Other income	109	118
Total noninterest income	248	146

Noninterest expense
Salaries and employee benefits	1,237	1,116
Occupancy and equipment	406	416
Regulatory assessment	260	114
Data processing	245	208
Advertising and business development	86	112
Professional fees	161	149
Telephone expense	32	31
Other real estate owned expense	464	13
Other	195	127
Total noninterest expense	3,086	2,286

Income (loss) before income taxes	(1,638)	(153)
Income tax expense (benefit)	(650)	(44)
Net income (loss)	$(988)	$(109)

Weighted average:
Common shares	1,748,832	1,748,647
Dilutive stock options and warrants	—	—
Dilutive shares	1,748,832	1,748,647
Basic earnings (loss) per common share	$(.56)	$(.06)
Diluted earnings (loss) per common share	$(.56)	$(.06)

See accompanying notes to unaudited consolidated financial statements.

JACKSONVILLE BANCORP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)
(Dollars in thousands)

	Common Stock		Additional			Accumulated Other
	Outstanding		Paid-In	Retained	Treasury Stock	Comprehensive
	Shares	Amount	Capital	Earnings	Amount	Income (loss)	Total

Balance at January 1, 2009	1,748,599	$17	$18,568	$8,213	$(2)	$49	$26,845

Comprehensive loss:
Net (loss)				(109)			(109)
Change in unrealized gain (loss) on securities available-for-sale, net of tax effects						90	90
Total comprehensive (loss)							(19)

Purchase of treasury stock	(1,153)				(14)		(14)

Issuance of treasury stock	1,353		(1)		16		15

Share-based compensation expense			28				28

Balance at March 31, 2009	1,748,799	$17	$18,595	$8,104	$—	$139	$26,855

Balance at January 1, 2010	1,749,243	$17	$18,631	$8,287	$(3)	$336	$27,268

Comprehensive income:
Net (loss)				(988)			(988)
Change in unrealized gain (loss) on securities available- for-sale, net of tax effects						(10)	(10)
Net unrealized loss on cash flow hedge, net of tax effects						(76)	(76)
Total comprehensive (loss)							(1,074)

Purchase of treasury stock	(560)				(6)		(6)

Share-based compensation expense			23				23

Balance at March 31, 2010	1,748,683	$17	$18,654	$7,299	$(9)	$250	$26,211

See accompanying notes to unaudited consolidated financial statements.

JACKSONVILLE BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities
Net income (loss)	$(988)	$(109)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	104	123
Net amortization of deferred loan fees	(25)	44
Provision for loan losses	2,375	938
Premium amortization, net of accretion	9	(24)
Net loss on sale of real estate owned	—	22
Loss on write-down of real estate owned	335	—
Earnings on Bank-owned life insurance	(26)	(28)
Share-based compensation	23	43
Loss on disposal of assets	—	4
Loss on non-marketable equity investment	—	132
Deferred income tax	(264)	(155)
Net change in accrued interest receivable and other assets	(104)	(194)
Net change in accrued expenses and other liabilities	(567)	16
Net cash from operating activities	872	812

Cash flows from investing activities
Purchases of securities available-for-sale	(2,000)	—
Proceeds from maturities, calls and paydown of securities available-for-sale	833	3,277
Loan (originations) payments, net	(1,200)	(8,183)
Proceeds from sale of real estate owned	—	3,417
Additions to premises and equipment, net	(11)	(19)
Net change in Federal Home Loan Bank stock	—	(553)
Net cash from (used for) investing activities	(2,378)	(2,061)

Cash flows from financing activities
Net change in deposits	15,309	(1,038)
Net change in Fed funds purchased	(227)	—
Proceeds from Federal Reserve borrowing	—	(1,000)
Purchase of treasury stock	(6)	(14)
Net cash from financing activities	15,076	(2,052)

Net change in cash and cash equivalents	13,570	(3,301)
Cash and cash equivalents at beginning of period	5,647	10,148
Cash and cash equivalents at end of period	$19,217	$6,847

See accompanying notes to unaudited consolidated financial statements.

JACKSONVILLE BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Cont.)

Supplemental disclosures of cash flow information
Cash paid during the period for
Interest	$2,217	$2,964
Income taxes	—	—

Supplemental schedule of noncash investing activities
Transfers from loans to real estate owned	$—	$3,439

See accompanying notes to unaudited consolidated financial statements.

JACKSONVILLE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

NOTE 1 – BASIS OF PRESENTATION
Jacksonville Bancorp, Inc. is a bank holding company headquartered in Jacksonville, Florida.  Jacksonville Bancorp, Inc. owns and operates The Jacksonville Bank, which has a total of five operating branches in Jacksonville, Florida.

The consolidated financial statements include the accounts of Jacksonville Bancorp, Inc. and its wholly owned subsidiary, The Jacksonville Bank, and The Jacksonville Bank’s wholly owned subsidiary, Fountain Financial, Inc.  The consolidated entity is referred to as the “Company” and The Jacksonville Bank and its subsidiary are collectively referred to as the “Bank.”  The Company’s financial condition and operating results principally reflect those of the Bank.  All intercompany balances and amounts have been eliminated.  For further information refer to the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 19, 2010.

The accounting and reporting policies of the Company reflect banking industry practice and conform to U.S. generally accepted accounting standards.  In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported asset and liability balances and revenue and expense amounts, and the disclosure of contingent assets and liabilities.  Actual results could differ significantly from those estimates.

The consolidated financial information included herein as of and for the periods ended March 31, 2010 and 2009 is unaudited; however, such information reflects all adjustments which are, in the opinion of management, necessary for a fair statement of results for the interim periods.  The December 31, 2009 consolidated balance sheet was derived from the Company's December 31, 2009 audited consolidated financial statements.

Adoption of New Accounting Standards
In June 2009, the FASB amended guidance for Accounting for Transfers of Financial Assets which eliminates the concept of a qualifying special purpose entity, introduces participating interests concept in circumstances in which a portion of a financial asset has been transferred, changes the requirements for derecognizing financial assets, and requires additional disclosures for transfers of financial assets.  This guidance is effective as of the beginning of a company’s first fiscal year that begins after November 15, 2009, and for subsequent interim and annual reporting periods.  The disclosure requirements must be applied to transfers that occurred before and after its effective date.  The adoption did not have a material impact on the Company’s results of operations or financial position.

In June 2009, the FASB issued new guidance to improve financial reporting for companies involved with variable interest entities by providing more relevant and reliable information to users of financial statements.  This guidance was effective as of January 1, 2010.  The adoption did not have a material impact on the Company’s financial statements.

JACKSONVILLE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

NOTE 2 - INVESTMENT SECURITIES

The following table summarizes the amortized cost and fair value of the available-for-sale and held-to-maturity investment securities portfolio at March 31, 2010 and December 31, 2009 and the corresponding amounts of unrealized gains and losses therein:

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
(Dollars in thousands)
March 31, 2010
Available-for sale
U.S. government-sponsored entities and agencies	$4,483	$26	$(28)	$4,481
State and political subdivisions	10,773	233	(44)	10,962
Mortgage-backed securities – residential	7,277	311	-	7,588
Collateralized mortgage obligations - residential	273	9	-	282

Total available-for-sale securities	$22,806	$579	$(72)	$23,313

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
(Dollars in thousands)
December 31, 2009
Available-for sale
U.S. government-sponsored entities and agencies	$2,485	$32	$(13)	$2,504
State and political subdivisions	10,777	228	(42)	10,963
Mortgage-backed securities – residential	8,044	308	—	8,352
Collateralized mortgage obligations - residential	342	10	—	352

Total available-for-sale securities	$21,648	$578	$(55)	$22,171

JACKSONVILLE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

 NOTE 2 - INVESTMENT SECURITIES (Cont.)

The amortized cost and fair value of the investment securities portfolio are shown by expected maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	March 31, 2010
	Amortized	Fair
	Cost	Value
Maturity
Available-for-sale
Within one year	$6,571	$6,565
One to five years	5,187	5,266
Five to ten years	3,498	3,612
Beyond ten years	-	-
Mortgage-backed	7,277	7,588
Collateralized Mortgage Obligations	273	282
Total	$22,806	$23,313

The following table summarizes the investment securities with unrealized losses at March 31, 2010 and December 31, 2009 by aggregated major security type and length of time in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
(Dollars in thousands)
March 31, 2010

Available-for-sale
U.S. government-sponsored entities and agencies	$2,970	$(28)	$-	$-	$2,970	$(28)
States and political	1,701	(18)	529	(26)	2,230	(44)
Mortgage-backed securities – residential	-	-	-	-	-	-
Collateralized mortgage obligations - residential	-	-	-	-	-	-

Total available-for-sale securities	$4,671	$(46)	$529	$(26)	$5,200	$(72)

JACKSONVILLE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

NOTE 2 - INVESTMENT SECURITIES (Cont.)

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
(Dollars in thousands)
December 31, 2009

Available-for-sale
U.S. government-sponsored entities and agencies	$987	$(13)	$-	$-	$987	$(13)
States and political	1,789	(25)	288	(17)	2,077	(42)
Mortgage-backed securities – residential	—	—	—	—	—	—
Collateralized mortgage obligations - residential	—	—	—	—	—	—

Total available-for-sale securities	$2,776	$(38)	$288	$(17)	$3,064	$(55)

Other-Than-Temporary-Impairment

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis and more frequently when economic or market conditions warrant such an evaluation.

In determining OTTI for debt securities, management considers many factors, including:  (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial conditions and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the entity has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery.  The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

In order to determine OTTI for purchased beneficial interests that, on the purchase date, were rated below AA, the Company compares the present value of the remaining cash flows as estimated at the preceding evaluation date to the current expected remaining cash flows.  OTTI is deemed to have occurred if there has been an adverse change in the remaining expected future cash flows.  It is not the Bank’s policy to purchase securities rated below AA.

JACKSONVILLE BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

NOTE 2 - INVESTMENT SECURITIES (Cont.)

When OTTI occurs for either debt securities or purchased beneficial interests that, on the purchase date, were rated below AA, the amount of the OTTI recognized in earnings depends on whether an entity intends to sell the security or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss.  If an entity intends to sell or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the OTTI shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date.  If an entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the OTTI shall be separated into the amount representing the credit loss and the amount related to all other factors.  The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings.  The amount of the total OTTI related to other factors is recognized in other comprehensive income, net of applicable taxes.  The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.

As of March 31, 2010, the Company’s security portfolio consisted of $23,313 of available-for-sale securities, of which $5,200 was in an unrealized loss position.  The unrealized losses are related to the Company’s U.S. Agency, and State and political securities, as discussed below:

U.S. Agency Securities

All of the U.S. Agency securities held by the Company were issued by U.S. government-sponsored entities and agencies.  The decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality.

Because the Company does not have the intent to sell these securities, and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these to be other-than-temporarily impaired at March 31, 2010.

State and Political Securities

All of the State and Political Securities (“Municipal Bonds”) held by the Company were issued by a city or other local government.  The Municipal Bonds are general obligations of the issuer and are secured by specified revenues.  The decline in fair value is primarily attributable to changes in interest rates and the ratings of the underlying insurers rather than the ability or willingness of the municipality to repay.

Because the Company does not have the intent to sell these securities, and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these to be other-than-temporarily impaired at March 31, 2010.

For the three-month period ended March 31, 2010, there were no credit losses recognized in earnings.

JACKSONVILLE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

NOTE 3 – LOAN PORTFOLIO COMPOSITION
The composition of the Bank’s loan portfolio at March 31, 2010 and December 31, 2009 is presented below along with the change from December 31, 2009.
			% Increase (Decrease)
	Total Loans	Total Loans	from December 31, 2009
	March 31, 2010	December 31, 2009	to March 31, 2010
Real estate mortgage loans:
Commercial	$230,655	$233,570	(1.2)%
Residential	97,260	97,147	0.1%
Construction and land (1)	34,208	32,987	3.7%
Commercial loans	24,927	23,838	4.6%
Consumer loans	3,980	3,899	2.1%
Subtotal	391,030	391,441	(0.1)%
Less: Net deferred loan fees	(429)	(454)	(5.5)%
Total	$390,601	$390,987	(0.1)%

(1)  Includes construction, land development and other land loans.

NOTE 4 – ALLOWANCE FOR LOAN LOSSES
Activity in the allowance for loan losses for the nine months ended March 31, 2010 and 2009 follows:

	Three Months Ended
	March 31,
	2010	2009

Beginning balance	$6,854	$4,705
Provisions for loan losses charged to expense	2,375	938
Loans charged off	(1,630)	(702)
Recoveries of loans previously charged off	19	1
Ending balance, March 31	$7,618	$4,942

Impaired loans were as follows:
	March 31,	December 31,
	2010	2009
Loans with no allocated allowance for loan losses	$5,549	$4,036

Loans with allocated allowance for loan losses	16,140	18,516

Total	$21,689	$22,552

Amount of the allowance for loan losses allocated	$1,010	$786

JACKSONVILLE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

NOTE 5 – SHORT-TERM BORROWING AND FEDERAL HOME LOAN BANK ADVANCES

At March 31, 2010 and December 31, 2009, advances from the Federal Home Loan Bank (FHLB) were as follows:

	2010	2009

Convertible advances maturing June 8, 2010 with a quarterly call option beginning June 9, 2008 at a fixed rate of 4.99%	5,000	5,000

Convertible advances maturing June 8, 2012 with a quarterly call option beginning September 10, 2007 at a fixed rate of 4.68%	5,000	5,000

Convertible advances maturing August 13, 2010 with a quarterly call option beginning August 13, 2008 at a fixed rate of 4.51%	5,000	5,000

Convertible advances maturing October 4, 2010 with a quarterly call option beginning October 6, 2008 at a fixed rate of 4.15%	5,000	5,000

Advances maturing May 29, 2012 at a fixed rate of 2.11%	5,000	5,000

	$25,000	$25,000

Each advance is payable at its maturity date, with a prepayment penalty for early termination.  The advances are collateralized by a blanket lien arrangement of the Company’s first mortgage loans, second mortgage loans and commercial real estate loans.  Based upon this collateral and the Company’s holdings of FHLB stock, the Company is eligible to borrow up to a total of $66,900 at March 31, 2010.

The Company has a “Borrower in Custody” line of credit with the Federal Reserve by pledging excess collateral.  The amount of this line at March 31, 2010 was $31,600, all of which was available on that date.

NOTE 6 – DERIVATIVE FINANCIAL INSTRUMENT
On July 7, 2009, the Company entered into an interest rate swap transaction with SunTrust Bank to mitigate interest rate risk exposure. Under the terms of the agreement, which relates to the subordinated debt issued to Jacksonville Bancorp, Inc. Statutory Trust III in the amount of $7,550, the Company has agreed to pay a fixed rate of 7.53% for a period of ten years in exchange for the original floating rate contract (90-day LIBOR plus 375 basis points).  This derivative instrument is recognized on the balance sheet in other liabilities at its fair value of $106 on March 31, 2010.

Credit risk may result from inability of the counterparties to meet the terms of their contracts.  The Company’s exposure is limited to the replacement value of the contracts rather than the notional amount.

JACKSONVILLE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

NOTE 7 – CAPITAL ADEQUACY

Federal banking regulators have established certain capital adequacy standards required to be maintained by banks and bank holding companies.  The minimum requirements established in the regulations are set forth in the table below, along with the actual ratios for the Company at March 31, 2010 and December 31, 2009:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
March 31, 2010
Total capital to risk weighted assets
Consolidated	$45,425	11.63%	$31,235	8.00%	N/A	N/A
Bank	43,106	11.06%	31,193	8.00%	$38,992	10.00%

Tier 1 (Core) capital to risk weighted assets
Consolidated	34,615	8.87%	15,618	4.00%	N/A	N/A
Bank	38,197	9.80%	15,597	4.00%	23,395	6.00%

Tier 1 (Core) capital to average assets
Consolidated	34,615	7.72%	17,931	4.00%	N/A	N/A
Bank	38,197	8.52%	17,928	4.00%	22,410	5.00%

December 31, 2009
Total capital to risk weighted assets
Consolidated	$46,393	11.87%	$31,273	8.00%	N/A	N/A
Bank	43,307	11.08%	31,255	8.00%	$39,068	10.00%

Tier 1 (Core) capital to risk weighted assets
Consolidated	35,909	9.19%	15,637	4.00%	N/A	N/A
Bank	38,399	9.83%	15,627	4.00%	23,441	6.00%

Tier 1 (Core) capital to average assets
Consolidated	35,909	8.18%	17,570	4.00%	N/A	N/A
Bank	38,399	8.75%	17,556	4.00%	21,945	5.00%

JACKSONVILLE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

NOTE 8 – FAIR VALUE
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  There are three levels of inputs that may be used to measure fair value:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:  Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate the fair value of each type of financial instrument:

Investment Securities:  The fair values for investment securities are determined by quoted market prices, if available (Level 1).  For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2).  For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3).  Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality.  During times when trading is more liquid, broker quotes are used (if available) to validate the model.  Rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations.

Derivatives:  The fair value of the derivatives is based on valuation models using observable market data as of the measurement date (Level 2).

Impaired Loans:  The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals.  These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.  Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available.  Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value.

Other Real Estate Owned:  Nonrecurring adjustment to certain commercial and residential real estate properties classified as other real estate owned (OREO) is measured at fair value, less costs to sell.  Fair values are generally based on third party appraisals of the property, resulting in a Level 3 classification.

The following assets and liabilities are measured on a recurring basis, including financial assets and liabilities for which the Company has elected the fair value option:

JACKSONVILLE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)
(Dollars in thousands, except per share amounts)

NOTE 8 – FAIR VALUE (Cont.)
		Fair Value Measurements Using
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
(Dollars in thousands)
March 31, 2010
Available-for-sale
U.S. government-sponsored entities and agencies	$4,481	—	$4,481	—
State and political subdivisions	10,962	—	10,962	—
Mortgage-backed securities - residential	7,588	—	7,588	—
Collateralized mortgage obligations - residential	282	—	282	—
Derivative asset	—	—	—	—

(Dollars in thousands)
December 31, 2009
Available-for-sale
U.S. government-sponsored entities and agencies	$2,504	—	$2,504	—
State and political subdivisions	10,963	—	10,963	—
Mortgage-backed securities - residential	8,352	—	8,352	—
Collateralized mortgage obligations - residential	352	—	352	—
Derivative asset	15	—	15	—

Liabilities:
March 31, 2010
Derivative liability	$106	—	$106	—

December 31, 2009
Derivative liability	$—	—	$—	—

JACKSONVILLE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

NOTE 8 – FAIR VALUE (Cont.)
Assets measured at fair value on a non-recurring basis are summarized below:

		Fair Value Measurements Using
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
March 31, 2010
Impaired loans	$4,438	—	—	$4,438
OREO	3,676			3,676

December 31, 2009
Impaired loans	$2,077	—	—	$2,077
OREO	4,011			4,011

Impaired loans, which are measured for impairment using discounted cash flows or the fair value of the collateral for collateral dependent loans, had a carrying amount of $4,959, with a valuation allowance of $521.  Additional impaired loans, not measured using levels of inputs to measure fair value, had a carrying amount of $2,677.  Collateral dependent impaired loans, valued under Level 3, were measured using current appraised values along with information on recent market transactions as well as management’s assumptions about the criteria that market participants would use in pricing the assets.

OREO, which is measured using the collateral values, had a net carrying amount of $3,676, which is made up of the outstanding balance of $4,041, net of a valuation allowance of $365 at March 31, 2010, resulting in a write-down of $335 for the year ending March 31, 2010.

The carrying amount and estimated fair values of financial instruments at March 31, 2010 and December 31, 2009 were as follows:
	March 31, 2010		December 31, 2009
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets
Cash and cash equivalents	$19,217	$19,217	$5,647	$5,647
Securities available-for-sale	23,313	23,313	22,171	22,171
Loans, net	382,983	388,733	384,133	387,291
Federal Home Loan Bank stock	3,047	n/a	3,047	n/a
Independent Bankers’ Bank Stock	153	n/a	153	n/a
Accrued interest receivable	1,896	1,896	1,864	1,864
Interest rate swap	—	—	15	15

JACKSONVILLE BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands, except per share amounts)

NOTE 8 – FAIR VALUE (Cont.)

	March 31, 2010		December 31, 2009
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Financial liabilities
Deposits	$385,944	$388,733	$370,635	$373,493
Federal funds purchased	—	—	227	227
Other borrowings	25,000	25,667	25,000	25,771
Subordinated debentures	14,550	6,500	14,550	5,708
Accrued interest payable	427	427	424	424
Interest rate swap	106	106	—	—

The methods and assumptions used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, interest-bearing deposits, accrued interest receivable and payable, demand deposits, short-term debt, and deposits that reprice frequently and fully.  The methods for determining the fair values for securities were described previously.  For loans, fair value is based on discounted cash flows using current market rates applied to the estimated life adjusted for the allowance for loan losses.  For fixed rate deposits and variable rate deposits with infrequent repricing, fair value is based on discounted cash flows using current market rates applied to the estimated life.  Fair value of debt, including FHLB advances, is based on current rates for similar financing.  It was not practicable to determine fair value of FHLB stock and other nonmarketable equity securities due to restrictions placed on transferability.  The fair value of off-balance-sheet items is considered nominal.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jacksonville Bancorp, Inc.
Jacksonville, Florida

We have audited the accompanying consolidated balance sheets of Jacksonville Bancorp, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting standards used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with accounting standards generally accepted in the United States of America.

Crowe Horwath LLP

Fort Lauderdale, Florida
March 19, 2010

JACKSONVILLE BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
December 31,
 (Dollar amounts in thousands except per share data)

	2009	2008
ASSETS
Cash and due from financial institutions	$5,647	$8,665
Federal funds sold	—	1,483

Cash and cash equivalents	5,647	10,148

Securities available for sale	22,171	29,684
Securities held to maturity (fair value 2008—$50)	—	50
Loans, net of allowance for loan losses of $6,854 in 2009 and $4,705 in 2008	384,133	374,993
Premises and equipment, net	3,533	3,940
Bank owned life insurance	8,908	8,773
Federal Home Loan Bank stock, at cost	3,047	1,705
Real estate owned, net	4,011	89
Deferred income taxes	2,015	1,502
Accrued interest receivable	1,864	2,027
Prepaid regulatory assessment	2,599	—
Other assets	883	1,088

Total assets	$438,811	$433,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing	$43,704	$40,851
Money market, NOW and savings deposits	104,838	87,751
Time deposits	222,093	216,942
Total deposits	370,635	345,544
Federal funds purchased	227	—
Federal Reserve borrowing	—	26,000
Federal Home Loan Bank advances	25,000	20,000
Subordinated debentures	14,550	14,550
Other liabilities	1,131	1,060

Total liabilities	411,543	407,154

Shareholders’ equity
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 8,000,000 shares authorized; 1,749,526 and 1,748,799 shares issued in 2009 and 2008	17	17
Additional paid-in capital	18,631	18,568
Retained earnings	8,287	8,213
Treasury stock, at cost (2009—283 shares, 2008—200 shares)	(3)	(2)
Accumulated other comprehensive income	336	49

Total shareholders’ equity	27,268	26,845

Total liabilities and shareholders’ equity	$438,811	$433,999

See accompanying notes to consolidated financial statements.

JACKSONVILLE BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
Years ended December 31,
(Dollar amounts in thousands except per share data)

	2009	2008	2007
Interest and dividend income
Loans, including fees	$22,190	$24,109	$25,349
Taxable securities	648	1,021	1,082
Tax-exempt securities	414	414	317
Federal funds sold and other	(48)	19	60
Total interest income	23,204	25,563	26,808

Interest expense
Deposits	7,844	11,336	12,029
Federal Reserve borrowing	116	23	-
Federal Home Loan Bank advances	1,034	1,520	1,817
Subordinated debentures	734	675	559
Federal funds purchased and repurchase agreements	1	6	14
Total interest expense	9,729	13,560	14,419

Net interest income	13,475	12,003	12,389

Provision for loan losses	4,361	3,570	542

Net interest income after provision for loan losses	9,114	8,433	11,847

Noninterest income
Service charges on deposit accounts	597	678	639
Write-off of non-marketable equity security	(132)	-	-
Net gain on sales of loans	-	-	47
Other	376	500	498
Total noninterest income	841	1,178	1,184

Noninterest expense
Salaries and employee benefits	4,441	4,514	4,281
Occupancy and equipment	1,674	1,653	1,674
Regulatory assessment	1,020	417	259
Data processing	909	794	595
Advertising and business development	603	504	517
Professional fees	551	626	326
Merger related costs	-	468	-
Telephone	128	128	124
Director fees	50	92	192
Courier, freight and postage	129	165	158
Other	478	444	359
Total noninterest expense	9,983	9,805	8,485

Income (loss) before income taxes (benefit)	(28)	(194)	4,546

Income tax expense (benefit)	(104)	(229)	1,588

Net income	$76	$35	$2,958

Earnings per share:
Basic	$.04	$.02	$1.70
Diluted	$.04	$.02	$1.63

See accompanying notes to consolidated financial statements.

JACKSONVILLE BANCORP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Years ended December 31,
(Dollar amounts in thousands except per share data)

						Accumulated
			Additional			Other
	Common Stock		Paid-In	Retained	Treasury	Comprehensive
	Shares	Amount	Capital	Earnings	Stock	Income (Loss)	Total

Balance at December 31, 2006	1,741,688	17	18,230	5,241	(57)	(293)	23,138
Comprehensive income:
Net income				2,958			2,958
Change in unrealized gain (loss) on securities available for sale, net of tax						300	300
Total comprehensive income							3,258
Share-based compensation	6,600		152	(13)	211		350
Purchase of treasury stock	(6,600)				(194)		(194)
Exercise of common stock options, including tax benefit of $31	4,643		77				77

Balance at December 31, 2007	1,746,331	17	18,459	8,186	(40)	7	26,629
Comprehensive income:
Net income				35			35
Change in unrealized gain (loss) on securities available for sale, net of tax						42	42
Total comprehensive income							77
Share-based compensation	5,847		106	(8)	117		215
Purchase of treasury stock	(4,397)				(79)		(79)
Issuance of common stock	618						-
Exercise of common stock options, including tax benefit of $1	200		3				3

Balance at December 31, 2008	1,748,599	$17	$18,568	$8,213	$(2)	$49	$26,845
Comprehensive income:
Net income				76			76
Change in unrealized gain (loss) on securities available for sale, net of sale, net of tax						277	277
Net unrealized derivative gain on cash flow hedge, net of tax						10	10
Total comprehensive income							363
Share-based compensation	3,603		63	(2)	38		99
Purchase of treasury stock	(3,686)				(39)		(39)
Issuance of common stock	727
Balance at December 31, 2009	1,749,243	$17	$18,631	$8,287	$(3)	$336	$27,268

JACKSONVILLE BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31,
(Dollar amounts in thousands except per share data)

	2009	2008	2007
Cash flows from operating activities
Net income	$76	$35	$2,958
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	491	515	553
Net amortization of deferred loan fees	48	47	79
Provision for loan losses	4,361	3,570	542
Net amortization (accretion) of securities	(50)	(16)	16
Net loss on sale of real estate owned	16	—	—
Loss on writedown of real estate owned	30	—	—
Earnings on Bank owned life insurance	(135)	(263)	(173)
Share-based compensation	99	215	350
Loss on disposal of premises and equipment	10	38	—
Loss on nonmarketable equity investment	132	—	—
Deferred income tax (benefit) expense	(685)	(720)	(317)
Net gain on sale of loan	—	—	(47)
Net change in:
Other assets	(2,353)	(254)	(330)
Accrued expenses and other liabilities	71	(550)	631
Net cash from operating activities	2,111	2,617	4,262

Cash flows from investing activities
Available for sale securities:
Sales	—	—	—
Maturities, prepayments and calls	12,083	6,228	5,293
Purchases	(4,076)	(6,102)	(8,496)
Proceeds from maturity of held to maturity securities	50	—	—
Loan (originations) and payments, net	(21,733)	(39,256)	(58,880)
Purchase of Bank owned life insurance	—	(3,500)	—
Proceeds from sale of other real estate owned	4,216	—	—
Additions to premises and equipment	(89)	(102)	(203)
Purchase of Federal Home Loan Bank stock, net of redemptions	(1,342)	1,933	(2,567)
Net cash from investing activities	(10,891)	(40,799)	(64,853)

Cash flows from financing activities
Net change in deposits	25,091	56,651	6,267
Net change in federal funds purchased	227	—	(182)
Net change in Federal Reserve borrowing	(26,000)	26,000	—
Net change in overnight Federal Home Loan Bank advances	—	(28,830)	20,180
Net change in fixed rate Federal Home Loan Bank advances	5,000	(19,000)	36,000
Proceeds from issuance of subordinated debt	—	7,550	—
Proceeds from exercise of common stock options	—	3	46
Excess tax benefits from share-based payment arrangements	—	—	31
Purchase of treasury stock	(39)	(79)	(194)
Net cash from financing activities	4,279	42,295	62,148

Net change in cash and cash equivalents	(4,501)	4,113	1,557

Beginning cash and cash equivalents	10,148	6,035	4,478

Ending cash and cash equivalents	$5,647	$10,148	$6,035

Supplemental disclosure of cash flow information:
Interest paid	$9,873	$13,700	$13,970
Income taxes paid	410	835	1,620
Supplemental schedule of noncash investing activities:
Acquisition of real estate	$8,184	$89	$—

See accompanying notes to consolidated financial statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Dollar amounts in thousands except per share data)

Nature of Operations and Principles of Consolidation:  Jacksonville Bancorp, Inc. (“Bancorp”) is a financial holding company headquartered in Jacksonville, Florida.  The consolidated financial statements include the accounts of Jacksonville Bancorp, Inc. and its wholly owned, primary operating subsidiary, The Jacksonville Bank, and The Jacksonville Bank’s wholly owned subsidiary, Fountain Financial, Inc.  The consolidated entity is referred to as the “Company,” and The Jacksonville Bank and its subsidiary are collectively referred to as the “Bank.”  The Company’s financial condition and operating results principally reflect those of the Bank.  All intercompany transactions and balances are eliminated in consolidation.

The Company currently provides financial services through its five offices in Jacksonville, Duval County, Florida.  Its primary business segment is community banking and consists of attracting deposits from the general public and using such deposits and other sources of funds to originate commercial business loans, commercial real estate loans, residential mortgage loans and a variety of consumer loans.  Substantially all loans are secured by specific items of collateral, including business assets, consumer assets, and commercial and residential real estate.  Commercial loans are expected to be repaid from cash flow from operations of businesses.  There are no significant concentrations of loans to any one industry or customer.  However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the area.

Use of Estimates:  To prepare financial statements in conformity with U.S. generally accepted accounting standards, management makes estimates and assumptions based on available information.  These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ from those estimates.  Changes in assumptions or in market conditions could significantly affect the estimates.  The allowance for loan losses and fair values of financial instruments are particularly subject to change.

Cash Flows:  For the purposes of the consolidated statements of cash flows, cash and cash equivalents include cash on hand, noninterest-bearing deposits with other financial institutions with maturities fewer than 90 days and federal funds sold.  Net cash flows are reported for customer loan and deposit transactions, interest-bearing deposits in other financial institutions, short-term Federal Home Loan Bank (FHLB) advances, federal funds purchased, Federal Reserve discount window and other borrowings.

Advertising Costs:  Advertising costs are expensed as incurred.

Securities:  Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity.  Debt securities are classified as available for sale when they might be sold before maturity.  Equity securities with readily determinable fair values are classified as available for sale.  Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.  Other securities, such as FHLB stock, are carried at cost.

Interest income includes amortization of purchase premiums and accretion of purchase discounts.  Premiums and discounts on securities are amortized on the level yield without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated.  Gains and losses are recorded on the trade date and determined using the specific identification method.

Declines in the fair value of securities below their cost that are other-than-temporary are reflected as realized losses.  In estimating other-than-temporary losses, management considers:  the length of time and extent that fair value has been less than cost; the financial condition and near term prospects of the issuer; and the Company’s intent or likelihood that it would be required to sell.

Loans:  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and allowance for loan losses.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
(Dollar amounts in thousands except per share data)

Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well secured and in process of collection.  Past due status is based on the contractual terms of the loan.  In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income.  Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Overdrawn customer checking accounts are reclassified as consumer loans and are evaluated on an individual basis for collectability.  The balances, which totaled $68,000 and $198,000 at December 31, 2009 and 2008, respectively, are included in the estimate of allowance for loan losses and are charged off when collectability is considered doubtful.

Concentration of Credit Risk:  Most of the Company’s business activity is with customers located in Duval County.  Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in Duval County.

Allowance for Loan Losses:  The allowance for loan losses is a valuation allowance for probable incurred credit losses.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors.  Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components.  The specific component relates to loans that are individually classified as impaired or loans otherwise classified as special mention, substandard or doubtful.  The general component covers non-classified loans by loan type and is based on historical loss experience for each loan type adjusted for current factors.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Loans, for which the terms have been modified, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.  If a loan is impaired, a portion of the allowance may be allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the sale of the collateral.  Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment and, accordingly, they are not separately identified for impairment disclosures.  Troubled debt restructurings are measured at the present value of estimated future cash flows using the loans’ effective rate at inception.

Foreclosed Assets:  Assets acquired through or in place of loan foreclosure are initially recorded at lower of cost or fair value less estimated costs to sell when acquired, establishing a new cost basis.  If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense.  Operating costs incurred after acquisition are expensed.

Premises and Equipment:  Land is carried at cost.  Premises and equipment are stated at cost less accumulated depreciation.  Buildings and related components are depreciated using the straight-line method with useful lives ranging from 5 to 40 years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 10 years.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
(Dollar amounts in thousands except per share data)

Other Real Estate Owned:  Other real estate owned includes real estate acquired through foreclosure or deed taken in lieu of foreclosure. These amounts are recorded at estimated fair value, less costs to sell the property, with any difference between the fair value of the property and the carrying value of the loan being charged to the allowance for loan losses. Subsequent changes in fair value are reported as adjustments to the carrying amount, not to exceed the initial carrying value of the assets at the time of transfer. Those subsequent changes, as well as any gains or losses recognized on the sale of these properties, are included in noninterest expense.

Federal Home Loan (FHLB) Stock:  The Bank is a member of the FHLB system.  Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts.  FHLB stock is carried at cost, classified as a restricted security and periodically evaluated for impairment based on ultimate recovery of par value.  Both cash and stock dividends are reported as income.

Long-term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows.  If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments:  Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs.  The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay.  Such financial instruments are recorded when they are funded.

Bank Owned Life Insurance:  The Bank has purchased life insurance policies on certain key employees.  Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Derivatives:  At the inception of a derivative contract, the Company designates the derivative as one of three types based on the Company’s intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair value hedge”), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”), or (3) an instrument with no hedging designation (“stand-alone derivative”). The Company entered into a derivative contract that is designated as a cash flow hedge. The gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. Any change in the fair value of the derivative that is not highly effective in hedging the change in expected cash flows of the hedged item would be recognized immediately in current earnings. Net cash settlements are recorded in interest income or interest expense, based on the item being hedged. Cash flows on hedges are classified in the cash flow statement the same as the cash flows of the items being hedged.

The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions, at the inception of the hedging relationship. This documentation includes linking the cash flow hedge to the specific liability on the balance sheet. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in cash flows of the hedged item. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in the cash flows of the hedged item, the derivative is settled or terminates, or treatment of the derivative as a hedge is no longer appropriate or intended.

When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as noninterest income. When a cash flow hedge is discontinued but the hedged cash flows are still expected to occur, gains or losses that were accumulated in other comprehensive income are amortized into earnings over the same periods which the hedged transactions will affect earnings.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
(Dollar amounts in thousands except per share data)

Stock Compensation:  Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant.  A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Corporation’s common stock at the date of grant is used for restricted stock awards.  Compensation cost is recognized over the required service period, generally defined as the vesting period.  For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Income Taxes:  Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities.  Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates.  A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

The Company adopted guidance issued by the Financial Accounting Standards Board (“FASB”) with respect to accounting for uncertainty in income taxes as of January 1, 2007.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.  The adoption had no effect on the Company’s financial statements.  These returns are subject to examination by taxing authorities for all years after 2005.  The Company recognized interest and/or penalties related to income tax matters in income tax expense.

Earnings Per Common Share:  Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period.  Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options.

The effect of stock options and stock awards is the sole common stock equivalent for the purposes of calculating diluted earnings per common share.

Comprehensive Income:  Comprehensive income consists of net income and other comprehensive income.  Other comprehensive income includes unrealized gains and losses on securities available for sale and unrealized gains and losses on cash flow hedges which are also recognized as separate components of equity.

Treasury Stock:  Treasury stock is carried at cost.  Gains and losses on issuances are based on the market price of the underlying common stock at the date of issuance and are determined using the first-in, first-out (FIFO) method.  Gains on issuances are credited to additional paid-in capital while losses are charged to additional paid-in capital to the extent that previous net gains from issuances are included therein, otherwise to retained earnings.  Gains or losses on the issuances of treasury stock are not credited or charged to income.

Loss Contingencies:  Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.  Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash:  Cash on hand or on deposit with the Federal Reserve Bank is required to meet regulatory reserve and clearing requirements.

Dividend Restrictions:  Bank regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the holding company or by the holding company to the shareholders.

Fair Value of Financial Instruments:  Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note.  Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items.  Changes in assumptions or in market conditions could significantly affect the estimates.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
(Dollar amounts in thousands except per share data)

Operating Segments:  While the chief decision makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis.  Accordingly, all of the financial service operations are considered by management to be aggregated into one reportable operating segment.

Reclassifications:  Some items in the prior year financial statements were reclassified to conform to the current presentation.

Adoption of New Accounting Standards:
In September 2006, the FASB issued guidance that defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  This guidance also establishes a fair value hierarchy about the assumptions used to measure fair value and clarifies assumptions about risk and the effect of a restriction on the sale or use of an asset.  The guidance was effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued guidance that delayed the effective date of this fair value guidance for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material.

In April 2009, the FASB amended existing guidance for determining whether impairment is other-than-temporary for debt securities and requires an entity to assess whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For securities that do not meet either of the above criteria, the amount of impairment is split into two components as follows: 1) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income and 2) OTTI related to credit loss, which must be recognized in the income statement.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. Additionally, disclosures about other-than-temporary impairments for debt and equity securities were expanded.    This guidance was effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The adoption did not have a material impact on the Company’s results of operations or financial position.

In April 2009, the FASB issued guidance that emphasizes that the objective of a fair value measurement does not change even when market activity for the asset or liability has decreased significantly.  Fair value is the price that would be received for an asset sold or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions.  When observable transactions or quoted prices are not considered orderly, then little, if any, weight should be assigned to the indication of the asset or liability’s fair value.   Adjustments to those transactions or prices should be applied to determine the appropriate fair value.  The guidance, which was applied prospectively, was effective for interim and annual reporting periods ending after June 15, 2009 early adoption for periods ending after March 15, 2009. The adoption did not have a material impact on the Company’s results of operations or financial position.

In June 2009, the FASB replaced The Hierarchy of Generally Accepted Accounting Standards, with  the FASB Accounting Standards Codification TM (The Codification) as the source of authoritative accounting standards recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification was effective for financial statements issued for periods ending after September 15, 2009.

In August 2009, the FASB amended existing guidance for the fair value measurement of liabilities by clarifying that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with existing fair value guidance. The amendments in this guidance clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The guidance was effective for the first reporting period beginning after issuance. The adoption did not have an impact on the Company’s results of operations or financial position.

NOTE 2 - INVESTMENT SECURITIES
(Dollar amounts in thousands except per share data)

The following table summarizes the amortized cost and fair value of the available-for-sale and held-to-maturity investment securities portfolio at December 31, 2009 and 2008 and the corresponding amounts of unrealized gains and losses therein:

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
(Dollars in thousands)
December 31, 2009
Available-for sale securities
U.S. government-sponsored entities and agencies	$2,485	$32	$(13)	$2,504
State and political subdivisions	10,777	228	(42)	10,963
Mortgage-backed securities – residential	8,044	308	-	8,352
Collateralized mortgage obligations - residential	342	10	-	352

Total available-for-sale securities	$21,648	$578	$(55)	$22,171

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
(Dollars in thousands)
December 31, 2008
Available-for sale securities
U.S. government-sponsored entities and agencies	$8,204	$91	$(11)	$8,284
State and political subdivisions	10,918	122	(262)	10,778
Mortgage-backed securities – residential	9,829	197	(59)	9,967
Collateralized mortgage obligations - residential	654	2	(1)	655

Total available-for-sale securities	$29,605	$412	$(333)	$29,684

Total held-to-maturity securities	$50	$—	$—	$50

NOTE 2 - INVESTMENT SECURITIES (Continued)
(Dollar amounts in thousands except per share data)

There were no sales of available for sale securities in 2009, 2008, and 2007.

The amortized cost and fair value of the investment securities portfolio are shown by expected maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2009
	Amortized	Fair
	Cost	Value
Maturity
Available-for-sale securities
Within one year	$4,173	$4,184
One to five years	5,229	5,309
Five to ten years	3,860	3,973
Beyond ten years	-	-
Mortgage-backed	8,044	8,353
Collateralized Mortgage Obligations	342	352
Total	$21,648	$22,171

Held-to-maturity securities
Within one year	$-	$-

Total investment securities	$21,648	$22,171

	December 31, 2008
	Amortized	Fair
	Cost	Value
Maturity
Available-for-sale securities
Within one year	$-	$-
One to five years	3,667	3,703
Five to ten years	10,507	10,595
Beyond ten years	4,948	4,764
Mortgage-backed	9,829	9,967
Collateralized Mortgage Obligations	654	655
Total	$29,605	$29,684

Held-to-maturity securities
Within one year	$50	$50

Total investment securities	$29,655	$29,734

Securities pledged at year-end 2009 had a carrying amount of $5,700 and were pledged to secure the available line for the Federal Reserve Bank borrowing for the Borrower in Custody Program. There were no securities pledged at year-end 2008.

At year-end 2009 and 2008, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholders’ equity.

The following table summarizes the investment securities with unrealized losses at December 31, 2009 and 2008 by aggregated major security type and length of time in a continuous unrealized loss position:

NOTE 2 - INVESTMENT SECURITIES (Continued)
(Dollar amounts in thousands except per share data)

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
(Dollars in thousands)
December 31, 2009

Available-for-sale securities
U.S. government-sponsored entities and agencies	$987	$(13)	$-	$-	$987	$(13)
States and political	1,789	(25)	288	(17)	2,077	(42)
Mortgage-backed securities – residential	-	-	-	-	-	-
Collateralized mortgage obligations - residential	-	-	-	-	-	-

Total available-for-sale securities	$2,776	$(38)	$288	$(17)	$3,064	$(55)

Held-to-maturity other securities	-	-	-	-	-	-

Total investment securities	$2,776	$(38)	$288	$(17)	$3,064	$(55)

	Less Than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
(Dollars in thousands)
December 31, 2008

Available-for-sale securities
U.S. government-sponsored entities and agencies	$739	$(11)	$-	$-	$739	$(11)
States and political	5,487	(262)	-	-	5,487	(262)
Mortgage-backed securities – residential	1,903	(58)	396	(1)	2,299	(59)
Collateralized mortgage obligations - residential	50	-	327	(1)	377	(1)

Total available-for-sale securities	$8,179	$(331)	$723	$(2)	$8,902	$(333)

Held-to-maturity other securities	-	-	-	-	-	-

Total investment securities	$8,179	$(331)	$723	$(2)	$8,902	$(333)

Other-Than-Temporary-Impairment

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis and more frequently when economic or market conditions warrant such an evaluation.  In determining OTTI for debt securities, management considers many factors, including:  (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the entity has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery.  The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

NOTE 2 - INVESTMENT SECURITIES (Continued)
(Dollar amounts in thousands except per share data)

In order to determine OTTI for purchased beneficial interests that, on the purchase date, were rated below AA, the Company compares the present value of the remaining cash flows as estimated at the preceding evaluation date to the current expected remaining cash flows.  OTTI is deemed to have occurred if there has been an adverse change in the remaining expected future cash flows.  It is not the Bank’s policy to purchase securities rated below AA.

When OTTI occurs, for either debt securities or purchased beneficial interests that, on the purchase date, were rated below AA, the amount of OTTI recognized in earnings depends on whether an entity intends to sell the security or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss.  If an entity intends to sell or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the OTTI shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date.  If an entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the OTTI shall be separated into the amount representing the credit loss and the amount related to all other factors.  The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings.  The amount of the total OTTI related to other factors is recognized in other comprehensive income, net of applicable taxes.  The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.

As of December 31, 2009, the Company’s security portfolio consisted of $22,171 of available-for-sale securities, and $3,064 was in an unrealized loss position. The majority of unrealized losses are related to the Company’s U.S. Agency, and State and political securities, as discussed below:

U.S. Agency Securities

All of the U.S. Agency securities held by the Company were issued by U.S. government-sponsored entities and agencies.  The decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality.

Because the Company does not have the intent to sell these securities, and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these to be other-than-temporarily impaired at December 31, 2009.

State and Political Securities

All of the State and Political Securities (“Municipal Bonds”) held by the Company were issued by a city or other local government.  The Municipal Bonds are general obligations of the issuer and are secured by specified revenues.  The decline in fair value is primarily attributable to changes in interest rates and the ratings of the underlying insurers rather than the ability or willingness of the municipality to repay.

Because the Company does not have the intent to sell these securities, and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these to be other-than-temporarily impaired at December 31, 2009.

For the 12-month period ended December 31, 2009, there were no credit losses recognized in earnings.

NOTE 3 – LOANS
(Dollar amounts in thousands except per share data)

Loans at year end were as follows:

	2009	2008

Commercial	$23,838	$28,445
Real estate:
Residential	97,147	81,152
Commercial	233,570	224,677
Construction and land	32,987	41,759
Consumer	3,899	4,070
Subtotal	391,441	380,103
Less: Net deferred loan fees	(454)	(405)
Allowance for loan losses	(6,854)	(4,705)

Loans, net	$384,133	$374,993

Activity in the allowance for loan losses was as follows:
	2009	2008	2007

Beginning balance	$4,705	$3,116	$2,621
Provision for loan losses	4,361	3,570	542
Loans charged off	(2,235)	(2,095)	(71)
Recoveries	23	114	24
Ending balance	$6,854	$4,705	$3,116

Impaired loans were as follows:
	2009	2008
Year-end loans with no allocated allowance for loan losses	$4,036	$12,931
Year-end loans with allocated allowance for loan losses	18,516	4,352

Total	$22,552	$17,283

Amount of the allowance for loan losses allocated	$786	$618

	2009	2008	2007

Average of impaired loans during the year	$21,728	$7,295	$566
Interest income recognized during impairment	657	136	2
Cash-basis interest income recognized	657	116	2

Nonaccrual loans and loans past due 90 days still on accrual were as follows:
	2009	2008

Loans past due over 90 days still on accrual	$—	$—
Nonaccrual loans	8,745	12,436

Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

The Company has loan balances of $16,175 for customers whose loans are classified as troubled debt restructuring and are included in the impaired loan balances of $22,552 at December 31, 2009.  There were no additional funds committed to customers whose loans are classified as troubled debt restructuring.  Of the $786 allowance for loan losses reserved for impaired loans, the Company has allocated $522 to customers whose loan terms have been modified in troubled debt restructuring.

NOTE 4 - PREMISES AND EQUIPMENT
(Dollar amounts in thousands except per share data)

Year-end premises and equipment were as follows:
	2009	2008

Land	$1,075	$1,075
Buildings	1,381	1,356
Furniture, fixtures and equipment	1,676	1,784
Leasehold improvements	2,003	1,939
Construction in process	-	9
Total	6,135	6,163

Less: Accumulated depreciation	(2,602)	(2,223)

Net Premises and equipment	$3,533	$3,940

Depreciation expense, including amortization of leasehold improvements, was $468, $457 and $466 for the years ended December 31, 2009, 2008 and 2007, respectively.

Operating Leases:  The Company leases certain office facilities under operating leases that generally contain annual escalation clauses and renewal options.  Rent expense was $681, $689 and $674 for 2009, 2008 and 2007, respectively.  Rent commitments under noncancelable operating leases, before considering renewal options that generally are present, were as follows:

2010	$708
2011	719
2012	730
2013	742
2014	654
Thereafter	355
Total	$3,908

NOTE 5 - DEPOSITS
(Dollar amounts in thousands except per share data)

Time deposits of $100 or more were $100,242 and $74,273 at year end 2009 and 2008.

Scheduled maturities of time deposits for the next five years were as follows:

2010	$182,160
2011	28,067
2012	10,756
2013	766
2014	344
Thereafter	—

NOTE 6 – SHORT-TERM BORROWINGS AND FEDERAL HOME LOAN BANK ADVANCES
(Dollar amounts in thousands except per share data)

At year end, advances from FHLB were as follows:
	2009	2008
Convertible advances maturing June 8, 2010 with a quarterly call option beginning June 9, 2008 at a fixed rate of 4.99%	$5,000	$5,000
Convertible advances maturing August 13, 2010 with a quarterly call option beginning August 13, 2008 at a fixed rate of 4.51%	5,000	5,000
Convertible advances maturing October 4, 2010 with a quarterly call option beginning October 6, 2008 at a fixed rate of 4.15%	5,000	5,000
Convertible advances maturing June 8, 2012 with a quarterly call option beginning September 10, 2007 at a fixed rate of 4.68%	5,000	5,000
Advances maturing May 29, 2012 at a fixed rate of 2.11%	5,000	—
	$25,000	$20,000

Each advance is payable at its maturity date, with a prepayment penalty for early termination.  The advances were collateralized by a blanket lien arrangement of the Company’s first mortgage loans, second mortgage loans and commercial real estate loans.  Based upon this collateral and the Company’s holdings of FHLB stock, the Company is eligible to borrow up to a total of $68,300 at year-end 2009.

In 2008, the Company established a “Borrower in Custody” line of credit with the Federal Reserve Bank by pledging excess collateral.  The amount of this line at December 31, 2009 was $29,800, all of which was available on that date.

NOTE 7 – SUBORDINATED DEBENTURES
(Dollar amounts in thousands except per share data)

On June 17, 2004, the Company participated in a pooled offering of trust preferred securities.  Bancorp formed Jacksonville Statutory Trust I (the "Trust I"), a wholly owned statutory trust subsidiary for the purpose of issuing the trust preferred securities.  The Trust I used the proceeds from the issuance of $4,000 in trust preferred securities to acquire junior subordinated debentures of Bancorp.  The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the debt securities (three-month LIBOR plus 263 basis points).  The initial rate in effect at the time of issuance was 4.06% and is subject to change quarterly.  The rate in effect at December 31, 2009 was 2.88%.

On December 14, 2006, the Company participated in a pooled offering of trust preferred securities.  Bancorp formed Jacksonville Statutory Trust II (the "Trust II"), a wholly owned statutory trust subsidiary for the purpose of issuing the trust preferred securities.  The Trust II used the proceeds from the issuance of $3,000 in trust preferred securities to acquire junior subordinated debentures of Bancorp.  The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the debt securities (three-month LIBOR plus 173 basis points).  The initial rate in effect at the time of issuance was 7.08% and is subject to change quarterly.  The rate in effect at December 31, 2009 was 1.98%.

On June 20, 2008, the Company participated in a private placement offering of trust preferred securities.  Bancorp formed Jacksonville Bancorp, Inc. Statutory Trust III (the "Trust III"), a wholly owned statutory trust subsidiary for the purpose of issuing the trust preferred securities.  The Trust III used the proceeds from the issuance of $7,550 in trust preferred securities to acquire junior subordinated debentures of Bancorp.  The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the debt securities (three-month LIBOR plus 375 basis points).  The initial rate in effect at the time of issuance was 6.55% and is subject to change quarterly.  The rate in effect at December 31, 2009 was 4.00%.  On July 7, 2009, the Company entered into an interest rate swap transaction with SunTrust Bank to mitigate interest rate risk exposure.  Under the terms of the agreement, which relates to the subordinated debt issued to Jacksonville

NOTE 7 – SUBORDINATED DEBENTURES (Continued)
(Dollar amounts in thousands except per share data)

Bancorp, Inc. Statutory Trust III in the amount of $7,550, the Company has agreed to pay a fixed rate of 7.53% for a period of ten years in exchange for the original floating rate contract (90-day LIBOR plus 375 basis points).

The debt securities and the trust preferred securities under the three offerings each have 30-year lives.  The trust preferred securities and the debt securities are callable by Bancorp or the respective trust, at their respective option after five years, and at varying premiums and sooner upon the occurrence of specific events, subject to prior approval by the Federal Reserve Board, if then required.  In addition, the debt securities and trust preferred securities allow the deferral of interest payments for up to 5 years.  The Company has treated the trust preferred securities as Tier 1 capital up to the maximum amount allowed, and the remainder as Tier 2 capital for federal regulatory purposes (see Note 12).

The Company is not the primary beneficiary of these Trusts (variable interest entities); therefore, the trusts are not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability.

There are no required principal payments on subordinated debentures over the next five years.

NOTE 8 - BENEFIT PLANS
(Dollar amounts in thousands except per share data)

Profit Sharing Plan: The Company sponsors a 401(k) profit sharing plan which is available to all employees electing to participate after meeting certain length-of-service requirements.  The plan allows contributions by employees up to 15% of their compensation, which are matched equal to 100% of the first 4.5% in 2009, and 6% in 2008 and 2007 of the compensation contributed.  Expense for 2009, 2008 and 2007 was $108, $174 and $148, respectively.

Directors’ Stock Purchase Plan:  Following approval by the shareholders at the 2003 Annual Meeting, the Company established the Directors’ Stock Purchase Plan for nonemployee directors.  Under this Plan, directors may elect to receive shares of the Company’s common stock as an alternative to the equivalent amounts of cash for directors’ fees.  A total of 100,000 shares of the Company’s common stock were made available for issuance, all of which remained available for issuance at December 31, 2009 and 2008, as all transactions executed to date were open market purchases.  The Company’s expense in connection with this plan was $32, $83 and $176 in 2009, 2008 and 2007, respectively, which is included in director fees in the accompanying Consolidated Statements of Income.

NOTE 9 - INCOME TAXES
(Dollar amounts in thousands except per share data)

Income tax expense (benefit) was as follows:
	2009	2008	2007
Current federal	$484	$404	$1,610
Current state	97	88	237
Valuation allowance federal	43	—	—
Valuation allowance state	7	—	—
Deferred federal	(628)	(616)	(221)
Deferred state	(107)	(105)	(38)
Total	$(104)	$(229)	$1,588

Effective tax rates differ from the federal statutory rate of 34% applied to income before income taxes due to the following:
	2009	2008	2007
Federal statutory rate times financial statement income	$(10)	$(66)	$1,546
Effect of:
Tax-exempt income	(171)	(202)	(145)
Valuation allowance for loss on equity securities	45	—	—
State taxes, net of federal benefit	(2)	(11)	132
Other, net	34	50	55
Total	$(104)	$(229)	$1,588

NOTE 9 - INCOME TAXES (Continued)
(Dollar amounts in thousands except per share data)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:
	2009	2008
Deferred tax assets:

Allowance for loan losses	$2,212	$1,632
Other	207	161

	2,419	1,793
Deferred tax liabilities:
Depreciation	128	205
Net unrealized gain on securities available for sale	197	30
Other	29	56
	354	291
Valuation allowance on loss on equity securities	(50)	—

Net deferred tax asset	$2,015	$1,502

The Company recorded a valuation allowance on the deferred tax asset related to capital losses that are more likely than not to be realized.  No valuation allowance for any remaining deferred assets is considered necessary.  Our returns are subject to examination by taxing authority for all years after 2005.

NOTE 10 - RELATED PARTY TRANSACTIONS
(Dollar amounts in thousands except per share data)

Loans to principal officers, directors and their affiliates in 2009 were as follows:

Beginning balance	$8,203
New loans	285
Repayments and transfer out of related party	(262)
Ending balance	$8,226

Deposits from principal officers, directors and their affiliates at year end 2009 and 2008 were $3,148 and $3,927, respectively.

NOTE  11 -  SHARE-BASED COMPENSATION
(Dollar amounts in thousands except per share data)

On April 25, 2006, Bancorp’s shareholders approved the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (the “2006 Plan”).  Under the 2006 Plan, up to 20,000 shares of Bancorp’s common stock were made available for issuance for awards in the form of incentive stock options, restricted stock, restricted stock units, performance grants or stock appreciation rights.  Any award that expires or is forfeited for any reason is returned to the 2006 Plan.

The 2006 Plan was a new plan and did not supersede the Company’s original Stock Option Plan, adopted by the Company’s shareholders on April 26, 2000, which continues to govern awards made under it.  Under the Company’s original Stock Option Plan, options to buy stock are granted to directors, officers and employees.  There are no options available to be issued under the original Stock Option Plan.

On April 29, 2008, the shareholders approved a 2008 Amendment and Restatement of the 2006 Stock Incentive Plan.  Under this amendment and restatement, there is reserved for issuance under the plan an aggregate of 70,000 shares of Bancorp common stock.  No more than 15,000 shares may be allocated to incentive awards, including the maximum shares payable under a performance grant, that are granted during any single taxable year to any individual participant who is an employee of Bancorp or any subsidiary of Bancorp.

Stock options are granted under both stock option plans with an exercise price equal to or greater than the stock fair market value at the date of grant.  All stock options granted have ten-year lives, generally containing vesting terms of three to five years.  Certain grants have been made that vest immediately.  Common stock issued upon exercise of stock options are newly-issued shares.

NOTE  11 -  SHARE-BASED COMPENSATION (Continued)
(Dollar amounts in thousands except per share data)

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes option-pricing model) that uses the assumptions noted in the table below.  Expected volatilities are based on historical volatilities of the Company’s common stock.  The Company uses historical data to estimate option exercise and post-vesting termination behavior.  The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable.  The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

Total share-based compensation costs that have been charged against income for those plans were $63, $110 and $147 for 2009, 2008 and 2007.

The fair value of options granted was determined using the following weighted-average assumptions as of grant date.
	2009	2008	2007

Risk-free interest rate	2.43%	N/A	4.53%
Expected term	4.5 years	N/A	8.71 years
Expected stock price volatility	33.7%	N/A	27.39%
Dividend yield	0.00%	N/A	0.00%

A summary of the activity in the stock option plans for 2009 follows:
			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number	Exercise	Contractual	Intrinsic
	of Options	Price	Term	Value

Outstanding at beginning of year	158,142	$14.58	—	—
Granted	90,500	10.00	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	(86,142)	10.00	—	—
Outstanding at end of year	162,500	$14.45	4.53	$—
Vested or expected to vest	155,478	$14.61	3.35	$—
Exercisable at end of year	68,500	$19.37	3.83	$—

Information related to the stock option plans during each year follows:
	2009	2008	2007

Intrinsic value of options exercised	N/A	$2	$82
Cash received from option exercises	N/A	3	46
Tax benefit realized from option exercises	N/A	1	31
Weighted average fair value of options granted	$2.70	$—	$15.68

As of December 31, 2009, there was $282 of total unrecognized compensation cost related to unvested stock options granted.  The cost is expected to be recognized over a remaining weighted average period of 3.68 years.

The following table reports restricted stock activity during the 12 months ended December 31, 2009:

		Weighted Average
	Number of	Grant Date
	Shares	Fair Value

Unvested shares at January 1, 2009	3,191	$28.45
Shares granted	1,650	$9.30
Shares vested and distributed	(727)	$32.50
Shares forfeited	(298)	$25.56
Unvested shares at December 31, 2009	3,816	$19.63

NOTE  11 -  SHARE-BASED COMPENSATION (Continued)
(Dollar amounts in thousands except per share data)

As of December 31, 2009, there was $26 of total unrecognized compensation cost related to unvested restricted stock awards granted.  The cost is expected to be recognized over a remaining weighted average period of 1.70 years.

NOTE 12 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS
(Dollar amounts in thousands except per share data)

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies.  Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices.  Capital amounts and classifications are also subject to qualitative judgments by regulators.  Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition.  If adequately capitalized, regulatory approval is required to accept brokered deposits.  If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.  At year end 2009 and 2008, the most recent regulatory notifications categorized the Bank and the Company as well capitalized under the regulatory framework for prompt corrective action.  There are no conditions or events since that notification that management believes have changed the institution's category.  Management and the Board of Directors have committed to maintain Total Risk-Based Capital at 10% and Tier 1 Capital to Average Assets at 8% at the Bank and the Company.

Actual and required capital amounts and ratios are presented below at year end.

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2009
Total Capital to risk weighted assets
Consolidated	$46,393	11.87%	$31,273	8.00%	N/A	N/A
Bank	43,307	11.08	31,255	8.00	$39,068	10.00%
Tier 1 (Core) Capital to risk weighted assets
Consolidated	35,909	9.19	15,637	4.00	N/A	N/A
Bank	38,399	9.83	15,627	4.00	23,441	6.00
Tier 1 (Core) Capital to average assets
Consolidated	35,909	8.18	17,570	4.00	N/A	N/A
Bank	38,399	8.75	17,556	4.00	21,945	5.00
2008
Total Capital to risk weighted assets
Consolidated	$46,051	11.93%	$30,874	8.00%	N/A	N/A
Bank	40,719	10.58	30,795	8.00	$38,494	10.00%
Tier 1 (Core) Capital to risk weighted assets
Consolidated	35,638	9.23	15,437	4.00	N/A	N/A
Bank	36,014	9.36	15,397	4.00	23,096	6.00
Tier 1 (Core) Capital to average assets
Consolidated	35,638	8.26	17,264	4.00	N/A	N/A
Bank	36,014	8.36	17,228	4.00	21,535	5.00

NOTE 12 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS (Continued)
(Dollar amounts in thousands except per share data)

Bancorp’s principal source of funds for dividend payments is dividends received from the Bank. Banking regulations require maintaining certain capital levels and restrict the payment of dividends by the Bank to Bancorp or by Bancorp to shareholders.  Specifically, a Florida state-chartered commercial bank may not pay cash dividends that would cause its capital to fall below the minimum amount required by federal or state law.  Accordingly, commercial banks may only pay dividends out of the total of current net profits plus retained net profits of the preceding two years to the extent it deems expedient, except that no bank may pay a dividend at any time that the total of net income for the current year when combined with retained net income from the preceding two years produces a loss.  The future ability of the Bank to pay dividends to Bancorp also depends in part on the FDIC capital requirements in effect and the Company's ability to comply with such requirements.

NOTE 13 - DERIVATIVES
(Dollar amounts in thousands except per share data)

The Company utilizes interest rate swap agreements as part of its asset liability management strategy to help manage its interest rate risk position.  The notional amount of the interest rate swaps does not represent amounts exchanged by the parties.  The amount exchanged is determined by reference to the notional amount and the other terms of the individual interest rate swap agreements.

Interest Rate Swaps Designated as Cash Flow Hedges:  The Company is hedging the notional amount of $7,550 Statutory Trust III as of December 31, 2009.  The hedge was designated as a cash flow hedge and was determined to be fully effective during all periods presented.  As such, no amount of ineffectiveness has been included in net income.  Therefore, the aggregate fair value of the swap is recorded in other assets with changes in fair value recorded in other comprehensive income.  The amount included in accumulated other comprehensive income would be reclassified to current earnings should the hedges no longer be considered effective.  The Company expects the hedges to remain fully effective during the remaining terms of the swaps.

Summary information about the interest-rate swaps designated as cash flow hedges at December 31, 2009 is as follows:

Notional amounts	$7,550
Fixed rate	7.53% per annum
Unrealized gains (losses)	$10

Interest expense recorded on this swap transaction totaled $125 during 2009 and is reported as a component of interest expense.

CASH FLOW HEDGE
The following table presents the net gains (losses) recorded in accumulated other comprehensive income and the Consolidated Statements of Income relating to the cash flow derivative instruments for the year ended December 31, 2009:
Amount of gain (loss)
	Amount of gain (loss)	Amount of gain (loss)	recognized in other
	recognized in OCI	reclassified from OCI	noninterest income
	(Effective Portion)	to interest income	(Ineffective Portion)

Interest rate contracts	$10	$0	$0

The following table reflects the cash flow hedges included in the Consolidated Balance Sheets as of December 31, 2009:
	Notional	Fair
	Amount	Value
Included in liabilities:
Interest rate swaps related to Statutory Trust III	$7,550	$3,543

NOTE 14 – LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES
(Dollar amounts in thousands except per share data)

Some financial instruments, such as loan commitments, credit lines, letters of credit and overdraft protection, are issued to meet customer financing needs.  These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates.  Commitments may expire without being used.  Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated.  The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of variable and fixed rate financial instruments with off-balance-sheet risk was as follows at year end:
	2009		2008
	Fixed Rates	Variable Rates	Fixed Rates	Variable Rates

Unused lines of credit	$1,431	$24,071	$5,026	$30,038
Standby letters of credit	—	560	—	543

NOTE 15 – FAIR VALUE
(Dollar amounts in thousands except per share data)

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  There are three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate the fair value of each type of financial instrument:

Investment Securities:  The fair values for investment securities are determined by quoted market prices, if available (Level 1).  For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2).  For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality.  During times when trading is more liquid, broker quotes are used (if available) to validate the model. Rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations.

Derivatives:  The fair value of derivatives are based on valuation models using observable market data as of the measurement date (Level 2).

Impaired Loans:  The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals.  These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.  Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available.  Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

Other Real Estate Owned:  Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at fair value, less costs to sell.  Fair values are generally based on third party appraisals of the property, resulting in a Level 3 classification.

NOTE 15 – FAIR VALUE (Continued)
(Dollar amounts in thousands except per share data)

The following assets and liabilities are measured on a recurring basis, including financial assets and liabilities for which the Company has elected the fair value option:

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
(Dollars in thousands)
December 31, 2009
Available-for-sale
U.S. government-sponsored entities and agencies	$2,504	—	$2,504	—
State and political subdivisions	10,963	—	10,963	—
Mortgage-backed securities – residential	8,352	—	8,352	—
Collateralized mortgage obligations - residential	352	—	352	—
Derivative Asset	15	—	15	—

(Dollars in thousands)
December 31, 2008
Available-for-sale
U.S. government-sponsored entities and agencies	$8,284	—	$8,284	—
State and political subdivisions	10,778	—	10,778	—
Mortgage-backed securities – residential	9,967	—	9,967	—
Collateralized mortgage obligations - residential	655	—	655	—

Assets measured at fair value on a non-recurring basis are summarized below:

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
December 31, 2009
Impaired loans	$2,077	—	—	$2,077
Other real estate owned	$4,011	—	—	$4,011

December 31, 2008
Impaired loans	$3,734	—	—	$3,734
Other real estate owned	89	—	—	89

NOTE 15 – FAIR VALUE (Continued)
(Dollar amounts in thousands except per share data)

Impaired loans and other real estate owned, which are measured for impairment using discounted cash flows or the fair value of the collateral for collateral dependent loans, had a carrying amount of $2,341, with a valuation allowance of $264.  Additional impaired loans, not measured using levels of inputs to measure fair value, had a carrying amount of $4,036.  Collateral dependent impaired loans and other real estate owned, valued under Level 3, were measured using current appraised values along with information on recent market transactions as well as management’s assumptions about the criteria that market participants would use in pricing the assets.

Other real estate owned, which is measured using the collateral values, had a net carrying amount of $4,011, which is made up of the outstanding balance of $4,041, net of a valuation allowance of $30 at December 31, 2009, resulting in a write-down of $30 for the year ending December 31, 2009.

The carrying amount and estimated fair values of financial instruments, at December 31, 2009 and 2008 were as follows:

	December 31, 2009		December 31, 2008
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets
Cash and cash equivalents	$5,647	$5,647	$10,148	$10,148
Securities available-for-sale	22,171	22,171	29,684	29,684
Securities held-to-maturity	-	-	50	50
Loans, net	384,133	387,291	374,993	374,454
Federal Home Loan Bank stock	3,047	n/a	1,705	n/a
Non-marketable equity security	153	n/a	285	n/a
Accrued interest receivable	1,864	1,864	2,027	2,027
Interest rate swap	15	15	-	-

Financial liabilities
Deposits	$370,635	$373,493	$345,544	$349,666
Federal funds purchased	227	227	—	—
Other borrowings	25,000	25,771	46,000	47,223
Subordinated debentures	14,550	5,708	14,550	10,613
Accrued interest payable	424	424	568	568

The methods and assumptions, not previously presented, used to estimate fair value, are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, interest-bearing deposits, accrued interest receivable and payable, demand deposits, short-term debt, and deposits that reprice frequently and fully.  The methods for determining the fair values for securities were described previously.  For loans, fair value is based on discounted cash flows using current market rates applied to the estimated life adjusted for the allowance for loan losses.  For fixed rate deposits and variable rate deposits with infrequent repricing, fair value is based on discounted cash flows using current market rates applied to the estimated life.  Fair value of debt, including FHLB advances, is based on current rates for similar financing.  It was not practicable to determine fair value of FHLB stock and other nonmarketable equity securities due to restrictions placed on transferability.  The fair value of off-balance-sheet items is considered nominal.

NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION
(Dollar amounts in thousands except per share data)

Condensed financial information of Bancorp follows:

CONDENSED BALANCE SHEETS
December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$2,487	$4,163
Investment in banking subsidiaries	38,725	36,063
Other assets	793	1,420

Total assets	$42,005	$41,646

LIABILITIES AND EQUITY
Subordinated debt	$14,550	$14,550
Accrued expenses and other liabilities	187	251
Shareholders’ equity	27,268	26,845

Total liabilities and shareholders’ equity	$42,005	$41,646

NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)
(Dollar amounts in thousands except per share data)

CONDENSED STATEMENTS OF INCOME
Years ended December 31,
	2009	2008	2007

Other income	$(48)	$(15)	$15
Interest expense	(733)	(675)	(559)
Other expense	(477)	(622)	(626)
Merger and acquisition cost	—	(468)	—

Income (loss) before income tax and undistributed subsidiary income	(1,258)	(1,780)	(1,170)
Income tax expense (benefit)	(461)	(637)	(372)
Equity in undistributed subsidiary income	873	1,178	3,756

Net income	$76	$35	$2,958

CONDENSED STATEMENTS OF CASH FLOWS
Years ended December 31,
	2009	2008	2007
Cash flows from operating activities
Net income	$76	$35	$2,958
Adjustments:
Equity in undistributed subsidiary income	(873)	(1,178)	(3,756)
Amortization	-	-	-
Share-based compensation	99	215	350
Change in other assets	637	(1,246)	916
Change in other liabilities	(64)	159	(146)
Net cash from operating activities	(125)	(2,015)	322

Cash flows from investing activities
Investments in subsidiaries	(1,512)	(2,639)	(1,467)
Net cash from investing activities	(1,512)	(2,639)	(1,467)

Cash flows from financing activities
Proceeds from issuance of subordinated debt	-	7,550	-
Proceeds from exercise of stock options	-	3	46
Excess tax benefits from share-based payment	-	-	31
Purchase of treasury stock	(39)	(79)	(194)
Net cash from financing activities	(39)	7,474	(117)

Net change in cash and cash equivalents	(1,676)	2,820	(1,262)

Beginning cash and cash equivalents	4,163	1,343	2,605

Ending cash and cash equivalents	$2,487	$4,163	$1,343

NOTE 17 – EARNINGS PER SHARE
(Dollar amounts in thousands except per share data)

The factors used in the earnings per share computation follow:
	2009	2008	2007
Basic
Net income	$76	$35	$2,958
Weighted average common shares outstanding	1,748,683	1,748,295	1,744,512

Basic earnings per common share	$.04	$.02	$1.70
Diluted
Net income	$76	$35	$2,958
Weighted average common shares outstanding for basic earnings per common share	1,748,683	1,748,295	1,744,512
Add: Dilutive effects of assumed exercises of stock options and awards	481	43,047	71,637

Average shares and dilutive potential common shares	1,749,164	1,791,342	1,816,149

Diluted earnings per common share	$.04	$.02	$1.63

Anti-dilutive shares outstanding were 167,974 in 2009, 47,415 in 2008 and 6,918 in 2007.

NOTE 18 - OTHER COMPREHENSIVE INCOME (LOSS)
(Dollar amounts in thousands except per share data)

Other comprehensive income (loss) components and related tax effects were as follows:
	2009	2008	2007

Unrealized holding gains (losses) on available for sale securities	$444	$67	$481
Reclassification adjustment for (gains) losses realized in income	—	—	—
Net unrealized derivative gain on cash flow hedge	15	—	—
Net unrealized gains (losses)	459	67	481
Tax effect	(172)	(25)	(181)

Other comprehensive income (loss)	$287	$42	$300

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Per Share Data)

	March 31, 2010	December 31,
	(Unaudited)	2009
ASSETS
Cash and due from banks	$5,212	$3,548
Interest-bearing deposits	28,751	27,535
Total cash and cash equivalents	33,963	31,083

Investment securities, available-for-sale	31,936	42,542
Investment securities, held-to-maturity (market value of $14,727 in 2010 and $14,748 in 2009)	14,988	14,989
Restricted stock, at cost	1,151	1,151
Loans, net	189,593	194,187
Bank premises and equipment	3,315	3,366
Other real estate owned	2,305	1,727
Accrued interest receivable	1,072	1,089
Deferred income taxes	624	708
Investment in unconsolidated subsidiary	93	93
Cash surrender value of bank-owned life insurance	5,152	5,097
Other assets	1,688	1,334

TOTAL	$285,880	$297,366

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$35,009	$35,409
Interest-bearing	223,454	234,575

Total deposits	258,463	269,984

Other borrowings
Short-term debt	200	-
Long-term debt	15,393	15,393
Total other borrowings	15,593	15,393
Accrued interest payable	316	299
Other liabilities	2,235	2,010

Total liabilities	276,607	287,686

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	12	12
Additional paid-in capital	11,788	11,788
Retained deficit	(2,654)	(2,107)
Accumulated other comprehensive income (loss):
Net unrealized holding gains (losses) on securities, available-for-sale	127	(13)

Total stockholders' equity	9,273	9,680

TOTAL	$285,880	$297,366

Book value per common share	$7.43	$7.76

Common shares outstanding	1,247,516	1,247,516
The accompanying notes are an integral part of these condensed consolidated financial statements.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	For the Three Months Ended
	March 31,
	2010	2009
Interest and fees on loans	$2,825	$3,154
Taxable interest income on investment securities and interest-bearing deposits in banks	331	175
Tax-exempt interest income on investment securities	160	168
Interest on federal funds sold	-	1
Total interest income	3,316	3,498

Interest on deposits	1,134	1,616
Other borrowings	127	118
Total interest expense	1,261	1,734

Net interest income before provision for loan losses	2,055	1,764

Provision for loan losses	872	234

Net interest income after provision for loan losses	1,183	1,530

Noninterest income:
Fees and service charges on deposit accounts	125	168
Other fee income for banking services	37	11
Dividends on restricted stock and trust-preferred securities	2	-
Gain on sale of investment securities	21	45
Income from bank-owned life insurance	60	57
Loss on sale of other real estate owned	(50)	(61)
Loss on write-down of restricted stock	-	(179)
Other income	6	14
Total noninterest income	201	55

Noninterest expenses:
Salaries and employee benefits	705	735
Expenses of bank premises and fixed assets	239	256
Processing and settlement fees	201	204
Professional, legal, and audit fees	202	144
Pension expense	2	86
OREO and other loan collection expenses	123	127
Write-down of other real estate owned	30	-
Deposit insurance assessments	296	89
Advertising and business development	8	33
Telephone	33	33
Stationary, printing, and supplies	16	21
Postage, freight, and courier	16	13
Insurance (excluding group insurance)	14	13
Dues and subscriptions	13	12
Other operating expenses	33	37
Total noninterest expenses	1,931	1,803

Loss before benefit for income taxes	(547)	(218)
Benefit for income taxes	-	(150)
Net loss	(547)	(68)

Other comprehensive income (loss), net of income taxes:
Unrealized holding gains (losses) on securities arising during period	140	(28)

Comprehensive loss	$(407)	$(96)

Loss per common share
Basic	$(0.44)	$(0.05)
Diluted	$(0.44)	$(0.05)

The accompanying notes are an integral part of these condensed consolidated financial statements.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2010 (UNAUDITED)
(Dollars In Thousands)

					Net
					Unrealized
					Holding
					Gains (Losses)
			Additional		on Securities,	Total
	Common Stock		Paid-in	Retained	Available-	Stockholders'
	Shares	Amount	Capital	Deficit	for-Sale	Equity

Balance, December 31, 2009	1,247,516	$12	$11,788	$(2,107)	$(13)	$9,680

Comprehensive income (loss):
Net loss	-	-	-	(547)	-
Net change in unrealized holding gains on securities	-	-	-	-	140

Total comprehensive loss	-	-	-	-	-	(407)

Balance, March 31, 2010	1,247,516	$12	$11,788	$(2,654)	$127	$9,273

The accompanying notes are an integral part of these condensed consolidated financial statements.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in Thousands)

	For the Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(547)	$(68)
Provision for loan losses	872	234
Depreciation and amortization	51	63
Gain on sale of investment securities	(21)	(45)
Loss on sale of other real estate owned	50	61
Writedown of other real estate owned	30	-
Loss on writedown of restricted stock	-	179
Net premium amortization and discount accretion	137	14
Other, net	(66)	(363)

Net cash provided by operating activities	506	75

Cash flows from investing activities:
Net (increase) decrease in:
Investment securities	2,080	(7,091)
Loans	2,770	(954)
Proceeds from sales of investment securities	8,551	3,811
Proceeds from sale of other real estate owned	294	1,346
Purchases of bank premises and equipment, net	-	(17)

Net cash provided (used) by investing activities	13,695	(2,905)

Cash flows from financing activities:
Net increase (decrease) in deposits	(11,521)	1,538
Net increase in other borrowings	200	8,000

Net cash provided (used) by financing activities	(11,321)	9,538

Net increase in cash and cash equivalents	2,880	6,708

Cash and cash equivalents at beginning of period	31,083	17,177

Cash and cash equivalents at end of period	$33,963	$23,885

CONDENSED SUPPLEMENTAL DISCLOSURES
Non-cash transaction - loans transferred to other real estate owned	$952	$324

The accompanying notes are an integral part of these condensed consolidated financial statements.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

General - Atlantic BancGroup, Inc. (the “Holding Company”) is a bank holding company registered with the Federal Reserve and owns 100% of the outstanding stock of Oceanside Bank (“Oceanside”).  Oceanside is a Florida state-chartered commercial bank, which opened July 21, 1997.  Oceanside’s deposits are insured by the Federal Deposit Insurance Corporation.  The Holding Company’s primary business activity is the operation of Oceanside, and it operates in only one reportable industry segment, banking.  Collectively, the entities are referred to as “Atlantic.”  References to Atlantic, Oceanside, and subsidiaries throughout these condensed consolidated financial statements are made using the first-person notations of “we,” “our,” and “us.”  Oceanside has formed subsidiaries (“Subsidiaries”) for the sole purpose of holding and managing real estate properties acquired through foreclosure.

The accompanying condensed consolidated financial statements include the accounts of the Holding Company, its wholly-owned subsidiary, Oceanside, and the Subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting policies of Atlantic conform with accounting principles generally accepted in the United States of America and to general practices within the banking industry.

Our condensed consolidated financial statements for the three months ended March 31, 2010 and 2009, have not been audited and do not include information or footnotes necessary for a complete presentation of consolidated financial condition, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America.  In management’s opinion, the accompanying condensed consolidated financial statements contain all adjustments, which are of a normal recurring nature, necessary for a fair presentation.  Our results of operations for the interim periods are not necessarily indicative of the results that may be expected for an entire year.  The accounting policies followed by us are set forth in the consolidated financial statements for the year ended December 31, 2009, and are incorporated herein by reference.

Oceanside, through four banking offices, provides a wide range of banking services to individual and corporate customers primarily in East Duval and Northeast St. Johns Counties of Florida.  We are subject to regulations of certain federal and state regulatory agencies and, accordingly, we are examined by those agencies.  As a consequence of the extensive regulation of commercial banking activities, our business is particularly susceptible to being affected by federal and state legislation and regulations.

Regulatory Action.  Effective January 7, 2010, Oceanside entered into a Stipulation to the Issuance of a Consent Order with the Federal Deposit Insurance Corporation (the “FDIC”) and the Florida Office of Financial Regulation (the “OFR”) (“Stipulation”).  Pursuant to the Stipulation, Oceanside has consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation, to the issuance of a Consent Order by the FDIC and the OFR, also effective as of January 7, 2010 (“Consent Order”).

The Consent Order represents an agreement among Oceanside, the FDIC, and the OFR as to areas of Oceanside’s operations that warrant improvement and presents a plan for making those improvements.  The Consent Order imposes no fines or penalties on Oceanside.

Oceanside is in the process of evaluating and developing responses, policies, procedures, analyses, and training to address matters enumerated in the Consent Order.  In management’s opinion, many of the cited criticisms have been addressed or Oceanside is no longer engaged in the activity.

Oceanside did not meet the April 7, 2010, deadline to raise additional capital as required by the Consent Order.  However, on May 10, 2010, Atlantic entered into an agreement to merge into Jacksonville Bancorp, Inc.  See Note 12 - Subsequent Event for further information regarding the proposed merger.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

On March 26, 2010, the Holding Company entered into a mutual agreement (“Written Agreement”) with the Federal Reserve Bank of Atlanta (the "Reserve Bank") to maintain the financial soundness of the Holding Company so that the Holding Company may serve as a source of strength to Oceanside.  The Written Agreement provides for restrictions on dividends declared or paid by the Holding Company, the receipt of dividends or other payments from the Bank, the distribution of interest, principal or other sums on trust-preferred securities, the guarantee of any debt by the Holding Company and the Subsidiaries, the redemption of stock by the Holding Company, and certain other operating restrictions and reporting requirements.

Liquidity.  Atlantic actively manages liquidity.  Cash and cash equivalents, which include interest-bearing deposits, totaled $34.0 million at March 31, 2010.  In addition to cash and cash equivalents and unpledged investment securities, Atlantic has the following sources of available liquidity at March 31, 2010:  lines of credit to purchase federal funds ($3.8 million) and, subject to prior approval, borrowings at the Federal Reserve discount window ($3.1 million).  Based on current and expected liquidity needs and sources, management expects Atlantic to be able to meet its obligations.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, valuation of other real estate owned (or foreclosed assets), the realization of deferred tax assets, and other-than-temporary impairment of securities, and the fair value of financial instruments.

The determination of the adequacy of the allowance for loan losses and the valuation of foreclosed assets is based on estimates that may be affected by significant changes in the economic environment and market conditions.  In connection with the determination of the estimated losses on loans and the valuation of foreclosed assets, management obtains independent appraisals for significant collateral.

Our loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.  Although we have a diversified loan portfolio, a substantial portion of our debtors’ ability to honor their contracts is dependent on local, state, and national economic conditions that may affect the value of the underlying collateral or the income of the debtor.

While management uses available information to recognize losses on loans and to value foreclosed assets, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and carrying value of foreclosed assets.  Such agencies may require us to recognize additional losses based on their judgments about information available to them at the time of their examination.

Management’s determination of the realization of deferred tax assets is based upon management’s judgment of various future events and uncertainties, including the timing, nature, and amount of future income earned by certain subsidiaries and the implementation of various plans to maximize realization of deferred tax assets.

Atlantic has recorded a deferred tax asset (net of valuation allowances) to recognize the future income tax benefit of operating losses incurred for tax years 2009 and 2008, and for the three months ended March 31, 2010.  Management believes that the tax benefits on the net operating loss carry forwards will be utilized when Atlantic returns to profitability.  Generally, the net operating losses can be carried forward for up to 20 years.

On November 6, 2009, the “Worker, Homeownership, and Business Assistance Act of 2009” was signed into law, which relaxed the net operating loss carryback rules.  As a result of this law, Atlantic was able to carryback net operating losses to obtain a tax refund of $1.024 million, which was received in April 2010.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

In estimating the carrying value of deferred tax assets, management considered the cumulative loss position, projected taxable income, and available tax strategies in developing the analysis of any required deferred income tax asset valuation as of March 31, 2010 and December 31, 2009.

At March 31, 2010 and December 31, 2009, cumulative losses in recent quarters suggested the need for a valuation allowance.  However, management believed that this negative evidence was partially offset by the following positive evidence, which mitigated the need for reducing the carrying value (net of valuation allowances) to zero.

•
Atlantic has a prior history of taxable earnings prior to losses that began in 2008. Since inception in 1997, Atlantic has reported taxable income in 10 of 12 years through 2008, with cumulative taxable income of nearly $9.0 million through 2008.

•
Atlantic has reported and believes that changes have been made to allow Atlantic to return to a taxable earnings position, including reductions in payroll and other operating costs.  Within the next 2-5 years, internal projections indicate that book and taxable income are more likely than not to return to levels approaching those prior to 2008.

•
Management has received and considered offers to purchase two of its branch locations and relocate to leased space (or lease-back its existing facilities).  While the sale-leaseback would not likely generate significant book income immediately, the taxable income was projected to exceed $1.3 million.

•
Management and the Board of Directors have discussed a tax strategy that would generate taxable income of approximately $1.1 million from the liquidation of bank-owned life insurance policies.  Subsequent to March 31, 2010, Oceanside submitted its request to cash in the life insurance policies, and the proceeds from the cash surrender value less any charges or fees are expected in the second quarter of 2010.

•	Converting tax-exempt investment income to taxable investment income, which could increase taxable income by almost $1.0 million and book income by $0.4 million.
•	Repurchase of junior subordinated debentures at a discount.
•	Termination of all or a portion of the Bank’s deferred compensation plan, which would generate up to $1.6 million in book taxable income and reduce the deferred tax asset by $0.6 million.

Based on the above analysis, management believes it is more likely than not that Atlantic will realize the deferred tax asset of $0.6 million and $0.7 million (net of a valuation allowance of $3.4 million and $2.8 million) at March 31, 2010 and December 31, 2009, respectively, through future operating income and implementation of certain tax strategies.

Reclassifications - Certain amounts in the prior periods have been reclassified to conform to the presentation for the current period.

New Accounting Guidance - In November 2008, the SEC released a proposed roadmap regarding the potential use by U.S. insurers of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”).  IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board.  Under the proposed roadmap, Atlantic may be required to prepare financial statements in accordance with IFRS as early as 2014.  The SEC will make a determination in 2011 regarding the mandatory adoption of IFRS.  Atlantic is currently assessing the impact that this potential change would have on its consolidated financial statements, and it will continue to monitor the development of the potential implementation of IFRS.

Consolidation:  In June 2009, the FASB issued new authoritative accounting guidance under ASC Topic 810, Consolidation , which amends prior guidance to change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  The new authoritative accounting guidance requires additional disclosures about the reporting entity’s involvement with variable-interest entities and any significant changes in risk exposure due to that involvement as well as its affect on the entity’s financial statements.  The new authoritative accounting guidance under ASC Topic 810 was effective January 1, 2010 and did not have a significant impact on Atlantic’s financial statements.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

Fair Value Measurements and Disclosures:  In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) - Measuring Liabilities at Fair Value.  This ASU provides amendments for fair value measurements of liabilities.  It provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more techniques.  ASU 2009-05 also clarifies that when estimating a fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability.  ASU 2009-05 is effective for the first reporting period (including interim periods) beginning after issuance or fourth quarter 2009.  The adoption of ASU No. 2009-05 did not have a material impact on Atlantic’s financial condition, results of operations, and disclosures.

Transfers and Servicing:  ASC 860 Transfers and Servicing improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  ASC 860 is effective for annual reporting periods that begin after November 15, 2009, for interim periods within the first annual reporting period and for interim and annual reporting periods thereafter, with early adoption prohibited.  ASC 860 must be applied to transfers occurring on or after the effective date.  The adoption of ASC 860 did not have a material effect on Atlantic’s financial statements.

Other:  A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.  Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to Atlantic’s consolidated financial statements.

NOTE 2 -	REGULATORY OVERSIGHT, CAPITAL ADEQUACY, OPERATING LOSSES, AND MANAGEMENT’S PLANS

As a result of the extraordinary effects of what may ultimately be the worst economic downturn since the Great Depression, the capital of Atlantic and Oceanside have been significantly depleted.  The impact of the current financial crisis in the U.S. and abroad is having far-reaching consequences and it is difficult to say at this point when the economy will begin to recover.  As a result, we cannot assure you that we will be able to resume profitable operations in the near future, or at all.

We have determined that significant additional sources of capital or the implementation of strategies to enhance existing capital will be required for us to resume profitable operations beyond 2010.  Atlantic has hired an investment banking firm to seek all strategic alternatives to enhance the stability of Atlantic including a capital investment, sale, strategic merger, or some form of restructuring.  On May 10, 2010, Atlantic entered into an agreement to merge into Jacksonville Bancorp, Inc. (see Note 12 - Subsequent Event).  We are also exploring other options to restructure our balance sheet to generate income and capital.  There can be no assurance that Atlantic will consummate the proposed merger or otherwise succeed in these efforts and be able to comply with the new regulatory requirements.  In addition, a transaction, which would involve equity financing, would result in substantial dilution to our current stockholders and could adversely affect the price of our common stock.  If Atlantic does not comply with mandated capital requirements, the regulators could take additional enforcement action against the Holding Company and Oceanside.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 2 -	REGULATORY OVERSIGHT, CAPITAL ADEQUACY, OPERATING LOSSES, AND MANAGEMENT’S PLANS(Continued)

On May 10, 2010, Jacksonville Bancorp, Inc., the bank holding company for the Jacksonville Bank and Atlantic announced the signing of a definitive merger agreement providing for the merger of Atlantic into Jacksonville Bancorp, Inc.  The completion of this merger would resolve the regulatory and capital challenges that Atlantic faces since Jacksonville Bancorp, Inc. would be the surviving bank.  See Note 12 - Subsequent Event.

In the event that the merger is not completed, we will continue our efforts to raise additional capital and have identified transactions to increase our capital by approximately $4 million, including eliminating our bank owned life insurance, reducing or eliminating certain retirement benefits, and the potential sale of assets.  In order to improve our Tier 1 leverage ratio, we may also shrink our total assets.

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future, and do not include any adjustments to reflect the possible future effects on the recoverability or classification of assets, and the amounts or classification of liabilities that may result from the outcome of any regulatory action, which would affect our ability to continue as a going concern.

In its report dated April 15, 2010, covering our audited consolidated financial statements for the year ended December 31, 2009, our independent registered public accounting firm stated that our net losses raise substantial doubts about our ability to continue as a going concern.  In that firm’s opinion, our ability to continue as a going concern is in doubt as a result of the continued deterioration of our loan portfolio and is subject to our ability to service our existing loans in a manner that will return Atlantic to profitability or to identify and consummate a strategic transaction, including the potential sale of Atlantic.  If we are not able to successfully accomplish such actions, it is possible that our subsidiary bank may fail and be placed into receivership with the FDIC.

Although the contemplated merger with Jacksonville Bancorp, Inc. (see Note 12 – Subsequent Event) is expected to result in our continued operation as a part of Jacksonville Bancorp, Inc. and The Jacksonville Bank, such transaction may prove to be insufficient due to the possible continued decline of the loan portfolio or other losses.  If we are, or the surviving entity in the merger is, unable to return to profitability, and if we are unable to identify and execute a viable strategic alternative, we may be unable to continue as a going concern.

NOTE 3 - COMPUTATION OF PER SHARE LOSSES

Basic losses per share amounts are computed by dividing net loss by the weighted average number of common shares outstanding for the three months ended March 31, 2010 and 2009.  Diluted loss per share is computed by dividing net loss by the weighted average number of shares and all dilutive potential shares outstanding during the period.  We have no dilutive potential shares outstanding for 2010 or 2009.  The following information was used in the computation of loss per share on both a basic and diluted basis for the three months ended March 31, 2010 and 2009 (dollars and number of shares in thousands):

	Three Months Ended March 31,
	2010	2009
Basic and diluted EPS computation:
Numerator - Net loss	$(547)	$(68)
Denominator - Weighted average shares outstanding (rounded)	1,248	1,248
Basic and diluted losses per share	$(0.44)	$(0.05)

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 4 - INVESTMENT SECURITIES

Our investment securities, available-for-sale, consist of residential real estate mortgage investment conduits (“REMICs”) and residential mortgage pass-through securities (“MBS”) all of which are issued or guaranteed by U.S. Capital Government agencies such as FNMA, FHLMC, and GNMA.  The amortized cost and estimated fair value of instruments in debt and equity securities are as follows (dollars in thousands):

	March 31, 2010				December 31, 2009
		Gross	Gross			Gross	Gross
	Amortized	Unrealized	Unrealized	Fair	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value	Cost	Gains	Losses	Value
Available-for-sale
REMICs	$118	$3	$-	$121	$134	$3	$-	$137
MBS	31,614	289	(88)	31,815	42,428	217	(240)	42,405
	31,732	292	(88)	31,936	42,562	220	(240)	42,542
Held-to-maturity
State, county and municipal bonds	14,988	136	(397)	14,727	14,989	154	(395)	14,748
Total investment securities	$46,720	$428	$(485)	$46,663	$57,551	$374	$(635)	$57,290

Information pertaining to securities with gross unrealized losses at March 31, 2010 and December 31, 2009, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows (dollars in thousands):

	Less Than Twelve Months		Over Twelve Months		Total
	Gross		Gross		Gross
	Unrealized	Fair	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value	Losses	Value
March 31, 2010:
Available-for-Sale
REMICs	$-	$-	$-	$-	$-	$-
MBS	(88)	17,603	-	-	(88)	17,603
	$(88)	$17,603	$-	$-	$(88)	$17,603
Held-to-Maturity
State, county, and municipal bonds	$(167)	$4,780	$(230)	$2,867	$(397)	$7,647

December 31, 2009:
Available-for-Sale
REMICs	$-	$-	$-	$-	$-	$-
MBS	(240)	23,020	-	-	(240)	23,020
	$(240)	$23,020	$-	$-	$(240)	$23,020
Held-to-Maturity
State, county, and municipal bonds	$(165)	$4,763	$(230)	$2,867	$(395)	$7,630

Management evaluates securities for other-than-temporary impairment at least on a monthly basis, and more frequently when economic or market concerns warrant such evaluation.  Consideration is given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of Atlantic to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.  At March 31, 2010, Atlantic did not have any investment securities deemed other-than-temporarily-impaired debt securities.

The unrealized losses on investment securities were caused by interest rate changes.  Temporary net decreases in fair value of securities available-for-sale at March 31, 2010, are regarded as an adjustment to stockholders' equity.  The estimated fair value of investment securities is determined on the basis of market quotations.  The following is a summary of the effects on the Condensed Consolidated Statement of Stockholders’ Equity at March 31, 2010 and December 31, 2009 (dollars in thousands):

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 4 - INVESTMENT SECURITIES (Continued)

	March 31,	December 31,
	2010	2009

Gross unrealized gains (losses) on investment securities available-for-sale	$193	$(20)
Deferred tax benefit (expense) on unrealized gains (losses)	(66)	7
Balance	$127	$(13)

The following presents the net change in unrealized gains or losses on investment securities available-for-sale that are shown as a component of stockholders’ equity and comprehensive income (loss) for the three months ended March 31, 2010 and 2009 (dollars in thousands):
	Three Months Ended March 31,
	2010	2009

Unrealized holding gains (losses) on investment securities arising during period	$227	$(1)
Less: reclassification adjustment for gains included in net loss	(21)	(45)
Other comprehensive income (loss), before income tax expense (benefit)	206	(46)
Income tax benefit (expense) related to items of other comprehensive income (loss)	(66)	18
Other comprehensive income (loss), net of income tax expense (benefit)	$140	$(28)

Gross gains and losses on sales of investment securities for the three months ended March 31, 2010, totaled $21,000 and $-0-, respectively.  Gross gains and losses on sales of investment securities for the three months ended March 31, 2009, totaled $45,000 and $-0-, respectively.

At March 31, 2010, investment securities with an amortized cost of $1.5 million and fair value of $1.4 million were pledged to secure deposits of public funds from the State of Florida and treasury tax and loan deposits with the Federal Reserve.  At March 31, 2010, investment securities with an amortized cost of $4.2 million and a fair value of $4.0 million were pledged for the Federal Reserve discount window, and investment securities with an amortized cost of $13.9 million and a fair value of $13.8 million were pledged to secure FHLB of Atlanta advances (see Note 7).

There were no securities of a single issuer, which are non-governmental or non-government sponsored, that exceeded 10% of stockholders’ equity at March 31, 2010.

The cost and estimated fair value of debt and equity securities at March 31, 2010, by contractual maturities, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (dollars in thousands).

	Securities Available-for-Sale		Securities Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$2,319	$2,403	$-	$-
Due after one through five years	4,151	4,317	271	284
Due after five through fifteen years	17,732	17,707	2,048	2,065
Due after fifteen years	7,530	7,509	12,669	12,378
	$31,732	$31,936	$14,988	$14,727

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 5 - LOANS

Loans consisted of (dollars in thousands):
	March 31,	December 31,
	2010	2009
Real estate loans:
Construction, land development, and other land	$30,447	$32,455
1-4 family residential:
Secured by first liens	33,689	33,281
Home equity lines of credit and junior liens	23,055	23,619
Multifamily residential	2,926	2,902
Commercial	91,798	93,455
	181,915	185,712
Commercial loans	11,084	11,703
Consumer and other loans	3,256	3,315
Total loan portfolio	196,255	200,730
Less, deferred fees	(11)	(12)
Less, allowance for loan losses	(6,651)	(6,531)
Loans, net	$189,593	$194,187

A summary of the activity of loans transferred to Other Real Estate Owned follows (dollars in thousands):

	For the Three	For the Twelve
	Months Ended	Months Ended
	March 31, 2010	December 31, 2009

Balance, beginning of period	$1,727	$3,421
Transfers to OREO	952	513
Disposals	(344)	(1,621)
Write-downs	(30)	(586)
Balance, end of period	$2,305	$1,727

NOTE 6 - ALLOWANCE FOR LOAN LOSSES

Our Board of Directors monitors the loan portfolio monthly in order to enable it to evaluate the adequacy of the allowance for loan losses.  We maintain the allowance for loan losses at a level that we believe to be sufficient to absorb probable losses inherent in the loan portfolio.  Activity in the allowance for loan losses follows (dollars in thousands):
	For the Three	For the Twelve
	Months Ended	Months Ended
	March 31, 2010	December 31, 2009

Balance, beginning of period	$6,531	$3,999
Provisions charged to operating expenses	872	6,268
Loans charged-off	(754)	(3,761)
Recoveries	2	25
Balance, end of period	$6,651	$6,531

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 6 - ALLOWANCE FOR LOAN LOSSES (Continued)

The following is a summary of information pertaining to impaired, nonaccrual, past due, and restructured loans (dollars in thousands):
	March 31,	December 31,
	2010	2009
Loans evaluated for impairment with a measured impairment	$16,179	$16,061
Loans evaluated for impairment without a measured impairment	16,012	14,788
Total impaired loans	$32,191	$30,849
Valuation allowance related to impaired loans	$4,347	$4,380
Nonaccrual loans included above in impaired loan totals	$6,282	$6,715
Total loans past due ninety days or more and still accruing	119	8
Total nonperforming loans (“NPL”)	6,401	6,723
Restructured loans	16,122	17,372
Total NPL and restructured loans	$22,523	$24,095
Restructured loans included in nonaccrual loans above that are considered troubled debt restructurings	$2,179	$1,842
Average nonaccrual loans during the period	$7,107	$7,031

At March 31, 2010 and December 31, 2009, interest income accrued and recorded on nonaccrual loans totaled $-0- and $40,000, respectively, and interest earned but not recorded on nonaccrual loans at March 31, 2010 and December 31, 2009, was $546,000 and $533,000, respectively.  No additional funds are committed to be advanced in connection with nonaccrual loans.

NOTE 7 - OTHER BORROWINGS

A summary of other borrowings follows (dollars in thousands):
	March 31,	December 31,
	2010	2009
Short-term borrowings:
Loan from related party	$200	$-

Long-term borrowings:
FHLB of Atlanta advances
Convertible debt	$2,300	$2,300
Fixed debt	10,000	10,000
	12,300	12,300
Junior subordinated debentures	3,093	3,093
	$15,393	$15,393

The loan from the related party bears interest at 6% per annum, and is due upon the earlier of (1) February 22, 2011; or, (2) receipt by Atlantic of its federal income tax refund as a result of the carryback of net operating losses.  The tax refund was received and the loan repaid in April 2010.

A summary of the FHLB of Atlanta advances follows (dollars in thousands):

			March 31,	December 31,
	Maturity Date	Interest Rate	2010	2009

Convertible fixed rate debt	11/17/2010	4.45%	$2,300	$2,300
Fixed rate advances	12/20/2010	1.91%	2,000	2,000
Fixed rate advance	01/09/2012	2.30%	8,000	8,000
			$12,300	$12,300

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 8 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

We are a party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of our customers.  These financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit.  Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition.  Our exposure to credit loss is represented by the contractual amount of these commitments.  We follow the same credit policies in making commitments as we do for on-balance sheet instruments.  Financial instruments at March 31, 2010, consisted of commitments to extend credit approximating $9.4 million and standby letters of credit of $1.2 million.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The commitments for equity lines of credit may expire without being drawn upon.  Therefore, the total commitment amounts do not necessarily represent future cash requirements.  The amount of collateral obtained, if it is deemed necessary by us, is based on our credit evaluation of the customer.

NOTE 9 - REGULATORY CAPITAL

The Federal Reserve Board and other bank regulatory agencies have adopted risk-based capital guidelines for all banks and for bank holding companies whose consolidated assets are over $500 million.  The main objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of banking organizations and to take into account the different risks among banking organizations' assets, liabilities, and off-balance sheet items.  Bank regulatory agencies have supplemented the risk-based capital standard with a leverage ratio for Tier 1 capital to total reported assets.

Failure to meet the capital adequacy guidelines and the framework for prompt corrective actions could initiate actions by the regulatory agencies, which could have a material effect on the consolidated financial statements.

As of March 31, 2010, Oceanside had not reached the capital levels specified in the Consent Order, and is an undercapitalized institution at less than 8% of total capital ratio to risk-weighted assets.  As of March 31, 2010, there are no conditions or events, since the most recent notification, that management believes have changed the prompt corrective action category.
		Required by
	Actual	Consent Order

Total capital ratio to risk-weighted assets	7.74%	11.00%
Tier 1 capital ratio to risk-weighted assets	6.46%	-
Tier 1 capital to average assets	4.32%	8.00%

NOTE 10 - FAIR VALUE MEASUREMENTS

Fair Value Measurements and Disclosure Topic of the ASC defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  This standard also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair values:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 10 - FAIR VALUE MEASUREMENTS (Continued)

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in market that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:  Significant unobservable inputs that reflect a company’s own estimates of the assumptions that market participants would use in pricing an asset or liability.

The table below presents the Atlantic’s assets and liabilities measured at fair value on a recurring basis as of March 31, 2010 and December 31, 2009, aggregated by the level in the fair value hierarchy within which those measurements fall.

(dollars in thousands)	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
March 31, 2010	(Level 1)	(Level 2)	(Level 3)	Total
Assets:
Investment securities, available-for-sale	$-	$31,936	$-	$31,936
Total assets at fair value	$-	$31,936	$-	$31,936

December 31, 2009
Assets:
Investment securities, available-for-sale	$-	$42,542	$-	$42,542
Total assets at fair value	$-	$42,542	$-	$42,542

Securities available-for-sale – The fair value of securities available for sale equals quoted market prices, if available. If quoted market prices are not available, fair value is determined using quoted market prices for similar securities. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange.  Level 2 securities include mortgage-backed securities, other pass-through securities and collateralized mortgage obligations of government sponsored entities (GSE’s) and private issuers and obligations of states and political subdivisions.

Certain other assets are measured at fair value on a nonrecurring basis.  These adjustments to fair value usually result from application of lower of cost or fair value accounting or write-downs of individual assets due to impairment.  For assets measured at fair value on a nonrecurring basis, the following table provides the level of valuation assumptions used to determine each adjustment and the carrying value of the related individual assets at March 31, 2010 and December 31, 2009.

(dollars in thousands)	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable		Net
	Identical Assets	Inputs	Inputs		Gains
March 31, 2010	(Level 1)	(Level 2)	(Level 3)	Total	(Losses) (1)
Assets:
Impaired loans, net of direct write-offs	$-	$-	$16,179	$16,179
Specific valuation allowances	-	-	(4,347)	(4,347)
Impaired loans, net	-	-	11,832	11,832	$(653)
Foreclosed assets	-	-	2,305	2,305	(80)
Total assets at fair value	$-	$-	$14,137	$14,137	$(733)

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 10 - FAIR VALUE MEASUREMENTS (Continued)

(dollars in thousands)	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable		Net
	Identical Assets	Inputs	Inputs		Gains
December 31, 2009	(Level 1)	(Level 2)	(Level 3)	Total	(Losses) (1)
Assets:
Impaired loans, net of direct write-offs	$-	$-	$16,061	$16,061
Specific valuation allowances	-	-	(4,380)	(4,380)
Impaired loans, net	-	-	11,681	11,681	$(3,509)
Foreclosed assets	-	-	1,727	1,727	(728)
Total assets at fair value	$-	$-	$13,408	$13,408	$(4,237)

(1)   Gains and losses include write-offs

Loans – Nonrecurring fair value adjustments to loans reflect full or partial write-downs that are based on the loan’s observable market price or current appraised value of the collateral in accordance with loan impairment accounting guidance.  Since the market for impaired loans is not active, loans subjected to nonrecurring fair value adjustments based on the loan’s observable market price are generally classified as Level 2. Loans subjected to nonrecurring fair value adjustments based on the current appraised value of the collateral may be classified as Level 2 or Level 3 depending on the type of asset and the inputs to the valuation.  When appraisals are used to determine impairment and these appraisals are based on a market approach incorporating a dollar-per-square-foot multiple, the related loans are classified as Level 2.  If the appraisals require significant adjustments to market-based valuation inputs or apply an income approach based on unobservable cash flows to measure fair value, the related loans subjected to nonrecurring fair value adjustments are typically classified as Level 3 due to the fact that Level 3 inputs are significant to the fair value measurement.

Foreclosed assets – These assets are reported at the lower of the loan carrying amount at foreclosure (or repossession) or fair value written down by estimated selling costs.  Fair value is based on third party appraisals for other real estate owned and other independent sources for repossessed assets, considering the assumptions in the valuation, and are considered Level 2 or Level 3 inputs.

The following is a summary of activity of assets and liabilities measured at fair value on a nonrecurring basis (dollars in thousands):
	Impaired	Foreclosed
	Loans	Assets	Total

Balance, December 31, 2009	$11,681	$1,727	$13,408
Write-downs	(38)	(30)	(68)
Net transfers in/out Level 3	189	608	797
Balance, March 31, 2010	$11,832	$2,305	$14,137

NOTE 11 - FAIR VALUE DISCLOSURES

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents - For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment Securities - For securities held as investments, fair value equals quoted market price, if available.  If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 11 - FAIR VALUE DISCLOSURES (Continued)

Restricted Stock - Fair value of Atlantic’s investment in Federal Home Loan Bank and correspondent banks’ stock is its cost.

Loans Receivable - For loans subject to repricing and loans intended for sale within six months, fair value is estimated at the carrying amount plus accrued interest.  The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposit Liabilities - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date.  The fair value of long-term fixed maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Other Borrowings - For short-term debt, including accounts and demand notes payable, the carrying amount is a reasonable estimate of fair value.  The fair value of customer repurchase agreements is the amount payable on demand at the reporting date.  For long-term debt, the fair value is estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.

Off-Balance Sheet Instruments - Fair values for off-balance sheet lending commitments are based on rates currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

Other - Accrued interest receivable on investment securities and loans and accrued interest payable on deposits and other borrowings are included in investment securities, loans, deposits, and other borrowings, accordingly.  The carrying amount is a reasonable estimate of fair value.

The estimated fair values of Atlantic's financial instruments at March 31, 2010 and December 31, 2009, follow (dollars in thousands):

	Carrying	Fair
March 31, 2010	Amount	Value
Financial Assets
Cash and cash equivalents	$33,963	$33,963
Investment securities and accrued interest receivable	47,266	47,005
Restricted stock	1,151	1,151
Loans and accrued interest receivable	190,323	184,920
Total assets valued	$272,703	$267,039

Financial Liabilities
Deposits and accrued interest payable	$258,608	$256,540
Other borrowings and accrued interest payable	15,764	15,764
Total liabilities valued	$274,372	$272,304

Off-Balance Sheet Commitments	$10,564	$10,564

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MARCH 31, 2010

NOTE 11 - FAIR VALUE DISCLOSURES (Continued)
	Carrying	Fair
December 31, 2009	Amount	Value
Financial Assets
Cash and cash equivalents	$31,083	$31,083
Investment securities and accrued interest receivable	57,844	57,603
Restricted stock	1,151	1,151
Loans and accrued interest receivable	194,963	189,436
Total assets valued	$285,041	$279,273

Financial Liabilities
Deposits and accrued interest payable	$270,156	$267,996
Other borrowings and accrued interest payable	15,520	15,520
Total liabilities valued	$285,676	$283,516

Off-Balance Sheet Commitments	$10,538	$10,538

There have been no changes since December 31, 2009, in the valuation techniques and related inputs noted herein.

NOTE 12 - SUBSEQUENT EVENT

On May 10, 2010, Jacksonville Bancorp, Inc. ("JAXB"), the bank holding company for The Jacksonville Bank, and Atlantic announced the signing of a definitive merger agreement providing for the merger of Atlantic into JAXB.  The merger agreement also contemplates the consolidation of Oceanside into The Jacksonville Bank.  Additionally, JAXB announced the signing of a stock purchase agreement with four private investors led by CapGen Capital Group IV LP ("CapGen") providing for $30 million in new capital through the sale of newly issued shares of JAXB common stock subject to completion of the mergers.  The transactions have been approved by the Boards of Directors of each company and are subject to regulatory approval, shareholders' approvals, and other customary conditions.  JAXB and Atlantic expect to close the transaction in late-third quarter or early-fourth quarter of 2010.

Under the terms of the merger agreement, Atlantic’s shareholders will receive 0.2 shares of JAXB common stock for each share of Atlantic’s common stock.  Additionally, Atlantic’s shareholders may receive cash of up to approximately $0.65 per share, subject to the qualifying sale of certain Atlantic assets.  A total of approximately 250,000 shares of JAXB common stock is expected to be issued to Atlantic’s shareholders.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Atlantic BancGroup, Inc.
  and Subsidiaries
Jacksonville Beach, Florida

We have audited the consolidated balance sheets of Atlantic BancGroup, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantic BancGroup, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has suffered significant losses from operations and capital has been significantly depleted due to the economic downturn. This raises substantial doubt about the Company’s ability to continue as a going concern.  Management plans in regard to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Albany, Georgia
April 15, 2010

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
	(Dollars in Thousands, Except Per Share Data)
ASSETS
Cash and due from banks	$3,548	$16,923
Interest-bearing deposits	27,535	154
Federal funds sold	-	100
Total cash and cash equivalents	31,083	17,177

Investment securities, available-for-sale	42,542	14,870
Investment securities, held-to-maturity (market value of $14,748 in 2009 and $14,898 in 2008)	14,989	15,536
Restricted stock, at cost	1,151	955
Loans, net	194,187	203,030
Bank premises and equipment	3,366	3,583
Other real estate owned	1,727	3,421
Accrued interest receivable	1,089	1,051
Deferred income taxes	708	2,003
Investment in unconsolidated subsidiary	93	93
Cash surrender value of bank-owned life insurance	5,097	4,886
Other assets	1,334	1,368

Total assets	$297,366	$267,973

LIABILITIES
Deposits:
Noninterest-bearing	$35,409	$43,017
Interest-bearing	234,575	196,827
Total deposits	269,984	239,844

Other borrowings:
Long-term debt	15,393	9,393
Total other borrowings	15,393	9,393
Accrued interest payable	299	321
Other liabilities	2,010	1,483
Total liabilities	287,686	251,041

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, authorized 2,000,000 shares, none issued and outstanding	-	-
Common stock, $0.01 par value, authorized 10,000,000 shares, issued and outstanding 1,247,516 shares in 2009 and 2008	12	12
Additional paid-in capital	11,788	11,788
Retained earnings (deficit)	(2,107)	5,133
Accumulated other comprehensive loss:
Net unrealized holding losses on securities	(13)	(1)
Total stockholders’ equity	9,680	16,932

Total liabilities and stockholders’ equity	$297,366	$267,973

Book value per common share	$7.76	$13.57

Common shares outstanding	1,247,516	1,247,516

See accompanying notes to consolidated financial statements.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended December 31,
	2009	2008
	(Dollars in Thousands, Except Per Share Data)
INTEREST INCOME
Interest and fees on loans	$12,354	$13,637
Taxable interest income on investment securities and interest bearing deposits in banks	875	989
Tax-exempt interest income on investment securities	665	674
Interest on federal funds sold	1	35
Total interest income	13,895	15,335

INTEREST EXPENSE
Interest on deposits	6,268	7,770
Short-term borrowings	-	286
Long-term borrowings	532	334
Total interest expense	6,800	8,390

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	7,095	6,945

PROVISION FOR LOAN LOSSES	6,268	4,424

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	827	2,521

NONINTEREST INCOME
Fees and service charges on deposit accounts	611	688
Other fee income for banking services	146	162
Mortgage banking fees	-	17
Income from bank-owned life insurance	229	221
Dividends on restricted stock and trust-preferred securities	7	37
Gain (loss) on sale of foreclosed assets	(142)	4
Realized gain on securities	56	346
Loss on restricted stock	(179)	-
Other income	23	34
Total noninterest income	751	1,509

NONINTEREST EXPENSES
Salaries and employee benefits	2,846	3,128
Expenses of bank premises and fixed assets	1,029	1,092
Other operating expenses	4,616	3,429
Total noninterest expenses	8,491	7,649

LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(6,913)	(3,619)

PROVISION (BENEFIT) FOR INCOME TAXES	327	(1,692)

NET LOSS	(7,240)	(1,927)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized holding gains (losses) on securities arising during period, net of income tax benefit (expense) of $7 in 2009 and $(51) in 2008 (see Note 3)	(12)	83

COMPREHENSIVE LOSS	$(7,252)	$(1,844)

AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	1,247,516	1,247,516

LOSS PER SHARE
Basic and fully diluted	$(5.80)	$(1.54)

See accompanying notes to consolidated financial statements.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Accumulated
			Additional	Retained	Other	Total
	Common Stock		Paid-in	Earnings	Comprehensive	Stockholders’
	Shares	Amount	Capital	(Deficit)	Loss	Equity
	(Dollars in Thousands)

Balance, December 31, 2007	1,247,516	$12	$11,788	$7,140	$(84)	$18,856

Cumulative effect adjustment recorded as of January 1, 2008, for implementation of EITF 06-4 (See Notes 1 and 9)	-	-	-	(80)	-	(80)

Comprehensive income (loss):
Net loss	-	-	-	(1,927)	-	-
Change in net unrealized holding gains on securities	-	-	-	-	83	-

Total comprehensive loss	-	-	-	-	-	(1,844)

Balance, December 31, 2008	1,247,516	12	11,788	5,133	(1)	16,932

Comprehensive income (loss):
Net loss	-	-	-	(7,240)	-	-
Change in net unrealized holding losses on securities	-	-	-	-	(12)	-

Total comprehensive loss	-	-	-	-	-	(7,252)

Balance, December 31, 2009	1,247,516	$12	$11,788	$(2,107)	$(13)	$9,680
See accompanying notes to consolidated financial statements.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2009	2008
	(Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,240)	$(1,927)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for loan losses	6,268	4,424
Depreciation and amortization	252	313
Net premium amortization and discount accretion	385	(24)
Gain on sale of investment securities	(56)	(346)
(Gain) loss on sale of foreclosed assets	142	(4)
Deferred income taxes	1,295	(1,007)
Policy income from bank-owned life insurance	(211)	(206)
Pension expense from director and management benefit plans	275	295
Write-down of other real estate owned	586	315
Loss on restricted stock	179	-
Decrease in accrued interest receivable and other assets	225	526
Increase (decrease) in accrued interest payable and other liabilities	230	(99)
Net cash provided by operating activities	2,330	2,260

CASH FLOWS FROM INVESTING ACTIVITIES
Securities available-for-sale:
Purchases	(43,567)	(9,346)
Proceeds from sales	8,383	12,751
Calls and maturities	389	610
Principal repayments on mortgage-backed investment securities	6,778	7,163
Securities held-to-maturity:
Calls	544	220
Purchases of restricted stock	(375)	(209)
Increase in loans	1,840	(11,282)
Proceeds from sale of other real estate owned	1,479	2,302
Purchases of bank premises and equipment	(35)	(113)
Net cash provided by (used in) investing activities	(24,564)	2,096

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in deposits:
Noninterest-bearing	(7,608)	15,739
Interest-bearing	37,748	6,614
Proceeds from other borrowings, net of repayments	6,000	(14,188)
Net cash provided by financing activities	36,140	8,165

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,906	12,521

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	17,177	4,656

CASH AND CASH EQUIVALENTS, END OF PERIOD	$31,083	$17,177

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash received during the year for interest and dividends	$13,864	$15,859
Cash paid during the year for interest	$6,822	$8,453
Cash paid (received) during the year for income taxes	$(693)	$46

NONCASH TRANSACTIONS
Loans transferred to foreclosed real estate during the year	$513	$5,719
Increase in cash surrender value of bank-owned life insurance	$229	$220
Increase in deferred compensation arrangements	$275	$295
Net change in unrealized holding gains (losses) on securities available-for-sale, net of income taxes	$(12)	$83

See accompanying notes to consolidated financial statements.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

General - Atlantic BancGroup, Inc. (the “Holding Company”) is a bank holding company registered with the Federal Reserve and owns 100% of the outstanding stock of Oceanside Bank (“Oceanside”).  Oceanside is a Florida state-chartered commercial bank, which opened July 21, 1997.  Oceanside’s deposits are insured by the Federal Deposit Insurance Corporation.  The Holding Company’s primary business activities are the operations of Oceanside, and it operates in only one reportable industry segment:  banking.  Collectively, the entities are referred to as “Atlantic.”  In 2008, Oceanside formed and began operating a subsidiary, S. Pt. Properties, Inc., for the sole purpose of managing a single real estate property acquired through foreclosure.  In 2009, Oceanside formed and began operating two subsidiaries, Parman Place, Inc. and East Arlington, Inc., for the sole purpose of each managing a single real estate property acquired through foreclosure.

Regulatory Action - Effective January 7, 2010, Oceanside entered into a Stipulation to the Issuance of a Consent Order (“Stipulation”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the Florida Office of Financial Regulation (the “OFR”).  Pursuant to the Stipulation, Oceanside has consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation, to the issuance of a Consent Order by the FDIC and the OFR, also effective as of January 7, 2010.

The Consent Order represents an agreement among Oceanside, the FDIC, and the OFR as to areas of Oceanside’s operations that warrant improvement and presents a plan for making those improvements.  The Consent Order imposes no fines or penalties on Oceanside.  A summary of the Consent Order follows:

•
Oceanside’s Board of Directors is required to increase its participation, approve a management plan for the purpose of providing qualified management for Oceanside, and provide more detailed management reports.

•
During the life of the Consent Order, Oceanside shall not add any individual to Oceanside’s Board of Directors or employ any individual as a senior executive officer without the prior non-objection of the FDIC and the OFR.

•
Within 90 days of the effective date of the Consent Order and, thereafter, during the life of the Consent Order, Oceanside shall achieve and maintain a Tier 1 Leverage Capital Ratio of not less than 8% and a Total Risk Based Capital Ratio of not less than 11%.  In the event such ratios fall below such levels, Oceanside shall notify the FDIC and the OFR and shall increase capital in an amount sufficient to reach the required ratios within 90 days of such notice.

•	Oceanside shall also be required to maintain a fully funded Allowance for Loan and Lease Losses (“ALLL”), the adequacy of which shall be satisfactory to the FDIC and the OFR.
•
Oceanside must review, revise, and adopt its written liquidity, contingency funding, and funds management policy to provide effective guidance and control over Oceanside’s funds management activities.  Oceanside must also implement adequate models for managing liquidity; and, calculate monthly the liquidity and dependency ratios

•
Throughout the life of the Consent Order, Oceanside shall not accept, renew, or rollover any brokered deposit, and comply with the restrictions on the effective yields on deposits exceeding national averages.

•
While the Consent Order is in effect, Oceanside shall notify the FDIC and the OFR, at least, 60 days prior to undertaking asset growth in excess of 10% or more per annum or initiating material changes in asset or liability composition.

•
While the Consent Order is in effect, Oceanside shall not declare or pay dividends, interest payments on subordinated debentures or any other form of payment representing a reduction in capital without the prior written approval of the FDIC and the OFR.

•
While the Consent Order remains in effect, Oceanside shall, within 30 days of the receipt of any official Report of Examination, eliminate from its books any remaining balance of any assets classified “Loss” and 50% percent of those classified “Doubtful”, unless otherwise approved in writing by the FDIC and the OFR.  Within 60 days from the effective date of the Consent Order, Oceanside shall formulate a plan, subject to approval by the FDIC and the OFR, to reduce Oceanside’s risk exposure in each asset, or relationship in excess of $500,000 classified “Substandard” by the FDIC in November 2008.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

•
Oceanside shall also reduce the aggregate balance of assets classified “Substandard” by the FDIC in November 2008, in accordance with the following schedule: (i) within 90 days to not more than 100% of Tier 1 capital plus the ALLL; (ii) within 180 days to not more than 85% of Tier 1 capital plus the ALLL; (iii) within 270 days to not more than 60% of Tier 1 capital plus the ALLL; and (iv) Within 360 days to not more than 50% of Tier 1 capital plus the ALLL.  Oceanside is on schedule to meet the first and second targeted goals.  Oceanside anticipates needing to increase its Tier 1 capital or successfully work out an appropriate amount of “Substandard” assets to meet the third and fourth targeted ratios.

•
Beginning with the effective date of the Consent Order, Oceanside shall not extend any credit to, or for the benefit of, any borrower who has a loan that has been charged off or classified “Loss” or “Doubtful” and is uncollected.  Additionally, during the life of the Consent Order, Oceanside shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from Oceanside that has been classified “Substandard”, and is uncollected, unless Oceanside documents that such extension of credit is in Oceanside’s best interest.

•	Within 30 days from the effective date of the Consent Order, Oceanside will engage a loan review analyst who shall review all loans exceeding $500,000.
•
Within 60 days from the effective date of the Consent Order, Oceanside shall revise, adopt, and implement a written lending, underwriting, and collection policy to provide effective guidance and control over Oceanside’s lending function.  In addition, Oceanside shall obtain adequate and current documentation for all loans in Oceanside’s loan portfolio.  Within 30 days from the effective date of the Consent Order, the Board shall adopt and implement a policy limiting the use of loan interest reserves to certain types of loans.

•
Within 60 days from the effective date of the Consent Order, Oceanside shall perform a risk segmentation analysis with respect to the any other concentration deemed important by Oceanside. The plan shall establish appropriate commercial real estate (“CRE”) lending risk limits and monitor concentrations of risk in relation to capital.

•
Within 30 days from the effective date of the Consent Order, Oceanside shall formulate and fully implement a written plan and a comprehensive budget.  Within 60 days from the effective date of the Consent Order, Oceanside shall prepare and submit to the FDIC and the OFR for comment a business strategic plan covering the overall operation of Oceanside.

•
Within 30 days of the end of each calendar quarter following the effective date of the Consent Order, Oceanside shall furnish written progress reports to the FDIC and the OFR detailing the form, manner, and results of any actions taken to secure compliance.

Oceanside is in the process of evaluating and developing responses, policies, procedures, analyses, and training to address matters enumerated in the Consent Order.  In management’s opinion, many of the cited criticisms have been addressed or Oceanside is no longer engaged in the activity.

Oceanside did not meet the April 7, 2010, deadline to raise additional capital as required by the Consent Order.  However, the Holding Company is exploring strategic alternatives intended to result in attaining such capital ratios during 2010.

On March 26, 2010, the Holding Company entered into a mutual agreement (“Written Agreement”) with the Federal Reserve Bank of Atlanta (the "Reserve Bank") to maintain the financial soundness of the Holding Company so that the Holding Company may serve as a source of strength to Oceanside.  The Holding Company and the Reserve Bank agree as follows:

•
The Holding Company shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation (the "Director") of the Board of Governors of the Federal Reserve System (the "Board of Governors").

•
The Holding Company shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

•
The Holding Company and its nonbank subsidiary shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

•
The Holding Company and any nonbank subsidiary shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

•	The Holding Company shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.
•
In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, the Holding Company shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.).

•
The Holding Company shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation's regulations (12 C.F.R. Part 359).

•
Within 30 days after the end of each calendar quarter following the date of this Written Agreement, the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Written Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders' equity.

Competition - Oceanside, through four banking offices, provides a variety of banking services to individuals and businesses located primarily in East Duval and Northeast St. Johns counties of Florida. Atlantic funds its loans primarily by offering time, savings and money market, and demand deposit accounts to both commercial enterprises and individuals. Atlantic competes with other banking and financial institutions in its primary markets including Internet-based institutions. Commercial banks, savings banks, savings and loan associations, mortgage bankers and brokers, credit unions, and money market funds actively compete for deposits and loans. Such institutions, as well as consumer finance, mutual funds, insurance companies, and brokerage and investment banking firms, may be considered competitors of Atlantic with respect to one or more of the services it renders.

Basis of Presentation - The accompanying consolidated financial statements include the accounts of the Holding Company and its wholly-owned subsidiary, Oceanside. All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting policies of Atlantic conform with U.S. generally accepted accounting principles and to general practices within the banking industry.

Regulatory Environment - Atlantic is subject to regulations of certain federal and state agencies and, accordingly, it is periodically examined by those regulatory authorities. As a consequence of the extensive regulation of commercial banking activities, Atlantic's business is particularly susceptible to being affected by federal legislation and regulations.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed assets, the realization of deferred tax assets, other-than-temporary impairments of securities, and the fair value of financial instruments.

The determination of the adequacy of the allowance for loan losses and the valuation of foreclosed assets is based on estimates that may be affected by significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans and the valuation of foreclosed assets, management obtains independent appraisals for significant collateral.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

Atlantic’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.  Although Atlantic has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local, state, and national economic conditions that may affect the value of the underlying collateral or the income of the debtor.

While management uses available information to recognize losses on loans and to value foreclosed assets, further reductions in the carrying amounts of loans and foreclosed assets may be necessary based on changes in economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and the carrying value of foreclosed assets.  Such agencies may require Atlantic to recognize additional losses based on their judgments about information available to them at the time of their examination.

Management’s determination of the realization of deferred tax assets is based upon management’s judgment of various future events and uncertainties, including the timing, nature, and amount of future income earned by certain subsidiaries and the implementation of various plans to maximize realization of deferred tax assets.

Atlantic has recorded a deferred tax asset (net of valuation allowances) to recognize the future income tax benefit of operating losses incurred for tax years 2009 and 2008.  Management believes that the tax benefits on the net operating loss carry forwards will be utilized when Atlantic returns to profitability.  Generally, the net operating losses can be carried forward for up to 20 years.

On November 6, 2009, the “Worker, Homeownership, and Business Assistance Act of 2009” was signed into law, which relaxed the net operating loss carryback rules.  As a result of this law, Atlantic was able to carryback net operating losses to obtain an estimated tax refund of $1.035 million.

In estimating the carrying value of deferred tax assets, management considered the cumulative loss position, projected taxable income, and available tax strategies in developing the analysis of any required deferred income tax asset valuation as of December 31, 2009 and 2008.

For the year ended December 31, 2009:
Cumulative losses in recent quarters suggested the need for a valuation allowance.  However, management believed that this negative evidence was partially offset by the following positive evidence, which mitigated the need for reducing the carrying value (net of valuation allowances) to zero:

•
Atlantic has a prior history of taxable earnings prior to losses that began in 2008. Since inception in 1997, Atlantic has reported taxable income in 10 of 12 years through 2008, with cumulative taxable income of nearly $9.0 million through 2008.

•
Atlantic has reported and believes that changes have been made to allow Atlantic to return to a taxable earnings position, including reductions in payroll and other operating costs.  Within the next 2-5 years, internal projections indicate that book and taxable income are more likely than not to return to levels approaching those prior to 2008.

•
Management has received and considered offers to purchase two of its branch locations and relocate to leased space (or lease-back its existing facilities).  While the sale-leaseback would not likely generate significant book income immediately, the taxable income was projected to exceed $1.3 million.

•	Management and the Board of Directors have discussed a tax strategy that would generate taxable income of approximately $1.2 from the liquidation of bank-owned life insurance policies.
•	Converting tax-exempt investment income to taxable investment income, which could increase taxable income by almost $1.0 million and book income by $0.4 million.
•	Repurchase of junior subordinated debentures at a discount.
•	Termination of all or a portion of the Bank’s deferred compensation plan, which would generate up to $1.6 million in book taxable income and reduce the deferred tax asset by $0.6 million.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

Based on the above analysis, management believes it is more likely than not that Atlantic will realize the deferred tax asset of $0.7 million at December 31, 2009 (net of a valuation allowance of $2.8 million) through future operating income and implementation of certain tax strategies.

For the year ended December 31, 2008:
Management considered the cumulative losses in 2008 and the anticipated net operating loss for 2009 when determining whether or not to provide a valuation allowance on the deferred tax asset.  The economic conditions and Atlantic’s level of non-performing assets were taken into consideration as well, which at December 31, 2009, had stabilized.

At December 31, 2008, management believed that the negative evidence was outweighed by certain positive evidence.  Atlantic had a prior history of earnings outside of the recent losses and believed that changes had been made to allow Atlantic to return to an earnings position, including reductions in payroll and other operating costs.  At that time, management believed it was more likely than not that Atlantic would realize the deferred tax asset through future operating income.  Accordingly, no deferred tax valuation allowance was recorded at December 31, 2008.

Accounting Hierarchy - In June 2009, the Financial Accounting Standards Board (“FASB”) issued guidance that restructured generally accepted accounting principles (“GAAP”) and simplified access to all authoritative literature by providing a single source of authoritative nongovernmental GAAP.  The guidance is presented in a topically organized structure referred to as the FASB Accounting Standards Codification (“ASC”).  The new structure is effective for interim and annual periods ending after September 15, 2009.  All existing standards have been superseded and all other accounting literature not included is considered nonauthoritative.  Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative GAAP for SEC registrants.  The adoption of this standard did not have a material impact on Atlantic’s results of operations or financial position.

Cash and Cash Equivalents - For purposes of the Consolidated Statements of Cash Flows, cash and cash equivalents include cash and due from banks, interest-bearing deposits, and federal funds sold, all of which mature within ninety days.  At December 31, 2009 and 2008, interest-bearing deposits include $438,000 and $154,000, respectively, of deposits in the Federal Home Loan Bank.

Oceanside is required by law or regulation to maintain cash reserves on hand or with the Federal Reserve Bank of Atlanta.  The minimum reserve balances were approximately $1,834,000 and $1,664,000 at December 31, 2009 and 2008, respectively.

Investment Securities - Debt securities are classified as held-to-maturity when Atlantic has the positive intent and ability to hold the securities to maturity.  Securities held-to-maturity are carried at amortized cost.  The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Debt securities not classified as held-to-maturity are classified as available-for-sale.  Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income (loss).  Realized gains (losses) on securities available-for-sale are included in noninterest income and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income (loss).  Gains and losses on sales of securities are determined by the specific-identification method.

Equity securities held principally for resale in the near term are classified as trading securities and recorded at their fair values. Unrealized gains and losses on trading securities are included in noninterest income.  During 2009 and 2008, Atlantic did not engage in trading securities.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

The FASB recently issued accounting guidance related to the recognition and presentation of other-than-temporary impairment (FASB ASC 320-10).  See the Recent Accounting Pronouncements section for additional information.

Prior to the adoption of the recent accounting guidance on April 1, 2009, management considered, in determining whether other-than-temporary impairment exists, (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Declines in the fair value of individual securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value.  The related write-downs are included in earnings as realized losses.  As of December 31, 2009, no securities were determined to have other than a temporary decline in fair value below cost.

Atlantic does not purchase, sell, or utilize off-balance sheet derivative financial instruments or derivative commodity instruments for hedging purposes.

Securities Purchased Under Agreements to Resell And Securities Sold Under Agreements to Repurchase - Securities purchased under agreements to resell and securities sold under agreements to repurchase are generally accounted for as collateralized financing transactions and are recorded at the amounts at which the securities were acquired or sold plus accrued interest.  Securities, generally U.S. government and Federal agency securities, pledged as collateral under these financing arrangements cannot be sold or repledged by the secured party.  The fair value of collateral either received from or provided to a third party is continually monitored, and additional collateral is obtained or requested to be returned as appropriate.

Restricted Stock - At December 31, 2009 and 2008, Oceanside owned Federal Home Loan Bank stock, carried at cost, totaling $1,126,000 and $751,000, respectively.  The stock is considered restricted, and the amount is required to be maintained based on a percentage of Oceanside’s total assets.  Oceanside also maintained stock, carried at cost, as a condition of its correspondent banking relationship with one bank (two banks at December 31, 2008) totaling $25,000 and $204,000 at December 31, 2009 and 2008, respectively.  During 2009, Oceanside recognized a $179,000 loss on restricted stock owned at December 31, 2008, issued by one of the correspondent banks that was taken over by the FDIC during 2009.

Loans Held-for-Sale - Residential loans held-for-sale are valued at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements.  Gains and losses resulting from sales of residential mortgage loans are recognized when Atlantic funds the loan and has a commitment from the purchaser.  Atlantic had no significant loans held-for-sale as of December 31, 2009 or 2008.  Loans originated for sale in 2008 totaled $11.6 million.  The income from mortgage banking operations totaled $17,000 for 2008.  There were no loans originated or income from mortgage banking operations in 2009.

Oceanside originates loans with a guaranty from the Small Business Administration (“SBA”).  Oceanside does not classify SBA loans (or the SBA-guaranteed portion) as held-for-sale, as the intent is to generally hold SBA loans to maturity in Oceanside’s held-for-investment portfolio.  There were no sales of SBA loans in 2009 or 2008.  Typically, if an SBA loan is sold, no loan servicing is retained by Oceanside.

Loans Held-for-Investment - Loans originated with the intent and ability to hold for the foreseeable future or until maturity or payoff are categorized as loans held-for-investment.  These loans are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or capitalized costs.  Loan origination fees are capitalized and certain direct origination costs are deferred.  Both are recognized as an adjustment of the yield of the related loan over the estimated life of the loan.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection.  In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses and Impaired Loans - The allowance for loan losses is established as probable losses are estimated through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that Atlantic will be unable to collect the scheduled payments of principal or interest when due.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Interest Rate Risk - Atlantic’s asset base is exposed to risk including the risk resulting from changes in interest rates and changes in the timing of cash flows.  Atlantic monitors the effect of such risks by considering the mismatch of the maturities of its assets and liabilities in the current interest rate environment and the sensitivity of assets and liabilities to changes in interest rates.  Atlantic’s management has considered the effect of significant increases and decreases in interest rates and believes such changes, if they occurred, would be manageable and would not affect the ability of Atlantic to hold its assets as planned.  However, Atlantic is exposed to significant market risk in the event of significant and prolonged interest rate changes.

Facilities - Facilities are stated at cost, less accumulated depreciation and amortization.  Charges to income for depreciation and amortization are computed on the straight-line method over the estimated useful lives of assets.  When properties are sold or otherwise disposed of, the gain or loss resulting from the disposition is credited or charged to income.  Expenditures for maintenance and repairs are charged against income, and renewals and betterments are capitalized.

Long-Lived Assets - Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  Certain long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

Foreclosed Assets (Including Other Real Estate Owned) - Assets acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure establishing a new cost basis.  After foreclosure, valuations are periodically performed by management and the foreclosed asset is carried at the lower of carrying amount or fair value less cost to sell.  Subsequent changes in value are reported as adjustments to the carrying amount, not to exceed the initial carrying value of the foreclosed assets at the time of the transfer.  Revenue and expenses from operations and changes in the valuation allowance are included in other operating expenses.  At December 31, 2009 and 2008, foreclosed assets including repossessed vehicles and other assets totaled $-0- and $75,000, respectively, and other real estate owned of $1,727,000 and $3,421,000, respectively.

Off-Balance Sheet Instruments - In the ordinary course of business, Atlantic has entered into off-balance sheet financial instruments consisting of commitments to extend credit, which may include standby letters of credit.  Such financial instruments are recorded in the consolidated financial statements when they become payable.

Transfers of Financial Assets - Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (i) the assets have been isolated from Atlantic, (ii) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) Atlantic does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Benefit Plans - Costs associated with the savings incentive plan (see Note 9) are charged to salaries and employee benefits expense when accrued.  The accounting for income and costs associated with the director and management benefit plans is more fully described at Note 9.

Income Taxes - Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences between revenues and expenses reported for financial statement purposes and those reported for income tax purposes.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. Valuation allowances are provided against assets that are not likely to be realized.

Comprehensive Income - ASC 220, Comprehensive Income, establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements.  ASC 220 was issued to address concerns over the practice of reporting elements of comprehensive income directly in equity.  In accordance with the provisions of ASC 220, Atlantic has included in the accompanying consolidated financial statements comprehensive income resulting from such activities.  Comprehensive income (loss) consists of the net income (loss) and net unrealized gains (losses) on investment securities available-for-sale.

These amounts are reported net of the income tax benefit (expense) less any related allowance for realization.  Also, accumulated other comprehensive income (loss) is included as a separate disclosure within the Consolidated Statements of Stockholders’ Equity in the accompanying consolidated financial statements.

Computation of Per Share Earnings - Basic earnings (losses) per share (“EPS”) amounts are computed by dividing net earnings (losses) by the weighted average number of common shares outstanding for the years ended December 31, 2009 and 2008.  Diluted EPS are computed by dividing net earnings (losses) by the weighted average number of shares and all dilutive potential shares outstanding during the period.  Atlantic has no dilutive potential shares outstanding for 2009 or 2008.  The following information was used in the computation of EPS on both a basic and diluted basis for the years ended December 31, 2009 and 2008 (dollars in thousands except per share data):

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

	For the Years Ended December 31,
	2009	2008
Basic EPS computation:
Numerator - Net income (loss)	$(7,240)	$(1,927)
Denominator - Weighted average shares outstanding (rounded)	1,248	1,248
Basic EPS	$(5.80)	$(1.54)

Diluted EPS computation:
Numerator - Net income (loss)	$(7,240)	$(1,927)
Denominator - Weighted average shares outstanding (rounded)	1,248	1,248
Diluted EPS	$(5.80)	$(1.54)

Advertising and Business Development - Atlantic expenses advertising and business development costs as incurred. Advertising and business development costs for 2009 and 2008 as included in other operating expenses were $95,000 and $145,000, respectively.

Guarantees - ASC 460, Guarantees, requires certain guarantees to be recorded at fair value.  In general, ASC 460 applies to contracts or indemnification agreements that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying obligation that is related to an asset, liability, or an equity security of the guaranteed party.  Atlantic has not begun recording a liability and an offsetting asset for the fair value of any standby letters of credit because Interpretation 45 was not material to the financial condition or results of operations of Atlantic.  Interpretation 45 also requires certain disclosures, even when the likelihood of making any payments under the guarantee is remote.  These disclosures are included in Note 9.

Recent Accounting Pronouncements - In June 2009, the FASB issued new authoritative accounting guidance under ASC Topic 810, Consolidation , which amends prior guidance to change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  The new authoritative accounting guidance requires additional disclosures about the reporting entity’s involvement with variable-interest entities and any significant changes in risk exposure due to that involvement as well as its affect on the entity’s financial statements.  The new authoritative accounting guidance under ASC Topic 810 will be effective January 1, 2010 and is not expected to have a significant impact on Atlantic’s financial statements.

In April 2009, the FASB issued new guidance impacting ASC Topic 820, Fair Value Measurements and Disclosures.  This ASC provides additional guidance in determining fair values when there is no active market or where the price inputs being used represent distressed sales.  It reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive.  The adoption of this new guidance did not have a material effect on Atlantic’s results of operations or financial position.

In April 2009, the FASB issued new guidance impacting ASC 825-10-50, Financial Instruments, which relates to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet of companies at fair value.  This guidance amended existing GAAP to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements.  This guidance is effective for interim and annual periods ending after June 15, 2009.  Atlantic has presented the necessary disclosures in Note 14 herein.

In April 2009, the FASB issued new guidance impacting ASC 320-10, Investments - Debt and Equity Securities , which provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities.  This guidance is effective for interim and annual periods ending after June 15, 2009.  Atlantic has presented the necessary disclosures in Note 14 herein.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (Continued)

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) - Measuring Liabilities at Fair Value.  This ASU provides amendments for fair value measurements of liabilities.  It provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more techniques.  ASU 2009-05 also clarifies that when estimating a fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability.  ASU 2009-05 is effective for the first reporting period (including interim periods) beginning after issuance or fourth quarter 2009.  Atlantic is currently evaluating the impact of this standard on Atlantic’s financial condition, results of operations, and disclosures.

The FASB issued new authoritative accounting guidance under ASC Topic 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued.  ASC Topic 855 defines (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures an entity should make about events or transactions that occurred after the balance sheet date.  The new authoritative accounting guidance under ASC Topic 855 is effective for periods ending after June 15, 2009.  The required disclosures are provided in Note 1 below.

Emerging Issues Task Force (EITF) Issue No. 06-4, “Accounting for Deferred Compensation and Post-retirement Benefit Aspects of Endorsement Split Dollar Life Insurance Arrangements.”  EITF 06-4 requires the recognition of a liability and related compensation expense for endorsement split-dollar life insurance policies that provide a benefit to an employee that extends to post-retirement periods.  Under EITF 06-4, life insurance policies purchased for the purpose of providing such benefits do not effectively settle an entity’s obligation to the employee.  Accordingly, the entity must recognize a liability and related compensation expense during the employee’s active service period based on the future cost of insurance to be incurred during the employee’s retirement.  If the entity has agreed to provide the employee with a death benefit, then the liability for the future death benefit should be recognized by following the guidance in SFAS 106, “Employer’s Accounting for Post-retirement Benefits Other Than Pensions.”  Atlantic adopted EITF 06-4 on January 1, 2008, as a change in accounting principle through a cumulative-effect adjustment to retained earnings totaling $80,979.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.  Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to Atlantic’s consolidated financial statements.

Subsequent Events - During 2009, Atlantic adopted ASC 855, Subsequent Events, that addresses events which occur after the balance sheet date but before the issuance of financial statements.  Under ASC 855, an entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that did not exist at the balance sheet date.

Reclassification of Comparative Amounts - Certain comparative amounts for prior years have been reclassified to conform to current-year presentations.  Such reclassifications did not affect net income or retained earnings.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 2 -	REGULATORY OVERSIGHT, CAPITAL ADEQUACY, OPERATING LOSSES, AND MANAGEMENT’S PLANS

As a result of the extraordinary effects of what may ultimately be the worst economic downturn since the Great Depression, the capital of Atlantic and Oceanside have been significantly depleted.  The combined losses in 2009 and 2008 of $9.2 million recorded by Atlantic were attributable to significant increases in the provision for credit losses, write-downs on nonperforming assets, the establishment of a valuation reserve against Atlantic’s deferred tax asset, and the reduced loan interest and fee income and higher costs associated with nonperforming loans and other real estate owned.  The impact of the current financial crisis in the U.S. and abroad is having far-reaching consequences and it is difficult to say at this point when the economy will begin to recover. As a result, we cannot assure you that we will be able to resume profitable operations in the near future, or at all.

We have determined that significant additional sources of capital or the implementation of strategies to enhance existing capital will be required for us to resume profitable operations beyond 2010.  Atlantic’s Board of Directors has formed a strategic planning committee.  The committee has hired an investment banking firm to seek all strategic alternatives to enhance the stability of Atlantic including a capital investment, sale, strategic merger, or some form of restructuring.  We are exploring other options to restructure our balance sheet to generate income and capital.  There can be no assurance that Atlantic will succeed in these efforts and be able to comply with the new regulatory requirements.  In addition, a transaction, which would likely involve equity financing, would result in substantial dilution to our current stockholders and could adversely affect the price of our common stock.  If Atlantic does not comply with mandated capital requirements, the regulators could take additional enforcement action against the Holding Company and Oceanside.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future, and do not include any adjustments to reflect the possible future effects on the recoverability or classification of assets, and the amounts or classification of liabilities that may result from the outcome of any regulatory action, which would affect our ability to continue as a going concern.

Based upon the financial condition of Oceanside, and subsequent correspondence and discussions with the FDIC, we have entered into a Consent Order that has been described in detail at Note 1.  Based on our budget approved in our most recent strategic planning session of the Board of Directors, we need approximately $1-2 million in capital to achieve and maintain the adequately capitalized status during 2010.  To achieve the capital levels mandated by the Consent Order, we must increase our capital $13-$15 million, which may come from a combination of raising new capital and/or restructuring our balance sheet.  Besides our efforts to raise additional capital, we have identified up to $4 million in other changes that may improve our capital ratios including eliminating our bank owned life insurance, reducing or eliminating certain retirement benefits, and the potential sale of assets.  In order to improve our Tier 1 leverage ratio, we may also shrink our total assets.

Atlantic’s short term capital plan is to improve our risk-based capital ratios to keep Oceanside adequately capitalized during 2010, based on Tier 1 leverage ratio requirements.  This may be achieved by raising additional capital or successfully executing other strategies.  While capital has been difficult to raise, community banks in our local market have successfully raised capital in 2009 and 2010.

Our losses in 2009 and 2008 were largely due to the rapid deterioration in the credit quality of a few of our loans secured by real estate.  While we cannot predict the timing of any recovery in our local market and unemployment remains at high levels, some improvements have been noted as follows:

•
Our level of past due loans at year-end 2009 have improved from year-end 2008, with an overall reduction of $2.2 million of which $1.8 million is attributable to the 30-89 days past due category - possibly a lending indicator of a reduction in future charge-offs.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 2 -	REGULATORY OVERSIGHT, CAPITAL ADEQUACY, OPERATING LOSSES, AND MANAGEMENT’S PLANS (Continued)

•
A significant portion of our 2009 and 2008 charge-offs and expenses related to two projects and one single family residence.  Approximately 68% of the total charge-offs of $6.4 million in 2009 and 2008 were attributable to one multifamily project and a single family residence.  Specifically identified expenses related to the multifamily project and other real estate owned reduced earning by $1.2 million in 2009 and $0.8 million in 2008.

•
Despite recording net charge-offs of $6.3 million during 2009 and 2008, we increased our allowance for loan losses to 3.25% of total loans.  The allowance for loan losses covers over 97% of our nonperforming loans at December 31, 2009.  If the economy improves, the level of future additions to these reserves may subside, which will likely improve our capital ratios as the overall credit risks decline.

•
In 2009, we took a noncash charge to earnings of $2.8 million to establish a valuation allowance for our deferred tax assets.  While Atlantic has a history of earnings prior to 2008, accounting practices limit our continued recognition of the deferred tax assets in 2009.  We expect to be able to utilize some or all of these benefits once the current economic cycle improves and we return to our historical profit levels.

•
Beginning in the fourth quarter of 2009 and continuing into 2010, we have been reducing Oceanside’s total assets.  Our unaudited and preliminary results at March 31, 2010, show Oceanside’s total bank-only assets at $286.1 million, a reduction of $11.3 million from December 31, 2009.  This contributed to an increase in our Tier 1 leverage ratio from 4.06% to 4.32%.

•
Atlantic is exposed to the weakened real estate conditions in the Florida markets of Duval and St. Johns Counties.  Atlantic believes the challenging market conditions are primarily attributable to a regional softening in demand for real estate assets as well as an oversupply of residential and commercial properties, particularly within Atlantic’s local markets.  However, existing home sales by area realtors have increased substantially and this decrement in existing real estate inventories, if sustained, may drive improvement in the regional economy during the coming year.  For comparison, 2009 single-family, existing homes and condominiums increased 21% and 38% over 2008 levels.  While some trends have stabilized or have begun to show improvement, we remain susceptible to rising unemployment rates for the region that are expected to remain relatively high through 2010.

Although no assurances can be given that we will successfully implement our plans, that economic conditions will improve, and/or losses will return to pre-2008 levels, we are confident that certain actions that we can control will improve our capital ratios in 2010.

[Remainder of page left intentionally blank.]

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 3 - INVESTMENT SECURITIES

Our investment securities consist of residential real estate mortgage investment conduits (“REMICs”) and residential mortgage pass-through securities (“MBS”) all of which are issued or guaranteed by U.S. Capital Government agencies such as FNMA, FHLMC, and GNMA.  The amortized cost and estimated fair value of instruments in debt and equity securities at December 31, 2009 and 2008, follow (dollars in thousands):

	December 31, 2009				December 31, 2008
		Gross	Gross			Gross	Gross
	Amortized	Unrealized	Unrealized	Fair	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value	Cost	Gains	Losses	Value
Available-for-sale
REMICs	$134	$3	$-	$137	$2,700	$5	$(6)	$2,699
MBS	42,428	217	(240)	42,405	12,171	40	(40)	12,171
	42,562	220	(240)	42,542	14,871	45	(46)	14,870
Held-to-maturity
State, county and municipal bonds	14,989	154	(395)	14,748	15,536	133	(771)	14,898
Total investment securities	$57,551	$374	$(635)	$57,290	$30,407	$178	$(817)	$29,768

Information pertaining to securities with gross unrealized losses at December 31, 2009 and 2008, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months		Total
	Gross		Gross		Gross
	Unrealized	Fair	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value	Losses	Value
December 31, 2009:
Available-for-Sale
REMICs	$-	$-	$-	$-	$-	$-
MBS	(240)	23,020	-	-	(240)	23,020
	$(240)	$23,020	$-	$-	$(240)	$23,020
Held-to-Maturity
State, county, and municipal bonds	$(165)	$4,763	$(230)	$2,867	$(395)	$7,630

December 31, 2008:
Available-for-Sale
REMICs	$(6)	$927	$-	$-	$(6)	$927
MBS	(40)	10,881	-	-	(40)	10,881
	$(46)	$11,808	$-	$-	$(46)	$11,808
Held-to-Maturity
State, county, and municipal bonds	$(393)	$6,590	$(378)	$3,868	$(771)	$10,458

Management evaluates securities for other-than-temporary impairment at least on a monthly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of the issuer, and (iii) the intent and ability of Atlantic to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

The unrealized losses on investment securities were caused by interest rate changes. It is expected that the securities would not be settled at a price less than the par value of the investments. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because Atlantic has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.  The estimated fair value of securities is determined on the basis of market quotations.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 3 - INVESTMENT SECURITIES (Continued)

The following is a summary of the effects on the Consolidated Statements of Stockholders’ Equity at December 31, 2009 and 2008 (dollars in thousands):
	2009	2008

Gross unrealized losses on investment securities available-for-sale	$(20)	$(1)
Deferred tax benefit on unrealized losses	7	-
Balance, December 31	$(13)	$(1)

The following presents the net change in unrealized gains or losses on investment securities available-for-sale that are shown as a component of stockholders’ equity and comprehensive income (loss) for the years ended December 31, 2009 and 2008 (dollars in thousands):
	2009	2008

Unrealized holding gains on investment securities arising during period	$37	$480
Less: reclassification adjustment for gains included in net loss	(56)	(346)
Other comprehensive income (loss), before tax	(19)	134
Income tax benefit (expense) related to items of other comprehensive income (loss)	7	(51)
Other comprehensive income (loss), net of tax	$(12)	$83

Gross gains and losses on sales of investment securities in 2009 totaled $56,000 and $-0-, respectively.  Gross gains and losses on sales of investment securities in 2008 totaled $346,000 and $-0-, respectively.

At December 31, 2009, securities with a carrying value of $1,497,000 and fair value of $1,443,000 were pledged to secure deposits of public funds from the state of Florida and treasury tax and loan deposits with the Federal Reserve.  Securities were pledged as collateral for Federal Reserve Borrowings and to secure public funds from the State of Florida, Federal Reserve discount window, and treasury tax and loan deposits in 2009 and 2008.  The amortized cost of these securities was $5,656,000 and $5,023,000, respectively, and the fair values of these pledged securities were $5,461,000 and $4,711,000 respectively, as of December 31, 2009 and 2008.

There were no securities of a single issuer (which were non-governmental or non-government sponsored) that exceeded 10% of stockholders’ equity at December 31, 2009 or 2008.

The cost and estimated fair value of debt and equity securities at December 31, 2009 and 2008, by contractual maturities, are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (dollars in thousands).

	Securities Available-for-Sale		Securities Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
December 31, 2009:
Due in one year or less	$3,045	$3,104	$-	$-
Due after one through five years	4,973	5,086	271	286
Due after five through ten years	20,746	20,595	1,163	1,218
Due after ten years	13,798	13,757	13,555	13,244
	$42,562	$42,542	$14,989	$14,748

December 31, 2008:
Due in one year or less	$639	$639	$-	$-
Due after one through five years	1,074	1,075	-	-
Due after five through ten years	3,067	3,096	1,010	1,044
Due after ten years	10,091	10,060	14,526	13,854
	$14,871	$14,870	$15,536	$14,898

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 4 - LOANS AND FORECLOSED ASSETS

The loan portfolio at December 31, 2009 and 2008, is composed of the following (dollars in thousands):

	2009	2008
Real estate loans
Construction, land development, and other land	$32,455	$39,135
1-4 family residential	56,900	57,814
Multifamily residential	2,902	4,481
Commercial	93,455	88,762
Total real estate loans	185,712	190,192
Commercial loans	11,703	13,314
Consumer and other loans	3,315	3,548
Total loan portfolio	200,730	207,054
Less, deferred fees and other	(12)	(25)
Less, allowance for loan losses	(6,531)	(3,999)
Loans, net	$194,187	$203,030

At December 31, 2009 and 2008, fixed-rate loans (excluding nonaccrual loans) with maturities (or repricing) over one year totaled approximately $78.5 million and $33.3 million, respectively.

The following is a summary of the transactions in the allowance for loan losses (dollars in thousands):

	2009	2008

Balance, beginning of period	$3,999	$2,169
Provisions charged to operating expenses	6,268	4,424
Loans charged-off	(3,761)	(2,615)
Recoveries	25	21
Balance, end of period	$6,531	$3,999

The following is a summary of information pertaining to impaired, nonaccrual, past due, and restructured loans (dollars in thousands):
	December 31,
	2009	2008

Loans evaluated for impairment with a measured impairment	$16,061	$13,050
Loans evaluated for impairment without a measured impairment	14,788	15,433
Total impaired loans	$30,849	$28,483
Valuation allowance related to impaired loans	$4,380	$1,717
Nonaccrual loans included above in impaired loan totals	$6,715	$5,459
Total loans past due ninety days or more and still accruing	8	1,656
Total nonperforming loans (“NPL”)	6,723	7,115
Restructured loans	17,372	3,566
Total NPL and restructured loans	$24,095	$10,681
Restructured loans included in nonaccrual loans above that are considered troubled debt restructurings	$1,842	$4,386
Average nonaccrual loans during the year	$7,031	$5,130

At December 31, 2009 and 2008, interest income accrued and recorded on nonaccrual loans totaled $40,000 and $4,000, respectively, and interest earned but not recorded on nonaccrual loans at December 31, 2009 and 2008, was $533,000 and $176,000, respectively.  No additional funds are committed to be advanced in connection with nonaccrual loans.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 4 - LOANS AND FORECLOSED ASSETS (Continued)

A summary of the activity in Other Real Estate Owned follows for the years ended December 31, 2009 and 2008 (dollars in thousands):
	December 31,
	2009	2008

Balance, beginning of period	$3,421	$-
Transfers to OREO	513	6,034
Disposals	(1,621)	(2,298)
Write-downs	(586)	(315)
Balance, end of period	$1,727	$3,421

At December 31, 2009 and 2008, repossessed assets totaled $-0- and $75,000, respectively.  During 2009 and 2008, $27,000 and $75,000, respectively, of assets were repossessed with disposals of $102,000 and $-0-, respectively.

NOTE 5 - FACILITIES

Facilities.  A summary follows (dollars in thousands):
		Accumulated		Estimated
		Depreciation and	Net Book	Useful
	Cost	Amortization	Value	Lives
December 31, 2009:
Land and land improvements	$750	$-	$750
Bank building and improvements	3,455	992	2,463	5 - 40 years
Furniture, fixtures, and equipment	2,271	2,118	153	3 - 10 years
	$6,476	$3,110	$3,366

December 31, 2008:
Land and land improvements	$750	$-	$750
Bank building and improvements	3,443	875	2,568	5 - 40 years
Furniture, fixtures, and equipment	2,248	1,983	265	3 - 10 years
	$6,441	$2,858	$3,583

Depreciation and amortization of facilities totaled $252,000 and $313,000 in 2009 and 2008, respectively.

Operating Leases.  Atlantic leases property for a branch location and its operations center at 13799 Beach Boulevard, Jacksonville, Florida, under a noncancelable operating lease dated September 27, 2000, that expires in 2011, subject to two five-year renewal options.  On August 22, 2002, Atlantic entered into a 20-year noncancelable operating lease agreement for a new branch at the corner of Kernan Boulevard South and Atlantic Boulevard, Jacksonville, Florida.  Lease payments commenced in September 2003, and the branch opened December 15, 2003.

All other operating leases, consisting principally of computer, furniture, fixtures, and equipment, are not material.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 5 - FACILITIES (Continued)

Total branch rent expense for 2009 and 2008 was $387,000 and $392,000, respectively.  The future annual rental payments for the branch leases are due as follows (dollars in thousands):

Years Ending
December 31,	Amount

2010	$332
2011	168
2012	84
2013	88
2014	94
Thereafter	862
$1,628

NOTE 6 - TIME DEPOSITS

Time deposits at December 31, 2009 and 2008, totaled $129,845,000 and $145,746,000, respectively.  The scheduled maturities of time deposits were as follows (dollars in thousands):

	December 31, 2009		December 31, 2008
	Time, $100,000	Other Time	Time, $100,000	Other Time
	And Over	Deposits	And Over	Deposits

Three months or less	$12,167	$23,750	$21,648	$22,373
Over three through twelve months	27,274	42,181	21,122	42,696
Over twelve months through three years	5,871	16,908	8,501	28,428
Over three years	1,353	341	500	478
	$46,665	$83,180	$51,771	$93,975

Time deposits of less than $100,000 with a remaining maturity of one year or less totaled $65,931,000 at December 31, 2009.  Time deposits of $100,000 or more with a remaining maturity of one year or less totaled $39,441,000 at December 31, 2009.

Interest expense on certificates of deposit of $100,000 or more totaled $1,548,000 and $2,378,000 for 2009 and 2008, respectively.  Interest expense on other time deposits totaled $3,167,000 and $4,371,000 for 2009 and 2008, respectively.  Early withdrawal penalties on certificates of deposit totaled $4,000 and $8,000 for 2009 and 2008, respectively, and have been netted against interest expense.

At December 31, 2009, Oceanside had $19,098,000 of brokered deposits, which are reflected in other time deposits.  Interest expense on brokered deposits totaled $818,000 for 2009.  At December 31, 2008, Oceanside had $26,343,000 of brokered deposits, which are reflected in other time deposits.  Interest expense on brokered deposits totaled $1,174,000 for 2008.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 7 - OTHER BORROWINGS

Short-Term Debt, Customer Repurchase Agreements.  Atlantic has sold securities under agreements to repurchase, which effectively collateralize overnight borrowings.  As of December 31, 2009, no borrowings were outstanding and no securities were sold under agreements to repurchase.  The average balance of customer repurchase agreements for 2008 was $10,960,000, at a weighted average interest rate of 1.88%.  Interest of $206,000 was recorded in 2008.  The average balance of customer repurchase agreements and related interest expense was $-0- for 2009.

Other Short-term Borrowings.  Atlantic purchases federal funds for liquidity needs during the year.  At December 31, 2009 and 2008, there were no federal funds purchased.  The average federal funds purchased during 2008, was $2,445,000, at a weighted average interest rate of 3.27%.  Interest of $80,000 was recorded in 2008.  The average balance of federal funds purchased and related interest expense was immaterial for 2009.

Long-Term Debt.  A summary of long-term debt follows (dollars in thousands):
	December 31,
	2009	2008
FHLB of Atlanta advances
Convertible debt	$2,300	$2,300
Fixed debt	10,000	4,000
	12,300	6,300
Junior subordinated debentures	3,093	3,093
	$15,393	$9,393

FHLB of Atlanta Advances.  At December 31, 2009 and 2008, Atlantic had obtained advances from FHLB of $12,300,000 and $6,300,000, respectively.  At December 31, 2009 and 2008, the advances were collateralized by Atlantic’s FHLB capital stock in the amount of $1,126,000 and $751,000, respectively, and a blanket lien on eligible wholly-owned residential (1-4 units) loans, commercial first mortgage loans, and home equity loans with a carrying value of $43.3 million and $41.4 million, respectively.  A summary follows (dollars in thousands):

	Balance of Advances
	Maturity		at December 31,		Interest Expense
	Date	Interest Rate	2009	2008	2009	2008

Convertible fixed rate debt	11/17/2010	4.45%	$2,300	$2,300	$104	$104
Fixed rate advances	12/20/2010	1.91%	2,000	4,000	64	45
Fixed rate advances	01/09/2012	2.30%	8,000	-	181	-
			$12,300	$6,300	$349	$149

The weighted average rate for FHLB advances was 2.74% in 2009 and 3.27% in 2008.  At December 31, 2009, the FHLB had determined that of the $43.3 million of pledged collateral, $21.6 million was the lendable collateral value.

Junior Subordinated Debentures.  On September 15, 2005, Atlantic participated in a pooled offering of trust preferred securities.  Atlantic formed Atlantic BancGroup Statutory Trust I (the "Trust"), a wholly-owned statutory trust subsidiary for the purpose of issuing the trust preferred securities.  The Trust used the proceeds from the issuance of $3,000,000 in trust preferred securities to acquire fixed/floating rate junior subordinated deferrable interest debentures of Atlantic in the amount of $3,093,000.  The trust preferred securities essentially mirror the debt securities, carrying a cumulative preferred dividend at a fixed rate of 5.886% equal to the interest rate on the debt securities, both payable quarterly for five years.  Beginning September 15, 2010, the quarterly rates vary based on the three month LIBOR plus 150 basis points.  The debt securities and the trust preferred securities each have 30-year lives.  The trust preferred securities and the debt securities are callable by Atlantic or the Trust, at their respective option after five years, and at varying premiums and sooner in specific events, subject to prior approval by the Federal Reserve Board, if then required.  Atlantic has treated the trust preferred securities as Tier 1 capital up to the maximum amount allowed, and the remainder, if any, as Tier 2 capital for federal regulatory purposes.  There are no required principal payments on the junior subordinated debentures over the next five years.  Interest expense on the junior subordinated debentures totaled $183,000 in 2009 and $185,000 in 2008.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 7 - OTHER BORROWINGS (Continued)

Under ASC 810, Consolidations, the Trust is not consolidated with Atlantic.  Accordingly, Atlantic does not report the securities issued by the Trust as liabilities, and instead reports as liabilities the junior subordinated debentures issued by Atlantic and held by the Trust.  At December 31, 2009 and 2008, Atlantic’s investment in the statutory trust of $93,000 has been included in Other Assets in the Consolidated Balance Sheets as an investment in an unconsolidated subsidiary.

NOTE 8 - INCOME TAXES

The provision (benefit) for income taxes on income is summarized as follows (dollars in thousands):

	Year Ended December 31,
	2009	2008
Current:
Federal	$1,536	$(585)
State	263	(100)
	1,799	(685)
Deferred:
Federal	(1,257)	(860)
State	(215)	(147)
	(1,472)	(1,007)
Total income tax provision (benefit)	$327	$(1,692)

A reconciliation of the income tax provision (benefit) computed at the federal statutory rate of 34% and the income tax provision (benefit) shown on the Consolidated Statements of Operations and Comprehensive Income, follows (dollars in thousands):
	2009		2008
		% of		% of
	Amount	Pretax	Amount	Pretax

Tax computed at statutory rate	$(2,350)	34.0%	$(1,230)	34.0%
Increase (decrease) resulting from:
State income taxes	(268)	3.9	(88)	2.4
Utilization of net operating losses	3,232	(46.8)
Indexed retirement plan	(91)	1.3	(78)	2.2
Nontaxable interest income, net	(226)	3.3	(217)	6.0
Other	30	(0.4)	(79)	2.2
Income tax provision (benefit)	$327	(4.7)%	$(1,692)	46.8%

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 8 - INCOME TAXES (Continued)

The components of the net deferred income tax assets are as follows (dollars in thousands):
	December 31,
	2009	2008
Deferred tax asset:
Federal	$3,083	$1,815
State	528	311
	3,611	2,126
Deferred tax liability:
Federal	(115)	(105)
State	(20)	(18)
	(135)	(123)
Net deferred tax asset	3,476	2,003
Valuation allowance	(2,768)	-
	$708	$2,003

The tax effects of each type of significant item that gave rise to deferred taxes are (dollars in thousands):

	December 31,
	2009	2008

Allowance for loan losses	$1,978	$1,250
Director and management benefit plans	617	514
Net unrealized holding losses on securities	7	-
Other real estate owned write-downs	402	181
State income tax net operating loss carryforward	322	88
Nonaccrual interest	267	66
Depreciation	(135)	(123)
Other, net	18	27
Net deferred tax asset	3,476	2,003
Valuation allowance	(2,768)	-
	$708	$2,003

Income tax (benefit) expense of $(7,000) and $51,000 for 2009 and 2008, respectively, have been netted in the caption “Unrealized holding gains (losses) on securities arising during period” found in the Consolidated Statements of Operations and Comprehensive Income (Loss).

ASC 740, Income Taxes (see Note 1), specifies that deferred income tax assets are to be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred income tax asset will not be realized. At December 31, 2009, a valuation allowance of $2,768,000 was established related to the continued net operating losses in 2009. Realization of the remaining $708,000 of deferred tax assets is dependent on generating sufficient taxable income in the future (or implementing tax strategies) prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that $708,000 of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

As discussed in Note 1, based on management’s expectations of future earnings and tax strategies at December 31, 2008, no valuation allowance was established.

During 2009, Atlantic carried back all of its federal net operating losses and recorded a refund receivable estimated at $1,035,000.  Atlantic has state net operating loss carryforwards of approximately $5.8 million, which are available to offset state income taxes in future years.  These state net operating loss carryforwards do not expire.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 8 - INCOME TAXES (Continued)

ASC 740 requires the presentation of a reconciliation of any unrecognized tax benefits as of the beginning and end of the year.  During the period and as of December 31, 2009, there are no unrecognized tax benefits.  Accordingly, no analysis of unrecognized tax benefits is included herein.

Interest and penalties associated with income tax filing requirements are recognized as a component of income tax expense, if material.  As of December 31, 2009 and 2008, there is no material amount of penalties and interest related to tax return filings of Atlantic.

Atlantic’s consolidated income tax returns have not been audited since its inception.  Atlantic's management believes that the years ended December 31, 2007, 2008, and 2009 are considered open, and would be subject to examination by the Internal Revenue Service if selected for audit.

NOTE 9 - BENEFIT PLANS

SIMPLE Plan.  Atlantic sponsors a savings incentive plan (“SIMPLE Plan”) that covers substantially all employees.  Atlantic matches each participant’s contribution, subject to a maximum of 3% through July 15, 2009, and thereafter, 1% of the participant's salary.  The SIMPLE Plan is a prototype plan and has been approved by the Internal Revenue Service.  The amount included in salaries and employee benefits as pension expense totaled $39,000 and $64,000 for 2009 and 2008, respectively.

Director and Management Benefit Plans.  Atlantic has adopted retirement benefit plans for Atlantic’s seven directors (including one director emeritus) and four of its current and former officers.  The purpose of these plans is to retain qualified directors and members of management by offering a retirement benefit.  Benefits under the plans began vesting over a five-year period, with service beginning in 1997.  Upon his resignation from Atlantic, a former officer and director was 60% vested.  All of the directors and the three current officers are fully vested at December 31, 2009.

Atlantic has purchased a pool of life insurance policies totaling $4,050,000 with funds that had previously been invested in overnight federal funds sold.  The policies have cash surrender values that can progressively grow, based on a fluctuating index of life insurance securities, resulting in an earnings stream to Atlantic.  At December 31, 2009 and 2008, the cash surrender values of these life insurance policies totaled $5,097,000 and $4,886,000 respectively.  For 2009, the average yield on these life insurance policies was estimated at 4.45% (or a taxable equivalent yield of 7.12%).

Under the plans, as amended, eight of the current participants will begin receiving benefit payments for fifteen years following retirement.  In addition, the beneficiaries of these eight participants will each receive death benefits of the lesser of (i) $100,000 or (ii) net investment at risk in the underlying insurance policies (cash value), with any remaining policy cash value payable to Atlantic.  The remaining three participants will receive benefit payments over a twenty-year period following retirement.  Following a participant’s death, any unpaid benefits will continue to the beneficiary (or beneficiaries) over the remaining term.

A summary of the activity for the director and management benefit plans follows (dollars in thousands):

	December 31,
	2009	2008

Policy income included in other income	$229	$220
Plan expense included in other operating expenses	(275)	(294)
Life insurance expense included in other operating expenses	(17)	(14)
Deferred income tax benefit	103	110
Net after income tax benefit	$40	$22

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 9 - BENEFIT PLANS (Continued)

In late-2008, director fees were discontinued and no director fees were paid in 2009.  Beginning in 2010, the benefit expense accrual for the director and management plans was also discontinued.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Credit-Related Financial Instruments.  Atlantic is a party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit.  Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.  Atlantic’s exposure to credit loss is represented by the contractual amount of these commitments.  Atlantic follows the same credit policies in making commitments as it does for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by Atlantic, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines-of-credit, revolving credit lines, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers.  These lines-of-credit may not be fully collateralized but generally contain a specified maturity date.  Certain conditions may exist that would prevent the customer from drawing upon the total amount to which Atlantic is committed.

Commercial and standby letters-of-credit are conditional commitments issued by Atlantic to guarantee the performance of a customer to a third party. Those letters-of-credit are primarily issued to support public and private borrowing arrangements. All letters of credit issued and outstanding at December 31, 2009, totaling $1,174,000, have expiration dates within one year. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. Atlantic generally holds collateral supporting those commitments if deemed necessary.

At December 31, 2009 and 2008, the following financial instruments were outstanding whose contract amounts represent credit risk for Atlantic (dollars in thousands):
	2009	2008
Commitments to extend credit (including unused lines of credit):
Revolving, open-end lines secured by 1-4 family residential properties (home equity lines)	$3,630	$4,983
Commercial real estate, construction, and land development secured by real estate	1,186	2,186
Other	4,548	3,311
	9,364	10,480
Standby letters of credit	1,174	1,701
	$10,538	$12,181

Derivative Loan Commitments.  At December 31, 2009, Atlantic did not have any material amounts of commitments to originate residential mortgage loans that will be sold to investors at a specified time in the future.

Collateral Requirements.  To reduce credit risk related to the use of credit-related financial instruments, Atlantic might deem it necessary to obtain collateral.  The amount and nature of the collateral obtained is based on Atlantic’s credit evaluation of the customer.  Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant and equipment, and real estate.  Access to the collateral is generally achieved by either (i) maintaining possession of the collateral, (ii) placing a recorded lien in the appropriate jurisdiction, or (iii) other means such as an assignment.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 10 - COMMITMENTS AND CONTINGENCIES (Continued)

If the counterparty does not have the right and ability to redeem the collateral or Atlantic is permitted to sell or repledge the collateral on short notice, Atlantic records the collateral on its consolidated balance sheet at fair value with a corresponding obligation to return it.

Exposure to Transactions with Correspondent Banks and Related Limitations on Interbank Liabilities.  In the ordinary course of business, Oceanside may incur a loss if a correspondent bank defaults upon an obligation, which may include overnight federal funds, loan participations, and other interbank transactions.  Management monitors its risks with these correspondents and places certain limitations upon the exposure.

Litigation.  Atlantic may periodically be a party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to Atlantic’s operations.  Management, after consultation with legal counsel, does not believe that there are any pending or threatened proceedings against Atlantic which, if determined adversely, would have a material effect on Atlantic’s consolidated financial position.

Change of Control Agreements.  Atlantic has entered into agreements with its three executive officers that would provide certain benefits in the event of a change of control (as defined in the agreement) and, within three years of the change in control, the executive officer is terminated (without cause) or resigns.  The change of control benefits include cash payments equal to 2.99 times the executive officer’s base annual compensation (as defined in the agreement) and continuation of health benefits for six months.

Other.  At December 31, 2009 and 2008, Oceanside had $10.0 million and $19.5 million, respectively, of unsecured and secured lines of credit from other banks for the purchase of overnight federal funds.  At December 31, 2009 and 2008, Atlantic had outstanding purchases in overnight federal funds of $-0- and $-0-, respectively, leaving $10.0 million and $19.5 million, respectively, available under these lines.

At December 31, 2009, securities with an amortized cost of $4.2 million and fair value of $4.0 were pledged to secure available advances of $3.1 million at the Federal Reserve Discount Window.  Amounts available to be drawn at the Federal Reserve Discount Window are only allowed as overnight secondary credit and require prior approval from the Federal Reserve.

NOTE 11 - CONCENTRATIONS OF CREDIT

Substantially all of Atlantic's loans, commitments, and standby letters of credit have been granted to customers in northeast Florida, including Duval and St. Johns counties.  Atlantic’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.  Although Atlantic has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local, state, and national economic conditions, which can be affected by a number of events domestically and internationally.

The concentrations of credit by type of loan are set forth in Note 3.  The distribution of commitments to extend credit approximates the distribution of loans outstanding.  Standby letters of credit were granted primarily to commercial borrowers.  Atlantic, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of its legal lending limit.  As a state-chartered bank, Oceanside’s 15% legal lending limit was approximately $2.9 million at December 31, 2009 ($4.8 million for loans qualifying for the 25% limit).  Atlantic does not have any significant concentrations in any one industry or customer.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 12 - RELATED PARTIES

Atlantic has entered into transactions with its directors, executive officers, significant stockholders, and their affiliates (insiders).  Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

A summary of activity for 2009 and 2008 for such loans follows (dollars in thousands):

	2009	2008

Beginning of year balance	$6,570	$6,164
Additions	1,597	1,040
Reductions	(268)	(634)
End of year balance	$7,899	$6,570

Unfunded commitments to the same parties totaled $230,000 and $579,000 at December 31, 2009 and 2008, respectively.  At December 31, 2009 and 2008, deposits and customer repurchase agreements with insiders totaled approximately $1.7 million and $10.1 million, respectively.

NOTE 13 - STOCKHOLDERS' EQUITY

Preferred Stock.  In addition to the 10,000,000 shares of authorized common stock, Atlantic’s articles of incorporation authorize up to 2,000,000 shares of preferred stock.  The Board of Directors is further authorized to establish designations, powers, preferences, rights, and other terms for preferred stock by resolution.  No shares of preferred stock have been issued.

Dividends.  The ability of Atlantic to pay dividends to stockholders depends primarily on dividends received by Atlantic from its subsidiary, Oceanside.  Oceanside’s ability to pay dividends is limited by federal and state banking regulations based upon Oceanside’s profitability and other factors.  State banking statutes further require (i) prior approval, (ii) that at least 20% of the prior year’s earnings be transferred to additional paid-in capital (surplus) annually until surplus equals or exceeds Oceanside’s common stock, and (iii) that certain minimum capital levels are maintained.  There were no retained earnings available at December 31, 2009, to pay cash dividends.  Furthermore, the Consent Order discussed in Note 1 prohibits Oceanside from paying dividends to Atlantic.  Atlantic’s dividend policy is to retain accumulated earnings to support its growth and maintain its capital levels.

[Remainder of page left intentionally blank.]

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 14 - OTHER OPERATING EXPENSES

Other operating expenses follow (dollars in thousands):
	2009	2008

Deposit insurance assessments	$1,014	$229
Processing and settlement fees	836	773
OREO and other loan collection expenses	520	544
Professional, legal, and audit fees	589	459
Write-down of other real estate owned	586	315
Pension expense	275	295
Expensed costs to raise capital	177	-
Telephone	132	134
Advertising and business development	95	145
Stationery, printing, and supplies	71	107
Postage, freight, and courier	63	80
Director fees	-	78
Insurance (excluding group insurance)	49	46
Dues and subscriptions	39	27
Other miscellaneous expenses	170	197
	$4,616	$3,429

NOTE 15 - FAIR VALUE DISCLOSURES

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Due from Banks, Federal Funds Sold and Interest-Bearing Deposits - For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Investment Securities - For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Restricted Stock - Fair value of Atlantic’s investment in Federal Home Loan Bank and correspondent banks’ stock is its cost.

Loans Receivable - For loans subject to repricing and loans intended for sale within six months, fair value is estimated at the carrying amount plus accrued interest.  The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposit Liabilities - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date.  The fair value of long-term fixed maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Other Borrowings - For short-term debt, including accounts and demand notes payable, the carrying amount is a reasonable estimate of fair value.  The fair value of customer repurchase agreements is the amount payable on demand at the reporting date.  For long-term debt, the fair value is estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 15 - FAIR VALUE DISCLOSURES (Continued)

Off-Balance Sheet Instruments - Fair values for off-balance sheet lending commitments are based on rates currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

Other - Accrued interest receivable on investment securities and loans and accrued interest payable on deposits and other borrowings are included in investment securities, loans, deposits, and other borrowings, accordingly.  The carrying amount is a reasonable estimate of fair value.

The estimated fair values of Atlantic's financial instruments at December 31, 2009 and 2008, follow (dollars in thousands):
	Carrying	Fair
	Amount	Value
December 31, 2009:
Financial Assets
Cash and cash equivalents	$31,083	$31,083
Investment securities and accrued interest receivable	57,844	57,603
Restricted stock	1,151	1,151
Loans and accrued interest receivable	194,963	189,436
Total assets valued	$285,041	$279,273

Financial Liabilities
Deposits and accrued interest payable	$270,156	$267,996
Other borrowings and accrued interest payable	15,520	15,520
Total liabilities valued	$285,676	$283,516

Off-Balance Sheet Commitments	$10,538	$10,538

December 31, 2008:
Financial Assets
Cash and cash equivalents	$17,177	$17,177
Investment securities and accrued interest receivable	30,615	29,977
Restricted stock	955	955
Loans and accrued interest receivable	203,872	205,897
Total assets valued	$252,619	$254,006

Financial Liabilities
Deposits and accrued interest payable	$240,134	$261,720
Other borrowings and accrued interest payable	9,424	9,424
Total liabilities valued	$249,558	$271,144

Off-Balance Sheet Commitments	$12,181	$12,181

While these estimates of fair value are based on management’s judgment of the most appropriate factors, there is no assurance that, were Atlantic to have disposed of such items at December 31, 2009, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 2009, should not necessarily be considered to apply at subsequent dates.

Atlantic has adopted ASC 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”).  ASC 820-10, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  ASC 820-10 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 15 - FAIR VALUE DISCLOSURES (Continued)

ASC 820-10 emphasizes that fair value is market-based measurement, not an entity-specific measurement.  Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.  As a basis for considering market participant assumptions in fair value measurements, ASC 820-10 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Level 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.  Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals.  Level 3 inputs are unobservable inputs for the asset or liabilities, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.  In instances where more than one level of input exists for assets or liabilities, the lowest level of input that is significant to the fair value measurement in its entirety will be used in determining the fair value hierarchy.  Atlantic’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The table below presents Atlantic’s assets and liabilities measured at fair value on a recurring basis aggregated by the level in the fair value hierarchy within which those measurements fall.

(dollars in thousands)	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
December 31, 2009	(Level 1)	(Level 2)	(Level 3)	Total
Assets:
Investment securities, available-for-sale	$-	$42,542	$-	$42,542
Total assets at fair value	$-	$42,542	$-	$42,542

December 31, 2008
Assets:
Investment securities, available-for-sale	$-	$14,870	$-	$14,870
Total assets at fair value	$-	$14,870	$-	$14,870
Securities available-for-sale – The fair value of securities available for sale equals quoted market prices, if available. If quoted market prices are not available, fair value is determined using quoted market prices for similar securities. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange.  Level 2 securities include mortgage-backed securities, other pass-through securities and collateralized mortgage obligations of government sponsored entities (GSE’s) and private issuers and obligations of states and political subdivision.

Certain other assets are measured at fair value on a nonrecurring basis. These adjustments to fair value usually result from application of lower of cost or fair value accounting or write-downs of individual assets due to impairment.  For assets measured at fair value on a nonrecurring basis, the following table provides the level of valuation assumptions used to determine each adjustment and the carrying value of the related individual assets.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 15 - FAIR VALUE DISCLOSURES (Continued)

(dollars in thousands)	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable		Net
	Identical Assets	Inputs	Inputs		Gains
December 31, 2009	(Level 1)	(Level 2)	(Level 3)	Total	(Losses) (1)
Assets:
Impaired loans, net of direct write-offs	$-	$-	$16,061	$16,061
Specific valuation allowances	-	-	(4,380)	(4,380)
Impaired loans, net	-	-	11,681	11,681	$(3,509)
Foreclosed assets	-	-	1,727	1,727	(728)
Total assets at fair value	$-	$-	$13,408	$13,408	$(4,237)

December 31, 2008
Assets:
Impaired loans, net of direct write-offs	$-	$-	$13,050	$13,050
Specific valuation allowances	-	-	(1,717)	(1,717)
Impaired loans, net	-	-	11,333	11,333	$(1,110)
Foreclosed assets	-	-	3,496	3,496	(311)
Total assets at fair value	$-	$-	$14,829	$14,829	$(1,421)

(1)   Gains and losses include write-offs

Loans – Nonrecurring fair value adjustments to loans reflect full or partial write-downs that are based on the loan’s observable market price or current appraised value of the collateral in accordance with the implementation guidance in ASC 310, Receivables.  Since the market for impaired loans is not active, loans subjected to nonrecurring fair value adjustments based on the loan’s observable market price are generally classified as Level 2. Loans subjected to nonrecurring fair value adjustments based on the current appraised value of the collateral may be classified as Level 2 or Level 3 depending on the type of asset and the inputs to the valuation.  When appraisals are used to determine impairment and these appraisals are based on a market approach incorporating a dollar-per-square-foot multiple, the related loans are classified as Level 2.  If the appraisals require significant adjustments to market-based valuation inputs or apply an income approach based on unobservable cash flows to measure fair value, the related loans subjected to nonrecurring fair value adjustments are typically classified as Level 3 due to the fact that Level 3 inputs are significant to the fair value measurement.

Foreclosed assets – These assets are reported at the lower of the loan carrying amount at foreclosure (or repossessions) or fair value written down by estimated cost to sale. Fair value is based on third party appraisals for other real estate owned and other independent sources for repossessed assets, considering the assumptions in the valuation, and are considered Level 2 or Level 3 inputs.

The following is a summary of activity of assets and liabilities measured at fair value on a nonrecurring basis (dollars in thousands):
	Impaired	Foreclosed
	Loans	Assets	Total

Balance, December 31, 2008	$11,333	$3,496	$14,829
Write-downs	(3,509)	(586)	(4,095)
Net transfers in/out Level 3	3,857	(1,183)	2,674
Balance, end of period	$11,681	$1,727	$13,408

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 16 - REGULATORY CAPITAL MATTERS

The Federal Reserve Board and other bank regulatory agencies have adopted risk-based capital guidelines for all banks and for bank holding companies whose consolidated assets are over $500 million.  The main objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of banking organizations and to take into account the different risks among banking organizations' assets, liabilities, and off-balance sheet items.  Bank regulatory agencies have supplemented the risk-based capital standard with a leverage ratio for Tier 1 capital to total reported assets.

Failure to meet the capital adequacy guidelines and the framework for prompt corrective actions could initiate actions by the regulatory agencies, which could have a material effect on the consolidated financial statements.

As of December 31, 2009, Oceanside had not reached the capital levels specified in the Consent Order.  There are no conditions or events, since the most recent notification, that management believes have changed the prompt corrective action category.

	Actual		For Capital Adequacy Purposes		To Be Well-Capitalized Under Propmpt Corrective Action Provisions
	Amount	Ratio	> Amount	> Ratio	> Amount	> Ratio
	(dollars in thousands)
As of December 31, 2009:

Total capital to risk-weighted assets	$15,361	7.68%	NM	NM	$22,007	11.00	% (1)
Tier 1 capital to risk-weighted assets	$12,810	6.40%	NM	NM	NM	NM
Tier 1 capital to average assets	$12,810	4.06%	NM	NM	$25,228	8.00	% (1)

As of December 31, 2008:

Total capital to risk-weighted assets	$21,720	10.25%	$16,951	8.00%	$21,188	10.00%
Tier 1 capital to risk-weighted assets	$19,055	8.99%	$8,475	4.00%	$12,713	6.00%
Tier 1 capital to average assets	$19,055	7.25%	$10,519	4.00%	$13,149	5.00%

(1)	Ratios required under the Consent Order.
NM	Not meaningful - the Consent Order does not specify.

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 17 - PARENT COMPANY FINANCIAL INFORMATION

Presented below are condensed financial statements for Atlantic BancGroup, Inc. (parent only):

Condensed Balance Sheets as of December 31:	2009	2008
	(Dollars in Thousands)
Assets
Cash and cash equivalents	$1	$13
Investment in and advances to subsidiary bank	12,798	19,899
Other assets	356	178
Total	$13,155	$20,090

Liabilities and Stockholders' Equity
Liabilities:
Other long-term borrowings	$3,093	$3,093
Due to subsidiary bank	223	-
Accrued expenses and other	159	65
	3,475	3,158
Stockholders' equity	9,680	16,932
Total	$13,155	$20,090

Condensed Statements of Operations and Stockholders' Equity
Years Ended December 31:	2009	2008
	(Dollars in Thousands)

Equity in net loss of subsidiary bank	$(6,895)	$(1,685)
Other income	5	5
Interest expense	(185)	(185)
Other expenses (net of income tax benefit)	(165)	(62)
Net loss	(7,240)	(1,927)
Stockholders' Equity:
Beginning of year	16,932	18,856
Net change in unrealized holding gains (losses) on securities in subsidiary bank	(12)	83
Cumulative effect adjustment -
Implementation of EITF 06-4	-	(80)
End of year	$9,680	$16,932

Condensed Statements of Cash Flows
Years Ended December 31:	2009	2008
	(Dollars in Thousands)
Operating Activities
Net loss	$(7,240)	$(1,927)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Equity in undistributed losses of subsidiary bank	6,895	1,685
Other	333	247
Net Cash Provided By (Used In) Operating Activities	(12)	5
Increase (Decrease) in Cash and Cash Equivalents	(12)	5
Cash and Cash Equivalents:
Beginning of year	13	8
End of year	$1	$13

Annex A

AGREEMENT AND PLAN OF MERGER

by and between

JACKSONVILLE BANCORP, INC.

and

ATLANTIC BANCGROUP, INC.

Dated as of

May 10, 2010

ARTICLE I	TRANSACTIONS AND TERMS OF MERGER	2

1.1	Merger	2

1.2	Time and Place of Closing	2

1.3	Bank Merger	2

1.4	Restructuring of the Merger	2

1.5	Effective Time	2

1.6	Stockholders’ Agreements	3

ARTICLE II	EFFECT OF MERGER	3

2.1	Articles of Incorporation	3

2.2	Bylaws	3

2.3	Officers and Directors	3

ARTICLE III	CONVERSION OF CONSTITUENTS’ CAPITAL SHARES	3

3.1	Manner of Converting Shares	3

3.2	Anti-Dilution Provisions	3

3.3	Shares Held by ABI	4

3.4	Dissenting Stockholders	4

3.5	Fractional Shares	4

ARTICLE IV	EXCHANGE OF SHARES	5

4.1	Exchange Procedures	5

4.2	Rights of Former ABI Stockholders	5

4.3	Identity of Recipient of JBI Common Stock	6

4.4	Lost or Stolen Certificates	6

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF ABI	6

5.1	Corporate Organization, Standing and Power	6

5.2	Authority; No Breach By Agreement	7

5.3	Capital Stock	7

5.4	ABI Subsidiaries	8

5.5	Reports and Financial Statements	9

5.6	Absence of Undisclosed Liabilities	10

5.7	Absence of Certain Changes or Events	11

5.8	Tax Matters	11

5.9	Loan Portfolio; Documentation and Reports	13

5.10	Assets; Insurance	15

A-i

5.11	Environmental Matters	15

5.12	Compliance with Laws	16

5.13	Labor Relations; Employees	17

5.14	Employee Benefit Plans	18

5.15	Material Contracts	20

5.16	Legal Proceedings	20

5.17	[Intentionally Omitted]	20

5.18	Statements True and Correct	21

5.19	Tax and Regulatory Matters	21

5.20	Offices	21

5.21	Data Processing Systems	21

5.22	Intellectual Property	22

5.23	Administration of Trust Accounts	22

5.24	Advisory Fees	22

5.25	Regulatory Approvals	22

5.26	Repurchase Agreements; Derivatives Contracts	22

5.27	Antitakeover Provisions	23

5.28	Transactions with Management	23

5.29	Deposits	23

5.30	Accounting Controls	23

5.31	Deposit Insurance	24

5.32	Registration Obligations	24

5.33	[Intentionally Omitted]	24

5.34	Privacy of Customer Information	24

5.35	Charter Provisions	24

5.36	Opinion of Financial Advisor	24

5.37	Board Recommendation	24

5.38	Notice of Deadlines	24

ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF JBI	25

6.1	Corporate Organization, Standing and Power	25

6.2	Authority; No Breach By Agreement	25

6.3	Capital Stock	26

6.4	JBI Subsidiaries	26

A-ii

6.5	Reports and Financial Statements	27

6.6	Absence of Undisclosed Liabilities	28

6.7	Absence of Certain Changes or Events	28

6.8	Tax Matters	28

6.9	Environmental Matters	30

6.10	Compliance with Laws	31

6.11	Labor Relations; Employees	32

6.12	Legal Proceedings	32

6.13	Statements True and Correct	33

6.14	Tax and Regulatory Matters	33

6.15	Administration of Trust Accounts	33

6.16	Brokers Fees	33

6.17	Regulatory Approvals	33

6.18	Accounting Controls	34

6.19	Charter Provisions	34

6.20	Board Recommendation	34

ARTICLE VII	CONDUCT OF BUSINESS PENDING CONSUMMATION	34

7.1	Covenants of Both Parties	34

7.2	Covenants of ABI	35

7.3	Covenants of JBI	38

7.4	Adverse Changes in Condition	39

7.5	Reports	39

7.6	Acquisition Proposals	39

7.7	NASDAQ Qualification	40

ARTICLE VIII	ADDITIONAL AGREEMENTS	41

8.1	Regulatory Matters	41

8.2	Access to Information	42

8.3	Efforts to Consummate	43

8.4	Stockholders’ Meetings	43

8.5	Certificate of Objections	44

8.6	Publicity	44

8.7	Expenses	44

8.8	Failure to Close	45

A-iii

8.9	Fairness Opinion	45

8.10	Tax Treatment	45

8.11	Agreement of Affiliates	45

8.12	Environmental Audit; Title Policy; Survey	45

8.13	Compliance Matters	46

8.14	Subsequent Filings	46

8.15	Fixed Asset Inventory	46

8.16	Director’s and Officer’s Indemnification	47

8.17	Employee Matters.	48

8.18	Via Mare Sale	48

ARTICLE IX	CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE	48

9.1	Conditions to Obligations of Each Party	48

9.2	Conditions to Obligations of JBI	50

9.3	Conditions to Obligations of ABI	53

ARTICLE X	TERMINATION	55

10.1	Termination	55

10.2	Effect of Termination	57

10.3	ABI Termination Fee	57

10.4	JBI Termination Fee	58

10.5	Non-Survival of Representations and Covenants	58

ARTICLE XI	MISCELLANEOUS	58

11.1	Definitions	58

11.2	Entire Agreement	66

11.3	Amendments	67

11.4	Waivers	67

11.5	Assignment	67

11.6	Notices	67

11.7	Brokers and Finders	68

11.8	Governing Law	68

11.9	Counterparts	68

11.10	Captions	69

11.11	Enforcement of Agreement	69

A-iv

11.12	Severability	69

11.13	Construction of Terms	69

11.14	No Construction Against Drafter	69

11.15	Schedules	70

11.16	Exhibits and Schedules	70

11.17	No Third Party Beneficiaries	70

EXHIBITS

Exhibit A:	Form of Stockholders Agreement

Exhibit B:	Form of Affiliate Agreement

Exhibit C:	Bank Plan of Merger

Exhibit D:	Form of Claims Letter

A-v

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 10, 2010, by and between Jacksonville Bancorp, Inc. (“JBI”), a corporation organized and existing under the laws of the State of Florida, with its principal office located in Jacksonville, Florida, and Atlantic BancGroup, Inc. (“ABI”), a corporation organized and existing under the laws of the State of Florida, with its principal office located in Jacksonville Beach, Florida.

Preamble

The Boards of Directors of ABI and JBI are of the opinion that the transactions described herein are in the best interests of the Parties and their respective stockholders.  This Agreement provides for the merger (the “Merger”) of ABI with and into JBI.  At the Effective Time of such Merger, the outstanding shares of the capital stock of ABI shall be converted into the right to receive shares of JBI Common Stock (as provided herein).  The Merger is subject to the approvals of the stockholders of ABI, the Florida Office of Financial Regulation and the Federal Reserve Board, and the satisfaction of certain other conditions described in this Agreement.  It is the intention of the Parties to this Agreement that, for federal income tax purposes, the merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the IRC.

In connection with the execution of this Agreement, JBI is entering into a stock purchase agreement (the “Stock Purchase Agreement”) with CapGen Capital Group IV LP, a Delaware limited partnership (“CapGen”) and other investors acting severally and not jointly (collectively with CapGen, the “Investors”), under which the Investors are agreeing to purchase, and JBI is agreeing to sell, in the aggregate, approximately 3 million shares of JBI Common Stock (the “Stock Purchase”) for a purchase price of $10.00 per share, subject to and conditioned upon, among other things, (i) each of the Investors obtaining all necessary Regulatory Authority Consents, including CapGen obtaining prior consent, approval, authorization, clearance, exemption, waiver or similar act from the applicable Regulatory Authorities to the effect that CapGen’s investment in the Surviving Corporation would not be deemed or construed to be an ownership of more than 49.9% for GAAP or regulatory accounting purposes for purposes of the capital rules of the applicable Regulatory Authorities, and that CapGen and the Surviving Corporation will be “well capitalized” for all purposes of the applicable Regulatory Authorities immediately following the Stock Purchase, (ii) the consummation of the Merger, and (iii) the approval by JBI stockholders of the Stock Purchase and the amendment and restatement of its Articles of Incorporation contemplated by the Stock Purchase Agreement.

Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE I
TRANSACTIONS AND TERMS OF MERGER

1.1         Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time, ABI shall be merged with and into JBI in accordance with, and with the effect provided in, the applicable provisions of the FBCA.  JBI shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Florida.  The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the JBI Board and the ABI Board.

1.2         Time and Place of Closing.  The place of Closing shall be at the offices of JBI, Jacksonville, Florida, or such other place as may be mutually agreed upon by the Parties.  Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Closing will take place at 9:00 A.M. Eastern Time on the first business day of the month immediately subsequent to the month in which the closing conditions set forth in Article 9 below have been satisfied (or waived pursuant to Section 11.4 of this Agreement).

1.3         Bank Merger.  ABI Bank, a Florida banking corporation that is a wholly owned subsidiary of ABI, shall be merged (the “Bank Merger”) with and into The Jacksonville Bank (“JBI Bank”), a Florida banking corporation that is a wholly owned subsidiary of JBI, in accordance with the provisions of, and with the effect provided in, 12 U.S.C. 215a on terms and subject to the provisions of the Bank Plan of Merger (the “Bank Plan”), attached hereto as Exhibit C. The Bank Plan shall be executed and the transactions contemplated therein shall be consummated at such time as JBI directs, which shall immediately follow the effective time of the Merger or on such later date as JBI may direct. ABI, as sole shareholder of ABI Bank, shall vote all shares of capital stock of ABI Bank in favor of the Bank Plan and the Bank Merger provided therein.

1.4         Restructuring of the Merger.  JBI shall have the right to amend the structure of the Merger and other transactions herein contemplated in order to assure that the Merger, for federal income tax purposes, shall qualify as a “reorganization” within the meaning of Section 368(a) of the IRC, provided, that no such revision to the structure of the Merger shall result in (a) any changes in the amount or type of the consideration which the holders of shares of ABI Common Stock are entitled to receive under this Agreement, or (b) would unreasonably impede or delay consummation of the Merger. JBI may exercise this right by giving written notice to ABI in the manner provided in Section 11.6, which notice shall be in the form of an amendment to this Agreement to be executed pursuant to Section 11.3.

1.5         Effective Time.  The Merger and other transactions provided for in this Agreement (other than the Bank Merger) shall become effective: (a) on the date and at the time that the Articles of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of Florida, or (b) on such date and at such time subsequent to the date and time established pursuant to subsection 1.5(a) above as may be specified by the Parties in the Articles of Merger (such time is hereinafter referred to as the “Effective Time”).  The Bank Merger shall become effective on the date specified by JBI.  Unless JBI and ABI otherwise mutually agree in writing, the Parties shall use their commercially reasonable efforts to cause the Effective Time to occur on the date of Closing.

1.6         Stockholders’ Agreements.  Concurrently with the execution of this Agreement and as a material condition hereto, each member of the ABI Board and Board of Directors of ABI Bank has executed and delivered a Stockholders Agreement in the form attached as Exhibit A hereto.

ARTICLE II
EFFECT OF MERGER

2.1         Articles of Incorporation.  The Articles of Incorporation of JBI in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation immediately following the Effective Time.

2.2         Bylaws.  The Bylaws of JBI in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation immediately following the Effective Time, until otherwise amended or repealed.

2.3         Officers and Directors.  The incumbent officers and directors of JBI immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation.  One (1) director of the ABI Board shall be appointed to the JBI Board upon the Effective Time.

ARTICLE III
CONVERSION OF CONSTITUENTS’ CAPITAL SHARES

3.1         Manner of Converting Shares.  Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any further action on the part of JBI, ABI or the holders of any shares thereof, the shares of the constituent corporations shall be converted as follows:

(a)           Each share of JBI Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

(b)           Subject to the potential adjustment provided for in Section 3.2 below, each share of ABI Common Stock (excluding shares held by any ABI Company, other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by stockholders who perfect their dissenters’ rights of appraisal as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for 0.2 shares of JBI Common Stock (the “Exchange Ratio”).   In addition, each share of ABI Common Stock shall entitle its holder to receive cash in the amount, if any, described in Section 8.18 hereof.

3.2         Anti-Dilution Provisions.  In the event JBI changes the number of shares of JBI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted as needed to preserve the relative economic benefit to the Parties.

3.3         Shares Held by ABI.  Each of the shares of ABI Common Stock held by any ABI Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.4         Dissenting Stockholders.  Any holder of shares of ABI Common Stock who perfects his dissenter’s rights of appraisal in accordance with and as contemplated by Sections 607.1301-607.1333 of the FBCA (the “Dissenter Provisions”) shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the FBCA and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made; provided, further, nothing contained in this Section 3.4 shall in any way limit the right of JBI to terminate this Agreement and abandon the Merger pursuant to subsection 10.1(i) below.  If any dissenting stockholder gives notice to ABI, ABI will promptly give JBI notice thereof, and JBI will have the right to participate in all negotiations and proceedings with respect to any such demands.  ABI will not, except with the prior written consent of JBI, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.  In the event that after the Effective Time a dissenting stockholder of ABI fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, the Surviving Corporation shall issue and deliver to the holder the consideration to which such holder of shares of ABI Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of ABI Common Stock held by him.

3.5         Fractional Shares.  No certificates or scrip representing fractional shares of JBI Common Stock shall be issued upon the surrender of certificates for exchange; no dividend or distribution with respect to JBI Common Stock shall be payable on or with respect to any fractional share; and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of JBI.  In lieu of any such fractional share, JBI shall pay to each former stockholder of ABI who otherwise would be entitled to receive a fractional share of JBI Common Stock an amount in cash (without interest) determined by multiplying (a) $10.00 by (b) the fraction of a share of JBI Common Stock to which such holder would otherwise be entitled.

ARTICLE IV
EXCHANGE OF SHARES

4.1         Exchange Procedures.  Promptly after the Effective Time, the Exchange Agent shall mail to the former stockholders of ABI appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of ABI Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent).  Upon surrender of a certificate or certificates for exchange and cancellation to the Exchange Agent (such shares to be free and clear of all liens, claims and encumbrances), together with a properly executed letter of transmittal, the ABI Common Stock certificate or certificates so surrendered shall forthwith be cancelled, and the holder of such certificate or certificates shall be entitled to receive in exchange therefore, a certificate representing that number of whole shares of JBI Common Stock which such holder of ABI Common Stock became entitled to receive pursuant to the provisions of Article 3 hereof, and a check representing the aggregate cash consideration, if any, which such holder has the right to receive pursuant to the provisions of Article 3 hereof relating to fractional shares and/or Section 8.18 hereof.  No interest will be paid or accrued on any cash in lieu of fractional shares, or any unpaid dividends and distributions, or the cash payable pursuant to Section 8.18 hereof, if any, payable to holders of certificates for ABI Common Stock.  Subject to provision for lost shares as set forth in Section 4.4 hereof, the Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of ABI Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of ABI Common Stock for exchange as provided in this Section 4.1.  The certificate or certificates for ABI Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require.  Any other provision of this Agreement notwithstanding, neither the Surviving Corporation, nor the Exchange Agent shall be liable to a holder of ABI Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Each of the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of ABI Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the IRC or any provision of state, local or foreign Tax Law. To the extent that any amounts are so withheld by the Surviving Company or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of ABI Common Stock in respect of which such deduction and withholding was made by the Surviving Company or the Exchange Agent, as the case may be.

4.2         Rights of Former ABI Stockholders.  The stock transfer books of ABI shall be closed as to holders of ABI Common Stock immediately prior to the Effective Time, and no transfer of ABI Common Stock by any such holder shall thereafter be made or recognized.  Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of ABI Common Stock (“ABI Certificate”), other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenter’s rights of appraisal have been perfected as provided in Section 3.4 of this Agreement, shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor.  To the extent permitted by Law, former stockholders of record of ABI Common Stock shall be entitled to vote after the Effective Time at any meeting of JBI stockholders the number of whole shares of JBI Common Stock into which their respective shares of ABI Common Stock are converted, regardless of whether such holders have exchanged their ABI Certificates for certificates representing JBI Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by JBI on the JBI Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement.  Notwithstanding the preceding sentence, any person holding any ABI Certificate at or after the Effective Time shall not be entitled to receive any dividend or other distribution payable after the Effective Time to holders of JBI Common Stock, which dividend or other distribution is attributable to such person’s JBI Common Stock represented by said ABI Certificate held after the Effective Time, until such person surrenders said ABI Certificate for exchange as provided in Section 4.1 of this Agreement.  However, upon surrender of such ABI Certificate, both the JBI Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered cash payments (without interest) shall be delivered and paid with respect to each share represented by such ABI Certificate.  No holder of shares of ABI Common Stock shall be entitled to receive any dividends or distributions declared or made with respect to the JBI Common Stock with a record date before the Effective Time of the Merger.

4.3         Identity of Recipient of JBI Common Stock.  In the event that the delivery of the consideration provided for in this Agreement is to be made to a person other than the person in whose name any certificate representing shares of ABI Common Stock surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of JBI that such tax has been paid or is not applicable.

4.4         Lost or Stolen Certificates.  If any holder of ABI Common Stock convertible into the right to receive shares of JBI Common Stock is unable to deliver the ABI Certificate that represents ABI Common Stock, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the shares of JBI Common Stock to which the holder is entitled for such shares upon presentation of the following:  (a) evidence to the reasonable satisfaction of JBI that any such ABI Certificate has been lost, wrongfully taken or destroyed; (b) such security or indemnity as may be reasonably requested by JBI to indemnify and hold JBI and the Exchange Agent harmless; and (c) evidence satisfactory to JBI that such person is the owner of the shares theretofore represented by each ABI Certificate claimed by the holder to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such ABI Certificate for exchange pursuant to this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF ABI

ABI hereby represents and warrants to JBI as follows:

5.1         Corporate Organization, Standing and Power.  ABI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities.  ABI is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.  ABI has delivered to JBI complete and correct copies of its Articles of Incorporation and Bylaws and the articles of incorporation, bylaws and other, similar governing instruments of each of its Subsidiaries, in each case as amended through the date hereof.

5.2         Authority; No Breach By Agreement.

(a)           ABI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein.  The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of ABI, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of ABI Common Stock.  Subject to such requisite stockholder approval and required regulatory consents, this Agreement represents a legal, valid and binding obligation of ABI, enforceable against ABI in accordance with its terms.

(b)           Except as set forth on Schedule 5.2(b), neither the execution and delivery of this Agreement by ABI, nor the consummation by ABI of the transactions provided for herein, nor compliance by ABI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ABI’s Articles of Incorporation or Bylaws or the Articles or Certificates of Incorporation or Bylaws of any ABI Subsidiary, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any ABI Company under, any Contract or Permit of any ABI Company, or (iii) subject to receipt of the requisite Consents and approvals referred to in this Agreement, violate or conflict with any Law or Order applicable to any ABI Company or any of their respective Assets.  For each Contract or Permit for which a Consent is required, Schedule 5.2(b) describes any advance notice to be made and any fee required to be paid in connection with obtaining the Consent.

(c)           Other than (i) in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, (ii) Consents required from Regulatory Authorities, (iii) the approval by the stockholders of ABI of the Merger and the transactions provided for in this Agreement, (iv) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (v) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI, no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by ABI of the Merger and the other transactions provided for in this Agreement.

5.3         Capital Stock.

(a)           The authorized capital stock of ABI consists solely of 2,000,000 shares of ABI Preferred Stock, none of which are outstanding, and 10,000,000 shares of ABI Common Stock, of which 1,247,516 shares are issued and outstanding (none of which is held in the treasury of ABI).  All of the issued and outstanding shares of ABI Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable.  None of the shares of capital stock, options, or other securities of ABI has been issued in violation of the Securities Laws, any state securities laws or any preemptive rights of the current or past stockholders of ABI.

(b)           There are no shares of capital stock or other equity securities of ABI outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of ABI or contracts, commitments, understandings or arrangements by which ABI is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.  ABI has no liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

5.4         ABI Subsidiaries.

(a)           The ABI Subsidiaries include (i) Atlantic BancGroup Statutory Trust I, a Delaware statutory trust, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and (ii) ABI Bank, a Florida, FDIC-insured, non-member banking corporation, duly organized, validly existing and in good standing under the Laws of the State of Florida.  Additionally, ABI Bank has three (3) wholly-owned subsidiaries: S. PT. Properties, Inc., a Florida corporation, Parman Place, Inc., a Florida corporation, and East Arlington, Inc., a Florida corporation.  Each of the ABI Subsidiaries has the corporate power and authority necessary for it to own, lease and operate its Assets and to incur its Liabilities and to carry on its business as now conducted.  Each ABI Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.

(b)           The authorized, issued and outstanding capital stock of each ABI Subsidiary, including without limitation ABI Bank, is set forth on Schedule 5.4(b).  ABI or ABI Bank owns all of the issued and outstanding shares of capital stock of each ABI Subsidiary.  None of the shares of capital stock or other securities of any ABI Subsidiary has been issued in violation of the Securities Laws, any state securities laws or any preemptive rights.  No equity securities of any ABI Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any ABI Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any ABI Company is or may be bound to transfer any shares of the capital stock of any ABI Subsidiary.  There are no Contracts relating to the rights of any ABI Company to vote or to dispose of any shares of the capital stock of any ABI Subsidiary.  All of the shares of capital stock of each ABI Subsidiary held by an ABI Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated and organized and are owned by the ABI Company free and clear of any Lien.  No ABI Subsidiary has any liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.  For purposes of this Section 5.4(b), references to “capital stock” shall be deemed to include membership interests with respect to any ABI Company that is a limited liability company.

(c)           The minute books of ABI, ABI Bank and each ABI Subsidiary contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective stockholders and Boards of Directors (including all committees thereof), since January 1, 2004 (or since such entity’s formation, if later), and have been provided or made available to JBI, provided that specific resolutions and minutes in respect of the proposed affiliation of ABI with JBI or other entities have not been included in such materials provided to JBI.

(d)           None of the ABI Companies has or is currently engaged in any activities that are not permissible under the BHC Act for a bank holding company.

(e)           Except as set forth on Schedule 5.4(e), no ABI Company and no employee or agent thereof is registered or required to be registered as an investment adviser or broker/dealer under the Securities Laws.  All activities with respect to the solicitation, offer, marketing and/or sale of securities under “networking” or similar arrangements: (i) are and have at all times been conducted in accordance with all applicable Laws, including without limitation the Securities Laws, state securities laws, and all state and federal banking laws and regulations, and (ii) satisfy the definition of a “Third Party Brokerage Arrangement” under Section 201 of the Gramm-Leach-Bliley Act and regulations promulgated thereunder.  There has been no misrepresentation or omission of a material fact by any ABI Company and/or their respective agents in connection with the solicitation, marketing or sale of any securities, and each customer has been provided with any and all disclosure materials as required by applicable Law.

5.5         Reports and Financial Statements.  Since its formation, each ABI Company has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file, with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities, and has paid all fees and assessments due and payable in connection therewith.  As of its respective date, except as set forth on Schedule 5.5, each of such reports and documents, including the ABI Financial Statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws, including without limitation the Securities Laws.  As of its respective date, each such report, registration, statement and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  ABI has delivered to JBI all comment letters received by ABI from the staff of the SEC and all responses to such comment letters by or on behalf of ABI. ABI’s principal executive officer and principal financial officer (and ABI’s former principal executive officers and principal financial officers, as applicable) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the rules and regulations of the 1934 Act thereunder with respect to ABI’s 1934 Act Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes–Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither ABI nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. Except for ABI Subsidiaries that are registered as a broker, dealer, or investment advisor, no ABI Subsidiary is required to file any 1934 Act Documents. The ABI Financial Statements included in such reports (as of the dates thereof and for the periods covered thereby) (i) are or if dated after the date of this Agreement, will be, in accordance with the books and records of the ABI Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with applicable legal and accounting principles and reflect only actual transactions and (ii) have been prepared in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal year-end adjustments that are not material) and present, or will present, fairly the consolidated financial position of the ABI Companies as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity, and cash flows of the ABI Companies for the periods indicated.  ABI previously has provided to JBI copies of all ABI Call Reports for periods ended prior to the date hereof, and ABI will deliver to JBI promptly copies of all ABI Call Reports prepared subsequent to the date hereof.  The ABI Call Reports have been prepared in material compliance with (A) the rules and regulations of the respective federal or state banking regulator with which they were filed, and (B) regulatory accounting principles, which principles have been consistently applied during the periods involved, except as otherwise noted therein.  Except for normal examinations conducted by Regulatory Authorities in the regular course of the business of the ABI Companies, to the Knowledge of any ABI Company, no Regulatory Authority has initiated any proceeding or, to the Knowledge of any ABI Company, investigation into the business or operations of any ABI Company.  There is no unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement or lien or any examinations of any ABI Company.  ABI’s independent public accountants, which have expressed their opinion with respect to the ABI Financial Statements of ABI and its Subsidiaries including those included in ABI’s 1934 Act Documents (including the related notes), are and have been throughout the periods covered by such Financial Statements (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (ii) “independent” with respect to ABI within the meaning of Regulation S-X, and (iii) with respect to ABI, in compliance with subsections (g) through (l) of Section 10A of the 1934 Act and related Securities Laws. ABI’s directors and executive officers subject to Section 16 of the 1934 Act have complied, in all material respects, with the reporting requirements of Section 16 of the 1934 Act and the regulations promulgated thereunder.

5.6         Absence of Undisclosed Liabilities.  No ABI Company has any Liabilities that have or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI, except Liabilities accrued or reserved against in the consolidated balance sheets of ABI as of December 31, 2009, included in the ABI Financial Statements or reflected in the notes thereto, except as set forth on Schedule 5.6.  No ABI Company has incurred or paid any Liability since December 31, 2009, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.  Except as disclosed on Schedule 5.6, no ABI Company is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $50,000.  Schedule 5.6 lists, and ABI has delivered to JBI copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K of the 1934 Act) effected by ABI or the ABI Subsidiaries other than letters of credit.

5.7         Absence of Certain Changes or Events.  Except as set forth on Schedule 5.7, since December 31, 2009: (i) there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI or its Subsidiaries, including without limitation any change in the administrative or supervisory standing or rating of ABI or ABI Bank with any Regulatory Authority, (ii) the ABI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of ABI provided in Article 7 of this Agreement, and (iii) to ABI’s Knowledge, no fact or condition exists which ABI believes will cause a Material Adverse Effect on ABI or its Subsidiaries in the future, subject to changes in general economic or industry conditions.

5.8         Tax Matters.

(a)           All Tax returns required to be filed by or on behalf of any of the ABI Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired, and all returns filed are complete and accurate in all material respects.  All Taxes shown as due on filed returns have been paid.  There is no audit examination, deficiency, refund Litigation or matter in controversy pending, or to the Knowledge of ABI or ABI Bank, threatened, with respect to any Taxes that might result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on ABI, except as reserved against in the ABI Financial Statements delivered prior to the date of this Agreement.  All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been fully paid.

(b)           None of the ABI Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

(c)           Adequate provision for any Taxes due or to become due for any of the ABI Companies for the period or periods through and including the date of the respective ABI Financial Statements has been made and is reflected on such ABI Financial Statements.

(d)           Any and all deferred Taxes of the ABI Companies have been provided for in accordance with GAAP.

(e)           None of the ABI Companies is responsible for the Taxes of any other Person other than the ABI Companies under Treasury Regulation 1.1502-6 or any similar provision of federal or state Law.

(f)            Except as set forth on Schedule 5.8(f), none of the ABI Companies has made any payment, is obligated to make any payment or is a party to any Contract that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the IRC.

(g)           There has not been an ownership change, as defined in Section 382(g) of the IRC, that occurred during or after any taxable period in which ABI, ABI Bank or any ABI Subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of ABI immediately preceding the date of this Agreement.

(h)           (i) Proper and accurate amounts have been withheld by the ABI Companies from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local Laws and proper due diligence steps have been taken in connection with back up withholding, (ii) federal, state and local returns have been filed by the ABI Companies for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefore have been included by ABI in the ABI Financial Statements.

(i)            ABI has delivered or made available to JBI correct and complete copies of all Tax returns filed by ABI and each ABI Subsidiary for each fiscal year ended on and after January 1, 2005.

(j)            No claim has ever been made by an authority in a jurisdiction where any ABI Company does not file a Tax return that such ABI Company may be subject to Taxes by that jurisdiction.

(k)           During the five-year period ending on the date hereof, none of the ABI Companies was a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by Section 355 of the IRC.

(l)            ABI has not been a United States real property holding corporation within the meaning of IRC Section 897(c)(1)(A)(ii).

(m)          None of the ABI Companies has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the IRC or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. There is no taxable income of ABI that will be required under applicable tax law to be reported by JBI or any of its Affiliates for a taxable period beginning after the Closing Date which taxable income was realized prior to the Closing Date. The net operating losses of the ABI Companies are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the IRC or any other provisions of the IRC or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.

(n)           None of the ABI Companies are subject to any private letter ruling of the Internal Revenue Service or comparable rulings of any Taxing Authority.

(o)           No property owned by the ABI Companies is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the IRC or (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the IRC, (iv) “limited use property” within the meaning of Rev. Proc. 76-30, (v) subject to Section 168(g)(1)(A) of the IRC or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

(p)           None of the ABI Companies have any “corporate acquisition indebtedness” within the meaning of Section 279 of the IRC.

(q)           ABI has disclosed on its federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the IRC.

(r)            ABI has not participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction.

5.9         Loan Portfolio; Documentation and Reports.

(a)           (i)           Except as disclosed in Schedule 5.9(a)(i), none of the ABI Companies is a creditor as to any written or oral loan agreement, note or borrowing arrangement, including without limitation leases, credit enhancements, commitments and interest-bearing assets (the “Loans”), other than Loans the unpaid principal balance of which does not exceed $25,000 per Loan or $50,000 in the aggregate, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other material provisions.

(ii)           Except as otherwise set forth in Schedule 5.9(a)(ii), none of the ABI Companies is a creditor as to any Loan, including without limitation any loan guaranty, to any director, executive officer or 5% stockholder thereof, or to the Knowledge of ABI or ABI Bank, any Person controlling, controlled by or under common control with any of the foregoing.

(iii)          All of the Loans held by any of the ABI Companies are in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, are not subject to any defenses, setoffs or counterclaims, except as may be provided by bankruptcy, insolvency or similar Laws or by general principles of equity, and were solicited, originated and exist in material compliance with all applicable Laws and ABI loan policies, except for deviations from such policies that (a) have been approved by current management of ABI, in the case of Loans with an outstanding principal balance that exceeds $25,000, or (b) in the judgment of ABI management, will not adversely affect the ultimate collectibility of such Loan.

(iv)          Except as set forth in Schedule 5.9(a)(iv), none of the ABI Companies holds any Loans in the original principal amount in excess of $25,000 per Loan or $50,000 in the aggregate that have been classified by any bank examiner, whether regulatory or internal, or, in the exercise of reasonable diligence by ABI, ABI Bank or any Regulatory Authority, should have been classified, as “other loans Specifically Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Watch List,” “Criticized,” “Credit Risk Assets,” “concerned loans” or words of similar import.

(v)           To the Knowledge of the ABI Companies, the allowance for possible loan or credit losses (the “ABI Allowance”) shown on the consolidated balance sheets of ABI included in the most recent ABI Financial Statements dated prior to the date of this Agreement was, and the ABI Allowance shown on the consolidated balance sheets of ABI included in the ABI Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the ABI Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the ABI Companies as of the dates thereof.  To the Knowledge of the ABI Companies, the reserve for losses with respect to other real estate owned (“OREO Reserve”) shown on the most recent Financial Statements and ABI Call Reports were, and the OREO Reserve to be shown on the Financial Statements and ABI Call Reports as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of ABI and ABI Bank as of the dates thereof.  To the Knowledge of the ABI Companies, the reserve for losses in respect of litigation (“Litigation Reserve”) shown on the most recent Financial Statements and ABI Call Reports and the Litigation Reserve to be shown on the Financial Statements and ABI Call Reports as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to ABI, ABI Bank and the ABI Subsidiaries as of the dates thereof.  Each such reserve described above has been established in accordance with applicable accounting principles and regulatory requirements and guidelines.

(b)         The documentation relating to each Loan made by any ABI Company and to all security interests, mortgages and other liens with respect to all collateral for loans is adequate for the enforcement of the material terms of such Loan, security interest, mortgage or other lien, except for inadequacies in such documentation which will not, individually or in the aggregate, have a Material Adverse Effect on ABI.

5.10       Assets; Insurance.  The ABI Companies have marketable title, free and clear of all Liens, to all of their respective Assets.  One of the ABI Companies has good and marketable fee simple title to the real property described in Schedule 5.10(a) and has an enforceable leasehold interest in the real property described in Schedule 5.10(b), if any, free and clear of all Liens.  All tangible real and personal properties and Assets used in the businesses of the ABI Companies are usable in the ordinary course of business consistent with ABI’s past practices.  All Assets that are material to ABI’s business on a consolidated basis, held under leases or subleases by any of the ABI Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect and there is not under any such Contract any Default or claim of Default by ABI or ABI Bank or, to the Knowledge of ABI or ABI Bank, by any other party to the Contract.  Schedules 5.10(a) and 5.10(b) identify each parcel of real estate or interest therein owned, leased or subleased by any of the ABI Companies or in which any ABI Company has any ownership or leasehold interest.  If applicable, Schedule 5.10(b) also lists or otherwise describes each and every written or oral lease or sublease under which any ABI Company is the lessee of any real property and which relates in any manner to the operation of the businesses of any ABI Company, including the name and other identifying information of each lessee, the terms of lease, the amounts payable by each lessee, and the status of payment under each lease.  None of the ABI Companies has violated, or is currently in violation of, any Law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Schedules 5.10(a) and 5.10(b), including without limitation any Law relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a Material Adverse Effect on ABI.  As to each parcel of real property owned or used by any ABI Company, no ABI Company has received notice of any pending or, to the Knowledge of each of the ABI Companies, threatened condemnation proceedings, litigation proceedings or mechanic’s or materialmen’s liens.  The Assets of the ABI Companies include all assets required to operate the business of the ABI Companies as now conducted.  The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the ABI Companies provide adequate coverage against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the ABI Companies is a named insured are reasonably sufficient.  Schedule 5.10(c) contains a list of all such policies and bonds maintained by any of the ABI Companies, and ABI has provided true and correct copies of each such policy to JBI.  Except as set forth on Schedule 5.10(c), no claims have been made under such policies or bonds since January 1, 2005, and no ABI Company has Knowledge of any fact or condition presently existing that might form the basis of any such claim.

5.11       Environmental Matters.

(a)           Each ABI Company, its Participation Facilities and, to ABI’s Knowledge its Loan Properties, are, and have been, in compliance with all Environmental Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.

(b)           There is no Litigation pending or, to the Knowledge of ABI and ABI Bank, threatened before any court, governmental agency or authority or other forum in which any ABI Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any ABI Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.

(c)           There is no Litigation pending or, to the Knowledge of ABI and ABI Bank, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or ABI with respect to such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.

(d)           To the Knowledge of ABI and ABI Bank, there is no reasonable basis for any Litigation of a type described in subsections 5.11(b) or 5.11(c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.

(e)           During the period of (i) any ABI Company’s ownership or operation of any of its respective current properties, (ii) any ABI Company’s participation in the management of any Participation Facility or (iii) any ABI Company’s holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties as to subparagraphs (e)(i) and (e)(ii) and, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties referenced in subparagraph (e)(iii), except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.  Prior to the period of (i) any ABI Company’s ownership or operation of any of its respective current properties, (ii) any ABI Company’s participation in the management of any Participation Facility, or (iii) any ABI Company’s holding of a security interest in a Loan Property, to the Knowledge of ABI and ABI Bank, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.

5.12       Compliance with Laws.  ABI is duly registered as a bank holding company under the BHC Act.  Each ABI Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI, and there has occurred no Default under any such Permit except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.  Except as set forth on Schedule 5.12, each of the ABI Companies:

(a)           is and has been in compliance with all Laws, Orders and Permits applicable to its business or employees, agents or representatives conducting its business except where such noncompliance is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI; and

(b)           has received no notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any ABI Company is not, or suggesting that any ABI Company may not be, in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, (iii) requiring any ABI Company, or suggesting that any ABI Company may be required, to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner the operations of any ABI Company, including without limitation any restrictions on the payment of dividends, or that in any manner relates to such entity’s capital adequacy, credit or reserve policies or management or business.

Without limiting the foregoing, ABI Bank is and has been in compliance with the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA Patriot Act”), the trade sanctions administered and enforced by the Department of Treasury’s Office of Foreign Assets Controls, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending Laws and other Laws relating to discrimination except where such noncompliance is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.  ABI Bank has systems and procedures in place such that any material violation of any of the foregoing would reasonably be expected to have been detected by ABI Bank.

5.13       Labor Relations; Employees.

(a)           No ABI Company is the subject of any Litigation asserting that it or any other ABI Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other ABI Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any ABI Company, pending or threatened, nor to its Knowledge, is there any activity involving any ABI Company’s employees seeking to certify a collective bargaining unit or engaging in any other organization activity.  Each ABI Company is and has been in compliance with all Employment Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.

(b)           Schedule 5.13(b) contains a true and complete list showing the names and current annual salaries of all current executive officers of each of the ABI Companies and lists for each such person the amounts paid, payable or expected to be paid as salary, bonus payments and other compensation for 2007, 2008, 2009 and 2010.  Schedule 5.13(b) also sets forth the name and offices held by each officer and director of each of the ABI Companies.

(c)           All of the employees of each of the ABI Companies employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

5.14       Employee Benefit Plans.

(a)           Schedule 5.14(a) lists, and ABI has delivered or made available to JBI prior to the execution of this Agreement copies of, all pension, retirement, profit-sharing, salary continuation and split dollar agreements, deferred compensation agreements, change of control agreements, survivor income agreements, director deferred fee agreements, director retirement agreements, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, “employee benefit plans” as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any ABI Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the “ABI Benefit Plans”).  Any of the ABI Benefit Plans which is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, is referred to herein as an “ABI ERISA Plan.”  Each ABI ERISA Plan which is also a “defined benefit plan” (as defined in Section 414(j) of the IRC) is referred to herein as an “ABI Pension Plan.”  No ABI Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

(b)           All ABI Benefit Plans and the administration thereof are in compliance with the applicable terms of ERISA, the IRC and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.  Each ABI ERISA Plan which is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter or opinion letter, as applicable, from the Internal Revenue Service, and ABI is not aware of any circumstances that could result in revocation of any such favorable determination letter/opinion letter.  No ABI Company has engaged in a transaction with respect to any ABI Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any ABI Company to a tax or penalty imposed by either Section 4975 of the IRC or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.  There are no actions, suits, arbitrations or claims, including any investigations or audits by the Internal Revenue Service or any other governmental authority, pending (other than routine claims for benefits) or threatened against, any ABI Benefit Plan or any ABI Company with regard to any ABI Benefit Plan, any trust which is a part of any ABI Benefit Plan, and there are no such actions, suits, arbitrations or claims related to any ABI Benefit Plan threatened or pending against any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any ABI Benefit Plan, and no basis to anticipate any such action, suit, arbitration, claim, investigation or audit exists.

(c)           There is no ABI ERISA Plan which is a defined benefit pension plan subject to Section 412 of the IRC.

(d)           No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any ABI Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate.  No ABI Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle D of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ABI.  No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any ABI Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

(e)           Except for obligations under change in control agreements and salary continuation plans previously disclosed to JBI, no ABI Company has any obligations for retiree health and life benefits under any of the ABI Benefit Plans, and there are no restrictions on the rights of such ABI Company to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on ABI.

(f)            Except as set forth on Schedule 5.14(f), neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer or employee of any ABI Company under any ABI Benefit Plan, employment contract or otherwise, (ii) increase any benefits otherwise payable under any ABI Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

(g)           Schedule 5.14(g) sets forth all of the change of control agreements, salary continuation agreements, director retirement agreements and executive indexed retirement agreements, to which ABI is a party, all of which shall be terminated prior to the Effective Time in accordance with Section 9.2(h). ABI has provided to JBI, concurrently herewith, true and complete copies of the consents to termination from each of the counterparties to such Contracts, each effective at Closing. Such consents have not been withdrawn or amended in any way, and are enforceable by the parties thereto in accordance with their terms. For each such scheduled agreement, Section 9.2(h) identifies the participant(s) and the accrued benefit(s) due to such participant(s) upon effectiveness of such consent, if any (in each case taking into account the terms of the agreement as modified by the terms of the consent and by applicable Law (including FDIC Rule § 359.1)).

(h)           With respect to all ABI Benefit Plans (whether or not subject to ERISA and whether or not qualified under Section 401(a) of the IRC), all contributions due (including any contributions to any trust account or payments due under any insurance policy) previously declared or otherwise required by Law or contract to have been made and any employer contributions (including any contributions to any trust account or payments due under any insurance policy) accrued but unpaid as of the date hereof will be paid by the time required by Law or contract.  All contributions made or required to be made under any ABI Benefit Plan have been made and such contributions meet the requirements for deductibility under the IRC, and all contributions which are required and which have not been made have been properly recorded on the books of ABI.

5.15       Material Contracts.  Except as set forth on Schedule 5.15, none of the ABI Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under any of the following (whether written or oral, express or implied):  (i) any employment, severance, termination, consulting, retirement or similar Contract with any Person; (ii) any Contract relating to the borrowing of money by any ABI Company or the guarantee by any ABI Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made and letters of credit); (iii) any Contract relating to indemnification or defense of any director, officer or employee of any of the ABI Companies or any other Person; (iv) any Contract with any labor union; (v) any Contract relating to the disposition or acquisition of any interest in any business enterprise; (vi) any Contract relating to the extension of credit to, provision of services for, sale, lease or license of Assets to, engagement of services from, or purchase, lease or license of Assets from, any 5% stockholder, director or officer of any of the ABI Companies, any member of the immediate family of the foregoing or, to the Knowledge of ABI, any related interest (as defined in Regulation O promulgated by the FRB) (“Related Interest”) of any of the foregoing; (vii) any Contract (A) which limits the freedom of any of the ABI Companies to compete in any line of business or with any Person or (B) which limits the freedom of any other Person to compete in any line of business with any ABI Company; (viii) any Contract providing a power of attorney or similar authorization given by any of the ABI Companies, except as issued in the ordinary course of business with respect to routine matters; (ix) any Contract that grants another party the exclusive right to provide a service to an ABI Company; (x) any Contract that is not terminable by either party thereto upon less than thirty (30) days’ prior notice; or (xi) any Contract (other than deposit agreements and certificates of deposits issued to customers entered into in the ordinary course of business and letters of credit) that involves the payment by any of the ABI Companies of amounts aggregating $5,000 or more in any twelve-month period (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the “ABI Contracts”).  ABI has delivered or made available to JBI correct and complete copies of all ABI Contracts.  Each of the ABI Contracts is in full force and effect, and none of the ABI Companies is in Default under any ABI Contract.  All of the indebtedness of any ABI Company for money borrowed is prepayable at any time by such ABI Company without penalty or premium, except as set forth in Schedule 5.15.  The ABI Contracts set forth on Schedule 5.15 shall be arranged by reference to the applicable subsection of Section 5.15.

5.16       Legal Proceedings.  Except as set forth on Schedule 5.16, there is no Litigation instituted or pending, or, to the Knowledge of ABI or ABI Bank, threatened (or unasserted but considered probable of assertion) against any ABI Company, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding, pending or, to the Knowledge of ABI or ABI Bank, threatened against any ABI Company.  No ABI Company has any Knowledge of any fact or condition presently existing that might give rise to any Order, litigation, investigation or proceeding which, if determined adversely to any ABI Company, would have a Material Adverse Effect on such ABI Company or would materially restrict the right of any ABI Company to carry on its businesses as presently conducted.

5.17       [Intentionally Omitted]

5.18       Statements True and Correct.  Neither this Agreement nor any statement, certificate, instrument or other writing furnished or to be furnished by any ABI Company or any Affiliate thereof to JBI pursuant to this Agreement, including the Exhibits and Schedules hereto, or any other document, agreement or instrument referred to herein, contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the information supplied or to be supplied by any ABI Company or any Affiliate thereof for inclusion in the documents to be prepared by JBI in connection with the transactions provided for in this Agreement, including without limitation (i) documents to be filed with the SEC, including without limitation the Registration Statement on Form S-4 of JBI registering the shares of JBI Common Stock to be offered to the holders of ABI Common Stock, and all amendments thereto (as amended, the “S-4 Registration Statement”) and the Proxy Statement and Prospectus in the form contained in the S-4 Registration Statement, and all amendments and supplements thereto (as amended and supplemented, the “Proxy Statement/Prospectus”), (ii) filings pursuant to any state securities and blue sky Laws, and (iii) filings made in connection with the obtaining of Consents from Regulatory Authorities, in the case of the S-4 Registration Statement, at the time the S-4 Registration Statement is declared effective pursuant to the 1933 Act, in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the meetings of stockholders to which the Proxy Statement/Prospectus relate, and in the case of any other documents, the time such documents are filed with a Regulatory Authority and/or at the time they are distributed to stockholders of JBI or ABI, contains or will contain any untrue statement of a material fact or fails to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  All documents that any ABI Company is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

5.19       Tax and Regulatory Matters.  No ABI Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions provided for herein, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the IRC, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in subsection 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such subsection 9.1(b).

5.20       Offices.  The headquarters of each ABI Company and each other office, branch or facility maintained and operated by each ABI Company (including without limitation representative and loan production offices and operations centers) and the locations thereof are listed on Schedule 5.20.  None of the ABI Companies maintains any other office or branch or conducts business at any other location, or has applied for or received permission to open any additional office or branch or to operate at any other location, except as set forth on Schedule 5.20.

5.21       Data Processing Systems.  The electronic data processing systems and similar systems utilized in processing the work of each of the ABI Companies, including both hardware and software, (a) are supplied by a third party provider; (b) satisfactorily perform the data processing function for which they are presently being used; and (c) are wholly within the possession and control of one of the ABI Companies or its third party provider such that physical access to all software, documentation, passwords, access codes, backups, disks and other data storage devices and similar items readily can be made accessible to and delivered into the possession of JBI or JBI’s third party provider.

5.22       Intellectual Property.  Each of the ABI Companies owns or possesses valid and binding licenses and other rights to use without additional payment all material patents, copyrights, trade secrets, trade names, service marks, trademarks, computer software and other intellectual property used in its business; and none of the ABI Companies has received any notice of conflict with respect thereto that asserts the rights of others. The ABI Companies have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing.  Schedule 5.22 lists all of the trademarks, trade names, licenses and other intellectual property used to conduct the businesses of the ABI Companies.  Each of the ABI Companies has taken reasonable precautions to safeguard its trade secrets from disclosure to third parties.  No ABI Company is obligated to pay any recurring royalties to any Person with respect to any intellectual property. ABI has no Contracts with its directors, officers, or employees which requires such officer, director or employee to assign any interest in any intellectual property to a ABI Company and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a ABI Company, and no such officer, director or employee is party to any Contract with any Person other than a ABI Company which requires such officer, director or employee to assign any interest in any intellectual property to any Person other than a ABI Company or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a ABI Company.  No officer, director or employee of any ABI Company is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any ABI Company.

5.23       Administration of Trust Accounts.  ABI Bank does not possess and does not exercise trust powers.

5.24       Advisory Fees.  ABI has retained Allen C. Ewing & Co. (the “ABI Financial Advisor”) to serve as its financial advisor and to opine separately as to the fairness from a financial point of view of the total consideration to be received by the ABI stockholders.  Attached as Schedule 5.24 is a true and accurate copy of the engagement letter entered into by and between ABI and the ABI Financial Advisor, which sets forth the fee (the “Advisory Fee”) to be paid to the ABI Financial Advisor in connection with the Merger.  Other than the ABI Financial Advisor and the Advisory Fee, neither ABI nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions provided for in this Agreement. ABI has terminated the engagement letter with Kendrick Pierce & Co., dated July 1, 2009, and neither ABI nor its successors and assigns has any further obligations (contingent or otherwise) to pay any amount to Kendrick Pierce & Co. (and ABI has obtained a written acknowledgement from Kendrick Pierce & Co. to that effect).

5.25       Regulatory Approvals.  ABI knows of no reason why all requisite Consents of any Regulatory Authorities regarding the Merger or the Bank Merger should not or cannot be obtained.

5.26       Repurchase Agreements; Derivatives Contracts.  With respect to all agreements currently outstanding pursuant to which any ABI Company has purchased securities subject to an agreement to resell, such ABI Company has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.  With respect to all agreements currently outstanding pursuant to which any ABI Company has sold securities subject to an agreement to repurchase, no ABI Company has pledged collateral in excess of the amount of the debt secured thereby.  No ABI Company has pledged collateral in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.  No ABI Company is a party to, nor has any ABI Company agreed to enter into any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract or agreement, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).

5.27       Antitakeover Provisions.  Each ABI Company has taken all actions required to exempt such ABI Company, this Agreement and the Merger from any provisions of an antitakeover nature contained in their organizational documents or the provisions of any federal or state “antitakeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations (“Takeover Laws”).

5.28       Transactions with Management.  Except for (a) deposits, all of which are on terms and conditions comparable in all material respects to those made available to other nonaffiliated similarly situated customers of ABI Bank at the time such deposits were entered into, (b) the loans listed on Schedule 5.9(a)(ii), (c) the agreements designated on Schedule 5.15, (d) obligations under employee benefit plans of the ABI Companies set forth in Schedule 5.14(a) and (e) any items described on Schedule 5.29, there are no contracts with or commitments to present stockholders who own more than 5% of the ABI Common Stock, directors, officers or employees (or their Related Interests) of any ABI Company involving the expenditure of more than $1,000 as to any one individual (including any business directly or indirectly controlled by any such person), or more than $5,000 for all such contracts for commitments in the aggregate for all such individuals.  ABI has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of ABI, except as permitted by Section 13(k) of the 1934 Act, as applicable, and as permitted by Federal Reserve Regulation O and that have been made in accordance with the provisions of Regulation O. Schedule 5.9(a)(ii) identifies any loan or extension of credit maintained by ABI to which the second sentence of Section 13(k)(1) of the 1934 Act applies.

5.29       Deposits.  Except as set forth on Schedule 5.29, none of the deposits of ABI Bank are “brokered” deposits or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, limitations applicable to public deposits, escrow limitations and similar actions taken in the ordinary course of business), and no portion of deposits of ABI Bank represents a deposit of any Affiliate of ABI.

5.30       Accounting Controls.  In the reasonable opinion of management of ABI, each of the ABI Companies has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (a) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the applicable ABI Company, (b) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP with respect to the applicable ABI Company or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein, and (c) access to the material properties and assets of each of the ABI Companies is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers.

5.31       Deposit Insurance.  The deposit accounts of ABI Bank are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the “Act”).  ABI Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

5.32       Registration Obligations.  Neither of ABI or ABI Bank is under any obligation, contingent or otherwise, which will survive the Merger to register its securities under the 1933 Act or any state securities laws.

5.33       [Intentionally Omitted].

5.34       Privacy of Customer Information.  ABI Bank is the sole owner of all individually identifiable personal information relating to identifiable or identified natural person (“IIPI”) relating to customers, former customers and prospective customers that will be transferred to JBI and the bank that is the surviving bank pursuant to the Bank Plan of Merger (the “Surviving Bank”).  ABI Bank’s collection and use of such IIPI, the transfer of such IIPI to the Surviving Bank, and the use of such IIPI by the Surviving Bank as contemplated by this Agreement, complies with ABI Bank’s privacy policy, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable privacy Laws, and any Contract or industry standard relating to privacy.

5.35       Charter Provisions.  Each ABI Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws or other governing instruments of any ABI Company or restrict or impair the ability of JBI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any ABI Company that may be directly or indirectly acquired or controlled by them.

5.36       Opinion of Financial Advisor.  ABI has received from the ABI Financial Advisor an opinion that, as of the date hereof, the total consideration to the ABI stockholders is fair to the stockholders of ABI from a financial point of view.

5.37       Board Recommendation.  The Board of Directors of ABI, at a meeting duly called and held, has by unanimous vote of the directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the ABI’s shareholders and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of ABI Common Stock approve this Agreement and to call and hold a special meeting of ABI’s shareholders to consider this Agreement.

5.38       Notice of Deadlines.  Schedule 5.38 lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which ABI or ABI Bank is a party.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF JBI

JBI hereby represents and warrants to ABI as follows:

6.1         Corporate Organization, Standing and Power.  JBI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities.  JBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.  JBI has delivered to ABI complete and correct copies of its Articles of Incorporation and Bylaws and the articles of incorporation, bylaws and other, similar governing instruments of each of its Subsidiaries, in each case as amended through the date hereof.

6.2         Authority; No Breach By Agreement.

(a)           JBI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein.  The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been, or prior to the Effective Time will be, duly and validly authorized by all necessary corporate action on the part of JBI, subject to the approval of the Stock Purchase and the amendment and restatement of the JBI Articles of Incorporation by the JBI stockholders.  Subject to such requisite stockholder approval and required regulatory consents, this Agreement represents a legal, valid and binding obligation of JBI, enforceable against JBI in accordance with its terms.

(b)           Neither the execution and delivery of this Agreement by JBI, nor the consummation by JBI of the transactions provided for herein, nor compliance by JBI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of JBI’s Articles of Incorporation or Bylaws, or the Articles or Certificates of Incorporation or Bylaws of any JBI Subsidiary or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any JBI Company under, any Contract or Permit of any JBI Company, or (iii) subject to receipt of the requisite Consents and approvals referred to in this Agreement, violate or conflict with any Law or Order applicable to any JBI Company or any of their respective Assets.

(c)           Other than (i) in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, (ii) Consents required from Regulatory Authorities, (iii) the approval by the stockholders of JBI of the Stock Purchase and the amendment and restatement of JBI’s Articles of Incorporation, (iv) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (v) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI, no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by JBI of the Merger and the other transactions provided for in this Agreement.

6.3         Capital Stock.

(a)           The authorized capital stock of JBI, as of the date of this Agreement, consists solely of (i) 8,000,000 shares of JBI Common Stock, of which 1,749,526 shares are issued and outstanding (excluding shares of unvested time-based restricted stock and performance-based restricted stock), and (ii) 2,000,000 shares of preferred stock, $.01 par value per share, none of which is issued and outstanding.  As of the date hereof, 69,000 shares of JBI Common Stock are issuable upon the exercise of outstanding options to acquire such shares, there are 91,000 shares of unvested time-based and performance-based restricted JBI Common Stock, approximately 249,503 shares of JBI Common Stock are issuable to ABI’s shareholders pursuant to the terms of this Agreement and 160,000 shares of JBI Common Stock have been reserved for issuance upon exercise of stock options with a weighted-average exercise price of $14.52, which have been granted and remain outstanding as of the date hereof.  All of the issued and outstanding shares of JBI Common Stock are, and all of the shares of JBI Common Stock to be issued in exchange for shares of ABI Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the FBCA.  None of the outstanding shares of JBI Common Stock (or any options or other securities of JBI) has been, and none of the shares of JBI Common Stock to be issued in exchange for shares of ABI Common Stock upon consummation of the Merger will be, issued in violation of the Securities Laws, any state securities laws or any preemptive rights of the current or past stockholders of JBI.

(b)           Other than as set forth in Section 6.3(a) above, there are no shares of capital stock or other equity securities of JBI outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of JBI or contracts, commitments, understandings or arrangements by which JBI is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.  JBI has no liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

6.4         JBI Subsidiaries.  The JBI Subsidiaries include (i) JBI Bank, a Florida, FDIC-insured, non-member banking corporation, duly organized, validly existing and in good standing under the Laws of the State of Florida, (ii) Jacksonville Statutory Trust I, a Delaware statutory trust, (iii) Jacksonville Statutory Trust II, a Delaware statutory trust, and (iv) Jacksonville Bancorp, Inc. Statutory Trust III, a Delaware statutory trust.  Additionally, JBI Bank has two (2) wholly-owned subsidiaries: (i) Fountain Financial, Inc., a Florida corporation and (ii) TJB Properties, LLC, a Florida limited liability company.  Each of the JBI Subsidiaries has the corporate power and authority necessary for it to own, lease and operate its Assets and to incur its Liabilities and to carry on its business as now conducted.  Each JBI Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.

6.5         Reports and Financial Statements.  Since January 1, 2007, or the date of organization or acquisition if later, each JBI Company has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities, and has paid all fees and assessments due and payable in connection therewith.  As of their respective dates, each of such reports and documents, including the JBI Financial Statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws, including without limitation the Securities Laws.  As of its respective date, each such report, registration, statement and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  JBI has delivered to ABI all comment letters received by JBI from the staff of the SEC and all responses to such comment letters by or on behalf of JBI. JBI’s principal executive officer and principal financial officer (and JBI’s former principal executive officers and principal financial officers, as applicable) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the rules and regulations of the 1934 Act thereunder with respect to JBI’s 1934 Act Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes–Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither JBI nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. Except for JBI Subsidiaries that are registered as a broker, dealer, or investment advisor, no JBI Subsidiary is required to file any 1934 Act Documents. The JBI Financial Statements included in such reports (as of the dates thereof and for the periods covered thereby) (i) are or if dated after the date of this Agreement, will be, in accordance with the books and records of the JBI Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with applicable legal and accounting principles and reflect only actual transactions and (ii) have been prepared in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal year-end adjustments that are not material) and present, or will present, fairly the consolidated financial position of the JBI Companies as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity, and cash flows of the JBI Companies for the periods indicated.  JBI’s independent public accountants, which have expressed their opinion with respect to the JBI Financial Statements of JBI and its Subsidiaries including those included in JBI’s 1934 Act Documents (including the related notes), are and have been throughout the periods covered by such Financial Statements (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (ii) “independent” with respect to JBI within the meaning of Regulation S-X, and (iii) with respect to JBI, in compliance with subsections (g) through (l) of Section 10A of the 1934 Act and related Securities Laws. JBI’s directors and executive officers subject to Section 16 of the 1934 Act have complied, in all material respects, with the reporting requirements of Section 16 of the 1934 Act and the regulations promulgated thereunder.

6.6         Absence of Undisclosed Liabilities.  No JBI Company has any Liabilities that have or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI, except Liabilities accrued or reserved against in the consolidated balance sheets of JBI as of December 31, 2009, included in the JBI Financial Statements or reflected in the notes thereto.  No JBI Company has incurred or paid any Liability since December 31, 2009, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.  Except as disclosed on Schedule 6.6, no JBI Company is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $50,000. Schedule 6.6 lists, and JBI has delivered to ABI copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K of the 1934 Act) effected by JBI or the JBI Subsidiaries other than letters of credit.

6.7         Absence of Certain Changes or Events.  Since December 31, 2009:  (i) there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI or its Subsidiaries, including without limitation any change in the administrative or supervisory standing or rating of JBI or JBI Bank with any Regulatory Authority, (ii) the JBI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of JBI provided in Article 7 of this Agreement, and (iii) to JBI’s Knowledge, no fact or condition exists which JBI believes will cause a Material Adverse Effect on JBI or its Subsidiaries in the future, subject to changes in general economic or industry conditions.

6.8         Tax Matters.

(a)           All Tax returns required to be filed by or on behalf of any of the JBI Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired, and all returns filed are complete and accurate in all material respects.  All Taxes shown as due on filed returns have been paid.  There is no audit examination, deficiency, refund Litigation or matter in controversy pending, or to the Knowledge of JBI or JBI Bank, threatened, with respect to any Taxes that might result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on JBI, except as reserved against in the JBI Financial Statements delivered prior to the date of this Agreement.  All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been fully paid.

(b)           None of the JBI Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

(c)           Adequate provision for any Taxes due or to become due for any of the JBI Companies for the period or periods through and including the date of the respective JBI Financial Statements has been made and is reflected on such JBI Financial Statements.

(d)           Any and all deferred Taxes of the JBI Companies have been provided for in accordance with GAAP.

(e)           None of the JBI Companies is responsible for the Taxes of any other Person other than the JBI Companies under Treasury Regulation 1.1502-6 or any similar provision of federal or state Law.

(f)            Except as set forth on Schedule 6.8(f), none of the JBI Companies has made any payment, is obligated to make any payment or is a party to any Contract that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the IRC.

(g)           There has not been an ownership change, as defined in Section 382(g) of the IRC, that occurred during or after any taxable period in which JBI, JBI Bank or any JBI Subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of JBI immediately preceding the date of this Agreement.

(h)           (i) Proper and accurate amounts have been withheld by the JBI Companies from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local Laws and proper due diligence steps have been taken in connection with back up withholding, (ii) federal, state and local returns have been filed by the JBI Companies for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefore have been included by JBI in the JBI Financial Statements.

(i)            JBI has delivered or made available to ABI correct and complete copies of all Tax returns filed by JBI and each JBI Subsidiary for each fiscal year ended on and after January 1, 2005.

(j)            No claim has ever been made by an authority in a jurisdiction where any JBI Company does not file a Tax return that such JBI Company may be subject to Taxes by that jurisdiction.

(k)           During the five-year period ending on the date hereof, none of the JBI Companies was a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by Section 355 of the IRC.

(l)            JBI has not been a United States real property holding corporation within the meaning of IRC Section 897(c)(1)(A)(ii).

(m)          None of the JBI Companies has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the IRC or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. The net operating losses of the JBI Companies are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the IRC or any other provisions of the IRC or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.

(n)           None of the JBI Companies are subject to any private letter ruling of the Internal Revenue Service or comparable rulings of any Taxing Authority.

(o)           No property owned by the JBI Companies is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the IRC or (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the IRC, (iv) “limited use property” within the meaning of Rev. Proc. 76-30, (v) subject to Section 168(g)(1)(A) of the IRC or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

(p)           None of the JBI Companies have any “corporate acquisition indebtedness” within the meaning of Section 279 of the IRC.

(q)           JBI has disclosed on its federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the IRC.

(r)           JBI has not participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction.

6.9         Environmental Matters.

(a)           Each JBI Company, its Participation Facilities and, to JBI’s Knowledge its Loan Properties, are, and have been, in compliance with all Environmental Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.

(b)           There is no Litigation pending or, to the Knowledge of JBI and JBI Bank, threatened before any court, governmental agency or authority or other forum in which any JBI Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any JBI Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.

(c)           There is no Litigation pending or, to the Knowledge of JBI and JBI Bank, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or JBI with respect to such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.

(d)           To the Knowledge of JBI and JBI Bank, there is no reasonable basis for any Litigation of a type described in subsections 6.9(b) or 6.9(c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.

(e)           During the period of (i) any JBI Company’s ownership or operation of any of its respective current properties, (ii) any JBI Company’s participation in the management of any Participation Facility or (iii) any JBI Company’s holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties as to subparagraphs (e)(i) and (e)(ii) and, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties referenced in subparagraph (e)(iii), except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.  Prior to the period of (i) any JBI Company’s ownership or operation of any of its respective current properties, (ii) any JBI Company’s participation in the management of any Participation Facility, or (iii) any JBI Company’s holding of a security interest in a Loan Property, to the Knowledge of JBI and JBI Bank, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.

6.10       Compliance with Laws.  JBI is duly registered as a bank holding company under the BHC Act.  Each JBI Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI, and there has occurred no Default under any such Permit, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.  Each of the JBI Companies:

(a)           is and has been in compliance with all Laws, Orders and Permits applicable to its business or employees, agents or representatives conducting its business, except where such noncompliance is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI; and

(b)           has received no notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof, other than (x) the Memorandum of Understanding among JBI Bank, the FDIC and the Florida Division of Financial Institutions, Office of Financial Regulation or their delegees (the “MOU”), and (y) resolutions adopted by the JBI Board on October 28, 2008 at the request of the Board of Governors of Federal Reserve System or its delegee (the “Resolutions”), (i) asserting that any JBI Company is not, or suggesting that any JBI Company may not be,  in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any JBI Company, or suggesting that any JBI Company may be required,  to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, or (iv) materially directing, restricting or limiting, or purporting to materially direct, restrict or limit in any manner the operations of any JBI Company,  including without limitation any restrictions on the payment of dividends, or that in any manner relates to such entity’s capital adequacy, credit or reserve policies, or management or business.

Without limiting the foregoing, JBI Bank is and has been in compliance with the Bank Secrecy Act, the USA Patriot Act, the trade sanctions administered and enforced by the Department of Treasury’s Office of Foreign Assets Controls, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending Laws and other Laws relating to discrimination except where such noncompliance is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.  JBI Bank has systems and procedures in place such that any material violation of any of the foregoing would reasonably be expected to have been detected by JBI Bank.

6.11       Labor Relations; Employees.  No JBI Company is the subject of any Litigation asserting that it or any other JBI Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other JBI Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any JBI Company, pending or threatened, nor to its Knowledge, is there any activity involving any JBI Company’s employees seeking to certify a collective bargaining unit or engaging in any other organization activity.  Each JBI Company is and has been in compliance with all Employment Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.

6.12       Legal Proceedings.  Except as set forth on Schedule 6.12, there is no Litigation instituted or pending, or, to the Knowledge of JBI or JBI Bank, threatened (or unasserted but considered probable of assertion) against any JBI Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding, pending or, to the Knowledge of JBI or JBI Bank, threatened against any JBI Company, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on JBI.  Other than the MOU and the Resolutions, no JBI Company has any Knowledge of any fact or condition presently existing that might give rise to any Order, litigation, investigation or proceeding which, if determined adversely to any JBI Company, would have a Material Adverse Effect on such JBI Company or would materially restrict the right of any JBI Company to carry on its businesses as presently conducted.

6.13       Statements True and Correct.  Neither this Agreement nor any statement, certificate, instrument or other writing furnished or to be furnished by any JBI Company or any Affiliate thereof to ABI pursuant to this Agreement, including the Exhibits and Schedules hereto, or any other document, agreement or instrument referred to herein, contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the information supplied or to be supplied by any JBI Company or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be mailed to ABI’s stockholders in connection with the ABI Stockholders’ Meeting, and any other documents to be prepared or filed by a JBI Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions provided for herein, including without limitation (i) documents to be filed with the SEC, including without limitation the S-4 Registration Statement and the Proxy Statement/Prospectus; (ii) filings pursuant to any state securities and blue sky Laws, and (iii) filings made in connection with the obtaining of Consents from Regulatory Authorities, in the case of the S-4 Registration Statement, at the time the S-4 Registration Statement is declared effective pursuant to the 1933 Act, in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the meetings of stockholders to which the Proxy Statement/Prospectus relate, and in the case of any other documents, the time such documents are filed with a Regulatory Authority and/or at the time they are distributed to stockholders of JBI or ABI, contains or will contain any untrue statement of a material fact or fails to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  All documents that any JBI Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

6.14       Tax and Regulatory Matters.  No JBI Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the IRC, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in subsection 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such subsection.

6.15       Administration of Trust Accounts.  JBI Bank does not possess and does not exercise trust powers.

6.16       Brokers Fees.  Except as described on Schedule 6.16, neither JBI nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions provided for in this Agreement.

6.17       Regulatory Approvals.  JBI knows of no reason why all requisite Consents of any Regulatory Authorities regarding the Merger or the Bank Merger should not or cannot be obtained.

6.18       Accounting Controls.  In the reasonable opinion of management of JBI, each of the JBI Companies has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (a) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the applicable JBI Company, (b) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP with respect to the applicable JBI Company or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein, and (c) access to the material properties and assets of each of the JBI Companies is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers.

6.19       Charter Provisions.  Each JBI Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws or other governing instruments of any JBI Company or restrict or impair the ability of ABI or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any JBI Company that may be directly or indirectly acquired or controlled by them.

6.20       Board Recommendation.  The Board of Directors of JBI, at a meeting duly called and held, has by majority vote of the directors present determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the JBI’s shareholders.

ARTICLE VII
CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1         Covenants of Both Parties.

(a)           Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly provided for herein, each Party, until the earlier of the Effective Date or the termination of this Agreement, shall and shall cause each of its Subsidiaries to (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles and consistent with all the requirements of Regulatory Authorities, (ii) preserve intact its business organization, goodwill, relationships with depositors, customers and employees, and Assets and maintain its rights and franchises, (iii) take no action, except as required by applicable Law, which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions provided for herein without imposition of a condition or restriction of the type referred to in the last sentences of subsections 9.1(b) or 9.1(c) of this Agreement or (B) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, and (iv) cooperate with JBI and its representatives to facilitate the conversion of systems and internal controls, to train ABI Bank employees in the policies, methods and practices utilized by JBI and JBI Bank, and adopt and implement changes to ABI and ABI Bank’s internal controls, policies and procedures in anticipation of the Effective Time and the Bank Merger and consistent with requirements of Regulatory Authorities.

(b)           During the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, each of JBI and ABI shall cause its Designated Representative (and, if necessary, representatives of any of its Subsidiaries) to confer on a regular and frequent basis with the Designated Representative of the other Party hereto and to report on the general status of its and its Subsidiaries’ ongoing operations.  Each of JBI and ABI shall permit the other Party hereto to make such investigation of its business or properties and its Subsidiaries and of their respective financial and legal conditions as the investigating Party may reasonably request.  Each of JBI and ABI shall promptly notify the other Party hereto concerning (a) any material change in the normal course of its or any of its Subsidiaries’ businesses or in the operation of their respective properties or in their respective conditions; (b) any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any material Litigation involving it or any of its Subsidiaries; and (c) the occurrence or impending occurrence of any event or circumstance that would cause or constitute a breach of any of the representations, warranties or covenants contained herein; and each of JBI and ABI shall, and shall cause each of their respective Subsidiaries to, use its commercially reasonable efforts to prevent or promptly respond to same.

7.2         Covenants of ABI.  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, ABI covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of JBI, which consent shall not be unreasonably withheld, except for in connection with the actions referenced in sub-sections (ii), (iv) or (v), in which case such consent may be withheld for any reason or no reason:

(i)           amend the Articles of Incorporation, Bylaws or other governing instruments of any ABI Company; or

(ii)           incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of ABI Subsidiaries consistent with past practices (which shall include, for ABI Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, advances from the FRB or the Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government or agency securities and issuances of letters of credit), or impose, or suffer the imposition, on any share of stock held by any ABI Company of any Lien or permit any such Lien to exist; or

(iii)          repurchase, redeem or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any ABI Company, or declare or pay any dividend or make any other distribution in respect of ABI’s capital stock; or

(iv)          except for this Agreement, issue, sell, pledge, encumber, enter into any Contract to issue, sell, pledge, or encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of ABI Common Stock or any other capital stock of any ABI Company, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any shares of such stock; or

(v)          adjust, split, combine or reclassify any capital stock of any ABI Company or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of capital stock of any ABI Subsidiary or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

(vi)         acquire any direct or indirect equity interest in any Person, other than in connection with (a) foreclosures in the ordinary course of business and (b) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

(vii)        grant any increase in compensation or benefits to the directors, officers or employees of any ABI Company, except in accordance with past practices; pay any bonus except as set forth on Schedule 5.14(a) or in accordance with past practices and pursuant to the provisions of an applicable program or plan adopted by the ABI Board prior to the date of this Agreement; or except as provided in this Agreement, enter into or amend any severance or change in control agreements with directors, officers or employees of any ABI Company; or

(viii)       enter into or amend any employment Contract between any ABI Company and any Person (unless such amendment is required by Law) that the ABI Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

(ix)          adopt any new employee benefit plan of any ABI Company or make any material change in or to any existing employee benefit plans of any ABI Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

(x)           make any material change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

(xi)          (a) commence any Litigation other than in accordance with past practice, (b) settle any Litigation involving any Liability of any ABI Company for material money damages or restrictions upon the operations of any ABI Company, or (c) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

(xii)         enter into any material transaction or course of conduct not in the ordinary course of business, or not consistent with safe and sound banking practices, or not consistent with applicable Laws; or

(xiii)        fail to file timely any report required to be filed by it with any Regulatory Authority, including the SEC; or

(xiv)        make any Loan or advance to any 5% stockholder, director or officer of ABI or any of the ABI Subsidiaries, or any member of the immediate family of the foregoing, or any Related Interest (to the Knowledge of ABI or any of its Subsidiaries) of any of the foregoing, except for advances under unfunded loan commitments in existence on the date of this Agreement and specifically described on Schedule 7.2(xiv) or renewals of any Loan or advance outstanding as of the date of this Agreement on terms and conditions substantially similar to the original Loan or advance; or

(xv)         cancel without payment in full, or modify in any material respect any Contract relating to, any loan or other obligation receivable from any 5% stockholder, director or officer of any ABI Company or any member of the immediate family of the foregoing, or any Related Interest (to the Knowledge of ABI or any of its Subsidiaries) of any of the foregoing; or

(xvi)        enter into any Contract for services or otherwise with any of the 5% stockholders, directors, officers or employees of any ABI Company or any member of the immediate family of the foregoing, or any Related Interest (Known to ABI or any of its Subsidiaries) of any of the foregoing; or

(xvii)       modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business and for fair consideration and except as expressly provided in this Agreement; or

(xviii)      file any application to relocate or terminate the operations of any banking office; or

(xix)         except in accordance with applicable Law, change its or any of its Subsidiaries’ lending, investment, liability management and other material banking policies in any material respect; or

(xx)          intentionally take any action that would reasonably be expected to jeopardize or delay the receipt of any of the regulatory approvals required in order to consummate the transactions provided for in this Agreement; or

(xxi)         take any action that would cause the transactions provided for in this Agreement to be subject to requirements imposed by any Takeover Law, and ABI shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions provided for in this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect; or

(xxii)        make or renew any Loan to any Person (including, in the case of an individual, his or her immediate family) who or that (directly or indirectly as though a Related Interest or otherwise) owes, or would as a result of such Loan or renewal owe, any ABI Company more than an aggregate of $3,000,000 of secured indebtedness or more than $300,000 of unsecured indebtedness; or

(xxiii)      increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with ABI and ABI Bank’s past policies; or

(xxiv)      purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than five years (except for municipal bonds of any maturity after consultation by a Designated Representative of ABI with a Designated Representative of JBI), or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation; or

(xxv)       except for residential real property owned by and reflected on the books of ABI or ABI Bank as of the date hereof, the sale of which will not result in a material loss, sell, transfer, convey or otherwise dispose of any real property (including “other real estate owned”) or interests therein having a book value in excess of or in exchange for consideration in excess of $50,000; or

(xxvi)      make or commit to make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $100,000.

7.3         Covenants of JBI.  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, JBI covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of ABI, which consent shall not be unreasonably withheld:

(i)       adjust, split, combine or reclassify any capital stock of any JBI Company or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of capital stock of any JBI Subsidiary or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

(ii)      acquire any direct or indirect equity interest in any Person, other than in connection with (a) foreclosures in the ordinary course of business and (b) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

(iii)     make any material change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

(iv)     intentionally take any action that would reasonably be expected to jeopardize or delay the receipt of any of the regulatory approvals required in order to consummate the transactions provided for in this Agreement; or

(v)      take any action that would cause the transactions provided for in this Agreement to be subject to requirements imposed by any Takeover Law, and JBI shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions provided for in this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect; or

(vi)           fail to file timely any report required to be filed by it with Regulatory Authorities, including the SEC; or

(vii)          take any action that would cause the JBI Common Stock to cease to be traded on the NASDAQ or another national securities exchange; provided, however, that any action or transaction in which the JBI Common Stock is converted into cash or another marketable security that is traded on a national securities exchange shall not be deemed a violation of this Section 7.3(vii).

7.4         Adverse Changes in Condition.  Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries that (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its commercially reasonable efforts to prevent or promptly to remedy the same.

7.5         Reports.  Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time, and each Party shall deliver to the other Party copies of all such reports filed by such Party or its Subsidiaries promptly after the same are filed. If financial statements are contained in any such reports filed under the 1934 Act or with any other Regulatory Authority, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed under the 1934 Act or with any other Regulatory Authority will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports.

7.6         Acquisition Proposals.

(a)           ABI shall not, nor shall it permit any of its Subsidiaries to, nor shall it or its Subsidiaries authorize or permit any of their respective officers, directors, employees, representatives or agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal which constitutes, any Acquisition Proposal, (ii) enter into any letter of intent or agreement related to any Acquisition Proposal other than a confidentiality agreement (each, an “Acquisition Agreement”) or (iii) participate in any discussions or negotiations regarding, furnish information, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal; provided, however, that if, at any time prior to the ABI Stockholders’ Meeting, and without any breach of the terms of this Section 7.6(a), ABI receives an Acquisition Proposal from any Person that in the good faith judgment of the ABI Board is, or is reasonably likely to lead to the delivery of, a Superior Proposal, ABI may (x) furnish information (including non-public information) with respect to ABI to any such Person pursuant to a confidentiality agreement containing confidentiality provisions no more favorable to such Person than those in the confidentiality agreement between JBI and ABI, dated September 10, 2009 (the “Confidentiality Agreement”), provided that, contemporaneously with furnishing any such nonpublic information, ABI furnishes such nonpublic information to JBI (to the extent such nonpublic information has not been previously furnished by ABI to JBI), and (y) participate in negotiations with such Person regarding such Acquisition Proposal, if, in each case, the ABI Board determines in good faith, after consultation with counsel, that failure to do so would likely result in a violation of its fiduciary duties under applicable Law.

(b)           Except as set forth in Section 10.1(l), neither the ABI Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to JBI, the approval or recommendation by the ABI Board or such committee of the Merger or this Agreement; (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) authorize or permit ABI or any of its Subsidiaries to enter into any Acquisition Agreement.

(c)           ABI agrees that it and its Subsidiaries shall, and ABI shall direct its and its Subsidiaries’ respective officers, directors, employees, representatives and agents to, immediately cease and cause to be terminated any activities, discussions or negotiations with any Persons with respect to any Acquisition Proposal.  ABI agrees that it will notify JBI promptly (but no later than 24 hours after) if, to ABI’s Knowledge, any Acquisition Proposal is received by, any information is requested from, or any discussions or negotiations relating to an Acquisition Proposal are sought to be initiated or continued with, ABI, its Subsidiaries, or their officers, directors, employees, representatives or agents.  The notice shall indicate the name of the Person making such Acquisition Proposal or taking such action and the material terms and conditions of any proposals or offers, and thereafter ABI shall keep JBI informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.  ABI also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

7.7         NASDAQ Qualification.  JBI shall, prior to the Effective Time, take commercially reasonable steps to ensure that all JBI Common Stock to be issued in the Merger is approved for listing on the Nasdaq Global Market.

ARTICLE VIII
ADDITIONAL AGREEMENTS

8.1         Regulatory Matters.

(a)           JBI shall promptly prepare and file (but in any event prior to the 60th day following the date of this Agreement) the S-4 Registration Statement with the SEC after the date hereof.  JBI shall use its commercially reasonable efforts to have the S-4 Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing.  Once the S-4 Registration Statement has been declared effective by the SEC, (i) ABI shall mail the Proxy Statement/Prospectus to its stockholders simultaneously with delivery of notice of the meeting of stockholders called to approve the Merger, and (ii) JBI shall mail a Proxy Statment to its stockholders simultaneously with delivery of notice of the meeting of stockholders called to approve the Stock Purchase and the amendment and restatement of JBI’s Articles of Incorporation.  JBI shall also use its commercially reasonable efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transaction provided for in this Agreement, and ABI shall furnish all information concerning ABI and the holders of ABI Common Stock as may be reasonably requested in connection with any such action.  If at any time prior to the Effective Time of the Merger ABI becomes aware of an event that should be set forth in an amendment of, or a supplement to, the Proxy Statement/Prospectus, ABI shall promptly inform JBI of the event and ABI shall cooperate and assist JBI in preparing such amendment or supplement and mailing the same to the stockholders of ABI.

(b)           The Parties shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file (but in any event prior to the 60th day following the date of this Agreement) all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all Consents of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions provided for in this Agreement.  JBI and ABI shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to JBI or ABI, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Authority in connection with the transactions provided for in this Agreement.  In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable.  The Parties hereto agree that they will consult with each other with respect to the obtaining of all Permits and Consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions provided for in this Agreement, and each Party will keep the other apprised of the status of matters relating to completion of the transactions provided for in this Agreement.

(c)           JBI and ABI shall, upon request, furnish each other all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters that may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of JBI, ABI or any of their Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions provided for in this Agreement and also will provide to the other all applications filed with each of the Regulatory Authorities, as well as correspondence to and from the Regulatory Authorities relating to such applications.

(d)           JBI will indemnify and hold harmless ABI and its officers, directors and employees from and against any and all actions, causes of actions, losses, damages, expenses or Liabilities to which any such entity, or any director, officer, employee or controlling person thereof, may become subject under applicable Laws (including the 1933 Act and the 1934 Act) and rules and regulations thereunder and will reimburse ABI, and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Proxy Statement/Prospectus or any application, notice, petition, or filing with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statement therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by any JBI Company.

(e)           ABI will indemnify and hold harmless JBI and its officers, directors and employees from and against any and all actions, causes of actions, losses, damages, expenses or Liabilities to which any such entity, or any director, officer, employee or controlling person thereof, may become subject under applicable Laws (including the 1933 Act and the 1934 Act) and rules and regulations thereunder and will reimburse JBI, and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Proxy Statement/Prospectus or any application, notice, petition, or filing with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statement therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by any ABI Company.

8.2         Access to Information.

(a)           From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice and subject to applicable Laws relating to the exchange of information, JBI and ABI shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other access to all its properties, books, contracts, commitments and records and, during such period, each of JBI and ABI shall, and shall cause each of their respective Subsidiaries to, make available to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Securities Laws or federal or state banking Laws (other than reports or documents which such Party is not permitted to disclose under applicable Law, in which case such Party shall notify the other Party of the nondisclosure and the nature of such information) and (ii) other information concerning its business, properties and personnel as the other party may reasonably request.

(b)           All information furnished by either Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) or its representatives pursuant hereto shall be treated as the sole property of the Disclosing Party and, if the Merger shall not occur, the Receiving Party and its representatives shall return to the Disclosing Party all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information.  The Receiving Party shall, and shall use its commercially reasonable efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose.  The obligation to keep such information confidential shall continue after the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in the Receiving Party’s possession prior to the disclosure thereof by the Disclosing Party; (y) was then generally known to the public; or (z) was disclosed to the Receiving Party by a third party not bound by an obligation of confidentiality, or (ii) disclosures made as required by Law.

(c)           No investigation by either of the Parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

8.3         Efforts to Consummate.  Subject to the terms and conditions of this Agreement, each of ABI and JBI shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions provided for in this Agreement, including without limitation obtaining of all of the Consents and satisfying the conditions contained in Article 9 hereof.

8.4         Stockholders’ Meetings.

8.4.1      ABI Stockholders’ Meeting.  ABI shall call a meeting of its stockholders (the “ABI Stockholders’ Meeting”) to be held as soon as reasonably practicable after the date the S-4 Registration Statement is declared effective by the SEC for the purpose of voting upon this Agreement and such other related matters as it deems appropriate.  ABI shall use commercially reasonable efforts to hold the ABI Stockholders’ Meeting on the same day as the JBI Stockholders’ Meeting (as defined below).  In connection with the ABI Stockholders’ Meeting, (a) ABI shall prepare a notice of meeting; (b) JBI shall furnish all information concerning it that ABI may reasonably request in connection with conducting the ABI Stockholders’ Meeting; (c) JBI shall prepare and furnish to ABI, for printing, copying and for distribution to ABI’s stockholders at ABI’s expense, the form of the Proxy Statement/Prospectus; (d) ABI shall furnish all information concerning it that JBI may reasonably request in connection with preparing the Proxy Statement/Prospectus; (e) subject to Section 10.1(l) of this Agreement, the ABI Board shall recommend to its stockholders the approval of this Agreement; and (f) ABI shall use its best efforts to obtain its stockholders’ approval.  The Parties will consult with one another on the form and content of the Proxy Statement/Prospectus (including the presentation of draft copies of such proxy materials to the other) prior to filing with the SEC and delivery to ABI’s stockholders.  ABI will use its commercially reasonable efforts to deliver notice of the Stockholders’ Meeting and the Proxy Statement/Prospectus as soon as practicable after the S-4 Registration Statement has been declared effective by the SEC.

8.4.2      JBI Stockholders’ Meeting.  JBI shall call a meeting of its stockholders (the “JBI Stockholders’ Meeting”) to be held as soon as reasonably practicable after the date the S-4 Registration Statement is declared effective by the SEC for the purpose of voting upon the Stock Purchase, the amendment and restatement of its Articles of Incorporation and such other related matters as it deems appropriate.  JBI shall use commercially reasonable efforts to hold the JBI Stockholders’ Meeting on the same day as the ABI Stockholders’ Meeting.  In connection with the JBI Stockholders’ Meeting, (a) JBI shall prepare a notice of meeting; (b) ABI shall furnish all information concerning it that JBI may reasonably request in connection with conducting the JBI Stockholders’ Meeting; (c) JBI shall prepare at JBI’s expense, the form of the Proxy Statement; (d) JBI shall recommend to its stockholders the approval of the Stock Purchase and the amendment and restatement of its Articles of Incorporation; and (e) JBI shall use its best efforts to obtain its stockholders’ approval.  The Parties will consult with one another on the form and content of the Proxy Statement (including the presentation of draft copies of such proxy materials to the other) prior to filing with the SEC and delivery to JBI’s stockholders.  JBI will use its commercially reasonable efforts to deliver notice of the Stockholders’ Meeting and the Proxy Statement as soon as practicable after the S-4 Registration Statement has been declared effective by the SEC.

8.5         Certificate of Objections.  As soon as practicable (but in no event more than three (3) business days) after the ABI Stockholders’ Meeting, ABI shall deliver to JBI a certificate of the Secretary of ABI containing the names of the stockholders of ABI that both (a) gave written notice prior to the taking of the vote on this Agreement at the ABI Stockholders’ Meeting that they dissent from the Merger, and (b) voted against approval of this Agreement or abstained from voting with respect to the approval of this Agreement (“Certificate of Objections”).  The Certificate of Objections shall include the number of shares of ABI Common Stock held by each such stockholder and the mailing address of each such stockholder.

8.6         Publicity.  Neither JBI nor ABI shall, or shall permit any of their respective Subsidiaries or affiliates to issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public disclosure concerning, the transactions provided for in this Agreement without the consent of the other Party, which consent will not be unreasonably withheld; provided, however, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which it deems necessary or advisable, with the advice of counsel, in order to satisfy such Party’s disclosure obligations imposed by Law or the rules of NASDAQ.

8.7         Expenses.  All costs and expenses incurred in connection with the transactions provided for in this Agreement, including without limitation, registration fees, printing fees, mailing fees, attorneys’ fees, accountants’ fees, other professional fees and costs related to expenses of officers and directors of ABI and the ABI Companies, shall be paid by the party incurring such costs and expenses.  Each Party hereby agrees to and shall indemnify the other Party against any liability arising from any advisory fee or payment incurred by such Party.  Nothing contained herein shall limit either Party’s rights to recover any damages arising out of a Party’s willful breach of any provision of this Agreement.

8.8         Failure to Close.

(a)           JBI expressly agrees to consummate the transactions provided for herein upon the completion of all conditions to Closing and shall not take any action reasonably calculated to prevent the Closing and shall not unreasonably delay any action reasonably required to be taken by it to facilitate the Closing.

(b)           Subject to its rights and obligations upon receipt of an Acquisition Proposal as provided in, and subject to the conditions of, Section 7.6 hereof, ABI expressly agrees to consummate the transactions provided for herein upon the completion of all conditions to Closing and shall not take any action reasonably calculated to prevent the Closing and shall not unreasonably delay any action reasonably required to be taken by it to facilitate the Closing.

8.9         Fairness Opinion.  ABI may elect to have the final fairness opinion updated immediately prior to the Effective Time in order to account for any Material Adverse Effect that may have occurred with regard to JBI. Prior to the Closing, ABI shall provide a true and complete copy of any fairness opinion rendered by the ABI Financial Advisor to ABI or the ABI Board.

8.10       Tax Treatment.  Each of the Parties undertakes and agrees to use its commercially reasonable efforts to cause the Merger, and to take no action which would cause the Merger not to qualify as a “reorganization” within the meaning of Section 368(a) of the IRC for federal income tax purposes.

8.11       Agreement of Affiliates.  ABI has caused each Person who (i) is an “affiliate” (for purposes of Rule 144 promulgated under the Securities Act) of ABI as of the date of this Agreement, and (ii) will become an “affiliate” (for purposes of Rule 144) of JBI as of the Effective time, to deliver to JBI as of the date of this Agreement a written agreement substantially in the form of Exhibit B providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of JBI Common Stock to be received by such Person upon consummation of the Merger, except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder (and JBI shall be entitled to place restrictive legends upon certificates for shares of JBI Common Stock issued to such Person pursuant to this Agreement to enforce the provisions of this Section 8.11).  JBI shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of JBI Common Stock by such affiliates.

8.12       Environmental Audit; Title Policy; Survey.

(a)           At the election of JBI, JBI may, at its expense, procure, with respect to each parcel of real property that any of the ABI Companies owns, leases, subleases or is obligated to purchase, within thirty (30) days of the date hereof, whatever environmental audits JBI may deem necessary or appropriate, which audits shall be conducted by a firm reasonably acceptable to ABI.

(b)           At the election of JBI, JBI may, at its expense, with respect to each parcel of real property that ABI or ABI Bank owns, leases, subleases or is obligated to purchase, procure, within thirty (30) days of the date hereof, a commitment to issue title insurance in such amounts and by such insurance company reasonably acceptable to JBI, which commitment shall be free of all material Liens and exceptions to JBI’s reasonable satisfaction.

(c)           At the election of JBI, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to subsection (b) above, JBI may, at its expense, procure, within thirty (30) days of the date hereof, a survey of such real property, which survey shall be reasonably acceptable to JBI and shall be prepared by a licensed surveyor reasonably acceptable to JBI and ABI, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof. Such surveys shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time. In addition, ABI shall deliver to JBI a complete legal description for each parcel of real estate or interest owned, leased or subleased by any ABI Company or in which any ABI Company has any ownership or leasehold interest.

8.13       Compliance Matters.  Prior to the Effective Time, each Party shall take, or cause to be taken, all commercially reasonable steps requested by the other Party to cure any deficiencies in regulatory compliance by such Party; provided, however, that neither Party shall be responsible for discovering such defects, shall not have any obligation to disclose the existence of such defects to the other Party, and shall not have any liability resulting from such deficiencies or attempts to cure them.

8.14       Subsequent Filings.  Until the Effective Time, ABI shall timely file with the SEC each form, report and document required to be filed by ABI under the 1934 Act and will promptly deliver to JBI copies of each such form, report and document. As of their respective dates, none of such forms, reports and documents shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of ABI included in such forms, reports and documents shall be prepared in accordance with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly, in all material respects, the consolidated financial position of ABI and its Subsidiaries as of their respective dates, and the consolidated income, shareholders’ equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments).

8.15       Fixed Asset Inventory.  At JBI’s request, at least thirty (30) days prior to the Effective Time, ABI shall take, or shall cause to be taken, an inventory of all fixed assets of the ABI Companies to verify the presence of all items listed on their respective depreciation schedules, and ABI shall allow JBI’s representatives, at the election of JBI, to participate in or be present for such inventory and shall deliver to JBI copies of all records and reports produced in connection with such inventory.

8.16       Director’s and Officer’s Indemnification.

(a)           After the Effective Time and for a period concurrent with the applicable statute of limitations, JBI shall indemnify each director and executive officer of ABI (an “Indemnified Party”) against all liabilities arising out of actions or omissions occurring upon or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the maximum extent permitted under the FBCA.

(b)           Any Indemnified Party wishing to claim indemnification under Section 8.16(a) above, upon learning of any such liability or litigation, shall promptly notify JBI thereof.  In the event of any claim or litigation that may give rise to indemnity obligations on the part of JBI (whether arising before or after the Effective Time), (i) JBI shall have the right to assume the defense thereof, and JBI shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if JBI elects not to assume such defense, or if counsel for the Indemnified Party advises in good faith that there are substantive issues that raise conflicts of interest between JBI and the Indemnified Party under the rules of professional ethics, the Indemnified Party may retain counsel satisfactory to him or her, and JBI shall pay all reasonable fees and expenses of such counsel for the Indemnified Party; provided, that JBI shall be obligated to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction; (ii) all Indemnified Parties will cooperate in the defense of any such litigation; and (iii) JBI shall not be liable for any settlement effected without its prior written consent; and provided further, that JBI shall not have any obligation hereunder to the extent such arrangements are prohibited by applicable Law.

(c)           JBI shall cause the persons serving as officers or directors of ABI or any ABI Subsidiary to be covered for a period from the Effective Time until four years thereafter by a directors’ and officers’ liability insurance policy with respect to acts or omissions occurring prior to the Effective Time with limits comparable to those contained in the policy now maintained by ABI and ABI Bank.  It shall be the responsibility of ABI and ABI Bank to maintain such coverage until the Effective Time.  JBI shall continue to provide indemnification, supported by a policy of directors’ and officers’ liability insurance, to such persons who continue after the Effective Time as officers and directors of ABI Bank to the same extent JBI provides such indemnification to the directors and officers of the JBI Companies.

If JBI or any of its successors or assigns (i) shall consolidate with or merge into any corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of JBI shall assume the obligations set forth in this Section 8.16.

8.17       Employee Matters.

(a)           From and after the Effective Time, JBI shall provide the employees of the ABI Companies as of the Effective Time (the “Covered Employees”) with employee benefits and compensation plans, programs and arrangements that are substantially equivalent to those provided to similarly situated employees of the JBI Companies.

(b)           From and after the Effective Time, JBI shall (i) provide all Covered Employees service credit for purposes of eligibility, participation, vesting and levels of benefits (excluding benefit accruals under any defined benefit pension plan), under any employee benefit or compensation plan, program or arrangement adopted, maintained or contributed to by any of the JBI Companies in which Covered Employees are eligible to participate, for all periods of employment with any ABI Companies prior to the Effective Time, (ii) use its best efforts to cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any welfare benefit plans of any of the JBI Companies to be waived with respect to the Covered Employees and their eligible dependents, to the extent waived under the corresponding plan in which the applicable Covered Employee participated immediately prior to the Effective Time and, with respect to life insurance coverage, up to the Covered Employee’s current level of insurability, and (iii) give the Covered Employees and their eligible dependents credit for the plan year in which the Effective Time (or commencement of participation in a plan of any of the JBI Companies) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or the date of commencement of participation in a plan of any of the JBI Companies).

(c)           From and after the Effective Time, JBI shall honor all accrued and vested benefit obligations to and contractual rights of current and former employees of any ABI Companies under the ABI benefit plans.

8.18       Via Mare Sale.  If before the Effective Time, ABI sells the promissory note and related mortgage encumbering the Via Mare property for cash, on an “as-is, where-is” basis, without recourse and with no indemnity or other continuing obligation for ABI or its Affiliates (the “Via Mare Sale”), then at the Effective Time, each holder of ABI Common Stock immediately prior to the Effective Time shall be entitled to receive in cash its pro rata share of the net proceeds from the Via Mare Sale, based upon the total number of outstanding shares of ABI Common Stock immediately prior to the Effective Time.

ARTICLE IX
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1         Conditions to Obligations of Each Party.  The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.4 of this Agreement:

(a)           Stockholder Approval.  The stockholders of ABI shall have approved this Agreement by the requisite vote, and the consummation of the transactions provided for herein, as and to the extent required by Law and by the provisions of any governing instruments.  The stockholders of JBI shall have approved the Stock Purchase and the amendment and restatement of JBI’s Articles of Incorporation by the requisite vote.  JBI and ABI shall have furnished to each other certified copies of resolutions duly adopted by their stockholders evidencing the same.

(b)           Regulatory Approvals.  All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger and the Bank Merger shall have been obtained or made and shall be in full force and effect and all notice and waiting periods required by Law to have passed after receipt of such Consents shall have expired.  No Consent obtained from any Regulatory Authority that is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner (including without limitation requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions provided for in this Agreement as to render inadvisable the consummation of the Merger.

(c)           Consents and Approvals.  Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.  No Consent so obtained which is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

(d)           Legal Proceedings.  No court or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or makes illegal consummation of the transactions provided for in this Agreement.  No action or proceeding shall have been instituted by any Person, and the Parties shall not have Knowledge of any threatened action or proceeding by any Person, which seeks to restrain the consummation of the transactions provided for in this Agreement which, in the opinion of the JBI Board or the ABI Board, renders it impossible or inadvisable to consummate the transactions provided for in this Agreement.

(e)           Tax Opinion.  ABI and JBI shall have received a written opinion from McGuireWoods LLP in form reasonably satisfactory to them (the “Tax Opinion”), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the IRC, (ii) the exchange in the Merger of ABI Common Stock for JBI Common Stock will not give rise to gain or loss to the stockholders of ABI with respect to such exchange (except to the extent of any cash received), and (iii) neither ABI nor JBI will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the IRC).  In rendering such Tax Opinion, McGuireWoods LLP shall be entitled to rely upon representations of officers of ABI and JBI reasonably satisfactory in form and substance to such counsel.

(f)            S-4 Registration Statement Effective.  The S-4 Registration Statement shall have been declared effective under the 1933 Act by the SEC and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by the SEC.  JBI shall have received all state securities Laws, or “blue sky” permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the JBI Common Stock pursuant to the terms of this Agreement.

(g)           Stock Purchase Agreement.  The conditions set forth in Article IV of the Stock Purchase Agreement (other than Section 4.06 thereof) shall have been satisfied and the Purchase Price (as defined in the Stock Purchase Agreement) for the shares of JBI Common Stock to be issued thereunder shall be not less than $10.00 per share, except as a result of adjustments pursuant to Section 3.2 hereof and/or Section 1.04 of the Stock Purchase Agreement.  If, prior to Closing, JBI proposes to amend the Stock Purchase Agreement to accept a purchase price of less than $10.00 per share, except as a result of adjustments pursuant to Section 3.2 hereof and/or Section 1.04 of the Stock Purchase Agreement, JBI shall so notify ABI in writing setting forth such proposed change to such Purchase Price.  ABI shall then have three (3) Business Days following the day it receives such notice to reject the proposed change.  If ABI rejects the proposed change in writing delivered to JBI within such three (3) Business Days, then this Agreement may be terminated under Section 10.1(h) hereof without liability to any Person hereunder or under the Stock Purchase Agreement.  If ABI does not give timely notice of rejection, then the $10.00 purchase price contained in the first sentence of this subsection shall be amended to the purchase price proposed by JBI in its written notice to ABI.  Thereafter, JBI shall give notice as provided herein to ABI of any further proposed reductions (except as a result of adjustments pursuant to Section 3.2 hereof and/or Section 1.04 of the Stock Purchase Agreement), if any, in the purchase price under the Stock Purchase Agreement and ABI shall have the right to reject any such further reductions in accordance with the procedures provided herein.

(h)           Funds Availability.   CapGen shall have sent a notice to its investors to call the funds required to close the Investment contemplated in the Stock Purchase Agreement and shall have notified JBI and ABI that it has received all funds necessary to complete the Investment contemplated in the Stock Purchase Agreement.   The other Investors shall have also notified JBI and ABI that they have received all funds necessary to complete the Stock Purchase.

9.2         Conditions to Obligations of JBI.  The obligations of JBI to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by JBI pursuant to subsection 11.4(a) of this Agreement:

(a)           Representations and Warranties.  The representations and warranties of ABI set forth or referred to in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except as expressly contemplated by this Agreement.

(b)           Performance of Obligations.  Each and all of the agreements, obligations  and covenants of ABI to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)           Certificates.  ABI shall have delivered to JBI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chairman and its chief executive officer, to the effect that the conditions to JBI’s obligations set forth in subsections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the ABI Board and the ABI stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein, all in such reasonable detail as JBI and its counsel shall request.

(d)           Net Worth and Capital Requirements.  Immediately prior to the Effective Time, ABI and its Subsidiaries shall have a minimum consolidated net worth of at least $7 million, excluding the value of any write-downs that are agreed upon by the Parties in writing prior to the Merger.  For purposes of this Section 9.2(d), “net worth” shall be determined without regard to (i) any unrealized gains or losses of securities classified as “Available for Sale,” and (ii) any payments to be made to executives as provided in Section 9.2(h).

(e)           Audits.  JBI shall have received the audited financial statements of ABI on a consolidated basis as of and for the year ended December 31, 2009 containing an unqualified opinion thereon from Mauldin & Jenkins Certified Public Accountants, LLC, independent certified public accountants.

(f)            Claims Letters.  JBI shall have received, from each Person that has delivered an Affiliate Agreement pursuant to Section 8.11, an executed Claims Letter in substantially the form of Exhibit D.

(g)           Matters Relating to 280G Taxes.  JBI shall be satisfied in its reasonable discretion, either through mutually agreeable pre-Closing amendments or otherwise, that ABI shall have taken any and all reasonably necessary steps such that the Merger will not trigger any “excess parachute payment” (as defined in Section 280G of the IRC) under any change in control agreements, salary continuation agreements, ABI Benefit Plans, or similar arrangements between an ABI Company and any officers, directors, or employees thereof.

(h)           Matters Relating to Compensation Matters.  There shall be in existence no change in control agreements, salary continuation agreements, director retirement agreements, executive indexed retirement agreements or similar compensation or severance agreements between any ABI Company and any individual.  All such agreements and any similar benefit accrual plans or savings incentive plans (including ABI’s SIMPLE Plan), shall have been terminated within thirty (30) days prior to Closing, with the executives who are parties to the Change in Control Agreements listed on Schedule 9.2(h) having entered into one-year employment agreements or severance agreements providing one-year’s salary with JBI (the terms of each such agreement summarized on such Schedule 9.2(h)).  At the time of termination, all accrued benefits under such agreements or plans shall have been reflected on the books of the appropriate ABI Company.  Notwithstanding the foregoing, any split-dollar life insurance agreements or survivor income agreements in existence between any ABI Company and any individual may remain in effect and are not required to be terminated prior to Closing.

(i)            Regulatory Matters.  Except with respect to the matters addressed in Section 5.12, no agency or department of federal, state or local government or any Regulatory Authority or the staff thereof shall have (i) asserted that any ABI Company is not in material compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) revoked any material Permits, or (iii) issued, or required any ABI Company to consent to the issuance or adoption of, a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or any board resolution or similar undertaking, that, in the reasonable estimation of JBI, restricts or impairs the conduct of such ABI Company’s business or future prospects.

(j)            Absence of Adverse Facts.  There shall have been no determination by JBI in good faith that any fact, litigation, claim, event or condition exists or has occurred that, in the reasonable judgment of JBI, (i) would have a Material Adverse Effect on, or which is reasonably likely to have a Material Adverse Effect on, ABI or ABI Bank or the consummation of the transactions provided for in this Agreement, (ii) would be of such significance with respect to the business or economic benefits expected to be obtained by JBI pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement, (iii) would be materially adverse to the interests of JBI on a consolidated basis or (iv) would render the Merger or the other transactions provided for in this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

(k)           Consents Under Certain Agreements; Termination of Certain Agreements.  ABI shall have obtained the Consent of each Person (other than the Consents of the Regulatory Authorities) whose Consent shall be required in order to permit the succession by the Surviving Corporation to, or the continuation by ABI Bank or any other ABI Subsidiary of, as the case may be, any obligation, right or interest of ABI, ABI Bank or such ABI Subsidiary under any loan or credit agreement, note, mortgage, indenture, lease, license, Contract or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the reasonable opinion of JBI, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation and ABI Bank or the ABI Subsidiary at issue.  Notwithstanding the exception provided in the immediately preceding sentence, ABI shall have obtained each Consent listed in Schedule 9.2(k)(i).  ABI shall have terminated the Contracts listed in Schedule 9.2(k)(ii).

(l)            Material Condition.  There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the reasonable judgment of JBI, any material adverse requirement upon JBI or any JBI Subsidiary, including without limitation any requirement that JBI sell or dispose of any significant amount of the assets of ABI, ABI Bank and their respective subsidiaries, or any other JBI Subsidiary, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of ABI, ABI Bank, their respective subsidiaries or any JBI Subsidiary, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks, savings associations and bank and savings association holding companies under similar circumstances.

(m)          Loan Portfolio.  There shall not have been any material increase since the date of this Agreement in the Loans graded “substandard,” “doubtful” or “loss” required to be described in Schedule 5.9(a)(iv).  Immediately prior to the Effective Time, such loans will total less than $37 million.

(n)           Legal Proceedings.  Except for the matters set forth in Schedule 5.16, provided that there are no further adverse actions or adverse amendments with respect to, or failures to comply with, the matters set forth on Schedule 5.16, no action, proceeding or claim shall have been instituted by any Person, and the Parties shall not have Knowledge of any threatened action, claim or proceeding by any Person, against any ABI Company and/or their respective officers or directors.

(o)           Deposits.  Immediately prior to the Effective Time, the ABI Bank will have total deposits less deposits represented by certificates of deposit generated for customers located outside of Northeast Florida of at least $150 million.

(p)           Fairness Opinion.  The JBI Financial Advisor shall have issued to the JBI board of directors a written fairness opinion to the effect that the consideration paid to ABI shareholders in the Merger is fair to JBI from a financial point of view; provided, that this condition shall terminate on May 31, 2010.

9.3         Conditions to Obligations of ABI.  The obligations of ABI to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by ABI pursuant to subsection 11.4(b) of this Agreement:

(a)           Representations and Warranties.  The representations and warranties of JBI set forth or referred to in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except as expressly contemplated by this Agreement.

(b)           Performance of Obligations.  Each and all of the agreements, obligations and covenants of JBI to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)           Certificates.  JBI shall have delivered to ABI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions to ABI’s obligations set forth in subsections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the JBI Board evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein, all in such reasonable detail as ABI and its counsel shall request.

(d)           Net Worth and Capital Requirements.  Immediately prior to the Effective Time, JBI and its Subsidiaries shall have a minimum consolidated net worth of at least $25 million.  For purposes of this Section 9.3(d), “net worth” shall be determined without regard to any unrealized gains or losses of securities classified as “Available for Sale.”

(e)           Audits.  ABI shall have received the audited financial statements of JBI on a consolidated basis as of and for the year ended December 31, 2009 containing an unqualified opinion thereon, from Crowe Horwath LLP, independent certified public accountants.

(f)            Matters Relating to 280G Taxes.  ABI shall be satisfied in its reasonable discretion, either through mutually agreeable pre-Closing amendments or otherwise, that JBI shall have taken any and all reasonably necessary steps such that the Merger and the Stock Purchase Agreement will not trigger any “excess parachute payment” (as defined in Section 280G of the IRC) under any change in control agreements, salary continuation agreements, JBI benefit plans, or similar arrangements between a JBI Company and any officers, directors, or employees thereof.

(g)           Matters Relating to Compensation Matters.  The consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement shall not trigger any change of control provisions set forth in any change in control agreements, salary continuation agreements, severance agreements, or similar compensation agreements between any JBI Company and any individual.

(h)           JBI Common Stock.  The JBI Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq Global Market.

(i)            Regulatory Matters.  Except with respect to the matters addressed in Section 6.10, no agency or department of federal, state or local government, or any Regulatory Authority or the staff thereof shall have (i) asserted that any JBI Company is not in material compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) revoked any material Permits, or (iii) issued, or required any JBI Company to consent to the issuance or adoption of, a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or any board resolution or similar undertaking that, in the reasonable estimation of ABI, restricts or impairs the conduct of such JBI Company’s business or future prospects.

(j)            Fairness Opinion.  The ABI Financial Advisor shall have issued to the ABI board of directors a written fairness opinion to the effect that the consideration to be received by ABI shareholders in the Merger is fair to the ABI shareholders from a financial point of view.

(k)           Absence of Adverse Facts.  There shall have been no determination by ABI in good faith that any fact, litigation, claim, event or condition exists or has occurred that, in the reasonable judgment of ABI, (i) would have a Material Adverse Effect on, or which is reasonably likely to have a Material Adverse Effect on, JBI or JBI Bank, or the consummation of the transactions provided for in this Agreement, (ii) would be of such significance with respect to the business or economic benefits expected to be obtained by ABI pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement, (iii) would be materially adverse to the interests of ABI on a consolidated basis or (iv) would render the Merger or the other transactions provided for in this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

(l)            Legal Proceedings.  No action, proceeding or claim shall have been instituted by any Person, and the Parties shall not have Knowledge of any threatened action, claim or proceeding by any Person, against any JBI Company and/or their respective officers or directors that is reasonably likely to have a Material Adverse Effect on JBI.

ARTICLE X
TERMINATION

10.1       Termination.  Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of ABI, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)           by mutual written consent of the JBI Board and the ABI Board; or

(b)           by the JBI Board or the ABI Board in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement); or

(c)           by the JBI Board or the ABI Board in the event of a material breach by the other Party of any covenant, agreement or other obligation contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement); or

(d)           by the JBI Board or the ABI Board if (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions provided for herein shall have been denied by final nonappealable action of such authority or if any action taken by such Authority is not appealed within the time limit for appeal, or (ii) the stockholders of ABI fail to vote their approval of this Agreement and the transactions provided for herein as required by applicable Law at the Stockholders’ Meetings where the transactions are presented to such ABI stockholders for approval and voted upon, or (iii) the stockholders of JBI fail to vote their approval of the Stock Purchase or the amendment and restatement of the JBI Articles of Incorporation at the JBI Stockholders’ Meeting where such transactions are presented to the JBI stockholders for approval and voted upon; or

(e)           by the JBI Board, if, notwithstanding any disclosures in the Schedules attached hereto or otherwise, (i) there shall have occurred any Material Adverse Effect with respect to ABI, or (ii) any facts or circumstances shall develop or arise after the date of this Agreement which are reasonably likely to cause or result in any Material Adverse Effect with respect to ABI, and such Material Adverse Effect (or such facts or circumstances) shall not have been remedied within fifteen (15) days after receipt by ABI of notice in writing from JBI specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

(f)            by the ABI Board, if, notwithstanding any disclosures in the Schedules attached hereto or otherwise, (i) there shall have occurred any Material Adverse Effect with respect to JBI, or (ii) any facts or circumstances shall develop or arise after the date of this Agreement which are reasonably likely to cause or result in any Material Adverse Effect with respect to JBI, and such Material Adverse Effect (or such facts or circumstances) shall not have been remedied within fifteen (15) days after receipt by JBI of notice in writing from ABI specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

(g)           by the JBI Board or the ABI Board if the Merger shall not have been consummated by December 31, 2010, if the failure to consummate the transactions provided for herein on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(g); or

(h)           by the JBI Board or the ABI Board if any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(g) of this Agreement and such failure was not the fault of the terminating party; or

(i)            by the JBI Board if the holders of in excess of five percent (5%) of the outstanding shares of ABI Common Stock properly assert their dissenters’ rights of appraisal pursuant to the Dissenter Provisions; or

(j)            by the JBI Board if (i) the ABI Board shall have withdrawn, or adversely modified, or failed upon JBI’s request to reconfirm its recommendation of the Merger or this Agreement, (ii) the ABI Board shall have approved or recommended to the stockholders of ABI that they approve an Acquisition Proposal other than that contemplated by this Agreement, (iii) ABI fails to call the ABI Stockholders’ Meeting or otherwise breaches its obligations in Section 8.4.1 hereof, or (iv) any Person (other than ABI or an Affiliate of ABI) or group becomes the beneficial owner of 25% or more of the outstanding shares of ABI Common Stock; or

(k)           by the ABI Board if (i) the JBI Board shall have withdrawn, or adversely modified, or failed upon ABI’s request to reconfirm its recommendation of the Merger or this Agreement, (ii) JBI fails to call the JBI Stockholders’ Meeting or otherwise breaches its obligations in Section 8.4.2 hereof, or (iii) any Person (other than (x) JBI or an Affiliate of JBI, or (y) an Investor or an affiliate of an Investor) or group becomes the beneficial owner of 25% or more of the outstanding shares of JBI Common Stock; or

(l)            by the ABI Board if (i) the ABI Board authorizes ABI, subject to complying with the terms of this Agreement, to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal and ABI notifies JBI in writing that it intends to enter into such an agreement, (ii) JBI does not make, within 7 business days of the receipt of ABI’s written notification of its intent to enter into a definitive agreement for a Superior Proposal, an offer that the ABI Board determines, in good faith after consultation with its financial advisors, is at least as favorable, in the aggregate, to the stockholders of ABI as the Superior Proposal, and (iii) makes the payment required by Section 10.2(b).  ABI agrees (x) that it will not enter into a definitive agreement referred to in clause (i) above until at least the tenth business day after it has provided the notice to JBI required thereby, and (y) to notify JBI promptly in writing if its intention to enter into a definitive agreement referred to in its notification shall change at any time after giving such notification.

10.2       Effect of Termination.  In the event of a termination of this Agreement by either the JBI Board or the ABI Board as provided in Section 10.1, this Agreement shall become void, except that this Section 10.2 and Article 11 and Sections 8.2 and 8.7 of this Agreement shall survive any such termination; provided, however, that nothing herein (other than payment of a termination fee as provided in Section 10.3 or Section 10.4 hereof) shall relieve any breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, obligation or agreement giving rise to such termination.

10.3       ABI Termination Fee

(a)           In the event that this Agreement is terminated (i) by the JBI Board pursuant to Section 10.1(j) or (ii) by the ABI Board pursuant to Section 10.1(l), then ABI shall, in the case of clause (i), one business day after the date of such termination or, in the case of clause (ii), on the date of such termination, pay to JBI, by wire transfer of immediately available funds, the amount of $300,000.00 (the “ABI Termination Fee”).

(b)           In the event that (i) after the date hereof an Acquisition Proposal shall have been publicly disclosed or any Person shall have publicly disclosed that, subject to the Merger being disapproved by ABI stockholders or otherwise rejected, it will make an Acquisition Proposal with respect to ABI and thereafter this Agreement is terminated by the JBI Board or the ABI Board pursuant to Section 10.1(d)(ii), and (ii) concurrently with such termination or within nine months of such termination ABI enters into a definitive agreement with respect to an Acquisition Proposal or consummates an Acquisition Proposal, then ABI shall, upon the earlier of entering into a definitive agreement with respect to an Acquisition Proposal or consummating an Acquisition Proposal, pay to JBI, by wire transfer of immediately available funds, the ABI Termination Fee.

(c)           ABI acknowledges that the agreements contained in Sections 10.3(a) and 10.3(b) are an integral part of the transactions provided for in this Agreement, and that, without these agreements, JBI would not enter into this Agreement; accordingly, if ABI fails to promptly pay the amount due pursuant to Section 10.3(a) or Section 10.3(b), as the case may be, and, in order to obtain such payment, JBI commences a suit which results in a judgment for any of the ABI Termination Fee, ABI shall pay JBI its costs and expenses (including attorneys’ fees) in connection with such suit.  Payment of the ABI Termination Fee pursuant to this Section 10.3 shall be the exclusive remedy for termination of this Agreement as contemplated by Sections 10.3(a) and 10.3(b) and shall be in lieu of damages incurred in the event of such termination.

10.4       JBI Termination Fee

(a)           In the event that this Agreement is terminated (i) by the JBI Board outside of and not pursuant to any provision in Section 10.1, or (ii) by the ABI Board pursuant to Section 10.1(k), then JBI shall, on the date of such termination, pay to ABI, by wire transfer of immediately available funds, the amount of $300,000.00 (the “JBI Termination Fee”).

(b)           JBI acknowledges that the agreement contained in Section 10.4(a) is an integral part of the transactions provided for in this Agreement, and that, without this agreement, ABI would not enter into this Agreement; accordingly, if JBI fails to promptly pay the amount due pursuant to Section 10.4(a), and, in order to obtain such payment, ABI commences a suit which results in a judgment for any of the JBI Termination Fee, JBI shall pay ABI its costs and expenses (including attorneys’ fees) in connection with such suit.  Payment of the JBI Termination Fee pursuant to this Section 10.4 shall be the exclusive remedy for termination of this Agreement as contemplated by Section 10.4(a) and shall be in lieu of damages incurred in the event of such termination.

10.5       Non-Survival of Representations and Covenants.  The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

ARTICLE XI
MISCELLANEOUS

11.1       Definitions.  Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

“ABI” shall mean Atlantic BancGroup, Inc., a Florida corporation.

“ABI Allowance” shall have the meaning provided for in Section 5.9(a)(v) of this Agreement.

“ABI Bank” shall mean Oceanside Bank, a Florida banking corporation.

“ABI Benefit Plans” shall have the meaning set forth in Section 5.14(a) of this Agreement.

“ABI Board” shall mean the Board of Directors of ABI.

“ABI Call Reports” shall mean (i) the Reports of Income and Condition of ABI Bank for the years ended December 31, 2009, 2008 and 2007, as filed with the FDIC; (ii) the Reports of Income and Condition of ABI Bank delivered by ABI to JBI with respect to periods ended subsequent to December 31, 2009; (iii) the Consolidated Financial Statements for Bank Holding Companies, Form FRY 9C, of ABI for the year ended December 31, 2009; and (iv) the Consolidated Financial Statements for Bank Holding Companies, Form FRY 9C, of ABI with respect to periods ended subsequent to December 31, 2009.

“ABI Certificate” shall have the meaning provided in Section 4.2 of this Agreement.

“ABI Common Stock” shall mean the $.01 par value common stock of ABI.

“ABI Companies” shall mean, collectively, ABI and all ABI Subsidiaries.

“ABI Contracts” shall have the meaning set forth in Section 5.15 of this Agreement.

“ABI ERISA Plan” shall have the meaning set forth in Section 5.14(a) of this Agreement.

“ABI Financial Advisor” shall have the meaning set forth in Section 5.24 of this Agreement.

“ABI Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of ABI as of December 31, 2009, 2008 and 2007, and the related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) for the years then ended, together with the report thereon of Mauldin & Jenkins Certified Public Accountants, LLC, independent certified public accountants, and (ii) the unaudited consolidated balance sheets of ABI (including related notes and schedules, if any) and related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 2009.

“ABI Pension Plan” shall have the meaning set forth in Section 5.14(a) of this Agreement.

“ABI Preferred Stock” shall mean the preferred stock of ABI.

“ABI Stockholders’ Meeting” shall mean the meeting of the stockholders of ABI to be held pursuant to Section 8.4.1 of this Agreement, including any adjournment or adjournments thereof.

“ABI Subsidiaries” shall mean the Subsidiaries of ABI, which shall include the ABI Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association or other organization acquired as a Subsidiary of ABI in the future and owned by ABI at the Effective Time.

“ABI Termination Fee” shall have the meaning set forth in Section 10.3(a) of this Agreement.

“Acquisition Agreement” shall have the meaning provided in Section 7.6(a) of this Agreement.

“Acquisition Proposal,” with respect to ABI, means a tender or exchange offer, proposal for a merger, acquisition of all the stock or Assets of, consolidation or other business combination involving ABI or any of its Subsidiaries or any proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, Assets or deposits of, ABI or any of its Subsidiaries, including a plan of liquidation of ABI or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

“Act” shall mean the Federal Deposit Insurance Act.

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“1934 Act Documents” shall mean the reports and other documents filed and/or required to be filed under the 1934 Act.

“Advisory Fee” shall have the meaning provided in Section 5.24 of this Agreement.

“Affiliate” of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” shall mean this Agreement and Plan of Merger, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.  References to “the date of this Agreement,” “the date hereof” and words of similar import shall refer to the date this Agreement was first executed, as indicated in the introductory paragraph on the first page hereof.

“Articles of Merger” shall mean the Articles of Merger to be signed by JBI and ABI and filed with the Secretary of State of Florida relating to the Merger as contemplated by Section 1.5 of this Agreement.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Bank Merger” shall have the meaning provided in Section 1.3 of this Agreement.

“Bank Plan” shall have the meaning provided in Section 1.3 of this Agreement.

“BHC Act” shall mean the federal Bank Holding Company Act of 1956, as amended.

“CapGen” shall mean CapGen Capital Group IV LP, a Delaware limited partnership.

“Certificate of Objections” shall have the meaning provided in Section 8.5 of this Agreement.

“Closing” shall mean the closing of the Merger and the other transactions provided for herein, as described in Section 1.2 of this Agreement.

“Confidentiality Agreement” shall have the meaning provided in Section 7.6(a) of this Agreement.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

“Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, debenture, instrument, trust agreement, guarantee, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Covered Employees” shall have the meaning provided in Section 8.17(a) of this Agreement.

“Default” shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

“Designated Representative”

(a)         with respect to ABI shall mean Barry W. Chandler and/or David L. Young, and

(b)         with respect to JBI shall mean Gilbert J. Pomar III and/or Valerie A. Kendall.

“Disclosing Party” shall have the meaning set forth in Section 8.2 of this Agreement.

“Dissenter Provisions” shall have the meaning provided in Section 3.4 of this Agreement.

“Effective Time” shall mean the date and time at which the Merger becomes effective as provided in Section 1.5 of this Agreement.

“Employment Laws” shall mean all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, unemployment wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing, including, but not limited to, 42 U.S.C. § 1981, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Americans with Disabilities Act, Workers’ Compensation, Uniformed Services Employment and Re-Employment Rights Act of 1994, Older Workers Benefit Protection Act, Pregnancy Discrimination Act and the Worker Adjustment and Retraining Notification Act.

“Environmental Laws” shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

 “Exchange Agent” shall mean Computershare Investor Services, LLC.

“Exchange Ratio” shall have the meaning given such term in Section 3.1(b) hereof.

“FBCA” shall mean the Florida Business Corporation Act, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“FRB” or “Federal Reserve Board” shall mean Board of Governors of the Federal Reserve System.

“GAAP” shall mean generally accepted accounting principles, consistently applied during the periods involved.

“Hazardous Material” shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., or any similar federal, state or local Law.

“IIPI” shall have the meaning provided in Section 5.34 of this Agreement.

“Indemnified Party” shall have the meaning provided in Section 8.16(a) of this Agreement.

“Investment” shall have the meaning ascribed to such term in the Stock Purchase Agreement.

“IRC” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Investors” shall have the meaning provided in the Preamble of this Agreement.

“JBI” shall mean Jacksonville Bancorp, Inc., a Florida corporation.

“JBI Board” shall mean the Board of Directors of JBI.

“JBI Common Stock” shall mean the $.01 par value common stock of JBI.

“JBI Companies” shall mean, collectively, JBI and all JBI Subsidiaries.

“JBI Financial Advisor” shall mean Wunderlich Securities, Inc.

“JBI Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of JBI as of December 31, 2009, 2008 and 2007, and the related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) for the years then ended, as delivered by JBI to ABI, and (ii) the unaudited consolidated balance sheets of JBI (including related notes and schedules, if any) and related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) delivered by JBI to ABI with respect to periods ended subsequent to December 31, 2009.

“JBI Stockholders’ Meeting” shall mean the meeting of the stockholders of JBI to be held pursuant to Section 8.4.2 of this Agreement, including any adjournment or adjournments thereof.

“JBI Subsidiaries” shall mean the Subsidiaries of JBI.

“JBI Termination Fee” shall have the meaning set forth in Section 10.4(a) of this Agreement.

“Knowledge” as used with respect to a Party shall mean the actual knowledge of the officers and directors of such Party and that knowledge that any director of the Party would have obtained upon a reasonable examination of the books, records and accounts of such Party and that knowledge that any officer of the Party would have obtained upon a reasonable examination of the books, records and accounts of such officer and such Party.

“Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including without limitation those promulgated, interpreted or enforced by any of the Regulatory Authorities.

“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including without limitation costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

“Litigation” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including without limitation Contracts related to it), or the transactions provided for in this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Litigation Reserve” shall have the meaning set forth in Section 5.9(a)(v) of this Agreement.

“Loan Property” shall mean any property owned by a Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Loans” shall have the meaning set forth in Section 5.9(a)(i) of this Agreement.

“Material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” on a Party shall mean (a) an event, change or occurrence that, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, results of operations or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions provided for in this Agreement; or (b) with respect to any ABI Company, any breach of, or any enforcement action taken by a Regulatory Authority based upon, arising out of, or relating to an alleged breach of, the Stipulation to the Issuance of a Consent Order received by ABI Bank on January 7, 2010 (except that the breach of the agreement in such order to increase capital by April 7, 2010 shall not be considered a Material Adverse Effect); provided that “Material Adverse Effect” shall not be deemed to include the effects of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts of governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies and (z) the Merger or the announcement of the Merger on the operating performance of the Parties.

“Merger” shall mean the merger of ABI with and into JBI referred to in the Preamble of this Agreement.

“MOU” shall have the meaning set forth in Section 6.10(b) of this Agreement.

“NASD” shall mean the National Market System of the National Association of Securities Dealers, Inc.

“NASDAQ” shall mean the National Association of Securities Dealers Automated Quotations System.

“Order” shall mean any administrative decision or award, decrees, injunction, judgment, regulation, directive, consent agreement, memorandum of understanding, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

“OREO Reserve” shall have the meaning set forth in Section 5.9(a)(v) of this Agreement.

“Participation Facility” shall mean any facility in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property.

“Party” shall mean either ABI or JBI, and “Parties” shall mean both ABI and JBI.

“Permit” shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

“Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert or any person acting in a representative capacity.

“Proxy Statement/Prospectus” shall have the meaning set forth in Section 5.18 of this Agreement.

“Receiving Party” shall have the meaning set forth in Section 8.2(b) of this Agreement.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the FRB, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

“Related Interest” shall have the meaning set forth in Section 5.15 of this Agreement.

“Resolutions” shall have the meaning set forth in Section 6.10(b) of this Agreement.

“S-4 Registration Statement” shall have the meaning set forth in Section 5.18 of this Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Laws” shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940 as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, the Sarbanes-Oxley Act, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Stock Purchase” shall have the meaning provided in the Preamble of this Agreement.

“Stock Purchase Agreement” shall have the meaning provided in the Preamble of this Agreement.

“Subsidiaries” shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

“Superior Proposal” means a bona fide written Acquisition Proposal which the ABI Board concludes in good faith to be more favorable from a financial point of view to its stockholders than the Merger and the other transactions contemplated hereby, (1) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm, JBI agreeing that the ABI Financial Advisor is a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law; provided that for purposes of the definition of “Superior Proposal”, the references to “more than 15%” in the definition of Acquisition Proposal shall be deemed to be references to “a majority” and the definition of Acquisition Proposal shall only refer to a transaction involving HBI and not its Subsidiaries.

“Surviving Bank” shall have the meaning provided in Section 5.34 of this Agreement.

“Surviving Corporation” shall mean JBI as the surviving corporation in the Merger.

“Takeover Laws” shall have the meaning set forth in Section 5.27 of this Agreement.

“Tax Opinion” shall have the meaning set forth in Section 9.1(e) of this Agreement.

“Taxes” shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

“USA Patriot Act” shall have the meaning set forth in Section 5.12 of this Agreement.

“Via Mare Sale” shall have the meaning set forth in Section 8.18 of this Agreement.

11.2       Entire Agreement.  Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions provided for herein and supersedes all prior arrangements or understandings with respect thereto, written or oral.

11.3       Amendments.  To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after approval of this Agreement by the holders of ABI Common Stock, there shall be made no amendment that pursuant to applicable Law requires further approval by the ABI stockholders without the further approval of the ABI stockholders.

11.4       Waivers.

(a)           Prior to or at the Effective Time, JBI, acting through the JBI Board, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by ABI, to waive or extend the time for the compliance or fulfillment by ABI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of JBI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law.  No such waiver shall be effective unless in writing signed by a duly authorized officer of JBI.  No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that JBI and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

(b)           Prior to or at the Effective Time, ABI, acting through the ABI Board, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by JBI, to waive or extend the time for the compliance or fulfillment by JBI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of ABI under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law.  No such waiver shall be effective unless in writing signed by a duly authorized officer of ABI.  No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that ABI and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

11.5       Assignment.  Except as expressly provided for herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.6       Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to JBI, then to:	Jacksonville Bancorp, Inc.
100 North Laura Street
Jacksonville, Florida 32202
Telecopy Number: (904) 421-3050

	Attention:	Gilbert J. Pomar, III
President

with a copy to:	McGuireWoods LLP
Bank of America Tower
50 North Laura Street, Suite 3300
Jacksonville, Florida 32202-3661
Telecopy Number: (904) 360-6324

	Attention:	Halcyon E. Skinner, Esquire

If to ABI, then to:	Atlantic BancGroup, Inc.
1315 South Third Street
Jacksonville Beach, Florida 32250
Telecopy Number: (904) 247-9402

	Attention:	Barry W. Chandler
President and Chief Executive Officer

with a copy to:	Smith Hulsey & Busey
225 Water Street
Suite 1800
Jacksonville, FL 32202
Telecopy Number: (904) 359-7708

	Attention:	John R. Smith, Jr., Esquire

11.7       Brokers and Finders.  Except as provided in Section 5.24 as to ABI, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions or finders’ fees in connection with this Agreement or the transactions provided for herein.  In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by ABI or JBI, each of ABI and JBI, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability with respect to any such claim.

11.8       Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida without regard to any applicable conflicts of Laws, except to the extent federal law shall be applicable.

11.9       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

11.10     Captions.  The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are for reference purposes only and are not part of this Agreement.

11.11     Enforcement of Agreement.  Subject to Sections 10.3(c) and 10.4(b), the Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.  In any dispute or action between the Parties arising out of this Agreement, including any litigation, arbitration, and appellate proceedings (and efforts to enforce the judgment, award or other disposition of any of the same), the prevailing party shall be entitled to have and recover from the other Party all reasonable fees, costs and expenses incurred in connection with such dispute or action (including reasonable attorneys’ fees).

11.12     Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, but only as long as both the economic and legal substance of the transactions that this Agreement contemplates are not affected in any manner materially adverse to any Party.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.13     Construction of Terms.  Where the context so requires or permits, the use of singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.  Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied.  References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement.  The words “hereof,” “herein,” and terms of similar import shall refer to this entire Agreement.  Unless the context clearly requires otherwise, the use of the terms “including,” “included,” “such as,” or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

11.14     No Construction Against Drafter.  Each Party has participated in negotiating and drafting this Agreement, so if an ambiguity or a question of intent or interpretation arises, this Agreement is to be construed as if the Parties had drafted it jointly, as opposed to being construed against a Party because it was responsible for drafting one or more provisions of this Agreement.

11.15     Schedules.  The disclosures in the Schedules to this Agreement, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.  In the event of any inconsistency between the covenants or statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the covenants and statements in the body of this Agreement will control.

11.16     Exhibits and Schedules.  Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

11.17     No Third Party Beneficiaries.  Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any right, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and attested by its respectively authorized officers as of the day and year first above written.

JACKSONVILLE BANCORP, INC.

By:	/s/ Gilbert J. Pomar, III
Gilbert J. Pomar, III
Its: President

ATLANTIC BANCGROUP, INC.

By:	/s/ Barry W. Chandler
Barry W. Chandler
Its: President and Chief Executive Officer

Annex B

FLORIDA APPRAISAL RIGHTS STATUTES

607.1301. Appraisal rights; definitions

The following definitions apply to ss. 607.1302-607.1333:

(1)    “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2)    “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3)    “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4)    “Fair value” means the value of the corporation’s shares determined:

(a)    Immediately before the effectuation of the corporate action to which the shareholder objects.

(b)    Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c)    For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

(5)    “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)    “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7)    “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)    “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9)    “Shareholder” means both a record shareholder and a beneficial shareholder.

607.1302. Right of shareholders to appraisal

(1)    A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a)    Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

(b)    Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c)    Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d)    An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(e)    Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f)     With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.    Altering or abolishing any preemptive rights attached to any of his or her shares;

2.    Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.    Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.    Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5.    Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6.    Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7.    Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2)    Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a)    Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.    Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2.    Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)    The applicability of paragraph (a) shall be determined as of:

1.    The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2.    If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c)    Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d)    Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1.    Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a.   Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b.   Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.    Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.   Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b.   Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c.   In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e)    For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3)    Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4)    A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a)    Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b)    Was procured as a result of fraud or material misrepresentation.

607.1303. Assertion of rights by nominees and beneficial owners

(1)    A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2)    A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a)    Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b)    Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

607.1320. Notice of appraisal rights

(1)    If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)    In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3)    If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

607.1321. Notice of intent to demand payment

(1)    If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)    Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b)   Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2)    A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

607.1322. Appraisal notice and form

(1)    If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2)    The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a)    Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.    The shareholder’s name and address.

2.    The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.    That the shareholder did not vote for the transaction.

4.    Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5.    If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b)   State:

1.    Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2.    A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.    The corporation’s estimate of the fair value of the shares.

4.    An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5.    That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6.    The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)    Be accompanied by:

1.    Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2.    A copy of ss. 607.1301-607.1333.

607.1323. Perfection of rights; right to withdraw

(1)    A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2)    A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3)    A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

607.1324. Shareholder’s acceptance of corporation’s offer

(1)    If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2)    Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

607.1326. Procedure if shareholder is dissatisfied with offer

(1)    A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2)    A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

607.1330. Court action

(1)    If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2)    The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3)    All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4)    The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5)    Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6)    The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

607.1331. Court costs and counsel fees

(1)    The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2)    The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)    Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b)   Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)    If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4)    To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

607.1332. Disposition of acquired shares

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

607.1333. Limitation on corporate payment

(1)    No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a)    Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b)   Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2)    The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

Annex C

EWING

Investment  Bankers since 1939

May 5, 2010

Board of Directors
Atlantic BancGroup, Inc.
1315 South Third Street
Jacksonville Beach, Florida 32250

Members of the Board:

You have requested the opinion of Allen C. Ewing & Co. (“Ewing”) as to the fairness, from a financial point of view, to the shareholders of Atlantic BancGroup, Inc. (“Atlantic”) of Jacksonville Beach, Florida, in regard to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) to be executed by and between Jacksonville Bancorp, Inc. (“Jacksonville Bancorp”) and Atlantic, and the Stock Purchase Agreement (the “Agreement”)  between CapGen Capital Group IV, LP, et al. and Jacksonville Bancorp.

In arriving at its opinion, Ewing relied upon the accuracy and completeness of the information provided to it by Atlantic and Jacksonville Bancorp.  Based upon its analysis of the Merger Agreement and its knowledge of and experience in the valuation of financial institutions and their securities, it is Ewing’s opinion that the terms of the Merger Agreement and the Agreement are fair, from a financial point of view, to the shareholders of Atlantic as of this date.

Ewing’s opinion is directed to the Board of Directors and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the shareholders’ meeting held in connection with the proposed Agreement.  Ewing has not been requested to opine as to, and the opinion does not address, the Board’s business decision to enter into the Agreement.

Very truly yours,
ALLEN C. EWING & CO.

By:	/s/ Benjamin C. Bishop, Jr.
Benjamin C. Bishop, Jr.

C-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act (the “FBCA”) authorizes a company to indemnify its directors and officers in certain instances against certain liabilities that they may incur by virtue of their relationship with the company. A company may indemnify any director, officer, employee or agent against judgments, fines, penalties, amounts paid in settlement, and expenses incurred in any pending, threatened or completed civil, criminal, administrative, or investigative proceeding (except an action by the company) against him in his capacity as a director, officer, employee, or agent of the company, or another company if serving in such capacity at the company’s request if he (i) acted in good faith; (ii) acted in a manner which he reasonably believed to be in, or not opposed to, the best interests of the company; and (iii) with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Furthermore, a company may indemnify any director, officer, agent or employee against expenses incurred in defense or settlement of any proceeding brought by the company against him in his capacity as a director, officer, employee or agent of the company, or another company if serving in such capacity at the company’s request, if he: (i) acted in good faith; (ii) acted in a manner which he reasonably believed to be in, or not opposed to, the best interests of the company; and (iii) is not adjudged to be liable to the company (unless the court finds that he is nevertheless reasonably entitled to indemnity for expenses which the court deems proper). A company must repay the expenses of any director, officer, employee or agent who is successful on the merits of an action against him in his capacity as such.

A Florida company is authorized to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, except for acts or omissions which constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful); (ii) a transaction in which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which certain liability provisions of the FBCA are applicable (related to payment of dividends or other distributions or repurchases of shares in violation of such Act); or (iv) willful misconduct or a conscious disregard for the best interests of the company in a proceeding by the company, or a company shareholder. A Florida company also is authorized to purchase and maintain liability insurance for those who are or were directors, officers, employees and agents.

Under JBI’s Post Merger Bylaws, JBI shall indemnify any director or any officer elected by its board of directors (and may indemnify any other officer or any employee or agent of JBI upon certain authorization procedures) who was or is a party to any proceeding (except an action by the company) by reason of the fact that such person is or was a director, officer, employee or agent of JBI, or is or was serving at JBI’s request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person (i) acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the company’s best interests, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of JBI, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Under JBI’s Post Merger Bylaws, JBI shall indemnify any director or any officer elected by its board of directors (and may indemnify any other officer or any employee or agent of JBI upon certain authorization procedures) who was or is a party to any proceeding by or in the right of JBI to procure a judgment in its favor by reason of the fact such person is or was a director, officer, employee or agent of JBI, or is or was serving at the request of JBI as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of investigating, litigating or otherwise bringing the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of JBI, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.  JBI shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the company would have the power to indemnify such person against such liability.  Expenses incurred by a director of the company or any officer elected by the board of directors in defending a civil or criminal proceeding shall be paid by the company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is not ultimately entitled to be authorized and indemnified by the company.  Such expenses incurred by other officers, employees or agents of the company may, at the discretion of the board of directors, be paid in advance upon such terms or conditions, including receipt of the undertaking to repay as described above, as the board of directors deems appropriate.

The indemnification and advancement of expenses provided by the Post Merger Bylaws of JBI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and the company may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action by such a director, officer, employee or agent in such person’s official capacity and as to action in another capacity while holding such office or position;  provided, however, that indemnification shall not be made to or on behalf of, and any advancement of expenses shall be repaid by, any director, officer, employee or agent for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency, if the proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the company; and provided further that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the unlawful distribution liability provisions of FBCA Section 607.0834 (or any successor provision) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the company in a proceeding by or in the right of the company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Federal banking law, which is applicable to JBI as a financial holding company and to Jacksonville Bank as an insured depository institution, limits the ability of JBI and Jacksonville Bank to indemnify their directors and officers. Neither JBI nor Jacksonville Bank may make, or agree to make, indemnification payments to an institution-affiliated party such as an officer or director in connection with any administrative or civil action instituted by a federal banking agency if as a result of the banking agency action the indemnitee is assessed a civil money penalty, is removed from office or prohibited from participating in the conduct of JBI’s or Jacksonville Bank’s affairs, or is subject to a cease and desist order. Prior to the resolution of any action instituted by the applicable banking agency, JBI or Jacksonville Bank, as applicable, may indemnify officers and directors only if their respective board of directors, as the case may be, (i) determines that the indemnified person acted in good faith, (ii) determines after investigation that making indemnification payments would not affect JBI’s safety and soundness or the safety and soundness of Jacksonville Bank, as the case may be, and (iii) if the indemnified party agrees in writing to reimburse JBI or Jacksonville Bank, as the case may be, for any indemnity payments which turn out to be impermissible.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to JBI’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, JBI has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, by and between Atlantic BancGroup, Inc. and Jacksonville Bancorp, Inc. dated as of May 10, 2010 (included as Annex A to this proxy statement/prospectus forming a part of this registration statement). Jacksonville Bancorp, Inc. agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.

3.1
Articles of Incorporation of Jacksonville Bancorp, Inc. (incorporated herein by reference to Appendix A to Jacksonville Bancorp, Inc.’s Registration Statement on Form SB-2, as filed with the SEC on September 30, 1998, Registration No. 333-64815).

3.2
Amended and Restated Bylaws of Jacksonville Bancorp, Inc., as amended to date (incorporated herein by reference to Exhibit 3.2 to Jacksonville Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 20, 2009, File No. 000-30248).

4.1
Specimen Common Stock Certificate of Jacksonville Bancorp, Inc. (incorporated herein by reference to Exhibit 4.0 to Jacksonville Bancorp, Inc.’s Registration Statement on Form SB-2, as effective with the SEC on September 30, 1998, Registration No. 333-64815).

4.2
Form of Capital Security Certificate of Jacksonville Bancorp, Inc. Statutory Trust III (incorporated herein by reference to Exhibit 4.1 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

4.3
Form of Common Security Certificate of Jacksonville Bancorp, Inc. Statutory Trust III (incorporated herein by reference to Exhibit 4.2 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

4.4
Form of Junior Subordinated Debt Security of Jacksonville Bancorp, Inc. (incorporated herein by reference to Exhibit 4.3 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

5.1+	Opinion of McGuireWoods LLP regarding the validity of the securities being registered.

8.1*	Form of Opinion of McGuireWoods LLP regarding certain U.S. tax aspects of the Merger.

10.1
Outsourcing Agreement by and between The Jacksonville Bank and M & I Data Services (now known as Metavante Corporation) dated as of May 13, 1998 (incorporated herein by reference to Exhibit 10.4 to Jacksonville Bancorp, Inc.’s Registration Statement on Form SB-2/A, as filed with the SEC on January 5, 1999, Registration No. 333-64815).

10.2
Jacksonville Bancorp, Inc. Stock Option Plan (incorporated herein by reference to Exhibit 99.1 to Jacksonville Bancorp, Inc.’s Registration Statement on Form S-8, as filed with the SEC on November 9, 1999, Registration No. 333-90609).

10.3
Amendment No. 1 to Stock Option Plan (incorporated by reference herein to Exhibit 10.2 to Jacksonville Bancorp, Inc.’s Quarterly Report on Form 10-QSB for the period ended June 30, 2002, as filed with the SEC on August 14, 2002, File No. 000-30248).

10.4
Jacksonville Bancorp, Inc. Directors’ Stock Purchase Plan (incorporated herein by reference to Appendix A to Jacksonville Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 10, 2003, File No. 000-30248).

10.5
Lease Agreement between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp, Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248.)

10.6
Amendment to Lease Agreement between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp, Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248).

10.7
Second Amendment to Lease Agreement between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.3 to Jacksonville Bancorp, Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248).

10.8
Indenture dated as of June 20, 2008 between Jacksonville Bancorp, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

10.9
Amended and Restated Declaration of Trust of Jacksonville Bancorp, Inc. Statutory Trust III dated June 20, 2008, by and among Jacksonville Bancorp, Inc., as sponsor, Wells Fargo Delaware Trust Company, as Delaware trustee, Wells Fargo Bank, National Association, as institutional trustee, and the administrators named therein (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

10.10
Guarantee Agreement dated June 20, 2008, by and between Jacksonville Bancorp, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 10.3 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

10.11
2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Appendix B to Jacksonville Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 29, 2010, File No. 000-30248).

10.12
First Amendment to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Appendix A to Jacksonville Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 29, 2010, File No. 000-30248).

10.13
Employment Agreement between The Jacksonville Bank and Valerie A. Kendall (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp, Inc.’s Form 10-Q for the period ended March 31, 2009, as filed with the SEC on May 15, 2009, File No. 000-30248).

10.14
Employment Agreement between The Jacksonville Bank and Gilbert James Pomar, III (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp, Inc.’s Form 10-Q for the period ended March 31, 2009, as filed with the SEC on May 15, 2009, File No. 000-30248).

10.15
Employment Agreement between The Jacksonville Bank and Scott M. Hall (incorporated herein by reference to Exhibit 10.3 to Jacksonville Bancorp, Inc.’s Form 10-Q for the period ended March 31, 2009, as filed with the SEC on May 15, 2009, File No. 000-30248).

10.16
Stockholders Agreement by and between Jacksonville Bancorp, Inc. and each of the directors of Atlantic BancGroup, Inc. dated as of May 10, 2010 (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on May 14, 2010, File No. 000-30248).

10.17
Stock Purchase Agreement by and among Jacksonville Bancorp, Inc., CapGen Capital Group IV LP and the investors named therein dated as of May 10, 2010 (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on May 14, 2010, File No. 000-30248).

10.18
Registration Rights Agreement by and among Jacksonville Bancorp, Inc. and the investors named therein dated as of May 10, 2010 (incorporated herein by reference to Exhibit 10.3 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on May 14, 2010, File No. 000-30248).

21.1*	Subsidiaries of the Jacksonville Bancorp, Inc.

23.1*	Consent of Crowe Horwath LLP, independent registered public accounting firm of Jacksonville Bancorp, Inc.

23.2*	Consent of Mauldin & Jenkins, LLC, independent registered public accounting firm of Atlantic BancGroup, Inc.

23.3+	Consent of McGuireWoods LLP (included in Exhibits 5.1 and 8.1).

23.4*	Consent of Allen C. Ewing & Co., financial advisor to Atlantic BancGroup, Inc.

24.1*	Power of Attorney (included on signature page).

99.1*	Form of Atlantic BancGroup, Inc. Proxy Card.

99.2*	Consent of Donald F. Glisson, Jr. pursuant to Rule 438.

99.3*	Consent of John Sullivan pursuant to Rule 438.

*	Filed herewith.
+	To be filed by amendment.

(b) Financial Statement Schedules

All financial statement schedules have been omitted because they are either not applicable or the required information has been included in the consolidated financial statements or notes thereto incorporated by reference into this proxy statement/prospectus.

ITEM 22. UNDERTAKINGS

 (a)           The undersigned Registrant hereby undertakes:

 (1)           That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)           That every prospectus: (i) that is filed pursuant to Paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)           The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)           The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on July 30, 2010.

Jacksonville Bancorp, Inc.

By:	/s/ Price W. Schwenck
Price W. Schwenck Chief Executive Officer (principal executive officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, by his or her signature below, hereby severally constitutes and appoints Price W. Schwenck, Gilbert J. Pomar, III and Valerie A. Kendall, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Price W. Schwenck	Chief Executive Officer, Director	July 30, 2010
Price W. Schwenck	(principal executive officer)

/s/ Valerie A. Kendall	Chief Financial Officer and Executive	July 30, 2010
Valerie A. Kendall	Vice President (principal accounting and financial officer)

/s/ Donald E. Roller	Chairman of the Board of Directors	July 30, 2010
Donald E. Roller

/s/ James M. Healey	Director	July 30, 2010
James M. Healey

/s/ John C. Kowkabany	Director	July 30, 2010
John C. Kowkabany

/s/ R. C. Mills	Director	July 30, 2010
R. C. Mills

/s/ Gilbert J. Pomar, III	President	July 30, 2010
Gilbert J. Pomar, III	Director

/s/ John W. Rose	Director	July 30, 2010
John W. Rose

/s/ John R. Schultz	Director	July 30, 2010
John R. Schultz

/s/ Charles F. Spencer	Director	July 30, 2010
Charles F. Spencer

/s/ Gary L. Winfield	Director	July 30, 2010
Gary L. Winfield, MD

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, by and between Atlantic BancGroup, Inc. and Jacksonville Bancorp, Inc. dated as of May 10, 2010 (included as Annex A to this proxy statement/prospectus forming a part of this registration statement). Jacksonville Bancorp, Inc. agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.

3.1
Articles of Incorporation of Jacksonville Bancorp, Inc. (incorporated herein by reference to Appendix A to Jacksonville Bancorp, Inc.’s Registration Statement on Form SB-2, as filed with the SEC on September 30, 1998, Registration No. 333-64815).

3.2
Amended and Restated Bylaws of Jacksonville Bancorp, Inc., as amended to date (incorporated herein by reference to Exhibit 3.2 to Jacksonville Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 20, 2009, File No. 000-30248).

4.1
Specimen Common Stock Certificate of Jacksonville Bancorp, Inc. (incorporated herein by reference to Exhibit 4.0 to Jacksonville Bancorp, Inc.’s Registration Statement on Form SB-2, as effective with the SEC on September 30, 1998, Registration No. 333-64815).

4.2
Form of Capital Security Certificate of Jacksonville Bancorp, Inc. Statutory Trust III (incorporated herein by reference to Exhibit 4.1 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

4.3
Form of Common Security Certificate of Jacksonville Bancorp, Inc. Statutory Trust III (incorporated herein by reference to Exhibit 4.2 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

4.4
Form of Junior Subordinated Debt Security of Jacksonville Bancorp, Inc. (incorporated herein by reference to Exhibit 4.3 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

5.1+	Opinion of McGuireWoods LLP regarding the validity of the securities being registered.

8.1*	Form of Opinion of McGuireWoods LLP regarding certain U.S. tax aspects of the Merger.

10.1
Outsourcing Agreement by and between The Jacksonville Bank and M & I Data Services (now known as Metavante Corporation) dated as of May 13, 1998 (incorporated herein by reference to Exhibit 10.4 to Jacksonville Bancorp, Inc.’s Registration Statement on Form SB-2/A, as filed with the SEC on January 5, 1999, Registration No. 333-64815).

10.2
Jacksonville Bancorp, Inc. Stock Option Plan (incorporated herein by reference to Exhibit 99.1 to Jacksonville Bancorp, Inc.’s Registration Statement on Form S-8, as filed with the SEC on November 9, 1999, Registration No. 333-90609).

10.3
Amendment No. 1 to Stock Option Plan (incorporated by reference herein to Exhibit 10.2 to Jacksonville Bancorp, Inc.’s Quarterly Report on Form 10-QSB for the period ended June 30, 2002, as filed with the SEC on August 14, 2002, File No. 000-30248).

10.4
Jacksonville Bancorp, Inc. Directors’ Stock Purchase Plan (incorporated herein by reference to Appendix A to Jacksonville Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 10, 2003, File No. 000-30248).

10.5
Lease Agreement between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp, Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248.)

10.6
Amendment to Lease Agreement between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp, Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248).

10.7
Second Amendment to Lease Agreement between The Jacksonville Bank and ABS Laura Street, LLC (incorporated herein by reference to Exhibit 10.3 to Jacksonville Bancorp, Inc.’s Form 10-QSB for the period ended September 30, 2004, as filed with the SEC on November 15, 2004, File No. 000-30248).

10.8
Indenture dated as of June 20, 2008 between Jacksonville Bancorp, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

10.9
Amended and Restated Declaration of Trust of Jacksonville Bancorp, Inc. Statutory Trust III dated June 20, 2008, by and among Jacksonville Bancorp, Inc., as sponsor, Wells Fargo Delaware Trust Company, as Delaware trustee, Wells Fargo Bank, National Association, as institutional trustee, and the administrators named therein (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

10.10
Guarantee Agreement dated June 20, 2008, by and between Jacksonville Bancorp, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 10.3 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on July 31, 2008, File No. 000-30248).

10.11
2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Appendix B to Jacksonville Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 29, 2010, File No. 000-30248).

10.12
First Amendment to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Appendix A to Jacksonville Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 29, 2010, File No. 000-30248).

10.13
Employment Agreement between The Jacksonville Bank and Valerie A. Kendall (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp, Inc.’s Form 10-Q for the period ended March 31, 2009, as filed with the SEC on May 15, 2009, File No. 000-30248).

10.14
Employment Agreement between The Jacksonville Bank and Gilbert James Pomar, III (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp, Inc.’s Form 10-Q for the period ended March 31, 2009, as filed with the SEC on May 15, 2009, File No. 000-30248).

10.15
Employment Agreement between The Jacksonville Bank and Scott M. Hall (incorporated herein by reference to Exhibit 10.3 to Jacksonville Bancorp, Inc.’s Form 10-Q for the period ended March 31, 2009, as filed with the SEC on May 15, 2009, File No. 000-30248).

10.16
Stockholders Agreement by and between Jacksonville Bancorp, Inc. and each of the directors of Atlantic BancGroup, Inc. dated as of May 10, 2010 (incorporated herein by reference to Exhibit 10.1 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on May 14, 2010, File No. 000-30248).

10.17
Stock Purchase Agreement by and among Jacksonville Bancorp, Inc., CapGen Capital Group IV LP and the investors named therein dated as of May 10, 2010 (incorporated herein by reference to Exhibit 10.2 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on May 14, 2010, File No. 000-30248).

10.18
Registration Rights Agreement by and among Jacksonville Bancorp, Inc. and the investors named therein dated as of May 10, 2010 (incorporated herein by reference to Exhibit 10.3 to Jacksonville Bancorp, Inc.’s Current Report on Form 8-K, as filed with the SEC on May 14, 2010, File No. 000-30248).

21.1*	Subsidiaries of the Jacksonville Bancorp, Inc.

23.1*	Consent of Crowe Horwath LLP, independent registered public accounting firm of Jacksonville Bancorp, Inc.

23.2*	Consent of Mauldin & Jenkins, LLC, independent registered public accounting firm of Atlantic BancGroup, Inc.

23.3+	Consent of McGuireWoods LLP (included in Exhibits 5.1 and 8.1).

23.4*	Consent of Allen C. Ewing & Co., financial advisor to Atlantic BancGroup, Inc.

24.1*	Power of Attorney (included on signature page).

99.1*	Form of Atlantic BancGroup, Inc. Proxy Card.

99.2*	Consent of Donald F. Glisson, Jr. pursuant to Rule 438.

99.3*	Consent of John Sullivan pursuant to Rule 438.

*	Filed herewith.

+	To be filed by amendment.